Exhibit 99.7

EXECUTION VERSION

BARCLAYS COMMERCIAL MORTGAGE SECURITIES LLC,

as Depositor

MIDLAND LOAN SERVICES,

A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,
as Master Servicer

3650 REIT LOAN SERVICING LLC,
as Special Servicer

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Certificate Administrator and as Trustee

and

PENTALPHA SURVEILLANCE LLC,
as Operating Advisor and as Asset Representations Reviewer

POOLING AND SERVICING AGREEMENT

BBCMS Mortgage Trust 2025-5C37

Commercial Mortgage Pass-Through Certificates
Series 2025-5C37

Dated as of September 1, 2025

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
Section 1.01	Defined Terms	7
Section 1.02	Certain Calculations	123
ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES
Section 2.01	Conveyance of Mortgage Loans	124
Section 2.02	Acceptance by Trustee	132
Section 2.03	Representations, Warranties and Covenants of the Depositor; Mortgage Loan Sellers’ Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties	137
Section 2.04	Execution of Certificates; Issuance of Lower-Tier Regular Interests	153
ARTICLE III ADMINISTRATION AND SERVICING OF THE TRUST FUND
Section 3.01	Administration of the Mortgage Loans, the Serviced Companion Loans, and REO Properties	154
Section 3.02	Collection of Mortgage Loan Payments	161
Section 3.03	Collection of Taxes, Assessments and Similar Items; Servicing Accounts	167
Section 3.04	The Collection Account, the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Companion Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account	172
Section 3.05	Permitted Withdrawals from the Collection Account, the Distribution Accounts and the Companion Distribution Account	179
Section 3.06	Investment of Funds in the Collection Account, the REO Account and Loss of Value Reserve Fund	189
Section 3.07	Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage	191
Section 3.08	Enforcement of Due-on-Sale Clauses; Assumption Agreements	197
Section 3.09	Realization Upon Defaulted Loans and Companion Loans	202
Section 3.10	Trustee and Certificate Administrator to Cooperate; Release of Mortgage Files	206
Section 3.11	Servicing Compensation	207
Section 3.12	Inspections; Collection of Financial Statements; Delivery of Reports	216
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-ii-

Section 5.02	Form and Registration	334
Section 5.03	Registration of Transfer and Exchange of Certificates	337
Section 5.04	Mutilated, Destroyed, Lost or Stolen Certificates	347
Section 5.05	Persons Deemed Owners	347
Section 5.06	Access to List of Certificateholders’ Names and Addresses; Special Notices	347
Section 5.07	Maintenance of Office or Agency	348
Section 5.08	Appointment of Certificate Administrator	349
Section 5.09	[RESERVED]	349
Section 5.10	Voting Procedures for Certificates	349
ARTICLE VI THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER AND THE DIRECTING CERTIFICATEHOLDER
Section 6.01	Representations, Warranties and Covenants of the Master Servicer, Special Servicer, the Operating Advisor and the Asset Representations Reviewer	351
Section 6.02	Liability of the Depositor, the Master Servicer, the Operating Advisor, the Special Servicer and the Asset Representations Reviewer	356
Section 6.03	Merger, Consolidation or Conversion of the Depositor, the Master Servicer, the Operating Advisor, the Special Servicer or the Asset Representations Reviewer	357
Section 6.04	Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and Others	358
Section 6.05	Depositor, Master Servicer and Special Servicer Not to Resign	364
Section 6.06	Rights of the Depositor in Respect of the Master Servicer and the Special Servicer	365
Section 6.07	The Master Servicer and the Special Servicer as Certificate Owner	365
Section 6.08	The Directing Certificateholder	365
Section 6.09	Knowledge of Computershare Trust Company, National Association	373
ARTICLE VII SERVICER TERMINATION EVENTS
Section 7.01	Servicer Termination Events; Master Servicer and Special Servicer Termination	373
Section 7.02	Trustee to Act; Appointment of Successor	382
Section 7.03	Notification to Certificateholders	384
Section 7.04	Waiver of Servicer Termination Events	384
Section 7.05	Trustee as Maker of Advances	385
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Section 13.13	Cooperation with the Mortgage Loan Sellers with Respect to Rights Under the Loan Agreements	470
Section 13.14	PNC Bank, National Association	471

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EXHIBITS

EXHIBIT A-1	Form of Certificate (Other than Class R Certificates)
EXHIBIT A-2	Form of Class R Certificate
EXHIBIT B	Mortgage Loan Schedule
EXHIBIT C	Form of Investment Representation Letter
EXHIBIT D-1	Form of Transferee Affidavit for Transfers of Class R Certificates
EXHIBIT D-2	Form of Transferor Letter for Transfers of Class R Certificates
EXHIBIT D-3	Form of Transferee Certificate for Transfers of the Risk Retention Certificates
EXHIBIT D-4	Form of Transferor Certificate for Transfers of the Risk Retention Certificates
EXHIBIT D-5	Form of Request of Retaining Sponsor Consent for Release of the HRR Certificates
EXHIBIT E	Form of Request for Release
EXHIBIT F-1	Form of ERISA Representation Letter Regarding ERISA Restricted Certificates
EXHIBIT F-2	Form of ERISA Representation Letter Regarding Class R Certificates
EXHIBIT G	Form of Distribution Date Statement
EXHIBIT H	Form of Omnibus Assignment
EXHIBIT I	Form of Transfer Certificate for Rule 144A Book-Entry Certificate to Temporary Regulation S Book-Entry Certificate during Restricted Period
EXHIBIT J	Form of Transfer Certificate for Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate after Restricted Period
EXHIBIT K	Form of Transfer Certificate for Temporary Regulation S Book-Entry Certificate to Rule 144A Book-Entry Certificate during Restricted Period
EXHIBIT L	Form of Transfer Certificate for Temporary Regulation S Book-Entry Certificate to Regulation S Book-Entry Certificate after Restricted Period
EXHIBIT M	Form of Transfer Certificate for Non-Book Entry Certificate to Temporary Regulation S Book-Entry Certificate
EXHIBIT N	Form of Transfer Certificate for Non-Book Entry Certificate to Regulation S Book-Entry Certificate
EXHIBIT O	Form of Transfer Certificate for Non-Book Entry Certificate to Rule 144A Book-Entry Certificate
EXHIBIT P-1A	Form of Investor Certification for Non-Borrower Party (for Persons other than the Directing Certificateholder and/or a Controlling Class Certificateholder)
EXHIBIT P-1B	Form of Investor Certification for Non-Borrower Party (for the Directing Certificateholder and/or a Controlling Class Certificateholder)
EXHIBIT P-1C	Form of Investor Certification for Borrower Party (for Persons other than the Directing Certificateholder and/or a Controlling Class Certificateholder)
EXHIBIT P-1D	Form of Investor Certification for Borrower Party (for the Directing Certificateholder and/or a Controlling Class Certificateholder)
EXHIBIT P-1E	Form of Notice of Excluded Controlling Class Holder
EXHIBIT P-1F	Form of Notice of [Excluded Loan][Excluded Controlling Class Holder] to Certificate Administrator
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EXHIBIT P-1G	Form of Certification of the Directing Certificateholder
EXHIBIT P-2	Form of Certification for NRSROs
EXHIBIT P-3	Online Market Data Provider Certification
EXHIBIT Q	Custodian Certification/Exception Report
EXHIBIT R-1	Form of Power of Attorney by Trustee for Master Servicer
EXHIBIT R-2	Form of Power of Attorney by Trustee for Special Servicer
EXHIBIT S	Initial Serviced Companion Noteholders
EXHIBIT T	Form of Notice for Non-Serviced Mortgage Loans
EXHIBIT U	Form of Notice and Certification Regarding Defeasance of Mortgage Loan
EXHIBIT V	Form of Operating Advisor Annual Report
EXHIBIT W	Form of Notice from Operating Advisor Recommending Replacement of Special Servicer
EXHIBIT X	Form of Confidentiality Agreement
EXHIBIT Y	Form Certification to be Provided with Form 10-K
EXHIBIT Z-1	Form of Certification to be Provided to Depositor by Certificate Administrator
EXHIBIT Z-2	Form of Certification to be Provided to Depositor by Master Servicer
EXHIBIT Z-3	Form of Certification to be Provided to Depositor by Special Servicer
EXHIBIT Z-4	Form of Certification to be Provided to Depositor by Trustee
EXHIBIT Z-5	Form of Certification to be Provided to Depositor by Operating Advisor
EXHIBIT Z-6	Form of Certification to be Provided to Depositor by Custodian
EXHIBIT Z-7	Form of Certification to be Provided to Depositor by Asset Representations Reviewer
EXHIBIT AA	Servicing Criteria to be Addressed in Assessment of Compliance
EXHIBIT BB	Additional Form 10-D Disclosure
EXHIBIT CC	Additional Form 10-K Disclosure
EXHIBIT DD	Form 8-K Disclosure Information
EXHIBIT EE	Additional Disclosure Notification
EXHIBIT FF	Initial Sub-Servicers
EXHIBIT GG	Servicing Function Participants
EXHIBIT HH	Form of Annual Compliance Statement
EXHIBIT II	Form of Report on Assessment of Compliance with Servicing Criteria
EXHIBIT JJ	CREFC® Payment Information
EXHIBIT KK	Form of Notice of Additional Indebtedness
EXHIBIT LL	[RESERVED]
EXHIBIT MM	Additional Disclosure Notification (Accounts)
EXHIBIT NN	Form of Notice of Purchase of Controlling Class Certificate
EXHIBIT OO	Form of Asset Review Report by the Asset Representations Reviewer
EXHIBIT PP	Form of Asset Review Report Summary
EXHIBIT QQ	Asset Review Procedures
EXHIBIT RR	Form of Certification to Certificate Administrator Requesting Access to Secure Data Room
EXHIBIT SS	Form of Notice of [Additional Delinquent Loan][Cessation of Delinquent Loan][Cessation of Asset Review Trigger]
EXHIBIT TT	Form of Certificate Administrator Receipt of the Risk Retention Certificates
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SCHEDULES

SCHEDULE 1	Mortgage Loans With Additional Secured Debt
SCHEDULE 2	[RESERVED]
SCHEDULE 3	Serviced Mortgage Loans With Escrow Accounts, Reserve Funds or Letters of Credit held as “Performance”, “Earn-Out” or “Holdback” Escrows or Reserves (Exceeding 10% of the Initial Principal Balance of the Mortgage Loan or (if applicable) Whole Loan)
SCHEDULE 4	Time of Sale Definitions

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This Pooling and Servicing Agreement is dated and effective as of September 1, 2025, among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer.

PRELIMINARY STATEMENT:

The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes (each, a “Class”), which in the aggregate will evidence the entire beneficial ownership interest in the Trust to be created hereunder, the primary assets of which will be a pool of commercial mortgage loans. As provided herein, the Certificate Administrator shall elect or shall cause an election to be made to treat designated portions of the Trust for federal income tax purposes as two separate real estate mortgage investment conduits (the “Upper-Tier REMIC” and the “Lower-Tier REMIC” and together, the “Trust REMICs”).

The Depositor intends to sell the Certificates to the Underwriters and the Initial Purchasers.

500 DELAWARE LOAN REMIC

On April 7, 2023, a REMIC was formed with respect to the 500 Delaware Mortgage Loan, any REO Property with respect thereto and the proceeds thereof for federal income tax purposes pursuant to a REMIC Declaration (the “500 Delaware Loan REMIC Declaration”, and such REMIC, the “500 Delaware Loan REMIC”). The 500 Delaware Loan REMIC will be designated as the “Loan REMIC”. Pursuant to the 500 Delaware Loan REMIC Declaration, the Loan REMIC has issued a class of uncertificated regular interests (of which the Trust will own an approximately 15.4% interest) (the “500 Delaware Loan REMIC Regular Interest”) and a single residual interest (of which the Trust will own a 0.0% interest). The Certificate Administrator shall not be responsible for any tax administration with respect to the 500 Delaware Loan REMIC.

The 500 Delaware Loan REMIC Regular Interest will be held by the Trustee as an asset of the Lower-Tier REMIC.

LOWER-TIER REMIC

The Lower-Tier REMIC will hold the Mortgage Loans and the Loan REMIC Regular Interest and will issue the Class LA1, Class LA2, Class LA3, Class LAS, Class LB, Class LC, Class LD, Class LERR, Class LFRR, Class LGRR and Class LJRR Uncertificated Interests (the “Lower-Tier Regular Interests”), which will evidence the “regular interests” in the Lower-Tier REMIC created hereunder. The Lower-Tier REMIC will also issue the uncertificated Class LR Interest, which is the sole class of “residual interests” in the Lower-Tier REMIC for purposes of the REMIC Provisions and is represented by the Class R Certificates.

The following table sets forth the Class designation, Original Lower-Tier Principal Amounts and per annum rates of interest for the Lower-Tier Regular Interests and the Class LR Interest:

Class Designation	Interest Rate	Original Lower-Tier Principal Amount
Class LA1	(1)	$1,881,000
Class LA2	(1)	$75,000,000
Class LA3	(1)	$442,182,000
Class LAS	(1)	$70,444,000
Class LB	(1)	$38,930,000
Class LC	(1)	$27,807,000
Class LD	(1)	$15,757,000
Class LERR	(1)	$10,196,000
Class LFRR	(1)	$15,757,000
Class LGRR	(1)	$11,123,000
Class LJRR	(1)	$32,441,658
Class LR	None(2)	None(2)

(1)	The interest rate for each Class of Lower-Tier Regular Interests on any Distribution Date will be the Weighted Average Net Mortgage Rate for such Distribution Date.
(2)	The Class LR Interest (evidenced by the Class R Certificates) will not have a Certificate Balance or Notional Amount, will not bear interest and will not be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Funds remaining in the Lower-Tier REMIC Distribution Account after distributing the Lower-Tier Distribution Amount will be deemed distributed to the Class LR Interest and shall be payable to the Holders of the Class R Certificates.

UPPER-TIER REMIC

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates, which will evidence the “regular interests” in the Upper-Tier REMIC created hereunder. The Upper-Tier REMIC will also issue the uncertificated Class UR Interest, which is the sole class of “residual interests” in the Upper-Tier REMIC for purposes of the REMIC Provisions and is represented by the Class R Certificates. The Class UR Interest will not have a Certificate Balance or Notional Amount, will not bear interest and will not be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Funds remaining in the Upper-Tier REMIC Distribution Account after all required distributions under this Agreement have been made to each Class of Regular Certificates will be deemed distributed to the Class UR Interest and shall be payable to the Holders of the Class R Certificates.

The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Upper-Tier REMIC as cash flow on the Regular Certificates, without creating any shortfall, actual or potential (other than for credit losses), to any Regular Certificate. To the extent that the structure is believed to diverge from such intention, the parties identifying such ambiguity shall notify the other parties hereto and the parties involved will resolve such ambiguities to accomplish the intended result and will to the extent necessary rectify any drafting errors or seek clarification to the structure without Certificateholder approval (but with guidance of counsel) to accomplish such intention, including, to the extent necessary, making any amendments in accordance with Section 13.01 of this Agreement.

THE CERTIFICATES

The following table (and related paragraphs) sets forth the Class designation, the initial pass-through rate (the “Pass-Through Rate”) and the aggregate initial principal amount (in the case of the Principal Balance Certificates, the “Original Certificate Balance”) or the aggregate initial notional amount (in the case of the Class X Certificates, the “Original Notional Amount”), as applicable, for each Class of Certificates:

Class of Designation	Approximate Initial Pass-Through Rate		Original Certificate Balance or Original Notional Amount
Class A-1 Certificates	4.16800%		$1,881,000
Class A-2 Certificates	4.53400%		$75,000,000
Class A-3 Certificates	5.01500%		$442,182,000
Class X-A Certificates	1.66015%	(1)	$519,063,000	(2)
Class X-B Certificates	0.98140%	(1)	$137,181,000	(2)
Class X-D Certificates	2.10259%	(1)	$15,757,000	(2)
Class A-S Certificates	5.38200%		$70,444,000
Class B Certificates	5.78200%		$38,930,000
Class C Certificates	6.00200%		$27,807,000
Class D Certificates	4.50000%		$15,757,000
Class E-RR Certificates	6.60259%		$10,196,000
Class F-RR Certificates	6.60259%		$15,757,000
Class G-RR Certificates	6.60259%		$11,123,000
Class J-RR Certificates	6.60259%		$32,441,658
Class R Certificates	None(3)		N/A

(1)	The Pass-Through Rate for the Class X-A, Class X-D and Class X-B Certificates will be calculated in accordance with the definition of “Class X-A Pass-Through Rate”, the “Class X-B Pass-Through Rate” and “Class X-D Pass-Through Rate”, respectively.
(2)	None of the Class X-A, Class X-B and Class X-D Certificates will have a Certificate Balance; rather, such Classes will accrue interest as provided herein on the Class X-A Notional Amount, the Class X-B Notional Amount and the Class X-D Notional Amount.
(3)	The Class R Certificates will not have a Certificate Balance or a Notional Amount, and will not bear interest or be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Funds remaining in the Upper-Tier REMIC Distribution Account, after all required distributions under this Agreement have been made to each Class of Regular Certificates will be deemed distributed to the Class UR Interest and shall be payable to the Holders of the Class R Certificates.

As of the close of business on the Cut-off Date, the Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $741,518,659.

WHOLE LOANS

The Trust includes several Mortgage Loans each of which is part of a whole loan structure secured by the same Mortgaged Property. The Whole Loans relating to the Trust are the whole loans secured by the Mortgaged Properties identified in the following table. The table also lists, for each Whole Loan, the type of the Whole Loan, the Non-Serviced PSA (if any), and the type of Companion Loan(s).

Whole Loan	Type	Non-Serviced PSA	Companion Loan Name	Companion Loan Type
Vertex HQ	Non-Serviced	VRTX 2025-HQ

Note A-1-1

Note A-1-2-1

Note A-1-2-2

Note A-2-1

Note A-2-2-B

Note A-2-2-C

Note A-3-1

Note A-3-2-B

Note A-4-1

Note A-4-2-A

Note A-4-2-B

Note B-1

Note B-2

Note B-3

Note B-4

Note C-1

Note C-2

Note C-3

Note C-4

Note D-1

Note D-2

Note D-3

Note D-4

Note E-1

Note E-2

Note E-3

Note E-4

Pari Passu

Pari Passu

Pari Passu

Pari Passu

Pari Passu

Pari Passu

Pari Passu

Pari Passu

Pari Passu

Pari Passu

Pari Passu

Subordinate

Subordinate

Subordinate

Subordinate

Subordinate

Subordinate

Subordinate

Subordinate

Subordinate

Subordinate

Subordinate

Subordinate

Subordinate

Subordinate

Subordinate

Subordinate

Dunbar Apartments	Serviced	N/A	Note A-1-B Note A-1-C Note A-2-C Note A-2-D	Pari Passu Pari Passu Pari Passu Pari Passu
Springfield Town Center	Serviced	N/A	Note A-1-2 Note A-1-3 Note A-2-2 Note A-2-3 Note A-2-4 Note A-2-5	Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu
Poinciana Lakes Plaza	Serviced	N/A	Note A-2	Pari Passu
Shaw Park Plaza	Serviced	N/A	Note A-2 Note A-3 Note A-4	Pari Passu Pari Passu Pari Passu
The Roosevelt New Orleans	Non-Serviced	BBCMS 2025-5C36	Note A-1 Note A-2 Note A-5-1 Note A-5-2	Pari Passu Pari Passu Pari Passu Pari Passu

ILPT 2025 Portfolio	Non-Serviced	ILPT 2025-LPF2

Note A-1 (Non-Florida) and Note A-1 (Florida)

Note A-2 (Non-Florida) and Note A-2 (Florida)

Note A-3 (Non-Florida) and Note A-3 (Florida)

Note A-4 (Non-Florida) and Note A-4 (Florida)

Note A-5 (Non-Florida) and Note A-5 (Florida)

Note A-6 (Non-Florida) and Note A-6 (Florida)

Note A-7-1 (Non-Florida) and Note A-7-1 (Florida)

Note A-7-2 (Non-Florida) and Note A-7-2 (Florida)

Note A-8-1 (Non-Florida) and Note A-8-1 (Florida)

Note A-8-2 (Non-Florida) and Note A-8-2 (Florida)

Note A-9-1 (Non-Florida) and Note A-9-1 (Florida)

Note A-9-2 (Non-Florida) and Note A-9-2 (Florida)

Note A-10-1 (Non-Florida) and Note A-10-1 (Florida)

Note A-10-2 (Non-

Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu

Whole Loan	Type	Non-Serviced PSA	Companion Loan Name	Companion Loan Type

Florida) and Note A-10-2 (Florida)

Note A-11-2 (Non-Florida) and Note A-11-2 (Florida)

Note A-11-3 (Non-Florida) and Note A-11-3 (Florida)

Note A-12-1 (Non-Florida) and Note A-12-1 (Florida)

Note B-1 (Non-Florida) and Note B-1 (Florida)

Note B-2 (Non-Florida) and Note B-2 (Florida)

Note B-3 (Non-Florida) and Note B-3 (Florida)

Note B-4 (Non-Florida) and Note B-4 (Florida)

Note B-5 (Non-Florida) and Note B-5 (Florida)

Note B-6 (Non-Florida) and Note B-6 (Florida)

Pari Passu Pari Passu Pari Passu Pari Passu Subordinate Subordinate Subordinate Subordinate Subordinate Subordinate
1000 Portside Drive	Servicing Shift	N/A	Note A-1(1) Note A-3	Pari Passu Pari Passu

Whole Loan	Type	Non-Serviced PSA	Companion Loan Name	Companion Loan Type
500 Delaware	Non-Serviced	3650R 2022-PF2	Note A-1-1 Note A-1-2 Note A-1-3 Note A-2 Note A-3 Note A-4-1 Note A-4-2 Note A-4-3 Note A-4-4 Note A-4-5 Note A-4-6	Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu
(1)	On and after the securitization of Note A-1, the 1000 Portside Drive Whole Loan will be serviced pursuant to the Non-Serviced PSA governing the securitization of such note.

Each of the Whole Loans listed above consists of the corresponding Mortgage Loan and Companion Loan(s) listed next to such Whole Loan. With respect to any Whole Loan, each of the Mortgage Loan and the Pari Passu Companion Loan(s) are pari passu with each other to the extent provided in the related Intercreditor Agreement, and any AB Subordinate Companion Loan(s) is generally subordinate to the related Mortgage Loan and any Pari Passu Companion Loan(s) to the extent provided in the related Intercreditor Agreement. Each Serviced Whole Loan will be serviced and administered in accordance with this Agreement and the related Intercreditor Agreement. Each Non-Serviced Whole Loan will be serviced and administered in accordance with the related Non-Serviced PSA and the related Intercreditor Agreement.

The Companion Loans are not part of the Trust Fund, but are each secured by the applicable Mortgage that secures the related Mortgage Loan that is part of the Trust Fund. Amounts attributable to any Companion Loan will not be part of the Trust Fund, and (except to the extent that such amounts are payable or reimbursable to any party to this Agreement) will be owned by the related Companion Holders.

For purposes of calculating interest and other amounts payable on the ILPT 2025 Portfolio Mortgage Loan, the related Mortgage Note was divided into three components (each, a “Component” and, collectively, the “Components”) as follows: “Component A”, “Component B” and “Component C”.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01        Defined Terms. Whenever used in this Agreement, including in the Preliminary Statement, the following capitalized terms and capitalized terms set forth on Schedule

4 to this Agreement, unless the context otherwise requires, shall have the meanings specified in this Article and Schedule 4 to this Agreement.

“10-K Filing Deadline”: As defined in Section 11.05(a).

“15Ga-1 Notice”: As defined in Section 2.02(g).

“15Ga-1 Repurchase Request”: As defined in Section 2.02(g).

“17g-5 Information Provider”: The Certificate Administrator.

“17g-5 Information Provider’s Website”: The 17g-5 Information Provider’s Internet website, which shall initially be located within the Certificate Administrator’s Website (initially “www.ctslink.com”), under the “NRSRO” tab on the page relating to this transaction.

“30/360 Mortgage Loans”: The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

“3650”: 3650 Capital SCF LOE I(A), LLC, a Delaware limited liability company, and its successors in interest.

“3650 Mortgage Loan Purchase Agreement”: The mortgage loan purchase agreement, dated and effective as of September 25, 2025, among 3650, 3650 REIT 2 and the Depositor.

“3650 REIT 2”: 3650 Real Estate Investment Trust 2 LLC, a Delaware limited liability company, and its successors in interest.

“500 Delaware Loan REMIC”: A segregated asset pool designated as a REMIC pursuant to the 500 Delaware Loan REMIC Declaration consisting of the 500 Delaware Mortgage Loan, collections thereon, any related REO Property acquired in respect thereof and all proceeds of such REO Property, other property related thereto, and amounts received in respect thereof from time to time.

“500 Delaware Loan REMIC Regular Interest”: With respect to the 500 Delaware Loan REMIC, the uncertificated “regular interest”, within the meaning of Section 860G(a)(1) of the Code, in the 500 Delaware Loan REMIC and as set forth in the 500 Delaware Loan REMIC Declaration. For the avoidance of doubt, the principal balance of the 500 Delaware Loan REMIC Regular Interest shall at all times equal the combined outstanding Stated Principal Balance of the 500 Delaware Mortgage Loan (or, if applicable, the applicable portion of the deemed Stated Principal Balance of any successor REO Loan). The interest rate on the 500 Delaware Loan REMIC Regular Interest shall be the Mortgage Rate of the 500 Delaware Mortgage Loan. Payments and other collections of amounts received on or in respect of the 500 Delaware Mortgage Loan (or any related REO Property) shall be deemed distributable on the 500 Delaware Loan REMIC Regular Interest to the extent of the principal, interest at the related Mortgage Rate and Yield Maintenance Charges due thereon. The 500 Delaware Loan REMIC Regular Interest shall be an asset of the Lower-Tier REMIC.

“AB Control Appraisal Period”: With respect to a Serviced AB Whole Loan, a “Control Appraisal Period” or equivalent term under the related AB Intercreditor Agreement.

“AB Intercreditor Agreement”: Any Intercreditor Agreement by and among the holder of an AB Subordinate Companion Loan, the holder of the related Mortgage Loan and any holders of any related Pari Passu Companion Loans, relating to the relative rights of such holders of the related AB Whole Loan, as the same may be amended in accordance with the terms thereof.

“AB Modified Loan”: Any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Trust or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“AB Mortgage Loan”: A senior “A note” that is part of an AB Whole Loan and which is a Mortgage Loan that is part of the Trust Fund.

“AB Mortgaged Property”: The Mortgaged Property that secures the related AB Whole Loan.

“AB Subordinate Companion Loan”: With respect to any AB Whole Loan, the related companion loan evidenced by the related promissory note made by the related Mortgagor and secured by the Mortgage on the related AB Mortgaged Property, which is not included in the Trust and which is subordinate in right of payment to the related AB Mortgage Loan to the extent set forth in the related Mortgage Loan documents and as provided in the related Intercreditor Agreement. For the avoidance of doubt, the Vertex HQ and ILPT 2025 Portfolio Subordinate Companion Loans are the only AB Subordinate Companion Loans related to the Trust as of the Closing Date.

“AB Whole Loan”: A Whole Loan that consists of a Mortgage Loan and a related AB Subordinate Companion Loan and may include one or more Pari Passu Companion Loans. The AB Whole Loans related to the Trust as of the Closing Date are the Whole Loans described in the table under the heading “Whole Loans” in the Preliminary Statement hereto as having a “Companion Loan Type” of “Pari Passu and Subordinate” or “Subordinate”. For the avoidance of doubt, the Vertex HQ and ILPT 2025 Portfolio Whole Loan are the only AB Whole Loans related to the Trust as of the Closing Date.

“AB Whole Loan Controlling Holder”: With respect to a Serviced AB Whole Loan, the “Controlling Holder”, “Controlling Noteholder” or similarly defined party identified in the related AB Intercreditor Agreement. With respect to the ILPT 2025 Portfolio Whole Loan, ILPT 2025-LPF2 is the related AB Whole Loan Controlling Holder as of the Cut-off Date. With respect to the Vertex HQ Portfolio Whole Loan, VRTX 2025-HQ is the related AB Whole Loan Controlling Holder as of the Cut-off Date.

“Accelerated Mezzanine Loan Lender”: A mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Acceptable Insurance Default”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty Insurance Policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action, provided that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standard (and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) (and after a Control Termination Event has occurred and is continuing, but prior to the occurrence and continuance of a Consultation Termination Event, after non-binding consultation with the Directing Certificateholder (or, with respect to a Serviced AB Whole Loan, and prior to any related AB Control Appraisal Period, with the consent of the related Serviced AB Whole Loan Controlling Holder to the extent required under the related Intercreditor Agreement) as provided in Section 6.08) (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided, however, that the Directing Certificateholder (or, with respect to a Serviced AB Whole Loan, the Serviced AB Whole Loan Controlling Holder prior to any AB Control Appraisal Period to the extent required under the related Intercreditor Agreement) will not have more than thirty (30) days to respond to the Master Servicer’s or the Special Servicer’s, as applicable, request for such consent or consultation, as applicable; provided, further, that upon the Master Servicer’s or the Special Servicer’s, as applicable, determination consistent with the Servicing Standard, that exigent circumstances do not allow the Master Servicer or the Special Servicer, as applicable, to consult with the Directing Certificateholder or any applicable Serviced AB Whole Loan Controlling Holder, as applicable, the Master Servicer or the Special Servicer, as applicable, is not required to do so. The Master Servicer (at its own expense) and the Special Servicer (at the expense of the Trust Fund) shall be entitled to rely on insurance consultants in making the determinations described above.

“Act”: The Securities Act of 1933, as it may be amended from time to time.

“Actual/360 Mortgage Loans”: The Mortgage Loans, to the extent indicated as such in the Mortgage Loan Schedule.

“Additional Disclosure Notification”: The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached hereto as Exhibit EE.

“Additional Exclusions”: Exclusions in addition to those customarily found in the insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001.

“Additional Form 10-D Disclosure”: As defined in Section 11.04(a).

“Additional Form 10-K Disclosure”: As defined in Section 11.05(a).

“Additional Repurchase Obligor”: With respect to each Mortgage Loan Purchase Agreement, any Person (other than the related Mortgage Loan Seller) that is required under such Mortgage Loan Purchase Agreement to perform the obligations of the related Mortgage Loan Seller described in Section 2.03(b), in each case, to the extent set forth in such Mortgage Loan Purchase Agreement.

“Additional Secured Debt”: With respect to any Mortgage Loan, any debt owed by the related Mortgagor to a party other than the lender under such Mortgage Loan that is secured by the related Mortgaged Property as of the Closing Date as set forth on Schedule 1, as increased or decreased from time to time pursuant to the terms of the related subordinate or pari passu loan documents (including any Intercreditor Agreement or subordination agreement).

“Additional Servicer”: Each Affiliate of the Master Servicer, the Special Servicer or any Mortgage Loan Seller that Services any of the Mortgage Loans and each Person who is not an Affiliate of the Master Servicer, other than the Special Servicer, who Services 10% or more of the Mortgage Loans by unpaid principal balance as of any date of determination pursuant to Article XI.

“Administrative Cost Rate”: As of any date of determination and with respect to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator Fee Rate (which fee rate accounts for the Trustee Fee), the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of each Non-Serviced Mortgage Loan, the related Non-Serviced Primary Servicing Fee Rate.

“Advance”: Any P&I Advance or Servicing Advance.

“Adverse REMIC Event”: As defined in Section 10.01(f).

“Affected Party”: As defined in Section 7.01(b).

“Affected Reporting Party”: As defined in Section 11.12.

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affirmative Asset Review Vote”: As defined in Section 12.01(a).

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Applicable Fitch Permitted Investment Rating”: (A) In the case of such investments with maturities of thirty (30) days or less, the short-term debt obligations of which are rated at least “F1” by Fitch or the long-term debt obligations of which are rated at least “A” by Fitch, and (B) in the case of such investments with maturities of more than thirty (30) days, the short-term obligations of which are rated at least “F1+” by Fitch or the long-term obligations of which are rated at least “AA-” by Fitch.

“Applicable KBRA Permitted Investment Rating”: (A) In the case of such investments with maturities of ninety (90) days or less, the short-term debt obligations of which are rated of at least “K3” or the long-term obligations of which are rated at least “BBB-” and (B) in the case of such investments with maturities greater than ninety (90) days but not more than one year, the short-term debt obligations of which are rated of at least “K1” or the long-term obligations of which are rated at least “A-” (or, if not rated by KBRA, an equivalent or higher rating by another NRSRO).

“Applicable Laws”: As defined in Section 8.15.

“Applicable Moody’s Permitted Investment Rating”: in the case of such investments, the short-term debt obligations of which are rated at least “P-1” by Moody’s or the long-term debt obligations of which are rated at least “A2” by Moody’s.

“Applicable State and Local Tax Law”: For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York; and (b) such other state or local tax laws whose applicability shall have been brought to the attention of the Trustee and the Certificate Administrator by either (i) an Opinion of Counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

“Appraisal”: An appraisal prepared by an appraiser who is licensed or certified to prepare appraisals in the state where the Mortgaged Property is located and which satisfies the Interagency Appraisal and Evaluation Guidelines jointly issued by The Office of the Comptroller of the Currency (OCC), the Board of Governors of the Federal Reserve System (FRB), the Federal Deposit Insurance Corporation (FDIC), and the National Credit Union Administration (NCUA) relating to real estate appraisals and evaluations used to support real estate-related financial transactions, as amended from time to time. Any Appraisal ordered by the Master Servicer or Special Servicer shall be performed by an Independent MAI-designated appraiser.

“Appraisal Reduction Amount”: For any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan, or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, shall be an amount, calculated by the Special Servicer (and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Operating Advisor), as of the first Determination Date that is at least ten (10) Business Days following the date on which the Special Servicer receives an Appraisal (together with information requested by the Special Servicer from the Master Servicer in accordance with this Agreement that is in the possession of the Master Servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below, equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan over (b) the excess of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (1) by one or more Appraisals obtained by the Special Servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan, as the case may be, with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Master Servicer as an Advance) or (2) by an internal valuation performed by the Special Servicer (or at the Special Servicer’s election, by one or more MAI Appraisals obtained by the Special Servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan, as the case may be, with an outstanding principal balance less than $2,000,000, minus, with respect to any Appraisals, such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the Appraisal and any other information it deems relevant; (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan or Serviced Whole Loan, as applicable, as of the date of calculation; and (C) all Insurance and Condemnation Proceeds that constitute collateral for the related Mortgage Loan or Serviced Whole Loan over (ii) the sum of, as of the Due Date occurring in the month of the date of determination, (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest due on such Mortgage Loan or Serviced Whole Loan, as the case may be, at a per annum rate equal to its Mortgage Rate (and, with respect to any Serviced AB Whole Loan, any accrued and unpaid interest on the related AB Subordinate Companion Loan, as applicable), (B) all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan, as applicable, not reimbursed from proceeds of such Mortgage Loan or Serviced Whole Loan, as applicable, and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan or Serviced Whole Loan, as applicable, and (C) all currently due and unpaid real estate taxes, assessments, insurance premiums, ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan, as the case may be (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable); provided, however, that without limiting the Special Servicer’s obligation to use reasonable efforts to obtain such Appraisal or perform such valuation, if the Special Servicer has not obtained an Appraisal or performed such valuation, as applicable, referred to above within sixty (60) days of the Appraisal Reduction Event (or with respect to the Appraisal Reduction Events set forth in clauses (i) and (vi) of the definition of Appraisal Reduction Event, within one hundred twenty (120) days (in the case of clause (i)) or ninety (90) days or one hundred twenty (120) days, as applicable (in case of clause (vi)) after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or Serviced Whole Loan, as applicable, until such time as such Appraisal or valuation referred to above is received by the Special Servicer and the Appraisal Reduction

Amount shall be calculated as of the first Determination Date that is at least ten (10) Business Days thereafter. Within sixty (60) days after the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan), the Special Servicer shall use reasonable efforts to obtain an Appraisal (the cost of which shall be paid by the Master Servicer as a Servicing Advance); provided, further, however, that with respect to an Appraisal Reduction Event as set forth in clause (i) of the definition of Appraisal Reduction Event, the Special Servicer shall use reasonable efforts to obtain such Appraisal within the one hundred twenty (120) day period set forth in such clause (i), and with respect to an Appraisal Reduction Event as set forth in clause (vi) of the definition of Appraisal Reduction Event, the Special Servicer shall use reasonable efforts to obtain such Appraisal within the ninety (90) day period or one hundred twenty (120) day period, as applicable, set forth in such clause (vi); provided, further, however, that in no event shall the Special Servicer be required to order any such Appraisal prior to the conclusion of such sixty (60), ninety (90), or one hundred twenty (120) day period, as applicable, and in each case, the related Appraisal shall be promptly delivered in electronic format by the Special Servicer to the Master Servicer, the Operating Advisor, the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event and other than in the case of an Excluded Loan), the Certificate Administrator and the Trustee. In connection with any Appraisal Reduction Amount, the Master Servicer shall provide the Special Servicer with the information as set forth in Section 4.05(c) within four (4) Business Days of its receipt of any such request. The Master Servicer shall not calculate Appraisal Reduction Amounts.

With respect to any Appraisal Reduction Amount calculated for purposes of determining the existence and identity of the Controlling Class pursuant to Section 4.05(a), the Appraised Value for the related Mortgaged Property determined in connection with clause (b)(i)(A)(1) or clause (b)(i)(A)(2) of the first paragraph of this definition shall be determined on an “as-is” basis.

Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction Amount related to a Mortgage Loan or the related REO Property will be reduced to zero as of the date on which such Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust or as otherwise set forth in Section 4.05(d).

Any Appraisal Reduction Amount in respect of a Non-Serviced Whole Loan and allocable to the related Non-Serviced Mortgage Loan shall be calculated by the applicable party under and in accordance with and pursuant to the terms of the applicable Non-Serviced PSA, and the Master Servicer, the Special Servicer and the Certificate Administrator are entitled to conclusively rely on such calculation.

“Appraisal Reduction Event”: With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan, and Serviced Whole Loan, the earliest of (i) one hundred twenty (120) days after an uncured delinquency (without regard to the application of any Grace Period), other than any uncured delinquency in respect of a Balloon Payment, occurs in respect of such Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan, as applicable, (ii) the date on which a reduction in the amount of Periodic Payments on such Mortgage Loan, Serviced Companion Loan or Serviced Whole Loan, as applicable, or a change in any other material economic term of such Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan, as applicable (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan, as applicable, by the Special Servicer, (iii) thirty (30) days after the date on which a receiver has been appointed for the Mortgaged Property, (iv) thirty (30) days after the date on which a Mortgagor or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time), (v) sixty (60) days after the date on which an involuntary petition of bankruptcy is filed with respect to a Mortgagor if not dismissed within such time, (vi) ninety (90) days after an uncured delinquency occurs in respect of a Balloon Payment with respect to such Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan, as applicable, except where a refinancing is anticipated within one hundred twenty (120) days after the Maturity Date of the Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan, as applicable, in which case one hundred twenty (120) days after such uncured delinquency, and (vii) immediately after such Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan, as applicable, becomes an REO Loan; provided that the thirty (30) day period referenced in clause (iii) and clause (iv) shall not apply if the related Mortgage Loan is a Specially Serviced Loan; provided, further, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Subordinate Certificates have been reduced to zero. The Special Servicer shall notify the Master Servicer, the Directing Certificateholder, and the Operating Advisor, or the Master Servicer shall notify the Special Servicer and the Operating Advisor, as applicable, promptly upon such Person having notice or knowledge of the occurrence of any of the foregoing events. The obligation to obtain an Appraisal following the occurrence of an Appraisal Reduction Event shall be subject to the provisions of Section 4.05.

“Appraised-Out Class”: As defined in Section 4.05(b)(i).

“Appraised Value”: (i) With respect to any Mortgaged Property (other than a Non-Serviced Mortgaged Property), the appraised value thereof as determined by the most recent Appraisal of the Mortgaged Property securing the related Mortgage Loan, Serviced Whole Loan, or Serviced AB Whole Loan, as applicable, and (ii) with respect to a Non-Serviced Mortgaged Property, the appraised value allocable thereto, as determined pursuant to the applicable Non-Serviced PSA.

“Arbitration Rules”: As defined in Section 2.03(n)(i).

“Arbitration Services Provider”: As defined in Section 2.03(n)(i).

“ASR Consultation Process”: As defined in Section 3.19(d).

“Asset Representations Reviewer”: Pentalpha Surveillance LLC, a Delaware limited liability company, and its successors-in-interest and assigns, or any successor asset representations reviewer appointed as herein provided.

“Asset Representations Reviewer Asset Review Fee”: As defined in Section 12.02(b).

“Asset Representations Reviewer Fee”: As defined in Section 12.02(a).

“Asset Representations Reviewer Fee Rate”: As defined in Section 12.02(a).

“Asset Representations Reviewer Termination Event”: As defined in Section 12.05(a).

“Asset Review”: A review of the compliance of each Delinquent Loan with certain representations and warranties of the applicable Mortgage Loan Seller, in accordance with the Asset Review Standard and the procedures set forth on Exhibit QQ.

“Asset Review Notice”: As defined in Section 12.01(a).

“Asset Review Quorum”: In connection with any solicitation of votes to authorize an Asset Review as described in Section 12.01(a), the Certificateholders evidencing at least 5% of the aggregate Voting Rights represented by all of the Certificates.

“Asset Review Report”: As defined in Section 12.01(b)(viii), a report setting forth the findings and conclusions of an Asset Review substantially in the form attached hereto as Exhibit OO.

“Asset Review Report Summary”: As defined in Section 12.01(b)(viii), a summary report setting forth the conclusions of an Asset Review Report substantially in the form attached hereto as Exhibit PP.

“Asset Review Standard”: The performance by the Asset Representations Reviewer of its duties under this Agreement in good faith subject to the express terms of this Agreement. All determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review shall be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

“Asset Review Trigger”: Any time when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the Trust as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the Trust as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the Trust as of the end of the applicable Collection Period.

“Asset Review Vote Election”: As defined in Section 12.01(a).

“Asset Status Report”: As defined in Section 3.19(d).

“Assignment” and “Assignments”: Each as defined in Section 2.01(c).

“Assignment of Leases”: With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

“Assignment of Mortgage”: With respect to any Mortgaged Property, an assignment of Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the assignment of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording.

“Assumed Scheduled Payment”: For any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its Balloon Payment or any REO Loan (excluding, for purposes of determining or making P&I Advances, the portion allocable to any related Companion Loan), an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule of such Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any reduction in the principal balance thereof occurring in connection with a modification of such Mortgage Loan in connection with a default or bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of such Mortgage Loan or REO Loan (excluding, for purposes of determining P&I Advances, the portion allocable to any related Companion Loan, if applicable) at the applicable Mortgage Rate (net of interest at the Servicing Fee Rate and the related Non-Serviced Primary Servicing Fee Rate, if applicable).

“Authenticating Agent”: The Certificate Administrator or any agent of the Certificate Administrator appointed to act as Authenticating Agent pursuant to Section 5.02(a), in each case in its capacity as authenticating agent, or if any successor authenticating agent is appointed pursuant to Section 5.02(a), such successor authenticating agent.

“Available Funds”: With respect to any Distribution Date, an amount equal to the sum of (without duplication):

(a)               the aggregate amount of all cash received on the Mortgage Loans (in the case of a Non-Serviced Mortgage Loan, only to the extent received by the Trust pursuant to the related Non-Serviced PSA and/or the related Non-Serviced Intercreditor Agreement) (including the portion of Loss of Value Payments deposited into the Collection Account pursuant to Section 3.05(f) of this Agreement) and any REO Property (including Compensating Interest Payments with respect to the Mortgage Loans required to be deposited by the Master Servicer pursuant to Section 3.17(a)) on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the Serviced Companion Noteholders)

as of the close of business on the related P&I Advance Date, exclusive of (without duplication):

(i)                                     all Periodic Payments paid by the Mortgagors of a Mortgage Loan that are due on a Due Date following the end of the related Collection Period, excluding interest relating to payments prior to, but due after, the Cut-off Date;

(ii)                                  all unscheduled Principal Prepayments (together with any related payments of interest allocable to the period following the related Due Date for the related Mortgage Loan), Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries, in each case, received subsequent to the related Determination Date (or, with respect to voluntary Principal Prepayments for each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

(iii)                               (A) all amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (xviii), inclusive, and (xxi) of Section 3.05(a); (B) all amounts payable or reimbursable to any Person from the Lower-Tier REMIC Distribution Account pursuant to clauses (ii) through (vii), inclusive, of Section 3.05(b); and (C) any Net Investment Earnings contained therein;

(iv)                              with respect to the Actual/360 Mortgage Loans and any Distribution Date occurring in (1) each February or (2) any January in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), an amount equal to one (1) day of interest on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are Withheld Amounts and are on deposit in the Collection Account;

(v)                                 [RESERVED];

(vi)                             all Prepayment Premiums and Yield Maintenance Charges allocable to the Mortgage Loans;

(vii)                          all amounts deposited in the Collection Account in error; and

(viii)                       any Penalty Charges allocable to the Mortgage Loans;

(b)               if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date pursuant to Section 3.14(c);

(c)               the aggregate amount of any Compensating Interest Payments made by the Master Servicer in respect of the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Mortgage Loans and the Distribution Date (net of the related Certificate Administrator Fee, Operating Advisor Fee, Asset Representations Reviewer Fee and

CREFC® Intellectual Property Royalty License Fee with respect to the Mortgage Loans for which such P&I Advances are made) pursuant to Section 4.03 or Section 7.05;

(d)               with respect to each Actual/360 Mortgage Loan and any Distribution Date occurring in each March (or February, if the related Distribution Date is the final Distribution Date), the Withheld Amounts remitted to the Lower-Tier REMIC Distribution Account pursuant to Section 3.21(b); and

(e)               the Gain-on-Sale Remittance Amount for such Distribution Date.

Notwithstanding the investment of funds held in the Collection Account pursuant to Section 3.06, for purposes of calculating the Available Funds, the amounts so invested shall be deemed to remain on deposit in such accounts.

“Balloon Mortgage Loan”: Any Mortgage Loan or Companion Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule for such Mortgage Loan or Companion Loan extending beyond its Maturity Date.

“Balloon Payment”: With respect to any Balloon Mortgage Loan, as of any date of determination, the Periodic Payment payable on the Maturity Date of such Balloon Mortgage Loan.

“Bankruptcy Code”: The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

“Barclays”: Barclays Capital Real Estate Inc., a Delaware corporation.

“Barclays Mortgage Loan Purchase Agreement”: The mortgage loan purchase agreement, dated and effective as of September 25, 2025, among Barclays, BCHI and the Depositor.

“Base Interest Fraction”: As defined in Section 4.01(f).

“BCHI”: Barclays Capital Holdings Inc., a Delaware corporation.

“BMO”: Bank of Montreal, a Canadian chartered bank.

“Book-Entry Certificate”: Any Certificate registered in the name of the Depository or its nominee.

“Borrower Party”: A borrower, a Mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate”: With respect to a borrower, a Mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other Person controlling or controlled by or under common control with such borrower, Mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other Person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, Mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Borrower-Related Party”: As defined in Section 3.32(a).

“Breach”: With respect to any Mortgage Loan, a breach of any representation or warranty with respect to such Mortgage Loan set forth in Section 4(b) of the related Mortgage Loan Purchase Agreement.

“BSPRT”: BSPRT CMBS Finance, LLC, a Delaware limited liability company, and its successors in interest.

“BSPRT Mortgage Loan Purchase Agreement”: The mortgage loan purchase agreement, dated and effective as of September 25, 2025, among BSPRT, FBRT and the Depositor.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking institutions in Florida, Pennsylvania, Maryland, New York, Kansas, Ohio or the city and state in which the Corporate Trust Office of the Trustee or the Certificate Administrator, or the principal place of business or principal commercial mortgage loan servicing office of the Master Servicer or the Special Servicer is located, or the New York Stock Exchange or the Federal Reserve System of the United States of America are authorized or obligated by law or executive order to remain closed.

“CERCLA”: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Certificate”: Any one of the Depositor’s Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

“Certificate Administrator”: Computershare Trust Company, National Association, in its capacity as certificate administrator, or if any successor certificate administrator is appointed thereto pursuant to Section 5.08 or any successor certificate administrator appointed hereunder. Computershare Trust Company, National Association, shall perform the certificate administrator role through its Corporate Trust Services division (including, as applicable, any agents or affiliates utilized thereby).

“Certificate Administrator Fee”: The fee to be paid to the Certificate Administrator as compensation for the Certificate Administrator’s activities under this Agreement; provided that the Certificate Administrator Fee includes the Trustee Fee, and the Certificate Administrator shall pay the Trustee Fee to the Trustee.

“Certificate Administrator Fee Rate”: The Certificate Administrator Fee shall be equal to the product of the rate equal to 0.01271% per annum and the Stated Principal Balance of the related Mortgage Loan (calculated in the same manner as interest is calculated on the related Mortgage Loan) or REO Loan (other than the portion of an REO Loan related to any Companion Loan) as of the preceding Distribution Date. The Certificate Administrator Fee includes the Trustee Fee.

“Certificate Administrator’s Website”: The Certificate Administrator’s Internet website, which shall initially be located at “www.ctslink.com”.

“Certificate Balance”: With respect to any Class of Principal Balance Certificates, (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class of Certificates as specified in the Preliminary Statement hereto and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class of Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

“Certificate Factor”: With respect to any Class of Certificates (other than the Class R Certificates), as of any date of determination, a fraction, expressed as a decimal carried to at least eight (8) places, the numerator of which is the then-related Certificate Balance or Notional Amount, and the denominator of which is the related Original Certificate Balance or Original Notional Amount.

“Certificate Owner”: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

“Certificate Register” and “Certificate Registrar”: The register maintained and registrar appointed pursuant to Section 5.03(a).

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to this Agreement, any Certificate registered in the name of or beneficially owned by the Master Servicer, the Special Servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the Trustee, the Certificate Administrator, the Depositor, any Mortgage Loan Seller, a Mortgagor, a Borrower Party or any Affiliate of any of such Persons shall be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class Certificates owned by an Excluded Controlling Class Holder shall not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class Certificates owned by the Special Servicer or an Affiliate thereof shall not be deemed to be outstanding as to the Special Servicer or such Affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions shall not apply in the case of the Master Servicer, the Special Servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the Trustee, the Certificate Administrator, the Depositor, any

Mortgage Loan Seller or any Affiliate of any of such Persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities hereunder or waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any Mortgage Loan Seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the Master Servicer or the Special Servicer, as applicable, the Master Servicer or the Special Servicer or any such Affiliate thereof, as applicable, shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities hereunder; and provided, further, that such restrictions shall not apply to (i) the exercise of the Special Servicer’s, the Master Servicer’s or any Mortgage Loan Seller’s rights, if any, or any of their Affiliates as a member of the Controlling Class or (ii) any Affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable. The Trustee and the Certificate Administrator shall each be entitled to request and rely upon a certificate of the Master Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register. The Trustee shall be the Holder of the Lower-Tier Regular Interests for the benefit of the Certificateholders.

“Certificateholder Quorum”: The Holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

“Certificateholder Repurchase Request”: As defined in Section 2.03(k)(i).

“Certification Parties”: As defined in Section 11.06.

“Certification Party”: Any one of the Certification Parties.

“Certifying Person”: As defined in Section 11.06.

“Certifying Servicer”: As defined in Section 11.09.

“Class”: With respect to any Certificates or the Lower-Tier Regular Interests, all of the Certificates bearing the same alphabetical (and, if applicable, numerical) Class designation and each designated Lower-Tier Regular Interest.

“Class A Certificate”: Any Class A-1, Class A-2, Class A-3 and Class A-S Certificate.

“Class A-1 Certificate”: A Certificate designated as “Class A-1” on the face thereof, in the form of Exhibit A-1, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-1 Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to a fixed rate of 4.16800%.

“Class A-2 Certificate”: A Certificate designated as “Class A-2” on the face thereof, in the form of Exhibit A-1, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-2 Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to a fixed rate of 4.53400%.

“Class A-3 Certificate”: A Certificate designated as “Class A-3” on the face thereof, in the form of Exhibit A-1, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-3 Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to a fixed rate of 5.01500%.

“Class A-S Certificate”: A Certificate designated as “Class A-S” on the face thereof, in the form of Exhibit A-1, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-S Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to 5.38200%, subject to a maximum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date.

“Class B Certificate”: A Certificate designated as “Class B” on the face thereof, in the form of Exhibit A-1, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class B Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to 5.78200%, subject to a maximum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date.

“Class C Certificate”: A Certificate designated as “Class C” on the face thereof, in the form of Exhibit A-1, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class C Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to 6.00200%, subject to a maximum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date.

“Class D Certificate”: A Certificate designated as “Class D” on the face thereof, in the form of Exhibit A-1, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class D Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to a fixed rate of 4.50000%.

“Class E-RR Certificate”: A Certificate designated as “Class E-RR” on the face thereof, in the form of Exhibit A-1, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class E-RR Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date.

“Class F-RR Certificate”: A Certificate designated as “Class F-RR” on the face thereof, in the form of Exhibit A-1, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class F-RR Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date.

“Class G-RR Certificate”: A Certificate designated as “Class G-RR” on the face thereof, in the form of Exhibit A-1, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class G-RR Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date.

“Class J-RR Certificate”: A Certificate designated as “Class J-RR” on the face thereof, in the form of Exhibit A-1, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class J-RR Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date.

“Class LA1 Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LA2 Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LA3 Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LAS Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original

Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LB Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LC Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LD Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LERR Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LFRR Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LGRR Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LJRR Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LR Interest”: The uncertificated residual interest in the Lower-Tier REMIC, represented by the Class R Certificates.

“Class R Certificate”: A Certificate designated as “Class R” on the face thereof in the form of Exhibit A-2, and evidencing the sole class of “residual interests” in each Trust REMIC for purposes of the REMIC Provisions.

“Class UR Interest”: The uncertificated residual interest in the Upper-Tier REMIC, represented by the Class R Certificates.

“Class X Certificates”: The Class X-A, Class X-B and Class X-D Certificates.

“Class X-A Certificate”: A Certificate designated as “Class X-A” on the face thereof, in the form of Exhibit A-1, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class X-A Notional Amount”: As of any date of determination, the aggregate of the Certificate Balances of the Class A Certificates (other than Class A-S Certificates).

“Class X-A Pass-Through Rate”: The Pass-Through Rate for Class X-A Certificates for any Distribution Date shall be a per annum rate equal to the excess, if any of (a) the Weighted Average Net Mortgage Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates of the Class A Certificates (other than Class A-S Certificates) for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date. The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date shall be the rate set forth in the Preliminary Statement hereto.

“Class X-B Certificate”: A Certificate designated as “Class X-A” on the face thereof, in the form of Exhibit A-1, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class X-B Notional Amount”: As of any date of determination, the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Certificates.

“Class X-B Pass-Through Rate”: The Pass-Through Rate for Class X-B Certificates for any Distribution Date shall be a per annum rate equal to the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates of the Class A-S, Class B and Class C Certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date. The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date shall be the rate set forth in the Preliminary Statement hereto.

“Class X-D Certificate”: A Certificate designated as “Class X-D” on the face thereof, in the form of Exhibit A-1, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class X-D Notional Amount”: As of any date of determination, the Certificate Balance of the Class D Certificates.

“Class X-D Pass-Through Rate”: The Pass-Through Rate for Class X-D Certificates for any Distribution Date shall be a per annum rate equal to the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the related Distribution Date, over (b) the Pass-Through Rate of the Class D Certificates for such Distribution Date. The Pass-Through Rate applicable to the Class X-D Certificates for the initial Distribution Date shall be the rate set forth in the Preliminary Statement hereto.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be DTC.

“Clearstream”: Clearstream Banking, Luxembourg or any successor thereto.

“Closing Date”: September 25, 2025.

“CMBS”: Commercial mortgage-backed securities.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collateral Deficiency Amount”: With respect to any AB Modified Loan as of any date of determination, an amount, calculated by the Special Servicer, equal to the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related Mortgagor at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The Master Servicer, the Operating Advisor and the Certificate Administrator shall be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the existence and identity of the Controlling Class pursuant to Section 4.05(a) and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the Appraised Value for the related Mortgaged Property determined in connection with this definition shall be determined on an “as-is” basis. The Master Servicer shall not calculate any Collateral Deficiency Amount.

“Collection Account”: A segregated custodial account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee for the benefit of the Certificateholders, which shall be entitled “Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the registered Holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Collection Account”. Any such account or accounts shall be an Eligible Account. Subject to the related Intercreditor Agreement and taking into account that each Companion Loan is subordinate or pari passu, as applicable, to the related Serviced Mortgage Loan to the extent set forth in the related

Intercreditor Agreement, the subaccount described in the second paragraph of Section 3.04(b) that is part of the Collection Account shall be for the benefit of the Serviced Companion Noteholders, to the extent funds on deposit in such subaccount are attributed to such Companion Loans and shall not be an asset of the Trust or either Trust REMIC.

“Collection Period”: With respect to any Distribution Date and any Mortgage Loan or Companion Loan, the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan or Companion Loan occurring in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan or Companion Loan occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a Business Day, any Periodic Payments received with respect to the Mortgage Loans or Companion Loan relating to such Collection Period on the Business Day immediately following such day shall be deemed to have been received during such Collection Period and not during any other Collection Period.

“Commission”: The Securities and Exchange Commission.

“Companion Distribution Account”: With respect to any Serviced Companion Loan, the separate account created and maintained by the Companion Paying Agent pursuant to Section 3.04(b) and held on behalf of the Serviced Companion Noteholders, which shall be entitled “Midland Loan Services, a Division of PNC Bank, National Association, as Companion Paying Agent, for the benefit of the Serviced Companion Noteholders of the Serviced Companion Loans, relating to the BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Companion Distribution Account”. The Companion Distribution Account shall not be an asset of the Trust or either Trust REMIC, but instead shall be held by the Companion Paying Agent on behalf of the Serviced Companion Noteholders. Any such account shall be an Eligible Account. Notwithstanding the foregoing, if the Master Servicer and the Companion Paying Agent are the same entity, the Companion Distribution Account may be the subaccount referenced in the second paragraph of Section 3.04(b).

“Companion Holders”: Each of the holders of record of any Companion Loan.

“Companion Loan”: A mortgage loan that is not included in the Trust Fund but is part of a Whole Loan that includes a Mortgage Loan.

“Companion Loan Rating Agency”: Any NRSRO rating any class of Serviced Pari Passu Companion Loan Securities.

“Companion Paying Agent”: With respect to the Serviced Companion Loans, if any, the Master Servicer in its role as Companion Paying Agent appointed pursuant to Section 3.27.

“Compensating Interest Payment”: An aggregate amount as of any Distribution Date with respect to each Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loans (in each case other than any Specially Serviced Loan or any Mortgage Loan or related Serviced Pari Passu Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date and (ii) the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for such Distribution Date that is, in the case of each Mortgage Loan (other than any Non-Serviced Mortgage Loans), Serviced Pari Passu Companion Loan and REO Loan for which Servicing Fees are being paid to the Master Servicer for such Collection Period, calculated at a rate of (i) 0.00125% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan not referred to in clause (A)(ii) hereof or (ii) a rate of 0.000625% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan with a sub-servicer, (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the applicable Mortgage Loans (other than the Non-Serviced Mortgage Loans) (and, so long as a Serviced Whole Loan is serviced hereunder, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the Master Servicer for such Collection Period received by the Master Servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event shall the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative. However, if a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer’s allowing the related Mortgagor to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding Principal Prepayments (other than (V) a Non-Serviced Mortgage Loan, (W) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (X) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such Principal Prepayment in accordance with the Servicing Standard, (Y)(i) at the request or with the consent of the Special Servicer or, (ii) so long as no Control Termination Event has occurred and is continuing, and only with respect to Mortgage Loans other than Excluded Loans with respect to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (Z) in connection with the payment of any Insurance and Condemnation Proceeds), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer shall pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan, otherwise described in clause (i) above in connection with such Prohibited Prepayments. For the avoidance of doubt, any portion of a Compensating Interest Payment attributable to a Serviced Whole Loan shall be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s), pro rata, in accordance with their respective principal balances.

“Component”: As defined in the Preliminary Statement.

“Component A”: As defined in the Preliminary Statement.

“Component B”: As defined in the Preliminary Statement.

“Component C”: As defined in the Preliminary Statement.

“Components”: As defined in the Preliminary Statement.

“Consultation Termination Event”: At any date at which (a) with respect to any Mortgage Loan (other than with respect to any Serviced AB Whole Loan) (i) no Class of Control Eligible Certificates exists where such Class’s aggregate Certificate Balance is at least equal to 25% of the Original Certificate Balance of that Class, in each case without regard to the application of any Cumulative Appraisal Reduction Amounts or (ii) a Holder of the Class F-RR Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder, and such rights have not been reinstated to a successor controlling class certificateholder pursuant to Section 3.23(m); provided, that no Consultation Termination Event resulting solely from the operation of clause (ii) shall be deemed to have existed or be in continuance with respect to a successor holder of the Class F-RR Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Consultation Termination Event shall not be deemed to be continuing (other than with respect to a Consultation Termination Event pursuant to clause (ii)) if the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans and (b) with respect to any Serviced AB Whole Loan, when the related AB Control Appraisal Period has occurred and is continuing and when the events in clause (a) above are occurring; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” shall not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan. With respect to any Excluded Loan with respect to the Directing Certificateholder or the Holder of the majority of the Controlling Class, a Consultation Termination Event shall be deemed to exist for so long as such Mortgage Loan is an Excluded Loan. The Certificate Administrator shall notify the Operating Advisor, the Master Servicer and the Special Servicer of the commencement or cessation of any Consultation Termination Event.

“Consumer Price Index for All Urban Consumers”: The “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor.

“Control Eligible Certificates”: Any of the Class F-RR, Class G-RR and Class J-RR Certificates.

“Control Termination Event”: The occurrence of (a) with respect to any Mortgage Loan (other than with respect to any Serviced AB Whole Loan), when (i) the Certificate Balance of the senior most Class of Control Eligible Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class in accordance with Section 4.05(a)) being reduced to less than 25% of the Original Certificate Balance of such Class or (ii) a Holder of the Class F-RR Certificates becoming the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to Section 3.23(m); provided, that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F-RR Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling

Class Certificateholder; provided, further, that a Control Termination Event shall not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, and (b) with respect to any Serviced AB Whole Loan, when the related AB Control Appraisal Period has occurred and is continuing and when the events in clause (a) above are occurring; provided further, that prior to the applicable Servicing Shift Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Control Termination Event” shall not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan. With respect to any Excluded Loan, a Control Termination Event shall be deemed to exist for so long as such Mortgage Loan is an Excluded Loan.

“Controlling Class”: As of any date of determination, the most subordinate Class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class in accordance with Section 4.05(a) at least equal to 25% of the Original Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class shall be the most subordinate Class among the Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J-RR Certificates.

“Controlling Class Certificateholders”: Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar, from time to time, upon request by any party hereto. The Depositor, the Trustee, the Master Servicer, the Special Servicer or the Operating Advisor may from time to time request (the cost of which being an expense of the Trust) that the Certificate Administrator provide a list of the Holders (or Certificate Owners, if applicable) of the Controlling Class and the Certificate Administrator shall promptly provide such list without charge to such Depositor, Trustee, Master Servicer, Operating Advisor or Special Servicer, as applicable. The Trustee, the Master Servicer, the Special Servicer and the Operating Advisor shall be entitled to rely on any such list so provided.

“Conveyed Property”: As defined in Section 2.01(a).

“Corporate Trust Office”: The principal corporate trust office of the Trustee and the Certificate Administrator at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located (i) with respect to Certificate transfers and surrenders, at Computershare Trust Company, National Association, 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attention: Certificate Transfer Services – BBCMS 2025-5C37, (ii) with respect to the Trustee, at Computershare Trust Company, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other locations), Attention: Corporate Trust Services (CMBS) - BBCMS Mortgage Trust 2025-5C37 and (iii) for all other purposes, to the Certificate Administrator, at Computershare Trust Company, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services (CMBS), BBCMS Mortgage Trust 2025-5C37.

“Corrected Loan”: Any Specially Serviced Loan that has become current and remained current for three (3) consecutive Periodic Payments (for such purposes taking into account any modification or amendment of the related Mortgage Loan or Companion Loan, as applicable, whether by a consensual modification or in connection with a bankruptcy, insolvency or similar proceeding involving the Mortgagor), and (provided that no other Servicing Transfer Event has occurred with respect to such Mortgage Loan or Companion Loan during such preceding three (3) months, no additional event of default is foreseeable in the reasonable judgment of the Special Servicer and no other event or circumstance exists that causes such Mortgage Loan or Companion Loan, as applicable, to otherwise constitute a Specially Serviced Loan) the servicing of which the Special Servicer has returned to the Master Servicer pursuant to Section 3.19(a).

“CREFC®”: The Commercial Real Estate Finance Council®, or any successor organization reasonably acceptable to the Certificate Administrator, the Master Servicer, the Special Servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder.

“CREFC® Advance Recovery Report”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Appraisal Reduction Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Appraisal Reduction Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Bond Level File”: The data file in the “CREFC® Bond Level File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Collateral Summary File”: The data file in the “CREFC® Collateral Summary File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Comparative Financial Status Report”: The monthly report in “Comparative Financial Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Delinquent Loan Status Report”: The monthly report in the “Delinquent Loan Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Financial File”: The data file in the “CREFC® Financial File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Bond/Collateral Realized Loss Reconciliation Template” available and effective from time to time on the CREFC® Website.

“CREFC® Historical Liquidation Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Liquidation Loss Template” available and effective from time to time on the CREFC® Website.

“CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report”: The monthly report in the “Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Intellectual Property Royalty License Fee”: With respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date, the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and shall be prorated for partial periods. For the avoidance of doubt, the CREFC® Intellectual Property Royalty License Fee shall be deemed payable by the Master Servicer from the Lower-Tier REMIC.

“CREFC® Intellectual Property Royalty License Fee Rate”: With respect to each Mortgage Loan and REO Loan, a rate equal to 0.00050% per annum.

“CREFC® Interest Shortfall Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Shortfall Reconciliation Template” available and effective from time to time on the CREFC® Website.

“CREFC® Investor Reporting Package”: The collection of reports specified by the CREFC® from time to time as the “CREFC® Investor Reporting Package”. As of the Closing Date, the CREFC® Investor Reporting Package contains eight electronic files ((1) CREFC® Loan Setup File, (2) CREFC® Loan Periodic Update File, (3) CREFC® Property File, (4) CREFC® Bond

Level File, (5) CREFC® Collateral Summary File, (6) CREFC® Financial File, (7) CREFC® Special Servicer Loan File and (8) CREFC® Schedule AL File) and nine surveillance reports ((1) CREFC® Servicer Watch List, (2) CREFC® Delinquent Loan Status Report, (3) CREFC® REO Status Report, (4) CREFC® Comparative Financial Status Report, (5) CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report, (6) CREFC® Operating Statement Analysis Report, (7) CREFC® NOI Adjustment Worksheet, (8) CREFC® Loan Level Reserve/LOC Report and (9) with respect to Mortgage Loans that have a Companion Loan, as applicable, the CREFC® Total Loan Report). In addition, the CREFC® Investor Reporting Package shall include the CREFC® Advance Recovery Report. In addition, the CREFC® Investor Reporting Package shall include the following eleven templates: (1) CREFC® Appraisal Reduction Template, (2) CREFC® Servicer Realized Loss Template, (3) CREFC® Reconciliation of Funds Template, (4) CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template, (5) CREFC® Historical Liquidation Loss Template, (6) CREFC® Interest Shortfall Reconciliation Template, (7) CREFC® Servicer Remittance to Certificate Administrator Report, (8) CREFC® Significant Insurance Event Report, (9) CREFC® Loan Modification Report, (10) CREFC® Loan Liquidation Report and (11) CREFC® REO Liquidation Report. The CREFC® Investor Reporting Package shall be substantially in the form of, and containing the information called for in, the downloadable forms of the “CREFC® IRP” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information or reports as may from time to time be approved by the CREFC® for CMBS transactions generally. For the purposes of the production of the CREFC® Comparative Financial Status Report by the Master Servicer or the Special Servicer of any such report that is required to state information for any period prior to the Cut-off Date, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Sellers or by the related Mortgagor or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).

“CREFC® License Agreement”: The License Agreement, in the form set forth on the website of CREFC® on the Closing Date, relating to the use of the CREFC® trademarks and trade names.

“CREFC® Loan Level Reserve/LOC Report”: The monthly report in the “CREFC® Loan Level Reserve/LOC Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Liquidation Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Liquidation Report” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Modification Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Modification Report” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Periodic Update File”: The data file in the “CREFC® Loan Periodic Update File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Setup File”: The data file in the “CREFC® Loan Setup File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® NOI Adjustment Worksheet”: The worksheet in the “NOI Adjustment Worksheet” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Operating Statement Analysis Report”: The report in the “Operating Statement Analysis Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Property File”: The data file in the “CREFC® Property File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Reconciliation of Funds Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Reconciliation of Funds Template” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Liquidation Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Liquidation Report” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Status Report”: The monthly report in the “REO Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Schedule AL File”: A data file in the “Schedule AL File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally; provided that the Depositor shall confirm in writing to the Master Servicer and the Certificate Administrator that any change to such “Schedule AL File” format complies with all requirements of Item 1125 of Regulation AB.

“CREFC® Servicer Realized Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Realized Loss Template” available and effective from time to time on the CREFC® Website.

“CREFC® Servicer Remittance to Certificate Administrator Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Remittance to Certificate Administrator” available and effective from time to time on the CREFC® Website.

“CREFC® Servicer Watch List”: A monthly report, as of each Determination Date, including and identifying each Non-Specially Serviced Loan satisfying the “CREFC® Portfolio Review Guidelines” approved from time to time by the CREFC® in the “CREFC® Servicer Watch List” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form (including other portfolio review guidelines) for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Significant Insurance Event Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Significant Insurance Event Report” available and effective from time to time on the CREFC® Website.

“CREFC® Special Servicer Loan File”: The data file in the “CREFC® Special Servicer Loan File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Total Loan Report”: A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Total Loan Report” available as of the Closing Date on the CREFC® Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CREFC® for CMBS transactions and is reasonably acceptable to the Master Servicer.

“CREFC® Website”: The CREFC® Website located at “www.crefc.org” or such other primary website as the CREFC® may establish for dissemination of its report forms.

“CREFI”: Citi Real Estate Funding Inc., a New York corporation, or its successors in interest.

“Cross-Over Date”: The Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to such Certificates.

“Crossed Mortgage Loan Group”: With respect to (i) any Mortgage Loan that consists of more than one commercial mortgage loan, the underlying group of loans that are cross-collateralized and cross-defaulted with each other and (ii) any two or more individual Mortgage Loans that are cross-collateralized and cross-defaulted with each other, such cross-collateralized and cross-defaulted Mortgage Loans. For the avoidance of doubt, there are no Crossed Mortgage Loan Groups related to the Trust.

“Crossed Underlying Loan”: With respect to any Crossed Mortgage Loan Group, a Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans within such Crossed Mortgage Loan Group. For the avoidance of doubt, there are no Crossed Underlying Loans related to the Trust.

“Crossed Underlying Loan Repurchase Criteria”: With respect to any Crossed Mortgage Loan Group as to which one or more (but not all) of the Crossed Underlying Loans therein are affected by a Material Defect (the Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group affected by such Material Defect, for purposes of this definition, the “affected Crossed Underlying Loans” and the other Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group, for purposes of this definition, the “remaining Crossed Underlying Loans”) (i) the Debt Service Coverage Ratio for all the remaining Crossed Underlying Loans for the four most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the least of (a) the Debt Service Coverage Ratio for the Crossed Mortgage Loan Group (including the affected Crossed Underlying Loan(s)) set forth in Annex A-1 to the Prospectus, (b) the Debt Service Coverage Ratio for the Crossed Mortgage Loan Group (including the affected Crossed Underlying Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the LTV Ratio for all the remaining Crossed Underlying Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller shall not be greater than the greatest of (a) the LTV Ratio, expressed as a whole number percentage (taken to one decimal place), for the entire Crossed Mortgage Loan Group, (including the affected Crossed Underlying Loan(s)) set forth in Annex A-1 to the Prospectus, (b) the LTV Ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such Crossed Mortgage Loan Group, including the affected Crossed Underlying Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related Mortgage Loan Seller, at its expense, shall have furnished the Trustee and the Certificate Administrator with an Opinion of Counsel that any modification relating to the repurchase or substitution of a Crossed Underlying Loan shall not cause an Adverse REMIC Event, (iv) the related Mortgage Loan Seller causes the affected Crossed Underlying Loan to become not cross-collateralized and cross-defaulted with the remaining related Crossed Underlying Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any Crossed Underlying Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Excluded Loan) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder shall have consented to the repurchase or substitution of the affected Crossed Underlying Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

“Cumulative Appraisal Reduction Amount”: As of any date of determination and for any Mortgage Loan, an amount equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Master Servicer and the Certificate Administrator shall be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the Special Servicer, the Master Servicer and the Certificate Administrator shall be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“Cure/Contest Period”: As defined in Section 12.01(b)(vii).

“Custodial Exception Report”: As defined in Section 2.02(b).

“Custodian”: A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, any of the Mortgage Loan Sellers or an Affiliate of any of them. The Certificate Administrator shall be the initial Custodian. Computershare Trust Company, National Association will perform its duties as Custodian hereunder through its Document Custody division (including, as applicable, any agents or affiliates utilized thereby).

“Cut-off Date”: With respect to each Mortgage Loan, the related Due Date of such Mortgage Loan in September 2025, or with respect to any Mortgage Loan that has its first Due Date after September 2025, the date that would have otherwise been the related Due Date in September 2025.

“Cut-off Date Balance”: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

“Debt Service Coverage Ratio”: With respect to any Mortgage Loan, for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Periodic Payments (other than any Balloon Payment) due under such Mortgage Loan during such period; provided that with respect to the Mortgage Loans identified on Annex A-1 to the Prospectus as paying interest only for a specified period of time set forth in the related Mortgage Loan documents and then paying principal and interest, the related

Periodic Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the remaining amortization term indicated in the Mortgage Loan Schedule).

“Default Interest”: With respect to any Mortgage Loan or Companion Loan and any Collection Period, all interest accrued in respect of such Mortgage Loan or Companion Loan during such Collection Period provided for in the related Mortgage Note or Mortgage as a result of a default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan or Companion Loan outstanding from time to time.

“Defaulted Loan”: A Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan (i) that is delinquent at least sixty (60) days in respect of its Periodic Payments (other than a Balloon Payment) or delinquent in respect of its Balloon Payment, if any; provided that in respect of a Balloon Payment, such period will be one hundred twenty (120) days after the related Maturity Date (or for such shorter period beyond the date on which the related Balloon Payment was due within which the refinancing or purchase referred to below is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates) if the related Mortgagor has provided the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, shall promptly deliver a copy thereof to the other servicer) with a commitment for refinancing of the related Mortgage Loan or a signed purchase and sale agreement (in each case, from an acceptable lender reasonably satisfactory in form and substance to the Special Servicer); and, in either case, such delinquency is to be determined without giving effect to any Grace Period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. For the avoidance of doubt, a defaulted Companion Loan does not constitute a “Defaulted Loan”.

“Defeasance Accounts”: As defined in Section 3.18(j).

“Defect”: As defined in Section 2.02(f).

“Deficient Exchange Act Deliverable”: With respect to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian, the Certificate Administrator, the Trustee and each Servicing Function Participant and Additional Servicer retained by it (other than an Initial Sub-Servicer), any item (x) regarding such party, (y) prepared by such party or any registered public accounting firm, attorney or other agent retained by such party to prepare such information and (z) delivered by or on behalf of such party pursuant to the delivery requirements under Article XI of this Agreement that does not conform to the applicable Reporting Requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

“Deficient Valuation”: With respect to any Mortgage Loan or Serviced Whole Loan, as applicable, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then-outstanding principal balance of such Mortgage Loan or

Serviced Whole Loan which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificate”: Any Certificate in definitive, fully registered form without interest coupons. Initially the Risk Retention Certificates, the Class R Certificates and any Certificate issued pursuant to Section 5.02(c) and Section 5.02(d) shall be Definitive Certificates. For the avoidance of doubt, any Risk Retention Certificate shall at all times during the Transfer Restriction Period be evidenced by a Definitive Certificate.

“Delinquent Loan”: A Mortgage Loan that is delinquent at least sixty (60) days in respect of its Periodic Payments or Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any Grace Period.

“Denomination”: With respect to any Certificate or any beneficial interest in a Certificate the amount (i) (a) set forth on the face thereof, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Depository Participant, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) in an authorized denomination, as set forth in Section 5.01(a).

“Depositor”: Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, or its successors in interest.

“Depository”: DTC, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the UCC of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

“Depository Participant”: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Designated Intercreditor Agreement”: As defined in the definition of “Intercreditor Agreement”.

“Designated Site”: The website to which Diligence Files are uploaded as designated by the Depositor to the Mortgage Loan Sellers.

“Determination Date”: With respect to any Distribution Date, the eleventh (11th) day of each calendar month (or, if the eleventh (11th) calendar day of that month is not a Business Day, then the next Business Day), commencing in October 2025.

“Diligence File”: With respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)               A copy of each of the following documents:

(i)                                     the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the Trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the Trustee);

(ii)                                  the Mortgage, together with a copy of any intervening Assignments of Mortgage, in each case, with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable Mortgage Loan Seller);

(iii)                              any related Assignment of Leases and of any intervening Assignments (if such item is a document separate from the Mortgage), in each case, with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable Mortgage Loan Seller);

(iv)                             all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                                 the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title Insurance Policy;

(vi)                             any UCC Financing Statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller;

(vii)                          any Intercreditor Agreement relating to permitted debt of the Mortgagor, including any Intercreditor Agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)                       any loan agreement, escrow agreement, Security Agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)                              any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                                  any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)                              any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or a request for confirmation that the Trust is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the Trust, as the case may be;

(xii)                            any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)                         all related environmental reports; and

(xiv)                        all related environmental Insurance Policies;

(b)               a copy of any engineering reports or property condition reports;

(c)               other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)               for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related Mortgage Loan Seller;

(e)               a copy of all legal opinions (excluding attorney-client communications between the related Mortgage Loan Seller or an Affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)                a copy of all Mortgagor’s certificates of hazard insurance and/or hazard Insurance Policies or other applicable Insurance Policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)               a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)               for any Mortgage Loan that the related Mortgaged Property or Mortgaged Properties is leased to a single tenant, a copy of the lease;

(i)                 a copy of the applicable Mortgage Loan Seller’s asset summary;

(j)                 a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)               a copy of all zoning reports;

(l)                 a copy of financial statements of the related Mortgagor;

(m)             a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)               a copy of all UCC searches;

(o)               a copy of all litigation searches;

(p)               a copy of all bankruptcy searches;

(q)               a copy of any origination settlement statement;

(r)                a copy of the Insurance Summary Report;

(s)                a copy of the organizational documents of the related Mortgagor and any guarantor;

(t)                 unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)               a copy of all related environmental reports that were received by the applicable Mortgage Loan Seller;

(v)               a copy of any closure letter (environmental); and

(w)             a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the related originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents or information that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File shall include a statement to that effect. No information that is proprietary to the related originator or Mortgage Loan Seller or any draft documents or privileged or internal communications shall constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File shall include a statement to that effect. The Mortgage Loan Seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such Mortgage Loan Seller believes should be included to enable the Asset Representations Reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

“Diligence File Certification”: As defined in Section 2.01(h).

“Directing Certificateholder”: With respect to (A) any Servicing Shift Mortgage Loan, the Directing Certificateholder shall be the related Loan-Specific Directing Certificateholder and (B) each Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Excluded Loans), the initial Directing Certificateholder shall be 3650 Real Estate Investment Trust 2 LLC. Thereafter, with respect to the Mortgage Loans described in clause (B) above, the Directing Certificateholder shall be the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders (by Certificate Balance, as determined by the Certificate Registrar from time to time); provided, however, that (i) absent that selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or a representative thereof) will be the Directing Certificateholder; provided, however, that, in the case of this clause (iii), in the event that no one Holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of this Agreement. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder described in clause (B) above shall only retain its consultation rights to the extent specifically provided for herein. After the occurrence and during the continuance of a Consultation Termination Event, there will be no Directing Certificateholder as described in clause (B) above. The Depositor shall promptly provide the name and contact information for the initial Directing Certificateholder upon request of any party to this Agreement and any such requesting party may conclusively rely on the name and contact information provided by the Depositor. The Certificate Administrator and the other parties hereto shall be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the Certificate Registrar), or the resignation of the then-current Directing Certificateholder.

“Directing Certificateholder Approval Process”: As defined in Section 3.19(d).

“Directly Operate”: With respect to any REO Property (except with respect to a Non-Serviced Mortgaged Property), the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Trust or on behalf of a Companion Holder or the performance of any construction work on the REO Property other than through an Independent Contractor; provided, however, that an REO Property shall not be considered to be Directly Operated solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

“Disclosable Special Servicer Fees”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, or rebates, or as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its Affiliates that is paid by any Person (including, without limitation, the Trust, any Mortgagor, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Companion Loan and any purchaser of any such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any such Mortgage Loan or Serviced Companion Loan, the management or disposition of such REO Property, and the performance by the Special Servicer or any such Affiliate of any other special servicing duties under this Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the Special Servicer is entitled pursuant to Section 3.11 of this Agreement or any Non-Serviced PSA.

“Disclosure Parties”: As defined in Section 3.13(f).

“Discount Rate”: As defined in Section 4.01(f).

“Dispute Resolution Consultation”: As defined in Section 2.03(l)(iii).

“Dispute Resolution Cut-off Date”: As defined in Section 2.03(l)(i).

“Disqualified Non-U.S. Tax Person”: With respect to the Class R Certificates, any Non-U.S. Tax Person or its agent other than (a) a Non-U.S. Tax Person that holds the Class R Certificates in connection with the conduct of a trade or business within the United States and has furnished the Transferor and the Certificate Registrar with an effective IRS Form W-8ECI or (b) a Non-U.S. Tax Person that has delivered to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the Transfer of the Class R Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Class R Certificates will not be disregarded for federal income tax purposes.

“Disqualified Organization”: Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee or the Certificate Administrator based upon an Opinion of Counsel as provided to the Trustee or the Certificate Administrator (at no expense to the Trustee or the Certificate Administrator) that the holding of an Ownership Interest in a Class R Certificate by such Person may cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Accounts”: Collectively, the Upper-Tier REMIC Distribution Account and the Lower-Tier REMIC Distribution Account (and in each case any subaccount thereof), all of which may be subaccounts of a single Eligible Account.

“Distribution Date”: The fourth (4th) Business Day following each Determination Date, beginning in October 2025. The initial Distribution Date shall be October 20, 2025.

“Distribution Date Statement”: As defined in Section 4.02(a).

“Do Not Hire List”: The list, as may be updated at any time, provided by the Depositor to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer, which lists certain parties identified by the Depositor as having failed to comply (after any applicable cure period) with their respective obligations under Article XI of this Agreement or as having failed to comply (after any applicable cure period) with any similar Regulation AB reporting requirements under any other securitization transaction. For the avoidance of doubt, as of the Closing Date, no parties appear on the Do Not Hire List.

“Dodd-Frank Act”: The Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended from time to time.

“DTC”: The Depository Trust Company, a New York corporation.

“Due Date”: With respect to (i) any Mortgage Loan or Companion Loan, as applicable, on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment thereon is scheduled to be first due, (ii) any Mortgage Loan or Companion Loan, as applicable, after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan or Companion Loan, as applicable, had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on the related Mortgage Loan or Companion Loan, as applicable, had been scheduled to be first due.

“EDGAR”: As defined in Section 11.03.

“EDGAR-Compatible Format”: With respect to (a) the Initial Schedule AL File, the Initial Schedule AL Additional File, the CREFC® Schedule AL File and the Schedule AL Additional File, XML format or such other format as mutually agreed to between the Depositor, Certificate Administrator and the Master Servicer and (b) any report, file or document other than those listed in clause (a) above, any format compatible with EDGAR, including HTML, Word or clean, searchable PDFs.

“Eligible Account”: Any of the following: (i) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee or the Certificate Administrator), (A) the long-term deposit rating or long-term unsecured debt obligations or deposits of which are rated at least “A2” by Moody’s, if the deposits are to be held in such account for thirty (30) days or more, and the short-term debt obligations or deposits of which have a short-term rating of not less than “P-1” from Moody’s, if the deposits are to be held in such account for less than thirty (30) days and (B) the long-term unsecured debt obligations or deposits of which are rated at least “A” by Fitch, if the deposits are to be held in such account for thirty (30) days or more, and the short-term debt obligations or deposits of which have a short-term rating of not less than “F1” from Fitch, if the deposits are to be held in such account for less than thirty (30) days; (ii) an account or accounts maintained with Wells Fargo Bank, National Association so long as Wells Fargo Bank, National Association’s long-term unsecured debt rating shall be at least “A2” from Moody’s, “A” from Fitch and “BBB-” from KBRA (to the extent rated by KBRA) (if the deposits are to be held in the account for more than thirty (30) days) or Wells Fargo Bank, National Association’s short-term deposit or short-term unsecured debt rating shall be at least “P-1” from Moody’s and “F1” from Fitch (if the deposits are to be held in the account for thirty (30) days or less) or such other rating confirmed in a Rating Agency Confirmation from such Rating Agency and KBRA; (iii) an account or accounts maintained with PNC Bank, National Association, so long as PNC Bank, National Association’s long-term unsecured debt or deposit accounts are rated at least “A2” from Moody’s, “A” from Fitch and “BBB-” from KBRA (to the extent rated by KBRA) (if the deposits are to be held in the account for more than thirty (30) days) or PNC Bank, National Association’s short-term deposit account or short-term unsecured debt rating shall be at least “P-1” from Moody’s, “F1” from Fitch and “K3” from KBRA (to the extent rated by KBRA) (if the deposits are to be held in the account for thirty (30) days or less); (iv) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) – (iii) above, with respect to which (A) a Rating Agency Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account, and (B) if such other account is rated below an investment grade rating or investment grade credit assessment by Moody’s or Fitch, a Rating Agency Confirmation has been obtained from KBRA (which account may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer); (v) any other account or accounts not listed in clauses (i) - (iv) above with respect to which (A) a Rating Agency Confirmation and a confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account, and (B) if such other account is rated below an investment grade rating or investment grade credit assessment by Moody's or Fitch, a Rating Agency Confirmation has been obtained from KBRA (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25); which account may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer; or (vi) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that has a long-term unsecured debt rating of at least “A” by Fitch and “A2” from Moody’s (if the deposits are to be held in the account for more than thirty (30) days) or a short-term unsecured debt rating of not less than “F1” from Fitch and at least “R-1 (low)” from Moody’s (if the deposits are to be held in the account for thirty (30) days or less) and that, in either case, has corporate trust powers, acting in its fiduciary capacity, provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. § 9.10(b). Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

“Eligible Asset Representations Reviewer”: An entity that (a) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, S&P or Morningstar DBRS and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which any of Moody’s, Fitch, KBRA, S&P and Morningstar DBRS has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (b) can and will make the representations and warranties set forth in Section 6.01(d), (c) is not (and is not affiliated (including Risk Retention Affiliated) with) a Sponsor, a Mortgage Loan Seller, an originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, the Directing Certificateholder, the Retaining Sponsor, any Subsequent Third-Party Purchaser or any of their respective Affiliates (including Risk Retention Affiliates), (d) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any Underwriter, any Subsequent Third-Party Purchaser, any party to this Agreement, the Directing Certificateholder, the Retaining Sponsor or any of their respective Affiliates (including Risk Retention Affiliates), or have been paid any fees, compensation or other remuneration by any of them in connection with any such services, and (e) does not directly or indirectly, through one or more Affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which this Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable) and except as otherwise set forth in this Agreement.

“Eligible Operating Advisor”: An entity (a) that is a special servicer or operating advisor on a CMBS transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the Operating Advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action; (b) that can and will make the representations and warranties of the Operating Advisor set forth in Section 6.01(c) of this Agreement; (c) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Retaining Sponsor, any Subsequent Third-Party Purchaser or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective Affiliates (including Risk Retention Affiliates); (d) that has not been paid by the Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations hereunder or (y) for the appointment or recommendation for replacement of a successor special servicer to become a special servicer under this Agreement; (e) that (i) has been regularly engaged in the business of analyzing and advising clients in CMBS matters and has at least five (5) years of experience in collateral analysis and loss projections and (ii) has at least five (5) years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) that does not directly or indirectly, through one or more Affiliates or otherwise, own or have derivative exposure in any interest in any Certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which this Agreement relates, other than in fees from its role as Operating Advisor and Asset Representations Reviewer (to the extent it also acts as the Asset Representations Reviewer).

“Enforcing Party”: The person obligated to or that elects pursuant to Section 2.03 to enforce the rights of the Trust against the related Mortgage Loan Seller with respect to the Repurchase Request.

“Enforcing Servicer”: The Special Servicer.

“Environmental Assessment”: An “environmental site assessment” as such term is defined in, and meeting the criteria of, the American Society of Testing Materials Standard Section E 1527-00, or any successor thereto.

“Environmental Indemnity Agreement”: With respect to any Mortgage Loan, any agreement between the Mortgagor (or a guarantor thereof) and the originator of such Mortgage Loan relating to the Mortgagor’s obligation to remediate or monitor or indemnify for any environmental problems relating to the related Mortgaged Property.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan”: As defined in Section 5.03(u).

“ERISA Restricted Certificate”: Any Certificate (other than a Class R Certificate) that does not meet the requirements of U.S. Department of Labor Final Authorization Number 2004-03E (as such exemption may be amended from time to time) as of the date of the acquisition of such Certificate by a Plan. As of the Closing Date, each of the Class F-RR, Class G-RR and Class J-RR Certificates is an ERISA Restricted Certificate.

“Escrow Payment”: Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground lease rents and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

“Euroclear”: The Euroclear System or any successor thereto.

“Excess Modification Fee Amount”: With respect to either the Master Servicer or the Special Servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related Mortgagor with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the Master Servicer or the Special Servicer, as applicable, as compensation within the prior twelve (12) months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout

Fee or Liquidation Fee and, as provided in Section 3.11(c), only after the Special Servicer has received $25,000 in Workout Fees with respect to such Corrected Loan.

“Excess Modification Fees”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, as applicable, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the Mortgagor but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Trust with respect to the related Mortgage Loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related Mortgagor or otherwise. With respect to each of the Master Servicer and the Special Servicer, the Excess Modification Fees collected and earned by such Person from the related Mortgagor (taken in the aggregate with any other Excess Modification Fees collected and earned by such Person from the related Mortgagor within the prior twelve (12) months of the collection of the current Excess Modification Fees) will be subject to a cap of the greater of (i) 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan, as applicable and (ii) $25,000.

“Excess Prepayment Interest Shortfall”: The aggregate of any Prepayment Interest Shortfalls resulting from any Principal Prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer.

“Exchange Act”: The Securities Exchange Act of 1934, as amended from time to time and the rules and regulations of the Commission thereunder.

“Excluded Controlling Class Holder”: With respect to any Excluded Controlling Class Loan and/or any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, that is a Borrower Party with respect to such Excluded Controlling Class Loan and/or Excluded Loan. Promptly upon obtaining actual knowledge of the Directing Certificateholder or any Controlling Class Certificateholder becoming an “Excluded Controlling Class Holder”, such Directing Certificateholder or Controlling Class Certificateholder, as applicable, shall provide notice in the form of Exhibit P-1E to the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee and the Certificate Administrator, which notice shall be physically delivered in accordance with Section 13.05 of this Agreement and shall specifically identify the Excluded Controlling Class Holder and identifying the related Mortgage Loan, specifying whether it is (A) and Excluded Controlling Class Loan or (B) both an Excluded Loan and an Excluded Controlling Class Loan. Additionally, any Excluded Controlling Class Holder shall also send to the Certificate Administrator a notice substantially in the form of Exhibit P-1F, which notice shall provide each of the CTSLink User ID associated with such Excluded

Controlling Class Holder, and which notice shall direct the Certificate Administrator to restrict such Excluded Controlling Class Holder’s access to the Certificate Administrator’s Website as and to the extent provided in this Agreement. As of the Closing Date, there are no Excluded Controlling Class Holders related to the Trust.

“Excluded Controlling Class Loan”: Any Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination, the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party. As of the Closing Date, there are no Excluded Controlling Class Loans related to the Trust.

“Excluded Information”: With respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which shall include any Asset Status Reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the Special Servicer or any Excluded Special Servicer and which may include any Operating Advisor reports delivered to the Certificate Administrator regarding the Special Servicer’s net present value determination or any Appraisal Reduction Amount calculations delivered pursuant to Section 3.26(e), and any Officer’s Certificates delivered by the Trustee, the Master Servicer or the Special Servicer, supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance, or such other information and reports designated as Excluded Information by the Special Servicer, the Master Servicer or the Operating Advisor, as applicable, but in each case other than information with respect to such Excluded Controlling Class Loan that is aggregated with information of other Mortgage Loans at a pool level. For the avoidance of doubt, any file or report contained in the CREFC® Investor Reporting Package (CREFC® IRP) (other than the CREFC® Special Servicer Loan File relating to any Excluded Controlling Class Loan) and any Schedule AL Additional File shall not be considered “Excluded Information”. Each of the Master Servicer, the Special Servicer and the Operating Advisor shall deliver any Excluded Information to the Certificate Administrator in accordance with Section 3.33. For the avoidance of doubt, the Certificate Administrator’s obligation to segregate any information delivered to it under the “Excluded Information” tab on the Certificate Administrator’s Website shall be triggered solely by such information being delivered in the manner provided in Section 3.26.

“Excluded Loan”: Any Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) with respect to which, as of any date of determination, the Directing Certificateholder (except for purposes of determining whether a Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) is a Borrower Party or the Holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, there are no Excluded Loans related to the Trust.

“Excluded Special Servicer”: With respect to any Excluded Special Servicer Loan, a replacement special servicer that is not a Borrower Party with respect to such Excluded Special Servicer Loan and satisfies all of the eligibility requirements applicable to the Special Servicer set forth in Section 7.01(g). As of the Closing Date, there are no Excluded Special Servicers related to the Trust.

“Excluded Special Servicer Information”: With respect to any Excluded Special Servicer Loan, any information solely related to such Excluded Special Servicer Loan and/or the related Mortgaged Properties, which shall include the Asset Status Reports, Final Asset Status Reports (or summaries thereof), any Operating Advisor reports delivered to the Certificate Administrator regarding an Excluded Special Servicer’s net present value determination or any Appraisal Reduction Amount calculations delivered pursuant to Section 3.26(e), and any Officer’s Certificates delivered by the Master Servicer or the applicable Excluded Special Servicer supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance, or such other information and reports designated as Excluded Special Servicer Information by the applicable Excluded Special Servicer, the Master Servicer or the Operating Advisor, as applicable, in each case, other than information with respect to such Excluded Special Servicer Loan(s) that is aggregated with information with respect to the other Mortgage Loans at a pool level. For the avoidance of doubt, any file or report contained in the CREFC® Investor Reporting Package (CREFC® IRP) (other than the CREFC® Special Servicer Loan File relating to any Excluded Special Servicer Loan) and any Schedule AL Additional File shall not be considered “Excluded Special Servicer Information”.

“Excluded Special Servicer Loan”: Any Mortgage Loan or Serviced Whole Loan with respect to which, as of any date of determination, the Special Servicer obtains knowledge that it has become a Borrower Party. For the avoidance of doubt, there are no Excluded Special Servicer Loans related to the Trust as of the Closing Date.

“Extended Cure Period”: As defined in Section 2.03(b).

“Fannie Mae”: Federal National Mortgage Association or any successor thereto.

“FBRT”: Franklin BSP Realty Trust, Inc., a Maryland corporation, or its successors in interest.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Final Asset Status Report”: With respect to any Specially Serviced Loan, each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between the Special Servicer and Directing Certificateholder with respect to such Specially Serviced Loan required to be delivered by the Special Servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process or following completion of the ASR Consultation Process, as applicable; provided that, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the Holder of the majority of the Controlling Class, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report shall be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent pursuant to Section 3.19, or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise being implemented by the Special Servicer in accordance with this Agreement. In addition, after the occurrence and during the continuance of an Operating Advisor Consultation Event, no Asset Status Report shall be a Final Asset Status Report unless and until the Operating Advisor is consulted with on a non-binding basis or deemed to have been consulted with pursuant to this Agreement. The Special Servicer shall notify the Operating Advisor of whether any Asset Status Report delivered to the Operating Advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Certificateholder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the Operating Advisor and the Special Servicer. For the avoidance of doubt, the Special Servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. The Operating Advisor is only required to review Final Asset Status Reports delivered to it by the Special Servicer. Each Final Asset Status Report shall be labeled or otherwise identified or communicated as being final by the Special Servicer.

“Final Dispute Resolution Election Notice”: As defined in Section 2.03(l)(iii).

“Final Recovery Determination”: A reasonable determination by the Special Servicer, in consultation with the Directing Certificateholder if related to a Mortgage Loan other than an Excluded Loan and made prior to the occurrence and continuance of a Consultation Termination Event, with respect to any Defaulted Loan (and, if applicable, any defaulted Companion Loan) or Corrected Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by (i) any of the Mortgage Loan Sellers or Additional Repurchase Obligors pursuant to Section 5 or Section 19, as applicable, of the applicable Mortgage Loan Purchase Agreement, (ii) the Special Servicer or other person pursuant to Section 3.16(b), any Companion Holder or any mezzanine lender pursuant to Section 3.16 or (iii) the Master Servicer, the Special Servicer, the Holders of the Controlling Class, or the Holders of the Class R Certificates pursuant to Section 9.01) that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that, in the Special Servicer’s judgment, which judgment was exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable. With respect to all Mortgage Loans other than Excluded Loans, prior to the occurrence and continuance of any Control Termination Event, the Directing Certificateholder shall have ten (10) Business Days to review and approve each such recovery determination by the Special Servicer; provided, however, that if the Directing Certificateholder fails to approve or disapprove any recovery determination within ten (10) Business Days of receipt of the initial recovery determination, such consent shall be deemed given.

“Financial Market Publishers”: Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, Recursion Co. and CRED iQ.

“Fitch”: Fitch Ratings, Inc., and its successors in interest. If neither Fitch nor any successor remains in existence, “Fitch” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder and the Special Servicer, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Form 15 Suspension Notification”: As defined in Section 11.08.

“Form 8-K Disclosure Information”: As defined in Section 11.07.

“Franchise Required Mortgage Loan”: Any Mortgage Loan subject to a franchise agreement with a related comfort letter in favor of the respective Mortgage Loan Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trust or otherwise have a new comfort letter issued in the name of the Trust. For the avoidance of doubt, the only Franchise Required Mortgage Loans with respect to the Trust are the Mortgage Loans identified as The Daxton Hotel, Shaner Philadelphia Airport Portfolio, Residence Inn Chesapeake & Springhill Suites Norfolk, Hampton Inn & Suites El Paso Airport, Courtyard Fayetteville and Hampton Inn Scottsburg on the Mortgage Loan Schedule.

“Freddie Mac”: Federal Home Loan Mortgage Corporation or any successor thereto.

“Gain-on-Sale Entitlement Amount”: With respect to each Distribution Date, the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

“Gain-on-Sale Proceeds”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan), the excess of (i) Liquidation Proceeds net of any related Liquidation Expenses (or the portion of such net Liquidation Proceeds payable to the related Mortgage Loan pursuant to the related Intercreditor Agreement) over (ii) the Purchase Price for such Mortgage Loan on the date on which Liquidation Proceeds were received. Gain-on-Sale Proceeds shall exclude any amounts allocated as a Yield Maintenance Charge, Prepayment Premium, recovery of any late payment charges and Default Interest or recovery of any assumption fees and Modification Fees pursuant to Section 3.02(a), Section 3.02(b) and Section 3.02(c).

“Gain-on-Sale Remittance Amount”: For each Distribution Date, an amount equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

“Gain-on-Sale Reserve Account”: A custodial account or accounts (or subaccount of the Distribution Account) held as an asset of the Lower-Tier REMIC and created and maintained by the Certificate Administrator, pursuant to Section 3.04(e) on behalf of the Trustee for the benefit of the Certificateholders, which shall initially be entitled “Computershare Trust Company, National Association, as Certificate Administrator, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the registered Holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Gain-on-Sale Reserve Account”. Any such account shall be an Eligible Account or a subaccount of an Eligible Account.

“Grace Period”: The number of days before a payment default is an event of default under the related Mortgage Loan.

“Ground Lease”: The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the Mortgage Loan.

“GSMC”: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest.

“Hazardous Materials”: Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.

“HRR Certificates”: Individually and collectively, the Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates.

“Impermissible Risk Retention Affiliate”: As defined in Section 3.31.

“Impermissible TPP Affiliate”: As defined in Section 3.31.

“Independent”: When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Commission’s Regulation S-X. When used with respect to any specified Person, any such Person who (i) is in fact independent of the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder, the Companion Holders (insofar as the relevant matter involves a Whole Loan (whether alone or together with one or more other Mortgage Loans)), the Operating Advisor, the Asset Representations Reviewer and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder, the Companion Holders (insofar as the relevant matter involves a Whole Loan (whether alone or together with one or more other Mortgage Loans)), the Operating Advisor, the Asset Representations Reviewer or any Affiliate thereof and (iii) is not connected with the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder, the Companion Holders (insofar as the relevant matter involves a Whole Loan (whether alone or together with one or more other Mortgage Loans)), the

Operating Advisor, the Asset Representations Reviewer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder, the Companion Holders or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Directing Certificateholder, the Companion Holders or any Affiliate thereof, as the case may be, so long as such ownership constitutes less than 1% of the total assets of such Person. For the avoidance of doubt, the exception in the proviso above for ownership of 1% or less of any Class of Certificates shall not apply with respect to the Operating Advisor or the Asset Representations Reviewer.

“Independent Contractor”: Either (i) any Person that would be an “independent contractor” with respect to the Trust within the meaning of Section 856(d)(3) of the Code if the Trust were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Certificate Administrator, the Master Servicer, any Companion Holder or the Trust, delivered to the Trustee, any Companion Holder, the Certificate Administrator and the Master Servicer), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that neither the Master Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel has been delivered to the Trustee and the Certificate Administrator to that effect) or (ii) any other Person (including the Master Servicer or the Special Servicer) upon receipt by the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer of an Opinion of Counsel, which shall be at no expense to the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Initial Cure Period”: As defined in Section 2.03(b).

“Initial Delivery Date”: As defined in Section 3.19(d).

“Initial Purchasers”: Barclays Capital Inc., BMO Capital Markets Corp., SG Americas Securities, LLC, UBS Securities LLC, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC and Bancroft Capital, LLC.

“Initial Requesting Certificateholder”: The first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described in Section 2.03(k) with respect to a Mortgage Loan. For the avoidance of doubt, there shall not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan.

“Initial Schedule AL Additional File”: The data file prepared by or on behalf of the Depositor containing additional information or schedules regarding data points in the Initial Schedule AL File in accordance with Item 1111(h)(4) of Regulation AB and Item 601(b)(103) of Regulation S-K under the Securities Act and filed as Exhibit 103 to the Form ABS-EE incorporated by reference into the Prospectus in both EDGAR-Compatible Format and Excel format.

“Initial Schedule AL File”: The data file(s) prepared by, or on behalf of, the Depositor containing the information required by Item 1111(h)(3) or Item 1125 of Regulation AB or Item 601(b)(102) of Regulation S-K under the Securities Act and filed as Exhibit 102 and, if applicable, Exhibit 103 to the Form ABS-EE incorporated by reference into the Prospectus in both EDGAR-Compatible Format and Excel format.

“Initial Sub-Servicer”: With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement with the Master Servicer as of the Closing Date, the Sub-Servicer under any such Sub-Servicing Agreement. As of the Closing Date, each entity with respect to the Serviced Mortgage Loans listed on Exhibit FF is an Initial Sub-Servicer.

“Initial Sub-Servicing Agreement”: Any Sub-Servicing Agreement in effect as of the Closing Date.

“Inquiry” and “Inquiries”: As each is defined in Section 4.07(a).

“Institutional Accredited Investor”: An institutional investor which is an “accredited investor” within the meaning of paragraphs (1), (2), (3) or (7) of Rule 501(a) of Regulation D under the Act or any entity in which all of the equity owners come within such paragraphs.

“Insurance and Condemnation Proceeds”: All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in either case, in accordance with the Servicing Standard (and in the case of any Mortgage Loan with a related Companion Loan, to the extent that any portion of such proceeds are received by the Master Servicer or Certificate Administrator in connection with such Mortgage Loan, pursuant to the allocations set forth in the related Intercreditor Agreement) and the REMIC Provisions.

“Insurance Policy”: With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

“Insurance Summary Report”: With respect to each Mortgage Loan, a report or other summary prepared either by the related Mortgage Loan Seller or a third party insurance consultant on behalf of the related Mortgage Loan Seller that provides a summary of all Insurance Policies covering the related Mortgaged Property or Mortgaged Properties, identifying the insurance provider, applicable ratings of each such provider and the amount of coverage and any applicable deductible.

“Intercreditor Agreement”: Each intercreditor agreement, co-lender agreement or other similar agreement between noteholders relating to a Whole Loan described in the table under the heading “Whole Loans” in the Preliminary Statement hereto (each of such agreements, a “Designated Intercreditor Agreement”), and any intercreditor agreement entered into in connection with the issuance to the direct or indirect equity holders in the Mortgagor of any existing mezzanine indebtedness or any future mezzanine indebtedness permitted under the related Mortgage Loan documents.

“Interest Accrual Amount”: With respect to any Distribution Date and any Class of Regular Certificates, the amount of interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class of Certificates on the Certificate Balance or Notional Amount, as applicable, for such Class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period shall be made on a 30/360 basis.

“Interest Accrual Period”: For each Distribution Date, the calendar month prior to the month in which that Distribution Date occurs.

“Interest Distribution Amount”: With respect to any Class of Regular Certificates for any Distribution Date, an amount equal to (A) the sum of (i) the Interest Accrual Amount with respect to such Class of Certificates for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class of Certificates for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class of Certificates on such Distribution Date. For purposes of clause (B) above, the Excess Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated to each Class of Certificates in an amount equal to the product of (i) the amount of such Excess Prepayment Interest Shortfall and (ii) a fraction, the numerator of which is the Interest Accrual Amount for such Class of Certificates for such Distribution Date and the denominator of which is the aggregate Interest Accrual Amounts for all Classes of Certificates for such Distribution Date.

“Interest Reserve Account”: The trust account or subaccount of the Distribution Account created and maintained by the Certificate Administrator pursuant to Section 3.04(b) initially in the name of “Computershare Trust Company, National Association, as Certificate Administrator, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the registered Holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Interest Reserve Account”, into which the amounts set forth in Section 3.21 shall be deposited directly and which must be an Eligible Account or subaccount of an Eligible Account.

“Interest Shortfall”: With respect to any Distribution Date for any Class of Regular Certificates, the sum of (a) the portion of the Interest Distribution Amount for such Class of Certificates remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and (ii) in the case of the Class X Certificates, one-month’s interest on that amount remaining unpaid at the Weighted Average Net Mortgage Rate for such Distribution Date.

“Interested Person”: As of the date of any determination, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Directing Certificateholder, any Sponsor, any Borrower Party, any Independent Contractor engaged by the Special Servicer, or any known Affiliate of any of the preceding entities. With respect to a Whole Loan if it is a Defaulted Loan, the Depositor, the Master Servicer, the Special Servicer (or any Independent Contractor engaged by the Special Servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known Affiliate of any such party described above.

“Investment Account”: As defined in Section 3.06(a).

“Investment Representation Letter”: As defined in Section 5.03(e), a form of which is attached hereto as Exhibit C.

“Investor Certification”: A certificate (which may be in electronic form) substantially in the form of Exhibit P-1A, Exhibit P-1B, Exhibit P-1C or Exhibit P-1D to this Agreement or in the form of an electronic certification contained on the Certificate Administrator’s Website (which may be a click-through confirmation), representing (i) that such Person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such Person is not a Certificateholder), a beneficial owner of a Certificate, a prospective purchaser of a Certificate or a Companion Holder (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such Person is not a Borrower Party, in which case such Person shall have access to all the reports and information made available to Certificateholders via the Certificate Administrator’s Website hereunder, or (b) such Person is a Borrower Party in which case (1) if such Person is the Directing Certificateholder or a Controlling Class Certificateholder, such Person shall have access to all the reports and information made available to Certificateholders via the Certificate Administrator’s Website hereunder other than any Excluded Information as set forth herein or (2) if such Person is not the Directing Certificateholder or a Controlling Class Certificateholder, such Person shall only receive access to the Distribution Date Statements to Certificateholders prepared by the Certificate Administrator, (iii) (other than with respect to a Companion Holder) that such Person has received a copy of the final Prospectus and (iv) such Person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) shall be permitted to reasonably request and obtain in accordance with Section 4.02(f) of this Agreement any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the Certificate Administrator’s Website on account of it constituting Excluded Information) and (ii) shall be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and shall restrict access to the Certificate

Administrator’s Website to any mezzanine lender upon notice from any party to this Agreement that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

“Investor Q&A Forum”: As defined in Section 4.07(a).

“Investor Registry”: As defined in Section 4.07(b).

“IRS”: The Internal Revenue Service.

“Joint Mortgage Loan”: Any Mortgage Loan comprised of multiple Mortgage Notes that are being sold separately to the Depositor by more than one Mortgage Loan Seller. For the avoidance of doubt, the only Joint Mortgage Loans related to the Trust are the Vertex HQ, Dunbar Apartments, Springfield Town Center and ILPT 2025 Portfolio Mortgage Loans.

“KBRA”: Kroll Bond Rating Agency, LLC, and its successors in interest. If neither KBRA nor any successor remains in existence, “KBRA” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder and the Special Servicer and specific ratings of KBRA herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Late Collections”: With respect to any Mortgage Loan, Whole Loan or Companion Loan, all amounts received thereon prior to the related Determination Date, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan, Whole Loan or Companion Loan, as applicable (without regard to any acceleration of amounts due thereunder by reason of default), on a Due Date prior to the immediately preceding Determination Date and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property prior to the related Determination Date, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan, Whole Loan or Companion Loan, as applicable (without regard to any acceleration of amounts due under the predecessor Mortgage Loan, Whole Loan or Companion Loan, as applicable, by reason of default), on a Due Date prior to the immediately preceding Determination Date and not previously recovered. The term “Late Collections” shall specifically exclude Penalty Charges. With respect to any Whole Loan, as used in this Agreement, Late Collections shall refer to such portion of Late Collections to the extent allocable to the related Mortgage Loan or related Companion Loan, as applicable, pursuant to the terms of the related Intercreditor Agreement.

“Legal Fee Reserve Account”: The account created and maintained by the Certificate Administrator pursuant to Section 3.04(b), in the name of the “Legal Fee Reserve Account”, into which the amounts set forth in Section 3.04(b) shall be deposited directly and which must be an Eligible Account.

“Liquidation Event”: With respect to any Mortgage Loan or with respect to any REO Property (and the related REO Loan), any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the applicable Mortgage Loan Seller or Additional Repurchase Obligor pursuant to Section 5 or Section 19, as applicable, of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan or REO Property is purchased by the Special Servicer, or by any Companion Holder or any mezzanine lender (as applicable) pursuant to Section 3.16 (and the related Intercreditor Agreement, as applicable); (v) such Mortgage Loan or REO Property is purchased by the Special Servicer, the Master Servicer, the Holders of the majority of the Controlling Class or the Holders of the Class R Certificates pursuant to Section 9.01 or acquired by the Sole Certificateholder in exchange for its Certificates pursuant to Section 9.01; or (vi) such Mortgage Loan or REO Property is sold by the Special Servicer pursuant to the terms of this Agreement.

“Liquidation Expenses”: All customary, reasonable and necessary “out of pocket” costs and expenses incurred by the Special Servicer in connection with a liquidation of any Specially Serviced Loan or REO Property (except with respect to a Non-Serviced Mortgaged Property) pursuant to Section 3.16 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

“Liquidation Fee”: A fee payable to the Special Servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to a Non-Serviced Mortgaged Property) as to which the Special Servicer obtains (i) a full, partial or discounted payoff from the related Mortgagor or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property (in any case, other than amounts for which a Workout Fee has been paid, or will be payable) or (b) Loss of Value Payment or Purchase Price paid by the responsible party under the related Mortgage Loan Purchase Agreement with respect to any Mortgage Loan (and any related Companion Loan, if applicable) (except if such responsible party under the related Mortgage Loan Purchase Agreement makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period), equal to the product of the Liquidation Fee Rate and the proceeds of (i) such full, partial or discounted payoff or other partial payment or the Liquidation Proceeds or Insurance and Condemnation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Loan or REO Property or (ii) such Loss of Value Payment or Purchase Price; provided, however, that no Liquidation Fee shall be payable with respect to (a) the purchase of any Specially Serviced Loan by the Special Servicer or any Affiliate thereof (except if such Affiliate purchaser is the Directing Certificateholder or any Affiliate thereof; provided, however, that prior to a Control Termination Event, if the Directing Certificateholder or an Affiliate thereof purchases any Specially Serviced Loan within ninety (90) days after the Special Servicer delivers to the Directing Certificateholder for its approval the initial Asset Status Report with respect to such Specially Serviced Loan, the Special Servicer will not be entitled to a Liquidation Fee in connection with such purchase by the Directing Certificateholder or its Affiliates), (b) any event described in clause (iv) and (vii) of the definition of “Liquidation Proceeds” (or any substitution in lieu of a repurchase) so long as such repurchase or substitution occurs prior to the termination of the Extended Cure Period (or, with respect to clause (vii), such payment is made within the initial 90-day cure period or, if applicable, within the subsequent extended cure period), (c) any event described in clauses (v) and (vi) of the definition of “Liquidation Proceeds”, as long as, with respect to a purchase pursuant to clause (vi) of the definition of “Liquidation Proceeds”, a purchase occurs within ninety (90) days of such holder’s purchase option first becoming exercisable during that period prior to such Mortgage Loan becoming a Corrected Loan pursuant to the related Intercreditor Agreement, (d) a Serviced Companion Loan, (x) a repurchase of such Serviced Companion Loan by the applicable Mortgage Loan Seller for a breach of a representation or warranty or for a defective or deficient mortgage loan documentation under an Other Pooling and Servicing Agreement within the time period (or extension thereof) provided for such repurchase or such repurchase occurs prior to the termination of the extended resolution period provided therein or (y) a purchase of such Serviced Companion Loan by any applicable party to the Other Pooling and Servicing Agreement pursuant to a clean-up call or similar liquidation of the Other Securitization, or (e) if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan solely because of a Servicing Transfer Event described in clause (i) of the definition of “Servicing Transfer Event”, Liquidation Proceeds are received within ninety (90) days following the related Maturity Date as a result of such Mortgage Loan or Serviced Whole Loan being refinanced or otherwise repaid in full (but, in the event that a Liquidation Fee is not payable due to the application of any of clauses (a) through (e) above, the Special Servicer may still collect and retain appropriate fees from the related Mortgagor in connection with such refinancing or pay-off (which fees must be (i) reasonable in the context of the commercial mortgage lending industry, (ii) commensurate with the work, if any, performed by the Special Servicer in connection with such refinancing or pay-off, and (iii) substantiated with supporting documentation); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related Mortgagor with respect to the related Mortgage Loan and any related Companion Loan, as applicable, or REO Property and received by the Special Servicer as compensation within the prior twelve (12) months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that no Liquidation Fee shall be less than $25,000. No Liquidation Fee shall be payable in connection with a Loss of Value Payment by a Mortgage Loan Seller, if the applicable Mortgage Loan Seller makes such Loss of Value Payment within ninety (90) days of receipt of notice of a breach (and giving effect to an extension period of ninety (90) days).

“Liquidation Fee Rate”: A rate equal to 1.00% (or, for the Springfield Town Center Mortgage Loan, not to exceed 0.50%) with respect to any Specially Serviced Loan (and each related Serviced Companion Loan) or REO Property or Loss of Value Payment or Purchase Price; provided that if such rate would result in an aggregate Liquidation Fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.00% and (ii) such lower rate as would result in an aggregate Liquidation Fee equal to $25,000.

“Liquidation Proceeds”: Cash amounts received by or paid to the Master Servicer or the Special Servicer in connection with: (i) the liquidation (including a payment in full) of a Mortgaged Property or other collateral constituting security for a Defaulted Loan or defaulted Companion Loan, if applicable, through a trustee’s sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) any sale of (A) a Specially Serviced Loan pursuant to Section 3.16(a) or (B) any REO Property pursuant to Section 3.16(b); (iv) the repurchase of a Mortgage Loan by the applicable Mortgage Loan Seller or Additional Repurchase Obligor pursuant to Section 5 or Section 19, as applicable, of the related Mortgage Loan Purchase Agreement; (v) the purchase of a Specially Serviced Loan or REO Property by the Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates pursuant to Section 9.01; (vi) the purchase of a Mortgage Loan or an REO Property by (a) the applicable Subordinate Companion Holder or (b) the related mezzanine lender pursuant to Section 3.16 and the related Intercreditor Agreement; or (vii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with Section 3.05(f) of this Agreement (provided that, for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment shall be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Mortgage Loan Seller). With respect to any Whole Loan, as used in this Agreement, Liquidation Proceeds shall refer to such portion of Liquidation Proceeds to the extent allocable to the related Mortgage Loan or related Companion Loan, as applicable, pursuant to the terms of the related Intercreditor Agreement.

“Loan REMIC”: As defined in the Preliminary Statement.

“Loan REMIC Regular Interest”: The 500 Delaware Loan REMIC Regular Interest.

“Loan-Specific Directing Certificateholder”: With respect to any Servicing Shift Whole Loan, the “Controlling Holder”, the “Directing Certificateholder”, the “Directing Holder”, the “Directing Lender” or any analogous concept set forth under the related Intercreditor Agreement. Prior to the applicable Servicing Shift Date, a Loan-Specific Directing Certificateholder with respect to the related Servicing Shift Whole Loan will be the holder of the related Servicing Shift Control Note. With respect to any Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, there will be no Loan-Specific Directing Certificateholder under this Agreement. As of the Closing Date, the Loan-Specific Directing Certificateholder will be with respect to the 1000 Portside Drive Whole Loan, Bank of Montreal.

“Loss of Value Payment”: As defined in Section 2.03(b) of this Agreement.

“Loss of Value Reserve Fund”: The “outside reserve fund” (within the meaning of Treasury Regulations Section 1.860G-2(h)) designated as such pursuant to Section 3.04(i) of this Agreement. The Loss of Value Reserve Fund will be part of the Trust Fund but not part either Trust REMIC.

“Lower-Tier Distribution Amount”: As defined in Section 4.01(c).

“Lower-Tier Principal Amount”: With respect to any Class of Lower-Tier Regular Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)), and as set forth in Section 4.01(c).

“Lower-Tier Regular Interests”: Any of the Class LA1, Class LA2, Class LA3, Class LAS, Class LB, Class LC, Class LD, Class LERR, Class LFRR, Class LGRR and Class LJRR Uncertificated Interests.

“Lower-Tier REMIC”: A segregated asset pool within the Trust Fund, the assets of which consist of the Mortgage Loans, the Loan REMIC Regular Interest and the proceeds thereof, any REO Property with respect thereto (or an allocable portion thereof, in the case of any Serviced Mortgage Loan), or the Trust’s beneficial interest in the REO Property with respect to a Non-Serviced Whole Loan, such amounts as shall from time to time be held in the Collection Account (other than with respect to any Companion Loan), the related portion of the REO Account, if any, the Interest Reserve Account, the Gain-on-Sale Reserve Account, the Lower-Tier REMIC Distribution Account, and all other properties included in the Trust Fund that are not in the Upper-Tier REMIC, except for the Loss of Value Reserve Fund.

“Lower-Tier REMIC Distribution Account”: The segregated account, accounts or sub-accounts (or a subaccount of the Distribution Account) created and maintained by the Certificate Administrator (on behalf of the Trustee) pursuant to Section 3.04(b) in trust for the Certificateholders, which shall initially be entitled “Computershare Trust Company, National Association, as Certificate Administrator, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the registered Holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Lower-Tier REMIC Distribution Account”. Any such account, accounts or sub-accounts shall be an Eligible Account.

“LTV Ratio”: With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan, as of such date (assuming no defaults or prepayments on such Mortgage Loan prior to that date), and the denominator of which is the Appraised Value of the related Mortgaged Property.

“MAI”: Member of the Appraisal Institute.

“Major Decision”: As defined in Section 6.08(a).

“Major Decision Reporting Package”: As defined in Section 6.08(a).

“Master Servicer”: Midland Loan Services, a Division of PNC Bank, National Association, and its successors in interest or assigns, or any successor thereto (as Master Servicer) appointed as provided herein.

“Master Servicer Decision” means, with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan that is not a Specially Serviced Loan:

(a)       any decision or Mortgagor request with respect to:

(i)                                    defeasances,

(ii)                                 collections, record keeping, reporting, payment processing and Companion Paying Agent functions,

(iii)                               inspections of Mortgaged Properties,

(iv)                             property insurance and tax matters,

(v)                                 subjecting the related Mortgaged Property to an easement, right of way or similar agreement for utilities, access, parking, public improvements, or another purpose that, in each case, does not materially affect the use or value of the Mortgaged Property or the Mortgagor’s ability to make payments with respect to the related Mortgage Loan (including a consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement) (provided that the Master Servicer (1) has determined in accordance with the Servicing Standard that such easement, right of way or similar agreement or other matter will not materially and adversely affect the operation or value of such Mortgaged Property or the Trust Fund’s interest in the Mortgaged Property and (2) has determined that such easement, right of way or similar agreement or other matter will not cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Master Servicer may rely on an Opinion of Counsel in making any such determination under clause (2) above),

(vi)                            Advances (including nonrecoverability determinations), and

(vii)                          any note-splitting amendment to an Intercreditor, and

(b)       any decision the Master Servicer is to make under this Agreement with respect to:

(i)                                     notices of a material default, Material Defect, or Repurchase Request,

(ii)                                  general servicing of the Serviced Loans or Serviced Whole Loans other than:

1.       any Mortgagor request not specified in the immediately preceding clause (a), including approving any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit (including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans secured by the Mortgaged Properties specifically identified on Schedule 3), unless such request relates to (a) customary tax and insurance releases, (b) any other routine and/or customary escrow and reserve fundings or disbursements of amounts less than $175,000 and for which the satisfaction of performance-related criteria is not required pursuant to the terms of the related Mortgage Loan documents, or (c) any request for a funding or disbursement as mutually agreed upon by the Master Servicer and the Special Servicer;

2.       approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (individually or in the aggregate based on all leases with the same tenant at the applicable Mortgaged Property) (y) 30,000 square feet and (z) 30% of the net rentable area at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;

3.       a decision to modify or take action (or to refrain from taking action) under any provisions regarding cash trap and lease sweep triggers, removal of a property manager or allocation of casualty or condemnation proceeds;

4.       the calculation of loan-to-value ratio in connection with any principal prepayment or property release or substitution;

5.       unless required by the related Mortgage Loan documents, a decision to modify any covenant setting reserve level requirements or a decision that a Mortgagor has failed to increase reserve requirements as required by the related Mortgage Loan documents;

6.       any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related Mortgage Loan documents and there is no lender discretion provided for in the related Mortgage Loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related Mortgage Loan documents, including determining whether any conditions precedent have been satisfied), and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property; or

7.       any decision or Mortgagor request related to approving annual budgets or operating expenses for the related Mortgaged Property,

(iii)                               investment of funds held in Investment Accounts held by the Master Servicer,

(iv)                              the Master Servicer’s compensation, including waivers of compensation due the Master Servicer,

(v)                                administration of the Master Servicer’s website,

(vi)                             access to information pursuant to Section 3.13,

(vii)                           whether a Servicing Transfer Event has occurred with respect to such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan,

(viii)                       Sub-Servicing Agreements,

(ix)                               Litigation Control pursuant to Section 3.32,

(x)                                  any other decision referred to in the third to the last paragraph of Section 3.18(a), and

(xi)                               any other function required to be performed by the Master Servicer as set forth herein.

“Material Defect”: With respect to any Mortgage Loan, a Defect in any Mortgage File or a Breach, which Defect or Breach, as the case may be, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein or causes such Mortgage Loan to be other than a Qualified Mortgage.

“Maturity Date”: With respect to any Mortgage Loan, Whole Loan or Companion Loan, as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan, Whole Loan or Companion Loan by reason of default thereunder or (ii) any Grace Period permitted by the related Mortgage Note.

“Mediation Rules”: As defined in Section 2.03(m)(i).

“Mediation Services Provider”: As defined in Section 2.03(m)(i).

“Merger Notice”: As defined in Section 6.03(b).

“Modification Fees”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

“Moody’s”: Moody’s Investors Service, Inc., and its successors in interest. If neither Moody’s nor any successor remains in existence, “Moody’s” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder and the Special Servicer, and specific ratings of Moody’s herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Morningstar DBRS”: DBRS, Inc., and its successors in interest. If neither Morningstar DBRS nor any successor remains in existence, “Morningstar DBRS” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder and the Special Servicer and specific ratings of Morningstar DBRS herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Mortgage”: With respect to any Mortgage Loan or Companion Loan, the mortgage(s), deed(s) of trust or other instrument(s) securing the related Mortgage Note and creating a first mortgage lien on the fee and/or leasehold interest in the related Mortgaged Property.

“Mortgage File”: With respect to each Mortgage Loan or Companion Loan, if applicable, but subject to Section 2.01, collectively the following documents:

(i)                                     the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to “Pay to the order of Computershare Trust Company, National Association, as Trustee for the benefit of the registered Holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, without recourse, representation or warranty” or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the Trustee);

(ii)                                  the original or a copy of the Mortgage, together with an original or copy of any intervening Assignments of Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)                              an original Assignment of Mortgage in blank or in favor of “Computershare Trust Company, National Association, as Trustee for the benefit of the registered Holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37” (or in the case of any Serviced Whole Loan, in its capacity as “Lead Securitization Note Holder” or similar capacity under the related Intercreditor Agreement on behalf of the related Serviced Companion Noteholders) and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related Mortgage Loan Seller is responsible for the recordation of that Assignment of Mortgage, a copy thereof certified to be the copy of such Assignment of Mortgage submitted, or to be submitted, for recording);

(iv)                              the original or a copy of any related Assignment of Leases and of any intervening Assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                                an original Assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage) in blank or in favor of “Computershare Trust Company, National Association, as Trustee for the benefit of the registered Holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37” (or in the case of any Serviced Whole Loan, in its capacity as “Lead Securitization Note Holder” or similar capacity under the related Intercreditor Agreement on behalf of the related Serviced Companion Noteholders) and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related Mortgage Loan Seller is responsible for the recordation of that Assignment, a copy thereof certified to be the copy of such Assignment submitted or to be submitted for recording);

(vi)                              the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to clause (iii) or clause (v) above;

(vii)                         originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)                       the original or a copy of the policy or certificate of lender’s title insurance (which may be in electronic form) issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title Insurance Policy;

(ix)                                any filed copies (bearing evidence of filing) or evidence of filing of any UCC Financing Statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller;

(x)                                  an original Assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller or an Affiliate thereof in the relevant jurisdiction (or, if the related Mortgage Loan Seller is responsible for the filing of that Assignment, a copy thereof certified to be the copy of such Assignment submitted or to be submitted for recording);

(xi)                                the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan, if applicable;

(xii)                             the original or copies of any loan agreement, escrow agreement, Security Agreement or letter of credit relating to such Mortgage Loan or Serviced Whole Loan;

(xiii)                          the original or a copy of any ground lease, ground lessor estoppel, environmental Insurance Policy, environmental indemnity or guaranty relating to such Mortgage Loan or Serviced Whole Loan;

(xiv)                         the original or a copy of any property management agreement relating to such Mortgage Loan or Serviced Whole Loan;

(xv)                            the original or a copy of any franchise agreements and comfort letters or similar agreements relating to such Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of such Mortgage Loan or Serviced Whole Loan and/or a request for confirmation that the Trust is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the Trust, as the case may be;

(xvi)                         the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)                     the original or a copy of any related mezzanine intercreditor agreement;

(xviii)                  the original or a copy of all related environmental Insurance Policies;

(xix)                          in the case of the 500 Delaware Loan REMIC, a copy of the 500 Delaware Loan REMIC Declaration; and

(xx)                             a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date (the “Mortgage Loan Checklist”);

provided, however, that (a) whenever the term “Mortgage File” is used to refer to documents held by the Custodian, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the Custodian, (b) if there exists with respect to any Crossed Mortgage Loan Group only one original or certified copy of any document referred to in the definition of “Mortgage File” covering all of the Mortgage Loans in such Crossed Mortgage Loan Group, then the inclusion of such original or certified copy in the Mortgage File for any of the Mortgage Loans constituting such Crossed Mortgage Loan Group shall be deemed the inclusion of such original or certified copy in the Mortgage File for each such Mortgage Loan, (c) to the extent that this Agreement refers to a “Mortgage File” for a Companion Loan, such “Mortgage File” shall be construed to mean the Mortgage File for the related Mortgage Loan (except that references to the Mortgage Note for a Companion Loan otherwise described above shall be construed to instead refer to a photocopy of such Mortgage Note), (d) with respect to any Mortgage Loan that has a Serviced Companion Loan, the execution and/or recordation of any Assignment of Mortgage, any separate assignment of Assignment of Leases and any assignment of any UCC Financing Statement in the name of the Trustee shall not be construed to limit the beneficial interest of the related Companion Holder(s) in such instrument and the benefits intended to be provided to them by such instrument, it being acknowledged that (I) the Trustee shall hold such record title for the benefit of the Trust as the holder of the related Mortgage Loan and the related Companion Holder(s) collectively and (II) any efforts undertaken by the Trustee, the Master Servicer, or the Special Servicer on its behalf to enforce or obtain the benefits of such instrument shall be construed to be so undertaken by the Trustee, the Master Servicer or the Special Servicer for the benefit of the Trust as the holder of the applicable Mortgage Loan and the related

Companion Holder(s) collectively, (e) in connection with any Non-Serviced Mortgage Loan, the preceding document delivery requirements will be met by the delivery by the applicable Mortgage Loan Seller of copies of the documents specified above (other than the Mortgage Note and intervening endorsements evidencing such Mortgage Loan, with respect to which the original shall be required or the requirements of clause (i) of the definition of “Mortgage File” shall otherwise be satisfied) including a copy of the Mortgage securing the applicable Mortgage Loan and any assignments or other transfer documents referred to in clauses (iii), (v), (vi), (vii), (ix) and (x) above as being in favor of the Trustee shall instead be in favor of the applicable Non-Serviced Trustee and need only be in such form as was delivered to the applicable Non-Serviced Trustee or a custodian on its behalf, and (f) so long as the Custodian is also the related Non-Serviced Custodian, in connection with any Non-Serviced Mortgage Loan, any and all document delivery requirements with respect to the related Mortgage File (or any portion thereof) set forth herein or in the related Mortgage Loan Purchase Agreement will be satisfied by the delivery, in compliance with the terms of the related Non-Serviced PSA, by the applicable Mortgage Loan Seller of the documents specified above (other than the Mortgage Note and intervening endorsements evidencing such Mortgage Loan or shall otherwise satisfy the requirements of clause (i) of the definition of “Mortgage File”) to the custodian under the related Non-Serviced PSA (in such form as was delivered to the custodian under the related Non-Serviced PSA); provided that (a) the Custodian shall perform its duties under this Agreement (including, without limitation, Article II), and be liable to the other parties hereto, with respect to such Non-Serviced Mortgage Loan as if such documents were required to be delivered and included in the Mortgage File and as if such Non-Serviced Custodian’s receipt of the documents contained in the related “mortgage file” delivered under the related Non-Serviced PSA constituted delivery of those same documents to the Custodian under this Agreement, (b) the Custodian shall not resign as the related Non-Serviced Custodian without giving at least thirty (30) days’ advance written notice of resignation to each other party hereto, and (c) if for any reason the Custodian shall resign as Custodian hereunder or resign as the related Non-Serviced Custodian or shall otherwise no longer act as Custodian hereunder or as the related Non-Serviced Custodian or shall otherwise be required to surrender possession of the related “mortgage file” delivered under the related Non-Serviced PSA (including by reason of the Non-Serviced Companion Loan being removed from the related securitization trust), the Custodian shall include the documents contemplated by clauses (ii) through (xix) above in the Mortgage File for such Non-Serviced Whole Loan (to the extent such documents were delivered in connection with the related Other Securitization) that shall be maintained by it or any successor custodian hereunder. Notwithstanding anything to the contrary contained herein, with respect to a Joint Mortgage Loan, delivery of the Mortgage File (other than with respect to the original Mortgage Note, related allonge and assignments held by or from the related Mortgage Loan Seller) by either of the applicable Mortgage Loan Sellers shall satisfy the delivery requirements for both of the applicable Mortgage Loan Sellers.

“Mortgage Loan”: Each of the mortgage loans (which, for the avoidance of doubt, includes each Crossed Mortgage Loan Group, each of which, for the purposes of this Agreement, shall be treated as one Mortgage Loan, provided that each individual Crossed Underlying Loan within any such Crossed Mortgage Loan Group shall not be included in this definition of Mortgage Loan) transferred and assigned to the Trustee pursuant to Section 2.01 and to be held by the Trust. As used herein, the term “Mortgage Loan” includes the related Mortgage Note, Mortgage and other documents contained in the related Mortgage File and any related agreements. The term “Mortgage Loan” shall, as of any date of determination, include any Qualified Substitute Mortgage

Loan that has replaced a Mortgage Loan pursuant to Section 2.03 and exclude any such replaced Mortgage Loan. For the avoidance of doubt, no Retained Defeasance Rights and Obligations will be part of a “Mortgage Loan” or an asset of the Trust.

“Mortgage Loan Checklist”: As defined in the definition of “Mortgage File”.

“Mortgage Loan Purchase Agreement”: Each agreement between the Depositor and a Mortgage Loan Seller, relating to the transfer of all of such Mortgage Loan Seller’s right, title and interest in and to the related Mortgage Loans.

“Mortgage Loan Schedule”: The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, as any such schedule may be amended from time to time in connection with a substitution under Section 2.03 and in accordance with the relevant Mortgage Loan Purchase Agreement, and which list sets forth the following information with respect to each Mortgage Loan so transferred:

(i)                                    the loan identification number (as specified in Annex A-1 to the Prospectus);

(ii)                                 the applicable Mortgage Loan Seller(s);

(iii)                               the street address (including city, state, county and zip code) and name of the related Mortgaged Property;

(iv)                             the Mortgage Rate in effect at origination;

(v)                                 the Net Mortgage Rate in effect at the Cut-off Date;

(vi)                             the original principal balance;

(vii)                          the Cut-off Date Balance;

(viii)                       the (a) original term to stated maturity, (b) remaining term to stated maturity and (c) Maturity Date;

(ix)                                the original and remaining amortization terms;

(x)                                   the amount of the Periodic Payment due on the first Due Date following the Cut-off Date; or, with respect to an interest-only Mortgage Loan or a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the Maturity Date, the amount equal to the average of the Periodic Payments due on the first 12 Due Dates following the Cut-off Date;

(xi)                                the applicable Servicing Fee Rate;

(xii)                             whether the Mortgage Loan is a 30/360 Mortgage Loan or an Actual/360 Mortgage Loan;

(xiii)                         whether such Mortgage Loan is secured by the related Mortgagor’s interest in a ground lease;

(xiv)                         identifying any Mortgage Loans with which such Mortgage Loan is cross-defaulted or cross-collateralized;

(xv)                            whether the related Mortgage Loan is secured by a letter of credit (and, if so, a description of such letter of credit); and

(xvi)                         the general property type of the related Mortgaged Property.

“Mortgage Loan Seller”: Each of (i) Barclays or its successors in interest, (ii) BMO or its successors in interest, (iii) 3650 or its successors in interest, (iv) BSPRT or its successors in interest, (v) SGFC or its successors in interest, (vi) GSMC or its successors in interest, (vii) UBS AG or its successors in interest and (viii) CREFI or its successors in interest.

“Mortgage Loan Seller Percentage Interest”: With respect to a Joint Mortgage Loan and each applicable Mortgage Loan Seller with respect thereto, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Cut-off Date Balance of the promissory notes contributed by such Mortgage Loan Seller to this securitization, and the denominator of which is equal to the Cut-off Date Balance of such Joint Mortgage Loan.

“Mortgage Note”: The original executed promissory note(s) evidencing the indebtedness of a Mortgagor under a Mortgage Loan or Companion Loan, as the case may be, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement thereof.

“Mortgage Rate”: With respect to: (i) any Mortgage Loan (including the Non-Serviced Mortgage Loans) , Component or related Companion Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan, Component or related Companion Loan from time to time in accordance with the related Mortgage Note and applicable law; or (ii) any Mortgage Loan or related Companion Loan (or in the case of the Components, the related Mortgage Loan documents) after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date.

“Mortgaged Property”: The real property subject to the lien of a Mortgage.

“Mortgagor”: The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

“Net Investment Earnings”: With respect to the Collection Account, the Servicing Accounts or the REO Account or the Companion Distribution Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

“Net Investment Loss”: With respect to the Collection Account, the Servicing Accounts or the REO Account or the Companion Distribution Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

“Net Mortgage Rate”: With respect to each Mortgage Loan (including a Non-Serviced Mortgage Loan), each Component and any REO Loan (other than the portion of an REO Loan related to any Companion Loan) as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan or Component will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan or Component, whether agreed to by the Master Servicer, the Special Servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related Mortgagor; provided, further, that for any Mortgage Loan or Component that does not accrue interest on the basis of a 360 day year consisting of twelve 30 day months, then, solely for purposes of calculating Pass-Through Rates and the Weighted Average Net Mortgage Rate on the Regular Certificates, the Net Mortgage Rate of such Mortgage Loan or Component for any one month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan or Component on the basis of a 360 day year consisting of twelve 30 day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan or Component during such one month period at the related Net Mortgage Rate; provided, further, that, with respect to each Actual/360 Mortgage Loan, the Net Mortgage Rate for the one-month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date), will be determined exclusive of any Withheld Amounts, and (B) preceding the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the Withheld Amounts in the immediately preceding January and February, if applicable. With respect to any REO Loan, the Net Mortgage Rate shall be calculated as described above, determined as if the predecessor Mortgage Loan had remained outstanding. With respect to the 500 Delaware Mortgage Loan held by the Loan REMIC, the computations set forth above shall be made with respect to the Loan REMIC Regular Interest instead of the 500 Delaware Mortgage Loan.

“Net Operating Income”: With respect to any Mortgaged Property, for any Mortgagor’s fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of “Net Operating Income” approved from time to time endorsed and put forth by the CREFC®.

“New Lease”: Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

“Non-Book Entry Certificates”: As defined in Section 5.02(c).

“Nonrecoverable Advance”: Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. For the avoidance of doubt, Workout-Delayed Reimbursement Amounts shall constitute Nonrecoverable Advances only when the Person making such determination in accordance with the procedures specified herein, and taking into account factors such as all other outstanding Advances, either (a) has determined that such Workout-Delayed Reimbursement Amounts, would not ultimately be recoverable from Late Collections, Default Interest, Insurance and Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or the related REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors), or (b) has determined that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts (that have not been reimbursed to the party that made such Advance) or unreimbursed Nonrecoverable Advances, would not be ultimately recoverable from the principal portion of future general collections on the Mortgage Loans and REO Properties.

“Nonrecoverable P&I Advance”: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) which, the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee, in its good faith business judgment, as the case may be, determines will not be ultimately recoverable, together with any accrued and unpaid interest thereon at the Reimbursement Rate, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Loan; provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made is a Nonrecoverable P&I Advance and shall deliver to the Master Servicer (and with respect to a Serviced Mortgage Loan, to any Other Servicer, and with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the Certificate Administrator, the Trustee, the Operating Advisor and the 17g-5 Information Provider notice of such determination. Any such determination (other than by the Special Servicer) shall not be binding upon (but may be conclusively relied upon by) the Master Servicer and the Trustee, and any such determination by the Special Servicer shall be conclusive and binding upon the Master Servicer and the Trustee (but this statement shall not be construed to entitle the Special Servicer to reverse the determination of the Master Servicer or the Trustee or to prohibit the Master Servicer or the Trustee from making a determination that a P&I Advance would be a Nonrecoverable Advance), provided, however, that the Special Servicer shall have no such obligation to make an affirmative determination that any P&I Advance is or would be recoverable and in the absence of a determination by the Special Servicer that such P&I Advance is or would be a Nonrecoverable P&I Advance, such decision shall remain with the Master Servicer or Trustee, as applicable. If the Special Servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance is a Nonrecoverable P&I Advance, the Master Servicer and the Trustee shall have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance is a Nonrecoverable P&I Advance. With respect to any Non-Serviced Whole Loan, if any Non-Serviced Master Servicer, Non-Serviced Trustee or Non-Serviced Special Servicer, as applicable, in connection with a securitization of the related Non-Serviced Companion Loan determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination shall not be binding on the Master Servicer and the Trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan; provided, however, that the Master Servicer and the Trustee may conclusively rely on the non-recoverability determination of the Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced Pooling Agreement. Similarly, with respect to the related Non-Serviced Mortgage Loan, if the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that any P&I Advance with respect to a related Non-Serviced Mortgage Loan, if made, would be a Nonrecoverable P&I Advance, such determination shall not be binding on the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and related Non-Serviced Trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise). In making such recoverability determination, the Master Servicer, the Special Servicer or the Trustee, as applicable, shall be entitled (a) to consider (among other things) (i) the obligations of the Mortgagor under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (b) to estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer and the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) (among other things) future expenses, (c) to estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer and the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) (among other things) the timing of recoveries and (d) to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, in light of the fact that related proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any Person, in considering whether a P&I Advance is a Nonrecoverable Advance, shall be entitled to give due regard to the existence of any outstanding Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the reimbursement of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee because there is insufficient principal available for such recovery, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the P&I Advance under consideration, but also as a potential source of reimbursement of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that an Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standard, in the case of the Master Servicer or in its good faith business judgment in the case of the Trustee (solely in its capacity as Trustee), may obtain at the expense of the Trust any reasonably required analysis, Appraisals or market value estimates or other information for making a recoverability determination. Absent bad faith, the Master Servicer’s, the Special Servicer’s or the Trustee’s determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders. The determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that a Nonrecoverable P&I Advance has been made or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer’s Certificate delivered by either the Special Servicer or the Master Servicer to the other and to the Trustee, the Certificate Administrator, the Directing Certificateholder (but, in the case of the Directing Certificateholder, only prior to the occurrence and continuance of a Consultation Termination Event and only with respect to any Mortgage Loan other than an Excluded Loan) (and in the case of a Serviced Mortgage Loan, any Other Servicer), the Operating Advisor (but only in the case of the Special Servicer) and the Depositor, or by the Trustee to the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator (and, in the case of a Serviced Mortgage Loan, any Other Servicer). The Officer’s Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, related income and expense statements, rent rolls, occupancy status, property inspections and any other information used by the Master Servicer, the Special Servicer or the Trustee, as applicable, to make such determination and shall include any existing Appraisal of the related Mortgage Loan or the related Mortgaged Property). The Trustee shall be entitled to conclusively rely on the Master Servicer’s or the Special Servicer’s determination that a P&I Advance is or would be nonrecoverable, and the Master Servicer and the Trustee shall be entitled to conclusively rely on and shall be bound by the Special Servicer’s determination that a P&I Advance is or would be nonrecoverable. In the case of a Crossed Underlying Loan (if any), such recoverability determination shall take into account the cross-collateralization of the related Crossed Mortgage Loan Group.

“Nonrecoverable Servicing Advance”: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Property which, the Trustee, in its good faith business judgment or the Master Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard, determines will not be ultimately recoverable, together with any accrued and unpaid interest thereon, at the Reimbursement Rate, from Late Collections or any other recovery on or in respect of such Mortgage Loan, Serviced Whole Loan or REO Property. In making such recoverability determination, such Person shall be entitled (a) to consider (among other things) (i) the obligations of the Mortgagor under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (b) to estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) (among other things) future expenses, (c) to estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as

Trustee) (among other things) the timing of recoveries and (d) to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer or the Trustee because there is insufficient principal available for such recovery, in light of the fact that related proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any Person, in considering whether a Servicing Advance is a Nonrecoverable Servicing Advance, shall be entitled to give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts with respect to other Mortgage Loans, the reimbursement of which, at the time of such consideration, is being deferred or delayed by the Master Servicer, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Servicing Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that an Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standard, in the case of the Master Servicer or in its good faith business judgment in the case of the Trustee (solely in its capacity as Trustee), may obtain at the expense of the Trust any reasonably required analysis, Appraisals or market value estimates or other information for making a recoverability determination. Absent bad faith, the Master Servicer’s, the Special Servicer’s or the Trustee’s determination as to the recoverability of any Servicing Advance shall be conclusive and binding on the Certificateholders. The determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that a Nonrecoverable Servicing Advance has been made or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer’s Certificate delivered by either the Special Servicer or the Master Servicer to the other and to the Trustee, the Certificate Administrator, the Directing Certificateholder (but, in the case of the Directing Certificateholder, only prior to the occurrence and continuance of a Consultation Termination Event and only with respect to any Mortgage Loan other than an Excluded Loan) (and in the case of a Serviced Mortgage Loan, any Other Servicer), the Operating Advisor (but only in the case of the Special Servicer) and the Depositor, or by the Trustee to the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator (and in the case of a Serviced Mortgage Loan, any Other Servicer); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Servicing Advance previously made or proposed to be made is a Nonrecoverable Servicing Advance and shall deliver to the Master Servicer (and with respect to a Serviced Mortgage Loan, to any Other Servicer), the Certificate Administrator, the Trustee, the Operating Advisor and the 17g-5 Information Provider notice of such determination. Any such determination (other than by the Special Servicer) shall not be binding upon (but may be conclusively relied upon by) the Master Servicer and the Trustee, and any such determination by the Special Servicer shall be binding upon the Master Servicer and the Trustee (but this statement shall not be construed to entitle the Special Servicer to reverse the determination of the Master Servicer or the Trustee or to prohibit the Master Servicer or the Trustee from making a determination that a Servicing Advance would be a Nonrecoverable Advance), provided, however, that the Special Servicer shall have no such obligation to make an affirmative determination that any Servicing Advance is or would be recoverable and in the absence of a determination by the Special Servicer that such Servicing Advance is or would be a Nonrecoverable Servicing Advance, such decision shall remain with the Master Servicer or the Trustee, as applicable. If the Special Servicer makes a determination that only a portion, and not all, of any previously made or proposed Servicing Advance is a Nonrecoverable Servicing Advance, the Master Servicer and the Trustee shall each have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed Servicing Advance is a Nonrecoverable Servicing Advance. The Officer’s Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, related income and expense statements, rent rolls, occupancy status, property inspections and any other information used by the Master Servicer, the Special Servicer or the Trustee, as applicable, to make such determination and shall include any existing Appraisal with respect to the related Mortgage Loan, Serviced Companion Loan or related Mortgaged Property). The Special Servicer shall promptly furnish any party required to make Servicing Advances hereunder with any information in its possession regarding the Specially Serviced Loans and REO Properties as such party required to make Servicing Advances may reasonably request for purposes of making recoverability determinations. The Trustee shall be entitled to conclusively rely on the Master Servicer’s or the Special Servicer’s determination that a Servicing Advance is or would be nonrecoverable, and the Master Servicer shall be entitled to conclusively rely on the Special Servicer’s determination that a Servicing Advance is or would be nonrecoverable. Notwithstanding anything herein to the contrary, if the Special Servicer requests that the Master Servicer make a Servicing Advance, the Master Servicer may conclusively rely on such request as evidence that such Advance is not a Nonrecoverable Servicing Advance; provided, however, that the Special Servicer shall not be entitled to make such a request more frequently than once per calendar month with respect to Servicing Advances other than emergency advances (although such request may relate to more than one Servicing Advance). In the case of a cross-collateralized Mortgage Loan (if any), such recoverability determination shall take into account the cross-collateralization of the related cross-collateralized Mortgage Loan. The determination as to the recoverability of any Servicing Advance or property protection advance previously made or proposed to be made in respect of a Non-Serviced Whole Loan shall be made by the related Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee, as the case may be, pursuant to the related Non-Serviced PSA.

“Non-Registered Certificate”: Unless and until registered under the Securities Act, any Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR or Class R Certificate.

“Non-Serviced Certificate Administrator”: The “Certificate Administrator” under a Non-Serviced PSA.

“Non-Serviced Companion Loan”: Each Companion Loan that is part of a Non-Serviced Whole Loan.

“Non-Serviced Custodian”: The “Custodian” under a Non-Serviced PSA.

“Non-Serviced Depositor”: The “Depositor” under a Non-Serviced PSA.

“Non-Serviced Gain-on-Sale Proceeds”: Any “gain-on-sale proceeds” received in respect of a Non-Serviced Mortgage Loan pursuant to the related Non-Serviced PSA.

“Non-Serviced Intercreditor Agreement”: Each Intercreditor Agreement relating to a Non-Serviced Whole Loan.

“Non-Serviced Master Servicer”: The “Master Servicer” or “Servicer” under a Non-Serviced PSA.

“Non-Serviced Mortgage Loan”: Each Mortgage Loan that is part of a Non-Serviced Whole Loan. The table under the heading “Whole Loans” in the Preliminary Statement hereto identify the Non-Serviced Mortgage Loans included in the Trust as of the Closing Date. Any Servicing Shift Mortgage Loan will be a Non-Serviced Mortgage Loan on and after the applicable Servicing Shift Date for the related Servicing Shift Whole Loan.

“Non-Serviced Mortgaged Property”: Any Mortgaged Property securing a Non-Serviced Whole Loan.

“Non-Serviced Operating Advisor”: The “Operating Advisor” (if any) under a Non-Serviced PSA.

“Non-Serviced Paying Agent”: The “Paying Agent” under a Non-Serviced PSA.

“Non-Serviced Primary Servicing Fee Rate”: With respect to (i) the Vertex HQ Mortgage Loan, 0.00008% per annum, (ii) The Roosevelt New Orleans Mortgage Loan, 0.00125% per annum, (iii) the ILPT 2025 Portfolio Mortgage Loan, 0.00025% per annum, (iv) the 500 Delaware Mortgage Loan, 0.00125% per annum, and (v) from and after the related Securitization Shift Date, the 1000 Portside Drive Mortgage Loan, 0.00125% per annum.

“Non-Serviced PSA”: A pooling and servicing agreement or trust and servicing agreement governing the servicing and administration of a Non-Serviced Whole Loan. The table and footnotes under the heading “Whole Loans” in the Preliminary Statement hereto identify the Non-Serviced PSAs relating to the Trust as of the Closing Date.

“Non-Serviced Special Servicer”: The applicable “Special Servicer” of a Non-Serviced Whole Loan under a Non-Serviced PSA.

“Non-Serviced Trust”: The “Trust” formed under a Non-Serviced PSA.

“Non-Serviced Trustee”: The “Trustee” under a Non-Serviced PSA.

“Non-Serviced Whole Loan”: A Whole Loan that is serviced and administered under a pooling and servicing agreement or trust and servicing agreement other than this Agreement. The table under the heading “Whole Loans” in the Preliminary Statement hereto identify the Non-Serviced Whole Loans relating to the Trust as of the Closing Date. Any Servicing Shift Whole Loan will be a Non-Serviced Whole Loan on and after its related Servicing Shift Date.

“Non-Serviced Whole Loan Controlling Holder”: The “directing holder” or similarly defined party under a Non-Serviced PSA.

“Non-Specially Serviced Loan”: Any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is not a Specially Serviced Loan.

“Non-U.S. Beneficial Ownership Certification”: As defined in Section 5.03(f).

“Non-U.S. Tax Person”: Any person other than a U.S. Tax Person.

“Non-Waiving Successor”: As defined in Section 3.23(l).

“Notional Amount”: In the case of the Class X-A Certificates, the Class X-A Notional Amount, in the case of the Class X-B Certificates, the Class X-B Notional Amount and the case of the Class X-D Certificates, the Class X-D Notional Amount.

“NRSRO”: Any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, including the Rating Agencies.

“NRSRO Certification”: A certification (a) substantially in the form of Exhibit P-2 executed by a NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s Website, in either case in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency under this Agreement or that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 of the Exchange Act, that such NRSRO has access to the Depositor’s 17g-5 website and that such NRSRO will keep such information confidential, except to the extent such information has been made available to the general public. Each NRSRO shall be deemed to recertify to the foregoing each time it accesses the 17g-5 Information Provider’s Website.

“OCC”: Office of the Comptroller of the Currency or any successor thereto.

“Officer’s Certificate”: A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or any Additional Servicer, as the case may be, or a Responsible Officer of the Trustee or Certificate Administrator, as the case may be.

“Offshore Transaction”: Any “offshore transaction” as defined in Rule 902(h) of Regulation S.

“Operating Advisor”: Pentalpha Surveillance LLC, a Delaware limited liability company, and its successors in interest and assigns, or any successor operating advisor appointed as herein provided.

“Operating Advisor Annual Report”: As defined in Section 3.26(c).

“Operating Advisor Consultation Event”: Any time when the Certificate Balances of the HRR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is reduced to 25% or less of the Original Certificate Balances of such classes in the aggregate.

“Operating Advisor Consulting Fee”: A fee for each Major Decision on which the Operating Advisor has consulting obligations and performed its duties with respect to such Major Decision equal to $10,000 (or such lesser amount as the related Mortgagor pays) with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loans and each related Companion Loan), payable pursuant to Section 3.05 of this Agreement; provided, however, that no such fee shall be payable unless specifically paid by the related Mortgagor as a separately identifiable fee; provided, further, that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, such fee shall be payable in full to the Operating Advisor as an expense of the Trust; provided, further, that the Master Servicer or the Special Servicer, as applicable, may waive or reduce the amount of any Operating Advisor Consulting Fee payable by the related Mortgagor if it determines that such full or partial waiver is in accordance with the Servicing Standard (provided that the Master Servicer or the Special Servicer, as applicable, shall consult, on a non-binding basis, with the Operating Advisor prior to any such waiver or reduction).

“Operating Advisor Expenses”: With respect to any Distribution Date, an amount equal to any unreimbursed indemnification amounts or additional Trust Fund expenses payable to the Operating Advisor pursuant to this Agreement (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

“Operating Advisor Fee”: With respect to each Mortgage Loan and REO Loan (but excluding each Companion Loan), the fee payable to the Operating Advisor pursuant to Section 3.26(i).

“Operating Advisor Fee Rate”: With respect to each Interest Accrual Period related to any applicable Distribution Date, a per annum rate equal to 0.00190%.

“Operating Advisor Standard”: The requirement that the Operating Advisor must act solely on behalf of the Trust and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan(s) (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of any particular Class of Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its Affiliates may have with any of the underlying Mortgagors, property managers, any Sponsor, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Certificateholder, any Certificateholder or any of their respective Affiliates.

“Operating Advisor Termination Event”: Any of the following events, whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)               any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under this Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, is given to the Operating Advisor by any party to this Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the Holders of Certificates evidencing greater than 25% of the aggregate Voting Rights, provided that any such failure which is not curable within such thirty (30) day period, the Operating Advisor will have an additional cure period of thirty (30) days to effect such cure so long as it has commenced to cure such failure within the initial thirty (30) day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)               any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, is given to the Operating Advisor by any party to this Agreement;

(c)               any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, is given to the Operating Advisor by any party to this Agreement;

(d)               a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days;

(e)               the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)                the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer, the Special Servicer, the Operating

Advisor or the Asset Representations Reviewer, acceptable in form and delivered to the Trustee and the Certificate Administrator, except that any opinion of counsel relating to (a) the qualification of either Trust REMIC as a REMIC, (b) compliance with the REMIC Provisions or (c) the resignation of the Master Servicer, the Special Servicer or the Depositor pursuant to Section 6.05, must be an opinion of counsel who is in fact Independent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer.

“Original Certificate Balance”: With respect to any Class of Principal Balance Certificates, the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

“Original Lower-Tier Principal Amount”: With respect to any Class of Lower-Tier Regular Interests, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

“Original Notional Amount”: With respect to the Class X-A Notional Amount, the Class X-B Notional Amount and the Class X-D Notional Amount, the initial applicable Notional Amount thereof as of the Closing Date, as specified in the Preliminary Statement.

“Other Asset Representations Reviewer”: Any asset representations reviewer under an Other Pooling and Servicing Agreement.

“Other Certificate Administrator”: Any certificate administrator under an Other Pooling and Servicing Agreement.

“Other Depositor”: Any depositor under an Other Pooling and Servicing Agreement.

“Other Exchange Act Reporting Party”: With respect to any Other Securitization that is subject to the reporting requirements of the Exchange Act, the Other Servicer, Other Trustee, Other Certificate Administrator or Other Depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or filing of Form 8-K, Form 10-D, Form ABS-EE and Form 10-K with respect to such Other Securitization, as identified in writing to the parties to this Agreement; and, with respect to any Other Securitization that is not subject to the reporting requirements of the Exchange Act, the trustee, certificate administrator, master servicer, special servicer or depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or dissemination of periodic distribution date statements or similar reports, as identified in writing to the parties to this Agreement.

“Other Pooling and Servicing Agreement”: Any trust and servicing agreement or pooling and servicing agreement, as applicable, that creates a trust whose assets include any Serviced Companion Loan.

“Other Securitization”: As defined in Section 11.06.

“Other Servicer”: Any master servicer or special servicer, as applicable, under an Other Pooling and Servicing Agreement. With respect to the delivery of any notices, reports or other information required to be delivered pursuant to this Agreement by any party hereto to an

Other Servicer, “Other Servicer” shall mean the master servicer under the applicable Other Pooling and Servicing Agreement and, only to the extent required by or contemplated by the related Intercreditor Agreement, the special servicer under the applicable Other Pooling and Servicing Agreement.

“Other Trustee”: Any trustee under an Other Pooling and Servicing Agreement.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“P&I Advance”: As to any Mortgage Loan or REO Loan (but not any related Companion Loan), any advance made by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 or Section 7.05.

“P&I Advance Date”: The Business Day immediately preceding each Distribution Date.

“P&I Advance Determination Date”: With respect to any Distribution Date, the close of business on the related Determination Date.

“Pari Passu Companion Loan”: A Companion Loan that is pari passu in right of payment with the Mortgage Loan included in the related Whole Loan.

“Pari Passu Companion Loan Holder”: Any holder of record of any Pari Passu Companion Loan.

“Pari Passu Whole Loan”: A Whole Loan that consists of a Mortgage Loan and one or more Pari Passu Companion Loans but does not include an AB Subordinate Companion Loan. The Pari Passu Whole Loans related to the Trust as of the Closing Date are the Whole Loans described in the table under the heading “Whole Loans” in the Preliminary Statement hereto as having a “Companion Loan Type” of “Pari Passu”.

“Pass-Through Rate”: Any of the Class A-1 Pass-Through Rate, Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-S Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E-RR Pass-Through Rate, the Class F-RR Pass-Through Rate, the Class G-RR Pass-Through Rate, the Class J-RR Pass-Through Rate, the Class X-A Pass-Through Rate, Class X-B Pass-Through Rate or the Class X-D Pass-Through Rate, as the case may be.

The Class R Certificates will not have a Pass-Through Rate.

“PCAOB”: The Public Company Accounting Oversight Board.

“Penalty Charges”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loan (other than the Poinciana Lakes Plaza Companion Loan) (or any successor REO Loan), any amounts actually collected thereon (or, in the case of a Serviced Companion Loan (other than the Poinciana Lakes Plaza Companion Loan)

(or any successor REO Loan thereto) that is part of a Serviced Whole Loan, actually collected on such Serviced Whole Loan, and allocated and paid on such Serviced Companion Loan (other than the Poinciana Lakes Plaza Companion Loan) (or any successor REO Loan), as applicable, in accordance with the related Intercreditor Agreement) that represent late payment charges or Default Interest, other than a Prepayment Premium or a Yield Maintenance Charge.

“Percentage Interest”: As to any Certificate (other than the Class R Certificates), the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (other than the Class R Certificates), the percentage interest is equal to the Denomination as of the Closing Date of such Certificate divided by the Original Certificate Balance or Original Notional Amount, as applicable, of such Class of Certificates as of the Closing Date. With respect to a Class R Certificate, the Percentage Interest is set forth on the face thereof.

“Performance Certification”: As defined in Section 11.06.

“Performing Party”: As defined in Section 11.12.

“Periodic Payment”: With respect to any Mortgage Loan or any related Companion Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan or Companion Loan, including any Balloon Payment, which is payable (as the terms of the applicable Mortgage Loan or Companion Loan may be changed or modified in connection with a bankruptcy or similar proceedings involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to pursuant to the terms hereof) by a Mortgagor from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan or Companion Loan by reason of default thereunder.

“Permitted Investments”: Any one or more of the following obligations or securities (including obligations or securities of the Certificate Administrator, or managed by the Certificate Administrator or any Affiliate of the Certificate Administrator, if otherwise qualifying hereunder), regardless of whether issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or any of their respective Affiliates and having the required ratings, if any, provided for in this definition and which shall not be subject to liquidation prior to maturity:

(i)                                   direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one (1) year or less from the date of acquisition; provided that any obligation of, or guarantee by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate (or, insofar as there is then-outstanding any class of Serviced Companion Loan Securities that are then rated by such Rating Agency, such class of securities) as evidenced in writing, other than (a) unsecured senior debt obligations of the U.S. Treasury (direct or fully funded obligations), U.S. Department of Housing and Urban Development public housing agency bonds, Federal Housing Administration debentures, Government National Mortgage Association guaranteed mortgage-backed securities or participation certificates, RefCorp debt obligations and SBA-guaranteed participation certificates and guaranteed pool certificates and (b) Farm Credit System consolidated systemwide bonds and notes, Federal Home Loan Banks’ consolidated debt obligations, Freddie Mac debt obligations, and Fannie Mae debt obligations;

(ii)                                  time deposits, unsecured certificates of deposit, or bankers’ acceptances that mature in one (1) year or less after the date of issuance and are issued or held by any depository institution or trust company (including the Trustee) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities with respect to which (A) satisfy the Applicable Moody’s Permitted Investment Rating, (B) satisfy the Applicable Fitch Permitted Investment Rating and (C) satisfy the Applicable KBRA Permitted Investment Rating; or, in each case, such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Class of Certificates (or, insofar as there is then-outstanding any class of Serviced Companion Loan Securities that is then rated by such rating agency, such class of securities) as evidenced in writing;

(iii)                               repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

(iv)                             debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in one (1) year or less from the date of acquisition that, (A) satisfy the Applicable Moody’s Permitted Investment Rating, (B) satisfy the Applicable Fitch Permitted Investment Rating and (C) satisfy the Applicable KBRA Permitted Investment Rating (or, in the case of any such Rating Agency as set forth in sub-clauses (A) through (C) above, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency in addition to a Rating Agency Confirmation from each Rating Agency not rating such debt obligations); provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

(v)                                 commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) that (A) satisfy the Applicable Moody’s Permitted Investment Rating, (B) satisfy the Applicable Fitch Permitted Investment Rating and (C) satisfy the Applicable KBRA Permitted Investment Rating (or such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency relating to the Certificates and any Serviced Companion Loan Securities in addition to a Rating Agency Confirmation from each Rating Agency not rating such debt obligations);

(vi)                              money market funds (including the Federated Prime Obligation Money Market Fund, US Bank Long Term Eurodollar Sweep, the Wells Fargo Money Market Funds or the Wells Fargo Advantage Government Money Market Fund), which seek to maintain a constant net asset value per share, so long as any such fund is rated “Aaa-mf” by Moody’s and in the highest short term unsecured debt ratings category by each of Fitch and KBRA (or, if not rated by KBRA, an equivalent rating (or higher) by at least two (2) NRSROs (which may include any of the other Rating Agencies) or otherwise acceptable to such Rating Agency, in any such case, as confirmed in a Rating Agency Confirmation) relating to the Certificates and any Serviced Companion Loan Securities;

(vii)                          any other demand, money market or time deposit, obligation, security or investment, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) – (vi) above with respect to which a Rating Agency Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such demand, money market or time deposit, obligation, security or investment (and from KBRA, if KBRA does not rate such demand, money market or time deposit, obligation, security or investment) and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25); and

(viii)                       any other demand, money market or time deposit, obligation, security or investment not listed in clauses (i) – (vi) above with respect to which a Rating Agency Confirmation has been obtained from each and every Rating Agency;

provided, however, that with respect to any Permitted Investment qualifies as a “cash flow investment” pursuant to Section 860G(a)(6) of the Code, and that (a) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (b) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index, (c) any such investment must not be subject to liquidation prior to maturity, and (d) any such investment must not be purchased at a premium over par; and provided, further, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price; and provided, further, however, that no amount beneficially owned by either Trust REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Master Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of either Trust REMIC. Permitted Investments may not be interest-only securities. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the Business Day preceding the day before the date such amounts are required to be applied hereunder.

“Permitted Special Servicer/Affiliate Fees”: Any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the Special Servicer or any of its respective Affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with this Agreement.

“Permitted Transferee”: Any Person or any agent thereof other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar who is unable to provide an Opinion of Counsel (provided at the expense of such Person or the Person requesting the Transfer) to the effect that the Transfer of an Ownership Interest in any Class R Certificate to such Person will not cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Tax Person, (d) any partnership if any of its interests are (or under the partnership agreement are permitted to be) owned, directly or indirectly (other than through a U.S. corporation), by a Disqualified Non-U.S. Tax Person or (e) a U.S. Tax Person with respect to whom income from the Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Tax Person.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: As defined in Section 5.03(o).

“Pre-Close Information”: As defined in Section 3.13(c).

“Preliminary Dispute Resolution Election Notice”: As defined in Section 2.03(l)(i).

“Preliminary Prospectus”: The Preliminary Prospectus, dated September 2, 2025, relating to the Registered Certificates.

“Prepayment Assumption”: A “constant prepayment rate” of 0% used for determining the accrual of original issue discount and market discount, if any, and the amortization premium, if any, on the Certificates for federal income tax purposes.

“Prepayment Interest Excess”: For any Distribution Date and with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that was subject to a Principal Prepayment in full or in part during the related Collection Period, which Principal Prepayment was applied to such Mortgage Loan or Serviced Whole Loan, as applicable, after the related Due Date but on or before the following Determination Date, the amount of interest (net of the related Servicing Fees), to the extent collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to (x) in the case of any such Mortgage Loan other than a Serviced Whole Loan, the sum of (i) the related Net Mortgage Rate for such Mortgage Loan, and (ii) the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and (y) in the case of any Serviced Whole Loan, the Mortgage Rate (net of Servicing Fees) on the amount of such Principal Prepayment from such Due Date to, but not including, the date of such prepayment (or any later date through which interest accrues). Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan, will be retained by the Master Servicer as additional servicing compensation.

“Prepayment Interest Shortfall”: For any Distribution Date and with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that was subject to a Principal Prepayment in full or in part during the related Collection Period, which Principal Prepayment was applied to such Mortgage Loan or Serviced Whole Loan, as applicable, after the related Determination Date (or, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, as applicable, with a Due Date occurring after the related Determination Date, the related Due Date) and prior to the following Due Date, the amount of interest (net of the related Servicing Fees), to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to (x) in the case of any such Mortgage Loan other than a Serviced Whole Loan, the sum of (i) the related Net Mortgage Rate for such Mortgage Loan, and (ii) the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and (y) in the case of any Serviced Whole Loan, the Mortgage Rate (net of Servicing Fees) on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan or Serviced Whole Loan, as applicable, and ending on such following Due Date. With respect to any Serviced AB Whole Loan, any Prepayment Interest Shortfall for any Distribution Date shall be allocated first to the related AB Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loan.

“Prepayment Premium”: With respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject Mortgagor if and as set forth in the related Intercreditor Agreement).

“Primary Collateral”: With respect to any Crossed Underlying Loan, that portion of the related Mortgaged Property designated as directly securing such Crossed Underlying Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Crossed Underlying Loan.

“Primary Servicing Fee”: The monthly fee payable by the Master Servicer solely from the Servicing Fee to each Initial Sub-Servicer, which monthly fee accrues at the rate per annum specified as such in the Sub-Servicing Agreement with such Initial Sub-Servicer.

“Prime Rate”: The “Prime Rate” as published in the “Money Rates” section of the New York City edition of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time, or, if the “Prime Rate” no longer exists, such other comparable rate (as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time, subject to a floor of 2.0% per annum. The Certificate Administrator shall notify in writing the Master Servicer and Special Servicer with regard to any determination of the Prime Rate in accordance with the parenthetical in the preceding sentence.

“Principal Balance Certificates”: Each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and J-RR Certificates.

“Principal Distribution Amount”: With respect to any Distribution Date and the Principal Balance Certificates, an amount equal to the sum of the following amounts: (a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for such Distribution Date; provided that the Principal Distribution Amount for any Distribution Date shall be reduced, to not less than zero, by the amount of any reimbursements of (A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan or Serviced Whole Loan that is received in advance of its scheduled Due Date as a result of such prepayment.

“Principal Shortfall”: For any Distribution Date after the initial Distribution Date with respect to the Mortgage Loans, the amount, if any, by which (a) the related Principal Distribution Amount for the preceding Distribution Date exceeds (b) the aggregate amount actually distributed on the preceding Distribution Date to Holders of the Principal Balance Certificates in respect of such Principal Distribution Amount. The Principal Shortfall for the initial Distribution Date will be zero.

“Private Placement Memorandum”: The Depositor’s Private Placement Memorandum, dated September 5, 2025, relating to the offering of the Non-Registered Certificates.

“Privileged Communications”: Any correspondence between the Directing Certificateholder and the Special Servicer referred to in clause (i) of the definition of “Privileged Information”.

“Privileged Information”: Any (i) correspondence between the Directing Certificateholder and the Special Servicer related to any Specially Serviced Loan (other than with respect to any Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights under this Agreement, (ii) strategically sensitive information (including any such information contained within any Asset Status Report) that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Trust’s position in any ongoing or future negotiations with the related Mortgagor or other interested party and (iii) information subject to attorney-client privilege. The Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer shall be entitled to rely on any identification of materials as “attorney-client privileged” without liability for any such reliance hereunder.

“Privileged Information Exception”: With respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

“Privileged Person”: The Depositor and its designees, the Initial Purchasers, the Underwriters, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the Trustee, the Certificate Administrator, any Additional Servicer designated by the Master Servicer or the Special Servicer, the Operating Advisor, any Affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any Companion Holder who provides an Investor Certification, any

Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Servicer, any Person (including the Directing Certificateholder) who provides the Certificate Administrator with an Investor Certification, and any NRSRO (including any Rating Agency) that provides the Certificate Administrator with an NRSRO Certification, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s Website; provided, however, that in no event may a Borrower Party (other than a Borrower Party that is the Special Servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder, any Excluded Information via the Certificate Administrator’s Website (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access shall only be prohibited with respect to the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement. In determining whether any Person is an Additional Servicer or an Affiliate of the Operating Advisor, the Certificate Administrator may rely on direction by the Master Servicer, the Special Servicer, any Mortgage Loan Seller or the Operating Advisor, as the case may be.

Notwithstanding anything to the contrary in this Agreement, if the Special Servicer obtains knowledge that it has become a Borrower Party, the Special Servicer shall nevertheless be a Privileged Person; provided that the Special Servicer (i) shall not directly or indirectly provide any information related to the related Excluded Special Servicer Loan to (A) the related Borrower Party, (B) any of the Special Servicer’s employees or personnel or any of its Affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (C) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) shall maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above; provided, further, that nothing in this Agreement shall be construed as an obligation of the Master Servicer or the Certificate Administrator to restrict access by the Special Servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan and in no case shall the Master Servicer or the Certificate Administrator be held liable if the Special Servicer accesses any Excluded Special Servicer Information relating to the Excluded Special Servicer Loan; provided, further, that (a) the Master Servicer shall not restrict access by the Special Servicer to any information related to any Mortgage Loan, including any Excluded Special Servicer Loan and (b) the Certificate Administrator shall not restrict access by the Special Servicer to any information related to any Mortgage Loan, including any Excluded Special Servicer Loan; provided, further, however, that any Excluded Controlling Class Holder shall be permitted to reasonably request and to obtain in accordance with Section 4.02(f) of this Agreement any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the Certificate Administrator’s Website on account of it constituting Excluded Information).

“Prohibited Party”: Any proposed Servicing Function Participant that is listed on the Depositor’s Do Not Hire List.

“Prohibited Prepayment”: As defined in the definition of Compensating Interest Payments.

“Proposed Course of Action”: As defined in Section 2.03(l)(i).

“Proposed Course of Action Notice”: As defined in Section 2.03(l)(i).

“Prospectus”: The Prospectus, dated September 5, 2025, relating to the Registered Certificates.

“PSA Party Repurchase Request”: As defined in Section 2.03(k)(ii).

“Purchase Price”: With respect to any Mortgage Loan (or any related REO Loan) (including, to the extent required pursuant to the final paragraph hereof, any related Companion Loan) to be purchased pursuant to (A) Section 5 or Section 19, as applicable, of the related Mortgage Loan Purchase Agreement by the related Mortgage Loan Seller or Additional Repurchase Obligor, (B) Section 3.16, or (C) Section 9.01, a price, without duplication, equal to:

(i)                                     the outstanding principal balance of such Mortgage Loan (or any related REO Loan (including for such purpose, solely to the extent required pursuant to the final paragraph hereof, the related Companion Loan)) as of the date of purchase; plus

(ii)                                  all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (including for such purpose, to the extent required pursuant to the final paragraph hereof, the related Companion Loan)), at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents Default Interest), to, but not including, the Due Date therefor immediately preceding or coinciding with the Determination Date for the Collection Period of purchase; plus

(iii)                              all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan (or related REO Loan (including for such purpose, to the extent required pursuant to the final paragraph hereof, the related Companion Loan)), if any; plus

(iv)                              if such Mortgage Loan (or related REO Loan) is being repurchased or substituted by the related Mortgage Loan Seller or Additional Repurchase Obligor, pursuant to Section 5 or Section 19, as applicable, of the applicable Mortgage Loan Purchase Agreement, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator or the Trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional Trust Fund expenses relating to such Mortgage Loan (or related REO Loan); provided, however, that such out-of-pocket expenses shall not include expenses incurred by Certificateholders or Certificate Owners in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in exercising such Certificateholder’s or Certificate Owner’s, as applicable, rights under the dispute resolution mechanics pursuant to Section 2.03(l); plus

(v)                                 Liquidation Fees, if any, payable with respect to such Mortgage Loan (or related REO Loan (including for such purpose, to the extent required pursuant to the final paragraph hereof, the related Companion Loan)) (which will not include any Liquidation Fees if such repurchase occurs or Loss of Value Payment is received during the Initial Cure Period or, if applicable, prior to the expiration of the Extended Cure Period); plus

(vi)                              solely in the case of a repurchase or substitution by the related Mortgage Loan Seller (or the related Additional Repurchase Obligor), any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related Mortgage Loan Seller (or the related Additional Repurchase Obligor).

Solely with respect to any Serviced Whole Loan to be sold pursuant to Section 3.16(a)(iii), “Purchase Price” shall mean the amount calculated in accordance with the preceding sentence in respect of the related Whole Loan, including, for such purposes, the Mortgage Loan and the related Companion Loan(s), as applicable. With respect to any REO Property to be sold pursuant to Section 3.16(b), “Purchase Price” shall mean the amount calculated in accordance with the second preceding sentence in respect of the related REO Loan (including any related Companion Loan). With respect to any sale pursuant to Section 3.16(a)(ii) or Section 3.16(e) or for purposes of calculating any Gain-on-Sale Proceeds, the “Purchase Price” shall be allocated between the related Mortgage Loan and Companion Loan(s), as applicable, in accordance with, and shall be equal to the amount provided pursuant to, the provisions of the related Intercreditor Agreement. With respect to any Joint Mortgage Loan, the Purchase Price that would be payable by each of the applicable Mortgage Loan Sellers for its related Mortgage Note will be its respective Mortgage Loan Seller Percentage Interest as of the Closing Date of the total Purchase Price for such Mortgage Loan. Notwithstanding the foregoing, with respect to any repurchase pursuant to sub-clause (A) and sub-clause (C) hereof, the “Purchase Price” shall not include any amounts payable in respect of any related Companion Loan.

“Qualified Institutional Buyer”: A “qualified institutional buyer” as defined in Rule 144A under the Act.

“Qualified Insurer”: (i) With respect to any Mortgage Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with an insurance financial strength rating of at least: (a) “A-3” by Moody’s (or, if not rated by Moody’s, an equivalent rating by (1) one other NRSRO (which may include Fitch or KBRA)) and (b) “A-” by Fitch (or, if not rated by Fitch, at least “A-” or an equivalent rating as “A-” by one other NRSRO (which may include Moody’s or KBRA)), and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(b), except as otherwise permitted by Section 3.07(b), an insurance company that has a claims paying ability (or the obligations which are guaranteed or backed by a company having such claims paying ability) rated by at least one (1) of the following rating agencies of at least (a) “A3” by Moody’s, (b) “A-” by S&P, (c) “A-” by Fitch, (d) “A-:X”

by A.M. Best Company, Inc. or (e) “A(low)” by Morningstar DBRS, or, in the case of clauses (i) or (ii), any other insurer acceptable to the Rating Agencies, as evidenced by a Rating Agency Confirmation and a confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25).

“Qualified Mortgage”: A “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage”.

“Qualified Replacement Special Servicer”: A replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the Special Servicer contained in this Agreement, (ii) is not the Operating Advisor, the Asset Representations Reviewer or an Affiliate of the Operating Advisor or the Asset Representations Reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of Certificateholders following the Operating Advisor’s recommendation to replace the Special Servicer pursuant to Section 7.01(d), is not the originally replaced Special Servicer or its Affiliate), (iii) is not obligated to pay the Operating Advisor (x) any fees or otherwise compensate the Operating Advisor in respect of its obligations under this Agreement, and (y) for the appointment of the successor special servicer or the recommendation by the Operating Advisor for the replacement special servicer to become the Special Servicer, (iv) is not entitled to receive any compensation from the Operating Advisor other than compensation that is not material and is unrelated to the Operating Advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the Operating Advisor for its appointment as successor special servicer, in each case, unless such fee is expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s), and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

“Qualified Substitute Mortgage Loan”: A substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a removed Mortgage Loan that must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage

Loan, determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan; (iii) have the same Due Date as and Grace Period no longer than that of the removed Mortgage Loan; (iv) accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two (2) years less than, the remaining term to stated maturity of the removed Mortgage Loan; (vi) have a then-current LTV Ratio equal to or less than the lesser of the LTV Ratio for the removed Mortgage Loan as of the Closing Date and 75%, in each case using the “value” for the Mortgaged Property as determined using an Appraisal; (vii) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have a then-current Debt Service Coverage Ratio at least equal to the greater of the original Debt Service Coverage Ratio of the removed Mortgage Loan as of the Closing Date and 1.25x; (x) constitute a “qualified replacement mortgage” within the meaning of Section 860G(a)(4) of the Code as evidenced by an Opinion of Counsel (provided at the applicable Mortgage Loan Seller’s expense); (xi) not have a maturity date or an amortization period that extends to a date that is after the date five (5) years prior to the Rated Final Distribution Date; (xii) have comparable prepayment restrictions to those of the removed Mortgage Loan; (xiii) not be substituted for a removed Mortgage Loan unless the Trustee and the Certificate Administrator have received Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable Mortgage Loan Seller); (xiv) have been approved by the Directing Certificateholder (so long as a Control Termination Event has not occurred and is not continuing and the affected Mortgage Loan is not an Excluded Loan); (xv) prohibit defeasance within two (2) years of the Closing Date; (xvi) not be substituted for a removed Mortgage Loan if it would result in an Adverse REMIC Event other than the imposition of a tax on income expressly permitted or contemplated to be imposed by the terms of this Agreement, as determined by an Opinion of Counsel at the cost of the related Mortgage Loan Seller; (xvii) have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related Servicing File; and (xviii) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one mortgage loan is substituted for a removed Mortgage Loan, then the amounts described in clause (i) shall be determined on the basis of aggregate Stated Principal Balances and each such proposed Qualified Substitute Mortgage Loan shall individually satisfy each of the requirements specified in clauses (ii) through (xviii); provided that the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided, further, that no individual Mortgage Rate (net of the Servicing Fee Rate, any Non-Serviced Primary Servicing Fee Rate, the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) shall be lower than the highest fixed Pass-Through Rate (and not based on, or subject to a cap equal to, the Weighted Average Net Mortgage Rate) of any Class of Principal Balance Certificates having a Certificate Balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee, the Certificate Administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

“RAC No-Response Scenario”: As defined in Section 3.25(a).

“RAC Requesting Party”: As defined in Section 3.25(a).

“Rated Final Distribution Date”: As to each Class of Certificates (other than the Class J-RR and Class R Certificates), the Distribution Date in September 2058.

“Rating Agency”: Each of Fitch, Moody’s and KBRA or their successors in interest. If no such rating agency nor any successor thereof remains in existence, “Rating Agency” shall be deemed to refer to such nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer, and specific ratings of Fitch, Moody’s and KBRA herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that a written waiver or other acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from each Rating Agency with respect to such matter.

“Rating Agency Inquiry”: As defined in Section 4.07(c).

“Rating Agency Q&A Forum and Document Request Tool”: As defined in Section 4.07(c).

“Realized Loss”: With respect to the Mortgage Loans and any Distribution Date, the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this definition only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(v) to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to any related Companion Loan, if applicable) expected to be outstanding immediately following such Distribution Date, is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on such Distribution Date. A Realized Loss in respect of the 500 Delaware Mortgage Loan held by the Loan REMIC shall be a Realized Loss in respect of the Loan REMIC Regular Interest.

“Record Date”: With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which that Distribution Date occurs.

“Registered Certificates”: The Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class X-A and Class X-B Certificates.

“Regular Certificates”: Any of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and J-RR Certificates.

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation AB Companion Loan Securitization”: As defined in Section 11.15(a).

“Regulation AB Servicing Officer”: Any officer or employee of the Master Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans or Companion Loans, or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of Servicing Officers furnished to the Trustee and/or the Certificate Administrator by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

“Regulation D”: Regulation D under the Act.

“Regulation RR”: Regulation RR under the Act, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation S”: Regulation S under the Act.

“Regulation S Book-Entry Certificates”: The Non-Registered Certificates sold to institutions that are non-United States Securities Persons in Offshore Transactions in reliance on Regulation S and represented by one or more Book-Entry Non-Registered Certificates deposited with the Certificate Administrator as custodian for the Depository.

“Reimbursement Rate”: The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate, compounded annually.

“Related Certificates” and “Related Lower-Tier Regular Interests”: For each of the following Classes of Certificates, the related Class of Lower-Tier Regular Interests; and for each of the following Classes of Lower-Tier Regular Interests, the related Class of Certificates, set forth below:

Related Certificates	Related Lower-Tier Regular Interest
Class A-1 Certificates	Class LA1 Uncertificated Interest
Class A-2 Certificates	Class LA2 Uncertificated Interest
Class A-3 Certificates	Class LA3 Uncertificated Interest
Class A-S Certificates	Class LAS Uncertificated Interest
Class B Certificates	Class LB Uncertificated Interest
Class C Certificates	Class LC Uncertificated Interest
Class D Certificates	Class LD Uncertificated Interest
Class E-RR Certificates	Class LERR Uncertificated Interest
Class F-RR Certificates	Class LFRR Uncertificated Interest
Class G-RR Certificates	Class LGRR Uncertificated Interest
Class J-RR Certificates	Class LJRR Uncertificated Interest

“Relevant Distribution Date”: With respect to (a) any Significant Obligor with respect to the Trust, the Distribution Date, and (b) any “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) with respect to an Other Securitization holding a Serviced Companion Loan, the “Distribution Date” (or analogous concept) under the related Other Pooling and Servicing Agreement.

“Relevant Servicing Criteria”: The Servicing Criteria applicable to a specific party, as set forth on Exhibit AA. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator.

“REMIC”: A “real estate mortgage investment conduit” as defined in Section 860D of the Code (or any successor thereto).

“REMIC Administrator”: The Certificate Administrator or any REMIC administrator appointed pursuant to Section 10.04.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings or announcements promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Date”: The Business Day immediately preceding each Distribution Date.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”: A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.14(b) on behalf of the Trustee for the benefit of the Certificateholders and with respect to any Serviced Whole Loan, for the benefit of the related Serviced Companion Noteholder, which shall initially be entitled “3650 REIT Loan Servicing LLC, as Special Servicer, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the registered Holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, REO Account”. Any such account or accounts shall be an Eligible Account.

“REO Acquisition”: The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

“REO Disposition”: The sale or other disposition of the REO Property pursuant to Section 3.16.

“REO Extension”: As defined in Section 3.14(a).

“REO Loan”: Each of the Mortgage Loans (and, with respect to any Serviced Whole Loan, the related Companion Loan(s), as applicable), deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the applicable portion of the related REO Property (or beneficial interest therein, in the case of a Non-Serviced Mortgage Loan) remains part of the Trust Fund and provides for Assumed Scheduled Payments on each Due Date therefor, and otherwise has the same terms and conditions as its predecessor Mortgage Loan or Companion Loan, if applicable, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or Companion Loan, if applicable). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan or Companion Loan, if applicable, as of the date of the related REO Acquisition. All amounts due and owing in respect of the predecessor Mortgage Loan or Companion Loan, if applicable, as of the date of the related REO Acquisition, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, in respect of the predecessor Mortgage Loan or Companion Loan, if applicable, as of the date of the related REO Acquisition, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees, additional Trust Fund expenses and any unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Trustee, as applicable, in respect of such Advances in accordance with Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, in respect of an REO Loan. In addition, Unliquidated Advances and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid from collections on the related Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount” shall be deemed outstanding until recovered. Notwithstanding anything to the contrary, with respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to the related Serviced Pari Passu Companion Loan(s), as applicable, will be available for amounts due to the Certificateholders or to reimburse the Trust, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan, in accordance with Section 3.05(a), or with respect to an AB Subordinate Companion Loan, as set forth in the related Intercreditor Agreement.

“REO Property”: A Mortgaged Property acquired by the Special Servicer on behalf of, and in the name of, the Trustee or a nominee thereof for the benefit of the Certificateholders (and the related Companion Holder, subject to the related Intercreditor Agreement, with respect to a Mortgaged Property securing a Serviced Whole Loan) to the extent set forth herein and the Trustee (as holder of the Lower-Tier Regular Interests) (and also including, if applicable, the Trust’s beneficial interest in a Non-Serviced Mortgaged Property acquired by the applicable Non-Serviced Special Servicer on behalf of, and in the name of, the applicable Non-Serviced Trustee or a nominee thereof for the benefit of the certificateholders under the applicable Non-Serviced Trust) through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan. References herein to the Special Servicer acquiring, maintaining, managing, inspecting, insuring, selling or reporting or to Appraisal Reduction Amounts and Final Recovery Determinations with respect to an “REO Property”, shall not include the Trust’s beneficial interest in a Non-Serviced Mortgaged Property. For the avoidance of doubt, REO Property, to the extent allocable to a Companion Loan, shall not be an asset of the Trust Fund or either Trust REMIC.

“REO Revenues”: All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

“Reportable Event”: As defined in Section 11.07.

“Reporting Requirements”: As defined in Section 11.12.

“Reporting Servicer”: The Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Custodian or any Servicing Function Participant engaged by such parties, as the case may be.

“Repurchase Request”: A Certificateholder Repurchase Request or a PSA Party Repurchase Request.

“Repurchase Request Recipient”: As defined in Section 2.02(g).

“Repurchased Note”: As defined in Section 3.34(a).

“Repurchasing Mortgage Loan Seller”: As defined in Section 3.34(a).

“Request for Release”: A release signed by a Servicing Officer of the Master Servicer or the Special Servicer, as applicable, in the form of Exhibit E.

“Requesting Certificateholder”: As defined in Section 2.03(l)(iii).

“Requesting Holders”: As defined in Section 4.05(b).

“Residual Ownership Interest”: Any record or beneficial interest in the Class R Certificates.

“Resolution Failure”: As defined in Section 2.03(k)(iii).

“Resolved”: With respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Trust, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan is no longer property of the Trust as a result of a sale or other disposition in accordance with this Agreement.

“Responsible Officer”: When used with respect to (i) the Trustee, any officer of the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Agreement and, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) the Certificate Administrator, any officer assigned to the Corporate Trust Services group with direct responsibility for the administration of this Agreement and, with respect to a particular matter, any other officer to whom a particular matter is referred by the Certificate Administrator because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Party”: As defined in the definition of Privileged Information Exception.

“Restricted Period”: The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Certificates are first offered to Persons other than the Initial Purchasers or Underwriters and any other distributor (as such term is defined in Regulation S) of the Certificates and (b) the Closing Date.

“Retained Certificate Safekeeping Account”: One or more accounts maintained by the Certificate Administrator for purposes of holding the Risk Retention Certificates, which account(s) shall be deemed to be owned by the Holder(s) of the related Risk Retention Certificates.

“Retained Defeasance Seller”: Each of 3650, BSPRT, UBS AG, BMO and CREFI.

“Retained Defeasance Rights and Obligations”: As defined in Section 3.18(i).

“Retained Fee Rate”: A rate equal to (A) with respect to the Serviced Mortgage Loans (i) if no Primary Servicing Fee or subservicing fee rate is payable to a party other than the Master Servicer, 0.00125% or (ii) if a Primary Servicing Fee or subservicing fee rate is payable to a party other than the Master Servicer, 0.000625%, plus any such Primary Servicing Fee or subservicing fee rate payable to a party other than the Master Servicer; or (B) with respect to any Non-Serviced Mortgage Loan, 0.000625%.

“Retaining Party”: Any Holder of a Risk Retention Certificate, and any successor Holder of all or part of such Risk Retention Certificates. The initial Retaining Party shall be 3650.

“Retaining Sponsor”: 3650.

“Review Materials”: As defined in Section 12.01(b)(i).

“Review Package”: A Rating Agency Confirmation request and any supporting documentation delivered therewith.

“Risk Retention Affiliate” or “Risk Retention Affiliated”: “Affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Risk Retention Rules.

“Risk Retention Certificates”: The Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates, as the context requires.

“Risk Retention Requirements”: The credit risk retention requirements of Section 15G of the Exchange Act (15 U.S.C. §78o-11), as added by Section 941 of the Dodd-Frank Act.

“Risk Retention Rules”: Regulation RR, 17 C.F.R. Part 246.

“Rule 144A”: Rule 144A under the Act.

“Rule 144A Book-Entry Certificate”: With respect to the Non-Registered Certificates offered and sold in reliance on Rule 144A, a single, permanent Book-Entry Certificate, in definitive, fully registered form without interest coupons.

“Rules”: As defined in Section 2.03(n)(iv).

“S&P”: S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and its successors in interest. If neither S&P nor any successor remains in existence, “S&P” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder and the Special Servicer and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Sarbanes-Oxley Act”: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: As defined in Section 11.05(a)(iv).

“Schedule AL Additional File”: A data file containing additional information or schedules regarding data points in the related CREFC® Schedule AL File in accordance with Item 1111(h)(4) of Regulation AB and Item 601(b)(103) of Regulation S-K under the Securities Act.

“Scheduled Principal Distribution Amount”: With respect to any Distribution Date and the Mortgage Loans, the aggregate of the principal portions of the following: (a) all Periodic Payments (excluding Balloon Payments) due in respect of such Mortgage Loans during or, if and to the extent not previously received or advanced pursuant to Section 4.03 in respect of a preceding Distribution Date (and not previously distributed to Certificateholders), prior to, the related Collection Period, and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent either (i) paid by the Mortgagor as of the Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a Grace Period ending after the related Determination Date, the related Due Date or last day of such Grace Period, as applicable, to the extent received by the Master Servicer as of the Business Day preceding the related P&I Advance Date) or (ii) advanced by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 in respect of such Distribution Date, and (b) all Balloon Payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a Grace Period ending after the related Determination Date, the related Due Date or last day of such Grace Period, as applicable, to the extent received by the Master Servicer as of the Business Day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time shall include all late payments of principal made by a Mortgagor with respect to the Mortgage Loans, including late payments in respect of a delinquent Balloon Payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Trustee, as the case may be, for prior Advances, as described above.

“Secure Data Room”: The “Secure Data Room” tab, which shall initially be located within the Certificate Administrator’s Website (initially “www.ctslink.com”), on the page relating to this transaction.

“Securities Act”: The Securities Act of 1933, as it may be amended from time to time.

“Security Agreement”: With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

“Senior Certificate”: Any Class A Certificate (other than the Class A-S Certificates) or Class X Certificate.

“Service(s)” or “Servicing”: In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity (other than the Certificate Administrator and the Trustee) that meets the definition of “servicer” set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in Item 1108 of

Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the CMBS market.

“Serviced AB Mortgage Loan”: Any Mortgage Loan that is part of a Serviced AB Whole Loan. For the avoidance of doubt, there are no Serviced AB Mortgage Loans related to the Trust as of the Closing Date.

“Serviced AB Whole Loan”: Any AB Whole Loan that is serviced under this Agreement. For the avoidance of doubt, there are no Serviced AB Whole Loans related to the Trust as of the Closing Date.

“Serviced AB Whole Loan Controlling Holder”: With respect to a Serviced AB Whole Loan, the “Controlling Noteholder”, “Directing Lender” or similarly defined party identified in the related AB Intercreditor Agreement. For the avoidance of doubt, there are no Serviced AB Whole Loan Controlling Holders related to the Trust as of the Closing Date.

“Serviced Companion Loan”: A Companion Loan that is part of a Serviced Whole Loan.

“Serviced Companion Loan Securities”: For so long as the related Mortgage Loan or any successor REO Loan is in the Trust Fund, any class of securities backed, wholly or partially, by any Serviced Companion Loan.

“Serviced Companion Noteholder”: Any holder of record of any Serviced Companion Loan.

“Serviced Companion Noteholder Register”: The register maintained by the Companion Paying Agent pursuant to Section 3.28.

“Serviced Mortgage Loan”: A Mortgage Loan that is part of a Serviced Whole Loan.

“Serviced Pari Passu Companion Loan”: A Pari Passu Companion Loan that is part of a Serviced Whole Loan.

“Serviced Pari Passu Companion Loan Holder”: Any holder of record of any Serviced Pari Passu Companion Loan.

“Serviced Pari Passu Companion Loan Securities”: For so long as the related Mortgage Loan or any successor REO Loan is in the Trust Fund, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

“Serviced Pari Passu Mortgage Loan”: Each Mortgage Loan that is part of a Serviced Pari Passu Whole Loan.

“Serviced Pari Passu Whole Loan”: A Pari Passu Whole Loan that is a Serviced Whole Loan. The table and footnotes under the heading “Whole Loans” in the Preliminary

Statement hereto identify the Serviced Pari Passu Whole Loans related to the Trust as of the Closing Date.

“Serviced REO Loan”: Any REO Loan that is serviced by the Special Servicer pursuant to this Agreement.

“Serviced REO Property”: Any REO Property that is serviced by the Special Servicer pursuant to this Agreement.

“Serviced Securitized Companion Loan”: Any Companion Loan that is a component of a Serviced Whole Loan, if and for so long as each such Companion Loan is included in a Regulation AB Companion Loan Securitization.

“Serviced Subordinate Companion Loan”: Any AB Subordinate Companion Loan that is part of a Serviced AB Whole Loan. For the avoidance of doubt, there are no Serviced Subordinate Companion Loans related to the Trust as of the Closing Date.

“Serviced Whole Loan”: A Whole Loan that is serviced and administered pursuant to this Agreement. As of the Closing Date, each Whole Loan identified as a “Serviced” or “Servicing Shift” under the heading “Type” in the Preliminary Statement hereto is a Serviced Whole Loan. After the related Servicing Shift Date, a Servicing Shift Whole Loan will cease to be a Serviced Whole Loan.

“Serviced Whole Loan Controlling Holder”: The “Controlling Noteholder” or similar term identified in the Intercreditor Agreement related to a Serviced Whole Loan.

“Serviced Whole Loan Remittance Date”: With respect to any Serviced Companion Loan: (i) the date specified as the applicable remittance date (or equivalent concept) in the related Intercreditor Agreement; or (ii) if no such applicable remittance date (or equivalent concept) is so specified in the related Intercreditor Agreement, then the earlier of (A) one (1) Business Day after the Determination Date or (B) the fifteenth (15th) day of each calendar month (or, if the fifteenth (15th) calendar day of that month is not a Business Day, then the Business Day immediately succeeding such fifteenth (15th) calendar day), provided, however, that such Serviced Whole Loan Remittance Date under this clause (ii) shall not be earlier than two (2) Business Days following the date the Master Servicer receives the related Periodic Payment with respect to such Serviced Whole Loan.

“Servicer Termination Event”: As defined in Section 7.01(a).

“Servicing Account”: The account or accounts created and maintained pursuant to Section 3.03(a).

“Servicing Advances”: All customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and expenses and fees of real estate brokers) incurred by the Master Servicer, the Special Servicer, Certificate Administrator, or the Trustee, as applicable, in connection with the servicing and administering of (a) a Mortgage Loan (and, in the case of a Serviced Mortgage Loan, the related Serviced Companion Loan(s), as applicable), other than a Non-Serviced Mortgage Loan, in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) a Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or an REO Property (other than an REO Property related to a Non-Serviced Mortgage Loan), including, in the case of each of such clause (a) and clause (b), but not limited to, (x) the cost of (i) compliance with the Master Servicer’s obligations set forth in Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property and the priority of a Mortgage, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i) – (vi) of the definition of “Liquidation Proceeds,” (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures and (v) the operation, leasing, management, maintenance and liquidation of any REO Property and (y) any amount specifically designated herein to be paid as a “Servicing Advance”. Notwithstanding anything to the contrary, “Servicing Advances” shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property. None of the Master Servicer, the Special Servicer or the Trustee shall make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Companion Loan under the related Intercreditor Agreement or this Agreement.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB as such may be amended from time to time and which as of the Closing Date are listed on Exhibit AA.

“Servicing Fee”: With respect to each Mortgage Loan (including each Non-Serviced Mortgage Loan), Serviced Companion Loan, and any REO Loan, the fee payable to the Master Servicer pursuant to the first paragraph of Section 3.11(a).

“Servicing Fee Rate”: With respect to each Mortgage Loan (excluding any Non-Serviced Mortgage Loan) and REO Loan, a per annum rate equal to the rate set forth on the Mortgage Loan Schedule under the heading “Total Servicing Fee”, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan or REO Loan in the same manner in which interest is calculated in respect of such loans. The “Servicing Fee Rate” shall be a per annum rate equal to with respect to each Serviced Companion Loan, 0.00125% (or, prior to the related Securitization Shift Date, with respect to each of the 1000 Portside Serviced Companion Loans, 0.00125%), in each case computed on the basis of the Stated Principal Balance of the related Companion Loan or REO Loan in the same manner in which interest is calculated in respect of such loans. With respect to each Non-Serviced Mortgage Loan, the “Servicing Fee Rate” shall be a per annum rate equal to 0.00125%.

“Servicing File”: A photocopy or an electronic copy of all items required to be included in the Mortgage File, together with each of the following, (a) to the extent such items were actually delivered to the related Mortgage Loan Seller, with respect to a Mortgage Loan and (to the extent that the identified documents existed on or before the Closing Date and the applicable reference to Servicing File relates to any period after the Closing Date) delivered by the related Mortgage Loan Seller, to the Master Servicer: (i) a copy of any engineering reports or property condition reports; (ii) other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll and, for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related Mortgage Loan Seller; (iii) copies of related financial statements or operating statements; (iv) all legal opinions (excluding attorney-client communications between the related Mortgage Loan Seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), Mortgagor’s certificates and certificates of hazard insurance and/or hazard Insurance Policies or other applicable Insurance Policies, if any, delivered in connection with the closing of the related Mortgage Loan; (v) a copy of the Appraisal for the related Mortgaged Property or Mortgaged Properties; (vi) the documents that were delivered by or on behalf of the Mortgagor, which documents were required to be delivered in connection with the closing of the related Mortgage Loan; (vii) for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease; and (viii) a copy of all environmental reports that were received by the applicable Mortgage Loan Seller relating to the relevant Mortgaged Property and (b) copies of all modifications, extensions and amendments related to the above, any Appraisals and any other document necessary to service the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan, in each case, that are created or prepared after the Closing Date.

“Servicing Function Participant”: Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor and the Certificate Administrator, that is performing activities that address the Servicing Criteria, unless (i) such Person’s activities relate only to 5% or less of the Mortgage Loans by unpaid principal balance as of any date of determination in accordance with Article XI or (ii) the Depositor reasonably determines that the Master Servicer or the Special Servicer may, for the purposes of the Exchange Act reporting requirements pursuant to applicable Commission guidance, take responsibility for the assessment of compliance with the Servicing Criteria of such Person. The Servicing Function Participants as of the Closing Date are (i) each party to a Non-Serviced PSA that is performing activities that address the Servicing Criteria unless such Person’s activities relate only to 5% or less of the Mortgage Loans by unpaid principal balance as of any date of determination in accordance with Article XI and (ii) each other Person listed on Exhibit GG. Exhibit GG shall be updated and provided to the Depositor and the Certificate Administrator in accordance with Section 11.10(c).

“Servicing Officer”: Any officer and/or employee of the Master Servicer, the Special Servicer or any Additional Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans or Serviced Companion Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer, the Special Servicer or any Additional Servicer to the Certificate Administrator, the Trustee, the Operating Advisor and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

“Servicing Shift Control Note”: With respect to any Servicing Shift Whole Loan, as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Mortgagor under such Servicing Shift Whole Loan including any amendments or modifications, or any renewal or substitution notes, as of such date, the sale of which to the related Non-Serviced Trust will cause servicing to shift from this Agreement to the related Non-Serviced PSA pursuant to the terms of the related Intercreditor Agreement for such Servicing Shift Whole Loan.

“Servicing Shift Date”: With respect to any Servicing Shift Whole Loan, the date on which the related Servicing Shift Control Note is included in a Non-Serviced Trust, provided that the holder of such Servicing Shift Control Note provides each of the parties to this Agreement (in each case only to the extent such party will not also be a party to the related Non-Serviced PSA) with notice in accordance with the terms of the related Intercreditor Agreement that such Servicing Shift Control Note is to be included in such Non-Serviced Trust which notice shall include contact information for the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator and Non-Serviced Trustee. Each of the respective dates on which each of the Servicing Shift Control Notes is included in a securitization trust is a Servicing Shift Date related to the Trust (subject to the proviso in the immediately preceding sentence).

“Servicing Shift Mortgage Loan”: A Mortgage Loan that is part of a Servicing Shift Whole Loan.

“Servicing Shift Whole Loan”: Any Whole Loan serviced under this Agreement as of the Closing Date, which includes a Mortgage Loan included in the Trust Fund and one or more Companion Loans not included in the Trust Fund, but the servicing of which is expected to shift to the related Non-Serviced PSA entered into in connection with the securitization, if any, of the related Servicing Shift Control Note on the related Servicing Shift Date. The table in the Preliminary Statement hereto identifies the Servicing Shift Whole Loans related to the Trust. For the avoidance of doubt, the 1000 Portside Drive Whole Loan is the only Servicing Shift Whole Loan related to the Trust.

“Servicing Standard”: As defined in Section 3.01(a).

“Servicing Transfer Event”: With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), or related Serviced Companion Loan, the occurrence of any of the following events:

(i)                                      the related Mortgagor has failed to make when due any Periodic Payment, which failure continues unremedied (without regard to any grace period): (A) except in the case of a Balloon Mortgage Loan or Serviced Whole Loan delinquent in respect of its balloon payment, for sixty (60) days beyond the date on which the subject payment was due or (B) solely in the case of a delinquent Balloon Payment, (1) after the date on which such Balloon Payment was due (except as described in clause (2) below) or (2) in the case of a Mortgage Loan or Serviced Whole Loan delinquent with respect to the Balloon Payment as to which the Mortgagor has delivered to the Master Servicer or the Special Servicer (and in either such case, the Master Servicer or the Special Servicer, as applicable, will be required to promptly deliver a copy thereof to the other servicer) on or before the date on which the subject Balloon Payment was due, a refinancing commitment or otherwise binding application or other similar binding document for refinancing from an acceptable lender or a signed purchase and sale agreement (in each case reasonably satisfactory in form and substance to the Special Servicer), which provides that such refinancing or purchase will occur within one hundred twenty (120) days after the date on which such Balloon Payment will become due (provided that if such refinancing does not occur before the expiration of the time period for refinancing specified in such refinancing commitment or the Master Servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing, a special servicing transfer event will occur immediately); or

(ii)                                 there has occurred a default (other than as set forth in clause (i) and other than an Acceptable Insurance Default) that (A) in the judgment of the master servicer or the special servicer (in the case of the special servicer, (1) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan) unless a Control Termination Event is continuing or (2) during a Control Termination Event, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event is continuing) materially impairs the value of the related Mortgaged Property as security for the applicable Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affects the interests of Certificateholders in the Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the related Serviced Companion Loan Holder in such Serviced Whole Loan), and (B) continues unremedied for the applicable grace period under the terms of the Mortgage Loan or Serviced Whole Loan (or, if no grace period is specified and the default is capable of being cured, for thirty (30) days); provided that any default that results in acceleration of the related Mortgage Loan or Serviced Whole Loan without the application of any grace period under the related Mortgage Loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a property advance will be deemed to materially and adversely affect the interests of the Certificateholders in the Mortgage Loan (or, in the case of any Serviced Whole Loan, the interests of the Certificateholders or the Serviced Companion Loan Holder in the Serviced Whole Loan); or

(iii)                              the Master Servicer determines (in accordance with the Servicing Standard) or receives from the Special Servicer a written determination of the Special Servicer (which determination the Special Servicer shall make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of an AB Control Appraisal Period, the prior consent of the AB Whole Loan Controlling Holder, to the extent required by the terms of the related Intercreditor Agreement) or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan or (y) a Serviced AB Whole Loan prior to the occurrence of an AB Control Appraisal Period), unless a Consultation Termination Event has occurred and is continuing), that a default in making any Periodic Payment (other than a Balloon

Payment) or any other material payment (other than a Balloon Payment) required under the related Mortgage Note or the related Mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which the subject payment will become due; or the Master Servicer determines (in accordance with the Servicing Standard) or receives from the Special Servicer a written determination of the Special Servicer (which determination the Special Servicer shall make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to (x) an Excluded Loan or (y) a Serviced AB Whole Loan prior to the occurrence of an AB Control Appraisal Period), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing), that a default in making a Balloon Payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which such Balloon Payment will become due (or, if the Mortgagor has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender, reasonably satisfactory in form and substance to the Master Servicer and the Special Servicer (and the Master Servicer or the Special Servicer, as applicable, shall promptly forward such documentation to the Special Servicer or Master Servicer, as applicable) which provides that such refinancing will occur within one hundred twenty (120) days following the date on which such Balloon Payment will become due, the Master Servicer determines (in accordance with the Servicing Standard) or receives from the Special Servicer a written determination of the Special Servicer (which determination the Special Servicer shall make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to (x) an Excluded Loan or (y) a Serviced AB Whole Loan prior to the occurrence of an AB Control Appraisal Period), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing), that (A) the Mortgagor is likely not to make one or more Assumed Scheduled Payments prior to such a refinancing or (B) such refinancing is not likely to occur within one hundred twenty (120) days following the date on which such Balloon Payment will become due); or

(iv)                             there shall have occurred a default (including, in the Master Servicer’s or the Special Servicer’s judgment, the failure of the related Mortgagor to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents (other than an Acceptable Insurance Default), unless such default has been waived in accordance with Section 3.07 or 3.18) under the related Mortgage Loan documents, other than as described in clause (i) or (ii) above, that may, in the good faith and reasonable judgment of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer (A) with the consent of the Directing Certificateholder (other than with respect to (x) an Excluded Loan or (y) a Serviced AB Whole Loan prior to the occurrence of an AB Control Appraisal Period), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan or (y) a Serviced AB Whole Loan prior to the occurrence of an AB Control Appraisal Period), unless a Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of any Serviced Whole Loan, the interests of the related Serviced Companion Noteholder(s)), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, thirty (30) days); provided that any default that results in acceleration of the related Mortgage Loan or Serviced Whole Loan without the application of any grace period under the related Mortgage Loan documents shall be deemed not to have a grace period; or

(v)                                a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days (or a shorter period if the Master Servicer or the Special Servicer (and, in the case of the Special Servicer (i) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), if no Control Termination Event is continuing, or (ii) during a Control Termination Event, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), if no Consultation Termination Event is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Loan) be transferred to special servicing); or

(vi)                             the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

(vii)                          the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

(viii)                        the Master Servicer or the Special Servicer, as applicable, shall have received notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(ix)                                the Master Servicer or the Special Servicer (and in the case of the Special Servicer, with the consent of the Directing Certificateholder (other than with respect to (x) an Excluded Loan or (y) a Serviced AB Whole Loan prior to the occurrence of an AB Control Appraisal Period), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the Master Servicer’s or the Special Servicer’s judgment, the failure of the related Mortgagor to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with Section 3.07 or Section 3.18) under the Mortgage Loan documents (other than as described in clause (iii) above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the related Serviced Pari Passu Companion Loan Holder) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for sixty (60) days;

provided that any Crossed Underlying Loan (excluding any Non-Serviced Mortgage Loan) that is cross-collateralized with a Specially Serviced Loan shall be a Specially Serviced Loan so long as such Crossed Underlying Loan is cross-collateralized with a Specially Serviced Loan. If any Serviced Companion Loan becomes a Specially Serviced Loan, the related Serviced Mortgage Loan shall also become a Specially Serviced Loan. If any Serviced Mortgage Loan becomes a Specially Serviced Loan, any related Serviced Companion Loan shall also become a Specially Serviced Loan. With respect to a Non-Serviced Mortgage Loan, the occurrence of a “Servicing Transfer Event” shall be as defined in the Non-Serviced PSA.

“SGFC”: Societe Generale Financial Corporation, a Delaware corporation, or its successors in interest.

“Significant Obligor”: As defined in Section 11.16.

“Significant Obligor NOI Quarterly Filing Deadline”: With respect to each calendar quarter (other than the fourth calendar quarter of any calendar year), the date that is fifteen (15) days after the Relevant Distribution Date occurring on or immediately following the date on which financial statements for such calendar quarter are required to be delivered to the related lender under the related Mortgage Loan documents.

“Significant Obligor NOI Yearly Filing Deadline”: With respect to each calendar year, the date that is the 90th day after the end of such calendar year.

“Similar Law”: As defined in Section 5.03(o).

“Sole Certificateholder”: Any Certificate Owner, or Certificate Owners acting in unanimity, of a Book-Entry Certificate or a Holder of a Definitive Certificate representing 100% of the then-outstanding Class F-RR, Class G-RR and J-RR Certificates; provided, however, that the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR Certificates have been retired.

“Special Notice”: As defined in Section 5.06.

“Special Servicer”: With respect to each of the Mortgage Loans (other than any Non-Serviced Mortgage Loan and any Excluded Special Servicer Loan) and any Serviced Companion Loans, 3650 REIT Loan Servicing LLC and its successors in interest and assigns, or any successor special servicer appointed as provided herein (including with respect to any Excluded Special Servicer Loan, if any, the related Excluded Special Servicer appointed pursuant to Section 7.01(g) of this Agreement, as applicable, and as the context may require).

“Special Servicer Decision”: Any decision or Mortgagor request with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan that is not a Major Decision or a Master Servicer Decision.

“Special Servicing Fee”: With respect to each Specially Serviced Loan and REO Loan (other than a Non-Serviced Mortgage Loan), the fee payable to the Special Servicer pursuant to Section 3.11(b). For the avoidance of doubt, the Special Servicing Fee shall be deemed payable from the Lower-Tier REMIC (including with respect to any Mortgage Loan held by a Loan REMIC).

“Special Servicing Fee Rate”: With respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan by loan basis, (a) 0.25000% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan) (but, in the case of the Poinciana Lakes Plaza Serviced Whole Loan, excluding the Poinciana Lakes Plaza Companion Loan), as applicable, in the same manner as interest is calculated on such Specially Serviced Loan or REO Loan; and (b) if the rate in clause (a) would result in a Special Servicing Fee that would be less than $5,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Loan shall be a rate equal to such higher rate as would result in a Special Servicing Fee equal to $5,000, for such month with respect to such Specially Serviced Loan or REO Loan (or, for the Springfield Town Center Mortgage Loan, not to exceed 0.2500% per annum of the then outstanding loan balance).

“Specially Serviced Loan”: As defined in Section 3.01(a).

“Sponsors”: The Mortgage Loan Sellers.

“Startup Day”: The day designated as such in Section 10.01(b).

“Stated Principal Balance”: With respect to any Mortgage Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Balance of such Mortgage Loan (or in the case of a Qualified Substitute Mortgage Loan, as of the date it is added to the Trust, the unpaid principal balance of such Mortgage Loan after application of all payments of principal due during or prior to the month of substitution, whether or not received) minus (y) the sum of:

(i)                                    the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the Mortgagor or advanced by the Master Servicer;

(ii)                                 all Principal Prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, after the Due Date in the related month of substitution);

(iii)                               the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)                             any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation or a modification of such Mortgage Loan pursuant to the terms and provisions of this Agreement that occurred prior to the end of the Collection Period for the most recent Distribution Date.

With respect to any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, the Stated Principal Balance shall be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

(i)                                    the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)                                 the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and REO Revenues received with respect to such REO Loan.

A Mortgage Loan or an REO Loan that is a successor to a Mortgage Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan shall equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance shall equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO Acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer, the Special Servicer, the Operating Advisor, an Additional Servicer or a Sub-Servicer.

“Subject Loan”: As defined in Section 12.02(b).

“Subordinate Certificate”: Any Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and J-RR Certificate.

“Subordinate Companion Holder”: The holder of any AB Subordinate Companion Loan.

“Subsequent Asset Status Report”: As defined in Section 3.19(d).

“Subsequent Third-Party Purchaser”: A “third party purchaser” (as defined in the Risk Retention Rules) that purchases and holds the HRR Certificates following the fifth anniversary of the Closing Date, or such earlier date as hereafter permitted under the Risk Retention Rules.

“Sub-Servicer”: Any Person that services Mortgage Loans on behalf of the Master Servicer, the Special Servicer or an Additional Servicer (including, for the avoidance of doubt, each Initial Sub-Servicer and any primary servicer) and is responsible for the performance (whether directly or through Sub-Servicers or Subcontractors) of a substantial portion of the material Servicing functions required to be performed by the Master Servicer, the Special Servicer or an Additional Servicer under this Agreement, with respect to some or all of the Mortgage Loans that are identified in Item 1122(d) of Regulation AB.

“Sub-Servicing Agreement”: The written contract between the Master Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.20.

“Substitution Shortfall Amount”: With respect to a substitution pursuant to Section 2.03(b), an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time by the same Mortgage Loan Seller) for one or more removed Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage

Loan(s) being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan(s).

“Surviving Entity”: As defined in Section 6.03(b).

“Tax Returns”: The federal income tax returns on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each Trust REMIC due to its respective classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal tax law or Applicable State and Local Tax Law.

“Temporary Regulation S Book-Entry Certificate”: As defined in Section 5.02(a).

“Termination Purchase Amount”: The sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the Trust’s portion of each REO Property, if any, included in the Trust Fund (such Appraisals in this clause (2) to be conducted by an Independent MAI-designated appraiser selected by the Special Servicer and approved by the Master Servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval), and (3) if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

“Test”: As defined in Section 12.01(b)(iv).

“Transfer”: Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

“Transfer Restriction Period”: The period from the Closing Date to the earlier of (a) the latest of (i) the date on which the aggregate unpaid principal balance of all outstanding Mortgage Loans has been reduced to 33.0% of the aggregate Cut-off Date Balance; (ii) the date on which the aggregate outstanding Certificate Balance of the Principal Balance Certificates has been reduced to 33.0% of the aggregate outstanding Certificate Balance of the Principal Balance Certificates as of the Closing Date; and (iii) two (2) years after the Closing Date; (b) with respect to the HRR Certificates only to the extent that such Certificates have been transferred to a Subsequent Third-Party Purchaser, the date on which all of the Mortgage Loans have been defeased in accordance with §244.7(b)(8)(i) of the Risk Retention Rules; and (c) the date that the Risk Retention Rules applicable to a holder of the HRR Certificates is withdrawn, repealed, amended or modified as it relates to the restrictions on hedging and transfer as to this securitization or the HRR Certificates.

“Transferable Servicing Interest”: With respect to each Mortgage Loan or any Serviced Pari Passu Companion Loan (and any successor REO Loan with respect thereto), the amount by which the related Servicing Fee otherwise payable to the Master Servicer hereunder exceeds the amount of the Servicing Fee calculated using the Retained Fee Rate, which Transferable Servicing Interest is subject to reduction by the Trustee pursuant to Section 3.11(a) of this Agreement.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferee Affidavit”: As defined in Section 5.03(q)(ii).

“Transferor”: Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

“Transferor Letter”: As defined in Section 5.03(q)(ii).

“Trust”: The trust created hereby and to be administered hereunder. The Trust shall be named “BBCMS Mortgage Trust 2025-5C37”.

“Trust Fund”: The corpus of the Trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement (including any Qualified Substitute Mortgage Loan replacing a removed Mortgage Loan), together with the Mortgage Files relating thereto (subject to, in the case of a Serviced Whole Loan, the interests of the related Serviced Companion Noteholder in the related Mortgage File); (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution); (iii) any REO Property (to the extent of the Trust’s interest therein) or the Trust’s beneficial interest in the Mortgaged Property securing a Non-Serviced Whole Loan acquired under the related Non-Serviced PSA; (iv) all revenues received in respect of any REO Property (to the extent of the Trust’s interest therein); (v) the Master Servicer’s, the Special Servicer’s, the Certificate Administrator’s and the Trustee’s rights under the Insurance Policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof (to the extent of the Trust’s interest therein); (vi) any Assignment of Leases and any Security Agreements (to the extent of the Trust’s interest therein); (vii) any letters of credit, indemnities, guaranties or lease enhancement policies given as additional security for any related Mortgage Loans (to the extent of the Trust’s interest therein); (viii) all assets deposited in the Loss of Value Reserve Fund and the Servicing Accounts (to the extent of the Trust’s interest therein), amounts on deposit in the Collection Account (to the extent of the Trust’s interest therein), the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account (to the extent of the Trust’s interest in such Gain-on-Sale Reserve Account), and any REO Account (to the extent of the Trust’s interest in such REO Account), including any reinvestment income, as applicable; (ix) any Environmental Indemnity Agreements (to the extent of the Trust’s interest therein); (x) the rights and remedies of the Depositor under each Mortgage Loan Purchase Agreement (to the extent transferred to the Trustee); (xi) the Lower-Tier Regular Interests; (xii) the Loan REMIC Regular Interest; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the lock-box accounts, cash collateral accounts, escrow accounts and any reserve accounts, to the extent such interest belongs to the related Mortgagor). For the avoidance of doubt, no Retained Defeasance Rights and Obligations will be assets of the Trust.

“Trust-Related Litigation”: As defined in Section 3.32.

“Trust REMIC”: As defined in the Preliminary Statement.

“Trustee”: Computershare Trust Company, National Association, or its successors in interest, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided. Computershare Trust Company, National Association will perform its obligations as Trustee hereunder through its Corporate Trust Services Division (including, as applicable, any agents or affiliates utilized thereby).

“Trustee Fee”: The fee to be paid to the Trustee as compensation for the Trustee’s activities under this Agreement, which fee is included as part of the Certificate Administrator Fee. No portion of the Trustee Fee shall be calculated by reference to any Companion Loan or the Stated Principal Balance of any Companion Loan. The Trustee Fee shall be paid as a portion of the Certificate Administrator Fee.

“UBS AG”: UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank, or its successors in interest.

“UCC”: The Uniform Commercial Code, as enacted in each applicable state.

“UCC Financing Statement”: A financing statement prepared and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

“Underwriters”: Barclays Capital Inc., BMO Capital Markets Corp., SG Americas Securities, LLC, UBS Securities LLC, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC and Bancroft Capital, LLC.

“Uninsured Cause”: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard Insurance Policies or flood Insurance Policies required to be maintained pursuant to Section 3.07.

“United States Securities Person”: Any “U.S. person” as defined in Rule 902(k) of Regulation S.

“Unliquidated Advance”: Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (iii) and (iv) of Section 3.05(a) but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the related Mortgage Loan or REO Property in respect of which the Advance was made.

“Unscheduled Principal Distribution Amount”: With respect to any Distribution Date and the Mortgage Loans, the aggregate of the following: (a) all Principal Prepayments received on such Mortgage Loan on or prior to the Determination Date and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds (net of Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional expenses of the Trust incurred in connection with the related Mortgage Loan) and, if applicable, REO Revenues received with respect to such Mortgage Loan and any REO Loans on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 in respect of a preceding Distribution Date.

“Unsolicited Information”: As defined in Section 12.01(b)(iii).

“Upper-Tier REMIC”: A segregated asset pool within the Trust Fund, the assets of which consist of the Lower-Tier Regular Interests and such amounts as shall from time to time be held in the Upper-Tier REMIC Distribution Account.

“Upper-Tier REMIC Distribution Account”: The segregated account or accounts (or a subaccount of the Distribution Account) created and maintained by the Certificate Administrator (on behalf of the Trustee) pursuant to Section 3.04(b) in trust for the Certificateholders, which shall initially be entitled “Computershare Trust Company, National Association, as Certificate Administrator, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the registered Holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Upper-Tier REMIC Distribution Account”. Any such account or accounts shall be an Eligible Account.

“U.S. Dollars” or “$”: Lawful money of the United States of America.

“U.S. Tax Person”: A citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows: (i) 2% in the case of the Class X Certificates (allocated pro rata, based upon their respective Notional Amounts as of the date of determination) and (ii) in the case of the Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the Certificate Balance (and solely in connection with any vote for purposes of determining whether to remove the Special Servicer pursuant to Section 7.01(d) or the Operating Advisor pursuant to Section 3.26(j), taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the Certificates pursuant to Section 4.05(a)) of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with any vote for purposes of determining whether to remove the Special Servicer pursuant to Section 7.01(d) or the Operating Advisor pursuant to Section 3.26(j), taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the Certificates pursuant to Section 4.05(a)) of the Principal Balance Certificates, each determined as of the Distribution Date immediately preceding such time. The Voting Rights of any Class of Certificates shall be allocated among Certificateholders of such Class in proportion to their respective Percentage Interests. The Class R Certificates shall not be entitled to any Voting Rights.

“Weighted Average Net Mortgage Rate”: With respect to any Distribution Date, the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loans) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable Grace Period); provided, however, that in the case of the 500 Delaware Mortgage Loan held by the Loan REMIC, “Mortgage Loan” shall refer to the Loan REMIC Regular Interest for purposes of this definition.

“Whole Loan”: A mortgage loan that includes a Mortgage Loan and one or more Companion Loans, all of which are secured by the same Mortgaged Property. The table under the heading “Whole Loans” in the Preliminary Statement hereto identify the Whole Loans related to the Trust. With respect to each Whole Loan, references herein to each such Whole Loan shall be construed to refer to the aggregate indebtedness under the related Mortgage Loan and the related Companion Loan(s).

“Withheld Amounts”: As defined in Section 3.21(a).

“Workout-Delayed Reimbursement Amounts”: With respect to any Mortgage Loan, the amount of any Advances made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three Periodic Payments under its modified terms, would then constitute) a Corrected Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance (and accrued and unpaid interest thereon) is not reimbursed to the Person who made such Advance on or before the date, if any, on which Mortgage Loan becomes a Corrected Loan and (ii) the amount of such Advance (and accrued and unpaid interest thereon) becomes an obligation of the related Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine in the future that such amount instead constitutes a Nonrecoverable Advance.

“Workout Fee”: The fee paid to the Special Servicer with respect to each Corrected Loan in accordance with Section 3.11(c).

“Workout Fee Rate”: With respect to each Corrected Loan and in accordance with Section 3.11(c), a fee equal to 1.00% (or, for the Springfield Town Center Mortgage Loan, not to exceed 0.50%) of each collection (other than Penalty Charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid), including (i) Periodic Payments, (ii) Balloon Payments, (iii) Principal Prepayments and (iv) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Loan for so long as it remains a Corrected Loan.

“XML”: Extensible Markup Language.

“Yield Maintenance Charge”: With respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

Section 1.02        Certain Calculations. Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

(i)                                    All calculations of interest (other than as provided in the related Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

(ii)                                Any Mortgage Loan or Companion Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer or the Special Servicer; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with the Servicing Standard consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan, on which interest accrues.

(iii)                             Any reference to the Certificate Balance of any Class of Principal Balance Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Principal Balance Certificates on such Distribution Date after giving effect to (a) any distributions made on the immediately preceding Distribution Date pursuant to Section 4.01(a), and Section 4.01(c), (b) any Realized Losses allocated to such Class of Principal Balance Certificates on the immediately preceding Distribution Date pursuant to Section 4.04, and (c) any recoveries on the related Mortgage Loans of Nonrecoverable Advances (plus interest thereon) that were previously reimbursed from principal collections on the related Mortgage Loans, that resulted in a reduction of the Principal Distribution Amount, which recoveries are allocated to such Class of Principal Balance Certificates on the immediately preceding Distribution Date and added to the Certificate Balance pursuant to Section 4.04(a).

(iv)                              Unless otherwise specifically provided for herein, all net present value calculations and determinations made with respect to a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) shall be made, in the event the Mortgage Loan documents are silent, using a discount rate (a) for principal and interest payments on a

Mortgage Loan or Serviced Companion Loan, as applicable, or sale by the Special Servicer of a Defaulted Loan, the highest of (x) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the related Mortgagor on similar non-defaulted debt of such Mortgagor as of such date of determination, (y) the Mortgage Rate on the applicable Mortgage Loan or Serviced Companion Loan, as applicable, based on its outstanding principal balance and (z) the yield on 5-year U.S. treasuries as of such date of determination, and (b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal) of the related Mortgaged Property.

(v)                                Any reference to “expense of the trust” or “additional trust fund expense” or words of similar import shall be construed to mean, for any Serviced Mortgage Loan, an expense that shall be applied in accordance with the related Intercreditor Agreement or, if no application is specified in the related Intercreditor Agreement, then, to the extent such Intercreditor Agreement refers to this Agreement for the application of trust fund expenses or such Intercreditor Agreement does not prohibit the following application of trust fund expenses (i) with respect to any Serviced Whole Loan, first, to any related AB Subordinate Companion Loan and then, pro rata and pari passu, to the Trust and any related Serviced Pari Passu Companion Loans in accordance with the respective Stated Principal Balances of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loans.

[End of Article I]

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
CERTIFICATES

Section 2.01        Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee as trustee of the trust, assign, sell, transfer and convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders and the Trustee (as holder of the Lower-Tier Regular Interests) all the right, title and interest of the Depositor, whether now owned or existing or hereafter acquired or arising, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 2, 3, 4 (other than Sections 4(c), (d), (e) and (g)) and 5 (other than Section 5(f), (g), (h) and (i)) and, to the extent related to the foregoing, Sections 9, 10, 11, 12, 13, 14, 15, 17 and 18 of each of the related Mortgage Loan Purchase Agreements, Section 19 of the Barclays Mortgage Loan Purchase Agreement and Section 19 of the BSPRT Mortgage Loan Purchase Agreement; (iii) the Intercreditor Agreements; (iv) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution); (v) any REO Property (to the extent of the Depositor’s interest therein) or the Depositor’s beneficial interest in the Mortgaged Property securing a Non-Serviced Whole Loan acquired under the related Non-Serviced PSA; (vi) all revenues received in respect of any REO Property (to the extent of the Depositor’s interest therein); (vii) the Master Servicer’s, the Special Servicer’s, the Certificate Administrator’s and the Trustee’s

rights under the Insurance Policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof (to the extent of the Depositor’s interest therein); (viii) any Assignment of Leases and any Security Agreements (to the extent of the Depositor’s interest therein); (ix) any letters of credit, indemnities, guaranties or lease enhancement policies given as additional security for any related Mortgage Loans (to the extent of the Depositor’s interest therein); (x) all assets deposited in the Loss of Value Reserve Fund and the Servicing Accounts (to the extent of the Depositor’s interest therein), amounts on deposit in the Collection Account (to the extent of the Depositor’s interest therein), the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account (to the extent of the Depositor’s interest in such Gain-on-Sale Reserve Account) and any REO Account (to the extent of the Depositor’s interest in such REO Account), including any reinvestment income, as applicable; (xi) any Environmental Indemnity Agreements (to the extent of the Depositor’s interest therein); (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the lock-box accounts, cash collateral accounts, escrow accounts and any reserve accounts, to the extent such interest belongs to the related Mortgagor and any Retained Defeasance Rights and Obligations with respect to the Mortgage Loans) (collectively, the “Conveyed Property”). Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (in each case, other than (i) payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date; (ii) prepayments of principal collected on or before the Cut-off Date; (iii) [reserved]; and (iv) any Retained Defeasance Rights and Obligations with respect to the Mortgage Loans for which a Retained Defeasance Seller is the related Mortgage Loan Seller). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 13.07, is intended by the parties to constitute a sale. In connection with the assignment to the Trustee of Sections 2, 3, 4 (other than Sections 4(c), (d), (e) and (g)) and 5 (other than Section 5(f), (g), (h) and (i)) and, to the extent related to the foregoing, Sections 9, 10, 11, 12, 13, 14, 15, 17 and 18 of each of the related Mortgage Loan Purchase Agreements, Section 19 of the Barclays Mortgage Loan Purchase Agreement and Section 19 of the BSPRT Mortgage Loan Purchase Agreement, it is intended that the Trustee get the benefit of Sections 10, 13 and 15 thereof in connection with any exercise of rights under the assigned Sections, and the Depositor shall use its best efforts to make available to the Trustee the benefits of Sections 10, 13 and 15 in connection therewith.

(b)               In connection with the Depositor’s assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver and deposit with, or cause to be delivered to and deposited with, the Custodian, (A) on or before the Closing Date, the Mortgage Note relating to each Mortgage Loan so assigned, endorsed to the Trustee or in blank as specified in clause (i) of the definition of “Mortgage File” (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note as specified in clause (i) of the definition of “Mortgage File”) and (B) on or before the date that is forty-five (45) days following the Closing Date (or such later date as may be provided under Section 2.01(b) and (c) hereof with regard to any item), the remainder of the Mortgage File for each Mortgage Loan (which delivery shall be subject to clause (e) and clause (f) of the first proviso to the definition of “Mortgage File”) and, except in the case of a Mortgage Loan that is a Non-Serviced Whole Loan as of the Closing Date, any other items required to be delivered or deposited by the Mortgage Loan Seller pursuant to this Agreement (other than amounts from reserve accounts and originals of letters of credit, which shall be transferred to the Master Servicer) for each Mortgage Loan. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied upon such Mortgage Loan Seller’s delivery of a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnifying the Trustee and the Trust. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (ix) and (x) of the definition of “Mortgage File” (or, if applicable, a copy thereof) with evidence of filing or recording thereon (if intended to be recorded or filed), solely because of a delay caused by the public filing or recording office where such document or instrument has been delivered, or will be delivered within ten (10) Business Days of the Closing Date, for filing or recordation, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied on a provisional basis as of the Closing Date as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, if a duplicate original or a photocopy of such non-delivered document or instrument (certified by the applicable public filing or recording office, the applicable title insurance company or the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted or to be submitted for filing or recording) is delivered to the Custodian on or before the date set forth herein, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder’s office or the applicable title insurance company, in the case of the documents and/or instruments referred to in clause (ii) of the definition of “Mortgage File”, to be a true and complete copy of the original thereof submitted for recording), with evidence of filing or recording thereon, is delivered to the Custodian within one hundred-eighty (180) days of the Closing Date (or within such longer period, not to exceed eighteen (18) months, after the Closing Date as the Custodian shall consent to as long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee and the Custodian no less often than every ninety (90) days following such 180–day period after the Closing Date, attempting in good faith to obtain from the appropriate public filing office or county recorder’s office such original or photocopy). If the applicable Mortgage Loan Seller is required to, but cannot, deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (ix), and (x) (or, if applicable, a copy thereof) of the definition of “Mortgage File,” with evidence of filing or recording thereon (if intended to be recorded or filed), for any other reason, including, without limitation, that such non-delivered document or instrument has been lost or destroyed, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, if a photocopy of such non-delivered document or instrument (with evidence of filing or recording thereon and certified in the case of the documents and/or instruments referred to in clause (ii) of the definition of “Mortgage File” by the appropriate county recorder’s office or the applicable title insurance company to be a true and complete copy of the original thereof submitted for recording) is delivered to the Custodian on or before the date set forth herein. Neither the Trustee nor any Custodian shall in any way be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). If, on the Closing Date as to any Mortgage Loan, subject to the next sentence, the applicable Mortgage Loan Seller is required to, but cannot, deliver (in complete and recordable form or form suitable for filing or recording, if applicable) any one of the assignments in favor of the Trustee referred to in clause (iii), clause (v), or clause (x) of the definition of “Mortgage File” solely because of the unavailability of filing or recording information as to any existing document or instrument, such Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) with respect to such assignment by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan substantially in the form of Exhibit H; provided that all required original assignments with respect to such Mortgage Loan (in fully complete and recordable form or form suitable for filing or recording, if applicable) are delivered to the Custodian within one hundred-eighty (180) days after the Closing Date (or within such longer period, not to exceed eighteen (18) months, which the Custodian shall consent to so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee and the Custodian no less often than every ninety (90) days following such 180–day period after the Closing Date, attempting in good faith to obtain from the appropriate public filing office or county recorder’s office the applicable filing or recording information as to the related document or instrument); and provided, further, that in the case of a Non-Serviced Mortgage Loan, the delivery of any such assignments shall be subject to clause (e) and clause (f) of the first proviso to the definition of “Mortgage File” herein. As to any Mortgage Loan, the related Mortgage Loan Seller or its agent is responsible for recording or filing, as applicable, any one of the assignments in favor of the Trustee referred to in clause (iii), clause (v), or clause (x) of the definition of “Mortgage File”, and such Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) with respect to such assignment by delivering to the Custodian with respect to such Mortgage Loan on the Closing Date a copy of such assignment in the form sent for recording or filing or (except for recording or filing information not yet available) to be sent for recording or filing; provided that an original or copy of such assignment (with evidence of recording or filing, as applicable, indicated thereon) shall be delivered to the Custodian as contemplated by Section 2.01(c) of this Agreement. Notwithstanding anything herein to the contrary, with respect to letters of credit referred to in clause (xii) of the definition of “Mortgage File”, the applicable Mortgage Loan Seller shall deliver the original to the Master Servicer (which letter of credit shall be titled in the name of, or assigned to, “Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the registered Holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37”), and a copy to the Custodian or, if such original has been submitted by the applicable Mortgage Loan Seller to the issuing bank to effect a reissuance, assignment or amendment of such letter of credit (changing the beneficiary thereof to the Master Servicer (in care of the Trustee, as titled above) that may be required in order for the Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents), the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to any letter(s) of credit a copy thereof to the Custodian indicating that such document has been delivered to the issuing bank for reissuance or an Officer’s Certificate from the Master Servicer certifying that it holds the letter(s) of credit pursuant to this Section 2.01(b), one of which shall be delivered to the Custodian within forty-five (45) days after the Closing Date. If a letter of credit referred to in the previous sentence is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents, the applicable Mortgage Loan Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the related Mortgage Loan Seller has submitted the originals to the related issuer of such letter of credit for processing) to the Custodian within forty-five (45) days of the Closing Date. If not otherwise paid by the related Mortgagor, the applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Master Servicer to draw on such letter(s) of credit on behalf of the Trust and shall cooperate with the reasonable requests of the Master Servicer in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the Master Servicer on behalf of the Trust.

(c)               Except in the case of a Non-Serviced Mortgage Loan, the related Mortgage Loan Seller is required at its sole cost and expense, to itself, or to engage a third party to, put each Assignment of Mortgage, each assignment of Assignment of Leases and each assignment of each UCC Financing Statement (collectively, the “Assignments” and, individually, “Assignment”) relating to the Mortgage Loans conveyed by it under the applicable Mortgage Loan Purchase Agreement in proper form for filing or recording, as applicable, and to submit such Assignments for filing or recording, as the case may be, in the applicable public filing or recording office. On the Closing Date, the Mortgage Loan Sellers may deliver one (1) omnibus assignment for all such Mortgage Loans substantially in the form of Exhibit H to the Custodian as provided in Section 2.01(b). Except under the circumstances provided for in the last sentence of this Section 2.01(c) and except in the case of a Non-Serviced Mortgage Loan, the related Mortgage Loan Seller will itself, or a third party at such Mortgage Loan Seller’s expense will, promptly (and in any event within one hundred-twenty (120) days after the later of the Closing Date and the related Mortgage Loan Seller’s actual receipt of the related documents and the necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each Assignment. Each such Assignment submitted for recording shall reflect that it (or a file copy thereof in the case of a UCC Assignment) should be returned by the public recording office to the Custodian or its designee following recording or filing (or to the related Mortgage Loan Seller or its agent who will then be responsible for delivery of the same to the Custodian or its designee). Any such Assignment received by the Custodian shall be promptly included in the related Mortgage File and be deemed a part thereof, and any such Assignment received by the related Mortgage Loan Seller or its agent shall be required to be delivered to the Custodian to be included as part of the related Mortgage File within thirty (30) days after receipt. If any such document or instrument is determined to be incomplete or not to meet the recording or filing requirements of the jurisdiction in which it is to be recorded or filed, or is lost by the public office or returned unrecorded or unfiled, as the case may be, because of a defect therein, on or about one hundred-eighty (180) days after the Closing Date, the related Mortgage Loan Seller or its designee shall prepare, at its own expense, a substitute therefor or cure such defect, as the case may be, and thereafter the related Mortgage Loan Seller or its designee shall, at the expense of such Mortgage Loan Seller, upon receipt thereof cause the same to be duly recorded or filed, as appropriate. If, by the first anniversary of the Closing Date, the Custodian has not received confirmation of the recording or filing as the case may be, of any such Assignment, it shall so advise the related Mortgage Loan Seller who may then pursue such confirmation itself or request that the Custodian pursue such confirmation at the related Mortgage Loan Seller’s expense, and upon such a request and provision for payment of such expenses satisfactory to the Custodian, the Custodian, at the expense of the applicable Mortgage Loan Seller, shall cause a search of the land records of each applicable jurisdiction and of the records of the offices of the applicable Secretary of State for confirmation that the Assignment appears in such records and retain a copy of such confirmation in the related Mortgage File. In the event that confirmation of the recording or filing of an Assignment cannot be obtained, the Custodian or the related Mortgage Loan Seller, as applicable, shall promptly inform the other and the Custodian shall provide such Mortgage Loan Seller with a copy of the Assignment and request the preparation of a new Assignment. The related Mortgage Loan Seller shall pay the expenses for the preparation of replacement Assignments for any Assignments which, having been properly submitted for filing or recording to the appropriate governmental office by the Custodian, fail to appear of record and must be resubmitted. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii) or (v) of the definition of “Mortgage File,” or to file any UCC-3 to the Trustee referred to in clause (ix) of the definition of “Mortgage File,” in those jurisdictions where, in the written opinion of local counsel (which opinion shall be an expense of the related Mortgage Loan Seller) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee’s interest in the related Mortgage Loan against sale, further assignment, satisfaction or discharge by the related Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or the Depositor.

(d)               All documents and records in the Depositor’s or the applicable Mortgage Loan Seller’s possession relating to the Mortgage Loans (including, in each case, financial statements, appraisals, environmental reports, engineering reports, transaction screens, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, major space leases, legal opinions, tenant estoppels and any other relevant documents relating to the origination and servicing of any Mortgage Loan or related Whole Loan that are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Whole Loan, but excluding the applicable Mortgage Loan Seller’s internal communications (including such communications between such Mortgage Loan Seller and its Affiliates) and underwriting analysis (including documents prepared by the applicable Mortgage Loan Seller or any of its Affiliates for such purposes), draft documents, attorney-client communications that are privileged communications or constitute legal or other due diligence analyses and credit underwriting or due diligence analyses or data) that (i) are not required to be a part of a Mortgage File in accordance with the definition thereof and (ii) are reasonably necessary for the servicing of each such Mortgage Loan, together with copies of all documents in each Mortgage File, shall be delivered by the Depositor or the applicable Mortgage Loan Seller to the Master Servicer within five (5) Business Days after the Closing Date (except that copies of any instruments of assignment that are returned to the Custodian by the related public recording office in accordance with the requirements of Section 2.01(c) shall be delivered by the Custodian to the Master Servicer when the originals are returned to the Custodian) and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Lower-Tier Regular Interests) and, if applicable, on behalf of the related Companion Holder; provided that the parties hereto acknowledge and agree that some or all of the items in this Section 2.01(d) have, as of the Closing Date, been posted to websites to which various parties to this Agreement have access, and if any such items have been so posted to any such website(s) to which the Master Servicer has access, such items will be deemed to have been delivered to the Master Servicer in accordance with this Section 2.01(d); and provided, further, that if the Master Servicer is unable to download such items from such website(s) after making reasonable efforts to do so and provides notice (which may be delivered by electronic means) to the Mortgage Loan Seller, the Depositor shall cause such Mortgage Loan Seller to deliver such items to the Master Servicer by such means as may be reasonably acceptable to the Master Servicer. Such documents and records shall be any documents and records (with the exception of any items excluded under the immediately preceding sentence) that would otherwise be a part of the Servicing File.

(e)               In connection with the Depositor’s assignment pursuant to subsection (a) above, the Depositor shall deliver to the Trustee and the Master Servicer, on or before two (2) Business Days after the Closing Date, a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

(f)                The Depositor shall use its reasonable best efforts to require that, promptly after the Closing Date, but in all events within three (3) Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all unapplied reserve funds and Escrow Payments in the possession or under the control of the Mortgage Loan Seller that relate to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) transferred by such Mortgage Loan Seller, whether such accounts are held in the name of the applicable Mortgage Loan Seller or any other name to be transferred to the Master Servicer (or a Sub-Servicer) for deposit into Servicing Accounts.

(g)               With respect to the Franchise Required Mortgage Loans, the related Mortgage Loan Seller or its designee will be required to provide any such required notice or make any such required request to the related franchisor (with a copy of such notice or request to the Master Servicer) within forty-five (45) days of the Closing Date (or any shorter period if required by the applicable comfort letter), and the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter). If the Master Servicer is unable to acquire any such replacement comfort letter (or new document or acknowledgement, as applicable) within one hundred twenty (120) days of the Closing Date, the Master Servicer shall notify the related Mortgage Loan Seller that no such replacement comfort letter has been received.

(h)               Each Mortgage Loan Purchase Agreement shall provide that within sixty (60) days after the Closing Date, each Mortgage Loan Seller shall deliver or cause to be delivered the Diligence Files for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the Designated Site. Promptly upon completion of such delivery of the Diligence Files (but in no event later than sixty (60) days after the Closing Date), the applicable Mortgage Loan Seller shall provide the Depositor a certificate (with a copy (which may be sent by e-mail) to each of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian, the Directing Certificateholder, the Asset Representations Reviewer and the Operating Advisor) certifying that the electronic copies of the documents and information uploaded to the Designated Site constitute all documents and information required under the definition of “Diligence File” and such Diligence Files are organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the applicable Mortgage Loan Seller (the “Diligence File Certification”).

(i)                 Within two (2) Business Days of the Closing Date, the Depositor shall deliver each of the Initial Schedule AL File in EDGAR-Compatible Format and Excel format, and any Initial Schedule AL Additional File in EDGAR-Compatible Format and Excel format and Annex A-1 to the Prospectus in EDGAR-Compatible Format and Excel format to the Master Servicer via email to NoticeAdmin@pnc.com.

(j)                 Notwithstanding anything to the contrary contained in this Section 2.01 or in Section 2.02, in connection with any Servicing Shift Whole Loan, (1) instruments of assignment to the Trustee may be in blank and need not be recorded pursuant to this Agreement (other than the endorsements to the note(s) evidencing the related Servicing Shift Mortgage Loan) until the earliest of (i) the Servicing Shift Date, in which case such instruments shall be assigned and recorded in accordance with the related Non-Serviced PSA, (ii) such Servicing Shift Whole Loan becoming a Specially Serviced Loan prior to the related Servicing Shift Date and (iii) one hundred eighty (180) days after the Closing Date, in which case assignments and recordations shall be effected in accordance with this Section 2.01 until the occurrence, if any, of the related Servicing Shift Date, (2) no letter of credit need be amended (including, without limitation, to change the beneficiary thereon) until the earliest of (i) the related Servicing Shift Date, in which case such amendment shall be in accordance with the related Non-Serviced PSA, (ii) the Servicing Shift Whole Loan becoming a Specially Serviced Loan prior to the related Servicing Shift Date in which case such amendment shall be effected in accordance with the terms of this Section 2.01 and (iii) the earlier of (A)  one hundred eighty (180) days after the Closing Date and (B) any such time as any such letter of credit is required to be drawn upon by the Master Servicer in which case such amendment shall be effected in accordance with the terms of this Section 2.01, and (3) on and following the related Servicing Shift Date, the Person selling the related Servicing Shift Control Note to the related Non-Serviced Depositor, at its own expense, shall be (a) entitled to direct in writing, which may be conclusively relied upon by the Custodian, the Custodian to deliver the originals of all the Mortgage Loan documents relating to the Servicing Shift Whole Loan in its possession (other than the original note(s) evidencing the Servicing Shift Mortgage Loan) to the related Non-Serviced Trustee or the related Non-Serviced Custodian, (b) if the right under clause (a) is exercised, required to cause the retention by or delivery to the Custodian of photocopies of Mortgage Loan documents related to the Servicing Shift Whole Loan so delivered to such Non-Serviced Trustee or such Non-Serviced Custodian, (c) entitled to cause the completion (or, in the event of a recordation as contemplated by clause (1)(ii) of this paragraph, the preparation, execution and delivery) and recordation of instruments of assignment in the name of the related Non-Serviced Trustee or related Non-Serviced Custodian, (d) if the right under clause (c) is exercised, required to deliver to the Trustee or Custodian photocopies of any instruments of assignment so completed and recorded, and (e) entitled to require the Master Servicer to transfer, and to cooperate with all reasonable requests in connection with the transfer of, the Servicing File, and any Escrow Payments, reserve funds and items specified in clauses (x) and (xii) of the definition of “Mortgage File” for the Servicing Shift Whole Loan to the related Non-Serviced Master Servicer.

(k)               Notwithstanding anything to the contrary contained herein, with respect to a Joint Mortgage Loan, the obligations of each of the applicable Mortgage Loan Sellers to deliver a Mortgage Note (and any related allonge or assignment) to the Custodian shall be limited to delivery of only the Mortgage Note (and any related allonge or assignment) held by such party to the Custodian. With respect to a Joint Mortgage Loan, the obligations of the applicable Mortgage

Loan Sellers to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto shall be joint and several, provided that either of the applicable Mortgage Loan Sellers may deliver one Mortgage File or one of any other document required to be delivered with respect to such Mortgage Loan hereunder and such delivery shall satisfy such delivery requirements for each of the applicable Mortgage Loan Sellers.

(l)                 Notwithstanding anything else in this Agreement, the parties acknowledge that the trust established under this Agreement is intended to be treated as a bare trust for Canadian federal income tax purposes. Accordingly, the parties to this Agreement agree not to make any Canadian tax filing or take any Canadian tax position that is inconsistent with the treatment of the trust as a bare trust. For the avoidance of doubt, none of the Trustee, the Certificate Administrator or any other party to this Agreement is responsible for any Canadian tax administration, or has any liability for any Canadian tax consequences.

Section 2.02        Acceptance by Trustee. (a) The Trustee, by the execution and delivery of this Agreement (1) acknowledges receipt by it or the Custodian on its behalf, subject to the provisions of Section 2.01, in good faith and without notice of any adverse claim, of the applicable documents specified in clause (i) of the definition of “Mortgage File” with respect to each Mortgage Loan and of all other assets included in the Trust Fund and (2) declares (a) that it or the Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers that constitute the Mortgage Files in the name of the Trust for the benefit of all present and future Certificateholders and Serviced Companion Noteholders, as applicable, and (b) that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and, with respect to any original document in the Mortgage File for a Serviced Whole Loan, for any present or future Companion Holder (and for the benefit of the Trustee as holder of the Lower-Tier Regular Interests), as applicable. If any Mortgage Loan Seller is unable to deliver or cause the delivery of any original Mortgage Note, such Mortgage Loan Seller may deliver a copy of such Mortgage Note, together with a signed lost note affidavit and appropriate indemnity and shall thereby be deemed to have satisfied the document delivery requirements of Section 2.01 and of this Section 2.02.

(b)               Within sixty (60) days after the Closing Date (or with respect to a Qualified Substitute Mortgage Loan within sixty (60) days after the Due Date in the month of substitution), the Custodian, shall review the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review (but in no event later than sixty (60) days after the Closing Date), the Custodian shall, in the form attached as Exhibit Q, certify in writing to the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder (so long as no Consultation Termination Event shall have occurred and be continuing and only with respect to Mortgage Loans other than any Excluded Loan), the Trustee, the Certificate Administrator, the Asset Representations Reviewer, the Operating Advisor and the applicable Mortgage Loan Seller (as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full)) that, except as specifically identified in any exception report annexed to such writing (the “Custodial Exception Report”), (i) subject to the first proviso of the definition of “Mortgage File” herein and Section 2.01, all documents specified in clauses (i) through (v), (viii), (ix), (xi), (xii) and (xiii), if any, of the definition of “Mortgage File”, as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by the Custodian and appear regular on their face and appear to be executed and to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of “Mortgage Loan Schedule” is correct. With respect to each Mortgage Loan listed on the Custodial Exception Report, the Custodian shall specifically identify such Mortgage Loan together with the nature of such exception (in the form reasonably acceptable to the Custodian and the related Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by the related Mortgage Loan Seller but are out for filing or recording and have not been returned by the filing office or the recorder’s office).

(c)               The Custodian shall review the Mortgage Loan documents received subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Custodian shall, in the form attached as Exhibit Q, certify in writing to each of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Directing Certificateholder and the applicable Mortgage Loan Seller (as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any related Mortgage Loan as to which a Liquidation Event has occurred) or any related Mortgage Loan specifically identified in any exception report annexed to such writing) that, (i) subject to the first proviso of the definition of “Mortgage File” herein and Section 2.01, all documents specified in clauses (i) through (v), (viii), (ix), (xi), (xii) and (xiii), if any, of the definition of “Mortgage File”, as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by the Custodian and appear regular on their face and appear to be executed and relate to such Mortgage Loan, if applicable, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of “Mortgage Loan Schedule” is correct.

(d)               Notwithstanding anything contained in this Section 2.02 and Section 2.03(b) to the contrary, in the case of a Material Defect in any of the documents specified in clauses (ii) through (v) and (x) in the definition of “Mortgage File”, which Material Defect results solely from a delay in the return of the related documents from the applicable filing or recording office and gives rise to a repurchase or substitution obligation on the part of the related Mortgage Loan Seller with respect to the subject Mortgage Loan pursuant to the related Mortgage Loan Purchase Agreement, the Directing Certificateholder, in its sole judgment, may (other than with respect to any Excluded Loan and, with respect to any other Mortgage Loan, only prior to the occurrence and continuance of a Control Termination Event), and the Special Servicer may, in accordance with the Servicing Standard, after the occurrence and during the continuance of a Control Termination Event, permit the related Mortgage Loan Seller in lieu of repurchasing or substituting for the related Mortgage Loan, to deposit with the Master Servicer an amount, to be held in trust in a segregated Eligible Account (which may be a sub-account of the Collection Account), equal to 25% of the Stated Principal Balance of the related Mortgage Loan (in the alternative, the related Mortgage Loan Seller may deliver to the Master Servicer a letter of credit in such amount, with a copy to the Custodian). Such funds or letter of credit, as applicable, shall be held by the Master Servicer (i) until the date on which the Custodian determines and notifies the Master Servicer that such Material Defect has been cured or the related Mortgage Loan is no longer part of the Trust Fund, at which time the Master Servicer shall return such funds (or letter of credit) to the related Mortgage Loan Seller, or (ii) until the same are applied to the Purchase

Price (or the Substitution Shortfall Amount, if applicable) as set forth below in this Section 2.02(d) in the event of a repurchase or substitution by the related Mortgage Loan Seller. Notwithstanding the two immediately preceding sentences, if the Master Servicer or the Special Servicer certifies to the Trustee, the Certificate Administrator and the Custodian that it has determined in the exercise of its reasonable judgment that the document with respect to which such Material Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on collateral securing the related Mortgage Loan or for any immediate significant servicing obligation, the related Mortgage Loan Seller or Additional Repurchase Obligor shall be required to repurchase or substitute for the related Mortgage Loan in accordance with, and to the extent required by, the terms and conditions of Section 2.03(b) and Section 5 or Section 19, as applicable, of the related Mortgage Loan Purchase Agreement; provided, however, that such Mortgage Loan Seller shall not be required to repurchase the Mortgage Loan for a period of ninety (90) days after receipt of a notice to repurchase (together with any applicable extension period) if it is attempting to recover the document from the applicable filing or recording office and provides an officer’s certificate setting forth what actions such Mortgage Loan Seller is pursuing in connection with such recovery. In the event of a repurchase or substitution, upon the date of such repurchase or substitution, and in the event that the related Mortgage Loan Seller has delivered a letter of credit to the Master Servicer in accordance with this Section 2.02(d), the Master Servicer shall, to the extent necessary, draw on the letter of credit and deposit the proceeds of such draw, into the Collection Account to be applied to the Purchase Price (or the Substitution Shortfall Amount, if applicable, in which event, the amount of such funds or proceeds that exceed the Substitution Shortfall Amount shall be returned to the related Mortgage Loan Seller) in accordance with Section 2.03(b). All such funds deposited in the Collection Account shall be invested in Permitted Investments, at the direction and for the benefit of the related Mortgage Loan Seller. Such funds shall be treated as an “outside reserve fund” under the REMIC Provisions, which, together with any reimbursement from the Lower-Tier REMIC, is beneficially owned by the related Mortgage Loan Seller for federal income tax purposes, which Mortgage Loan Seller shall remain liable for any taxes payable on income or gain with respect thereto.

(e)               It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (vi), (vii) and (xii) through (xviii) of the definition of “Mortgage File” exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person (unless identified on the Mortgage Loan Checklist) or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, duly authorized, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face and, with respect to the documents specified in clause (viii) of the definition of the “Mortgage File”, whether the insurance is effective as of the date of the recordation, whether all endorsements or riders issued are included in the file or if the policy has not been issued whether any acceptable replacement document has been dated the date of the related Mortgage Loan funding. Further, with respect to the UCC Financing Statements referenced in the Mortgage File, absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Custodian as part of the Mortgage File indicating otherwise, the Custodian may assume, for the purposes of the filings and the certification to be delivered in accordance with this Section 2.02 that the related Mortgage File should include one state level UCC Financing Statement filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor, except to the extent multiple Mortgagors are named as debtors in the same UCC Financing Statement filing), or if the Custodian has received notice that a particular UCC Financing Statement was filed as a fixture filing, that the related Mortgage File should include only a local UCC Financing Statement filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor, except to the extent multiple Mortgagors are named as debtors in the same UCC Financing Statement filing). The assignments of the UCC Financing Statements to be assigned to the Trust will be delivered on the national forms (or on such other form as may be acceptable for filing or recording in the applicable jurisdiction) and in a format suitable for filing or recording, as applicable, and will be filed or recorded in the jurisdiction(s) where such UCC Financing Statements were originally filed or recorded, as indicated in the documents provided, and in accordance with then-current laws.

(f)                If, in the process of reviewing the Mortgage Files or at any time thereafter, the Custodian finds any document or documents constituting a part of a Mortgage File (1) not to have been properly executed, (2) subject to the timing requirements of Sections 2.01(b) and 2.01(c), not to have been delivered, (3) to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule or (4) to be defective on its face (each, a “Defect” in the related Mortgage File), the Custodian shall promptly so notify the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator, the Directing Certificateholder, the applicable Mortgage Loan Seller (and in no event later than ninety (90) days after the Closing Date and every calendar quarter thereafter until all Defects are corrected) by providing a Custodial Exception Report setting forth for each affected Mortgage Loan, with particularity, the nature of such Defect (in a form reasonably acceptable to the Custodian and such Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by such Mortgage Loan Seller but are out for recording or filing and have not been returned by the recorder’s office or filing office).

Pursuant to the related Mortgage Loan Purchase Agreement, each of the Mortgage Loan Sellers will be required to effect (at the expense of the applicable Mortgage Loan Seller) the assignment and recordation of its respective Mortgage Loan documents until the assignment and recordation of all such Mortgage Loan documents has been completed.

(g)               If the Master Servicer or the Special Servicer (i) receives a Repurchase Request or any other request or demand from any Person for a Mortgage Loan Seller to repurchase or replace a Mortgage Loan because of an alleged Defect or Breach (together with a Repurchase Request, a “15Ga-1 Repurchase Request”) (the Master Servicer or the Special Servicer, as applicable, to the extent it receives such 15Ga-1 Repurchase Request, the “Repurchase Request Recipient” with respect to such 15Ga-1 Repurchase Request); or (ii) receives any withdrawal of a 15Ga-1 Repurchase Request by the Person making such 15Ga-1 Repurchase Request or any rejection of a 15Ga-1 Repurchase Request (or such 15Ga-1 Repurchase Request is forwarded to the Master Servicer or the Special Servicer by another party hereto), then the Repurchase Request Recipient shall deliver notice (which may be by electronic format so long as a “backup” hard copy of such notice is also delivered on or prior to the next Business Day) of such 15Ga-1 Repurchase

Request or withdrawal or rejection of a 15Ga-1 Repurchase Request (each, a “15Ga-1 Notice”) to the applicable Mortgage Loan Seller (other than in the case of a rejection by such Mortgage Loan Seller) and the Depositor, in each case within ten (10) Business Days from such Repurchase Request Recipient’s receipt thereof.

Each 15Ga-1 Notice shall include (i) the identity of the related Mortgage Loan, (ii) the date the 15Ga-1 Repurchase Request is received by the Repurchase Request Recipient or the date any withdrawal of the 15Ga-1 Repurchase Request is received by the Repurchase Request Recipient, as applicable, (iii) if known, the basis for the 15Ga-1 Repurchase Request (as asserted in the 15Ga-1 Repurchase Request), (iv) the identity of the Person making such 15Ga-1 Repurchase Request, and (v) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue such 15Ga-1 Repurchase Request.

A Repurchase Request Recipient shall not be required to provide any information in a 15Ga-1 Notice protected by the attorney-client privilege or attorney work product doctrines. The Depositor shall cause the Mortgage Loan Purchase Agreements to provide that (i) any 15Ga-1 Notice provided pursuant to this Section 2.02(g) is so provided only to assist the Mortgage Loan Sellers and Depositor or their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided pursuant to this Section 2.02(g) by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to the related Mortgage Loan Purchase Agreement, including with respect to any 15Ga-1 Repurchase Request that is the subject of a 15Ga-1 Notice.

In the event that the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Custodian receives a 15Ga-1 Repurchase Request, such party shall promptly forward or otherwise provide written notice of such 15Ga-1 Repurchase Request to the Master Servicer, if relating to a Non-Specially Serviced Loan, or to the Special Servicer, if relating to a Specially Serviced Loan or REO Property, and include the following statement in the related correspondence: “This is a ‘15Ga-1 Repurchase Request’ under Section 2.02 of the Pooling and Servicing Agreement relating to the BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37 requiring action by you as the ‘Repurchase Request Recipient’ thereunder.” Upon receipt of such 15Ga-1 Repurchase Request by the Master Servicer or the Special Servicer, as applicable, such party shall be deemed to be the Repurchase Request Recipient in respect of such 15Ga-1 Repurchase Request, and such party shall comply with the procedures set forth in this Section 2.02(g) with respect to such 15Ga-1 Repurchase Request. In no event shall the Custodian, by virtue of this provision, be required to provide any notice other than as set forth in Section 2.02 of this Agreement in connection with its review of the Mortgage File.

If the Depositor, the Trustee, the Master Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Custodian receives notice or has knowledge of a withdrawal or a rejection of a 15Ga-1 Repurchase Request of which notice has been previously received or given, and such notice was not received from or copied to the Master Servicer or the Special Servicer, then such party shall give notice of such withdrawal or rejection to the Master Servicer or the Special Servicer, as applicable. Any such notice received by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Asset Representations Reviewer or the Custodian shall also be provided to the Depositor and, in the case of a withdrawal notice, to the applicable Mortgage Loan Seller.

In the event that a Mortgage Loan is repurchased or replaced pursuant to Section 2.03 of this Agreement, the Master Servicer (with respect to Non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) shall promptly notify the Depositor of such repurchase or replacement.

Section 2.03        Representations, Warranties and Covenants of the Depositor; Mortgage Loan Sellers’ Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties. (a) The Depositor hereby represents and warrants that:

(i)                                     The Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

(ii)                                 Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)                              The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of formation or operating agreement of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor’s assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

(iv)                            There is no action, suit or proceeding pending or, to the Depositor’s knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

(v)                                The Depositor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans to the Trust, and the Mortgage Loans have been validly transferred to the Trust.

(b)               After receipt of a Repurchase Request, the Enforcing Servicer shall request in writing that the applicable Mortgage Loan Seller, not later than ninety (90) days after (i) except in the case of the succeeding clause (ii), the applicable Mortgage Loan Seller’s receipt of such notice of such Repurchase Request or, if earlier, such Mortgage Loan Seller’s discovery of such Material Defect or (ii) in the case of a Material Defect relating to a Mortgage Loan not being a Qualified Mortgage, the earlier of (x) discovery by the related Mortgage Loan Seller or any party to this Agreement of such Material Defect and (y) receipt of notice of the Material Defect from any party to this Agreement (such ninety (90) day period, the “Initial Cure Period”), (A) cure such Material Defect in all material respects, at such Mortgage Loan Seller’s own expense, including reimbursement of any related reasonable additional expenses of the Trust reasonably incurred by any party to this Agreement, (B) repurchase the affected Mortgage Loan or REO Loan (or, in the case of a Joint Mortgage Loan, the applicable Mortgage Loan Seller Percentage Interest thereof) (excluding any related Serviced Companion Loan, if applicable), at the applicable Purchase Price and in conformity with the applicable Mortgage Loan Purchase Agreement and this Agreement or (C) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan (or, in the case of a Joint Mortgage Loan, the applicable Mortgage Loan Seller Percentage Interest thereof) (excluding any related Serviced Companion Loan, if applicable) (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith and in conformity with the applicable Mortgage Loan Purchase Agreement and this Agreement; provided, however, that except with respect to a Material Defect resulting solely from the failure by the Mortgage Loan Seller to deliver to the Trustee or Custodian the actual policy of lender’s title insurance required pursuant to clause (viii) of the definition of Mortgage File by a date not later than eighteen (18) months following the Closing Date, if such Material Defect is capable of being cured but is not cured within the Initial Cure Period, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect within the Initial Cure Period, the applicable Mortgage Loan Seller shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Cure Period (such additional ninety (90) day period, the “Extended Cure Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan (or, in the case of a Joint Mortgage Loan, the applicable Mortgage Loan Seller Percentage Interest thereof) (excluding any related Serviced Companion Loan, if applicable) or substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted)) and provided, further, that with respect to such Extended Cure Period the applicable Mortgage Loan Seller shall have delivered an officer’s certificate to the Trustee, the Certificate Administrator (who shall promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the Master Servicer, the Special Servicer, the Operating Advisor and (with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Consultation Termination Event) the Directing Certificateholder, setting forth the reason such Material Defect is not capable of being cured within the Initial Cure Period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates that such Material Defect will be cured within the Extended Cure Period; and provided, further, that, if any such Material Defect is not cured after the Initial Cure Period and any such Extended Cure Period solely due to the failure of the related Mortgage Loan Seller to have received the recorded document, then such Mortgage Loan Seller shall be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the Closing Date for so long as such Mortgage Loan Seller certifies to the Trustee, the Master Servicer, the Special Servicer, the Directing Certificateholder (in the case of the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event) and the Certificate Administrator no less than every ninety (90) days, beginning at the end of such Extended Cure Period, that such Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that such Mortgage Loan Seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a Qualified Mortgage shall be deemed to materially and adversely affect the interests of Certificateholders therein, and (subject to the applicable Mortgage Loan Seller’s right to cure such Defect or Breach during the Initial Cure Period) such Mortgage Loan shall be repurchased or substituted for without regard to the Extended Cure Period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price remitted by the applicable Mortgage Loan Seller (or, in the case of a Joint Mortgage Loan, the applicable Mortgage Loan Seller Percentage Interest thereof) are to be remitted by wire transfer to the Master Servicer for deposit into the Collection Account. In the event the Special Servicer is required to enforce the Repurchase Request related to a Non-Specially Serviced Loan under this Section 2.03(b), within five (5) Business Days of request by the Special Servicer, the Master Servicer shall deliver to the Special Servicer a copy of the Servicing File with respect to any such Non-Specially Serviced Loan.

If a Mortgage Loan Seller, in connection with a Material Defect (or an allegation of a Material Defect) pertaining to a Mortgage Loan, makes a cash payment pursuant to an agreement or a settlement between the applicable Mortgage Loan Seller and the Special Servicer, on behalf of the Trust (and, with respect to any Mortgage Loan other than an Excluded Loan or a Servicing Shift Mortgage Loan, in either case, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) (each such payment, a “Loss of Value Payment”) with respect to such Mortgage Loan, the amount of such Loss of Value Payment shall be deposited into the Loss of Value Reserve Fund to be applied in accordance with Section 3.05(f) of this Agreement. The Loss of Value Payment shall include the portion of any Liquidation Fees payable to the Special Servicer in respect of such Loss of Value Payment and the portion of fees of the Asset Representations Reviewer attributable to the Asset Review of such Mortgage Loan and not previously paid by the Mortgage Loan Seller. If such Loss of Value Payment is made, the Loss of Value Payment shall serve as the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Material Defect in lieu of any obligation of the Mortgage Loan Seller to otherwise cure such Material Defect or repurchase or substitute for the affected Mortgage Loan based on such Material Defect under any circumstances. This paragraph is intended to apply only to a mutual agreement or settlement between the applicable Mortgage Loan Seller and the Special Servicer on behalf of the Trust, provided that (i) prior to any such agreement or settlement nothing in this paragraph shall preclude the Mortgage Loan Seller or the Special Servicer from exercising any of its rights related to a Material Defect in the manner and timing set forth in the related Mortgage Loan Purchase Agreement or this Section 2.03 (excluding this paragraph) (including any right to cure, repurchase or substitute for such Mortgage Loan), (ii) such Loss of Value Payment shall not be greater than the Purchase Price of the affected Mortgage Loan; and (iii) a Material Defect as a result of a Mortgage Loan not constituting a Qualified Mortgage may not be cured by a Loss of Value Payment.

With respect to any Non-Serviced Whole Loan, any “Defect” (or analogous term) under the related Non-Serviced PSA shall constitute a Material Defect under each Mortgage Loan Purchase Agreement to the extent the applicable Mortgage Loan Seller repurchases the Non-Serviced Companion Loan from the trust created pursuant to such Non-Serviced PSA; provided, however, that the foregoing shall not apply to any Defect related solely to the promissory note for any related Non-Serviced Companion Loan.

If any Breach that constitutes a Material Defect pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the related Mortgage Loan Seller shall cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust that are incurred as a result of such Breach and have not been reimbursed by the related Mortgagor and (ii) the amount of any fees payable by the Mortgage Loan Seller to the Asset Representations Reviewer to the extent not previously paid by the Mortgage Loan Seller to the Asset Representations Reviewer attributable to the Asset Review of such Mortgage Loan; provided however, that if the Breach relates to a Joint Mortgage Loan, each Mortgage Loan Seller shall be responsible for its Mortgage Loan Seller Percentage Interest of all such costs and expenses unless such Breach relates solely to the Mortgage Note contributed by such Mortgage Loan Seller; provided, further, however, that in the event any such costs and expenses exceed $10,000, the related Mortgage Loan Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the related Mortgage Loan Seller shall remit the amount of such costs and expenses and upon its making such remittance, the related Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. To the extent that any fees or expenses that are the subject of a cure by the related Mortgage Loan Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment made by the related Mortgage Loan Seller equal to such fees or expenses obtained from the related Mortgagor shall promptly be returned to the related Mortgage Loan Seller. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Periodic Payments due with respect to each Mortgage Loan being repurchased or replaced after the related Cut-off Date and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Periodic Payments due with respect to each Mortgage Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer (or by the Special Servicer to the Master Servicer who shall remit such funds) to the applicable Mortgage Loan Seller effecting the related repurchase or substitution promptly following receipt. Notwithstanding anything contained in this Agreement or the related Mortgage Loan Purchase Agreement, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect shall not relieve the applicable Mortgage Loan Seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if it is otherwise required to do so under the related Mortgage Loan Purchase Agreement and/or this Article II unless (i) the related Mortgage Loan Seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is a result of the failure by a party to the applicable Mortgage Loan Purchase Agreement, or this Agreement, to provide prompt notice as required by the terms of the applicable Mortgage Loan Purchase Agreement, or this Agreement, after such party has actual knowledge of such Material Defect (knowledge shall not be deemed to exist by reason of the Custodial Exception Report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a Qualified Mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the applicable Mortgage Loan Purchase Agreement or this Agreement) prevented the Mortgage Loan Seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a Mortgagor), then the failure to deliver copies of the UCC Financing Statements with respect to such Mortgage Loan shall not be a Material Defect.

The parties acknowledge that certain Mortgage Loan Purchase Agreements may provide for an Additional Repurchase Obligor that is required to perform the obligations of the related Mortgage Loan Seller described in this Section 2.03(b) or a guarantor of such obligations, in each case, to the extent set forth in the applicable Mortgage Loan Purchase Agreement.

Pursuant to each Mortgage Loan Purchase Agreement, if there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the related Mortgage Loan Seller shall not be obligated to repurchase the Mortgage Loan (or, in the case of a Joint Mortgage Loan, the applicable Mortgage Loan Seller Percentage Interest thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property or Mortgaged Properties satisfy the requirements, if any, set forth in the Mortgage Loan documents and the related Mortgage Loan Seller provides an Opinion of Counsel to the effect that such release in lieu of repurchase would not cause an Adverse REMIC Event and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

(c)               Subject to the applicable Mortgage Loan Seller’s right to cure as contemplated above in this Section 2.03, and further subject to Section 2.01(b) and Section 2.01(c), any of the following shall cause a document in the Mortgage File to be deemed to have a Material Defect: (i) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity with a copy of the Mortgage Note that appears to be regular on its face; (ii) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File either a copy of the Mortgage with evidence of recording thereon or a copy of the Mortgage and a certificate from the related Mortgage Loan Seller stating that the original signed Mortgage was sent for recordation (or certified by the applicable recorder’s office); (iii) the absence from the Mortgage File of the item called for by clause (viii) of the definition of “Mortgage File”; (iv) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is included in the Mortgage File either a copy of the assignment with evidence of recording thereon or a copy of the intervening assignment and a certificate from the related Mortgage Loan Seller stating that the original intervening assignments were sent for filing or recordation (or certified by the applicable recorder’s office), as applicable; (v) the absence from the Mortgage File of any required letter of credit (except as permitted under Section 2.01(b)); or (vi) with respect to any related leasehold Mortgage Loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; provided, however, that no Defect (except the Defects previously described in sub-clauses (ii) through (vi) of this Section 2.03(c)) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or for any immediate significant servicing obligation; provided, further, that no Defect relating to any Non-Serviced Mortgage Loan previously described in sub-clauses (ii) through (vi) of this Section 2.03(c) shall be considered to materially and adversely affect the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the related Mortgage Loan Seller, after receipt of notice of such Defect, is unable to produce a copy of the document with respect to which the Defect exists within a reasonable period after receiving such notice or otherwise establish that the original or copy, as applicable, of such document has been delivered, in compliance with the terms of the related Non-Serviced PSA, to the custodian under the related Non-Serviced PSA. Notwithstanding the foregoing, the delivery of executed escrow instructions or a binding commitment to issue a lender’s title Insurance Policy, as provided in clause (viii) of the definition of “Mortgage File” herein, in lieu of the delivery of the actual policy of lender’s title insurance, shall not be considered a Material Defect with respect to any Mortgage File if such actual policy is delivered to the Custodian not later than eighteen (18) months following the Closing Date. Notwithstanding the foregoing, to the extent a Mortgage Loan Seller has otherwise complied with its document delivery requirements under this Agreement and the related Mortgage Loan Purchase Agreement, in the event that the Custodian has acknowledged receipt pursuant to Section 2.02 above of a document that is part of the Mortgage File or a Mortgage Loan Seller can otherwise prove delivery of the document, and the Custodian subsequently loses a document, the fact that such document is lost may not be utilized as the basis for a claim of a Material Defect against a Mortgage Loan Seller pursuant to Section 5(a) of the related Mortgage Loan Purchase Agreement and/or this Section 2.03 and the Custodian shall be liable for any such loss to the extent provided for in Section 8.01.

(d)               In connection with any repurchase of, or substitution of a Qualified Substitute Mortgage Loan for a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer of a trust receipt executed by the applicable Mortgage Loan Seller evidencing such repurchase or substitution, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by each of the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer (other than attorney-client communications that are privileged communications), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the applicable Mortgage Loan Seller or Additional Repurchase Obligor in the same manner as provided in Section 5 or Section 19, as applicable, of the related Mortgage Loan Purchase Agreement and, if applicable, the definition of “Mortgage File” herein, so as to vest in such Mortgage Loan Seller or its designee the legal and beneficial ownership of such repurchased or substituted Mortgage Loan (including property acquired in respect thereof and proceeds of any Insurance Policy with respect thereto) and the related Mortgage Loan documents.

(e)               Section 5 of each of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders (subject to the limitations on the rights of the Certificateholders under this Agreement), or the Trustee on behalf of the Certificateholders, the Master Servicer or the Special Servicer, with respect to any Material Defect; provided, however, that the foregoing shall in no way limit the ability of the Master Servicer, the Special Servicer or the Trustee to take any action against BCHI, 3650 or FBRT, in each case, to the extent provided for pursuant to the related Mortgage Loan Purchase Agreement, including, without limitation, pursuant to Section 19 thereof.

(f)                The Enforcing Servicer shall, for the benefit of the Certificateholders and the Trustee (as holder of the Lower-Tier Regular Interests), enforce the obligations of the applicable Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, if any, shall be carried out in the best interest of the Certificateholders in accordance with the Servicing Standard. Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of the applicable Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement shall, to the extent not recovered from the applicable Mortgage Loan Seller or the Requesting Certificateholder, be deemed to be Servicing Advances to the extent not otherwise provided for herein. The Special Servicer shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery, if any, of costs, expenses or attorneys’ fees against the applicable Mortgage Loan Seller; second, pursuant to Section 3.05(a)(vii) herein out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii) herein out of general collections on the Mortgage Loans on deposit in the Collection Account. Any costs, expenses or attorneys’ fees related to a repurchase of a Companion Loan shall be paid pursuant to the related Intercreditor Agreement or pursuant to the documents related to an Other Securitization, if applicable.

(g)               If a Mortgage Loan Seller incurs any expense in connection with the curing of a Breach that constitutes a Material Defect, which also constitutes a default under the related Mortgage Loan and is reimbursable thereunder, such Mortgage Loan Seller shall have a right, and shall be subrogated to the rights of the Trustee and the Trust under the Mortgage Loan to recover the amount of such expenses from the related Mortgagor; provided, however, that such Mortgage Loan Seller’s rights pursuant to this Section 2.03(g) shall be junior, subject and subordinate to the rights of the Trustee, the Certificate Administrator, the Trust, the Master Servicer and the Special Servicer to recover amounts owed by the related Mortgagor under the terms of such Mortgage Loan including, without limitation, the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate, fees owed to the Master Servicer or the Special Servicer, and unpaid or unreimbursed expenses of the Trustee, the Certificate Administrator, the Trust, the Master Servicer or the Special Servicer allocable to such Mortgage Loan. The Master Servicer or, with respect to a Specially Serviced Loan, the Special Servicer, shall use reasonable efforts to recover such expenses for such Mortgage Loan Seller to the extent consistent with the Servicing Standard, but taking into account the subordinate nature of the reimbursement to the related Mortgage Loan Seller; provided, however, that the Master Servicer or, with respect to a Specially Serviced Loan, the Special Servicer, determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by it will not impair the Master Servicer’s and/or the Special Servicer’s collection or recovery of principal, interest and other sums due with respect to the related Mortgage Loan that would otherwise be payable to the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Certificateholders pursuant to the terms of this Agreement; provided, further, that the Master Servicer or, with respect to a Specially Serviced Loan, the Special Servicer, may waive the collection of amounts due on behalf of such Mortgage Loan Seller in its sole discretion in accordance with the Servicing Standard.

(h)               If (i) any Crossed Underlying Loan is required to be repurchased or substituted for in the manner described in this Section 2.03 and (ii) the applicable Material Defect does not constitute a Material Defect as to any other Crossed Underlying Loan in the related Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Material Defect shall be deemed to constitute a Material Defect as to any other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the related Mortgage Loan Seller shall repurchase or substitute for such other Crossed Underlying Loan(s) in the related Crossed Mortgage Loan Group as provided in Section 2.03(b) unless such other Crossed Underlying Loans satisfy the Crossed Underlying Loan Repurchase Criteria. In the event that the remaining Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria, the applicable Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group. Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated among the related Crossed Underlying Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this Section 2.03(h) and Section 2.03(i), all other terms of the related Mortgage Loans shall remain in full force and effect without any modification thereof.

(i)                 Notwithstanding the foregoing, if the related Mortgage provides for the partial release of one or more of the Crossed Underlying Loans, the related Mortgage Loan Seller may repurchase only that Crossed Underlying Loan required to be repurchased pursuant to this Section 2.03, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related Crossed Underlying Loan(s) fully comply with the terms and conditions of the related Mortgage, this Agreement and the related Mortgage Loan Purchase Agreement, including the Crossed Underlying Loan Repurchase Criteria, (ii) in connection with such partial release, the related Mortgage Loan Seller obtains an Opinion of Counsel (at such Mortgage Loan Seller’s expense) to the effect that the contemplated action will not cause an Adverse REMIC Event and (iii) in connection with such partial release, the related Mortgage Loan Seller delivers or causes to be delivered to the Custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

(j)                 With respect to any Crossed Underlying Loan, to the extent that the applicable Mortgage Loan Seller is required to repurchase or substitute for such Crossed Underlying Loan in the manner prescribed in Section 2.03(h) or Section 2.03(i) while the Trustee continues to hold any other Crossed Underlying Loans in the related Crossed Mortgage Loan Group, the applicable Mortgage Loan Seller and the Master Servicer or, with respect to a Specially Serviced Loan, the Special Servicer, on behalf of the Trustee, as assignee of the Depositor, will, as set forth in the related Mortgage Loan Purchase Agreement, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies.

(k)               (i) In the event an Initial Requesting Certificateholder delivers a written request to a party to this Agreement that a Mortgage Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), such party shall promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer and the Enforcing Servicer shall then promptly forward the Certificateholder Repurchase Request to the related Mortgage Loan Seller and each other party to this Agreement. Subject to Section 2.03(l), the Enforcing Servicer shall be the Enforcing Party with respect to a Certificateholder Repurchase Request.

(ii)                                 In the event that the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor (solely in its capacity as operating advisor) or the Directing Certificateholder (other than any Loan-Specific Directing Certificateholder that is a Mortgage Loan Seller or an Affiliate thereof) identifies a Material Defect with respect to a Mortgage Loan (without implying any duty of such person to make, or to attempt to make, such a discovery), that party shall deliver prompt written notice of such Material Defect to each other party to this Agreement and the related Mortgage Loan Seller identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, the “Repurchase Request”) and

the Enforcing Servicer shall promptly send the PSA Party Repurchase Request to the related Mortgage Loan Seller. The Enforcing Servicer shall act as the Enforcing Party and enforce the rights of the Trust against the related Mortgage Loan Seller with respect to a PSA Party Repurchase Request.

(iii)                               In the event the Repurchase Request is not Resolved within one hundred eighty (180) days after the applicable Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described in Section 2.03(l) below shall apply. Receipt of the Repurchase Request shall be deemed to occur two (2) Business Days after the Repurchase Request is sent to the related Mortgage Loan Seller. A Resolved Repurchase Request shall not preclude the Master Servicer or the Special Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in this Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law.

(l)                 (i) After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to this Agreement or the Directing Certificateholder), the Enforcing Servicer shall send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator (which shall be delivered via electronic mail to trustadministrationgroup@computershare.com), indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Certificate Administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners by posting such notice on the Certificate Administrator’s Website. The Proposed Course of Action Notice shall include (a) a request to Certificateholders to indicate to the Enforcing Servicer their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within thirty (30) days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer shall be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures set forth below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the Certificate Administrator. The Certificate Administrator shall, within fifteen (15) Business Days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The Certificate Administrator shall only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language shall not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The

Certificate Administrator shall be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the Certificate Administrator’s obligations in connection with this Section 2.03(l) shall be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation shall not be construed to impose any enforcement obligation on the Certificate Administrator. The Enforcing Servicer may conclusively rely (without investigation) on the Certificate Administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within thirty (30) days from the date the Proposed Course of Action Notice is posted on the Certificate Administrator’s Website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation (including non-binding arbitration) or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

(ii)                                 If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so shall have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer as the Enforcing Party shall be the sole party entitled to determine a course of action, including, but not limited to, enforcing the Trust’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Directing Certificateholder pursuant to Section 6.08.

(iii)                              Promptly and in any event within ten (10) Business Days following receipt of a Preliminary Dispute Resolution Election Notice from (a) the Initial Requesting Certificateholder, if any, or (b) any other Certificateholder or Certificate Owner (each of clauses (a) and (b), a “Requesting Certificateholder”), the Enforcing Servicer shall consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than ten (10) Business Days following the Dispute Resolution Cut-off Date. The Enforcing Servicer shall be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than five (5) Business Days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

(iv)                              If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and will remain obligated under this Agreement to determine a course of action including, but not limited to, enforcing the rights of the Trust with respect to the Repurchase Request and no Certificateholder or Certificate Owner shall have any further right to elect to refer the matter to mediation or arbitration.

(v)                                If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder shall become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders shall collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders shall be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of this Agreement within thirty (30) days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party shall terminate and no Certificateholder or Certificate Owner shall have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer shall take no further action with respect to the Repurchase Request, then the related Material Defect shall be deemed waived for all purposes under this Agreement and the related Mortgage Loan Purchase Agreement; provided, however, that such Material Defect shall not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the Certificate Administrator’s Website, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer shall again become the Enforcing Party and, as such, shall be the sole party entitled to enforce the Trust’s rights against the related Mortgage Loan Seller.

(vi)                            Notwithstanding the foregoing, the dispute resolution provisions described above under this Section 2.03(l) shall not apply, and the Enforcing Servicer shall remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

(vii)                          In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Trust, shall remain a party to any proceedings against the related Mortgage Loan Seller as further described herein.

(viii)                       For the avoidance of doubt, none of the Depositor, the Mortgage Loan Seller with respect to the subject Mortgage Loan or any of their respective Affiliates (other than the Special Servicer or a Controlling Class Certificateholder) shall be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described herein.

(ix)                              Subject to the other provisions of this Section 2.03(l), the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder shall not be entitled to then utilize the alternative method in the event that the initial method is unsuccessful.

(m)                              If the Enforcing Party selects mediation (including nonbinding arbitration), the following provisions shall apply:

(i)                                   The mediation shall be administered by a nationally recognized mediation services provider selected by the related Mortgage Loan Seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation (such provider, the “Mediation Services Provider”) in accordance with published mediation procedures (the “Mediation Rules”) promulgated by the Mediation Services Provider.

(ii)                                 The mediator shall be impartial, an attorney admitted to practice in the state of New York and have at least fifteen (15) years of experience in commercial litigation, and if possible, commercial real estate finance or CMBS matters and who will be appointed from a list of neutrals maintained by the Mediation Services Provider. Upon being supplied a list of at least ten potential qualified mediators by the Mediation Services Provider each party will have the right to exercise two peremptory challenges within fourteen (14) days and to rank the remaining potential mediators in order of preference. The Mediation Services Provider shall select the mediator from the remaining attorneys on the list respecting the preference choices of the parties to the extent possible.

(iii)                              Prior to accepting an appointment, the mediator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.

(iv)                             The parties shall use commercially reasonable efforts to conduct an organizational conference to begin the mediation within ten (10) Business Days of the selection of the mediator and to conclude the mediation within sixty (60) days thereafter.

(v)                                The expenses of any mediation shall be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and the Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

(vi)                             Out of pocket costs and expenses of the Special Servicer for mediation or arbitration, to the extent not agreed to be paid by the Enforcing Party or another party (in the case of mediation) or allocated to the Enforcing Party or another party (in the case of arbitration) shall be reimbursable as a Servicing Advance.

(n)                                If the Enforcing Party selects third-party arbitration, the following provisions will apply:

(i)                                     The arbitration shall be administered by a nationally recognized arbitration services provider selected by the related Mortgage Loan Seller within thirty (30) days of written notice of the Enforcing Party’s selection of arbitration (such provider, the “Arbitration Services Provider”) in accordance with published arbitration procedures (the “Arbitration Rules”) promulgated by the Arbitration Services Provider.

(ii)                                 The arbitrator shall be impartial, an attorney admitted to practice in the State of New York and have at least fifteen (15) years of experience in commercial litigation, and if possible, commercial real estate finance or CMBS matters and who will be appointed from a list of neutrals maintained by the Arbitration Services Provider. Upon being supplied a list of at least ten potential arbitrators by the Arbitration Services Provider each party will have the right to exercise two peremptory challenges within fourteen (14) days and to rank the remaining potential arbitrators in order of preference. The Arbitration Services Provider will select the arbitrator from the remaining attorneys on the list respecting the preference choices of the parties to the extent possible.

(iii)                               Prior to accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.

(iv)                             After consulting with the parties at an organizational conference held not later than ten (10) Business Days after its appointment, the arbitrator shall devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within one hundred twenty (120) days. The arbitrator shall have the authority to schedule, hear, and determine any and all motions, including dispositive and discovery motions, in accordance with the Federal Rules of Civil Procedure for non-jury matters (the “Rules”) (including summary judgment and other prehearing and post hearing motions), and shall do so by reasoned decision on the motion of any party to the arbitration.

(v)                                Notwithstanding whatever other discovery may be available under the Rules, unless otherwise agreed by the parties, each party to the arbitration shall be presumptively limited to the following discovery in the arbitration: (A) the parties shall reasonably and in good faith voluntarily produce to all other parties all documents upon which they intend to rely and all documents they reasonably and in good faith believe to be relevant to the claims or defenses asserted by any of the parties, (B) party witness depositions (excluding Rule 30b-6 witnesses), and (C) expert witness depositions, provided that the arbitrator shall have the ability to grant the parties, or either of them, additional discovery to the extent that the arbitrator determines good cause is shown that such additional discovery is reasonable and necessary.

(vi)                             The arbitrator shall make its final determination no later than thirty (30) days after the conclusion of the hearings and submission of any post-hearing submissions. The arbitrator shall resolve the dispute in accordance with the terms of the related Mortgage Loan Purchase Agreement and this Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator shall not have the power to award punitive damages or consequential damages in any arbitration conducted by them. Interest on any monetary award shall bear interest from the date of the Final Dispute Resolution Election Notice at the Prime Rate. In its final determination, the arbitrator shall determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and shall award reasonable attorneys’ fees to the parties to the arbitration as determined by the arbitrator in its reasonable discretion. The determination of the arbitrator shall be by a reasoned decision in writing and counterpart copies shall be promptly delivered to the parties. The final determination of the arbitrator shall be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be enforced in any court of competent jurisdiction.

(vii)                          By selecting arbitration, the selecting party is giving up the right to sue in court, including the right to a trial by jury.

(viii)                      No person may bring a putative or certified class action to arbitration.

(o)                                The following provisions shall apply to both mediation and third-party arbitration:

(i)                                    Any mediation or arbitration shall be held in New York, New York unless another location is agreed by all parties;

(ii)                                  If the dispute involves a matter that cannot effectively be remedied by the payment of damages, or if there be any dispute relating to arbitration or the arbitrators that cannot be resolved promptly by the arbitrators or the Arbitration Services Provider, then any party in such instance may during the pendency of the arbitration proceedings seek temporary equitable remedies, pending the final decision of the arbitration panel, solely by application in the Southern District of New York if such court shall have subject matter jurisdiction, or if the Southern District of New York has no jurisdiction, then the Supreme Court of the State of New York for the County of New York. The arbitration proceedings shall not be stayed unless so ordered by the court.

(iii)                             The details and/or existence of any Repurchase Request, any informal meetings, mediations or arbitration proceedings conducted under this Section 2.03, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve any Repurchase Request, shall be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 2.03). Such information shall be kept strictly confidential and shall not be disclosed or shared with any third party (other than a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with any resolution procedure under this Section 2.03), except as otherwise required by law, regulatory requirement or court order. If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient shall promptly notify the other party to the resolution procedure and shall provide the other party with a reasonable opportunity to object to the production of its confidential information.

(iv)                              In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, shall be required to contain an acknowledgment that the Trust, or the Enforcing Servicer on its behalf, shall be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding shall be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that a Consultation Termination Event has not occurred and is not continuing) and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party shall be paid to the Trust, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, shall provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Trust nor the Enforcing Servicer acting on its behalf shall be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

(v)                                In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder is required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

(vi)                             The Trust (or the Trustee or the Enforcing Servicer, acting on its behalf), the Depositor or any Mortgage Loan Seller shall be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings shall be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such procedures; provided, however, that (A) the Certificateholders shall be permitted to communicate prior to the commencement of any such proceedings to the extent provided in Section 5.06 and (B) the Enforcing Servicer shall be permitted to include such information in any 15Ga-1 Notice as it is required pursuant to Section 2.02(g).

(vii)                          For the avoidance of doubt, in no event shall the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay-off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

(viii)                       In the event that the method of dispute resolution selected is unsuccessful, the Requesting Certificateholder may not elect to then utilize the alternative method.

(ix)                               Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under this Agreement shall be reimbursable as Trust Fund expenses.

(p)               Notwithstanding anything to the contrary herein, with respect to any Joint Mortgage Loan, the obligations of each of the applicable Mortgage Loan Sellers to repurchase or substitute with respect to a Material Defect with respect to the related Mortgage Loan shall be limited to a repurchase or substitution with respect to the Mortgage Note it sold to the Depositor in accordance with the related Mortgage Loan Purchase Agreement. With respect to any Joint Mortgage Loan, any cure by either of the applicable Mortgage Loan Sellers with respect to the Mortgage Note sold by it to the Depositor in accordance with the related Mortgage Loan Purchase Agreement that also cures the Material Defect with respect to the entire related Joint Mortgage Loan shall satisfy the cure obligations of both Mortgage Loan Sellers with respect to such Joint Mortgage Loan.

Section 2.04        Execution of Certificates; Issuance of Lower-Tier Regular Interests. The Trustee hereby acknowledges the assignment to it of the Mortgage Loans and the Loan REMIC Regular Interest and, subject to Section 2.01 and Section 2.02, the delivery to the Custodian of the Mortgage Files and a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, together with the assignment to it of all of the other assets included in the Lower-Tier REMIC. Concurrently with such assignment and delivery, (i) in exchange for the Mortgage Loans, the Loan REMIC Regular Interest and the other assets comprising the Lower-Tier REMIC, receipt of which is hereby acknowledged, the Trustee acknowledges the issuance of the Lower-Tier Regular Interests and the Class LR Interest to the Depositor, (ii) [reserved]; (iii) the Trustee acknowledges the contribution by the Depositor of the Lower-Tier Regular Interests to the Upper-Tier REMIC; and (iv) immediately thereafter, in exchange for the Lower-Tier Regular Interests, the Trustee acknowledges that it has caused the Certificate Administrator to issue the Class UR Interest and has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, the Regular Certificates and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized Denominations and such Certificates evidencing the entire beneficial ownership of the Upper-Tier REMIC (and in the case of the Class R Certificates, the Class LR Interest and the Class UR Interest).

[End of Article II]

ARTICLE III

ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01        Administration of the Mortgage Loans, the Serviced Companion Loans, and REO Properties. (a) Each of the Master Servicer and the Special Servicer shall diligently service and administer the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any Serviced Companion Loans and the applicable REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) it is obligated (as provided below) to service in accordance with applicable law, this Agreement and the Mortgage Loan documents and, in the case of a Serviced Whole Loan, the related Intercreditor Agreement on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and, in the case of the Serviced Companion Loans, the Companion Holders and the Trustee (as holder of the Lower-Tier Regular Interests), as a collective whole, taking into account the subordinate or pari passu nature of such Companion Loans (as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of this Agreement (and, with respect to each Serviced Whole Loan or any Mortgage Loan with related mezzanine debt, the related Intercreditor Agreement) and the terms of the respective Mortgage Loans and, if applicable, the related Companion Loan, taking into account the subordinate or pari passu nature of the Companion Loan. With respect to each Serviced Whole Loan, in the event of a conflict between this Agreement and the related Intercreditor Agreement, the related Intercreditor Agreement shall control; provided that in no event shall the Master Servicer or the Special Servicer, as the case may be, take any action or omit to take any action in accordance with the terms of any Intercreditor Agreement that would cause the Master Servicer or the Special Servicer, as the case may be, to violate the Servicing Standard or the REMIC Provisions. To the extent consistent with the foregoing, the Master Servicer and the Special Servicer shall service the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loans in accordance with the higher of the following standards of care: (1) in the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third party portfolios and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, with a view to the (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, maximization of recovery of principal and interest on a net present value basis on such Mortgage Loans and any related Serviced Companion Loans, and the best interests of the Trust and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and in the case of any Whole Loan, the best interests of the Trust, the Certificateholders and any related Companion Holder (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from: (i) any relationship that the Master Servicer, the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer may have with any Mortgagor, any Mortgage Loan Seller, any other parties to this Agreement, any Sponsor, any originator of a Mortgage Loan or any Affiliate of any of the foregoing; (ii) the ownership of any Certificate, Companion Loan, mezzanine loan, or subordinate debt relating to a Mortgage Loan by the Master Servicer, the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer, as applicable; (iii) the obligation, if any, of the Master Servicer to make Advances; (iv) the right of the Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (v) the ownership, servicing or management for others of (a) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (b) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by this Agreement or held by the Trust by the Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates; (vi) any debt that the Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates, has extended to any Mortgagor or an Affiliate of any Mortgagor (including, without limitation, any mezzanine financing); (vii) any option to purchase any Mortgage Loan or the related Companion Loan the Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates, may have; and (viii) any obligation of the Master Servicer or the Special Servicer, or any of their respective Affiliates, to repurchase, substitute for or make a Loss of Value Payment with respect to a Mortgage Loan as a Mortgage Loan Seller (if the Master Servicer or the Special Servicer or any of their respective Affiliates is a Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

The Master Servicer and the Special Servicer shall act in accordance with the Servicing Standard with respect to any action required to be taken regarding the Non-Serviced Mortgage Loans pursuant to their obligations under this Agreement.

Without limiting the foregoing, subject to Section 3.19, the Special Servicer shall be obligated to service and administer (i) any Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loans as to which a Servicing Transfer Event has occurred and is continuing (each, a “Specially Serviced Loan”) or as otherwise provided herein with respect to Non-Specially Serviced Loans in connection with any Major Decision or Special Servicer Decision and (ii) any REO Properties (other than the Non-Serviced Mortgaged Properties); provided that the Master Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. The Master Servicer, in its capacity as the Master Servicer, shall not have any responsibility for the performance by the Special Servicer, in its capacity as the Special Servicer, of its duties under this Agreement. The Special Servicer, in its capacity as the Special Servicer, shall not have any responsibility for the performance by the Master Servicer, in its capacity as the Master Servicer, of its duties under this Agreement. Each Mortgage Loan or any related Serviced Companion Loan that becomes a Specially Serviced Loan shall continue as such until satisfaction of the conditions specified in Section 3.19(a). Without limiting the foregoing, (i) subject to Section 3.19 and (ii) except for the processing of any Major Decision or Special Servicer Decision by the Special Servicer in accordance with the terms of this Agreement, the Master Servicer shall be obligated to service and administer any Non-Specially Serviced Loan and any related Serviced Companion Loan. The Special Servicer shall make the property inspections, use its reasonable efforts to collect the financial statements, budgets, operating statements and rent rolls and forward to the Master Servicer the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Loans in accordance with Section 3.12. After notification to the Master Servicer, the Special Servicer may contact the Mortgagor of any Non-Specially Serviced Loan if efforts by the Master Servicer to collect required financial information have been unsuccessful or any other issues remain unresolved. Such contact shall be coordinated through and with the cooperation of the Master Servicer. No provision herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability or recoverability of payments on the Mortgage Loans or any related Serviced Companion Loan or be construed to impair or adversely affect any rights or benefits provided by this Agreement to the Master Servicer or the Special Servicer (including with respect to Servicing Fees, Special Servicing Fees or the right to be reimbursed for Advances and interest accrued thereon). Any provision in this Agreement for any Advance by the Master Servicer or the Trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Mortgage Loans or any related Serviced Companion Loans. No provision hereof shall be construed to impose liability on the Master Servicer or the Special Servicer for the reason that any recovery to the Certificateholders in respect of a Mortgage Loan at any time after a determination of present value recovery is less than the amount reflected in such determination.

(b)               Subject only to the Servicing Standard and the terms of this Agreement (including, without limitation, Section 6.08) and of the respective Mortgage Loans, any related Serviced Companion Loans and any related Intercreditor Agreement, if applicable, and applicable law, each of the Master Servicer and the Special Servicer shall have full power and authority, acting alone or, subject to Section 3.20, through one or more Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration for which it is responsible which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name (or in the name of the Trustee and, if applicable, the related Serviced Companion Noteholder), is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders (and, with respect to a Serviced Companion Loan, the related Serviced Companion Noteholder) and the Trustee or any of them, with respect to each Mortgage Loan and any related Serviced Companion Loan (and, if applicable, each REO Property) it is obligated to service under this Agreement: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral, and shall, from time to time, execute and/or deliver such financing statements, continuation statements and other documents or instruments as necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) subject to Section 3.08, Section 3.18 and Section 6.08, any and all modifications, waivers, amendments or consents to, under or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, pledge agreements and other documents in connection with a defeasance, or of partial or full release or discharge, and all other comparable instruments; and (iv) any or all complaints or other pleadings to initiate and/or to terminate any action, suit or proceeding on behalf of the Trust (in their representative capacities (except as set forth below in this paragraph). The Master Servicer (with respect to Non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall provide to the Mortgagor related to such Mortgage Loans that it is servicing any reports required to be provided to them pursuant to the related Mortgage Loan documents. Subject to Section 3.10, the Trustee shall (i) upon request, furnish to the Master Servicer and the Special Servicer original powers of attorney in the form of Exhibit R-1 or Exhibit R-2, as applicable (or such other form as mutually agreed to by the Trustee and the Master Servicer or the Special Servicer, as applicable) and (ii) upon request, furnish, or cause to be furnished, to the Master Servicer or the Special Servicer other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held responsible or liable for any acts of the Master Servicer or the Special Servicer, or for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, the Master Servicer or the Special Servicer, as the case may be, shall not, without the Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s or the Special Servicer’s, as the case may be, representative capacity (unless prohibited by any requirement of the applicable jurisdiction in which any such action, suit or proceeding is brought and if so prohibited, in the manner required by such jurisdiction (provided that the Master Servicer or the Special Servicer, as applicable, shall then provide five (5) Business Days’ written notice to the Trustee of the initiation of such action, suit or proceeding (or such shorter time period as is reasonably required in the judgment of the Master Servicer or the Special Servicer, as applicable, made in accordance with the Servicing Standard) prior to filing such action, suit or proceeding), and shall not be required to obtain the Trustee’s consent or indicate the Master Servicer’s or the Special Servicer’s, as applicable, representative capacity)) or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be required to be registered to do business in any state.

(c)               To the extent the Master Servicer is permitted pursuant to the terms of the related Mortgage Loan documents or Companion Loan documents (including any related Intercreditor Agreement) to exercise its discretion with respect to any action that requires Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25), the Master Servicer shall require the costs of such Rating Agency Confirmation to be borne by the related Mortgagor. To the extent the terms of the related Mortgage Loan documents or Companion Loan documents (including any related Intercreditor Agreement) require the Mortgagor to bear the costs of any Rating Agency Confirmation or confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25), the Master Servicer shall not waive the requirement that such costs and expenses be borne by the related Mortgagor. To the extent that the terms of the related Mortgage Loan documents or Companion Loan documents (including any related Intercreditor Agreement) are silent as to who bears the costs of any Rating Agency Confirmation or confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25), the Master Servicer shall use reasonable efforts to have the Mortgagor bear such costs and expenses. The Master Servicer shall not be responsible for the payment of such costs and expenses out of pocket other than as a Servicing Advance.

(d)               The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

(e)               The Master Servicer shall, to the extent permitted by the related Mortgage Loan documents or any related Companion Loan documents, and consistent with the Servicing Standard, permit Escrow Payments to be invested only in Permitted Investments.

(f)                Within sixty (60) days (or such shorter time period as is required by the terms of the applicable Mortgage Loan documents) after the later of (i) the receipt thereof by the Master Servicer and (ii) the Closing Date, (x) the applicable Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement shall notify each provider of a letter of credit for each Mortgage Loan (other than any Non-Serviced Mortgage Loan) identified as having a letter of credit on the Mortgage Loan Schedule, that the Master Servicer (in care of the Trustee, as titled in Section 2.01(b)) for the benefit of the Certificateholders and any related Companion Holders shall be the beneficiary under each such letter of credit and (y) the Master Servicer shall notify each lessor under a Ground Lease for each Mortgage Loan identified as subject to a leasehold interest on the Mortgage Loan Schedule, that the Trust is the leasehold mortgagee, that any notices of default under such Ground Lease and required to be delivered to the leasehold mortgagee pursuant to the terms of such Ground Lease shall be delivered to the Master Servicer (who shall forward such notice to the Special Servicer), and that the Master Servicer or the Special Servicer shall service the related Mortgage Loan for the benefit of the Certificateholders. If a letter of credit is required to be drawn upon earlier than the date the applicable Mortgage Loan Seller has notified the provider of such letter of credit pursuant to clause (x) of the immediately preceding sentence, such Mortgage Loan Seller shall cooperate with the reasonable requests of the Master Servicer or the Special Servicer in connection with making a draw under such letter of credit. If the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to or assignment of the related letter of credit, then the applicable Mortgage Loan Seller shall pay such costs and expenses as and to the extent required under the applicable Mortgage Loan Purchase Agreement. If the Mortgage Loan documents require the related Mortgagor to pay any costs and expenses relating to any modifications to the related letter of credit, and such Mortgagor fails to pay such costs and expenses after the Master Servicer has exercised reasonable efforts to collect such costs and expenses from such Mortgagor, then the Master Servicer shall give the applicable Mortgage Loan Seller notice of such failure and the amount of costs and expenses, and such Mortgage Loan Seller shall pay such costs and expenses as and to the extent required under the applicable Mortgage Loan Purchase Agreement. The costs and expenses of any modifications to Ground Leases shall be paid by the related Mortgagor. Neither the Master Servicer nor the Special Servicer shall have any liability for the failure of any Mortgage Loan Seller to perform its obligations under the related Mortgage Loan Purchase Agreement.

The Master Servicer acknowledges that any letter of credit held by it shall be held in its capacity as Master Servicer of the Trust. If the Master Servicer sells its rights to service the applicable Mortgage Loan, the Master Servicer shall assign the applicable letter of credit (i) to the Trust at the expense of the Master Servicer (which the Master Servicer may recover from the Mortgagor if permitted by the related Mortgage Loan documents) or (ii) with respect to any Specially Serviced Loan at the direction of the Special Servicer to such party as the Special Servicer may instruct at the expense of the Special Servicer. Subject to Section 6.04, the Master Servicer (solely with respect to clause (i) of the prior sentence) or the Special Servicer (solely with respect to clause (ii) of the prior sentence) shall indemnify the Trust for any loss caused by the ineffectiveness of such assignment as a result of the Master Servicer’s or the Special Servicer’s, as applicable, negligence.

(g)               Notwithstanding anything herein to the contrary, in no event shall the Master Servicer (or the Trustee, as applicable) make an Advance with respect to any Companion Loan to the extent the related Serviced Mortgage Loan has been paid in full or is no longer included in the Trust Fund.

(h)               Servicing and administration of each Serviced Companion Loan shall continue hereunder and in accordance with the related Intercreditor Agreement for so long as the corresponding Serviced Mortgage Loan or any related REO Property is part of the Trust Fund or for such longer period as is contemplated by the related Intercreditor Agreement and, to the extent consistent with the related Intercreditor Agreement, as any amounts payable by the related Companion Holder to or for the benefit of the Trust or any party hereto in accordance with the related Intercreditor Agreement remain due and owing.

(i)                 The Special Servicer agrees that upon the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan or Serviced Whole Loan that is subject to or becomes subject to an Intercreditor Agreement in the future, it shall, subject to Section 3.19, use commercially reasonable efforts to enforce, on behalf of the Trust, subject to the Servicing Standard and to the extent the Special Servicer determines such action is in the best interests of the Trust, all rights conveyed to the Trustee pursuant to any such Intercreditor Agreement. The costs and expenses incurred by the Special Servicer in connection with such enforcement shall be paid as a Trust Fund expense or, subject to the terms of the applicable Intercreditor Agreement, with respect to any Serviced Whole Loan, first, by any related AB Subordinate Companion Loan and then, pro rata and pari passu, by the Trust and any related Serviced Pari Passu Companion Loans, in accordance with the respective Stated Principal Balances of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loans.

(j)                 Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that, to the extent required under the related Intercreditor Agreement, the servicing and administration of a Serviced Whole Loan shall continue hereunder (but not with respect to making Advances) even if the related Serviced Mortgage Loan is no longer part of the Trust Fund, until such time as a separate servicing agreement is entered into in accordance with the related Intercreditor Agreement (it being acknowledged that neither the Master Servicer nor the Special Servicer shall be obligated under a separate agreement to which it is not a party); provided that, other than pursuant to Section 6.04 (and, with respect to Section 6.04, solely with respect to claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of such indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with a legal claim or action resulting from an action or inaction taken or not taken while the related Serviced Mortgage Loan was part of the Trust Fund), no costs, expenses, losses or fees accruing with respect to such Serviced Whole Loan on and after the date the related Serviced Mortgage Loan is no longer part of the Trust Fund shall be payable out of the Trust Fund and the Master Servicer shall have no obligation to make any Advance on or after the date such Serviced Mortgage Loan ceases to be part of the Trust Fund; provided, however, that if, in the case of any Serviced Pari Passu Whole Loan, the related Serviced Companion Loan continues to be included in an Other Securitization, then for so long as a separate servicing agreement (pursuant to the related Intercreditor Agreement) has not been entered into, the Master Servicer shall inform the related Other Servicer of any need to make Servicing Advances with respect to a Serviced Whole Loan within three (3) Business Days of determining that such an Advance is necessary or being notified that such an Advance is necessary, or in the case of a Servicing Advance that needs to be made on an emergency or urgent basis, within one (1) Business Day. With respect to Servicing Advances made by any Other Servicer as contemplated in the second proviso to the preceding sentence, the Master Servicer shall, from collections on the related Serviced Whole Loan (but never out of general collections on the Mortgage Loans and REO Properties) received by the Master Servicer, reimburse the Other Servicer for such Servicing Advances in the same manner and on the same level of priority as if such Servicing Advances had been made by the Master Servicer hereunder.

(k)               The Master Servicer (or, with respect to any Specially Serviced Loan, the Special Servicer) shall use reasonable efforts consistent with the Servicing Standard to enforce the rights of the Trustee (as holder of a Non-Serviced Mortgage Loan) under the related Non-Serviced Intercreditor Agreement and Non-Serviced PSA.

(l)                 The parties hereto acknowledge that each Non-Serviced Mortgage Loan is subject to the terms and conditions of the related Non-Serviced Intercreditor Agreement and further acknowledge that, pursuant to the related Non-Serviced Intercreditor Agreement, (i) the related Non-Serviced Mortgage Loan is to be serviced and administered by the related Non-Serviced Master Servicer and Non-Serviced Special Servicer in accordance with the related Non-Serviced PSA, and (ii) in the event that (A) the related Non-Serviced Companion Loan is no longer part of the Trust Fund created by the related Non-Serviced PSA and (B) the related Non-Serviced Mortgage Loan is included in the Trust Fund, then, as set forth in the related Non-Serviced Intercreditor Agreement, the related Non-Serviced Whole Loan shall continue to be serviced in accordance with the related Non-Serviced PSA, until such time as a new servicing agreement has been agreed to by the parties to the related Non-Serviced Intercreditor Agreement in accordance with the provisions of such agreement and confirmation has been obtained from the Rating Agencies that such new servicing agreement would not result in a downgrade, qualification or withdrawal of the then current ratings of any Class of Certificates then-outstanding.

(m)             Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer’s and the Special Servicer’s obligations and responsibilities hereunder and the Master Servicer’s and the Special Servicer’s authority with respect to a Serviced Whole Loan are limited by, and subject to, the terms of the related Intercreditor Agreement. The Master Servicer (or, if a Serviced Whole Loan becomes a Specially Serviced Loan, the Special Servicer) shall use reasonable efforts consistent with the Servicing Standard to obtain the benefits of the rights of the Trust (as holder of the related Serviced Mortgage Loan) under the related Intercreditor Agreement. In the event of any conflict between this Agreement and the related Intercreditor Agreement, the provisions of the related Intercreditor Agreement shall control.

(n)               In connection with the securitization of any Serviced Companion Loan (in each case, only while it is a Serviced Companion Loan), upon the request of (and at the expense of) a related Serviced Companion Noteholder (or its designee), each of the Master Servicer (if such Serviced Companion Loan is not a Specially Serviced Loan), the Special Servicer (if such Serviced Companion Loan is a Specially Serviced Loan) and the Trustee, as applicable, shall use reasonable efforts to cooperate with such Serviced Companion Noteholder in attempting to cause the related Mortgagor to provide information relating to such Whole Loan and the related notes, and that such holder reasonably determines to be necessary or appropriate, for inclusion in any disclosure document(s) relating to such Other Securitization.

(o)               For the avoidance of doubt, none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee have any obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make Servicing Advances with respect to any Non-Serviced Whole Loan. The obligation of the Master Servicer to provide information and collections and make P&I Advances to the Certificate Administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

(p)               Nothing contained in this Agreement shall limit the ability of the Master Servicer or the Special Servicer to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property), accept deposits from or otherwise generally engage in any kind of business or dealings with any Mortgagor as though the Master Servicer or the Special Servicer was not a party to this Agreement or to the transactions contemplated hereby; provided that this sentence shall not be construed to modify or supersede the Servicing Standard.

Section 3.02        Collection of Mortgage Loan Payments. (a) Each of the Master Servicer and the Special Servicer shall make reasonable efforts consistent with the Servicing Standard to collect all payments called for under the terms and provisions of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Companion Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this

Agreement (including, without limitation, the Servicing Standard); provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust’s right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan or Serviced Companion Loan that it is obligated to service hereunder; provided, however that neither the Master Servicer nor the Special Servicer shall waive the Penalty Charges due to the other without waiving the Penalty Charges it is due on a pro rata basis.

(b)               (i) All amounts collected by or on behalf of the Trust in respect of a Mortgage Loan shall be applied to amounts due and owing under the Mortgage Loan documents (including for principal and accrued and unpaid interest) in accordance with the express provisions of the Mortgage Loan documents (including any related Intercreditor Agreement); provided, however, that absent express provisions in the related Mortgage Loan documents (including any related Intercreditor Agreement) or to the extent otherwise agreed to by the related Mortgagor in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the Trust in respect of a Mortgage Loan in the form of payments from the related Mortgagor, Liquidation Proceeds or Insurance and Condemnation Proceeds under the Mortgage Loan (in the case of each Serviced Whole Loan, exclusive of amounts payable to any applicable Companion Loan pursuant to the terms of the related Intercreditor Agreement) shall be applied in the following order of priority:

first, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to such Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on such Mortgage Loan (as described in the first proviso in the definition of Principal Distribution Amount);

third, to the extent not previously so allocated pursuant to clause first or second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the ILPT 2025 Portfolio Mortgage Loan, on each Component) to the extent of the excess of (i) accrued and unpaid interest (exclusive of Default Interest) on such Mortgage Loan (or such Component, as applicable) at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in sub-clause (i) of this clause third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan (or such Component, as applicable) that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan (or such Component, as applicable) that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan (or the outstanding principal balance of such Component, as applicable) equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to the ILPT 2025 Portfolio Mortgage Loan, such accrued and unpaid interest as between the Components to be applied sequentially to Component A, Component B and Component C, in that order);

fourth, to the extent not previously so allocated pursuant to clause first or second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to the ILPT 2025 Portfolio Mortgage Loan, such principal to be applied to the Components sequentially to Component A, Component B and Component C, in that order, in each case until the outstanding principal balance of each such Component is reduced to zero);

fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the ILPT 2025 Portfolio Mortgage Loan, on each Component) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan (or such Component, as applicable) that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer that such P&I Advance would have been a Nonrecoverable Advance, and (B) any unpaid interest (exclusive of Default Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause fifth on earlier dates) (with respect to the ILPT 2025 Portfolio Mortgage Loan, such accrued and unpaid interest as between the Components to be applied sequentially to Component A, Component B and Component C, in that order);

sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the Mortgage Loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

ninth, as a recovery of any late payment charges and Default Interest then due and owing under such Mortgage Loan;

tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to the ILPT 2025 Portfolio Mortgage Loan, such principal to be applied sequentially to Component A, Component B and Component C, in that order, in each case until the outstanding principal balance of each such Component is reduced to zero);

provided that to the extent required under the REMIC Provisions, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the LTV Ratio of the related Mortgage Loan or Serviced Whole Loan, as applicable, exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC Provisions as evidenced by an Opinion of Counsel provided to the Trustee) shall be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by the REMIC Provisions; provided, further, that if a Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan comprising a Non-Serviced Whole Loan become REO Loans, the treatment of the foregoing amounts with respect to such Non-Serviced Whole Loan shall be subject to the terms of the related Non-Serviced Intercreditor Agreement and Non-Serviced PSA, in that order; provided, further, that with respect to each Mortgage Loan related to a Serviced Whole Loan, amounts collected with respect to the related Serviced Whole Loan shall be allocated first pursuant to the terms of the related Intercreditor Agreement and then, any amounts allocated to the related Serviced Mortgage Loan shall be subject to application as described above. Interest received on the ILPT 2025 Portfolio Mortgage Loan pursuant to the foregoing shall be applied to the Components sequentially to Component A, Component B and Component C, in that order, in each case to pay all accrued and outstanding interest on the ILPT 2025 Portfolio Mortgage Loan. Principal received on the ILPT 2025 Portfolio Mortgage Loan pursuant to the foregoing shall be applied to the Components sequentially to Component A, Component B and Component C, in that order, in each case until the outstanding principal balance of each such Component is reduced to zero.

(ii)                                Collections by or on behalf of the Trust in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) shall be applied in the following order of priority:

first, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to such Mortgage Loan;

second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

third, to the extent not previously so allocated pursuant to clause first or second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the ILPT 2025 Portfolio Mortgage Loan, on each Component) to the extent of the excess of (i)  accrued and unpaid interest (exclusive of Default Interest) on such Mortgage Loan (or such Component, as applicable) at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause fifth below or clause fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in sub-clause (i) of this clause third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan (or such Component, as applicable) that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan (or such Component, as applicable) that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan (or the outstanding principal balance of such Component, as applicable) equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to the ILPT 2025 Portfolio Mortgage Loan, such accrued and unpaid interest as between the Components to be applied sequentially to Component A, Component B and Component C, in that order);

fourth, to the extent not previously so allocated pursuant to clause first or second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to the ILPT 2025 Portfolio Mortgage Loan, such principal to be applied to the Components sequentially to Component A, Component B and Component C, in that order, in each case until the outstanding principal balance of each such Component is reduced to zero);

fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the ILPT 2025 Portfolio Mortgage Loan, on each Component) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan (or such Component, as applicable) that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer that such P&I Advance would have been a Nonrecoverable Advance, and (B) any unpaid interest (exclusive of Default Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan (or the outstanding principal balance of such Component, as applicable) equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (in each case, to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause fifth or clause fifth of the prior paragraph on earlier dates) (with respect to the ILPT 2025 Portfolio Mortgage Loan, such accrued and unpaid interest as between the Components to be applied sequentially to Component A, Component B and Component C, in that order);

sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

seventh, as a recovery of any late payment charges and Default Interest then due and owing under such Mortgage Loan;

eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

provided that if a Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan comprising a Non-Serviced Whole Loan becomes an REO Loan, the treatment of the foregoing amounts with respect to such Non-Serviced Whole Loan shall be subject to the terms of the related Non-Serviced Intercreditor Agreement and Non-Serviced PSA, in that order; provided, further, that with respect to each Mortgage Loan related to a Serviced Whole Loan, amounts collected with respect to the related Serviced Whole Loan shall be allocated first pursuant to the terms of the related Intercreditor Agreement and then, any amounts allocated to the related Serviced Mortgage Loan shall be subject to application as described above.

(iii)                             Notwithstanding clauses (i) and (ii) above, such provisions shall not be deemed to affect the priority of distributions of payments pursuant to the provisions of this Agreement. To the extent that such amounts are paid by a party other than a Mortgagor, such amounts shall be deemed to have been paid in respect of a purchase of all or part of the Mortgaged Property (in the case of Insurance and Condemnation Proceeds or Liquidation Proceeds) and then paid by the Mortgagor under the Mortgage Loan or Companion Loan(s), as applicable, or in accordance with Section 3.02(b)(ii) above.

(c)               To the extent consistent with the terms of the Mortgage Loans (and, with respect to each Serviced Whole Loan, the related Serviced Companion Loan(s), as applicable, and the related Intercreditor Agreement) and applicable law, the Master Servicer shall apply all Insurance and Condemnation Proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan or Companion Loan(s) as if such Insurance and Condemnation Proceeds were received on the Due Date immediately succeeding the month in which Insurance and Condemnation Proceeds were received and otherwise in accordance with Section 3.02(b)(ii), as applicable, above.

(d)               [RESERVED].

(e)               With respect to any Mortgage Loan or any Serviced Pari Passu Companion Loan for which the related Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives, such as targeted debt service coverage levels or leasing criteria with respect to the Mortgaged Property as a whole or particular portions thereof, if the mortgagee has the discretion under the applicable Mortgage Loan documents to retain the cash or letter of credit (or the proceeds of such letters of credit) as additional collateral if the relevant conditions to release are not satisfied, then the Master Servicer may continue to hold such escrows or letters of credit (or the proceeds of such letters of credit) as additional collateral or use such funds to reduce the principal balance of the related Mortgage Loan or Serviced Pari Passu Companion Loan (to the extent the related Mortgage Loan documents allow such action), unless holding or application of such funds would otherwise be inconsistent with the Mortgage Loan documents or the Servicing Standard.

(f)                Promptly following the Closing Date, in the case of any Non-Serviced Whole Loan and, with respect to any Servicing Shift Mortgage Loan, promptly following receipt of notice in connection with the related Servicing Shift Date, the Certificate Administrator shall send written notice (in the form attached hereto as Exhibit T) to the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer (with a copy to any other applicable party set forth on the schedule of addresses to Exhibit T) stating that, as of such date, the Trustee is the holder of the related Non-Serviced Mortgage Loan and directing such Non-Serviced Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of such Non-Serviced Mortgage Loan under the related Non-Serviced Intercreditor Agreement and the related Non-Serviced PSA. The Master Servicer shall, within two (2) Business Days of receipt of properly identified funds, deposit into the Collection Account all amounts received with respect to the related Non-Serviced Mortgage Loan, the related Non-Serviced Mortgaged Property or any related REO Property.

Section 3.03        Collection of Taxes, Assessments and Similar Items; Servicing Accounts. (a)  The Master Servicer shall establish and maintain one or more accounts (the “Servicing Accounts”), into which all Escrow Payments received by it shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the related Mortgage Loan documents and, if applicable, the Companion Loan documents. Any Servicing Account related to a Serviced Whole Loan shall be held for the benefit of the Certificateholders and the related Serviced Companion Noteholders collectively, but this shall not be construed to modify the respective interests of any noteholder therein as set forth in the related Intercreditor Agreement. Amounts on deposit in Servicing Accounts may only be invested in accordance with the terms of the related Mortgage Loan documents and Companion Loan documents, or in Permitted Investments in accordance with the provisions of Section 3.06. Servicing Accounts shall be Eligible Accounts to the extent permitted by the terms of the related Mortgage Loan documents. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Trustee and then the Master Servicer, if applicable, for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Mortgage Loan or Companion Loan and as described below or, if not so required, to the Master Servicer; (v) after the occurrence of an event of default under the related Mortgage Loan or Companion Loan, apply amounts to the indebtedness under the applicable Mortgage Loan or Companion Loan; (vi) withdraw amounts deposited in error; (vii) pay Penalty Charges to the extent permitted by the related Mortgage Loan documents; or (viii) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Master Servicer shall pay or cause to be paid to the related Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Mortgage Loan or Companion Loan; provided, however, that in no event shall the Master Servicer be required to remit to any Mortgagor any amounts in excess of actual net investment income or funds in the related Servicing Account. If allowed by the related Mortgage Loan documents and applicable law, the Master Servicer may charge the related Mortgagor an administrative fee for maintenance of the Servicing Accounts.

(b)               The Special Servicer, in the case of REO Loans (other than any REO Loan succeeding a Non-Serviced Mortgage Loan), and the Master Servicer, in the case of all other related Mortgage Loans (other than a Non-Serviced Mortgage Loan) and each related Serviced Companion Loan, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans (other than any REO Loan succeeding a Non-Serviced Mortgage Loan), and the Master Servicer, in the case of all other related Mortgage Loans (other than a Non-Serviced Mortgage Loan) and each related Serviced Companion Loan, shall use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or by the Master Servicer as Servicing Advances prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items, employing for such purpose Escrow Payments (which shall be so applied by the Master Servicer at the written direction of the Special Servicer in the case of REO Loans) as allowed under the terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Companion Loan(s). Other than with respect to any Non-Serviced Mortgage Loan, the Master Servicer shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Mortgage Loan and the related Serviced Companion Loan(s), as applicable, and the Servicing Standard. To the extent that a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Companion Loan, as applicable, does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of REO Loans, and the Master Servicer, in the case of all other such Mortgage Loans or Companion Loan, as applicable, that it is responsible for servicing hereunder, shall use reasonable efforts consistent with the Servicing Standard to cause the Mortgagor to comply with its obligation to make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

(c)               In accordance with the Servicing Standard and for each Mortgage Loan (other than any Non-Serviced Mortgage Loans) and each Serviced Whole Loan, as applicable, the Master Servicer shall advance all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor (or related REO Revenues, if applicable) are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided, however, that the particular Advance would not, if made, constitute a Nonrecoverable Servicing Advance and provided, further, however, that with respect to the payment of taxes and assessments, the Master Servicer shall not be required to make such Advance until the later of (i) five (5) Business Days after the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, has received confirmation that such item has not been paid and (ii) the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments. The Special Servicer shall give the Master Servicer and the Trustee no less than five (5) Business Days’ written (facsimile or electronic) notice before the date on which the Master Servicer is requested to make any Servicing Advance with respect to a given Specially Serviced Loan or REO Property; provided, however, that only two (2) Business Days’ written (facsimile or electronic) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis; provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Master Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the Special Servicer, in which case the Special Servicer shall remit such Servicing Advances to the ultimate payees. The Special Servicer shall have no obligation to make any Servicing Advances; provided that in an urgent or emergency situation requiring the making of a Servicing Advance, the Special Servicer may make a Servicing Advance in its sole discretion. The Special Servicer shall deliver to the Master Servicer a request for reimbursement for such Servicing Advance, along with all information and documentation in the Special Servicer’s possession regarding the subject Servicing Advance as the Master Servicer may reasonably request, and the Master Servicer shall be obligated, out of the Master Servicer’s own funds, to reimburse the Special Servicer for any unreimbursed Servicing Advances (other than Nonrecoverable Servicing Advances) made by the Special Servicer pursuant to the terms hereof, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within five (5) Business Days of the written request therefor pursuant to the preceding sentence by wire transfer of immediately available funds to an account designated in writing by the Special Servicer. Upon the Master Servicer’s reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.03, the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Master Servicer shall be entitled to be reimbursed for such Servicing Advance, together with interest thereon at the Reimbursement Rate, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did. Notwithstanding the foregoing provisions of this Section 3.03(c), the Master Servicer shall not be required to reimburse the Special Servicer out of its own funds for, or to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in accordance with the Servicing Standard that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall instead be reimbursed to the Special Servicer pursuant to Section 3.05 of this Agreement.

Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination, provided that the determination shall not be binding on the Master Servicer or Trustee. On the first Business Day after the Determination Date for the related Distribution Date, the Special Servicer shall report to the Master Servicer if the Special Servicer determines any Servicing Advance previously made by the Master Servicer with respect to a Specially Serviced Loan or REO Loan is a Nonrecoverable Servicing Advance. The Master Servicer and the Trustee shall be entitled to conclusively rely on such a determination in response to a Servicing Advance or a proposed Servicing Advance and such determination that the Servicing Advance is or would be a Nonrecoverable Servicing Advance shall be binding upon the Master Servicer, but shall in no way limit the ability of the Master Servicer in the absence of such determination to make its own determination that any Advance is a Nonrecoverable Advance. If the Special Servicer makes a determination that only a portion of, and not all of, any previously made or proposed Servicing Advance is a Nonrecoverable Advance, the Master Servicer shall have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed Servicing Advance is a Nonrecoverable Advance. If the Master Servicer, the Special Servicer or the Trustee determines that a proposed Servicing Advance with respect to a Serviced Whole Loan, if made, or any outstanding Servicing Advance with respect to a Serviced Whole Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer or the Trustee, as applicable, shall provide the applicable Other Servicer written notice of such determination within two (2) Business Days of the date of such determination. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05(a). No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, the Certificate Administrator’s calculation of monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans or any related Serviced Companion Loan, if applicable, notwithstanding that the terms of such Mortgage Loans or related Serviced Companion Loan, if applicable, so permit. If the Master Servicer fails to make any required Servicing Advance as and when due (including any applicable cure periods), to the extent the Trustee has actual knowledge of such failure, the Trustee shall make such Servicing Advance pursuant to Section 7.05. Notwithstanding anything herein to the contrary, no Servicing Advance shall be required hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance. In addition, the Master Servicer shall consider Unliquidated Advances in respect of prior Servicing Advances for purposes of nonrecoverability determinations. The Special Servicer shall have no obligation to make any Servicing Advances under this Agreement.

Notwithstanding anything to the contrary contained in this Section 3.03(c), the Master Servicer may in its good faith judgment elect (but shall not be required unless directed by the Special Servicer with respect to Specially Serviced Loans and REO Loans) to make a payment from amounts on deposit in the Collection Account (or any Companion Distribution Account maintained as a subaccount thereof by a Companion Paying Agent, if applicable) (which shall be deemed first made from amounts distributable as principal and then from all other amounts comprising general collections) to pay for certain expenses set forth below notwithstanding that the Master Servicer (or the Special Servicer, as the case may be) has determined that a Servicing Advance with respect to such expenditure would be a Nonrecoverable Servicing Advance (unless, with respect to Specially Serviced Loans or REO Loans, the Special Servicer has notified the Master Servicer to not make such expenditure), where making such expenditure would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan or Serviced Companion Loan; provided that in each instance, the Master Servicer or the Special Servicer, as the case may be, determines in accordance with the Servicing Standard (as evidenced by an Officer’s Certificate delivered to the Trustee) that making such expenditure is in the best interest of the Certificateholders (and, if applicable, the Companion Holders), all as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans). The Master Servicer or the Trustee may elect to obtain reimbursement of Nonrecoverable Servicing Advances from the Trust pursuant to the terms of Section 3.17(c). The parties acknowledge that pursuant to the applicable Non-Serviced PSA, the applicable Non-Serviced Master Servicer is obligated to make servicing advances with respect to the related Non-Serviced Whole Loan. The applicable Non-Serviced Master Servicer shall be entitled to reimbursement for Nonrecoverable Servicing Advances with respect to such Non-Serviced Whole Loan (with, in each case, any accrued and unpaid interest thereon provided for under the applicable Non-Serviced PSA) in the manner set forth in the applicable Non-Serviced PSA and the applicable Non-Serviced Intercreditor Agreement.

(d)               In connection with its recovery of any Servicing Advance out of the Collection Account (or any Companion Distribution Account maintained as a subaccount thereof by the Companion Paying Agent, if applicable) pursuant to Section 3.05(a), the Trustee, the Special Servicer and then the Master Servicer, as the case may be and in that order, shall be entitled to receive, out of any amounts then on deposit in the Collection Account interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. Subject to Section 3.17(c), the Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the Collection Account (or any Companion Distribution Account maintained as a subaccount thereof by the Companion Paying Agent, if applicable) subject to the Master Servicer’s or the Trustee’s options and rights to defer recovery of such amounts as provided herein; provided, however, that the Master Servicer’s or Trustee’s options and rights to defer recovery of such amounts shall not alter the Master Servicer’s obligation to reimburse the Special Servicer for any outstanding Servicing Advance as provided for in this sentence. To the extent amounts on deposit in the Companion Distribution Account with respect to the related Companion Loan are insufficient for any such reimbursement, the Master Servicer shall use efforts in accordance with the Servicing Standard to enforce the rights of the holder of the related Mortgage Loan under the related Intercreditor Agreement to obtain any reimbursement available from the holder of the related Companion Loan.

(e)               To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan (other than a Non-Serviced Mortgage Loan), the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which plan is required to be established or completed. To the extent that any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan (other than a Non-Serviced Mortgage Loan), the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall report any such failure to the Special Servicer within a reasonable time after the date as of which actions or remediations are required to be or to have been taken or completed.

Section 3.04        The Collection Account, the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Companion Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account. (a)  The Master Servicer shall establish and maintain, or cause to be established and maintained, the Collection Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis and in no event later than the second Business Day following receipt of available and properly identified funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans or Companion Loans), except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans or Companion Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its respective designee and other than any amounts received from Mortgagors which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

(i)                                  all payments on account of principal, including Principal Prepayments on the Mortgage Loans or principal prepayments on Serviced Companion Loans;

(ii)                               all payments on account of interest on the Mortgage Loans or the Serviced Companion Loans, including Prepayment Premiums, Yield Maintenance Charges and Default Interest;

(iii)                            late payment charges and other Penalty Charges to the extent required to offset interest on Advances and additional expenses of the Trust (other than Special Servicing Fees, Workout Fees or Liquidation Fees) as required by Section 3.11(d);

(iv)                            all Insurance and Condemnation Proceeds and Liquidation Proceeds (other than Gain-on-Sale Proceeds or Non-Serviced Gain-on-Sale Proceeds) received in respect of any Mortgage Loan, Serviced Companion Loan or REO Property (other than (A) Liquidation Proceeds that are received in connection with the purchase by the Master Servicer, the Special Servicer, the Holders of the majority of the Controlling Class, or the Holders of the Class R Certificates of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier REMIC Distribution Account pursuant to Section 9.01 and (B) any proceeds that are received in connection with the purchase, if any, of a Serviced Pari Passu Companion Loan from a securitization by the related Mortgage Loan Seller, which shall be paid directly to the servicer of such securitization) together with any recovery of Unliquidated Advances in respect of the related Mortgage Loans;

(v)                                any amounts required to be transferred from the applicable REO Account pursuant to Section 3.14(c);

(vi)                            any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account; and

(vii)                         any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(a) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy.

Notwithstanding the foregoing requirements, the Master Servicer need not deposit into the Collection Account any amount that the Master Servicer would be authorized to withdraw immediately from such account in accordance with the terms of Section 3.05 and shall be entitled to instead immediately pay such amount directly to the Person(s) entitled thereto; provided that such amounts shall be applied in accordance with the terms hereof and shall be reported as if deposited in the Collection Account and then withdrawn.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, Modification Fees, extension fees, defeasance fees, amounts collected for Mortgagor checks returned for insufficient funds or other amounts the Master Servicer or the Special Servicer would be entitled to retain as additional servicing compensation need not be deposited by the Master Servicer in the Collection Account. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. Assumption, extension and Modification Fees actually received from Mortgagors on Specially Serviced Loans shall be promptly delivered to the Special Servicer as additional servicing compensation.

Upon receipt of any of the foregoing amounts in clauses (i) through (iv) above with respect to any Specially Serviced Loans, the Special Servicer shall remit within one (1) Business Day such amounts to the Master Servicer for deposit into the Collection Account, in accordance with this Section 3.04(a), provided, that to the extent that any of the foregoing amounts are received after 2:00 p.m. (Eastern Time) on any given Business Day, the Special Servicer shall use commercially reasonable efforts to remit such amounts within one (1) Business Day of receipt of such amount, but, in any event, the Special Servicer shall remit such amounts to the Master Servicer within two (2) Business Days of receipt of such amounts. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account, pursuant to Section 3.14(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Master Servicer and shall promptly deliver any such check to the Master Servicer by overnight courier. Funds in the Collection Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. As of the Closing Date, the Collection Account shall be located at the offices of Midland Loan Services, a Division of PNC Bank, National Association. The Master Servicer shall give written notice to the Trustee, the Special Servicer, the Certificate Administrator and the Depositor of the new location of the Collection Account prior to any change thereof.

For purposes of determining amounts to be deposited in the Collection Account in respect of the related Mortgage Loan, the Master Servicer shall determine the allocation of such amounts in accordance with the related Intercreditor Agreement.

(b)               The Certificate Administrator, on behalf of the Trustee, shall establish and maintain (i) the Lower-Tier REMIC Distribution Account and the Interest Reserve Account in trust for the benefit of the Certificateholders, (ii) the Gain-on-Sale Reserve Account (if established) for the benefit of the Certificateholders and (iii) the Upper-Tier REMIC Distribution Account in trust for the benefit of the Certificateholders. The Master Servicer shall deliver to the Certificate Administrator each month on or before the P&I Advance Date therein, for deposit in the Lower-Tier REMIC Distribution Account, that portion of the Available Funds attributable to the Mortgage Loans (in each case calculated without regard to clauses (a)(iii)(B), (a)(iv), (c) and (d) of the definition of Available Funds) for the related Distribution Date then on deposit in the Collection Account after giving effect to withdrawals of funds pursuant to Section 3.05(a)(ii). For the avoidance of doubt, so long as Computershare Trust Company, National Association is the Certificate Administrator, all funds held in the Distribution Account and the Interest Reserve Account shall remain uninvested.

With respect to each Companion Loan (excluding any Non-Serviced Companion Loan), the Companion Paying Agent shall establish and maintain the Companion Distribution Account, which may be a subaccount of the Collection Account, for distributions to each Companion Holder. Funds in the Companion Distribution Account shall be held for the benefit of the related Companion Holder. The Companion Paying Agent shall separately track for each Serviced Companion Loan all amounts deposited in the Companion Distribution Account with respect to such Serviced Companion Loan.

On each Serviced Whole Loan Remittance Date, (1) first, the Master Servicer shall withdraw from the Collection Account (or applicable portion thereof) an aggregate amount equal to all payments and/or collections actually received on, and payable in respect of, the applicable Serviced Companion Loan prior to such date and deposit such amount in the Companion Distribution Account; provided, however, that in no event shall the Master Servicer be required to transfer to the Companion Distribution Account any portion thereof that is payable or reimbursable to or at the direction of any party to this Agreement under the other provisions of this Agreement and/or the related Intercreditor Agreement; and (2) then, the Companion Paying Agent shall make the payments and remittance described in Section 4.01(l). With respect to any Serviced Whole Loan, in the event the Master Servicer has received written notice that an Other Servicer or Other Trustee has made an advance of a monthly debt service payment on a related Serviced Pari Passu Companion Loan and the Master Servicer subsequently receives late collections in respect of such advanced payment, the Master Servicer shall remit to the applicable Other Servicer or Other Trustee, within two (2) Business Days following receipt of such late collections in properly identified funds, the amount allocable to such Serviced Pari Passu Companion Loan in accordance with the terms of this Agreement and the related Intercreditor Agreement.
The Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and, if established, the Gain-on-Sale Reserve Account, may be subaccounts of a single Eligible Account, which shall be maintained as a segregated account separate from other accounts.

In addition to the amounts required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to this Section 3.04, the Master Servicer shall, as and when required hereunder, deliver to the Certificate Administrator for deposit in the Lower-Tier REMIC Distribution Account:

(i)                                  any amounts required to be deposited by the Master Servicer pursuant to Section 3.17(a) as Compensating Interest Payments (other than the portion of any Compensating Interest Payment allocated to a Serviced Pari Passu Companion Loan) in connection with Prepayment Interest Shortfalls;

(ii)                                any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03;

(iii)                            any Liquidation Proceeds paid by the Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class R Certificates in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Collection Account pursuant to Section 9.01);

(iv)                            any Prepayment Premiums and Yield Maintenance Charges with respect to the Mortgage Loans actually collected; and

(v)                               any other amounts required to be so delivered for deposit in the Lower-Tier REMIC Distribution Account pursuant to any provision of this Agreement.

If, as of the close of business (New York City time) on any P&I Advance Date or on such other date as any amount referred to in the foregoing clauses (i) through (v) are required to be delivered hereunder, the Master Servicer shall not have delivered to the Certificate Administrator for deposit in the Lower-Tier REMIC Distribution Account, the amounts required to be deposited therein pursuant to the provisions of this Agreement (including any P&I Advance with respect to the Mortgage Loans, pursuant to Section 4.03(a)), the Master Servicer shall pay the Certificate Administrator interest on such late payment at the Prime Rate from and including the date such payment was required to be made (without regard to any Grace Period set forth in Section 7.01(a)(i)) until (but not including) the date such late payment is received by the Certificate Administrator.

The Certificate Administrator shall, upon receipt, deposit in the Lower-Tier REMIC Distribution Account any and all amounts received by the Certificate Administrator that are required by the terms of this Agreement to be deposited therein.

Promptly on each Distribution Date, the Certificate Administrator shall be deemed to withdraw from the Lower-Tier REMIC Distribution Account and deposit in the Upper-Tier REMIC Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges for such Distribution Date allocated in payment of the Lower-Tier Regular Interests as specified in Section 4.01(a), Section 4.01(c) and Section 4.01(f), respectively. Amounts deemed distributed in respect of the Loan REMIC Regular Interest shall be deemed deposited in the Lower-Tier REMIC Distribution Account.

Funds on deposit in the Interest Reserve Account, the Upper-Tier REMIC Distribution Account, the Lower-Tier REMIC Distribution Account or if established, the Gain-on-Sale Reserve Account, shall not be invested for so long as Computershare Trust Company, National Association is the Certificate Administrator; provided, however, that such funds may be invested and, if invested, shall be invested by, and at the risk of, the Certificate Administrator (but only if the Certificate Administrator is not Computershare Trust Company, National Association) in Permitted Investments selected by the party hereunder that maintains such account which shall mature, unless payable on demand, not later than such time on the Distribution Date which will allow the Certificate Administrator to make withdrawals from the Distribution Account, and any such Permitted Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Permitted Investments to be administered by the Certificate Administrator, shall be made in the name of “Computershare Trust Company, National Association, as Certificate Administrator, for the benefit of Computershare Trust Company, National Association, as Trustee for the Holders of the BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37 as their interests may appear”, or in the name of any successor trustee, as Trustee for the Holders of the BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37 as their interests may appear. None of the Trust, the Depositor, the Mortgagors, the Master Servicer or the Special Servicer shall be liable for any loss incurred on such Permitted Investments.

An amount equal to all income and gain realized from any such investment shall be paid to the Certificate Administrator as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Certificate Administrator which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Accounts, as the case may be, out of its own funds immediately as realized. If the Certificate Administrator deposits in or transfers to the Distribution Accounts, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Distribution Accounts, as the case may be, any provision herein to the contrary notwithstanding.

On the Closing Date, the Depositor shall deposit $180,000 with the Certificate Administrator, to be credited to the Legal Fee Reserve Account. Funds held in the Legal Fee Reserve Account shall remain uninvested. Annually, on or about April 1st beginning 2026, upon receipt by the Certificate Administrator from the Depositor of a legal invoice related to Commission compliance matters, the Certificate Administrator shall pay such legal invoice from and solely to the extent of funds then on deposit in the Legal Fee Reserve Account. Any such instruction shall be sent by email to CCTCMBSBondAdmin@computershare.com, along with a copy of the invoice, and a subject line reference of “BBCMS 2025-5C37 - Legal Fee Reserve Account”. The Legal Fee Reserve Account will not be a part of the Trust Fund or either Trust REMIC. The Depositor will be the beneficial owner of the Legal Fee Reserve Account for all federal income tax purposes, and shall be taxable on all income earned therefrom.

Upon the depletion of the Legal Fee Reserve Account, or if there are insufficient funds to pay any invoice, the Certificate Administrator shall notify the Depositor, and thereafter the Depositor shall pay any additional legal invoices from its own funds and the Certificate Administrator shall have no responsibility in connection therewith.

The Certificate Administrator shall have no responsibility for verifying the accuracy, reasonableness, or appropriateness of any invoice received. On the final Distribution Date, the Certificate Administrator shall pay to the Depositor any funds then remaining in the Legal Fee Reserve Account in accordance with directions provided by the Depositor.

As of the Closing Date, the Interest Reserve Account, the Upper-Tier REMIC Distribution Account, and the Lower-Tier REMIC Distribution Account shall be located at the offices of the Certificate Administrator. The Certificate Administrator shall give notice to the Trustee, the Master Servicer and the Depositor of the proposed location of the Interest Reserve Account, the Upper-Tier REMIC Distribution Account, the Lower-Tier REMIC Distribution Account, and, if established, the Gain-on-Sale Reserve Account prior to any change thereof.

For the avoidance of doubt, the Collection Account (other than the Companion Distribution Account, if it is a sub-account of the Collection Account), the Lower-Tier REMIC Distribution Account, the Gain-on-Sale Reserve Account, any Servicing Account, the REO Account and the Interest Reserve Account (including interest, if any, earned on the investment of funds in such accounts) will be owned by the Lower-Tier REMIC; the Companion Distribution Account (including interest, if any, earned on the investment of funds in such account) will be owned by the Companion Holders; and the Upper-Tier REMIC Distribution Account (including interest, if any, earned on the investment of funds such account) will be owned by the Upper-Tier REMIC; each for federal income tax purposes.

(c)               [RESERVED.]

(d)               [RESERVED.]

(e)               The Certificate Administrator shall establish (upon notice from the Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account for the benefit of the Certificateholders. The Gain-on-Sale Reserve Account shall be maintained as an Eligible Account (or as a subaccount of an Eligible Account), separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Certificate Administrator.

Upon the disposition of any REO Property, in accordance with Section 3.09 or Section 3.16, the Special Servicer will calculate the Gain-on-Sale Proceeds, if any, realized that are allocable to the Mortgage Loan and any gain that is allocable to any related Serviced Companion Loan in connection with such sale and remit such funds to the Master Servicer on the later of (x) the date that is on or prior to each Determination Date or (y) two (2) Business Days after such amounts are received and properly identified and determined to be available, along with a notation of the amount of Gain-on-Sale Proceeds in the CREFC® REO Liquidation Report. On the related Remittance Date, the Master Servicer shall remit such Gain-on-Sale Proceeds to the Certificate Administrator, who shall deposit such funds into the Gain-on-Sale Reserve Account. Any gain on such disposition that is allocable to any related Companion Loan in accordance with the terms of the related Intercreditor Agreement shall be remitted to the Companion Paying Agent for deposit into the Companion Distribution Account.

(f)                Any Non-Serviced Gain-on-Sale Proceeds received with respect to any Non-Serviced Mortgage Loan pursuant to the related Non-Serviced PSA shall be remitted to the Certificate Administrator for deposit into the Gain-on-Sale Reserve Account.

(g)               [RESERVED].

(h)               [RESERVED].

(i)                 If any Loss of Value Payments are received in connection with a Material Defect pursuant to or as contemplated by Section 3.05(f) of this Agreement, the Master Servicer shall establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) to be held for the benefit of the Certificateholders, for purposes of holding such Loss of Value Payments. Each account that constitutes the Loss of Value Reserve Fund shall be an Eligible Account or a sub-account of an Eligible Account. The Master Servicer shall, upon receipt of properly identified and available Loss of Value Payments, deposit in the Loss of Value Reserve Fund all Loss of Value Payments received by it. The Certificate Administrator shall account for the Loss of Value Reserve Fund as an “outside reserve fund” within the meaning of Treasury Regulations Section 1.860G-2(h) and not an asset of either Trust REMIC. Furthermore, for all federal tax purposes, the Certificate Administrator shall (i) treat amounts paid out of the Loss of Value Reserve Fund through the Collection Account to the Certificateholders as paid to and distributed by the Trust REMICs and (ii) treat any amounts paid out of the Loss of Value Reserve Fund through the Collection Account to a Mortgage Loan Seller as distributions by the Trust to such Mortgage Loan Seller as beneficial owner of the Loss of Value Reserve Fund. The applicable

Mortgage Loan Seller will be the beneficial owner of the Loss of Value Reserve Fund for all federal income tax purposes, and shall be taxable on all income earned thereon.

Section 3.05        Permitted Withdrawals from the Collection Account, the Distribution Accounts and the Companion Distribution Account. (a)  The Master Servicer shall, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account exclusive of the Companion Distribution Account) for any of the following purposes (the following not being an order of priority and without duplication of the same payment or reimbursement):

(i)                                   (A) no later than 4:00 p.m., New York City time, on or before each P&I Advance Date, to remit to the Certificate Administrator for deposit in the Lower-Tier REMIC Distribution Account the amounts required to be remitted by the Master Servicer pursuant to the first paragraph of Section 3.04(b)or that may be applied to make P&I Advances pursuant to Section 4.03(a); and (B) pursuant to the second paragraph of Section 3.04(b), to remit to the Companion Paying Agent for deposit in the Companion Distribution Account the amounts required to be so deposited with respect to the Companion Loans;

(ii)                                (A) to pay itself (or, with respect to any Transferable Servicing Interest, to pay Midland Loan Services, a Division of PNC Bank, National Association if Midland Loan Services, a Division of PNC Bank, National Association is no longer the Master Servicer, any such interest pursuant to Section 3.11(a)) unpaid Servicing Fees in respect of each Mortgage Loan, Serviced Companion Loan, Specially Serviced Loan, and REO Loan, as applicable, the Master Servicer’s rights to payment of Servicing Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan, related Serviced Companion Loan, Specially Serviced Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Mortgage Loan or related Serviced Companion Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds), that are allocable as recovery of interest thereon, (B) to pay the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Specially Serviced Loan or REO Loan or Corrected Loan, as applicable, and any expense incurred by the Special Servicer in connection with performing any inspections pursuant to Section 3.12(a), remaining unpaid first, out of related REO Revenues, Liquidation Proceeds, Insurance and Condemnation Proceeds and collections in respect of the related Specially Serviced Loan (provided that, in the case of such payment relating to a Serviced Whole Loan, such payment shall be made, subject to the terms of the related Intercreditor Agreement with respect to a Serviced Whole Loan, first, from any related AB Subordinate Companion Loan, as applicable, and then, pro rata and pari passu, from the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, in accordance with their respective outstanding principal balances) and then out of general collections on the Mortgage Loans and REO Properties, (C) to pay the Operating Advisor (or the Master Servicer, if applicable) any unpaid Operating Advisor Fees or Operating Advisor Consulting Fees in respect of each Mortgage Loan, Specially Serviced Loan or REO Loan (other than any related Companion Loan), as applicable, the Operating Advisor’s right to payment of the Operating Advisor Fee or Operating Advisor Consulting Fee pursuant to this clause (ii)(C) with respect to any Mortgage Loan, Specially Serviced

Loan or REO Loan (other than any related Companion Loan), as applicable, being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, P&I Advances (solely with respect to the Operating Advisor Fee), Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds), that are allocable as recovery of interest thereon, and (D) to pay the Asset Representations Reviewer, any unpaid Asset Representations Reviewer Fee and (subject to Section 12.02(b)) Asset Representations Reviewer Asset Review Fee, if any, payable in connection with any Asset Review performed as a result of an Affirmative Asset Review Vote;

(iii)                            to reimburse the Trustee and itself, as applicable (in that order), for unreimbursed P&I Advances, the Master Servicer’s or the Trustee’s right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections of interest (net of the related Servicing Fee) on and principal of the particular Mortgage Loans and REO Loans with respect to which P&I Advances were made; provided that with respect to each Serviced Whole Loan, reimbursement of P&I Advances shall be made only from amounts collected with respect to the related Serviced Mortgage Loan and not from any amounts collected with respect to any related Serviced Companion Loan (provided that, with respect to any AB Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan are allocated to the related Serviced AB Mortgage Loan, any Serviced Pari Passu Companion Loans and the AB Subordinate Companion Loans) prior to reimbursement from other funds unrelated to such Serviced Whole Loan on deposit in the Collection Account; provided, further, that if such P&I Advance with respect to a Mortgage Loan becomes a Workout-Delayed Reimbursement Amount, then the maker of such P&I Advance shall additionally, but without duplication, thereafter be entitled to reimbursement for such P&I Advance from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below; and provided, further, that if such Advance becomes a Nonrecoverable Advance, then such Advance shall be reimbursable pursuant to clause (v) below;

(iv)                             to reimburse the Trustee, the Special Servicer and itself, as applicable (in that order), for unreimbursed Servicing Advances, the Master Servicer’s, the Special Servicer’s or the Trustee’s respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any related Companion Loan or any REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues (provided that, in the case of such reimbursement relating to a Serviced Whole Loan, such reimbursements shall be made, subject to the terms of the related Intercreditor Agreement with respect to a Serviced Whole Loan, first, from any related AB Subordinate Companion Loan (if any) and then, pro rata and pari passu, from the related Mortgage Loan and any related Serviced Pari Passu Companion Loan in accordance with their respective outstanding principal balances (provided that, with respect to any AB Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan are allocated to the related Serviced Mortgage Loan, any Serviced Pari Passu Companion Loans and the AB Subordinate Companion Loans)), prior to reimbursement from other funds unrelated to such Serviced Whole Loan on deposit in the Collection Account related to any Mortgage Loan; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then the maker of such Servicing Advance shall additionally, but without duplication, thereafter be entitled to reimbursement for such Servicing Advance from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below; provided, further, that if such Advance becomes a Nonrecoverable Advance, then such Advance shall be reimbursable pursuant to clause (v) below;

(v)                                to reimburse the Trustee, the Special Servicer and itself, as applicable (in that order) (1) for Nonrecoverable Advances first, out of REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds, if any, received on the related Mortgage Loan and any related Companion Loan (with respect to such Companion Loan, only for Nonrecoverable Servicing Advances made with respect thereto), then, out of the principal portion of general collections on the Mortgage Loans and REO Properties, then, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option to defer reimbursement thereof pursuant to Section 3.17(c), out of general collections on the Mortgage Loans and REO Properties, (2) for Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Loans and REO Properties net of such amounts being reimbursed pursuant to sub-clause (1) above; (provided that, in case of such reimbursement of a Nonrecoverable Servicing Advance relating to a Serviced Whole Loan, such reimbursement shall be made, subject to the terms of the related Intercreditor Agreement with respect to a Serviced Whole Loan, first, from any related AB Subordinate Companion Loan (if any) and then, pro rata and pari passu, from the related Mortgage Loan and any related Serviced Pari Passu Companion Loan in accordance with their respective outstanding principal balances and provided, further, that, in case of such reimbursement with respect to Nonrecoverable Servicing Advances relating to a Serviced Whole Loan, such reimbursement shall be made, as described above in this clause (v)(1) and (v)(2), from funds related to such Serviced Whole Loan prior to reimbursement from other funds unrelated to such Serviced Whole Loan on deposit in the Collection Account; provided, further, that with respect to a Serviced Mortgage Loan, reimbursement of Nonrecoverable P&I Advances from funds collected from the related Serviced Whole Loan shall be made only from amounts collected with respect to such Serviced Mortgage Loan (and not from any amounts collected with respect to the related Serviced Companion Loan), in accordance with the terms of the related Intercreditor Agreement (provided that, with respect to any AB Subordinate Companion Loan, the foregoing with respect to Nonrecoverable Servicing Advances and Nonrecoverable P&I Advances shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan are allocated to the related Serviced Mortgage Loan, any Serviced Pari Passu Companion Loans or AB Subordinate Companion Loans), prior to reimbursement from other funds unrelated to such Serviced Whole Loan on deposit in the Collection Account related to any Mortgage Loan) or (3) to pay itself, with respect to any Mortgage Loan, any related Companion Loan, if applicable, or REO Property any related earned Servicing Fee that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Collection Account of all amounts received in connection therewith;

(vi)                            at such time as it reimburses the Trustee and itself, as applicable (in that order) or any Other Trustee or Other Servicer for a related securitization trust in respect of any Serviced Pari Passu Companion Loan for (a) any unreimbursed P&I Advance (including any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (iii) or clause (v) above, to pay itself and/or the Trustee or such other servicing party, as applicable, any interest accrued and payable thereon in accordance with Section 4.03(d) or Section 3.11(d), (b) any unreimbursed Servicing Advances (including any such Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (iv) or clause (v) above, to pay itself, the Special Servicer or the Trustee, or Other Trustee or Other Servicer as the case may be, any interest accrued and payable thereon in accordance with Section 3.03(d) or 3.11(d) or (c) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Special Servicer or the Trustee, or Other Trustee or Other Servicer as the case may be, any interest accrued and payable thereon; provided that in all events, subject to the related Intercreditor Agreement, interest on P&I Advances on any Serviced Mortgage Loan shall not be paid from funds actually distributable to any related Serviced Companion Loan (provided that, with respect to any AB Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan are allocated to the related Serviced AB Mortgage Loan, any Serviced Pari Passu Companion Loans and any AB Subordinate Companion Loans);

(vii)                         to reimburse itself, the Special Servicer, the Asset Representations Reviewer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Material Defect giving rise to a repurchase or substitution obligation of the applicable Mortgage Loan Seller or any other obligation of the Mortgage Loan Seller under Section 5 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase or substitution obligation or any other obligation of the Mortgage Loan Seller, each such Person’s right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan being limited to that portion of the Purchase Price, the Loss of Value Payment or Substitution Shortfall Amount paid with respect to such Mortgage Loan, that represents such expense in accordance with clause (iv) of the definition of Purchase Price;

(viii)                      in accordance with Section 2.03(f), to reimburse itself or the Special Servicer, as the case may be, first, out of Liquidation Proceeds, Insurance and Condemnation Proceeds, if any, with respect to the related Mortgage Loan or REO Loan, and then out of general collections on the Mortgage Loans and REO Properties, for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller’s obligations under Section 5 of the applicable Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise; provided that, in case of such reimbursement out of Liquidation Proceeds, and Insurance and Condemnation Proceeds described above relating to a Serviced Whole Loan, such reimbursement shall be made, subject to the terms of the related Intercreditor Agreement with respect to a Serviced Whole Loan, first, from any related AB Subordinate Companion Loan and then, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and any related Serviced Pari Passu Companion Loan in accordance with their respective outstanding principal balances (provided that, with respect to any AB Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan are allocated to the related Serviced AB Mortgage Loan, any Serviced Pari Passu Companion Loans and the AB Subordinate Companion Loans), in each case, prior to being payable out of general collections with respect to the Mortgage Loans;

(ix)                             to pay for costs and expenses incurred by the Trust pursuant to Section 3.09(c) first, out of REO Revenues, Liquidation Proceeds, Insurance and Condemnation Proceeds with respect to the related Mortgage Loan, Serviced Companion Loan or REO Loan and then out of general collections on the Mortgage Loans and REO Properties; provided that, in case of such reimbursement relating to a Serviced Whole Loan, such reimbursement shall be made, subject to the terms of the related Intercreditor Agreement with respect to a Serviced Whole Loan, first, from any related AB Subordinate Companion Loan and then, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and any related Serviced Pari Passu Companion Loan in accordance with their respective outstanding principal balances (provided that, with respect to any AB Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan are allocated to the related Serviced AB Mortgage Loan, any Serviced Pari Passu Companion Loans and the AB Subordinate Companion Loans), in each case, prior to being payable out of general collections with respect to the Mortgage Loan;

(x)                                to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (a) (1) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Collection Account and the Companion Distribution Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Collection Account, any Loss of Value Reserve Fund and the Companion Distribution Account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to such Distribution Date) and (2) Penalty Charges (other than Penalty Charges accrued while the related Mortgage Loan and any related Serviced Companion Loan is a Specially Serviced Loan), but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan and any related Serviced Companion Loan have been paid and such Penalty Charges are not needed to pay interest on Advances or costs and expenses incurred by the Trust (other than Special Servicing Fees, Liquidation Fees and Workout Fees) in accordance with Section 3.11(d); and (b) to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.11(c), Penalty Charges accrued while the Mortgage Loan is a Specially Serviced Loans (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Loan have been paid and such Penalty Charges are not needed to pay interest on Advances or costs and expenses incurred by the Trust (other than Special Servicing Fees, Liquidation Fees and Workout Fees) in accordance with Section 3.11(d));

(xi)                             to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)                          to recoup any amounts deposited in the Collection Account in error;

(xiii)                       to pay itself, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer or any of their respective directors, officers, members, managers, employees and agents, or CREFC®, as the case may be, out of general collections, any amounts payable to any such Person pursuant to Section 3.11(g), Section 6.04(a) or Section 6.04(b); provided that, in the case of such reimbursement (other than a reimbursement of any amounts payable to CREFC®) relating to a Serviced Whole Loan, such reimbursement shall be made, subject to the terms of the related Intercreditor Agreement, with respect to a Serviced Whole Loan, first, from any related AB Subordinate Companion Loan and then, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and any related Serviced Pari Passu Companion Loan in accordance with their respective outstanding principal balances (provided that, with respect to any AB Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan are allocated to the related Serviced AB Mortgage Loan, any Serviced Pari Passu Companion Loans and the AB Subordinate Companion Loans), in each case, prior to being payable out of general collections with respect to the Mortgage Loans;

(xiv)                       to pay for (a) the cost of the Opinions of Counsel contemplated by Sections 3.09(b), 3.14(b), 3.15(b), 3.18(b), 3.18(d), 3.18(i), 5.08(a) and 10.01(f) to the extent payable out of the Trust Fund, (b) the cost of any Opinion of Counsel contemplated by Section 13.01(a) in connection with an amendment to this Agreement requested by the Trustee or the Master Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (c) the cost of obtaining the REO Extension contemplated by Section 3.14(a); provided that, in the case of such reimbursement relating to a Serviced Whole Loan, such reimbursement shall be made, subject to the terms of the related Intercreditor Agreement (i) with respect to the related Serviced Pari Passu Whole Loan, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan in accordance with their respective outstanding principal balances or (ii) with respect to a Serviced AB Whole Loan, first, from the related AB Subordinate Companion Loan (if any) and then, from the related Serviced AB Mortgage Loan and any Serviced Pari Passu Companion Loans on a pro rata and pari passu basis (provided that, with respect to any AB Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor

Agreement pursuant to which any amounts collected with respect to the related Whole Loan are allocated to the related Serviced AB Mortgage Loan, any Serviced Pari Passu Companion Loans and the AB Subordinate Companion Loan), in each case, prior to being payable out of general collections with respect to the Mortgage Loans;

(xv)                          to pay out of general collections on the Mortgage Loans and the REO Properties any and all federal, state and local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee is liable therefor pursuant to Section 10.01(g) ;

(xvi)                       to reimburse the Certificate Administrator out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust pursuant to Section 10.01(c);

(xvii)                    to pay the applicable Mortgage Loan Seller or any other Person, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase; or, in the case of the substitution for a Mortgage Loan by a Mortgage Loan Seller as contemplated by Section 2.03(b), to pay such Mortgage Loan Seller with respect to the replaced Mortgage Loan all amounts received thereon subsequent to the date of substitution, and with respect to the related Qualified Substitute Mortgage Loan(s), all Periodic Payments due thereon during or prior to the month of substitution, in accordance with Section 2.03(b);

(xviii)                to remit to the Certificate Administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.21;

(xix)                        to reimburse the Operating Advisor for any Operating Advisor Expenses incurred by and reimbursable to it by the Trust pursuant to Section 3.26(i);

(xx)                          to remit to the Companion Paying Agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to Section 3.04(b) without duplication of amounts remitted to the Companion Paying Agent pursuant to clause (i) above;

(xxi)                        [RESERVED];

(xxii)                    to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01; and

(xxiii)                 to pay for any expenditures to be borne by the Trust pursuant to the third paragraph of Section 3.03(c).

The Master Servicer shall also be entitled to make withdrawals from time to time, from the Collection Account of amounts necessary for the payments or reimbursement of amounts required to be paid to the applicable Non-Serviced Trust, the applicable Non-Serviced Master

Servicer, the applicable Non-Serviced Special Servicer, the applicable Non-Serviced Trustee, the applicable Non-Serviced Paying Agent or any other applicable party to the applicable Non-Serviced PSA by the holder of a Non-Serviced Mortgage Loan pursuant to or as contemplated by this Agreement, the applicable Non-Serviced Intercreditor Agreement and the applicable Non-Serviced PSA.

The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis and, when appropriate, on a property-by-property basis, for the purpose of justifying any withdrawal from the Collection Account.

The Master Servicer shall pay to the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer from the Collection Account amounts permitted to be paid to it therefrom monthly upon receipt of a certificate of a Servicing Officer of the Special Servicer, or an officer of the Operating Advisor or the Asset Representations Reviewer or a Responsible Officer of the Trustee or the Certificate Administrator describing the item and amount to which the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and REO Loan, on a loan-by-loan and, when appropriate, on a property-by-property basis, for the purpose of justifying any request for withdrawal from the Collection Account. Notwithstanding the above, no written certificate is required for a payment of Special Servicing Fees and/or Workout Fees arising from collections other than the initial collection on a Corrected Loan.

Notwithstanding anything to the contrary in this Section 3.05 or elsewhere in this Agreement, no amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan(s), as applicable.

(b)               The Certificate Administrator may, from time to time, make withdrawals from the Lower-Tier REMIC Distribution Account for any of the following purposes (the following not being an order of priority):

(i)                                  to be deemed to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.01(c) and the amount of any Prepayment Premiums and Yield Maintenance Charges distributable pursuant to Section 4.01(f) in the Upper-Tier REMIC Distribution Account, and to make distributions on the Class R Certificates in respect of the Class LR Interest pursuant to Section 4.01(c);

(ii)                               to pay to the Trustee and the Certificate Administrator or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person with respect to the Mortgage Loans pursuant to Section 8.05(b);

(iii)                            to pay the Certificate Administrator and the Trustee, the Certificate Administrator Fee and the Trustee Fee, as applicable, as contemplated by Section 8.05(a) with respect to the Mortgage Loans;

(iv)                            to pay for the cost (without duplication) of the Opinions of Counsel sought by (A) the Trustee or the Certificate Administrator as provided in clause (vi) of the definition of “Disqualified Organization,” (B) the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer as contemplated by Section 3.18(d), (C) the Trustee or the Certificate Administrator as contemplated by Section 5.08(c) or Section 8.02 to the extent payable out of the Trust Fund, (D) the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer as contemplated by Section 10.01(f) or Section 10.01(l) to the extent payable out of the Trust Fund, or (E) the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer as contemplated by Section 13.01(a) in connection with any amendment to this Agreement requested by the Trustee or the Certificate Administrator, which amendment is in furtherance of the rights and interests of Certificateholders, in each case, to the extent not paid pursuant to Section 13.01(g);

(v)                               to pay any and all federal, state and local taxes imposed on either Trust REMIC or on the assets or transactions of any such Trust REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the Certificate Administrator, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g);

(vi)                            to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(c) with respect to the Lower-Tier REMIC or the Upper-Tier REMIC;

(vii)                        to pay to the Master Servicer any amounts deposited by the Master Servicer in the Distribution Accounts not required to be deposited therein;

(viii)                     to clear and terminate the Lower-Tier REMIC Distribution Account at the termination of this Agreement pursuant to Section 9.01; and

(ix)                            termination of this Agreement pursuant to Section 9.01.

(c)               [RESERVED].

(d)               The Certificate Administrator shall make, or be deemed to make, withdrawals from the Upper-Tier REMIC Distribution Account for any of the following purposes:

(i)                                  to make distributions to the Holders of the Regular Certificates (and to the Holders of the Class R Certificates in respect of the Class UR Interest) on each Distribution Date pursuant to Section 4.01 or Section 9.01, as applicable; and

(ii)                               to clear and terminate the Upper-Tier REMIC Distribution Account at the termination of this Agreement pursuant to Section 9.01.

(iii)                              [RESERVED].

(e)               Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in the Collection Account and the Lower-Tier REMIC Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii), the Operating Advisor Fee listed in Section 3.05(a)(ii) and the Certificate Administrator Fee listed in Section 3.05(b)(iii), then the Certificate Administrator Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and then, after payment of Servicing Fees, the Operating Advisor Fees payable under Section 3.05(a)(ii) and in the event that amounts on deposit in the Collection Account and the Lower-Tier REMIC Distribution Account are not sufficient to pay the full amount of such Certificate Administrator Fee, the Certificate Administrator shall be paid based on the amount of such fees and (ii) if amounts on deposit in the Collection Account are not sufficient to reimburse the full amount of Advances and interest thereon listed in Section 3.05(a)(ii), Section 3.05(a)(iii), Section 3.05(a)(iv), Section 3.05(a)(v) and Section 3.05(a)(vi) then reimbursements shall be paid first to the Certificate Administrator and to the Trustee, pro rata, second to the Special Servicer, third to the Master Servicer and then to the Operating Advisor.

(f)                If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan or any related Serviced REO Property, then upon direction from the Special Servicer, the Master Servicer shall (provided that, (1) with respect to clause (iv) below, the Special Servicer shall have provided notice to the Master Servicer of the occurrence of such Liquidation Event and (2) with respect to clause (v) below, the Certificate Administrator shall have provided the Master Servicer and the Special Servicer with five Business Days’ prior notice of such final Distribution Date) transfer such Loss of Value Payments (up to the remaining portion thereof) from the Loss of Value Reserve Fund to the Collection Account for the following purposes:

(i)                                  to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with Section 3.05(a) of this Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or any related Serviced REO Property (together with any interest on such Advances);

(ii)                               to pay, in accordance with Section 3.05(a) of this Agreement, or to reimburse the Trust for the prior payment of, any expense or Liquidation Fee relating to such Mortgage Loan or any related Serviced REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Trust;

(iii)                            to offset any portion of Realized Losses that are attributable to such Mortgage Loan or related REO Property, as the case may be (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan or any related successor REO Loan;

(iv)                             following the occurrence of a Liquidation Event with respect to such Mortgage Loan or any related Serviced REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i)-(iii) as to such Mortgage Loan, to cover the items contemplated by the immediately preceding clauses (i)-(iii) in respect of any other Mortgage Loan or Serviced REO Loan; and

(v)                                On the final Distribution Date after all distributions have been made as set forth in clause (i) through (iv) above, to each Mortgage Loan Seller, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Mortgage Loan Seller that was used pursuant to clauses (i)-(iii) to offset any portion of Realized Losses that are attributable to such Mortgage Loan or related REO Property, as the case may be, additional trust fund expenses or any Nonrecoverable Advances incurred with respect to the Mortgage Loan related to such contribution.

(g)               Any Loss of Value Payments transferred to the Collection Account pursuant to clauses (i)-(iii) of the prior paragraph shall be treated as Liquidation Proceeds received by the Trust in respect of the related Mortgage Loan or any successor REO Loan with respect thereto for which such Loss of Value Payments were received; and any Loss of Value Payments transferred to the Collection Account pursuant to clause (iv) of the prior paragraph shall be treated as Liquidation Proceeds received by the Trust in respect of the related Mortgage Loan or REO Loan for which such Loss of Value Payments are being transferred to the Collection Account to cover an item contemplated by clauses (i)-(iv) of the prior paragraph.

(h)               The Companion Paying Agent may, from time to time, make withdrawals from the Companion Distribution Account to make distributions pursuant to Section 4.01(l).

Section 3.06        Investment of Funds in the Collection Account, the REO Account and Loss of Value Reserve Fund. (a) The Master Servicer may direct any depository institution maintaining the Collection Account, the Companion Distribution Account, the Loss of Value Reserve Fund or any Servicing Account (for purposes of this Section 3.06, an “Investment Account”), the Special Servicer may direct any depository institution maintaining the REO Account (also for purposes of this Section 3.06, an “Investment Account”) to invest or if it is such depository institution, may itself invest, the funds held therein, only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (ii) no later than the date on which funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any funds held in an Investment Account shall be held in the name of the Master Servicer or the Special Servicer, as the case may be, on behalf of the Trustee (in its capacity as such) for the benefit of the Certificateholders. The Master Servicer (in the case of the Collection Account, the Companion Distribution Account, the Loss of Value Reserve Fund or any Servicing Account maintained by or for the Master Servicer), the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer) on behalf of the Trustee, shall maintain continuous physical possession of any Permitted Investment of amounts in the Collection Account, such Companion Distribution Account, such Servicing Accounts, such Loss of Value Reserve Fund or such REO Account, as applicable, that is either (i) a “certificated security,” as such term is defined in the UCC (such that the Trustee shall have control pursuant to Section 8-106 of the UCC) or (ii) other property in which a secured party may perfect its security interest by physical possession under the UCC or any other applicable law. In the case of any Permitted Investment held in the form of a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC), the Master Servicer or the Special

Servicer, as the case may be, shall take or cause to be taken such action as the Trustee deems reasonably necessary to cause the Trustee to have control over such security entitlement. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Collection Account, the Companion Distribution Account, the Loss of Value Reserve Fund or any Servicing Account maintained by or for the Master Servicer) or the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer) shall:

(i)                                 consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

(ii)                             demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)               Interest and investment income realized on funds deposited in the Collection Account, the Companion Distribution Account, the Loss of Value Reserve Fund or any Servicing Account maintained by or for the Master Servicer to the extent of the Net Investment Earnings, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to the current Distribution Date, shall be for the sole and exclusive benefit of the Master Servicer to the extent (with respect to Servicing Accounts) not required to be paid to the related Mortgagor and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.03 or Section 3.05(a), as the case may be. Interest and investment income realized on funds deposited in the REO Account or any Servicing Account maintained by or for the Special Servicer, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from and including any Distribution Date to and including the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.14(c). In the event that any loss shall be incurred in respect of any Permitted Investment (as to which the Master Servicer or Special Servicer, as the case may be, would have been entitled to any Net Investment Earnings hereunder) directed to be made by the Master Servicer or the Special Servicer, as the case may be, and on deposit in any of the Collection Account, the Companion Distribution Account, the Servicing Account, Loss of Value Reserve Fund or the REO Account, the Master Servicer (in the case of the Collection Account, the Companion Distribution Account, the Loss of Value Reserve Fund or any Servicing Account maintained by or for the Master Servicer), the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of Net Investment Loss, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to the current Distribution Date; provided that neither the Master Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made (and such federal or state chartered depository institution or trust company is not an Affiliate of the Master Servicer or the Special Servicer, as applicable, unless such depository institution or trust company satisfied the qualification set forth in the definition of Eligible Account both (x) at the time the investment was made and (y) thirty (30) days prior to such insolvency).

(c)               Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Master Servicer may and, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

Section 3.07        Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage. (a) To the extent permitted by the related Mortgage Loan, the Master Servicer (with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan) shall use efforts consistent with the Servicing Standard to cause each Mortgagor to maintain, and the Special Servicer (with respect to REO Properties other than any Non-Serviced Mortgaged Properties) shall maintain, all insurance coverage as is required under the related Mortgage Loan documents except to the extent that the failure of the related Mortgagor to do so is an Acceptable Insurance Default (and except as provided in the next sentence with respect to the Master Servicer or the Special Servicer, as the case may be) or if the Trustee does not have an insurable interest. If the Mortgagor does not so maintain such insurance coverage or the Mortgaged Property is an REO Property, subject to its recoverability determination with respect to any required Servicing Advance, the Master Servicer (with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan) or the Special Servicer (with respect to REO Properties other than a Non-Serviced Mortgaged Property) shall maintain all insurance coverage as is consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan, but only in the event the Trustee has an insurable interest therein and such insurance is available to the Master Servicer or the Special Servicer, as applicable, and, if available, can be obtained at commercially reasonable rates, as determined by the Master Servicer (with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan) or the Special Servicer (with respect to REO Properties other than any Non-Serviced Mortgaged Property) in accordance with the Servicing Standard (provided that any determination that such insurance coverage is not available or not available at commercially reasonable rates shall be made (i) prior to the occurrence and continuance of any Control Termination Event and other than with respect to any Excluded Loan, with the consent of the Directing Certificateholder and (ii) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan, after consultation with the Directing Certificateholder (or, in each case, with respect to any Serviced AB Whole Loan, prior to the occurrence and continuance of a related AB Control Appraisal Period, with the consent of the Serviced AB Whole Loan Controlling Holder)) (in the case of the Directing Certificateholder or the holder of the majority of the Controlling Class, other than with respect to any Excluded Loan as to such party), except to the extent that the failure of the related Mortgagor to do so is an Acceptable Insurance Default as determined by the Special Servicer; provided, however, that if any Mortgage or any other Mortgage Loan document permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or, with respect to an REO Property, the Special Servicer, as applicable, shall impose or maintain, as applicable, such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan, provided, further, that, with respect to the immediately preceding proviso, the Master Servicer shall be obligated to use efforts consistent with the Servicing Standard to cause the Mortgagor to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the Mortgagor’s failure is an Acceptable Insurance Default (as determined by the Special Servicer (i) unless a Control Termination Event has occurred and is continuing and other than with respect to any Excluded Loan, with the consent of the Directing Certificateholder and (ii) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan, after consultation with the Directing Certificateholder (or, in each case, with respect to any Serviced AB Whole Loan, prior to the occurrence and continuance of a related AB Control Appraisal Period, with the consent of the Serviced AB Whole Loan Controlling Holder)) (other than with respect to any Excluded Loan as to such party), and only in the event the Trustee has an insurable interest therein and such insurance is available to the Master Servicer or the Special Servicer, as the case may be, and, if available, can be obtained at commercially reasonable rates. The Master Servicer and the Special Servicer shall be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. Subject to Section 3.15(a) and the costs of such insurance being reimbursed or paid to the Special Servicer as provided in the third-to-last sentence of this paragraph, the Special Servicer shall maintain (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default) for each REO Property (other than any Non-Serviced Mortgaged Property) no less insurance coverage than was previously required of the Mortgagor under the related Mortgage Loan documents unless the Special Servicer determines ((i) unless a Control Termination Event has occurred and is continuing and other than with respect to any Excluded Loan, with the consent of the Directing Certificateholder and (ii) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan, after consultation with the Directing Certificateholder (or, in each case, with respect to any Serviced AB Whole Loan, prior to the occurrence and continuance of a related AB Control Appraisal Period, with the consent of the Serviced AB Whole Loan Controlling Holder)) (other than with respect to any Excluded Loan as to such party), that such insurance is not available at commercially reasonable rates or that the Trustee does not have an insurable interest, in which case the Master Servicer shall be entitled to conclusively rely on the Special Servicer’s determination. All Insurance Policies maintained by the Master Servicer or the Special Servicer shall (i) contain a “standard” mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans (other than any Non-Serviced Mortgage Loan), including any related Serviced Companion Loan, other than REO Properties) or to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), (ii) be in the name of the Trustee (in the case of insurance maintained in respect of REO Properties), (iii) include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing the Mortgaged Property or the REO Property, as applicable, and (y) the outstanding principal balance owing on the related Mortgage Loan (including any related Serviced Companion Loan) or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (iv) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents), (v) be noncancelable without thirty (30) days prior written notice to the insured party (except in the case of nonpayment, in which case such policy shall not be cancelled without ten (10) days prior notice) and (vi) subject to the first proviso in the second sentence of this Section 3.07(a), be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies. Any amounts collected by the Master Servicer or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard and the provisions of the related Mortgage Loan documents) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a). Any costs incurred by the Master Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans (including any related Serviced Companion Loan) (other than REO Properties and other than any Non-Serviced Mortgage Loan) (i) if the Mortgagor defaults on its obligation to do so, shall be advanced by the Master Servicer as a Servicing Advance (so long as such Advance would not be a Nonrecoverable Advance and if such Advance would be a Nonrecoverable Advance then such cost shall instead be paid out of the Collection Account) and will be charged to the related Mortgagor and (ii) shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan and Serviced Companion Loan (if any), notwithstanding that the terms of such Mortgage Loan or Serviced Companion Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.14(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Master Servicer as a Servicing Advance (so long as such Advance would not be a Nonrecoverable Advance and if such Advance would be a Nonrecoverable Advance then such cost shall instead be paid out of the Collection Account). The foregoing provisions of this Section 3.07 shall apply to any Serviced Whole Loan as if it were a single “Mortgage Loan”. Notwithstanding any provision to the contrary, the Master Servicer shall not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless such insurance was required at the time of origination of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) and is currently available at commercially reasonable rates and the Trustee has an insurable interest therein.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the Mortgagor to maintain “all risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Mortgage Loan (including any related Serviced Companion Loan) reasonably requires from time to time in order to protect its interests, the Master Servicer shall, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the Insurance Policies for the related Mortgaged Property contain Additional Exclusions; provided that the Master Servicer and the Special Servicer shall be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions, (B) request the Mortgagor to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C) notify the Special Servicer if it has knowledge that any Insurance Policy for a Mortgaged Property contains Additional Exclusions or if it has knowledge (such knowledge to be based upon the Master Servicer’s compliance with the immediately preceding clauses (A) and (B) above) that any Mortgagor fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the Master Servicer and the Master Servicer shall use efforts consistent with the Servicing Standard to cause such insurance to be maintained. The Special Servicer (at the expense of the Trust) shall be entitled to rely on insurance consultants in making such determinations. The Master Servicer shall be entitled to rely on insurance consultants (at the expense of the Master Servicer) in determining whether Additional Exclusions exist. Furthermore, if the Special Servicer determines that such failure is an Acceptable Insurance Default the Special Servicer shall promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website for those Mortgage Loans that (i) have one of the ten (10) highest outstanding Stated Principal Balances of all of the Mortgage Loans then included in the Trust or (ii) comprise more than 5% of the outstanding Stated Principal Balance of the Mortgage Loans then included in the Trust. Subject to the Servicing Standard, during the period that the Special Servicer is evaluating the availability of such insurance or waiting for a response from the Directing Certificateholder or any Companion Holder or, with respect to any Serviced AB Whole Loan, the related Serviced AB Whole Loan Controlling Holder prior to the occurrence and continuance of an AB Control Appraisal Period, neither the Master Servicer nor the Special Servicer will be liable for any loss related to its failure to require the Mortgagor to maintain (or its failure to maintain) such insurance and will not be in default of its obligations as a result of such failure unless the Special Servicer is required to take any immediate action pursuant to the Servicing Standard or otherwise hereunder, and the Master Servicer will not itself maintain such insurance or cause such insurance to be maintained.

(i) If the Master Servicer or the Special Servicer shall obtain and maintain a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans (including any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) or REO Properties (other than with respect to a Non-Serviced Mortgaged Property), as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such Insurance Policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the Collection Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (including any related Serviced Companion Loan), or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as administrator and Master Servicer of the Mortgage Loans or any Serviced Companion Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. Consistent with subsection (a) above, the Special Servicer, to the extent consistent with the Servicing Standard, may maintain, earthquake insurance on REO Properties (other than with respect to a Non-Serviced Mortgaged Property), provided coverage is available at commercially reasonable rates, the cost of which shall be a Servicing Advance.

(ii)                             If the Master Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by a master single interest or force-placed Insurance Policy with a Qualified Insurer naming the Master Servicer or the Special Servicer on behalf of the Trustee as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgaged Properties and REO Properties. In the event the Master Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by such master single interest or force-placed Insurance Policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Master Servicer as a Servicing Advance. Such master single interest or force-placed policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Collection Account from its own funds the amount not otherwise payable under the master single or force-placed interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, including any related Serviced Companion Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

(b)               Each of the Master Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions Insurance Policy with a Qualified Insurer covering losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors or omissions. Such amount of coverage shall be in such form and amount as are consistent with the Servicing Standard. Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Master Servicer or the Special Servicer and providing the coverage required by this Section 3.07(b) shall satisfy the requirements of this Section 3.07(b). The Special Servicer and the Master Servicer shall promptly report in writing to the Trustee any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and shall furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and Insurance Policies are in full force and effect.

(c)               At the time the Master Servicer determines in accordance with the Servicing Standard that any Mortgaged Property (other than a Non-Serviced Mortgaged Property) is in a federally designated special flood hazard area (and such flood insurance has been made available), the Master Servicer shall use efforts consistent with the Servicing Standard to cause the related Mortgagor (in accordance with applicable law and the terms of the Mortgage Loan and related Serviced Companion Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent such insurance is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standard) and to the extent the Trustee, as mortgagee, has an insurable interest therein, flood insurance in respect thereof, but only to the extent the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or related Serviced Companion Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan (and any related Serviced Companion Loan, if applicable), and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard. If the cost of any insurance described above is not borne by the Mortgagor, the Master Servicer shall promptly make a Servicing Advance for such costs.

(d)               During all such times as any REO Property (other than with respect to a Non-Serviced Mortgaged Property) shall be located in a federally designated special flood hazard area, the Special Servicer shall cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood Insurance Policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.14(c) or, if the amount on deposit therein is insufficient therefor, paid by the Master Servicer as a Servicing Advance and if determined to be a Nonrecoverable Advance, to the extent sufficient funds are available prior to remitting to the Certificate Administrator for distribution to the Certificateholders, the Master Servicer shall pay such amount out of general collections in the Collection Account.

(e)               Each of the Operating Advisor and Asset Representations Reviewer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement an “errors and omissions” Insurance Policy with a Qualified Insurer covering losses that may be sustained as a result of an officer’s or employee’s errors or omissions.

(f)                Notwithstanding anything to the contrary in this Section 3.07, so long as the long-term debt obligations or the deposit account or claims-paying ability of the Master Servicer (or its immediate or remote parent) or the Special Servicer (or its immediate or remote parent), as applicable, is rated at least “A-3” by Moody’s or “A-” by Fitch (if rated by Fitch), the Master Servicer (or its public parent) or the Special Servicer (or its public parent), as applicable, shall be allowed to provide self-insurance with respect to any of its obligations under this Section 3.07.

Section 3.08        Enforcement of Due-on-Sale Clauses; Assumption Agreements. (a) As to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that contains a provision in the nature of a “due-on-sale” clause, which by its terms:

(i)                                  provides that such Mortgage Loan and any related Companion Loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or equity interests in the Mortgagor or principals of the Mortgagor; or

(ii)                               provides that such Mortgage Loan and any related Companion Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer;

then, for so long as such Mortgage Loan or related Serviced Companion Loan is being serviced under this Agreement, the Special Servicer (or, with respect to any Non-Specially Serviced Loan, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer (in a manner consistent with the Servicing Standard and subject to the consent of the Special Servicer)), on behalf of the Trustee as the mortgagee of record, shall (a) exercise any right it may have with respect to such Mortgage Loan or related Companion Loan (x) to accelerate the payments thereon or (y) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) waive any right to exercise such rights, provided that (i) (A) if such Mortgage Loan is not an Excluded Loan and no Control Termination Event shall have occurred and be continuing, the Master Servicer or the Special Servicer, as the case may be, shall obtain the prior written consent (or deemed consent pursuant to Section 6.08) of the Directing Certificateholder (in the case of the Special Servicer), and the Directing Certificateholder’s consent shall be deemed given ten (10) days after receipt (unless earlier objected to by the Directing Certificateholder) of the Special Servicer’s written analysis and recommendation with respect to such waiver together with such other information reasonably requested by the Directing Certificateholder, (B) if such Mortgage Loan is not an Excluded Loan, a Control Termination Event shall have occurred and be continuing and no Consultation Termination Event shall have occurred and be continuing, the Special Servicer shall have consulted with the Directing Certificateholder if and to the extent required pursuant to Section 6.08(a), (C) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the Special Servicer shall have consulted with the Operating Advisor if and to the extent required pursuant to Section 6.08(a), and (D) with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of an AB Control Appraisal Period, the prior consent of the related Serviced AB Whole Loan Controlling Holder shall have been obtained, to the extent required by the terms of the related Intercreditor Agreement, and pursuant to the process described in this Agreement (provided that in the case of clause (A), clause (B) and clause (C) such consent shall be deemed given or such consultation shall be deemed to have occurred, as applicable, if a response to the request for consent or consultation, as the case may be, is not provided within ten (10) Business Days after receipt of the Special Servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder or the Operating Advisor, as applicable, and reasonably available to the Special Servicer in order to grant or withhold such consent or conduct such consultation), and (ii) with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $35,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregated Stated Principal Balance of the Mortgage

Loans then-outstanding or (z) together with all other Mortgage Loans in the same Crossed Mortgage Loan Group (in the case of a Crossed Underlying Loan) or together with all other Mortgage Loans with the same Mortgagor (or an Affiliate thereof), that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), the Master Servicer or the Special Servicer, as the case may be, prior to consenting to any action, shall obtain, a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25), provided, however, that with respect to sub-clauses (y) and (z) of this sub-clause (ii), such Mortgage Loan shall also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply. Notwithstanding anything herein to the contrary, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the Special Servicer shall consult with the Operating Advisor (telephonically or electronically), on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing or for which its consent is required and consider alternative actions recommended by the Operating Advisor, in respect thereof, in accordance with the procedures set forth in Section 6.08 for consulting with the Operating Advisor.

In connection with any request for a Rating Agency Confirmation from a Rating Agency (or, with respect to any Serviced Companion Loan Securities, the related Companion Loan Rating Agencies) pursuant to this Section 3.08(a), the Master Servicer or the Special Servicer, as the case may be, shall (if not already provided in accordance with Section 3.25 of this Agreement) deliver a Review Package to the 17g-5 Information Provider (or, with respect to any Serviced Companion Loan Securities, the related 17g-5 information provider) in accordance with Section 3.25 of this Agreement.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or related Serviced Companion Loan provides that such Mortgage Loan or related Serviced Companion Loan may be assumed or transferred without the consent of the mortgagee, provided that certain conditions contained in the related Mortgage Loan documents are satisfied where no mortgagee discretion is necessary in order to determine if such conditions are satisfied, then for so long as such Mortgage Loan or related Serviced Companion Loan is being serviced under this Agreement, (i) the Master Servicer (with respect to all Non-Specially Serviced Loans, if such action is not a Major Decision or a Special Servicer Decision) or (ii) the Special Servicer (with respect to all Mortgage Loans (other than Non-Specially Serviced Loans and other than as set forth in clause (i) or related Serviced Companion Loans), on behalf of the Trustee as the mortgagee of record, shall determine in accordance with the Servicing Standard whether such conditions have been satisfied.

(b)               As to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that contains a provision in the nature of a “due-on-encumbrance” clause that by its terms:

(i)                                provides that such Mortgage Loan and any related Companion Loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or equity interests in the Mortgagor or principals of the Mortgagor; or

(ii)                             requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or equity interests in the Mortgagor or principals of the Mortgagor;

then, for so long as such Mortgage Loan or related Serviced Companion Loan is being serviced under this Agreement, the Special Servicer (or, with respect to any Non-Specially Serviced Loan, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer (in a manner consistent with the Servicing Standard and subject to the consent of the Special Servicer)), on behalf of the Trustee as the mortgagee of record, shall (a) exercise any right it may have with respect to such Mortgage Loan or related Companion Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights, provided that (i) (A) if such Mortgage Loan is not an Excluded Loan and no Control Termination Event shall have occurred and be continuing, the Master Servicer or the Special Servicer, as the case may be, shall obtain the prior written consent (or deemed consent pursuant to Section 6.08) of the Directing Certificateholder in the case of the Special Servicer, and the Directing Certificateholder’s consent shall be deemed given ten (10) days after receipt (unless earlier objected to by the Directing Certificateholder) of the Special Servicer’s written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Certificateholder, (B) if such Mortgage Loan is not an Excluded Loan, a Control Termination Event shall have occurred and be continuing and no Consultation Termination Event shall have occurred and be continuing, the Special Servicer shall have consulted with the Directing Certificateholder if and to the extent required pursuant to Section 6.08(a), (C) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the Special Servicer shall have consulted with the Operating Advisor if and to the extent required pursuant to Section 6.08(a), and (D) with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of an AB Control Appraisal Period, the prior consent of the related Serviced AB Whole Loan Controlling Holder shall have been obtained, to the extent required by the terms of the related Intercreditor Agreement, and pursuant to the process described in this Agreement (provided that in the case of clause (A), clause (B) and clause (C), such consent shall be deemed given or such consultation shall be deemed to have occurred, as applicable, if a response to the request for consent or consultation, as the case may be, is not provided within ten (10) Business Days after receipt of the Special Servicer’s written recommendation, which may be in the form of an Asset Status Report, and analysis and all information reasonably requested by the Directing Certificateholder or the Operating Advisor, as applicable, and reasonably available to the Special Servicer in order to grant or withhold such consent or conduct such consultation), and (ii) the Master Servicer or the Special Servicer, as the case may be, has obtained Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25) if such Mortgage Loan (A) has an outstanding principal balance that is greater than or equal to 2% of the Stated Principal Balance of the outstanding Mortgage Loans, (B) has an LTV Ratio greater than

85% (including any existing and proposed debt), (C) has a Debt Service Coverage Ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional lien), (D) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (E) has a Stated Principal Balance greater than $35,000,000; provided, however, that with respect to sub-clauses (A), (B) and (C) and (D) of this sub-clause (ii), such Mortgage Loan shall also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply. Notwithstanding anything herein to the contrary, with respect to any Excluded Loan (other than a Non-Serviced Mortgage Loan) (regardless of whether a Control Termination Event has occurred and is continuing), the Special Servicer shall consult with the Operating Advisor (telephonically or electronically), on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the Operating Advisor, in respect thereof, in accordance with the procedures set forth in Section 6.08 for consulting with the Operating Advisor.

In connection with any request for a Rating Agency Confirmation from a Rating Agency (or, with respect to any Serviced Companion Loan Securities, the related Companion Loan Rating Agencies) pursuant to this Section 3.08(b), the Master Servicer or the Special Servicer, as the case may be, shall (if not already provided in accordance with Section 3.25 of this Agreement) deliver a Review Package to the 17g-5 Information Provider (or, with respect to any Serviced Companion Loan Securities, the related 17g-5 information provider) in accordance with Section 3.25 of this Agreement.

To the extent permitted by the related Mortgage Loan documents, the Rating Agency Confirmation described in the immediately preceding paragraph or in Section 3.08(a) shall be an expense of the related Mortgagor; provided that if the Mortgage Loan documents are silent as to who bears the costs of obtaining any such Rating Agency Confirmation, the Master Servicer or the Special Servicer that is processing the related action, as applicable, shall use reasonable efforts to make the related Mortgagor bear such costs and expenses. Unless determined to be a Nonrecoverable Advance such costs not collected from the related Mortgagor shall be advanced as a Servicing Advance.

If any Mortgage Loan or related Companion Loan provides that such Mortgage Loan or related Companion Loan may be further encumbered without the consent of the mortgagee, provided that certain conditions contained in the related Mortgage Loan documents are satisfied where no mortgagee discretion is necessary in order to determine if such conditions are satisfied, then for so long as such Mortgage Loan or related Companion Loan is being serviced under this Agreement, (i) the Special Servicer (with respect to all Mortgage Loans (other than a Non-Serviced Mortgage Loan and other than as set forth in clause (ii))), and (ii) the Master Servicer (with respect to all Non-Specially Serviced Loans not involving a Major Decision or a Special Servicer Decision), on behalf of the Trustee as the mortgagee of record, shall determine whether such conditions have been satisfied.

Upon receiving a request for any matter described in Section 3.08(a) or this Section 3.08(b) that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is a Non-Specially Serviced Loan, the Master Servicer shall promptly forward such request to the Special Servicer and the

Special Servicer shall process such request (including, without limitation, interfacing with the Mortgagor) (unless the Master Servicer and Special Servicer mutually agree with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that the Master Servicer shall process such request with respect to a Major Decision or a Special Servicer Decision) and except as provided in the next sentence, the Master Servicer shall have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The Master Servicer shall continue to cooperate with the Special Servicer by delivering to the Special Servicer any additional information in the Master Servicer’s possession requested by the Special Servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. Unless the Master Servicer and Special Servicer mutually agree that the Master Servicer shall process such request with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the Master Servicer shall not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause and shall not be required to interface with the Mortgagor or provide a written recommendation and analysis with respect to any such request. If the Master Servicer and Special Servicer mutually agree that the Master Servicer shall process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a Non-Specially Serviced Loan, the Master Servicer shall obtain the Special Servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

(c)               Nothing in this Section 3.08 shall constitute a waiver of the Trustee’s right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

(d)               Except as otherwise permitted by Section 3.08(a), Section 3.08(b) and/or Section 3.18, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan and related Serviced Companion Loan, as applicable, in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08. The Master Servicer and the Special Servicer, as the case may be, shall provide copies of any final waivers (except with respect to provision of any such waivers to the 17g-5 Information Provider, exclusive of any Privileged Information) it effects pursuant to Section 3.08(a) or Section 3.08(b) to each other and to the 17g-5 Information Provider with respect to each Mortgage Loan, and shall notify the Trustee, the Certificate Administrator, each other and, subject to the terms of this Agreement, the 17g-5 Information Provider (for posting to the 17g-5 Information Provider’s Website in accordance with Section 3.13(c)) and, with respect to a Whole Loan, the related Serviced Companion Noteholder, of any assumption or substitution agreement executed pursuant to Section 3.08(a) or Section 3.08(b) and shall forward thereto a copy of such agreement.

(e)               [RESERVED].

(f)                For the avoidance of doubt, the Special Servicer may not waive its rights or grant its consent (or consent to the Master Servicer taking any such action) under any “due-on-sale” or “due-on-encumbrance” clause relating to any Mortgage Loan other than in compliance with the provisions of Section 3.08(a) through (d) hereof without (x) (i) prior to the occurrence and continuance of a Control Termination Event and (ii) other than with respect to any

Excluded Loan, the consent (or deemed consent) of the Directing Certificateholder having been obtained if and to the extent required by, and pursuant to the process described under Section 6.08(a), (y) (i) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and (ii) other than with respect to any Excluded Loan, consultation with the Directing Certificateholder if and to the extent required pursuant to Section 6.08(a) and (z) after the occurrence and during the continuance of an Operating Advisor Consultation Event, consultation with the Operating Advisor if and to the extent required pursuant to Section 6.08(a). The Directing Certificateholder will have ten (10) days after receipt of notice along with the Special Servicer’s recommendation and analysis with respect to such proposed waiver or proposed granting of consent and any additional information the Directing Certificateholder may reasonably request from the Special Servicer of a proposed waiver or consent under any “due-on-sale” or “due-on-encumbrance” clause in which to grant or withhold its consent (provided that if the Special Servicer fails to receive a response to such notice from the Directing Certificateholder in writing within such period, then the Directing Certificateholder shall be deemed to have consented to such proposed waiver or consent).

(g)               With respect to any Mortgagor request or other action on a Non-Specially Serviced Loan for matters that are Major Decisions or Special Servicer Decisions, if the Master Servicer and the Special Servicer have mutually agreed to have the Master Servicer process such Major Decision or Special Servicer Decision, the Master Servicer shall not agree to such Major Decision or Special Servicer Decision without the prior written consent of the Special Servicer and, as applicable, the Directing Certificateholder (which consent or deemed consent shall be obtained by the Special Servicer). In connection with such consent, if the Master Servicer is processing such Major Decision or Special Servicer Decision, the Master Servicer shall promptly provide the Special Servicer with written notice of any request for such Major Decision or Special Servicer Decision, along with the Master Servicer’s written recommendation and analysis, and all information in the Master Servicer’s possession that may be reasonably requested by the Special Servicer in order to grant or withhold such consent; provided that in the event that the Special Servicer does not respond within ten (10) days after receipt of such written notice and all such reasonably requested information, plus the time period provided to any Serviced Companion Noteholder under a related Intercreditor Agreement, the Special Servicer’s consent to such Major Decision or Special Servicer Decision shall be deemed granted.

(h)               Notwithstanding the foregoing provisions of this Section 3.08, if the Master Servicer or the Special Servicer, as applicable, makes a determination under Section 3.08(a) or Section 3.08(b) that the applicable conditions in the related Mortgage Loan or Companion Loan documents, as applicable, with respect to assumptions or encumbrances permitted without the consent of the mortgagee have been satisfied, the applicable assumptions and transfers may be subject to an assumption or other fee, unless such fees are otherwise prohibited pursuant to the Mortgage Loan documents; provided that any such fee not provided for in the Mortgage Loan documents does not constitute a “significant” change in yield pursuant to Treasury Regulations Section 1.1001-3(e)(2).

Section 3.09        Realization Upon Defaulted Loans and Companion Loans. (a) Upon an event of default under the Mortgage Loan documents related to a Serviced Whole Loan or a Mortgage Loan with mezzanine debt, the Master Servicer shall promptly provide written notice to the related Companion Holder or mezzanine lender, as applicable, with a copy of such notice to the Special Servicer. The Special Servicer shall, subject to subsections (b) through (d) of this Section 3.09 and Section 3.24, subject to the Directing Certificateholder’s and the Operating Advisor’s respective rights pursuant to Section 6.08, and any Companion Holder or mezzanine lender’s rights under the related Intercreditor Agreement (in the case of a Serviced Whole Loan, on behalf of the holders of the beneficial interest of the related Companion Loan) or this Agreement, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise acquire title to the related Mortgaged Property or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing any such Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Companion Loan, if any, as come into and continue in payment default or material non-monetary default as to which no satisfactory arrangements (including by way of a discounted pay-off) can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer or the Special Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to the Master Servicer or the Special Servicer, as applicable, for such Servicing Advance, and the Master Servicer or the Special Servicer has not determined that such Servicing Advance together with accrued and unpaid interest thereon would constitute a Nonrecoverable Advance. The costs and expenses incurred by the Special Servicer in any such proceedings shall be advanced by the Master Servicer; provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Master Servicer or the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Master Servicer or the Special Servicer in its reasonable judgment taking into account the factors described in Section 3.16(b) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer or the Master Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Loan or any related defaulted Companion Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Master Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property by an Independent MAI-designated appraiser the cost of which shall be paid by the Master Servicer as a Servicing Advance.

(b)               The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

(i)                                such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

(ii)                             the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance) to the effect that the holding of such personal property by the Trust (to the extent not allocable to the related Companion Loan) will not cause an Adverse REMIC Event.

(c)               Notwithstanding the foregoing provisions of this Section 3.09 and Section 3.24, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders and/or any related Companion Holder, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer’s Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six (6) months prior to any such acquisition of title or other action, that:

(i)                                such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan), to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(ii)                             there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan), to take such actions with respect to the affected Mortgaged Property.

The cost of any such Environmental Assessment shall be paid by the Master Servicer as a Servicing Advance and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Master Servicer as a Servicing Advance, unless it is a Nonrecoverable Servicing Advance (in which case it shall be an expense of the Trust and, in the case of a Serviced Whole Loan, shall be withdrawn in accordance with the related Intercreditor Agreement by the Master Servicer from the Collection Account, including from the Companion Distribution Account (such withdrawal to be made from amounts on deposit therein that are otherwise payable on or allocable to such Serviced Whole Loan)); and if any such Environmental Assessment so warrants, the Special Servicer shall, except with respect to any Companion Loan and any Environmental Assessment ordered after such Mortgage Loan has been paid in full, perform such additional environmental testing at the expense of the Trust as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied. With respect to Non-Specially Serviced Loans, the Master Servicer and, with respect to Specially Serviced Loans, the Special

Servicer (other than any Non-Serviced Mortgage Loan) shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the insurer and using reasonable efforts to perform any actions required under such policy) under each environmental Insurance Policy in effect and obtained on behalf of the mortgagee to receive the maximum proceeds available under such policy for the benefit of the Certificateholders and the Trustee (as holder of the Lower-Tier Regular Interests).

(d)               If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and (ii) of subsection (c) above of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Loan and, in the case of a Serviced Mortgage Loan, any related Companion Loan, and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 4 of each of the Mortgage Loan Purchase Agreements for which the applicable Mortgage Loan Seller could be required to repurchase such Defaulted Loan pursuant to Section 5 of the applicable Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized, with the consent of the Directing Certificateholder (in each case, (A) prior to the occurrence and continuance of a Control Termination Event (or with respect to any Serviced AB Mortgage Loan, after the occurrence and during the continuation of an AB Control Appraisal Period, but prior to the occurrence and continuance of a Control Termination Event) and (B) other than with respect to any Excluded Loan as to such party) at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage, provided that, if such Mortgage Loan has a then-outstanding principal balance of greater than $1,000,000, then prior to the release of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder (in the case of the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Excluded Loan as to such party), in writing of its intention to so release such Mortgaged Property and the bases for such intention, (ii) the Certificate Administrator shall have posted such notice of the Special Servicer’s intention to so release such Mortgaged Property to the Certificate Administrator’s Website pursuant to Section 3.13(b) and (iii) in addition to the prior written consent of the Directing Certificateholder as required above, the Holders of Certificates entitled to a majority of the Voting Rights shall have consented or have been deemed to have consented to such release within thirty (30) days of the Certificate Administrator’s posting such notice to the Certificate Administrator’s Website (failure to respond by the end of such 30-day period being deemed consent of the Holders of the Certificates). To the extent that any fee charged by any Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust; provided that the Special Servicer shall use commercially reasonable efforts to collect such fee from the Mortgagor to the extent permitted under the related Mortgage Loan documents.

(e)               The Special Servicer shall provide written reports and a copy of any Environmental Assessments in electronic format to the Directing Certificateholder (other than with respect to any Excluded Loan), the Master Servicer and the 17g-5 Information Provider monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Loan, or defaulted Companion Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Mortgage Loan by the applicable Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property.

(f)                The Special Servicer shall notify the Master Servicer of any abandoned and/or foreclosed properties which require reporting to the IRS and shall provide the Master Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan or related Companion Loan that is abandoned or foreclosed and the Master Servicer shall report to the IRS and the related Mortgagor, in the manner required by applicable law, such information and the Master Servicer shall report, via IRS Form 1099A or IRS Form 1099C (or any successor form), all forgiveness of indebtedness and abandonment and foreclosure to the extent such information has been provided to the Master Servicer by the Special Servicer. Upon request, the Master Servicer shall deliver a copy of any such report to the Trustee and the Certificate Administrator.

(g)               The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan (and if applicable, the related Companion Loan) permit such an action.

(h)               The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Loan (other than with respect to a Non-Serviced Mortgage Loan) or defaulted Companion Loan or any REO Property (other than any Non-Serviced Mortgaged Property) and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer’s Certificate promptly delivered to the Trustee, the Certificate Administrator, the Directing Certificateholder (but in the case of the Directing Certificateholder, other than with respect to any Excluded Loan as to such party) and the Master Servicer and in no event later than the next succeeding P&I Advance Determination Date.

Section 3.10        Trustee and Certificate Administrator to Cooperate; Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), or the receipt by the Master Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer, as the case may be, will promptly notify the Trustee and the Custodian and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) or remitted to the Master Servicer to enable such deposit, have been or will be so deposited. Within seven (7) Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer or the Special Servicer notifies the Custodian of an exigency) of receipt of such notice and request, the Custodian shall release the related Mortgage File to the Master Servicer or the Special Servicer, as the case may be; provided that in the case of the payment in full of a Serviced Companion Loan or its related Mortgage Loan, the related Mortgage File shall not be released by the Custodian unless the related Serviced Whole Loan is paid in full. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

(b)               From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) (and any related Companion Loan), the Master Servicer or the Special Servicer shall deliver to the Custodian a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or any document therein to the Master Servicer or the Special Servicer (or a designee), as the case may be. Upon return of such Mortgage File or such document to the Custodian, or the delivery to the Trustee and the Custodian of a certificate of a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, stating that such Mortgage Loan (and, in the case of a Serviced Whole Loan, the related Companion Loan), was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account (including amounts related to the related Companion Loan, if applicable) pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Custodian to the Master Servicer or the Special Servicer (or a designee), as the case may be, with the original being released upon termination of the Trust.

(c)               Within seven (7) Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note (including any note evidencing a related Companion Loan) or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale. The Trustee shall not be required to review such documents for their sufficiency or enforceability.

(d)               If, from time to time, pursuant to the terms of the applicable Non-Serviced Intercreditor Agreement and the applicable Non-Serviced PSA, and as appropriate for enforcing the terms of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Master Servicer requests delivery to it of the original Mortgage Note for a Non-Serviced Mortgage Loan, then the Custodian shall release or cause the release of such original Mortgage Note to such Non-Serviced Master Servicer or its designee.

Section 3.11        Servicing Compensation. (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan, Serviced Companion Loan and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any

Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA). As to each Mortgage Loan, Companion Loan and REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan, Companion Loan or REO Loan, as the case may be, and in the same manner as interest is calculated on such Mortgage Loan, Companion Loan or REO Loan, as the case may be, and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Mortgage Loan or Companion Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any Mortgage Loan, Companion Loan or REO Loan shall cease to accrue if a Liquidation Event occurs with respect to the related Mortgage Loan, except that if such Mortgage Loan is part of a Serviced Whole Loan and such Serviced Whole Loan continues to be serviced and administered under this Agreement notwithstanding such Liquidation Event, then the applicable Servicing Fee shall continue to accrue and be payable as if such Liquidation Event did not occur. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan, Companion Loan and REO Revenues allocable as interest on each REO Loan, and as otherwise provided by Section 3.05(a). The Master Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan, Companion Loan or REO Loan out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a).

Except as set forth in the following sentence, the fourth paragraph of this Section 3.11(a), Section 6.03, Section 6.05 and Section 7.01(c), the right to receive the Servicing Fee may not be transferred in whole or in part (except in connection with a transfer of all of the Master Servicer’s duties and obligations hereunder to a successor servicer in accordance with the terms hereof). With respect to each Serviced Pari Passu Companion Loan, the Servicing Fee shall be payable to the Master Servicer from amounts payable in respect of such Serviced Pari Passu Companion Loan, subject to the terms of the related Intercreditor Agreement.

The Master Servicer shall be entitled to retain, and shall not be required to deposit in the Collection Account pursuant to Section 3.04(a), additional servicing compensation relating to each Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan) in the form of the following amounts to the extent collected from the related Mortgagor: (i) 100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Non-Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Intercreditor Agreement), provided that such transactions are Master Servicer Decisions, (ii) 100% of all assumption application fees and other similar items received on any Mortgage Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Intercreditor Agreement) solely to the extent the Master Servicer is processing the underlying transaction (whether or not the consent of the Special Servicer is required), (iii) 100% of any fee actually paid by a Mortgagor in connection with the defeasance of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan (provided, however, that 50% of the portion of any Excess Modification Fee or waiver fee payable solely in connection with any modification, waiver, amendment or consent executed in connection with a defeasance transaction for which the consent, processing or approval of the Special Servicer is required under clause (xiii) of the definition of “Major Decision” (and specifically excluding any defeasance fees), must be paid by the Master Servicer to the Special

Servicer), (iv) 100% of assumption, waiver, consent, loan service transaction and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to Section 3.08 and Section 3.18 or other actions performed in connection with this Agreement on the Non-Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Intercreditor Agreement), provided that such transactions qualify as Master Servicer Decisions, (v) 50% of all Excess Modification Fees and assumption, waiver, consent, loan service transaction and earnout fees and other similar fees (other than assumption application and defeasance fees), pursuant to Section 3.08 and Section 3.18 on any Mortgage Loan (other than a Specially Serviced Loan) (including any related Serviced Companion Loan, to the extent not prohibited by the related Intercreditor Agreement), provided that such transaction qualifies as a Major Decision or Special Servicer Decision and (vi) 50% of any fees related to a Major Decision or Special Servicer Decision on a non-Specially Serviced Loan (other than assumption application fees, defeasance fees, liquidation fees, workout fees and any other fees separately addressed herein). In addition, the Master Servicer shall be entitled to charge and retain as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan or Specially Serviced Loan) any charges for processing Mortgagor requests, beneficiary statements or demands, fees in connection with defeasance, if any, and other customary charges actually paid by the related Mortgagors to the extent such beneficiary statements or demand charges were prepared by the Master Servicer, amounts collected for checks returned for insufficient funds with respect to the accounts held by the Master Servicer and reasonable review fees in connection with any Mortgagor request to the extent such review fees are not prohibited under the related Mortgage Loan documents and are not charged in lieu of any fee that is otherwise to be split between the Master Servicer and Special Servicer, in each case only to the extent actually paid by or on behalf of the related Mortgagor and shall not be required to deposit such amounts in the Collection Account or the Companion Distribution Account pursuant to Section 3.04(a) or Section 3.04(b), respectively. Subject to Section 3.11(d), the Master Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges to the extent provided in Section 3.11(d), (ii) interest or other income earned on deposits relating to the Trust Fund in the Collection Account or the Companion Distribution Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to the current Distribution Date), (iii) interest or other income earned on deposits in its Investment Accounts which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor, and (iv) Prepayment Interest Excesses collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan during the related Collection Period to the extent not required to be paid as Compensating Interest Payments. The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

Notwithstanding anything herein to the contrary, the Master Servicer and the Special Servicer shall each be entitled to charge and retain reasonable review fees in connection with any Mortgagor request to the extent such fees are (i) not prohibited under the related Mortgage Loan documents, (ii) not charged in lieu of any fee that is otherwise to be split between the master servicer and special servicer, and (iii) actually paid by or on behalf of the related Mortgagor. Notwithstanding anything herein to the contrary, Midland Loan Services, a Division of PNC Bank, National Association may, at its option, assign or pledge to any third party or retain for itself the Transferable Servicing Interest with respect to any Mortgage Loan and any Serviced Companion Loan (and any successor REO Loan); provided, however, that in the event of any resignation or termination of Midland Loan Services, a Division of PNC Bank, National Association, as the Master Servicer, all or any portion of the Transferable Servicing Interest may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor master servicer that meets the requirements of Section 6.05 and who requires market-rate servicing compensation that accrues at a per annum rate in excess of the Retained Fee Rate, and any such assignment of the Transferable Servicing Interest shall, by its terms be expressly subject to the terms of this Agreement and such reduction. The Master Servicer shall pay the Transferable Servicing Interest to the holder of the Transferable Servicing Interest at such time and to the extent the Master Servicer is entitled to receive payment of its Servicing Fees hereunder, notwithstanding any resignation or termination of Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer hereunder (subject to reduction pursuant to the preceding sentence).

For the avoidance of doubt, the Master Servicer may not charge a fee in lieu of any fee that is otherwise to be split between the Master Servicer and Special Servicer.

(b)               As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and REO Loan (other than a Non-Serviced Mortgage Loan and any REO Loan relating to a Non-Serviced Mortgaged Property). As to each Specially Serviced Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Loan or REO Loan (but, in the case of the Poinciana Lakes Plaza Serviced Whole Loan, excluding the Poinciana Lakes Plaza Companion Loan), as the case may be, and in the same manner as interest is calculated on the Specially Serviced Loans or REO Loans, as the case may be, and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan shall cease to accrue if a Liquidation Event occurs with respect to the related Mortgage Loan. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, in accordance with the provisions of Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement. Nothing herein is intended to limit the Special Servicer’s right to enter into a fee sharing agreement with the Directing Certificateholder or any other party. The Special Servicer shall not be entitled to any Special Servicing Fees with respect to a Non-Serviced Mortgage Loan or, in the case of the Poinciana Lakes Plaza Serviced Whole Loan, with respect to any Poinciana Lakes Plaza Companion Loan.

(c)               The Special Servicer shall be entitled to additional servicing compensation relating to each Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan) in the form of (i) (A) 100% of all Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans, (B) 50% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are Non-Specially Serviced Loans, provided that such transaction qualifies as a Major Decision or a Special Servicer Decision, and (C) 0% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans that are not Specially Serviced Loans, provided that such transaction qualifies as a Master Servicer Decision, (ii) 100% of all assumption application fees and other similar items received with respect to Mortgage Loans for which the Special Servicer processes the underlying assumption-related transaction, (iii) 50% of the portion of any Excess Modification Fees or waiver fees payable solely in connection with any modification, waiver, amendment or consent executed in connection with a defeasance transaction for which the consent, processing or approval of the Special Servicer is required (and specifically excluding any defeasance fees), provided that such transaction qualifies as a Major Decision or Special Servicer Decision, (iv) 100% of all assumption, waiver, consent, loan service transaction and earnout fees pursuant to Section 3.08 and Section 3.18, or other actions performed in connection with this Agreement on the Specially Serviced Loans or certain other similar fees paid by the related Mortgagor on Specially Serviced Loans, (v) (A) 50% of all waiver fees, assumption fees and consent fees pursuant to Section 3.08 or Section 3.18, loan service transaction fees and earnout fees received in each case with respect to all Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s), to the extent not prohibited by the related Intercreditor Agreement) that are Non-Specially Serviced Loans, provided that such transaction qualifies as a Major Decision or a Special Servicer Decision and (B) 0% of all assumption fees, consent fees and earnout fees received with respect to all Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s), to the extent not prohibited by the related Intercreditor Agreement) that are not Specially Serviced Loans, provided that such transaction qualifies as a Master Servicer Decision, (vi) 100% of charges for beneficiary statements or demands actually paid by the related Mortgagor to the extent such beneficiary statements or demands were prepared by the Special Servicer, (vii) 50% of any fees related to a Major Decision or Special Servicer Decision on a non-Specially Serviced Loan (other than assumption application fees, defeasance fees, liquidation fees, workout fees and any other fees separately addressed herein) and (viii) with respect to the accounts held by the Special Servicer, 100% of charges by the Special Servicer collected for checks returned for insufficient funds relating to the accounts held by the Special Servicer, and shall be promptly paid to the Special Servicer by the Master Servicer (or directly from the related Mortgagor) to the extent such fees are paid by the Mortgagor and shall not be required to be deposited in the Collection Account pursuant to Section 3.04(a) or paid by the Special Servicer to the Master Servicer to the extent the funds are received by the Special Servicer. Subject to Section 3.11(d), the Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges to the extent provided in Section 3.11(d), and (ii) interest or other income earned on deposits relating to the Trust Fund in the REO Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to such Distribution Date). In addition, the Special Servicer shall be entitled to charge any Mortgagor for and retain as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan) reasonable review fees in connection with any Mortgagor request to the extent such review fees are not prohibited under the related Mortgage Loan documents and are not charged in lieu of any fee that is otherwise to be split between the Master Servicer and Special Servicer, and only to the extent actually paid by or on behalf of the related Mortgagor. The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Loan at the Workout Fee Rate on such Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the Special Servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount shall be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer shall be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The Workout Fee shall be reduced (but not below zero) with respect to each collection on such Corrected Loan from which fee would otherwise be payable until an amount equal to the Excess Modification Fee Amount has been deducted in full. The Workout Fee with respect to any Corrected Loan will cease to be payable if such loan again becomes a Specially Serviced Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Loan again becomes a Corrected Loan. The Special Servicer shall not be entitled to any Workout Fee with respect to a Non-Serviced Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans or any related Companion Loan that became Corrected Loans prior to the time of that termination or resignation except the Workout Fees will no longer be payable if the Corrected Loan subsequently becomes a Specially Serviced Loan. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated Special Servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the Mortgagor had not had sufficient time to make three consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the Mortgagor making such three consecutive timely Periodic Payments. The successor special servicer shall not be entitled to any portion of such Workout Fees. The Special Servicer shall not be entitled to receive any Workout Fees after termination for cause. A Liquidation Fee shall be payable with respect to (a) each Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than a Non-Serviced Mortgaged Property) as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds and (b) each Mortgage Loan repurchased by a Mortgage Loan Seller or for which a Loss of Value Payment was paid, in each case, subject to the exceptions set forth in the definition of Liquidation Fee (such Liquidation Fee to be paid out of such Liquidation Proceeds or Insurance and Condemnation Proceeds). If, however, Liquidation Proceeds or Insurance and Condemnation Proceeds are received with respect to any Corrected Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds and Insurance and Condemnation Proceeds that constitute principal and/or interest on such Mortgage Loan. If the Special Servicer is terminated (other than for cause), and it has commenced the process of liquidation of the Specially Serviced Loan or REO Property, it shall receive a portion of any Liquidation Fee that becomes payable with respect to the Specially Serviced Loan or the REO

Property that was being administered by the Special Servicer at the time of such resignation or termination. The terminated Special Servicer and the successor special servicer shall apportion the Liquidation Fee between themselves in a manner that reflects their relative contributions in earning the fee; provided that if the terminated Special Servicer and the successor special servicer cannot agree on an apportionment of the Liquidation Fee, the Liquidation Fee shall be apportioned on the basis of the number of months that each administered such Specially Serviced Loan, over a period commencing on the date the Mortgage Loan became a Specially Serviced Loan and ending on the date of the final liquidation of the Mortgage Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Mortgage Loan. Notwithstanding the foregoing, with respect to any Companion Loan, the Liquidation Fee, Workout Fee and Special Servicing Fees, if any, will be computed as provided in the related Intercreditor Agreement or to the extent such Intercreditor Agreement is silent or refers to this Agreement or indicates such fees are paid in accordance with this Agreement, as provided herein as though such Companion Loan were a Mortgage Loan. Subject to Section 3.11(d), the Special Servicer will also be entitled to additional fees in the form of Penalty Charges. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not expressly payable directly out of the Collection Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

With respect to any of the preceding fees as to which both the Master Servicer and the Special Servicer are entitled to receive a portion thereof (other than a fee split with respect to Penalty Charges), the Master Servicer and the Special Servicer shall each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge only its respective portion of such fee; provided, that (A) neither the Master Servicer nor the Special Servicer shall have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the Master Servicer or the Special Servicer exercises its right to reduce or elect not to charge only its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee shall not have any right to share in any part of the other party’s portion of such fee. If the Master Servicer decides not to charge any fee (other than Penalty Charges), the Special Servicer shall nevertheless be entitled to charge its portion of the related fee to which the Special Servicer would have been entitled if the Master Servicer had charged a fee and the Master Servicer shall not be entitled to any of such fee charged by the Special Servicer. Similarly, if the Special Servicer decides not to charge any fee (other than Penalty Charges), the Master Servicer shall nevertheless be entitled to charge its portion of the related fee to which the Master Servicer would have been entitled if the Special Servicer had charged a fee and the Special Servicer shall not be entitled to any portion of such fee charged by the Master Servicer.

For the avoidance of doubt, the Special Servicer may not charge a fee in lieu of any fee that is otherwise to be split between the Master Servicer and Special Servicer.

(d)               In determining the compensation of the Master Servicer or the Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate

Penalty Charges collected on any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Companion Loan (other than the Poinciana Lakes Plaza Companion Loan) since the prior Distribution Date shall be applied (in such order) to reimburse (i) the Master Servicer, the Special Servicer or the Trustee for interest on Advances on such Mortgage Loan or related Companion Loan, if applicable (and, in connection with a Non-Serviced Mortgage Loan, the applicable Non-Serviced Master Servicer, the applicable Non-Serviced Special Servicer or the applicable Non-Serviced Trustee for interest on the servicing advances made by any such party with respect to a Non-Serviced Whole Loan pursuant to the applicable Non-Serviced PSA, to the extent not prohibited by the applicable Non-Serviced Intercreditor Agreement) due on such Distribution Date, (ii) the Trust for all interest on Advances previously paid to the Master Servicer or the Trustee pursuant to Section 3.05(a)(vi) (and, in connection with a Non-Serviced Mortgage Loan, the related trust for all interest on servicing advances reimbursed by such trust to any party under the applicable Non-Serviced PSA, which resulted in an additional expense for the Trust, to the extent not prohibited by the applicable Non-Serviced Intercreditor Agreement) with respect to such Mortgage Loan or related Companion Loan, if applicable and (iii) the Trust for all additional expenses of the Trust (other than Special Servicing Fees, Workout Fees and Liquidation Fees), including without limitation, inspections by the Special Servicer and all unpaid Advances incurred since the Closing Date with respect to such Mortgage Loan. Penalty Charges (other than with respect to a Non-Serviced Mortgage Loan, which shall be payable as additional servicing compensation under the related Non-Serviced PSA) remaining thereafter shall be distributed to the Master Servicer, if and to the extent accrued while such Mortgage Loan and any related Companion Loan was a Non-Specially Serviced Loan, and to the Special Servicer, if and to the extent accrued on such Mortgage Loan during the period such Mortgage Loan was a Specially Serviced Loan or REO Loan. Any Penalty Charges paid or payable as additional servicing compensation to the Master Servicer and the Special Servicer shall be distributed between the Master Servicer and the Special Servicer, on a pro rata basis, based on the Master Servicer’s and the Special Servicer’s respective entitlements to such compensation described in the previous sentence. If the Special Servicer has partially waived any Penalty Charge (part of which accrued prior to the related Servicing Transfer Event), any collections in respect of such Penalty Charge shall be shared pro rata by the Master Servicer and the Special Servicer based on the respective portions of such Penalty Charge to which each would otherwise have been entitled (provided that neither the Master Servicer nor the Special Servicer shall be permitted to waive only the Penalty Charges to which the other would be entitled, but not waive Penalty Charges to which it is entitled). If the Master Servicer has partially waived any Penalty Charge (part of which accrued subsequent to the occurrence of a Servicing Transfer Event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan), any collections in respect of such Penalty Charge shall be shared pro rata by the Master Servicer and the Special Servicer based on the respective portions of such Penalty Charge to which each would otherwise have been entitled (provided that neither the Master Servicer nor the Special Servicer shall be permitted to waive only the Penalty Charges to which the other would be entitled, but not waive Penalty Charges to which it is entitled). Notwithstanding the foregoing or anything else herein to the contrary, Penalty Charges with respect to any Companion Loan (other than the Poinciana Lakes Plaza Companion Loan) will be allocated pursuant to the applicable Intercreditor Agreement after payment of all related Advances and interest thereon and additional expenses of the Trust in accordance with this Section 3.11(d). The Master Servicer may not waive any fee or compensation due to the Special Servicer without the Special Servicer’s consent. The Special Servicer may not waive any fee or compensation due to the Master Servicer without the Master Servicer’s consent.

If a Servicing Shift Whole Loan becomes a Specially Serviced Loan prior to the applicable Servicing Shift Date, the Special Servicer shall service and administer such Servicing Shift Whole Loan and any related REO Property in the same manner as any other Specially Serviced Loan or Serviced REO Property and shall be entitled to all rights and compensation earned with respect to such Serviced Whole Loan as the Special Servicer of such Serviced Whole Loan. With respect to a Servicing Shift Mortgage Loan, prior to the applicable Servicing Shift Date, no other special servicer shall be entitled to any such compensation or have such rights and obligations. If a Servicing Shift Whole Loan is still a Specially Serviced Loan on the applicable Servicing Shift Date, (a) the Special Servicer shall be entitled to compensation for the period during which it acted as Special Servicer with respect to such Whole Loan, including its share of any liquidation or workout fees and any additional servicing compensation as well as all surviving indemnity and other rights in respect of such special servicing role under this Agreement and (b) the Non-Serviced Special Servicer and the Special Servicer shall be entitled to compensation with respect to such Servicing Shift Whole Loan as if the Special Servicer were being terminated as the Special Servicer with respect to such Servicing Shift Whole Loan and the Non-Serviced Special Servicer were replacing the Special Servicer as the successor Special Servicer with respect to such Servicing Shift Whole Loan.

(e)               With respect to each Distribution Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer within two (2) Business Days following the Determination Date, and the Master Servicer shall deliver, to the extent it has received, to the Certificate Administrator, without charge and on the related Remittance Date, an electronic report (which may include HTML, Word or Excel compatible format, clean and searchable PDF format or such other format as mutually agreeable between the Certificate Administrator and the Special Servicer) that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates, if any, with respect to such Distribution Date; provided that no such report shall be due in any month during which no Disclosable Special Servicer Fees were received.

(f)                The Special Servicer and its Affiliates shall be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any Person (including, without limitation, the Trust, any Mortgagor, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under this Agreement, other than as expressly provided in this Section 3.11; provided that such prohibition shall not apply to Permitted Special Servicer/Affiliate Fees.

(g)               Pursuant to the CREFC® License Agreement, CREFC® shall be paid (according to the payment instructions set forth on Exhibit JJ or such other payment instructions as CREFC® may provide to the Master Servicer in writing at least two Business Days prior to the Remittance Date) the CREFC® Intellectual Property Royalty License Fee on a monthly basis. The

Master Servicer shall withdraw from the Collection Account and, to the extent sufficient funds are on deposit therein, pay the CREFC® Intellectual Property Royalty License Fee to CREFC® in accordance with Section 3.05(a)(xiii) on a monthly basis, from funds on deposit in the Collection Account.

Section 3.12        Inspections; Collection of Financial Statements; Delivery of Reports. (a)  The Master Servicer (or, with respect to a Specially Serviced Loan and REO Properties, the Special Servicer) shall perform (at its own expense), or shall cause to be performed (at its own expense), a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Non-Serviced Mortgage Loan, a Specially Serviced Loan or an REO Loan) with a Stated Principal Balance of (i) $4,000,000 or more at least once every twelve (12) months and (ii) less than $4,000,000 at least once every twenty-four (24) months, in each case, commencing in the calendar year 2026 (and each Mortgaged Property shall be inspected on or prior to December 31, 2026); provided, however, that if a physical inspection has been performed by the Special Servicer in the previous twelve (12) months and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection, the Master Servicer will not be required to perform, or cause to be performed, such physical inspection; provided, further, that if any scheduled payment becomes more than sixty (60) days delinquent on the related Mortgage Loan, the Special Servicer shall inspect or cause to be inspected the related Mortgaged Property as soon as practicable after such Mortgage Loan becomes a Specially Serviced Loan or REO Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Loan or REO Loan. The cost of such inspection by the Special Servicer pursuant to the second proviso of the immediately preceding sentence shall be an expense of the Trust, and, to the extent not paid by the related Mortgagor, reimbursed first from Penalty Charges actually received from the related Mortgagor and then from the Collection Account pursuant to Section 3.05(a)(ii), provided that, in the case of such reimbursement relating to a Serviced Whole Loan, such reimbursement shall be made, subject to the terms of the related Intercreditor Agreement, with respect to a Serviced Whole Loan, first, from any related AB Subordinate Companion Loan (if any) and then, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and any related Serviced Pari Passu Companion Loan in accordance with their respective outstanding principal balances (provided that, with respect to any AB Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan are allocated to the related Serviced AB Mortgage Loan, any Serviced Pari Passu Companion Loans and the AB Subordinate Companion Loan), in each case, prior to being payable out of general collections. The Special Servicer or the Master Servicer, as applicable, shall prepare or cause to be prepared a written report of each such inspection detailing the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of (i) any vacancy at the Mortgaged Property that the preparer of such report has knowledge of and the Master Servicer or the Special Servicer, as the case may be, deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, (iii) any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the Master Servicer or the Special Servicer, as the case may be, deems material, (iv) any visible material waste committed on the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection and (v) photographs of each inspected Mortgaged Property. The Special Servicer and the Master

Servicer shall promptly following preparation deliver or make available a copy (in electronic format) of each such report prepared by it to the other party, to the Directing Certificateholder ((i) prior to the occurrence and continuance of a Consultation Termination Event and (ii) other than with respect to any Excluded Loan). Within five (5) Business Days after request for copies of such reports by the Rating Agencies, the Special Servicer or the Master Servicer, as applicable, shall deliver or make available a copy (in electronic format) of each such report prepared by the Special Servicer and the Master Servicer, as applicable, to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website for review by NRSROs (including Rating Agencies) that are Privileged Persons. In respect of any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Consultation Termination Event, the Master Servicer shall deliver or make available a copy of each such report to the Directing Certificateholder and upon request to each Controlling Class Certificateholder (which request may state that such items may be delivered until further notice).

(b)               The Special Servicer, in the case of any Specially Serviced Loan, and the Master Servicer, in the case of any Non-Specially Serviced Loan, shall make efforts consistent with the Servicing Standard to collect promptly and review from each related Mortgagor quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2026 and the calendar year ending on December 31, 2025, and the quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan documents and any other reports or documents required to be delivered under the terms of the Mortgage Loans (and each Serviced Companion Loan), if delivery of such items is required pursuant to the terms of the related Mortgage Loan documents. Upon request, the Master Servicer shall make available to the Special Servicer all such operating statements, financial statements, budgets, rent rolls and other similar items collected by the Master Servicer with respect to any Mortgage Loan. The Master Servicer and the Special Servicer shall not be required to request such operating statements or rent rolls more than once if the related Mortgagor is not required to deliver such statements pursuant to the terms of the Mortgage Loan documents. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver all such items to the Master Servicer within five (5) Business Days of receipt, and the Master Servicer and the Special Servicer, as applicable, shall deliver or make available copies of all the foregoing items so collected to the Trustee, the Certificate Administrator, the Directing Certificateholder and the Depositor, in electronic format, in each case within sixty (60) days of its receipt thereof, but in no event, in the case of annual statements, later than June 30 of each year, commencing in 2026 for the 2025 calendar year. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of such items, the Master Servicer or the Special Servicer, as the case may be, shall deliver or make available electronic copies of such items to the Certificate Administrator to be posted on the Certificate Administrator’s Website. Upon the request of any NRSRO to receive copies of any portion of such items, the Master Servicer or the Special Servicer, as applicable, shall deliver or make available additional copies of the requested items so collected thereby to the 17g-5 Information Provider pursuant to Section 3.13(c).

Furthermore, with respect to any Mortgage Loan (and each Serviced Companion Loan), if the related Mortgage Loan documents provide for the annual or quarterly testing of financial conditions of the related Mortgagor and/or Mortgaged Property (e.g. debt yield tests, debt service coverage ratio tests and/or loan-to-value ratio tests) in connection with cash management triggers or the commencement of additional required Escrow Payments, the Special Servicer, in the case of any Specially Serviced Loan, and the Master Servicer, in the case of any Non-Specially Serviced Loan, as applicable (only to the extent the related information required for such testing is to be delivered to the Master Servicer or Special Servicer pursuant to the related Mortgage Loan documents and is actually delivered to either the Master Servicer or the Special Servicer), shall use reasonable efforts to conduct such financial testing within the timeframes contemplated by such Mortgage Loan documents. Furthermore, in accordance with this Section 3.12(b), with respect to any Specially Serviced Loan, the Special Servicer shall use reasonable efforts to collect financial statements from the related Mortgagor for the periods set forth in the related Mortgage Loan documents.

In addition, the Master Servicer (with respect to Non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, shall prepare with respect to each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

(i)                                 Within forty-five (45) days after receipt of a quarterly operating statement, if any, commencing within forty-five (45) days of receipt of such quarterly operating statement for the quarter ending on March 31, 2026, a CREFC® Operating Statement Analysis Report prepared with respect to each Mortgaged Property or in the aggregate for the portfolio of Mortgaged Properties (but only to the extent the related Mortgagor is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for such Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the Closing Date, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List). The Master Servicer (with respect to Non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, shall deliver or make available copies (in the case of the Special Servicer, solely to the Master Servicer) (in electronic format) of each CREFC® Operating Statement Analysis Report and, upon request, the related operating statements (in each case, promptly following the initial preparation and each material revision thereof) to the Certificate Administrator, the Directing Certificateholder and the related Companion Holder (or in the case of the Special Servicer, deliver to the Master Servicer) (with respect to any Serviced Companion Loan).

(ii)                             Within forty-five (45) days after receipt of an annual operating statement or rent rolls (if and to the extent that any such information is in the form of normalized year-end financial statements that have been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) for each calendar year commencing within forty-five (45) days of receipt of such annual operating statement for the calendar year ending December 31, 2025, a CREFC® NOI Adjustment Worksheet (but only to the extent the related Mortgagor is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, such information), presenting the computation to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer in preparing the CREFC® Comparative Financial Status Report. The Master Servicer (with respect to Non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, shall deliver or make available copies (in the case of the Special Servicer, solely to the Master Servicer) (in electronic format) of each CREFC® NOI Adjustment Worksheet and, upon request, the related operating statements or rent rolls (in each case, promptly following the initial preparation and each material revision thereof) to the Certificate Administrator, the Directing Certificateholder, the related Companion Holder (or in the case of the Special Servicer, deliver to the Master Servicer) (with respect to any Serviced Companion Loan) and, upon request, the 17g-5 Information Provider, and the 17g-5 Information Provider shall post all such items to the 17g-5 Information Provider’s Website.

(c)               At or before 12:00 p.m. (New York City time) on each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, the CREFC® Special Servicer Loan File and any applicable CREFC® Loan Liquidation Reports, CREFC® Loan Modification Reports and CREFC® REO Liquidation Reports with respect to the Specially Serviced Loans (excluding, for the Directing Certificateholder, any Excluded Loans) and any REO Properties (other than a Non-Serviced Mortgaged Property), providing the information required of the Special Servicer in an electronic format, reasonably acceptable to the Master Servicer as of the Business Day preceding such Determination Date, which CREFC® Special Servicer Loan File shall include data, to enable the Master Servicer to produce the following supplemental CREFC® reports: (i) a CREFC® Delinquent Loan Status Report, (ii) a CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report, (iii) a CREFC® REO Status Report, (iv) a CREFC® Comparative Financial Status Report and (v) solely with respect to Specially Serviced Loans and REO Properties (other than a Non-Serviced Mortgaged Property), a CREFC® NOI Adjustment Worksheet and a CREFC® Operating Statement Analysis Report, in each case with the supporting financial statements, budgets, operating statements and rent rolls submitted by the Mortgagor.

(d)               Not later than 5:00 p.m. (New York City time) on each P&I Advance Date beginning October 2025, the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered in electronic format to the Certificate Administrator the following reports and data files with respect to the Mortgage Loans: (A) to the extent the Master Servicer has received the CREFC® Special Servicer Loan File at the time required, the most recent CREFC® Delinquent Loan Status Report, CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report and the CREFC® REO Status Report, (B) CREFC® Loan Setup File (only with respect to the first Distribution Date), (C) the most recent CREFC® Property File, and CREFC® Comparative Financial Status Report (in each case incorporating the data required to be included in the CREFC® Special Servicer Loan File pursuant to Section 3.12(c) by the Special Servicer and the Master Servicer), (D) a CREFC® Servicer Watch List with information that is current as of such Determination Date, (E) CREFC® Financial File, (F) CREFC® Loan Level

Reserve/LOC Report, (G) the CREFC® Advance Recovery Report, (H) CREFC® Total Loan Report and (I) the report on Disclosable Special Servicer Fees delivered pursuant to Section 3.11(e) to the extent received from the Special Servicer, if any. Additionally, not later than 5:00 p.m. (New York City time) on the P&I Advance Date beginning October 2025, the Master Servicer shall deliver or cause to be delivered in electronic format to the Certificate Administrator any applicable CREFC® Loan Liquidation Reports, CREFC® Loan Modification Reports and CREFC® REO Liquidation Reports received from the Special Servicer. Not later than 2:00 p.m. (New York City time) two (2) Business Days prior to the Distribution Date beginning October 2025, the Master Servicer shall deliver or cause to be delivered to the Certificate Administrator via electronic format the CREFC® Loan Periodic Update File and, to the extent received by the Master Servicer, the CREFC® Appraisal Reduction Template, if provided for such Distribution Date. In no event shall any report described in this subsection be required to reflect information that has not been collected by or delivered to the Master Servicer, or any payments or collections not received by the Master Servicer, as of the close of business on the Business Day prior to the Business Day on which the report is due.

Not later than 5:00 p.m. (New York City time) two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a Business Day, then the immediately succeeding Business Day) beginning in October 2025, the Master Servicer shall deliver to the Certificate Administrator the CREFC® Schedule AL File in EDGAR-Compatible Format; provided, however, that the Master Servicer shall have no obligation to prepare or deliver the CREFC® Schedule AL File unless the Depositor has delivered the items required pursuant to Section 2.01(i) in both EDGAR-Compatible Format and Excel Format. If the Certificate Administrator does not receive such CREFC® Schedule AL File from the Master Servicer by 5:00 p.m. (New York City time) on the date specified in the immediately preceding sentence, the Certificate Administrator shall immediately request such CREFC® Schedule AL File from the Master Servicer via email at NoticeAdmin@pnc.com and send a copy of such request to the Depositor via email to RRcmbs@barclays.com. In preparing the CREFC® Schedule AL File and any Schedule AL Additional File for any given Distribution Date, and without any due diligence, investigation or verification, the Master Servicer shall be entitled to conclusively rely, absent manifest error, on the content, completeness, accuracy and compliance with any applicable requirements of Items 1111(h) and 1125 of Regulation AB and Item 601(b) of Regulation S-K under the Securities Act as in effect on the Closing Date of the Initial Schedule AL File, any Initial Schedule AL Additional File and Annex A-1 to the Prospectus. The Master Servicer may concurrently with the delivery of the related CREFC® Schedule AL File, deliver any related Schedule AL Additional File in EDGAR-Compatible Format. The CREFC® Schedule AL File and the Schedule AL Additional File shall each be a single file. Neither the Certificate Administrator nor the Master Servicer shall be required to combine multiple CREFC® Schedule AL Files or Schedule AL Additional Files unless, solely with respect to the Master Servicer, multiple Sub-Servicers prepare and submit such CREFC® Schedule AL Files or Schedule AL Additional Files to the Master Servicer. The Certificate Administrator shall not be required to review, redact, reconcile, edit or verify the content, completeness or accuracy of the information contained in any CREFC® Schedule AL File or Schedule AL Additional File. The Certificate Administrator shall not be deemed to have actual knowledge of the contents of any CREFC® Schedule AL File or Schedule AL Additional File solely by its receipt thereof.

In the absence of manifest error, the Master Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, any information and reports delivered to it by any third party, and the Certificate Administrator shall be entitled to conclusively rely upon the Master Servicer’s reports and any information provided by the Trustee, without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

(e)               The Special Servicer shall deliver to the Master Servicer the reports and information required of the Special Servicer pursuant to Section 3.11(e), Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver or make available to the Certificate Administrator the reports and data files set forth in Section 3.12(d). The Master Servicer may, absent manifest error, conclusively rely on the reports and/or data to be provided by the Special Servicer pursuant to Section 3.11(e), Section 3.12(b) and Section 3.12(c). The Certificate Administrator may, absent manifest error, conclusively rely on the reports and/or data to be provided by the Master Servicer pursuant to Section 3.12(d). In the case of information or reports to be furnished by the Master Servicer to the Certificate Administrator pursuant to Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.11(e), Section 3.12(b) or Section 3.12(c) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.11(e), Section 3.12(b) or Section 3.12(c), the Master Servicer shall have no obligation to provide such information or reports to the Certificate Administrator until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(d) caused by the Special Servicer’s failure to timely provide any information or report required under Section 3.11(e), Section 3.12(b) or Section 3.12(c) of this Agreement.

(f)                Notwithstanding the foregoing, however, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties. The Master Servicer and the Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(g)               Unless otherwise specifically stated herein, if the Master Servicer or the Special Servicer is required to deliver or make available any statement, report or information under any provisions of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer’s website (with respect to items delivered by the Master Servicer) or the Certificate Administrator’s Website, unless this Agreement expressly specifies a particular method of delivery.

Notwithstanding anything to the contrary in the foregoing, the Master Servicer and the Special Servicer shall deliver any required statements, reports or other information to the Certificate Administrator in an electronic format mutually agreeable to the Certificate Administrator and the Master Servicer or the Special Servicer, as the case may be. The Master Servicer or the Special Servicer may physically deliver a paper copy of any such statement, report or information as a temporary measure due to system problems, however, copies in electronic format shall follow upon the correction of such system problems.

Section 3.13        Access to Certain Information. (a) Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the Certificate Administrator, and the Certificate Administrator shall afford access to any Mortgage Loan Seller and to any Certificateholder that is a federally insured financial institution, the OCC, the FDIC, the Board of Governors of the Federal Reserve System of the United States of America and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any such Certificateholder, and to each Holder of a Non-Registered Certificate, access to any documentation or information regarding the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and, in the case of a Mortgage Loan that is a portion of a Serviced Whole Loan, the related Companion Loan, and the Trust within its control which may be required by applicable law. At the election of the Master Servicer, the Special Servicer or the Certificate Administrator, such access may be afforded to such Person identified above by the delivery of copies of information as requested by such Person and the Master Servicer, the Special Servicer or the Certificate Administrator shall be permitted to require payment (other than from the Directing Certificateholder and the Trustee and the Certificate Administrator on its own behalf or on behalf of the Certificateholders) of a sum sufficient to cover the reasonable out-of-pocket costs incurred by it in making such copies. Such access shall (except as described in the preceding sentence) be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Certificate Administrator or the Custodian.

The failure of the Master Servicer or the Special Servicer to provide access as provided in this Section 3.13 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.13. In connection with providing information pursuant to this Section 3.13, the Master Servicer and Special Servicer may each (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on (x) the execution of a confidentiality agreement substantially in the form of Exhibit X, or (y) execution of a “click-through” confidentiality agreement if such information is being provided through the Master Servicer’s website or the Special Servicer’s website; (iii) withhold access to confidential information or any intellectual property; and/or (iv) withhold access to items of information contained in the Servicing File for any Mortgage Loan if the disclosure of such items is prohibited by applicable law or the provisions of any related Mortgage Loan documents or would constitute a waiver of the attorney-client privilege. Notwithstanding any provision of this Agreement to the contrary, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by it pursuant to this Agreement shall not constitute a breach of this Agreement to the extent that the Master Servicer or the Special Servicer, as the case may be, determines, in its reasonable good faith judgment consistent with the applicable Servicing

Standard, that such disclosure would violate applicable law or any provision of a Mortgage Loan or Companion Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Companion Loans or the Mortgaged Properties, constitute a waiver of the attorney-client privilege on behalf of the Trust or otherwise materially harm the Trust. Without limiting the generality of the foregoing, the Master Servicer or the Special Servicer may refrain from disclosing information that it reasonably determines would prejudice the interests of the Certificateholders with respect to a workout or exercise of remedies as to any particular Mortgage Loan.

Notwithstanding the limitation set forth in the next succeeding paragraph, but subject to the last sentence of the immediately preceding paragraph, upon the reasonable request of any Certificateholder (or with respect to any AB Subordinate Companion Loan related to a Serviced AB Whole Loan, the holder of such AB Subordinate Companion Loan) that has delivered an Investor Certification to the Master Servicer or the Special Servicer, as the case may be, the Master Servicer (with respect to Non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, may provide (or make available electronically) or make available at the expense of such Certificateholder or holder of such AB Subordinate Companion Loan, as applicable, copies of any appraisals, operating statements, rent rolls and financial statements (in each case, solely relating to the related Serviced Whole Loan or Serviced AB Whole Loan, if requested by the holder of an AB Subordinate Companion Loan, as the case may be) obtained by the Master Servicer or the Special Servicer, as the case may be; provided that, in connection with such request, the Master Servicer or the Special Servicer, as applicable, may require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, generally to the effect that such Person will keep such information confidential and shall use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder or holder of such AB Subordinate Companion Loan, as applicable, may have under this Agreement.

Notwithstanding anything to the contrary herein (other than as permitted in the preceding paragraph with respect to any Certificateholder or as specifically provided for herein with respect to the Directing Certificateholder), unless required by applicable law or court order, no Certificateholder (except, with respect to a Mortgage Loan Seller, to the extent necessary for such party to comply with its obligations under the related Mortgage Loan Purchase Agreement, and except for the Master Servicer and the Certificate Administrator, acting in such capacities) or beneficial owner shall be given access to, or be provided copies of, the Mortgage Files or Diligence Files.

(b)               The Certificate Administrator shall make available to Privileged Persons (provided that the Prospectus, Distribution Date Statements, Mortgage Loan Purchase Agreements, this Agreement and the Commission EDGAR filings referred to below will be available to the general public) via the Certificate Administrator’s Website, the following items, in each case, to the extent such items were prepared by or delivered to the Certificate Administrator in electronic format:

(i)                                The following documents, which will initially be made available under a tab or heading designated “deal documents”:

(A)             the Prospectus and any other disclosure document relating to the Registered Certificates, in the form most recently provided to the Certificate Administrator by the Depositor or by any Person designated by the Depositor;

(B)              this Agreement and any amendments and exhibits hereto;

(C)              any Sub-Servicing Agreements delivered to the Certificate Administrator on or after the Closing Date;

(D)             the Mortgage Loan Purchase Agreements and any amendments and exhibits thereto; and

(E)              the CREFC® Loan Setup File provided by the Master Servicer to the Certificate Administrator;

(ii)                             the following documents, which will initially be made available under a tab or heading designated “SEC EDGAR filings”;

(A)             any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Trust through the EDGAR system;

(iii)                          The following documents, which will initially be made available under a tab or heading designated “periodic reports”:

(A)             all Distribution Date Statements prepared by the Certificate Administrator pursuant to Section 4.02;

(B)              the CREFC® Loan Periodic Update File, the CREFC® Bond Level File, the CREFC® Collateral Summary File, the CREFC® Property File, the CREFC® Financial File, each of the “surveillance reports” identified as such in the definition of “CREFC® Investor Reporting Package” (including, without limitation, the CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheets), the CREFC® Advance Recovery Report to the extent delivered by the Master Servicer pursuant to this Agreement from time to time; and

(C)              all Operating Advisor Annual Reports provided by the Operating Advisor to the Certificate Administrator;

(iv)                          The following documents, which will initially be made available under a tab or heading designated “additional documents”:

(A)             summaries of Final Asset Status Reports or, prior to an AB Control Appraisal Period, summaries of Asset Status Reports approved by the holder of the related Companion Loan, and related information delivered to the Certificate Administrator pursuant to Section 3.19(d);

(B)              all property inspection reports and environmental reports delivered to the Certificate Administrator pursuant to Section 3.12(a);

(C)              any Appraisals delivered to the Certificate Administrator pursuant to Section 3.19;

(D)             a detailed worksheet showing the calculation of each Appraisal Reduction Amount, Collateral Deficiency Amount, and Cumulative Appraisal Reduction Amount on a current and cumulative basis;

(E)              the CREFC® Appraisal Reduction Template; and

(F)              any notice or documents provided to the Certificate Administrator by the Depositor, Master Servicer or Special Servicer directing the Certificate Administrator to post to the “additional documents” tab;

(v)                            The following documents, which will initially be made available under a tab or heading designated “special notices”:

(A)             any notice with respect to a release pursuant to Section 3.09(d);

(B)              any notice regarding a waiver, modification or amendment of the terms of any Mortgage Loan pursuant to Section 3.18(g);

(C)              any notice of final payment on the Certificates delivered to the Certificate Administrator pursuant to Section 4.01(j);

(D)             any notice of the occurrence of any Servicer Termination Event or termination of the Master Servicer or the Special Servicer delivered pursuant to Section 7.01;

(E)              any notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and any other notice required to be delivered to the Certificateholders pursuant to Section 12.01;

(F)              any Asset Review Report Summary received by the Certificate Administrator;

(G)             any notice of the termination of the Sub-Servicer delivered pursuant to Section 3.20(g);

(H)             any notice of resignation of the Trustee or the Certificate Administrator, and any notice of the acceptance of appointment by the successor trustee or the successor certificate administrator pursuant to Section 8.07 or Section 8.08;

(I)                any Officer’s Certificate supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(J)                any notice of resignation or termination of the Master Servicer or the Special Servicer pursuant to Section 7.03;

(K)             any notice of termination pursuant to Section 9.01;

(L)              any notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and any notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer pursuant to Section 3.26 or Section 12.03, respectively;

(M)            any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer pursuant to Section 7.01(d), the Operating Advisor pursuant to Section 3.26(j) or the Asset Representations Reviewer pursuant to Section 12.05(b);

(N)             any notice of recommendation of termination of the Special Servicer by the Operating Advisor and the related report prepared by the Operating Advisor in connection with such recommendation;

(O)             any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the Certificate Administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Loan);

(P)              any notice that an Operating Advisor Consultation Event has occurred or is terminated;

(Q)             any notice of the occurrence of an Operating Advisor Termination Event;

(R)              any notice of the occurrence of an Asset Representations Reviewer Termination Event;

(S)              any assessments of compliance delivered to the Certificate Administrator; and

(T)              any attestation reports delivered to the Certificate Administrator;

(U)             any “special notices” required by a Certificateholder to be posted on the Certificate Administrator’s website pursuant to Section 5.06;

(V)             any Proposed Course of Action Notice; and

(W)           any notice or documents provided to the Certificate Administrator by the Depositor or the Master Servicer directing the Certificate Administrator to post to the “Special Notices” tab;

(vi)                          the “Investor Q&A Forum” pursuant to Section 4.07(a);

(vii)                      solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry” pursuant to Section 4.07(b); and

(viii)                    the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to (A) ongoing compliance by the Retaining Sponsor with the Risk Retention Rules and (B) any noncompliance by the Successor Third-Party Purchaser with the applicable provisions of the Risk Retention Rules;

provided that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the Certificate Administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The Certificate Administrator shall post on the Certificate Administrator’s Website the items and reports identified in clauses (iii)(A) and (B) above on each Distribution Date. In addition, if the Depositor so directs the Certificate Administrator, and on terms acceptable to the Certificate Administrator, the Certificate Administrator shall make certain other information and reports related to the Mortgage Loans available through the Certificate Administrator’s Website.

The Certificate Administrator shall, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab described above, provide email notification to any Privileged Person (other than Financial Market Publishers) that has registered to receive access to the Certificate Administrator’s Website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, all Excluded Information shall be made available under a separate tab or heading designated “Excluded Information” on the Certificate Administrator’s Website (and not under any of the tabs or headings described in items (i) through (vii) above) and made available to Privileged Persons other than any Excluded Controlling Class Holder that is a Borrower Party (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access shall only be prohibited with respect to the related Excluded Controlling Class Loan(s)).

Any Person that is a Borrower Party shall only be entitled to access (a) the Distribution Date Statements, and the following items made available to the general public: the Prospectus, this Agreement, the Mortgage Loan Purchase Agreements and the Commission filings on the Certificate Administrator’s Website, and (b) in the case of the Directing Certificateholder or a Controlling Class Certificateholder, if any such Person becomes an Excluded Controlling Class Holder, upon delivery to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee in physical form (or, solely with respect to the Master

Servicer or the Special Servicer, in electronic form) of an Investor Certification substantially in the form of Exhibit P-1D and upon delivery to the Certificate Administrator in physical form of an Investor Certification substantially in the form of Exhibit P-1F, which shall include each of the CTSLink User ID associated with such Excluded Controlling Class Holder, such Excluded Controlling Class Holder shall be entitled to access all information (other than the Excluded Information with respect to any Excluded Controlling Class Loans (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access shall only be prohibited with respect to the related Excluded Controlling Class Loans)) available on the Certificate Administrator’s Website.

In the case of the Directing Certificateholder or a Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, upon delivery of an Investor Certification substantially in the form of Exhibit P-1B, such Directing Certificateholder or Controlling Class Certificateholder shall be entitled to access all information on the Certificate Administrator’s Website. The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee may each rely on (i) an Investor Certification in the form of Exhibit P-1B from the Directing Certificateholder or a Controlling Class Certificateholder to the effect that such Person is not an Excluded Controlling Class Holder and (ii) an Investor Certification in the form of Exhibit P-1D in physical form (or, solely with respect to the Master Servicer or the Special Servicer, in electronic form) from the Directing Certificateholder or a Controlling Class Certificateholder to the effect that such Person is an Excluded Controlling Class Holder with respect to one or more Excluded Controlling Class Loan(s). In the event the Directing Certificateholder or a Controlling Class Certificateholder becomes an Excluded Controlling Class Holder, such party shall promptly notify each of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee in writing substantially in the form of Exhibit P-1E that such party has become an Excluded Controlling Class Holder with respect to the Excluded Controlling Class Loan(s) listed in such notice and shall also provide the Certificate Administrator a notice substantially in the form of Exhibit P-1F listing each of the CTSLink User ID associated with such Excluded Controlling Class Holder and directing the Certificate Administrator to restrict such Excluded Controlling Class Holder’s access to the Certificate Administrator’s Website as and to the extent provided in this Agreement. Upon confirmation from the Certificate Administrator that such access has been restricted, such Excluded Controlling Class Holder shall submit a new Investor Certification substantially in the form of Exhibit P-1D in physical form (or, solely with respect to the Master Servicer or the Special Servicer, in electronic form) to access the information on the Certificate Administrator’s Website, except that such Excluded Controlling Class Holder shall not be entitled to access any Excluded Information related to any Excluded Controlling Class Loan(s) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access shall only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the Certificate Administrator’s Website. With respect to any Excluded Information sent for posting on the Certificate Administrator’s Website, each of the Master Servicer, the Special Servicer and the Operating Advisor shall mark or label such information as “Excluded Information” prior to delivery to the Certificate Administrator, and the Certificate Administrator shall segregate on the Certificate Administrator’s Website such Excluded Information (and, if possible at a later time, on loan-by-loan basis) from information relating to other Mortgage Loans or Whole Loans, as applicable.

Notwithstanding anything herein to the contrary, each of the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator shall be entitled to conclusively assume that the Directing Certificateholder and all beneficial owners of the Certificates of the Controlling Class are not Excluded Controlling Class Holders except to the extent that the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator, as the case may be, has received a notice substantially in the form of Exhibit P-1E from the Directing Certificateholder or a Controlling Class Certificateholder that it has become an Excluded Controlling Class Holder. None of the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator shall be liable for any communication to the Directing Certificateholder or a Controlling Class Certificateholder that is an Excluded Controlling Class Holder or disclosure of any information relating to an Excluded Controlling Class Loan (including any related Excluded Information delivered to the Certificate Administrator for posting to the Certificate Administrator’s Website) if the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator, as the case may be, did not receive prior written notice that the related Mortgage Loan is an Excluded Controlling Class Loan and/or, with respect to any related Excluded Information posted on the Certificate Administrator’s Website, such information was not delivered to the Certificate Administrator in accordance with Section 3.33.

Each of the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator shall be entitled to conclusively rely on delivery from the Directing Certificateholder or a Controlling Class Certificateholder of an Investor Certification substantially in the form of Exhibit P-1B that it is not or is no longer an Excluded Controlling Class Holder. To the extent the Directing Certificateholder or a Controlling Class Certificateholder receives access pursuant to this Agreement to any Excluded Information on the Certificate Administrator’s Website or otherwise receives access to such Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder shall be deemed to have agreed that it (i) will not directly or indirectly provide any such Excluded Information to (A) the related Borrower Party, (B) any related Excluded Controlling Class Holder, (C) any employees or personnel of such Directing Certificateholder or Controlling Class Certificateholder or any of its Affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (D) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

The Certificate Administrator makes no representation or warranty as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator’s Website and assumes no responsibility therefor, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source. Notwithstanding anything herein to the contrary, the Certificate Administrator shall not be liable for any disclosure of information relating to any Excluded Controlling Class Loan to the extent such information was included in the summary of a Final Asset Status Report delivered to the Certificate Administrator for posting to the Certificate Administrator’s Website and not properly identified as relating to any Excluded Controlling Class Loan.

In connection with providing access to the Certificate Administrator’s Website (other than with respect to access provided to the general public in accordance with Section 3.13(b)), the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Certificate Administrator’s Website can be directed to the Certificate Administrator’s CMBS customer service desk at (866) 846-4526.

(c)               The 17g-5 Information Provider shall make available solely to the Depositor and the NRSROs the following items to the extent such items are delivered to it (in the form of an electronic document suitable for posting) via electronic mail at 17g5informationprovider@computershare.com, specifically with a subject reference of “BBCMS 2025-5C37” and an identification of the type of information being provided in the body of such electronic mail; or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial:

(i)                               any notices of waivers under Section 3.08(d);

(ii)                            any Asset Status Report delivered by the Special Servicer under Section 3.19(d);

(iii)                         any notice of final payment on the Certificates;

(iv)                         any environmental reports delivered by the Special Servicer under Section 3.09(c);

(v)                            any Appraisals delivered to the 17g-5 Information Provider pursuant to Section 3.19;

(vi)                         any annual statements as to compliance and related Officer’s Certificates delivered under Section 11.09 or Section 11.10;

(vii)                      any annual independent public accountants’ attestation reports delivered pursuant to Section 11.11;

(viii)                   any notice to the Rating Agencies relating to the Special Servicer’s determination to take action without receiving Rating Agency Confirmation from any Rating Agency as set forth in Section 3.25(a);

(ix)                          copies of requests or questions that were submitted by the Rating Agencies relating to a request for Rating Agency Confirmation;

(x)                             any requests for Rating Agency Confirmation that are delivered to the 17g-5 Information Provider pursuant to Section 3.25(a);

(xi)                          any notice of resignation of the Trustee or the Certificate Administrator and any notice of the acceptance of appointment by the successor trustee or the successor certificate administrator pursuant to Section 8.07 or Section 8.08;

(xii)                      any Officer’s Certificate supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(xiii)                   any notice of a Servicer Termination Event or termination of the Master Servicer or the Special Servicer delivered pursuant to Section 7.01;

(xiv)                   any notice of the merger or consolidation of the Certificate Administrator or the Trustee pursuant to Section 8.09;

(xv)                      any notice of any amendment that modifies the procedures herein relating to Rule 17g-5 of the Exchange Act pursuant to Section 13.01(a)(ix);

(xvi)                   any Operating Advisor Annual Report pursuant to Section 3.26;

(xvii)                any summary of oral communication with the Rating Agencies or any written question or request from the Rating Agencies directed toward the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee regarding any of the information delivered to the 17g-5 Information Provider pursuant to this Section 3.13(c) or regarding any request for a Rating Agency Confirmation or regarding any of the Mortgage Loan documents or any matter related to the Certificates, Mortgage Loans, any related Companion Loan, the related Mortgaged Properties, the related Mortgagors or any other matters related to this Agreement or any applicable Intercreditor Agreement; provided that the summary of such oral communication shall not identify the Rating Agency with whom the communication was held pursuant to Section 3.13(g);

(xviii)             any other information delivered to the 17g-5 Information Provider pursuant to this Agreement including, without limitation, Section 2.03(b), Section 3.07(a), Section 3.12, Section 3.17, Section 3.18(g); Section 11.09 or Section 11.10; and

(xix)                    any other information delivered to the Rating Agencies pursuant to this Agreement including, without limitation, Section 13.10.

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Information Provider’s Website. Information will be posted on the same Business Day of receipt unless such information is received after 2:00 p.m., New York City time, on such Business Day, in which case, it shall be posted by 12:00 p.m., New York City time, on the next Business Day. The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, each of the Certificate Administrator and the 17g-5 Information Provider may remove such information from the 17g-5 Information Provider’s Website. The Certificate Administrator and the 17g-5 Information Provider have not obtained and shall not be deemed to have obtained actual knowledge of any information merely by posting such information to the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website to the extent such information was not produced by the Certificate Administrator or the 17g-5 Information Provider, as applicable. Access will be provided by the 17g-5 Information Provider to the NRSROs upon receipt of an NRSRO Certification in the form of Exhibit P-2 (which certification may be submitted electronically via the 17g-5 Information

Provider’s Website). Questions regarding delivery of information to the 17g-5 Information Provider may be directed to (866) 846-4526 or 17g5informationprovider@computershare.com (specifically referencing “BBCMS 2025-5C37” in the subject line).

Upon delivery by the Depositor to the 17g-5 Information Provider of information designated by the Depositor as pre-closing information from the Depositor’s 17g-5 Website (the “Pre-Close Information”), the 17g-5 Information Provider shall make such information available only to the Depositor and to NRSROs via the 17g-5 Information Provider’s Website pursuant to this Section 3.13(c). Such information shall be provided to the 17g-5 Information Provider via electronic media and delivered to the 17g-5 Information Provider as mutually agreed. The Depositor shall not be entitled to direct the 17g-5 Information Provider to provide access to the Pre-Close Information or any other information on the 17g-5 Information Provider’s Website to any designee or third party.

Upon request of the Depositor or the Rating Agencies, the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any additional information requested by the Depositor or the Rating Agencies to the extent such information is delivered to the 17g-5 Information Provider electronically in accordance with this Section 3.13. In no event shall the 17g-5 Information Provider disclose on the 17g-5 Information Provider’s Website the Rating Agency that requested such additional information.

The 17g-5 Information Provider shall provide a mechanism to notify each Person that has signed-up for access to the 17g-5 Information Provider’s Website in respect of the transaction governed by this Agreement each time an additional document is posted to the 17g-5 Information Provider’s Website. The 17g-5 Information Provider shall notify any party that delivers any information, report, notice or document to the 17g-5 Information Provider under this Agreement that such information, report, notice or document was received and that it has been posted.

Any information required to be delivered to the 17g-5 Information Provider by any party under this Agreement shall be delivered to it via electronic mail at 17g5informationprovider@computershare.com, specifically with a subject reference of “BBCMS 2025-5C37” and an identification of the type of information being provided in the body of such electronic mail, or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider.

(d)               The Master Servicer or the Special Servicer, as applicable, may, but shall not be obligated to, provide bulk information that relates to two or more transactions to the 17g-5 Information Provider. Any such information shall be posted by the 17g-5 Information Provider and the 17g-5 Information Provider may, but shall not be obligated to, post such information in accordance with the timeframe provided in Section 3.13(c) above; provided, however, that if the 17g-5 Information Provider is not able to post such information in accordance with the timeframe in Section 3.13(c), then it shall post such information within a reasonable time. The Master Servicer or the Special Servicer, as applicable, shall not send any such information directly to the Rating Agencies until the 17g-5 Information Provider notifies it that such information has been posted to the 17g-5 Information Provider’s Website.

(e)               Certain information concerning the Mortgage Loans and the Certificates (including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports) shall be provided by the Certificate Administrator at the direction of the Depositor to third parties (including Financial Market Publishers) with the consent of the Depositor, and providing such information shall not constitute a breach of this Agreement by the Certificate Administrator. Such information will be made available to such third parties upon receipt of a certificate in the form of Exhibit P-3, which certification may be submitted electronically via the Certificate Administrator’s Website.

(f)                Each of the Master Servicer and the Special Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also deliver, produce or otherwise make available through its website or otherwise, any additional information relating to the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan, the Mortgaged Properties (other than any Non-Serviced Mortgaged Property), or the related Mortgagors, for review by the Depositor, the Underwriters and any other Persons who deliver an Investor Certification in accordance with this Section 3.13 and the Rating Agencies (collectively, the “Disclosure Parties”) (in the case of deliveries to a Rating Agency, only to the extent such additional information is simultaneously delivered to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website in accordance with the provisions of Section 3.13(c)), in each case, except to the extent doing so is prohibited by this Agreement (including without limitation, any prohibitions on dissemination of any confidential information, including, without limitation, any Privileged Information), applicable law or by the related Mortgage Loan documents. Each of the Master Servicer and the Special Servicer shall be entitled to (i) indicate the source of such information and affix thereto any disclaimer it deems appropriate in its discretion and/or (ii) require that the recipient of such information (A) except for the Depositor and the Rating Agencies, enter into (x) an Investor Certification, (y) a confidentiality agreement substantially in the form of Exhibit X or (z) a “click-through” confidentiality agreement if such information is being provided through the Master Servicer’s website or the Special Servicer’s website, and (B) acknowledge that the Master Servicer or the Special Servicer may contemporaneously provide such information to any other Disclosure Party. In addition, to the extent access to such information is provided via the Master Servicer’s website or the Special Servicer’s website, the Master Servicer and the Special Servicer may require registration and the acceptance of a reasonable and customary disclaimer and/or an additional or alternative agreement as to the confidential nature of such information. In connection with providing access to or copies of the information described in this Section 3.13(f) to current or prospective Certificateholders the form of confidentiality agreement used by the Master Servicer or the Special Servicer, as applicable, shall be: (i) in the case of a Certificateholder, an Investor Certification executed by the requesting Person indicating that such Person is a Holder of Certificates and will keep such information confidential (except that such Certificateholder may provide such information (x) to its auditors, legal counsel and regulators and (y) to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such Ownership Interest or prospective Ownership Interest and agrees to keep such information confidential)); and (ii) in the case of a prospective purchaser of Certificates or interests therein or an investment advisor related thereto, an Investor Certification indicating that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor related thereto and is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential with no further dissemination

(except that such Certificateholder may provide such information to its auditors, legal counsel and regulators). In the case of a licensed or registered investment advisor acting on behalf of a current or prospective Certificateholder, the Investor Certification shall be executed and delivered by both the investment advisor and such current or prospective Certificateholder.

Neither the Master Servicer nor the Special Servicer shall be liable for its dissemination of information in accordance with this Agreement or by others in violation of the terms of this Agreement. Neither the Master Servicer nor the Special Servicer shall be responsible or have any liability for the completeness or accuracy of the information delivered, produced or otherwise made available pursuant to this Section 3.13 unless such information was produced by the Master Servicer or the Special Servicer, as the case may be.

(g)               The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents and any other matter related to the Mortgage Loans, the related Mortgaged Properties, the related Mortgagors or any other matters relating to this Agreement or related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary in accordance with the procedures set forth in Section 3.13(c) the same day such communication takes place; provided, further that the summary of such oral communications shall not identify which Rating Agency the communication was with. The 17g-5 Information Provider shall post such written summary on the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 3.13(c).

(h)               Without limiting the Operating Advisor’s consultation rights pursuant to Section 6.08, the Special Servicer shall provide to the Operating Advisor (which may be via e-mail), prior to an Operating Advisor Consultation Event, Final Asset Status Reports and approved or deemed approved Major Decision Reporting Packages (only with respect to any Specially Serviced Loans) and after an Operating Advisor Consultation Event, Asset Status Reports and Major Decision Reporting Packages. In addition, the Special Servicer, subject to the limitations on delivery of Privileged Communications, shall provide to the Operating Advisor such reports and other information produced or otherwise available to the Directing Certificateholder (other than, prior to the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Reports that are not Final Asset Status Reports), or Certificateholders generally, requested by the Operating Advisor in support of the performance of its obligations under this Agreement in electronic format.

(i)                 The Special Servicer, subject to the limitations on delivery of Privileged Communications, shall provide to the Operating Advisor such reports and other information produced or otherwise available to the Directing Certificateholder (other than, prior to the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Reports that are not Final Asset Status Reports), or Certificateholders generally, requested by the Operating Advisor in support of the performance of its obligations under this Agreement in electronic format, to the extent such reports and other information are not otherwise available on the Certificate Administrator’s Website.

(j)                 None of the foregoing restrictions in this Section 3.13 or otherwise in this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Master Servicer, the Operating Advisor, the Asset Representations Reviewer or the Special Servicer, on the one hand, and any Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Master Servicer, the Operating Advisor, the Asset Representations Reviewer or the Special Servicer, as the case may be, (ii) such Rating Agency’s or NRSRO’s approval of the Master Servicer, the Operating Advisor, the Asset Representations Reviewer or the Special Servicer, as applicable, as a commercial mortgage master, special or primary servicer, or (iii) such Rating Agency’s or NRSRO’s evaluation of the Master Servicer’s, the Operating Advisor, the Asset Representations Reviewer’s or the Special Servicer’s, as the case may be, servicing operations in general; provided that the Master Servicer, the Operating Advisor, the Asset Representations Reviewer or the Special Servicer, as applicable, shall not provide any information relating to the Certificates or the Mortgage Loans, to any Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) Mortgagor, property and other deal specific identifiers are redacted; (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website or (z) the Rating Agency confirms that it does not intend to use such information in undertaking credit rating surveillance with respect to the Certificates; provided, however, that the Rating Agencies may use information delivered under this clause (z) for any purpose to the extent it is publicly available (unless the availability results from a breach of this Agreement) or comprised of information collected by the applicable Rating Agency from the 17g-5 Information Provider’s Website (or another 17g-5 information provider’s website that they have access to) other than pursuant to this Section 3.13(j).

(k)               The costs and expenses of compliance with this Section 3.13 by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and any other party hereto shall not be additional expenses of the Trust, but shall be borne by the applicable party hereto.

Section 3.14        Title to REO Property; REO Account. (a) If title to any Mortgaged Property is acquired (directly or through a single member limited liability company established for that purpose) and thus becomes REO Property, the deed or certificate of sale shall be issued in the name of the Trust where permitted by applicable law or regulation and consistent with customary servicing procedures, and otherwise, in the name of the Trustee or its nominee on behalf of the Certificateholders and, if applicable, on behalf of the related Companion Holders, in the case of a Serviced Companion Loan. REO Property with respect to a Non-Serviced Mortgage Loan is excluded for all purposes of this Section 3.14. The Special Servicer, on behalf of the Trust and, if applicable, the related Serviced Companion Noteholder, shall sell any REO Property prior to the close of the third calendar year following the year in which the Trust acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies for a qualifying extension of time no later than sixty (60) days prior to the close of the third calendar year in which it acquired ownership (or the period provided in the then applicable REMIC Provisions) and such extension is granted or is not denied (an “REO Extension”) by the IRS to sell such REO Property or (ii) obtains for the Trustee and the Certificate Administrator an Opinion of Counsel, addressed to the Trustee and the Certificate Administrator, to the effect that the holding by the Trust of such

REO Property subsequent to the close of the third calendar year following the year in which acquisition occurred will not cause an Adverse REMIC Event. If the Special Servicer is granted or not denied the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust payable out of the Collection Account pursuant to Section 3.05(a).

(b)               The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more REO Accounts, held on behalf of the Trustee for the benefit of the Certificateholders and, if applicable, on behalf of any related Companion Holder(s), as applicable, as their interest shall appear, and the Trustee (as holder of the Lower-Tier Regular Interests), for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within two (2) Business Days after receipt of properly identified funds, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Trustee, the Certificate Administrator, and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

(c)               The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, insuring, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) Business Days after such amounts are received and properly identified and determined to be available (or with respect to a Serviced Companion Loan, on the Business Day preceding each Serviced Whole Loan Remittance Date), the Special Servicer shall withdraw from the REO Account and remit to the Master Servicer, which shall deposit into the Collection Account (or the Companion Distribution Account, as applicable), the aggregate of all amounts received in respect of each REO Property during the most recently ended Collection Period, net of (i) any withdrawals made out of such amounts pursuant to the preceding sentence and (ii) Net Investment Earnings on amounts on deposit in the REO Account; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standard, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. In addition, on or prior to the day the Special Servicer remits funds as provided in this Section 3.14(c), the Special Servicer shall provide the Master Servicer with a written accounting of amounts remitted to the Master Servicer for deposit in the Collection Account, as applicable, on such date. The Master Servicer shall apply all such amounts as instructed by the Special Servicer on the Determination Date (or with respect to a Serviced Companion Loan, on each Serviced Whole Loan Remittance Date) for the related Distribution Date.

(d)               The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.14(b) or Section 3.14(c).

Section 3.15        Management of REO Property. (a) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property (other than any Non-Serviced Mortgaged Property) for the benefit of the Certificateholders and the related Companion Holders and the Trustee (as holder of the Lower-Tier Regular Interests) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust or any Serviced Companion Noteholder of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (and, in the case of each Serviced Whole Loan, the related Companion Holder(s)) and the Trustee (as holder of the Lower-Tier Regular Interests) all as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loan, as the case may be) (as determined by the Special Servicer in its reasonable judgment in accordance with the Servicing Standard). Notwithstanding anything to the contrary herein, REO Property with respect to a Non-Serviced Mortgage Loan is excluded for all purposes of this Section 3.15. Subject to this Section 3.15, the Special Servicer may allow the Trust or any commercial mortgage securitization that holds any Serviced Companion Loan to earn “net income from foreclosure property” within the meaning of Section 860G(d) of the Code if it determines that earning such income is in the best interests of Certificateholders and, if applicable, any related Companion Holder(s) on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than two (2) Business Days following receipt of such properly identified funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

(i)                                 all insurance premiums due and payable in respect of such REO Property;

(ii)                             all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

(iii)                         any ground rents in respect of such REO Property, if applicable; and

(iv)                          all costs and expenses necessary to maintain and lease such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, the Master Servicer (subject to receiving notice from the Special Servicer in accordance with the procedures set forth elsewhere in this Agreement) shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer’s Certificate delivered to the Trustee, the Special Servicer, the Depositor, the Certificate Administrator and the Directing Certificateholder (with respect to any Mortgage Loan other than an Excluded Loan, and prior to the occurrence and continuance of a Consultation Termination Event)) such Advances would, if made, constitute Nonrecoverable Servicing Advances.

(b)               Without limiting the generality of the foregoing, the Special Servicer shall not:

(i)                               permit the Trust to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)                            permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii)                         authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)                         Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than ninety (90) days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held for the benefit of the Trust, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

(c)               The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within ninety (90) days of the acquisition date thereof, provided that:

(i)                                 the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm’s length;

(ii)                              the fees of such Independent Contractor (which shall be an expense of the Trust) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

(iii)                          any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

(iv)                           none of the provisions of this Section 3.15(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

(v)                               the Special Servicer shall be obligated to manage and supervise such Independent Contractor in accordance with the Servicing Standard.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

(d)               When and as necessary, the Special Servicer shall send to the Trustee, the Certificate Administrator and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Section 3.15(a) and Section 3.15(b).

Section 3.16        Sale of Defaulted Loans and REO Properties. (a) (i) Within thirty (30) days after a Defaulted Loan has become a Specially Serviced Loan, the Special Servicer shall order (but shall not be required to have received) an Appraisal and within thirty (30) days of receipt of the Appraisal shall determine the fair value of such Defaulted Loan in accordance with the Servicing Standard; provided, however, that if the Special Servicer is then in the process of obtaining an Appraisal with respect to the related Mortgaged Property, the Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such an Appraisal. The Special Servicer may, from time to time, adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with a review of such circumstances and new information in accordance with the Servicing Standard including, without limitation, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy; provided that the Special Servicer shall promptly notify the Master Servicer in writing of the initial fair value determination and any adjustment to its fair value determination.

(ii)                              If any Mortgage Loan or Serviced Companion Loan subject to an Intercreditor Agreement is a Specially Serviced Loan or to the extent otherwise required pursuant to the terms of the related Intercreditor Agreement, then the Special Servicer shall promptly notify in writing the Master Servicer, any related Companion Holder and any related mezzanine lender, as applicable, of any events requiring notice under the Intercreditor Agreement in accordance with the terms thereof. Thereafter, any related Companion Holder and related mezzanine lender, as applicable, shall, notwithstanding anything in this Section 3.16 to the contrary, have the option to purchase the related Mortgage Loan and cure defaults relating thereto as and to the extent set forth in the related Intercreditor Agreement.

(iii)                           If any Mortgage Loan not subject to an Intercreditor Agreement becomes a Specially Serviced Loan, or if the related Companion Holder or related mezzanine lender, as applicable, for any such Mortgage Loan subject to an Intercreditor Agreement has not previously exercised the option to purchase the Mortgage Loan pursuant to the previous paragraph, the Special Servicer shall use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis, if and when the Special Servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements (including by way of a discounted pay-off) can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Certificateholders and, if applicable, the related Companion Holder (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Companion Loan). In the case of a Non-Serviced Mortgage Loan, to the extent permitted under the related Intercreditor Agreement, and such Non-Serviced Mortgage Loan is not sold together with the Non-Serviced Companion Loan by the Non-Serviced Special Servicer, the Special Servicer shall be entitled to sell with respect to any Mortgage Loan other than an Excluded Loan (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing, provided such Non-Serviced Mortgage Loan is not an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee), the Special Servicer shall be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. The Special Servicer is required to give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the Serviced AB Whole Loan Controlling Holder with respect to any Serviced AB Whole Loan prior to an AB Control Appraisal Period (in the case of the Directing Certificateholder, other than in respect of any Excluded Loan as to such party) not less than ten (10) days’ prior written notice of its intention to sell any Defaulted Loan. In the absence of a cash offer at least equal to the Purchase Price, the Special Servicer may purchase the Defaulted Loan for the Purchase Price or may accept the first cash offer received from any Person that constitutes a fair price for the Defaulted Loan.

(iv)                          (A) In the case of a Specially Serviced Loan as to which a default has occurred and is continuing, in the absence of any offer at least equal to the Purchase Price pursuant to clause (iii) above (or purchase by the Special Servicer for such price), the Special Servicer shall solicit offers and, subject to sub-clause (B) below, accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for such Specially Serviced Loan, if the offeror is a Person other than an Interested Person. In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any Defaulted Loan or REO Property, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior three (3)

months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. If the offeror is an Interested Person (provided that the Trustee may not be an offeror), the Trustee shall determine whether the offer constitutes a fair price unless such offer by an Interested Person (i) is equal to or greater than the applicable Purchase Price and (ii) is the highest offer received. Absent an offer at least equal to the Purchase Price, no offer from an Interested Person shall constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the Trustee shall rely on the most recent Appraisal (or update of such Appraisal) of the related Mortgaged Property conducted in accordance with this Agreement within the preceding nine (9) month period or, in the absence of any such Appraisal, on a new Appraisal. Except as provided in the following paragraph, the cost of any Appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the Master Servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee must (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the Trustee designates such a third party to make such determination, the Trustee shall be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all Appraisals, inspection reports and broker opinions of value incurred by any such third party shall be covered by, and shall be reimbursable by, the Interested Person; provided that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The Special Servicer shall use efforts consistent with the Servicing Standard to collect payment from such Interested Person. If such expense is not paid by the applicable Interested Person within thirty (30) days of demand for payment, such expense shall be reimbursable to the Trustee by the Master Servicer as a Servicing Advance but the Special Servicer shall continue to use efforts consistent with the Servicing Standard to collect such amounts from the applicable Interested Person. Neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any Defaulted Loan.

(B)              The Special Servicer will not be obligated to accept the highest offer if the Special Servicer determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) subject, to the limitations on consultation set forth in and in accordance with Section 6.08(a) and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that the rejection of such offer would be in the best interests of the Holders of Certificates and, in the case of a sale of a Serviced

Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder (as a collective whole, as if such Certificateholders and, if applicable, the related Companion Holder constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). In addition, the Special Servicer may accept a lower offer from any Person other than an Affiliate of the Special Servicer if it determines, in its reasonable judgment consistent with the Servicing Standard, that the acceptance of such offer would be in the best interests of the Holders of Certificates and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder (as a collective whole, as if such Certificateholders and, if applicable, the related Companion Holder constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable); provided that the offeror is not the Special Servicer or a Person that is an Affiliate of the Special Servicer. The Special Servicer shall use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date. For the avoidance of doubt, the Trustee shall have no obligation to make any fair value determination, to the extent required to do so pursuant to this Section 3.16, on the basis of anything other than the related Appraisal.

(v)                              Unless and until any Specially Serviced Loan is sold pursuant to this Section 3.16(a), the Special Servicer shall pursue such other resolution strategies with respect to such Specially Serviced Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate, consistent with the Asset Status Report and the Servicing Standard and the REMIC Provisions.

(b)               (i) (A) The Special Servicer may purchase any REO Property at the Purchase Price therefor (in the case of a Serviced Whole Loan, such purchase shall be a purchase of the entire REO Property, including the portion relating to the related Companion Loan). The Special Servicer may also offer to sell to any Person any REO Property (in the case of a Serviced Whole Loan, such sale shall be a sale of the entire REO Property, including the portion relating to the related Companion Loan), if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interest of the Trust and the related Companion Holders. The Special Servicer shall give the Trustee, the Master Servicer, each Companion Holder, the Certificate Administrator and the Directing Certificateholder (in the case of the Directing Certificateholder, in respect of any Mortgage Loan other than an Excluded Loan as to such party, prior to the occurrence and continuance of a Consultation Termination Event), not less than ten (10) days’ prior written notice of its intention to (i) purchase any REO Property at the Purchase Price therefor (including a calculation of the Purchase Price) or (ii) sell any REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any REO Property in an amount at least equal to the Purchase Price therefor. To the extent permitted by applicable law, and subject to the Servicing Standard, the Master Servicer, an Affiliate of the Master Servicer, the Special Servicer or an Affiliate of the Special Servicer, or an employee of either of them may act as broker in connection with the sale of any REO Property and may retain from the proceeds of such sale a brokerage commission that does not exceed the commission that would have been earned by an independent broker pursuant to a brokerage agreement entered into at arm’s length.

(B)              In the absence of any such offer as set forth in sub-clause (A) above, the Special Servicer shall, subject to sub-clause (C) below, accept the highest offer for such REO Property received from any Person that is determined to be a fair price (1) by the Special Servicer, if the highest offeror is a Person other than an Interested Person, or (2) by the Trustee, if the highest offeror is an Interested Person unless such offer by an Interested Person (i) is equal to or greater than the applicable Purchase Price and (ii) is the highest offer received; provided, however, that absent an offer at least equal to the Purchase Price, no offer from an Interested Person shall constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any REO Property pursuant hereto.

(C)              The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the related Companion Holder, and in either case, as a collective whole (taking into account the subordinate or pari passu nature of any Serviced Companion Loans). In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the related Companion Holder, and in either case, as a collective whole (taking into account the subordinate or pari passu nature of any Serviced Companion Loans) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable); provided that the offeror is not the Special Servicer or a Person that is an Affiliate of the Special Servicer.

(D)             In determining whether any offer received from an Interested Person represents a fair price for any REO Property, the Trustee shall obtain and may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee in connection with making such determination. The reasonable cost of such Independent appraiser or other Independent expert shall be an expense of the offering Interested Person purchaser. The reasonable fees and costs of all Appraisals, inspection reports and broker opinions of value incurred by any such third party shall be covered by, and shall be reimbursable, from the offering Interested Person and the Special Servicer shall use efforts consistent with the Servicing Standard to collect payment from such Interested Person. If such expense is not paid by the applicable Interested Person within thirty (30) days of demand for payment, such expense shall be reimbursable to the Trustee by the Master Servicer as a Servicing Advance but the Special Servicer shall continue to use efforts consistent with the Servicing Standard to collect such amounts from the applicable Interested Person. In determining whether any offer constitutes a fair price for any REO Property, the Special Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the physical condition of such REO Property, the state of the local economy and the Trust’s obligation to comply with REMIC Provisions.

(ii)                             Subject to the Servicing Standard, the Special Servicer shall act on behalf of the Trust and the related Companion Holders in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, including the collection of all amounts payable in connection therewith. A sale of any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Trust (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust) and, if consummated in accordance with the terms of this Agreement, none of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Trustee shall have any liability to the Trust or any Certificateholder or related Companion Holder (if applicable) with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(c)               Any sale of a Defaulted Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

(d)               With respect to each Serviced Pari Passu Whole Loan, pursuant to the terms of the related Intercreditor Agreement and this Agreement, if the related Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the Special Servicer determines to sell the related Mortgage Loan that has become a Defaulted Loan in accordance with this Section 3.16, then the Special Servicer shall sell the related Serviced Pari Passu Companion Loan together with such Mortgage Loan as one whole loan and shall require that all offers be submitted to the Special Servicer in writing. To the extent a determination is required to be made hereunder as to whether any cash offer constitutes a fair price for a Serviced Whole Loan, such determination shall be made by the Special Servicer unless the offeror is an Interested Person and by the Trustee if the offeror is an Interested Person. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the related Mortgage Loan together with the related Serviced Pari Passu Companion Loan(s) if it becomes a defaulted Whole Loan without the written consent of the holder of the related Serviced Pari Passu Companion Loan (provided that such consent is not required if the holder of the Serviced Pari Passu Companion Loan is the Mortgagor or an Affiliate of the Mortgagor) unless the Special Servicer has delivered to the holder of the related Serviced Pari Passu Companion Loan: (a) at least fifteen (15) Business Days prior written notice of any decision to attempt to sell such Serviced Whole Loan; (b) at least ten (10) days prior to the permitted sale date, a copy of each bid package (together with any amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent Appraisal for such Serviced Pari Passu Whole Loan, and any documents in the servicing file reasonably requested by the holder of the related Serviced Pari Passu Companion Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale. The holder of the related Serviced Pari Passu Companion Loan (or its representative) will be permitted to submit an offer at any sale of such Whole Loan; however, the related Mortgagor and its agents and Affiliates shall not be permitted to submit an offer at such sale. Notwithstanding the foregoing, with respect to each Serviced Whole Loan, the holder of the related Companion Loan may waive any of the delivery or timing requirements set forth in this paragraph with respect to the related Whole Loan. If the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the offering Interested Person purchaser) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing loans similar to the subject Mortgage Loan, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan. The Trustee shall act in a commercially reasonable manner in making such determination. If the Trustee designates such a third party to make such determination, the Trustee shall be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party shall be covered by, and shall be reimbursable, from the offering Interested Person and the Special Servicer shall use efforts consistent with the Servicing Standard to collect payment from such Interested Person. If such expense is not paid by the applicable Interested Person within thirty (30) days of demand for payment, such expense shall be reimbursable to the Trustee by the Master Servicer as a Servicing Advance but the Special Servicer shall continue to use efforts consistent with the Servicing Standard to collect such amounts from the applicable Interested Person.

(e)               (i) Notwithstanding anything in this Section 3.16 to the contrary, with respect to each Serviced AB Whole Loan, pursuant to the terms of the related Intercreditor Agreement, the related Subordinate Companion Holder will have the right to purchase the related Mortgage Loan or related REO Property, as applicable. Such right of such Subordinate Companion Holder shall be given priority over any provision described in this Section 3.16 as and to the extent set forth in the related Intercreditor Agreement. If the related Mortgage Loan or related REO Property is purchased by such Subordinate Companion Holder, repurchased by the applicable Mortgage Loan Seller or otherwise ceases to be subject to this Agreement, the related AB Subordinate Companion Loan will no longer be subject to this Agreement. In addition, with respect to any Serviced AB Whole Loan, pursuant to the terms of the related Intercreditor Agreement and this Agreement, if the related Serviced AB Whole Loan becomes a Defaulted Loan, and if the Special Servicer determines to sell the related Mortgage Loan that has become a Defaulted Loan in accordance with this Section 3.16, then the Special Servicer is not required to sell the related Subordinate Companion Loan(s) together with such Mortgage Loan as one whole loan. If no Control Appraisal Period exists, the Special Servicer may not sell the Subordinate Companion Loan(s) without the prior consent of the holder of the Subordinate Companion Loan(s). If a Control Appraisal Period is continuing, the Special Servicer has the right (but not the obligation) to sell the Subordinate Companion Loan(s) without the consent of the holder of the Subordinate Companion Loan(s).

(ii)                             Notwithstanding anything in this Section 3.16 to the contrary, any mezzanine lender will have the right to purchase the related Mortgage Loan or REO Property, as applicable, and cure defaults relating thereto, as and to the extent set forth in the related Intercreditor Agreement.

(f)                Unless otherwise provided in an Intercreditor Agreement the sale of any Mortgage Loan pursuant to this Section 3.16 will be on a servicing released basis.

(g)               In the event the Master Servicer or the Special Servicer has the right to purchase any Companion Loan on behalf of the Trust pursuant to the related Intercreditor Agreement, neither the Master Servicer nor the Special Servicer shall exercise such right.

Section 3.17        Additional Obligations of Master Servicer and Special Servicer. (a)  The Master Servicer shall deliver all Compensating Interest Payments (other than the portion of any Compensating Interest Payment allocated to a Serviced Pari Passu Companion Loan) to the Certificate Administrator for deposit in the Lower-Tier REMIC Distribution Account on each P&I Advance Date, without any right of reimbursement therefor. The Master Servicer shall deliver the portion of any Compensating Interest Payment allocated to a Serviced Pari Passu Companion Loan to the Companion Paying Agent for deposit in the Companion Distribution Account on each P&I Advance Date, without any right of reimbursement therefor.

(b)               The Master Servicer or the Special Servicer, as applicable, shall provide to each Serviced Companion Noteholder any reports or notices required to be delivered to such Serviced Companion Noteholder pursuant to the related Intercreditor Agreement.

(c)               Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans deposited in the Collection Account and available for distribution on the next Distribution Date, the Master Servicer or the Trustee, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.05(a)(v) immediately, as an accommodation may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the one month collection period ending on the then-current Determination Date, for successive one-month periods for a total period not to exceed twelve (12) months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding six (6) months shall require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder), and any election to so defer or not to defer shall be deemed to be in accordance with the Servicing Standard. If the Master Servicer or the Trustee makes such an election at its sole option and in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent collection period (subject, again, to the same sole option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by the Master Servicer or the Trustee to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one month collection period ending on the related Determination Date for any Distribution Date, the Master Servicer or the Trustee shall further be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof; provided, however, that if, at any time the Master Servicer or the Trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one-month collection period will exceed the full amount of the principal portion of general collections on or in respect of Mortgage Loans deposited in the Collection Account for such Distribution Date, then the Master Servicer or the Trustee, as applicable, shall use its reasonable efforts to give the 17g-5 Information Provider fifteen (15) days’ notice of such determination for posting on the 17g-5 Information Provider’s Website pursuant to Section 3.13(c), unless extraordinary circumstances make such notice impractical, which shall mean that (i) the Master Servicer or the Trustee, as the case may be, determines in its sole discretion that waiting fifteen (15) days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (ii) changed circumstances or new or different information becomes known to the Master Servicer or the Trustee, as the case may be, that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (i) above, or (iii) in the case of the Master Servicer, it has not timely received from the Trustee information required by the Master Servicer to determine whether to defer reimbursement for a Nonrecoverable Advance. If any of the circumstances described in clause (i), (ii) or (iii) of the foregoing sentence apply, the Master Servicer or Trustee, as applicable, shall give the 17g-5 Information Provider a notice for posting of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give notice as required by the preceding or second preceding sentence shall in no way affect the Master Servicer’s or the Trustee’s election whether to refrain from obtaining such reimbursement or right to obtain such reimbursement as described in this Section 3.17(c). Nothing herein shall give the Master Servicer or the Trustee the right to defer reimbursement of a Nonrecoverable Advance to the extent of any principal collections then available in the Collection Account pursuant to Section 3.05(a)(v). The Master Servicer or the Trustee, as the case may be, shall have no liability for any loss, liability or expenses resulting from any notice provided to the Rating Agencies contemplated by this Section 3.17(c).

The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this Section 3.17(c) or to comply with the terms of this Section 3.17(c) and the other provisions of this Agreement that apply once such an election, if any, has been made; provided, however, that the fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders shall not, with respect to the Master Servicer or the Special Servicer, as applicable, constitute a violation of the Servicing Standard and/or with respect to the Trustee (solely in its capacity as Trustee), constitute a violation of any fiduciary duty to Certificateholders or any contractual obligation hereunder. If the Master Servicer or the Trustee, as the case may be, determines, in its sole discretion, to fully recover the Nonrecoverable Advances immediately instead of deferring such reimbursement, then the Master Servicer or the Trustee, as applicable, shall be entitled to immediate reimbursement of Nonrecoverable Advances with interest thereon at the Reimbursement Rate from all amounts in the Collection Account for such Distribution Date (deemed first from principal and then interest). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more collection periods shall not limit the accrual of interest at the Reimbursement Rate on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. The Master Servicer’s or the Trustee’s, as the case may be, agreement to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of the Master Servicer or the Trustee, as applicable, or a right of the Certificateholders. Nothing herein shall be deemed to create in the Certificateholders a right to prior payment of distributions over the Master Servicer’s or the Trustee’s, as applicable, right to reimbursement for Advances (deferred or otherwise) and accrued interest thereon. In all events, the decision to defer reimbursement or to seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard and none of the Master Servicer, the Trustee or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any of the Companion Holders for any such election that such party makes as contemplated by this Section 3.17(c) or for any losses, damages or other adverse economic or other effects that may arise from such an election, nor shall such election constitute a violation of the Servicing Standard or any duty under this Agreement. Neither the Master Servicer nor the Trustee shall have any liability whatsoever for making an election, or refraining from making an election, that is authorized under this Section 3.17(c).

No determination by the Master Servicer (or the Trustee, as applicable) to exercise its sole option to defer the reimbursement of Advances and/or interest thereon under this section shall be construed as an agreement by the Master Servicer (or the Trustee, as applicable) to subordinate (in respect of realizing losses), to any Class of Certificates, such party’s right to such reimbursement during such period of deferral.

With respect to any modification or amendment of any Intercreditor Agreement related to a Serviced Whole Loan (to the extent received), the Master Servicer or the Special Servicer, as applicable, shall provide to the 17g-5 Information Provider a copy of any such modification or amendment, which the 17g-5 Information Provider shall promptly post on the 17g-5 Information Provider’s Website in accordance with Section 3.13(c).

(d)               With respect to any Mortgage Loan (or Serviced Whole Loan), if the related loan documents permit the lender to (but do not require the lender to), at its option, prior to an event of default under the related Mortgage Loan (or Serviced Whole Loan), apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, the Master Servicer or the Special Servicer, as the case may be, may not apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account, unless not applying those amounts as a prepayment would be a violation of the Servicing Standard. Such amount may be used, if permitted under the loan documents, to defease the loan, or may be used to prepay the Mortgage Loan (or Serviced Whole Loan), or for other purpose consistent with the Servicing Standard and the loan documents, upon a subsequent default.

(e)               Within one (1) Business Day after the execution of any amendment or modification of any Intercreditor Agreement, the Master Servicer or the Special Servicer, as the case may be, shall provide to the Certificate Administrator a copy of any such modification or amendment of any Intercreditor Agreement, and such amendment or modification shall be a Reportable Event.

Section 3.18        Modifications, Waivers, Amendments and Consents. (a)  The Special Servicer shall process waivers, modifications, amendments and consents with respect to Specially Serviced Loans and all such matters that involve a Major Decision or Special Servicer Decision for all Mortgage Loans (and any related Serviced Companion Loan) that are not Specially Serviced Loans, and the Master Servicer shall process waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is not a Specially Serviced Loan and does not involve a Major Decision or Special Servicer Decision. Except as set forth in Section 3.08(a), Section 3.08(b), this Section 3.18(a), Section 3.18(d), Section 3.18(h), Section 3.18(i) and Section 6.08, but subject to any other conditions set forth thereunder (including, without limitation, the Special Servicer’s processing and/or consent rights pursuant to this subsection (a) with respect to any modification, waiver or amendment that constitutes a Special Servicer Decision or a Major Decision) and, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan (and with respect to any Serviced Whole Loan, subject to the rights of the related Companion Holder, as applicable, to advise or consult with the Master Servicer or the Special Servicer, as applicable, with respect to, or to consent to, a modification, waiver or amendment, in each case, pursuant to the terms of the related Intercreditor Agreement), the Master Servicer shall not provide any consent or make any decision, including agreeing to any modification, waiver or amendment to the terms of a Mortgage Loan and/or related Companion Loan unless such consent or decision constitutes a Master Servicer Decision, unless, with respect to a Major Decision or Special Servicer Decision, the Master Servicer and the Special Servicer mutually agree with respect to a Non-Specially Serviced Loan that the Master Servicer shall process such request but in all events subject to the prior written consent or deemed consent of the Special Servicer, which consent shall be deemed given if the Special Servicer does not respond within ten (10) days of delivery to the Special Servicer of the Master Servicer’s written recommendations and analysis, and all information that is in the Master Servicer’s possession reasonably requested by the Special Servicer in order to grant or withhold such consent, plus the time period provided to any Serviced Companion Noteholder under the related Intercreditor Agreement to consent to such Major Decision). Subject to Section 6.08, the Special Servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable; and provided, further, that no extension, modification, waiver, amendment or forbearance or any other action that would have the effect of an extension entered into pursuant to this Section 3.18(a) shall extend the Maturity Date beyond the earlier of (i) five (5) years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured solely or primarily by a leasehold estate and not also the related fee interest, the date twenty (20) years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the Ground Lease, ten (10) years, prior to the expiration of such leasehold estate. If such extension would extend the Maturity Date of such Mortgage Loan and/or related Companion Loan for more than twelve (12) months from and after the original Maturity Date of such Mortgage Loan and/or related Companion Loan and such Mortgage Loan and/or related Companion Loan is not in default or default with respect thereto is not reasonably foreseeable, prior to any such extension, (1) the Master Servicer or the Special Servicer (whichever is processing such action) shall provide the Trustee, the Certificate Administrator, the Special Servicer or the Master Servicer (as

applicable), the Operating Advisor and the Directing Certificateholder (in the case of the Directing Certificateholder, (i) prior to the occurrence and continuance of a Consultation Termination Event and (ii) other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), with an Opinion of Counsel (at the expense of the related Mortgagor to the extent permitted under the Mortgage Loan documents and, if not required or permitted to be paid by the Mortgagor, to be paid as an expense of the Trust in accordance with Section 3.11(d)) that such extension would not constitute a “significant modification” of the Mortgage Loan and/or Serviced Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (2) subject to the Servicing Standard, (w) prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan, obtain the consent (or deemed consent) of the Directing Certificateholder, (x) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, consult with the Directing Certificateholder and (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the Special Servicer having consulted with the Operating Advisor if and to the extent required pursuant to Section 6.08(a).

In the event the Special Servicer receives no response from the Directing Certificateholder within ten (10) days following its written request for input on any required consultation, the Special Servicer shall not be obligated to consult with the Directing Certificateholder, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond shall not relieve the Special Servicer or the Master Servicer, as applicable, from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan. In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the Special Servicer shall also consult with the Operating Advisor in connection with any proposed Major Decision (and any other actions which otherwise require consultation with the Operating Advisor after the occurrence and during the continuance of an Operating Advisor Consultation Event hereunder) and consider alternative actions recommended by the Operating Advisor, in respect thereof, provided that such consultation is on a non-binding basis. In the event that the Special Servicer receives no response from the Operating Advisor within ten (10) Business Days following the later of (i) its written request for input (which request shall include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the Operating Advisor related to the subject matter of such consultation, the Special Servicer shall not be obligated to consult with the Operating Advisor on the specific matter; provided, however, that the failure of the Operating Advisor to respond on any specific matters shall not relieve the Special Servicer from its obligation to consult with the Operating Advisor on any future matter with respect to the applicable Mortgage Loan or any other Mortgage Loan. Notwithstanding anything herein to the contrary, with respect to any Excluded Loan (regardless of whether a Control Termination Event, a Consultation Termination Event or an Operating Advisor Consultation Event has occurred and is continuing), the Special Servicer shall consult with the Operating Advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the Operating Advisor, in respect thereof, in accordance with the procedures set forth in this Section 6.08(a) for consulting with the Operating Advisor.

In connection with any Major Decision processed by the Special Servicer, the Special Servicer will provide any final Major Decision Reporting Package prepared by it to the Master Servicer promptly after the Directing Certificateholder’s approval of such final Major Decision Reporting Package.

Notwithstanding the foregoing, subject to the rights of the related Companion Holder to advise the Master Servicer with respect to, or consent to, such modification, waiver or amendment pursuant to the terms of the related Intercreditor Agreement, and subject to the Special Servicer’s processing and/or consent rights pursuant to this subsection (a), the Master Servicer, with respect to Non-Specially Serviced Loans, without the consent of or consultation with the Special Servicer or the Directing Certificateholder, may modify or amend the terms of any Non-Specially Serviced Loan and/or related Serviced Companion Loan in order to (i) cure any ambiguity or mistake therein or (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error; provided that, if the Mortgage Loan (other than any Non-Serviced Mortgage Loan) and/or related Serviced Companion Loan is not in default or default with respect thereto is not reasonably foreseeable, such modification or amendment would not be a “significant modification” of the Mortgage Loan and/or related Serviced Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

Subject to Section 6.08, applicable law and the Mortgage Loan and/or related Serviced Companion Loan documents, neither the Master Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) for one or more other parcels of real property at any time the Mortgage Loan and/or related Serviced Companion Loan is not in default pursuant to the terms of the related Mortgage Loan and/or related Serviced Companion Loan documents or default with respect thereto is not reasonably foreseeable unless (i) the Master Servicer or the Special Servicer, as the case may be, obtains Rating Agency Confirmation from each Rating Agency (and delivers such Rating Agency Confirmation to the Directing Certificateholder, if permitted by the applicable Rating Agency) and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25) and (ii) such substitution would not be a “significant modification” of the Mortgage Loan and/or related Serviced Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause an Adverse REMIC Event (and the Master Servicer or the Special Servicer, as the case may be, may obtain and rely upon an Opinion of Counsel (at the expense of the related Mortgagor if not prohibited by the terms of the related Mortgage Loan documents, and if so prohibited, at the expense of the Trust) with respect thereto).

In addition, the Special Servicer shall be entitled to review and approve any calculations (including, but not limited to, debt yield and debt service coverage ratio calculations) made by the Master Servicer that would result in (i) the commencement or termination of a cash trap or lease sweep period with respect to any Mortgage Loan, (ii) the removal of a property manager of a Mortgaged Property, (iii) the allocation of casualty or condemnation Proceeds, or (iv) the release of any reserve to a Mortgagor if such release would constitute a Major Decision. In connection with the foregoing, the Master Servicer shall forward any such calculation to the

Special Servicer and provide any information that the Special Servicer reasonably requests in order to recalculate and review such calculation. With respect to any such calculation, if the Special Servicer fails to respond within ten (10) Business Days after receipt of such calculation and requested information (if any) referred to above, then such calculation will be deemed to have been approved by the Special Servicer. In the event the Special Servicer disagrees with any such calculation made by the Master Servicer (including any inputs), then the Master Servicer and the Special Servicer shall use reasonable efforts to reconcile their calculations; provided that, if the Master Servicer and the Special Servicer are unable to reconcile their calculations within five (5) Business Days after identifying such disagreement, then the Special Servicer’s calculation shall control.

(b)               If the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Mortgage Loan (other than any Non-Serviced Mortgage Loan) and/or related Serviced Companion Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan (or any Non-Specially Serviced Loan with respect to which such determination derives from the Special Servicer’s consideration of a Major Decision or Special Servicer Decision that is subject to its processing and/or consent rights pursuant to Section 3.18(a)) with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable (as evidenced by an Officer’s Certificate of the Special Servicer), is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the Trust and, if applicable, the Companion Holders, as the holders of the related Serviced Companion Loan, than liquidation of such Specially Serviced Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of such Specially Serviced Loan, subject to (v) the provisions of this Section 3.18(b) and Section 3.18(c), (w) with respect to any Major Decision, other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, with the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) as provided in Section 6.08, (x) after the occurrence and during the continuance of an Operating Advisor Consultation Event, consultation with the Operating Advisor if and to the extent required pursuant to Section 6.08(a), (y) with respect to any Serviced AB Whole Loan, any rights of the related Serviced AB Whole Loan Controlling Holder to consent to such modification, waiver or amendment and (z) additionally, with respect to a Serviced Whole Loan, the rights of the related Serviced Companion Noteholder or with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) with mezzanine debt, the rights of the related mezzanine lender, to advise or consult with the Special Servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related Intercreditor Agreement or mezzanine intercreditor agreement, as applicable; provided that with respect to any Serviced AB Whole Loan, prior to the occurrence and continuance of a related AB Control Appraisal Period, the related Serviced AB Whole Loan Controlling Holder will be required to the extent set forth in the related Intercreditor Agreement and the Directing Certificateholder shall have no consent or consultation rights regarding the matter; provided, further, that in the case of any release or substitution of collateral (other than a defeasance), the Special Servicer shall have obtained an Opinion of Counsel that such release or substitution would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause an Adverse REMIC Event. Notwithstanding anything herein to the contrary, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the Special Servicer shall consult with the Operating Advisor (telephonically or electronically), on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing or for which its consent is required and consider alternative actions recommended by the Operating Advisor, in respect thereof, in accordance with the procedures set forth in Section 6.08 for consulting with the Operating Advisor.

The Master Servicer, prior to taking any action with respect to any Major Decision or any Special Servicer Decision, shall refer the request to the Special Servicer. The Special Servicer shall process the request directly (other than any Major Decision described in subclauses (A) and (B) of clause (xiii) of the definition of “Major Decision” with respect to a Non-Specially Serviced Loan, which shall be processed by the Master Servicer subject to the consent rights of the Special Servicer). However, if the Master Servicer and Special Servicer mutually agree that the Master Servicer shall process such request, the Master Servicer shall prepare and submit its written analysis and recommendation to the Special Servicer with all information that is in the Master Servicer’s possession that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer may approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision.

In connection with (i) the release of a Mortgaged Property (other than any Non-Serviced Mortgaged Property), or any portion of such Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than any Non-Serviced Mortgaged Property), or any portion of such Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the Master Servicer or the Special Servicer, as the case may be, to calculate (or to approve the calculation of the related Mortgagor of) the LTV Ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall, unless then permitted by the REMIC Provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the LTV Ratio as calculated is greater than 125%, the Master Servicer or the Special Servicer, as the case may be, shall require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or successor provisions, unless the related Mortgagor provides an Opinion of Counsel that if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The Special Servicer shall use its reasonable efforts to the extent reasonably possible to cause each Specially Serviced Loan to fully amortize prior to the Rated Final Distribution Date and shall not agree to a modification, waiver, amendment, forbearance or other action that would have the effect of an extension of any term of any Specially Serviced Loan if such modification, waiver, amendment, forbearance or other action would (1) extend the Maturity Date of any such Specially Serviced Loan to a date occurring later than the earlier of (a) five (5) years prior to the Rated Final Distribution Date and (b) if such Specially Serviced Loan is secured solely or primarily by a leasehold estate and not also the related fee interest, the date occurring twenty (20) years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the Ground Lease and, (A) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) pursuant to Section 6.08 and (B) after the occurrence and during the continuance of an Operating Advisor Consultation Event, after consulting with the Operating Advisor if and to the extent required pursuant to Section 6.08(a), ten (10) years prior to the expiration of such leasehold estate (including any options to extend such leasehold estate exercisable unilaterally by the related Mortgagor), or (2) provide for the deferral of interest unless interest accrues on the related Mortgage Loan, or Serviced Whole Loan generally at the related Mortgage Rate.

(c)               Any provision of this Section 3.18 to the contrary notwithstanding, except when a Mortgage Loan and/or Companion Loan is in default or default with respect thereto is reasonably foreseeable, no fee described in this Section 3.18 shall be collected by the Master Servicer or the Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of a Mortgage Loan or Companion Loan, as applicable (unless the amount thereof is specified in the related Mortgage Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a “significant modification” of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).

(d)               To the extent consistent with this Agreement (including, without limitation, the first sentence of Section 3.18(a), and Section 6.08), the Master Servicer (subject to the Special Servicer’s consent rights pursuant to Section 3.18(a) if any such waiver, modification or amendment constitutes a Major Decision or Special Servicer Decision) or the Special Servicer may, consistent with the Servicing Standard, agree to any waiver, modification or amendment of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable only if the contemplated waiver, modification or amendment (i) will not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) , (ii) cause either Trust REMIC to fail to qualify as a REMIC or (iii) result in the imposition of a tax upon the Trust Fund or either Trust REMIC. In making this determination, the Master Servicer or the Special Servicer may obtain and rely upon (and shall provide to the Trustee and the Certificate Administrator if obtained) an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid out of the Collection Account pursuant to Section 3.05(a); provided that the Master Servicer or the Special Servicer, as the case may be, shall use its reasonable efforts to collect such fee from the Mortgagor or such other Person to the extent permitted under the related Mortgage Loan documents). Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer may waive the payment of any Prepayment Premium or Yield Maintenance Charge or the requirement that any prepayment of a Mortgage Loan be made on a Due Date, or if not made on a Due Date, be accompanied by all interest that would be due on the next Due Date with respect to any Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

(e)               Subject to Section 3.18(c), the Master Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification (including extensions), waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer’s or the Special Servicer’s, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Companion Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Master Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request; provided that the charging of such fee is not a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

(f)                All modifications (including extensions), waivers and amendments of the Mortgage Loans and/or Companion Loans entered into pursuant to this Section 3.18 shall be in writing, signed by the Master Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Mortgage Loan, if such guarantor’s signature is required by the Special Servicer in accordance with the Servicing Standard).

(g)               With respect to any modification, waiver, amendment or consent for which it is responsible for processing pursuant to Section 3.18, the Special Servicer shall notify the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor (during an Operating Advisor Consultation Event), the Directing Certificateholder (in the case of the Directing Certificateholder, other than following the occurrence and continuance of a Consultation Termination Event, and in the case of the Directing Certificateholder, other than with respect to any Excluded Loan), the applicable Companion Holder (unless, with respect to a Serviced AB Whole Loan Controlling Holder, an AB Control Appraisal Period has occurred, if applicable), the related Mortgage Loan Seller (if such Mortgage Loan Seller is not the Master Servicer or Sub-Servicer of such Mortgage Loan or the Directing Certificateholder) and the 17g-5 Information Provider (which shall promptly post such notice on the 17g-5 Information Provider’s Website in accordance with Section 3.13(c)) in writing of any modification, waiver, amendment or consent (in each case, after it is finalized and executed) of any term of any Mortgage Loan or Companion Loan that is modified, waived or amended and the date thereof. With respect to any modification, waiver, amendment or consent (in each case, after it is finalized and executed) for which it is responsible for processing pursuant to this Section 3.18, the Master Servicer shall provide written notice of any such modification, waiver, amendment or consent to the Trustee, the Certificate Administrator, the Special Servicer (and, unless a Consultation Termination Event has occurred and is continuing, the Special Servicer shall forward any such notice to the Directing Certificateholder (other than with respect to an Excluded Controlling Class Loan)), the applicable Companion Holder (unless, with respect to a Serviced AB Whole Loan Controlling Holder, an AB Control Appraisal Period has occurred, if applicable) and the related Mortgage Loan Seller (so long as such Mortgage Loan Seller is not the Master Servicer or Sub-Servicer of such Mortgage Loan or the Directing Certificateholder) and the 17g-5 Information Provider (which shall promptly post such notice on the 17g-5 Information Provider’s Website in accordance with Section 3.13(c)). The party responsible for delivering notice shall deliver to the Custodian with a copy to the Master Servicer (if such notice is being delivered by the Special Servicer) for deposit in the related

Mortgage File, an original counterpart of the agreement relating to such modification, waiver, amendment or consent, promptly (and in any event within ten (10) Business Days) following the execution thereof, with a copy to the applicable Companion Holder, if any. Following receipt of the Master Servicer’s or the Special Servicer’s, as the case may be, delivery of the aforesaid modification, waiver, amendment or consent to the Certificate Administrator, the Certificate Administrator shall forward a copy thereof to each Holder of a Certificate (other than the Class R Certificates). With respect to the processing of any modification, waiver or consent related to any Mortgagor incurring Additional Secured Debt or mezzanine debt, the Special Servicer (if the Special Servicer processes such modification, waiver or consent pursuant to Section 3.18(a)) shall, on or before the later of (i) 3:00 p.m. on the related P&I Advance Date and (ii) five (5) Business Days immediately following the Master Servicer or the Special Servicer, as the case may be, obtaining actual knowledge of the incurrence of such Additional Secured Debt or mezzanine debt, deliver notice of the Mortgagor’s incurrence of such debt, substantially in the form of Exhibit KK, to !nacctsecnotifications@computershare.com and an Additional Disclosure Notification in the form attached hereto as Exhibit EE. The notice contemplated in the preceding sentence shall set forth, to the extent the Special Servicer or the Master Servicer, as the case may be, has the requisite information or can reasonably obtain such information, (1) the amount of Additional Secured Debt that was incurred in the related Collection Period, (2) the total Debt Service Coverage Ratio calculated on the basis of such Mortgage Loan and Additional Secured Debt, and (3) the aggregate LTV Ratio calculated on the basis of such Mortgage Loan and Additional Secured Debt. In the event that either (i) the CREFC® Investor Reporting Package is amended to include such information set forth above, in a manner reasonably acceptable to the Master Servicer, the Special Servicer and the Certificate Administrator, as applicable, and the Master Servicer confirms with the Certificate Administrator that such amended CREFC® Investor Reporting Package enables the Certificate Administrator to include such information on Form 10-D in a manner reasonably acceptable to the Certificate Administrator, or (ii) the Trust is no longer subject to the Exchange Act, the additional report in the form of Exhibit KK shall no longer be required hereunder. From time to time, the Master Servicer, the Special Servicer and the Certificate Administrator may agree on a different delivery time and format for the information set forth in this paragraph.

(h)               The Master Servicer shall process all defeasance transactions, subject to the Special Servicer’s consent with respect to any Major Decision relating to a defeasance. Notwithstanding the foregoing, the Master Servicer shall not permit (or, with regard to any Non-Serviced Mortgage Loan, take any act in furtherance of) the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan or a Serviced Whole Loan unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8)(ii) and the Master Servicer has received (i) replacement collateral consisting of government securities within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), which satisfies the requirements of the applicable Mortgage Loan documents, in an amount sufficient to make all scheduled payments under the related Mortgage Loan (or defeased portion thereof) when due, (ii) a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on such Mortgage Loan or Serviced Whole Loan in compliance with the requirements of the terms of the related Mortgage Loan documents and, if applicable, Companion Loan documents, (iii) one or more Opinions of Counsel (at the expense of the related Mortgagor) to the effect that the Trustee, on behalf of the Trust, will have a first priority perfected security interest in such substituted Mortgaged Property; provided, however, that, to the extent consistent with the related Mortgage Loan documents and, if applicable, Companion Loan documents, the related Mortgagor shall pay the cost of any such opinion as a condition to granting such defeasance, (iv) to the extent consistent with the related Mortgage Loan documents and, if applicable, Companion Loan documents, the Mortgagor shall establish a single purpose entity to act as a successor Mortgagor, if so required by the Rating Agencies, (v) to the extent permissible under the related Mortgage Loan documents and, if applicable, Companion Loan documents, the Master Servicer shall use its reasonable efforts to require the related Mortgagor to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor Mortgagor, and (vi) to the extent permissible under the Mortgage Loan documents and, if applicable, Companion Loan documents, the Master Servicer shall obtain, at the expense of the related Mortgagor, Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25); provided, further, however, that no such confirmation from any Rating Agency shall be required to the extent that the Master Servicer has delivered a defeasance certificate substantially in the form of Exhibit U for any Mortgage Loan that (together with any other Crossed Underlying Loans in a Crossed Mortgage Loan Group with such Mortgage Loan) is: (i) a Mortgage Loan with a Cut-off Date Balance less than $35,000,000, (ii) a Mortgage Loan that represents less than 5% of the aggregate Cut-off Date Balance of all Mortgage Loans, and (iii) a Mortgage Loan that is not one of the ten largest Mortgage Loans by Stated Principal Balance. Notwithstanding the foregoing, in the event that requiring the Mortgagor to pay for the items specified in clauses (ii), (iv) and (v) in the preceding sentence would be inconsistent with the related Mortgage Loan documents, such reasonable costs shall be paid by the related Mortgage Loan Seller as and to the extent set forth in the applicable Mortgage Loan Purchase Agreement.

(i)                 Notwithstanding anything herein or in the related Mortgage Loan documents and, if applicable, Companion Loan documents, to the contrary, the Master Servicer may permit the substitution of “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii) for any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan or a Serviced Whole Loan, as applicable (or any portion thereof), in lieu of the defeasance collateral specified in the related Mortgage Loan documents or Serviced Whole Loan documents, as applicable; provided that such substitution is consistent with the Servicing Standard and the Master Servicer (subject to the Special Servicer’s processing and/or consent rights pursuant to Section 3.18(a) with respect to any such action that constitutes a Major Decision or Special Servicer Decision) reasonably determines that allowing their use would not cause a default or event of default to become reasonably foreseeable and the Master Servicer receives an Opinion of Counsel (at the expense of the Mortgagor to the extent permitted under the Mortgage Loan documents and, if applicable or Companion Loan documents or otherwise as a Trust Fund expense) to the effect that such use would not be and would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to either Trust REMIC; and provided, further, that the requirements set forth in Section 3.18(h) (including receipt of any Rating Agency Confirmation) are satisfied; and provided, further, that such securities are backed by the full faith and credit of the United States government, or the

Master Servicer shall obtain Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25).

Notwithstanding the foregoing, with respect to the Mortgage Loans identified as Mortgage Loan numbers 10, 12, 17, 19, 20, 22, 24, 25, 27 and 29 on the Mortgage Loan Schedule for which a Retained Defeasance Seller is the applicable Mortgage Loan Seller and that are subject to defeasance, the related Mortgage Loan Seller has transferred to a third party or has retained on behalf of itself or an Affiliate the right to establish or designate the successor borrower and/or to purchase or cause to be purchased the related defeasance collateral (any such right or obligation, the “Retained Defeasance Rights and Obligations”). In the event the Master Servicer receives notice of a defeasance request with respect to a Mortgage Loan for which a Retained Defeasance Seller is the related Mortgage Loan Seller, which such Mortgage Loan provides for Retained Defeasance Rights and Obligations in the related Mortgage Loan documents, the Master Servicer shall provide, within five (5) Business Days of receipt of such notice, written notice of such defeasance request to Retained Defeasance Seller, as applicable. Until such time as the related Mortgage Loan Seller provides the Master Servicer with written notice to the contrary, the notice of a defeasance of a Mortgage Loan with Retained Defeasance Rights and Obligations as to which Retained Defeasance Seller is the related Mortgage Loan Seller shall be delivered to the related Mortgage Loan Seller at its respective notice address provided under Section 13.05. With respect to any such Mortgage Loan that is subject to defeasance, if the successor borrower is not designated or formed by the related Mortgage Loan Seller or any Affiliate or successor thereto, the successor borrower shall be reasonably acceptable to the Master Servicer in accordance with the Servicing Standard.

(j)                 If required under the related Mortgage Loan or Companion Loan documents or if otherwise consistent with the Servicing Standard, the Master Servicer shall establish and maintain one or more accounts (the “Defeasance Accounts”), which shall be Eligible Accounts, into which all payments received by the Master Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the Mortgage Loan or Companion Loan documents. Notwithstanding the foregoing, in no event shall the Master Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of ninety (90) days, unless such amounts are reinvested by the Master Servicer in “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii). To the extent not required or permitted to be placed in a separate account, the Master Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Collection Account and treat any such payments as payments made on the Mortgage Loan or Companion Loan in advance of its Due Date in accordance with clause (a)(i) of the definition of “Available Funds” and not as a prepayment of the related Mortgage Loan or Companion Loan. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer permit such amounts to be maintained in the Collection Account for a period in excess of 365 days (or 366 days in the case of a leap year).

(k)               Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as the case may be, shall, unless it has received Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25) (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents and otherwise paid out of general collections) grant or accept any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager, with respect to any Mortgaged Property that secures a Mortgage Loan that (i) is one of the ten largest Mortgage Loans by Stated Principal Balance or (ii) has an unpaid principal balance that is at least equal to five percent (5%) of the then-aggregate principal balance of all Mortgage Loans or $35,000,000.

(l)                 Notwithstanding anything to the contrary in this Agreement, in connection with any modification, waiver, consent or amendment in connection with any defeasance transaction contemplated in subclause (B) of clause (xiii) of the definition of “Major Decision”, the Master Servicer shall not approve any such modification, waiver or amendment or consent thereto without first having received a copy of an Opinion of Counsel addressed to the Special Servicer and the Master Servicer that such modification, waiver, consent or amendment will not cause an Adverse REMIC Event.

(m)             Neither the Master Servicer nor the Special Servicer shall modify any Mortgage Loan into an AB Modified Loan unless the documents evidencing such modification provide that all payments on the junior or “B” portion of such AB Modified Loan (including interest, principal and other amounts) shall only be payable after the point in time at which all interest and principal on the senior or “A” portion of such AB Modified Loan shall have been paid in full and such senior or “A” portion shall no longer be outstanding; provided, however, that interest and other amounts in respect of such junior or “B” portion may accrue prior to such point in time.

Section 3.19        Transfer of Servicing Between the Master Servicer and the Special Servicer; Recordkeeping; Asset Status Report. (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loan, the Master Servicer or the Special Servicer, as the case may be, shall promptly give notice to the Master Servicer or the Special Servicer, as the case may be, the Operating Advisor and ((i) prior to the occurrence and continuance of a Consultation Termination Event and (ii) other than with respect to any Excluded Loan) the Directing Certificateholder thereof, and the Master Servicer shall deliver the related Mortgage File and Servicing File to the Special Servicer and concurrently provide a copy of such Servicing File, exclusive of all Privileged Communications, to the Operating Advisor. The Master Servicer shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan and, if applicable, the related Serviced Companion Loan, either in the Master Servicer’s possession or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each related Servicing Transfer Event (or, in the case of clauses (viii) or (ix) of the definition of “Servicing Transfer Event”, within five (5) Business Days of receiving notice from the Special Servicer of such Servicing Transfer Event when the Special Servicer makes the determination) and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan and, if applicable, the related Serviced Companion Loan until the Special Servicer has commenced the servicing of such Mortgage Loan and, if applicable, the related Serviced Companion Loan. The Master Servicer shall deliver to the Trustee, the Certificate Administrator, the Operating Advisor, and ((i) prior to the occurrence and continuance of a Consultation Termination Event or (ii) other than with respect to any Excluded Loan) the Directing Certificateholder, a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer, or by the Special Servicer to the Master Servicer, pursuant to this Section 3.19. Prior to the occurrence and continuance of a Consultation Termination Event, the Certificate Administrator shall deliver to each Controlling Class Certificateholder a copy of the notice of such Servicing Transfer Event provided by the Master Servicer pursuant to this Section 3.19.

Upon determining that a Specially Serviced Loan (other than an REO Loan) has become current and has remained current for three consecutive Periodic Payments (provided that (i) no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer, and (ii) for such purposes taking into account any modification or amendment of such Mortgage Loan and, if applicable, the related Companion Loan), and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof to the Master Servicer, the Operating Advisor, the related Serviced Companion Noteholder (unless with respect to an AB Subordinate Companion Loan an AB Control Appraisal Period has occurred) and ((i) prior to the occurrence and continuance of a Consultation Termination Event and (ii) other than with respect to any Excluded Loan) the Directing Certificateholder and shall return the related Mortgage File and Servicing File to the Master Servicer (or copies thereof if copies only were delivered to the Special Servicer) and upon giving such notice, and returning such Mortgage File and Servicing File to the Master Servicer, the Special Servicer’s obligation to service such Corrected Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan and, if applicable, the related Companion Loan shall recommence.

(b)               In servicing any Specially Serviced Loans and Serviced Companion Loans, the Special Servicer will provide to the Custodian originals of documents included within the definition of “Mortgage File” for inclusion in the related Mortgage File to the extent within its possession (with a copy of each such original to the Master Servicer), and provide the Master Servicer with copies of any additional related Mortgage Loan or Serviced Companion Loan information including correspondence with the related Mortgagor.

(c)               Notwithstanding the provisions of Section 3.12(c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans, Serviced Companion Loans and REO Properties (other than with respect to a Non-Serviced Mortgage Loan) and shall provide the Special Servicer with any information in its possession with respect to such records to enable the Special Servicer to perform its duties under this Agreement; provided that this statement shall not be construed to require the Master Servicer to produce any additional reports.

(d)               No later than (i) sixty (60) days after a Servicing Transfer Event for a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, the related Companion Loan and (ii) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan (the “Initial Delivery Date”), the Special Servicer shall deliver in electronic format a report (the “Asset Status Report”) with respect to such Mortgage Loan and related Companion Loan, if applicable, and the related Mortgaged Property to the Master Servicer and the Directing Certificateholder (but with respect to the Directing Certificateholder, only in respect of any Mortgage Loan other than (A) any Excluded Loan or (B) any Serviced AB Whole Loan prior to the occurrence of an AB Control Appraisal Period, and in any event prior to the occurrence and continuance of a Consultation Termination Event). Subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the strategy reflected in the initial Final Asset Status Report (or subsequent Final Asset Status Reports) are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard, the Special Servicer shall prepare one or more additional Asset Status Reports with respect to such Specially Serviced Loan (each such report, once finalized and approved, a “Subsequent Asset Status Report”). The Special Servicer shall deliver each Subsequent Asset Status Report and Final Asset Status Report in electronic form to the Master Servicer, the Directing Certificateholder (but with respect to the Directing Certificateholder, only in respect of any Mortgage Loan other than (A) any Excluded Loan as to such party or (B) any Serviced AB Whole Loan prior to the occurrence of an AB Control Appraisal Period, and in any event prior to the occurrence and continuance of a Consultation Termination Event), any related Serviced AB Whole Loan Controlling Holder prior to an AB Control Appraisal Period with respect to any Serviced AB Whole Loan, the Operating Advisor (but, other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the Holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event and, with respect to any Serviced AB Whole Loan, only to the extent that such Whole Loan is subject to an AB Control Appraisal Period) and the 17g-5 Information Provider (which shall promptly post such report on the 17g-5 Information Provider’s Website in accordance with Section 3.13(c)) and, with respect to any related Serviced Companion Loan, to the related Companion Holder or, to the extent the related Serviced Companion Loan has been included in an Other Securitization, to the master servicer of such Other Securitization into which the related Serviced Companion Loan has been sold; the Special Servicer shall also deliver a summary of each Final Asset Status Report to the Certificate Administrator and the Certificate Administrator shall post the summary of the Final Asset Status Report to the Certificate Administrator’s Website. For the avoidance of doubt, the Master Servicer shall not make any Asset Status Reports available to any Certificateholders on its website. None of the parties to this Agreement shall provide any Asset Status Report or any Final Asset Status Report to the Certificate Administrator. Further, the Certificate Administrator shall not request any Asset Status Report or Final Asset Status Report from the Master Servicer. Such Asset Status Report shall set forth the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the Servicing Transfer Event:

(i)                                a summary of the status of such Specially Serviced Loan and any negotiations with the related Mortgagor;

(ii)                            a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan (and any related Serviced Companion Loan) and whether outside legal counsel has been retained;

(iii)                           the most current rent roll, and income or operating statement available for the related Mortgaged Property;

(iv)                          (A) the Special Servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the Master Servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the Special Servicer in connection with the proposed or taken actions;

(v)                               the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

(vi)                          a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

(vii)                        the decision that the Special Servicer made, or intends or proposes to make, including a narrative analysis setting forth the Special Servicer’s rationale for its proposed decision, including its rejection of the alternatives;

(viii)                   an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the Special Servicer made such determination and (y) the net present value calculation and all related assumptions;

(ix)                            the Appraised Value of the related Mortgaged Property (and a copy of the last obtained Appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the Special Servicer together with an explanation of those adjustments; and

(x)                              such other information as the Special Servicer deems relevant in light of the Servicing Standard.

A summary of each Final Asset Status Report shall be provided to the Certificate Administrator and the Trustee.

If within ten (10) days (or, in the case of an Asset Status Report prepared prior to making a determination of an Acceptable Insurance Default, twenty (20) days) of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing (or, in the case of an Asset Status Report prepared prior to making a determination of an Acceptable Insurance Default, twenty (20) days), or if the Special Servicer makes a determination, in accordance with the Servicing Standard that the disapproval by the Directing Certificateholder (communicated to the Special Servicer within ten (10) days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. If, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of any Control Termination Event, the Directing Certificateholder disapproves such Asset Status Report within ten (10) days (or, in the case of an Asset Status Report prepared prior to making a determination of an Acceptable Insurance Default, twenty (20) days) of receipt and the Special Servicer has not made the affirmative determination described above, the Special Servicer shall revise such Asset Status Report and deliver a new Asset Status Report as soon as practicable, but in no event later than thirty (30) days after such disapproval, to the Master Servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event and, in the case of a Serviced AB Whole Loan, only prior to the occurrence and during the continuance of a Consultation Termination Event and during an AB Control Appraisal Period with respect to the related AB Subordinate Companion Loan), the Operating Advisor (but only after the occurrence and during the continuance of an Operating Advisor Consultation Event) and the 17g-5 Information Provider (which shall promptly post such report on the 17g-5 Information Provider’s Website in accordance with Section 3.13(c)); provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and any related Serviced Companion Noteholder, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the ten (10) day period (or, in the case of an Asset Status Report prepared prior to making a determination of an Acceptable Insurance Default, twenty (20) day period) if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the ten (10) day period (or, in the case of an Asset Status Report prepared prior to making a determination of an Acceptable Insurance Default, twenty (20) day period) would materially and adversely affect the interest of the Certificateholders and the related Serviced Companion Noteholder (if applicable) and the Special Servicer has made a reasonable effort, if no Control Termination Event is continuing and other than if an Excluded Loan is involved, to contact the Directing Certificateholder. With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of any Control Termination Event, the Special Servicer shall revise such Asset Status Report as described above in this Section 3.19(d) until the Directing Certificateholder (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a AB Control Appraisal Period and to the extent required by the terms of the related Intercreditor Agreement, the holder of the related AB Subordinate Companion Loan) shall fail to disapprove such revised Asset Status Report in writing within ten (10) days (or, in the case of an Asset Status Report prepared prior to making a determination of an Acceptable Insurance Default, twenty (20) days) of receiving such revised Asset Status Report or until the Special Servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of sixty (60) Business Days following the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report if consistent with the Servicing Standard; and provided, however, that such Asset Status Report does not, and is not intended to be, a substitute for the approvals that are specifically required pursuant to Section 6.08. The procedures described in this paragraph are collectively referred to herein as the “Directing Certificateholder Approval Process”. Prior to the occurrence of an Operating Advisor Consultation Event, the Special Servicer shall deliver each Final Asset Status Report to the Operating Advisor following the conclusion of the Directing Certificateholder Approval Process.

The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report; provided that such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section 3.19(d). Notwithstanding anything herein to the contrary, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the Special Servicer shall consult with the Operating Advisor (telephonically or electronically), on a non-binding basis, in connection with an Asset Status Report for an Excluded Loan which includes a Major Decision that it is processing or for which its consent is required and consider alternative actions recommended by the Operating Advisor, in respect thereof, in accordance with the procedures set forth in Section 6.08 for consulting with the Operating Advisor.

No direction or disapproval of the Directing Certificateholder hereunder or under a related Intercreditor Agreement or failure of the Directing Certificateholder to consent to or approve (including any deemed consents or approvals) any request of the Special Servicer, shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Loan, applicable law or any provision of this Agreement, including the Special Servicer’s obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each Trust REMIC, or (b) result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions, or (c) expose the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Mortgage Loan Sellers, the Trust, the Trustee, the Certificate Administrator or their respective officers, directors, members, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer’s, the Trustee’s or the Master Servicer’s responsibilities under this Agreement.

If an Operating Advisor Consultation Event has occurred and is continuing (or, with respect to a Serviced AB Whole Loan, if both an Operating Advisor Consultation Event has occurred and is continuing and an AB Control Appraisal Period is in effect), the Special Servicer shall promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the Operating Advisor (and if no Consultation Termination Event has occurred and is continuing and such Specially Serviced Loan is not an Excluded Loan, the Directing Certificateholder). Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the Operating Advisor’s review of a Final Asset Status Report shall only provide background information to support the Operating Advisor’s duties concerning the Special Servicer’s compliance with the Servicing Standard, and the Operating Advisor shall not provide comments to the Special Servicer in respect of such Final Asset Status Report. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the Operating Advisor shall provide comments to the Special Servicer in respect of the Asset Status Report, if any, within ten (10) Business Days following the later of (i) receipt of such Asset Status Report or (ii) receipt of such additional information reasonably requested by the Operating Advisor related thereto that is in the possession of the Special Servicer, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The Special Servicer shall consider such non-binding alternative courses of action, if any, and any other feedback provided by the Operating Advisor (and if no Consultation Termination Event has occurred and is continuing and such Specially Serviced Loan is not an Excluded Loan, the Directing Certificateholder) in connection with the Special Servicer’s preparation of any Asset Status Report that is provided while an Operating Advisor Consultation Event has occurred and is continuing. The Special Servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the Operating Advisor on a non-binding basis (and if no Consultation Termination Event has occurred and is continuing and such Specially Serviced Loan is not an Excluded Loan, the Directing Certificateholder), to the extent the Special Servicer determines that the Operating Advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)).

Upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the Operating Advisor or the Directing Certificateholder, the Special Servicer shall revise the Asset Status Report, if applicable (but is under no obligation to follow any particular recommendation of the Operating Advisor or the Directing Certificateholder), and deliver to the Operating Advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the Special Servicer has decided not to revise such Asset Status Report, as applicable. The procedures described in this and the immediately preceding paragraph are collectively referred to as the “ASR Consultation Process”.

After the occurrence and during the continuance of a Control Termination Event (and at any time with respect to any Excluded Loan), the Directing Certificateholder shall have no right to consent to any Asset Status Report under this Section 3.19. After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder (except with respect to any Excluded Loan or a Serviced AB Whole Loan (prior to the occurrence and continuance of an AB Control Appraisal Period)) and, if an Operating Advisor Consultation Event has occurred and is continuing, the Operating Advisor shall consult with the Special Servicer (telephonically or electronically) and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan), the Directing Certificateholder (other than in its capacity as a Certificateholder) shall have no right to receive any Asset Status Report or otherwise consult with the Special Servicer with respect to Asset Status Reports and the Special Servicer shall only be obligated to consult with the Operating Advisor on a non-binding basis with respect to any Asset Status Report as described above. The Special Servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the Operating Advisor or the Directing Certificateholder.

The Special Servicer shall implement the Final Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents.

Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer shall follow any advice, direction or consultation provided by the Operating Advisor, any Serviced Companion Noteholder (or its representative) or the Directing Certificateholder that would require or cause the Master Servicer or the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard or any Intercreditor Agreement, require or cause the Master Servicer or the Special Servicer to violate provisions of this Agreement, require or cause the Master Servicer or the Special Servicer to violate the terms of any Intercreditor Agreement or any Mortgage Loan or Serviced Whole Loan, expose any Certificateholder or any party to this Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes or result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions, or materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under this Agreement or any Intercreditor Agreement.

Notwithstanding the foregoing, prior to the occurrence and continuance of an AB Control Appraisal Period with respect to an AB Subordinate Companion Loan, the Special Servicer shall prepare an Asset Status Report for any Serviced AB Whole Loan, upon it becoming a Specially Serviced Loan pursuant to this Agreement and the related Intercreditor Agreement, but the Directing Certificateholder shall have no approval rights over any such Asset Status Report, and the consent or approval rights with respect to such Asset Status Report shall be as set forth in the related Intercreditor Agreement.

(e)               (i) Upon receiving notice of the occurrence of the events described in clause (iv) or (ix) of the definition of Servicing Transfer Event (without regard to the 60-day or 30-day period, respectively, set forth therein), the Master Servicer shall with reasonable promptness give notice thereof, and shall use its reasonable efforts to provide the Special Servicer with all information relating to the Mortgage Loan or Serviced Companion Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each such event.

(ii)                            After the occurrence and during the continuance of a Control Termination Event, upon receiving notice of the occurrence of an event described in clause (iv) or (ix)

of the definition of Servicing Transfer Event (without regard to the 60-day or 30-day period, respectively, set forth therein), the Master Servicer shall deliver notice thereof to the Operating Advisor at the same time such notice is provided to the Special Servicer pursuant to clause (i) above.

(f)                Prior to the occurrence and continuance of a Control Termination Event, no later than two (2) Business Days following the establishment of a Final Asset Status Report with respect to any Specially Serviced Loan (other than any Excluded Loan), the Special Servicer shall deliver in electronic format to the Directing Certificateholder a draft notice that will include a draft summary of the Final Asset Status Report (which briefly summarizes such Final Asset Status Report, but shall not include any Privileged Information) (and shall deliver each Asset Status Report with respect to a Serviced AB Mortgage Loan prior to the occurrence and continuance of an AB Control Appraisal Period (to the extent approved by the related Serviced AB Whole Loan Controlling Holder), to the Directing Certificateholder). With respect to any Mortgage Loan other than an Excluded Loan, if, prior to the occurrence and continuance of a Control Termination Event, within five (5) Business Days of receipt of such draft summary, the Directing Certificateholder approves of, or does not disapprove of such draft summary, then the Special Servicer shall deliver in electronic format such notice and summary of the Final Asset Status Report to the Certificate Administrator for posting on the Certificate Administrator’s Website pursuant to Section 3.13(b). If the Directing Certificateholder affirmatively disapproves of such summary in writing, then within two (2) Business Days of receipt of such disapproval, the Special Servicer shall revise the summary and deliver such new summary to the Directing Certificateholder until the Directing Certificateholder approves such draft summary; provided, however, that if the Directing Certificateholder has not approved of the draft summary of the Final Asset Status Report within twenty (20) Business Days of receipt of the initial draft summary of the Final Asset Status Report, then the most recent draft summary of the Final Asset Status Report delivered by the Special Servicer prior to such 20th Business Day shall be deemed to be the final summary of the Final Asset Status Report; provided, further, however, that if at any time the Special Servicer determines that any affirmative disapproval of such draft summary by the Directing Certificateholder is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), pursuant to the Servicing Standard, the Special Servicer shall deliver in electronic format such notice and summary of the Final Asset Status Report to the Certificate Administrator for posting on the Certificate Administrator’s Website pursuant to Section 3.13(b) notwithstanding such disapproval. The Special Servicer shall promptly deliver (but in any event no later than two (2) Business Days following its completion) a copy of each Final Asset Status Report to the Operating Advisor. The Special Servicer shall prepare a summary of any Final Asset Status Report related to any Serviced AB Whole Loan which is not subject to an AB Control Appraisal Period, which Final Asset Status Report has been approved or deemed approved by the holder of the Serviced AB Whole Loan Controlling Holder in accordance with the related Intercreditor Agreement (to the extent such Intercreditor Agreement requires such approval or deemed approval), and deliver in electronic format notice of such Final Asset Status Report and the summary of such Final Asset Status Report to the Certificate Administrator for posting on the Certificate Administrator’s Website pursuant to Section 3.13(b).

(g)               No provision of this Section 3.19 shall require the Special Servicer to take or to refrain from taking any action because of any proposal, objection or comment by the

Operating Advisor or a recommendation of the Operating Advisor or, during the continuance of a Control Termination Event, the Directing Certificateholder.

Section 3.20        Sub-Servicing Agreements. (a)  The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations hereunder; provided that the Sub-Servicing Agreement as amended or modified: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of a Servicer Termination Event), the Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of such party under such agreement, or, alternatively, may act in accordance with Section 7.02 under the circumstances described therein (subject to Section 3.20(g)); (iii) provides that the Trustee (for the benefit of the Certificateholders and the related Companion Holder (if applicable)) and the Trustee (as holder of the Lower-Tier Regular Interests) shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of such party thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Master Servicer or Special Servicer, as applicable (other than the Master Servicer or Special Servicer that enters into such Sub-Servicing Agreement), any successor master servicer or successor special servicer or any Certificateholder (or the related Companion Holder, if applicable) shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Mortgage Loan at its option and without penalty; provided, however, that the Initial Sub-Servicing Agreements may only be terminated by the Trustee or its designees as contemplated by Section 3.20(g) and in such additional manner and by such other Persons as is provided in such Sub-Servicing Agreement; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust except through the Master Servicer or the Special Servicer, as the case may be, if and only to the extent provided pursuant to Section 6.04; (vi) does not permit the Sub-Servicer to modify any Mortgage Loan unless and to the extent the Master Servicer or the Special Servicer, as the case may be, is permitted hereunder to modify such Mortgage Loan; (vii) does not permit the Sub-Servicer to take any action constituting a Major Decision or a Special Servicer Decision without the consent of the Special Servicer (subject to the rights of the Directing Certificateholder pursuant to Section 6.08) or any Mortgagor requested action that is neither a Major Decision nor a Special Servicer Decision without the Master Servicer’s consent); (viii) with respect to any Sub-Servicing Agreement entered into after the Closing Date, if such Sub-Servicer is a Servicing Function Participant or an Additional Servicer, such Sub-Servicer, at the time the related Sub-Servicing Agreement is entered into, is not a Prohibited Party; (ix) provides that the Sub-Servicer shall be in default under the related Sub-Servicing Agreement and such Sub-Servicing Agreement shall be terminated (following the expiration of any applicable grace period) if the Sub-Servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the Master Servicer, the Certificate Administrator or the Depositor under Article XI or under the Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement governing any related Serviced Companion Loan, or (B) to perform in any material respect any of its covenants or obligations contained in the Sub-Servicing

Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required for any party to this Agreement to perform its obligations under Article XI or under the Exchange Act reporting items required under any other pooling and servicing agreement governing any related Serviced Companion Loan; and (x) provides that such Sub-Servicing Agreement shall be terminable if at any time the related Sub-Servicer (other than a Sub-Servicer retained by the Special Servicer) is a Risk Retention Affiliate of any Subsequent Third-Party Purchaser if such Sub-Servicer is a servicer as contemplated by Item 1108(a)(2). Any successor master servicer or successor special servicer, as applicable, hereunder shall, upon becoming a successor master servicer or successor special servicer, as applicable, be assigned and may assume any Sub-Servicing Agreements from the predecessor Master Servicer or Special Servicer, as the case may be (subject to Section 3.20(g)). In addition, each Sub-Servicing Agreement entered into by the Master Servicer may but need not provide that the obligations of the Sub-Servicer thereunder may terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Loan; provided, however, that the Sub-Servicing Agreement may provide (if the Sub-Servicing Agreement provides for Advances by the Sub-Servicer, although it need not so provide) that the Sub-Servicer will continue to make all Advances and calculations and prepare all reports required under the Sub-Servicing Agreement with respect to Specially Serviced Loans and continue to collect its Primary Servicing Fees as if no Servicing Transfer Event had occurred and with respect to REO Properties (and the related REO Loans) as if no REO Acquisition had occurred and to render such incidental services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for in such Sub-Servicing Agreement. The Master Servicer or Special Servicer, as the case may be, shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it, in each case promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer; and, in connection therewith, all amounts advanced by any Sub-Servicer (if the Sub-Servicing Agreement provides for Advances by the Sub-Servicer, although it need not so provide) to satisfy the obligations of the Master Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, in such event, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.03(d), such interest to be allocable between the Master Servicer and such Sub-Servicer as may be provided (if at all) pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, the Master Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer or the Special Servicer, as the case may be, shall notify the Master Servicer or the Special Servicer, as the case may be, the Trustee and the Depositor (and the Special Servicer shall notify the Operating Advisor) in writing promptly of the appointment by it of any Sub-Servicer, except that the Master Servicer need not provide such notice as to the Initial Sub-Servicing Agreements.

(b)               Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to the extent necessary to ensure the enforceability of the related Mortgage Loans or the compliance with its obligations under the Sub-Servicing Agreement and the Master Servicer’s or the Special Servicer’s obligations, as applicable, under this Agreement.

(c)               As part of its servicing activities hereunder, the Master Servicer and the Special Servicer for the benefit of the Trustee, the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust) monitor the performance and enforce the obligations of each of its Sub-Servicers under the related Sub-Servicing Agreement, except that the Master Servicer shall be required only to use reasonable efforts to cause any Initial Sub-Servicer engaged by the Master Servicer to comply with the requirements of Article XI. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as is in accordance with the Servicing Standard. The Master Servicer or Special Servicer, as applicable, shall, subject to the terms of the related Sub-Servicing Agreement, have the right to remove a Sub-Servicer retained by it at any time it considers removal to be in the best interests of the Certificateholders.

(d)               In the event the Trustee or its designee becomes a successor master servicer and assumes the rights and obligations of the Master Servicer under any Sub-Servicing Agreement, the Master Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans and, if applicable, the Companion Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

(e)               Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.20, except to the extent provided in Article XI with respect to the obligations of any Sub-Servicer that is an Initial Sub-Servicer, the Master Servicer and the Special Servicer shall remain obligated and responsible to the Trustee, the Master Servicer (with respect to the Special Servicer), the Special Servicer (with respect to the Master Servicer), holders of the Companion Loans serviced hereunder, the Certificateholders for the performance of each parties’ respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible, and the Master Servicer shall pay the fees of any Sub-Servicer engaged by such party thereunder as and when due from its own funds. In no event shall the Trust bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer’s termination under any Sub-Servicing Agreement.

(f)                The Trustee, upon the request of the Master Servicer, shall furnish to any Sub-Servicer any documents necessary or appropriate to enable such Sub-Servicer to carry out its servicing and administrative duties under any Sub-Servicing Agreement.

(g)               Each Sub-Servicing Agreement shall provide that, in the event the Trustee or any other Person becomes a successor master servicer, the Trustee or such successor master servicer shall have the right to terminate such Sub-Servicing Agreement with or without cause and without a fee. Notwithstanding the foregoing or any other contrary provision in this Agreement, the Trustee and any successor master servicer shall assume (a) the Limited Subservicing Agreement, dated as of September 1, 2025, between Midland Loan Services, a Division of PNC Bank, National Association, and 3650 REIT Loan Servicing LLC (the “Limited Subservicing Agreement”) and (b) each Initial Sub-Servicing Agreement and (i) 3650 REIT Loan Servicing

LLC’s rights and obligations under the Limited Subservicing Agreement and the Initial Sub-Servicer’s rights and obligations under the Initial Sub-Servicing Agreement shall expressly survive a termination of the Master Servicer’s servicing rights under this Agreement; provided that such Limited Subservicing Agreement or any such Initial Sub-Servicing Agreement has not been terminated in accordance with its provisions; (ii) any successor master servicer, including, without limitation, the Trustee (if it assumes the servicing obligations of the Master Servicer) shall be deemed to automatically assume and agree to the Limited Subservicing Agreement and the then-current Initial Sub-Servicing Agreement without further action upon becoming the successor master servicer and (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of 3650 REIT Loan Servicing LLC or the Initial Sub-Servicer, as applicable, hereunder and/or under the Limited Subservicing Agreement or the Initial Sub-Servicing Agreement, as applicable, without the prior written consent of 3650 REIT Loan Servicing LLC or the Initial Sub-Servicer, as applicable (which consent shall not be unreasonably withheld).

(h)               With respect to Mortgage Loans subject to a Sub-Servicing Agreement with the Master Servicer, the Special Servicer shall, upon request (such request to be made reasonably in advance as appropriate to the circumstances surrounding such request) of the related Sub-Servicer, reasonably cooperate in delivering reports and information, including remittance information, and affording access to information to the related Sub-Servicer that would be required to be delivered or afforded, as the case may be, to the Master Servicer pursuant to the terms hereof.

Notwithstanding any other provision of this Agreement, the Special Servicer shall not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations herein, without, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

(i)                 None of the Master Servicer or any Additional Servicer shall enter into a Sub-Servicing Agreement with a Sub-Servicer that is a Risk Retention Affiliate of a Subsequent Third-Party Purchaser if such Sub-Servicer would be a servicer as contemplated by Item 1108(a)(2). Notwithstanding the preceding sentence, the Master Servicer, absent actual knowledge to the contrary, may conclusively rely upon a representation of any Sub-Servicer that such Sub-Servicer is not a Risk Retention Affiliate of a Subsequent Third-Party Purchaser. If at any time the Master Servicer obtains actual knowledge that a Sub-Servicer it has entered into a Sub-Servicing Agreement with, is a servicer as contemplated by Item 1108(a)(2) and is a Risk Retention Affiliate of a Subsequent Third-Party Purchaser, the Master Servicer shall terminate such Sub-Servicer in accordance with the related Sub-Servicing Agreement.

Section 3.21        Interest Reserve Account. On the P&I Advance Date occurring in each February and in any January that occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the Certificate Administrator, in respect of the Actual/360 Mortgage Loans, shall deposit into the Interest Reserve Account, an amount equal to one (1) day’s interest on the Stated Principal Balance of the Actual/360 Mortgage Loans as of the Due Date occurring in the month preceding the month in which the P&I Advance Date occurs at the related Net Mortgage Rate, to the extent a full Periodic Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive February and January, “Withheld Amounts”).

(b)               On each P&I Advance Date occurring in March (or February, if the related Distribution Date is the final Distribution Date), the Certificate Administrator shall withdraw, from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier REMIC Distribution Account.

Section 3.22        Directing Certificateholder and Operating Advisor Contact with Master Servicer and Special Servicer. Within a reasonable time upon request from the Directing Certificateholder or the Operating Advisor, as applicable, and no more often than on a monthly basis (or, with respect to communications between the Directing Certificateholder and the Master Servicer or the Special Servicer, as applicable, on a more frequent basis that is commercially reasonable as mutually agreed to between the Directing Certificateholder and the Master Servicer or the Special Servicer, as applicable), each of the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer via telephone available to verbally answer questions from (a) the Directing Certificateholder ((i) prior to the occurrence and continuance of a Consultation Termination Event and (ii) other than with respect to any Excluded Loan) and (b) upon the occurrence and during the continuance of any Operating Advisor Consultation Event, the Operating Advisor (with respect to the Special Servicer only), regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible.

Section 3.23        Controlling Class Certificateholders and Directing Certificateholder; Certain Rights and Powers of Directing Certificateholder. (a) Each Controlling Class Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Certificate Administrator and to notify the Master Servicer, the Certificate Administrator, the Special Servicer and the Operating Advisor of the Transfer of any Certificate of a Controlling Class by delivering a notice to each such Person substantially in the form of Exhibit NN, the selection of a Directing Certificateholder or the resignation or removal thereof. The Directing Certificateholder (other than the Loan-Specific Directing Certificateholder) is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor when such Certificateholder is appointed Directing Certificateholder and when it is removed or resigns. To the extent there is only one Controlling Class Certificateholder and it is also the Special Servicer, it shall be the Directing Certificateholder. In any case, such notification may be delivered via electronic mail.

On the Closing Date, the initial Directing Certificateholder (other than the Loan-Specific Directing Certificateholder) shall execute and deliver a certification to all parties to this Agreement substantially in the form of Exhibit P-1G to this Agreement. Upon the resignation or removal of the existing Directing Certificateholder (other than any Loan-Specific Directing Certificateholder), any successor directing certificateholder shall also deliver a certification to all parties to this Agreement substantially in the form of Exhibit P-1G to this Agreement prior to being recognized as the new Directing Certificateholder.

(b)               Once a Directing Certificateholder has been selected, each of the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor and each other Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless the Controlling Class Certificateholders entitled to appoint the Directing Certificateholder, by Certificate Balance, or such Directing Certificateholder shall have notified the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and each other Controlling Class Certificateholder, in writing, of the resignation of such Directing Certificateholder or the selection of a new Directing Certificateholder. In the event that (i) the Master Servicer, the Certificate Administrator, the Special Servicer, the Trustee or the Operating Advisor receives written notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated and (ii) the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or a representative thereof) becomes the Directing Certificateholder pursuant to the proviso of the definition of “Directing Certificateholder”, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) shall provide its name and address to the Certificate Administrator and notify the Master Servicer, the Certificate Administrator, the Special Servicer, the Trustee and the Operating Advisor that it is the new Directing Certificateholder; provided that the Master Servicer, the Certificate Administrator, the Special Servicer, the Trustee and the Operating Advisor shall be entitled to rely on the written notification provided by the purported Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class without independently verifying that such Controlling Class Certificateholder actually owns the largest aggregate Certificate Balance of the Controlling Class. The foregoing provisions shall not be applicable to the Directing Certificateholder that is a Loan-Specific Directing Certificateholder.

(c)               Until it receives notice to the contrary, each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Controlling Class Certificateholder and the Directing Certificateholder.

(d)               In the event that no Directing Certificateholder has been appointed or identified to the Master Servicer or the Special Servicer, as applicable, and the Master Servicer or the Special Servicer, as the case may be, has attempted to obtain such information from the Certificate Administrator and no such entity has been identified to the Master Servicer or the Special Servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the Master Servicer or the Special Servicer, as applicable, the Master Servicer or the Special Servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder.

(e)               Upon request, the Certificate Administrator shall deliver to the Depositor, Trustee, the Special Servicer, the Operating Advisor, the Master Servicer and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, a list of each Controlling Class Certificateholder as reflected in the Certificate Register, including names and addresses. In addition to the foregoing, within five (5) Business Days of receiving notice of the selection of a new Directing Certificateholder or the existence of a new Controlling Class Certificateholder, the Certificate Administrator shall notify the Trustee, the Operating Advisor, the Master Servicer and the Special Servicer. Notwithstanding the foregoing, 3650 Real

Estate Investment Trust 2 LLC shall be the initial Directing Certificateholder (but not a Loan-Specific Directing Certificateholder) and shall remain so until a successor is appointed pursuant to the terms of this Agreement or until a Consultation Termination Event occurs and is continuing.

Until it receives notice to the contrary, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee shall be entitled to rely on the preceding sentence with respect to the identity of the Directing Certificateholder.

(f)                If the Certificate Administrator determines that a Class of Book-Entry Certificates is the Controlling Class, the Certificate Administrator shall notify the related Certificateholders of such Class (through the Depository) of the Class becoming the Controlling Class.

(g)               Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class or in its own interest; (iii) the Directing Certificateholder does not have any liability or duties to the Holders of any Class of Certificates other than the Controlling Class (or in the case of a Loan-Specific Directing Certificateholder has no liabilities or duties to the Controlling Class or the Holders of any Class of Certificates); (iv) the Directing Certificateholder may take actions that favor interests of the Holders of one or more Classes including the Controlling Class or itself over the interests of the Holders of one or more other Classes of Certificates; and (v) the Directing Certificateholder shall have no liability whatsoever (other than to a Controlling Class Certificateholder; provided that a Loan-Specific Directing Certificateholder shall have no such liability) for having so acted as set forth in clauses (i) through (iv) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

(h)               All requirements of the Master Servicer and the Special Servicer to provide notices, reports, statements or other information (including the access to information on a website) to the Directing Certificateholder contained in this Agreement shall also apply to each Companion Holder with respect to information relating to the related Serviced AB Mortgage Loan or a Serviced Whole Loan, as applicable; provided, however, that nothing in this subsection (h) shall in any way eliminate the obligation to deliver any information required to be delivered under the related Intercreditor Agreement.

(i)                 Until it receives notice to the contrary, each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor shall be entitled to rely on the most recent notification with respect to the identity and contact information of the Controlling Class Certificateholder, the Directing Certificateholder and any Serviced AB Whole Loan Controlling Holder.

(j)                 With respect to a Serviced Whole Loan and any approval and consent rights in this Agreement with respect to such Serviced Whole Loan, the related Serviced Whole Loan Controlling Holder shall exercise such rights in accordance with the related Intercreditor Agreement.

(k)               The Certificate Registrar shall determine which Class of Certificates is the then-current Controlling Class within two (2) Business Days of a request from the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, or any Certificateholder and provide such information to the requesting party.

(l)                 At any time that the Controlling Class Certificateholder is the holder of a majority of the Class F-RR Certificates and the Class F-RR Certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights under this Agreement by irrevocable written notice delivered to the Depositor, the Certificate Administrator (which shall be via email to trustadministrationgroup@computershare.com), the Master Servicer, the Special Servicer and the Operating Advisor. Notwithstanding anything to the contrary contained herein, during such time as a Control Termination Event or Consultation Termination Event is in existence solely as a result of the operation of clause (ii) of the definition of Control Termination Event and clause (ii) of the definition of Consultation Termination Event, such Control Termination Event or Consultation Termination Event shall be deemed to no longer be in existence and have not occurred with respect to any unaffiliated third party to whom the Controlling Class Certificateholder that irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder has sold or transferred all or a portion of its interest in the Class F-RR Certificates if such unaffiliated third party holds the majority of the Controlling Class after giving effect to such transfer (the “Non-Waiving Successor”). Following any such sale or transfer, the Non-Waiving Successor shall again have the rights of the Controlling Class Certificateholder as set forth herein (including the rights to appoint a Directing Certificateholder or cause the exercise of the rights of the Directing Certificateholder) without regard to any prior waiver by the predecessor Controlling Class Certificateholder. The Non-Waiving Successor shall also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. The Non-Waiving Successor shall also have the right to exercise any of the rights of the Controlling Class Certificateholder. No Non-Waiving Successor described above shall have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to the sale or transfer of the Class F-RR Certificates to the Non-Waiving Successor and had not also become a Corrected Loan prior to such sale or transfer until such time as such Mortgage Loan becomes a Corrected Loan.

(m)             Promptly upon its determination of a change in the Controlling Class, the Certificate Administrator shall (i) include on its statement made available pursuant to Section 4.02(a) of this Agreement the identity of the new Controlling Class and (ii) provide to the Master Servicer, the Special Servicer and the Operating Advisor notice of such event and the identity and contact information of the new Controlling Class Certificateholder (the cost of obtaining such information from DTC being an expense of the Trust). The Certificate Administrator shall notify the Operating Advisor, the Master Servicer and the Special Servicer within ten (10) Business Days of the existence or cessation of (i) any Control Termination Event, (ii) any Consultation Termination Event or (iii) any Operating Advisor Consultation Event. Upon the Certificate Administrator’s determination that a Control Termination Event, a Consultation Termination Event or an Operating Advisor Consultation Event has occurred or is terminated, the Certificate Administrator shall, within ten (10) Business Days, post a “special notice” on the Certificate Administrator’s Website pursuant to this provision.

In the event that a Control Termination Event has occurred due to a reduction of the Certificate Balance of the Class F-RR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class in accordance with Section 4.05(a)) to less than 25% of the Original Certificate Balance thereof, such special notice shall state “A Control Termination Event has occurred due to the reduction of the Certificate Balance of the Class F-RR Certificates to less than 25% of the Original Certificate Balance thereof.”

In the event that a Control Termination Event or Consultation Termination Event has occurred due to the irrevocable waiver by a Class F-RR Certificateholder, who has become the Controlling Class Certificateholder, of its right to appoint a Directing Certificateholder or to exercise any of the rights of the Controlling Class Certificateholder, such special notice shall state “A Control Termination Event and a Consultation Termination Event has occurred due to the irrevocable waiver by the Controlling Class Certificateholder of its rights as Controlling Class Certificateholder.”

In the event that a Consultation Termination Event has occurred due to the reduction of each Class of Control Eligible Certificates below 25% of its Original Certificate Balance, in each case without regard to the application of any Cumulative Appraisal Reduction Amounts, such special notice shall state: “A Consultation Termination Event has occurred because no Class of Control Eligible Certificates exists where such Class’s aggregate Certificate Balance is at least equal to 25% of the Original Certificate Balance of that Class, in each case without regard to the application of any Cumulative Appraisal Reduction Amounts.”

In the event of any transfer of a Class F-RR Certificate, and upon notice to the Certificate Administrator in the form of Exhibit NN that results in a termination of a Control Termination Event or a Consultation Termination Event, such “special notice” shall state: “A Consultation Termination Event or a Control Termination Event has been terminated and is no longer in effect due to a Transfer of a majority interest of the Controlling Class Certificates to an unaffiliated third party which has terminated any waiver by the prior Holder.”

In the event that an Operating Advisor Consultation Event has occurred due to the reduction of the aggregate Certificate Balance of the HRR Certificates to 25% or below of their aggregate Original Certificate Balance, taking into account the application of any Cumulative Appraisal Reduction Amounts, such special notice shall state: “An Operating Advisor Consultation Event has occurred because the aggregate Certificate Balance of the HRR Certificates has been reduced to 25% or below of their aggregate Original Certificate Balance.”

With respect to any Mortgage Loan determined to be an Excluded Loan, none of the Directing Certificateholder or any Controlling Class Certificateholder shall have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event shall be deemed to have occurred with respect to such Excluded Loan.

Section 3.24        Intercreditor Agreements. (a) Each of the Master Servicer and Special Servicer acknowledges and agrees that each Serviced Whole Loan being serviced under this Agreement and each Mortgage Loan with mezzanine debt is subject to the terms and provisions of the related Intercreditor Agreement and each agrees to service each such Serviced Whole Loan, and each Mortgage Loan with mezzanine debt in accordance with the related Intercreditor Agreement and this Agreement, including, without limitation, effecting distributions and allocating reimbursement of expenses in accordance with the related Intercreditor Agreement and, in the event of any conflict between the provisions of this Agreement and the related Intercreditor Agreement, the related Intercreditor Agreement shall govern. For the avoidance of doubt, it is understood that the terms and provisions of any Intercreditor Agreement do not affect the right of the Master Servicer, the Trustee, the Certificate Administrator or the Operating Advisor to receive Servicing Fees (without taking into account any portion thereof that constitutes a primary servicing fee), Trustee Fees, Certificate Administrator Fees or Operating Advisor Fees that are payable hereunder solely from amounts allocable to and payable from collections on the related Mortgage Loan as and to the extent provided in this Agreement. Notwithstanding anything contrary in this Agreement, each of the Master Servicer and Special Servicer agrees not to take any action with respect to a Serviced Whole Loan, or a Mortgage Loan with mezzanine debt or the related Mortgaged Property without the prior consent of the related Companion Holder or mezzanine lender, as applicable, to the extent that the related Intercreditor Agreement provides that such Companion Holder or mezzanine lender, as applicable, is required or permitted to consent to such action. Each of the Master Servicer and Special Servicer acknowledges and agrees that each Companion Holder and each mezzanine lender or its respective designee has the right to purchase the related Mortgage Loan pursuant to the terms and conditions of this Agreement and the related Intercreditor Agreement to the extent provided for therein. Each of the Master Servicer and the Special Servicer further acknowledges and agrees that any Serviced Whole Loan Controlling Holder will have the right to replace the Special Servicer solely with respect to the related Serviced Whole Loan, to the extent provided for herein and in the related Intercreditor Agreement.

(b)               Neither the Master Servicer nor the Special Servicer shall have any liability for any cost, claim or damage that arises from any entitlement in favor of a Companion Holder or a mezzanine lender under the related Intercreditor Agreement or conflict between the terms of this Agreement and the terms of such Intercreditor Agreement. Notwithstanding any provision of any Intercreditor Agreement that may otherwise require the Master Servicer or the Special Servicer to abide by any instruction or direction of a Companion Holder or a mezzanine lender, neither the Master Servicer nor the Special Servicer shall be required to comply with any instruction or direction the compliance with which requires an Advance that constitutes or would constitute a Nonrecoverable Advance. In no event shall any expense arising from compliance with an Intercreditor Agreement constitute an expense to be borne by the Master Servicer or the Special Servicer for its own account without reimbursement. In no event shall the Master Servicer or the Special Servicer be required to consult with or obtain the consent of any Companion Holder or a mezzanine lender unless such Companion Holder or mezzanine lender has delivered notice of its identity and contact information to each of the parties to this Agreement (upon which notice each of the parties to this Agreement shall be conclusively entitled to rely). As of the Closing Date, the contact information for the Companion Holders and mezzanine lenders is as set forth in the related Intercreditor Agreement. In no event shall the Master Servicer or the Special Servicer, as the case may be, be required to consult with or obtain the consent of a new Directing Certificateholder or a new Controlling Class Certificateholder unless the Certificate Administrator has delivered notice to the Master Servicer or the Special Servicer, as applicable, as required under Section 3.23(e) or the Master Servicer or the Special Servicer, as applicable, have actual knowledge of the identity and contact information of a new Directing Certificateholder or a new Controlling Class Certificateholder.

(c)               No direction or disapproval of the Companion Holders or any mezzanine lender shall (a) require or cause the Master Servicer or the Special Servicer to violate the terms of a Mortgage Loan or Serviced Companion Loan, applicable law or any provision of this Agreement, including the Master Servicer’s or the Special Servicer’s obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each Trust REMIC, (b) result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions or (c) materially expand the scope of the Special Servicer’s, Trustee’s, the Certificate Administrator’s or the Master Servicer’s responsibilities under this Agreement.

(d)               With respect to any Serviced Pari Passu Companion Loan, notwithstanding any rights the Operating Advisor or the Directing Certificateholder hereunder may have to consult with respect to any action or other matter with respect to the servicing of such Companion Loan, to the extent the related Intercreditor Agreement provides that such right is exercisable by the related Companion Holder or is exercisable in conjunction with any related Companion Holder, the Directing Certificateholder shall not be permitted to exercise such right or, to the extent provided in the related Intercreditor Agreement, shall be required to exercise such right in conjunction with the related Companion Holder, as applicable (except to the extent that the Directing Certificateholder is the related Serviced Whole Loan Controlling Holder). Additionally, notwithstanding anything in this Agreement to the contrary, the Master Servicer or the Special Servicer, as the case may be, shall consult, seek the approval or obtain the consent of the holder of any Serviced Companion Loan with respect to any matters with respect to the servicing of such Companion Loan to the extent required under related Intercreditor Agreement and shall not take such actions requiring consent of the related Companion Holder without such consent. In addition, notwithstanding anything to the contrary, the Master Servicer or the Special Servicer, as the case may be, shall deliver reports and notices to the related Companion Holder as required under the Intercreditor Agreement.

(e)               Notwithstanding anything in this Agreement to the contrary, (a)(i) with respect to any Non-Specially Serviced Loan the Special Servicer (with respect to any Major Decision (other than with respect to actions described in subclauses (A) or (B) of clause (xiii) of the definition of “Major Decisions”, which the Master Servicer shall process without first seeking the agreement of the Special Servicer) or Special Servicer Decision, unless the Master Servicer and the Special Servicer mutually agree that, in connection with any modification, waiver or amendment that constitutes a Major Decision (other than with respect to actions described in subclauses (A) or (B) of clause (xiii) of the definition of “Major Decisions”, which the Master Servicer shall process without first seeking the agreement of the Special Servicer) or Special Servicer Decision, the Master Servicer shall process and determine whether to consent, subject to the consent of the Special Servicer, to such modification, waiver or amendment) or the Master Servicer (with respect to any modification, waiver or amendment that does not constitute a Major Decision or a Special Servicer Decision), or (ii) with respect to any Specially Serviced Loan, the Special Servicer, as applicable, shall be required (i) to the extent the required notice address has been provided, to provide copies of any notice, information and report that it is required to provide to the Controlling Class Certificateholder pursuant to this Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to a Serviced Whole Loan, to the related Companion Holder, within the same time frame it is required to provide to the Controlling Class Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Controlling Class Certificateholder under this Agreement due to the occurrence and continuance of a Control Termination Event or the occurrence and continuance of a Consultation Termination Event) and (ii) to consult with any related Companion Holder on a strictly non-binding basis, to the extent having received such notices, information and reports, such related Companion Holder requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to a Serviced Whole Loan, and consider alternative actions recommended by such related Companion Holder; provided that after the expiration of a period of ten (10) Business Days from the delivery to such related Companion Holder by the Special Servicer of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Controlling Class Certificateholder, the Special Servicer shall no longer be obligated to consult with such related Companion Holder, whether or not such related Companion Holder has responded within such ten (10) Business Day period (unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the related Companion Holder set forth in the immediately preceding sentence, the Special Servicer may make any Major Decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the Certificateholders and the related Companion Holder. In no event shall the Special Servicer be obligated at any time to follow or take any alternative actions recommended by the related Companion Holder.

(f)                Each Serviced Pari Passu Companion Loan Holder shall have the right to attend (in person or telephonically, in the discretion of the Master Servicer or Special Servicer, as the case may be) annual meetings with the Master Servicer or the Special Servicer at the offices of the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the related Whole Loan are discussed.

(g)               With respect to any Serviced Whole Loan, the Special Servicer shall not modify, waive or amend the terms of the related Intercreditor Agreement such that the monthly remittance to the holder of the related Companion Loan is required earlier than 2 Business Days after receipt by the Master Servicer of the related Periodic Payment without the consent of the Master Servicer.

(h)               To the extent not otherwise expressly included herein, any provisions required to be included herein pursuant to any Intercreditor Agreement for a Whole Loan are deemed incorporated herein by reference, and the parties hereto shall comply with those provisions as if set forth herein in full.

(i)                 With respect to the Serviced AB Whole Loan, notwithstanding any rights the Directing Certificateholder hereunder may have to consult with respect to any action or other matter with respect to the servicing of such Serviced AB Whole Loan, to the extent the related

Intercreditor Agreement provides that such right is exercisable by the related Subordinate Companion Holder or its representative or is exercisable in conjunction with the related Subordinate Companion Holder, then the Directing Certificateholder shall not be permitted to exercise such right. Additionally, notwithstanding anything in this Agreement to the contrary, the Special Servicer shall consult with, seek the approval of, or obtain the consent of the Subordinate Companion Holder or its representative with respect to any matters with respect to the servicing of the related AB Subordinate Companion Loan to the extent required under the related Intercreditor Agreement and shall not take such actions requiring consent of or consultation with such Subordinate Companion Holder or its representative without such consent or consultation (or deemed consent or consultation). In addition, notwithstanding anything to the contrary, the Master Servicer or Special Servicer, as applicable, shall deliver information, reports and notices to the Subordinate Companion Holder or its representative as and to the extent required under the related Intercreditor Agreement; provided that if such Subordinate Companion Holder is a Borrower Party with respect to the related Mortgage Loan, then such Subordinate Companion Holder shall not be entitled to receive any information that would constitute Excluded Information if such AB Whole Loan were an Excluded Controlling Class Loan. Each of the Master Servicer and the Special Servicer further acknowledges and agrees that any AB Whole Loan Controlling Holder will have the right to exercise the rights of the Directing Certificateholder under this Agreement to the extent provided for in, and subject to the terms of, the related Intercreditor Agreement.

Section 3.25        Rating Agency Confirmation. (a) Notwithstanding the terms of any related Mortgage Loan documents or other provisions of this Agreement, if any action under any Mortgage Loan documents or this Agreement requires Rating Agency Confirmation as a condition precedent to such action, if the party (the “RAC Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmation from each Rating Agency has made a request to any Rating Agency for such Rating Agency Confirmation and, within ten (10) Business Days of the Rating Agency Confirmation request being posted to the 17g-5 Information Provider’s Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such RAC Requesting Party shall be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s Website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this Agreement as a “RAC No-Response Scenario”. Once the RAC Requesting Party has sent a request for a Rating Agency Confirmation to the 17g-5 Information Provider, such RAC Requesting Party may, but shall not be obligated to send such request directly to the Rating Agencies in accordance with the procedures set forth in Section 13.10(d).

If there is no response to such Rating Agency Confirmation request within five (5) Business Days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation or with respect to any other matter under this Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation shall be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency and the Master Servicer (with respect to Non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special Servicer (with respect to Specially Serviced Loans, REO Mortgage Loans and Non-Specially Serviced Loans if the Special Servicer is processing the action requiring Rating Agency Confirmation with respect to such Non-Specially Serviced Loans), as the case may be, may then take such action if the Master Servicer (with respect to Non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special Servicer (with respect to Specially Serviced Loans, REO Mortgage Loans and Non-Specially Serviced Loans if the Special Servicer is processing the action requiring Rating Agency Confirmation with respect to such Non-Specially Serviced Loans), as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition shall be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer has been appointed and currently serves as a master servicer or a special servicer, as applicable, on a transaction-level basis on a CMBS transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency.

Any Rating Agency Confirmation request made by the Master Servicer, Special Servicer, Certificate Administrator or Trustee, as applicable, pursuant to this Agreement, shall be made in writing, which writing shall contain a cover page indicating the nature of the Rating Agency Confirmation request, and shall contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation request shall be provided in electronic format to the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such request on the 17g-5 Information Provider’s Website in accordance with Section 3.13(c).

Promptly following the Master Servicer’s or the Special Servicer’s determination to take any action discussed in this Section 3.25(a) following any requirement to obtain a Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist), the Master Servicer or the Special Servicer, as applicable, shall provide electronic written notice to the 17g-5 Information Provider of the action taken for the particular item at such time, and the 17g-5 Information Provider shall promptly post such notice on the 17g-5 Information Provider’s Website in accordance with Section 3.13(c).

(b)               Notwithstanding anything to the contrary in this Section 3.25, for purposes of the provisions of any Mortgage Loan document relating to defeasance (including without limitation the type of collateral acceptable for use as defeasance collateral) or release or substitution of any collateral, any Rating Agency Confirmation requirement in the Mortgage Loan documents for which the Master Servicer or the Special Servicer would have been permitted to waive obtaining or to make a determination with respect to such Rating Agency Confirmation pursuant to Section 3.25(a) shall be deemed not to apply (as if such requirement did not exist).

(c)               For all other matters or actions not specifically discussed in Section 3.25(a) above, the applicable RAC Requesting Party shall deliver Rating Agency Confirmation from each Rating Agency.

Section 3.26        The Operating Advisor. (a)  The Operating Advisor shall review (i) the actions of the Special Servicer with respect to any Specially Serviced Loan (as provided in Section 3.08(a), Section 3.08(b), Section 3.18(a), Section 3.18(b), Section 3.19(d), Section 3.26 and Section 6.08) and after the occurrence and during the continuance of an Operating Advisor Consultation Event the actions of the Special Servicer with respect to Major Decisions relating to any Mortgage Loan, (ii) all reports by the Special Servicer made available to Privileged Persons that are posted on the Certificate Administrator’s Website and that are relevant to the Operating Advisor’s obligations hereunder and (iii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and (iv) each Final Asset Status Report delivered to the Operating Advisor by the Special Servicer. The Operating Advisor shall perform its duties hereunder in accordance with the Operating Advisor Standard. Furthermore, the Operating Advisor shall have no obligation or responsibility at any time to review the actions of the Master Servicer for compliance with the Servicing Standard, and the Operating Advisor will not be required to consider such Master Servicer actions in connection with any Operating Advisor Annual Report.

(b)               The Operating Advisor and its Affiliates shall keep confidential any information appropriately labeled “Privileged Information” received from the Special Servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of its rights under this Agreement (including, without limitation, in connection with the review and/or approval of any Asset Status Report or Final Asset Status Report), subject to any law, rule, regulation, order, judgment or decree requiring the disclosure of such Privileged Information. Subject to the terms and conditions in this Agreement related to Privileged Information, the Operating Advisor agrees that it shall use information received from the Special Servicer pursuant to the terms of this Agreement solely for purposes of complying with its duties and obligations hereunder.

(c)               (i) Based on the Operating Advisor’s review of (1) any assessment of compliance report, attestation report, and other information delivered to the Operating Advisor by the Special Servicer or made available to Privileged Persons that are posted on the Certificate Administrator’s Website during the prior calendar year, (2) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or approved or deemed approved Major Decision Reporting Package provided to the Operating Advisor by the Special Servicer, and (3) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report

and any Major Decision Reporting Package provided to the Operating Advisor with respect to any Mortgage Loan, the Operating Advisor shall (but only if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) deliver to the Special Servicer, the Certificate Administrator and the 17g-5 Information Provider within one hundred twenty (120) days of the end of the prior calendar year, an annual report (the “Operating Advisor Annual Report”), substantially in the form of Exhibit V (which form may be modified or altered as to either its organization or content by the Operating Advisor, subject to compliance of such form with the terms and provisions of this Agreement including, without limitation, provisions herein relating to Privileged Information; provided, however, that in no event shall the information or any other content included in the Operating Advisor Annual Report contravene any provision of this Agreement), setting forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties pursuant to this Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on Non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis” and identifying (1) which, if any, standards with which the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply and (2) any material deviations from the Special Servicer’s obligations hereunder with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, further, however, that in the event the Special Servicer is replaced, the Operating Advisor Annual Report shall only relate to the special servicer that was acting as Special Servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report; provided, further, that the Operating Advisor shall prepare a separate Operating Advisor Annual Report relating to each Excluded Special Servicer and any Excluded Special Servicer Loan(s) serviced by such Excluded Special Servicer. In preparing any Operating Advisor Annual Report, the Operating Advisor shall not be required to report on instances of non-compliance with, or deviation from, the Servicing Standard or the Special Servicer’s obligations under this Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial. Subject to the restrictions in this Agreement, including, without limitation, Section 3.26(c), each such Operating Advisor Annual Report shall (A) identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under this Agreement with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the Special Servicer is responsible for servicing under this Agreement (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) and (B) comply with all of the confidentiality requirements described in this Agreement regarding Privileged Information (subject to any permitted exceptions). In preparing any Operating Advisor Annual Report, the Operating Advisor shall not be required to provide or obtain a legal opinion, legal review or legal conclusion. Such Operating Advisor Annual Report shall be delivered to the Certificate Administrator (which shall promptly post such Operating Advisor Annual Report on the Certificate Administrator’s Website in accordance with Section 3.13(b)) and the 17g-5 Information Provider (which shall promptly post such Operating Advisor Annual Report on the 17g-5 Information Provider’s Website in accordance with Section 3.13(c)), with a copy of the final Operating Advisor Annual Report to the Special Servicer; provided, however, that the Special

Servicer shall be given an opportunity to review the Operating Advisor Annual Report at least five (5) Business Days prior to its delivery to the Certificate Administrator and the 17g-5 Information Provider. The Operating Advisor shall have no obligation to adopt any comments to the Operating Advisor Annual Report that are provided by the Special Servicer. Only as used in this Section 3.26 in connection with the Operating Advisor Annual Report, the term “trust-level basis” refers to the Special Servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on Non-Specially Serviced Loans), taking into account the Special Servicer’s specific duties under this Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any assessment of compliance report, attestation report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the Operating Advisor by the Special Servicer (other than any communications between the Directing Certificateholder and the Special Servicer that would be Privileged Information) pursuant to this Agreement.

(ii)                                 In the event the Operating Advisor’s ability to perform its obligations in respect of the Operating Advisor Annual Report is limited or prohibited due to the failure of a party hereto to timely deliver information required to be delivered to the Operating Advisor or because such information is inaccurate or incomplete, the Operating Advisor shall set forth such limitations or prohibitions in the related Operating Advisor Annual Report, and the Operating Advisor shall not be subject to any liability arising from such limitations or prohibitions. The Operating Advisor shall be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance hereunder. In the event a lack of access to Privileged Information limits or prohibits the Operating Advisor from performing its duties under this Agreement, the Operating Advisor shall set forth any such limitations or prohibitions in the related Operating Advisor Annual Report, and the Operating Advisor shall not be subject to any liability arising from its lack of access to Privileged Information.

(d)               [RESERVED].

(e)               (i) With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the Special Servicer) of any of the calculations related to (i) Appraisal Reduction Amounts calculated by the Special Servicer, (ii) Cumulative Appraisal Reduction Amounts calculated by the Special Servicer, (iii) Collateral Deficiency Amounts calculated by the Special Servicer or (iv) net present value in accordance with Section 1.02(iv) calculated by the Special Servicer, the Special Servicer shall forward such calculations, together with any supporting material or additional information necessary in support thereof (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Communications), to the Operating Advisor promptly, but in any event no later than two (2) Business Days after preparing such calculations, and the Operating Advisor shall promptly, but no later than three (3) Business Days after receipt of such calculations and any supporting or additional materials, recalculate and review for accuracy and consistency with this Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such calculation.

(ii)                                In connection with this Section 3.26(e), in the event the Operating Advisor does not agree with the mathematical calculations of the Cumulative Appraisal Reduction Amount, Appraisal Reduction Amount or Collateral Deficiency Amount (in each case, as calculated by the Special Servicer) or net present value or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and the Special Servicer shall consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement within five (5) Business Days of delivery of such calculations. The Master Servicer shall cooperate with the Special Servicer and provide any information reasonably requested by the Special Servicer necessary for the calculation of the Cumulative Appraisal Reduction Amount, Appraisal Reduction Amount or Collateral Deficiency Amount and in the Master Servicer’s possession or reasonably obtainable by the Master Servicer. In the event the Operating Advisor and the Special Servicer are not able to resolve such inaccuracies or disagreement prior to the end of such five (5) Business Day period, the Operating Advisor shall promptly notify the Certificate Administrator of such disagreement and the Certificate Administrator shall examine the calculations and supporting materials provided by the Operating Advisor and the Special Servicer and determine which calculation is to apply and shall provide such parties prompt written notice of its determination.

(f)                Notwithstanding the foregoing, prior to the occurrence and continuance of an Operating Advisor Consultation Event, the Operating Advisor’s review shall be limited to an after-the-action review of any assessment of compliance, attestation report, Major Decision Reporting Package relating to a Specially Serviced Loan, Asset Status Report, Final Asset Status Report and other information delivered to the Operating Advisor by the Special Servicer or made available to Privileged Persons that are posted on the Certificate Administrator’s Website during the prior calendar year (together with any additional information and material reviewed by the Operating Advisor), and, therefore, it shall have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, lockbox management, Insurance Policies, borrower substitutions, lease changes, additional borrower debt, defeasances, property management changes, releases from escrow, assumptions and other similar actions that the Special Servicer may perform under this Agreement and shall have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the Operating Advisor’s review of net present value, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amount or Appraisal Reduction Amount calculations as described above, the Operating Advisor’s recalculation shall not take into account the reasonableness of Special Servicer’s property and Mortgagor performance assumptions or other similar discretionary portions of the net present value, Collateral Deficiency Amounts and Cumulative Appraisal Reduction Amount calculation.

(g)               The Operating Advisor and its Affiliates shall keep all information appropriately labeled as “Privileged Information” confidential and shall not, without the prior written consent of the Special Servicer and (for so long as no Control Termination Event is continuing) the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan) disclose such Privileged Information to any Person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by this Agreement to the other parties to this Agreement with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the Special Servicer’s obligations under this Agreement (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the Operating Advisor to replace the Special Servicer. Each party to this Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information shall not disclose such Privileged Information to any Person without the prior written consent of the Special Servicer and, unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan or any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the Operating Advisor may serve in a similar capacity with respect to Other Securitizations that involve the same parties or borrower involved in this securitization, the knowledge of the employees performing operating advisor functions for such Other Securitizations shall not be imputed to the employees of the Operating Advisor involved in this securitization. Notwithstanding the foregoing, the Operating Advisor shall be permitted to share Privileged Information with its Affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor.

(h)               Subject to the requirements of confidentiality imposed on the Operating Advisor herein (including without limitation in respect of Privileged Information), the Operating Advisor shall respond to Inquiries proposed by Privileged Persons from time to time in accordance with the terms of Section 4.07(a).

(i)                 As compensation for its activities hereunder, the Operating Advisor shall be entitled to receive the Operating Advisor Fee on each Remittance Date with respect to each Mortgage Loan and each REO Loan. As to each Mortgage Loan and each REO Loan, the Operating Advisor Fee shall accrue from time to time at the Operating Advisor Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, and in the same manner as interest is calculated on the related Mortgage Loan or REO Loan, as the case may be, and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on the related Mortgage Loan or deemed to be due on such REO Loan is computed.

The Operating Advisor shall be entitled to reimbursement of any Operating Advisor Expenses provided for pursuant to Section 6.04(a) and/or Section 6.04(b), such amounts to be reimbursed from amounts on deposit in the Collection Account as provided by Section 3.05(a). Each successor operating advisor shall be required to acknowledge and agree to the terms of the preceding sentence.

In addition, the Operating Advisor Consulting Fee shall be payable to the Operating Advisor with respect to each Major Decision for which the Operating Advisor has consultation obligations hereunder. The Operating Advisor Consulting Fee shall be payable from funds on deposit in the Collection Account as provided in Section 3.05(a)(ii) of this Agreement, but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such Certificates, only to the extent such Operating Advisor Consulting Fee is actually received from the related Mortgagor. When the Operating Advisor has consultation obligations with respect to a Major Decision under this Agreement, the Master Servicer or the Special Servicer, as the case may be, shall use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related Mortgagor in connection with such Major Decision, and only to the extent not prohibited by the related Mortgage Loan documents. The Master Servicer or Special Servicer, as the case may be, may waive or reduce the amount of any Operating Advisor Consulting Fee payable by the related Mortgagor if it determines that such full or partial waiver is in accordance with the Servicing Standard, but in no event shall the Master Servicer or the Special Servicer take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, shall consult, on a non-binding basis, with the Operating Advisor prior to any such waiver or reduction. Notwithstanding the foregoing, the Operating Advisor shall have no obligations or consultation rights in its capacity as operating advisor with respect to: (i) any Non-Serviced Whole Loan or any related REO Property, except in limited circumstances or (ii) any Serviced AB Whole Loan, prior to the occurrence and continuance of both an AB Control Appraisal Period and a Control Termination Event; provided, further, that the Operating Advisor shall not be entitled to an Operating Advisor Consulting Fee with respect to any Non-Serviced Mortgage Loan and any related Companion Loan.

(j)                 After the occurrence and during the continuance of a Consultation Termination Event, the Operating Advisor may be removed upon (i) the written direction of Holders of Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the Operating Advisor with a replacement Operating Advisor selected by such Certificateholders (provided that the proposed replacement Operating Advisor is an Eligible Operating Advisor), (ii) payment by such requesting Holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) receipt by the Trustee and the Certificate Administrator of Rating Agency Confirmation from each Rating Agency (which confirmations will be obtained by the Certificate Administrator at the expense of such Holders and will not constitute an additional expense of the Trust). The Certificate Administrator shall promptly provide written notice to all Certificateholders of such request by posting such notice on the Certificate Administrator’s Website in accordance with Section 3.13(b), and concurrently by mail, and conduct the solicitation of votes of all Certificates in such regard. Upon the vote or written direction of Holders of Certificates evidencing at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable), the Trustee shall immediately terminate all of the rights and obligations of the Operating Advisor under this Agreement (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights (arising out of events occurring prior to such termination)) by prior written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed.

(k)               After the occurrence of an Operating Advisor Termination Event, the Trustee may, and upon the written direction of Holders of Certificates representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Classes of Certificates), the Trustee shall promptly terminate the Operating Advisor for cause and appoint a replacement Operating Advisor that is an Eligible Operating Advisor; provided that no such termination shall be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the Operating Advisor under this Agreement. No such termination shall terminate, change, reduce, or otherwise modify the rights and obligations of the Operating Advisor that accrued prior to such termination, including the right to receive all amounts accrued and owing to it under this Agreement, and other than indemnification rights (arising out of events occurring prior to such termination). The Trustee may rely on a certification by the replacement Operating Advisor that it is an Eligible Operating Advisor. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee shall, as soon as possible, be required to give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the 17g-5 Information Provider (for posting to the 17g-5 Information Provider’s Website), the Depositor, the Directing Certificateholder, any Companion Loan holder and the Certificateholders.

(l)                 The Holders of Certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event hereunder may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the Trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the Trustee and the Certificate Administrator shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the Trust.

(m)             Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder shall have the right to consent, such consent not to be unreasonably withheld, conditioned or delayed, to the identity of any replacement Operating Advisor appointed pursuant to this Section 3.26; provided, further, that such consent will be deemed to have been granted if no objection is made within ten (10) Business Days following the Directing Certificateholder’s receipt of the request for consent and, if granted or deemed granted, such consent cannot thereafter be revoked or withdrawn.

(n)               The Operating Advisor may resign from its obligations and duties hereby imposed on it (a) upon thirty (30) days’ prior written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Asset Representations Reviewer and the Directing Certificateholder, if applicable, and (b) upon the appointment of, and the acceptance of such appointment by, a successor operating advisor that is an Eligible Operating

Advisor and receipt by the Trustee of Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been appointed and has accepted such appointment within thirty (30) days of receipt by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Asset Representations Reviewer and the Directing Certificateholder of the resigning Operating Advisor’s notice of resignation, the resigning Operating Advisor may petition a court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation by the Operating Advisor shall become effective until the replacement Operating Advisor shall have assumed the resigning Operating Advisor’s responsibilities and obligations. The resigning Operating Advisor shall pay all costs and expenses (including costs and expenses incurred by the Trustee and the Certificate Administrator) associated with a transfer of its duties pursuant to this Section 3.26.

(o)               [RESERVED].

(p)               In the event the Operating Advisor resigns or is otherwise terminated for any reason it shall remain entitled to any accrued and unpaid Operating Advisor Fees and Operating Advisor Consulting Fees and reimbursement of accrued and unpaid Operating Advisor Expenses pursuant to Section 3.26(i) and shall also remain entitled to any rights of indemnification provided hereunder.

(q)               The parties hereto agree, and the Certificateholders by their acceptance of their Certificates shall be deemed to have agreed, that (i) subject to Section 6.04, the Operating Advisor shall have no liability to any Certificateholder for any actions taken or for refraining from taking any actions under this Agreement, (ii) the Operating Advisor shall act solely as a contracting party to the extent set forth in this Agreement, (iii) the Operating Advisor shall have no (A) fiduciary duty, or (B) other duty except with respect to its specific obligations under this Agreement, and shall have no duty or liability to any particular Class of Certificates or particular Certificateholders or any third party, and (iv) the Operating Advisor does not constitute an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a “broker” or “dealer” within the meaning of the Exchange Act.

(r)                [RESERVED]

(s)                The Operating Advisor shall at all times be an Eligible Operating Advisor and if the Operating Advisor ceases to be an Eligible Operating Advisor, the Operating Advisor shall immediately resign under Section 3.26(n) of this Agreement and the Trustee shall appoint a successor operating advisor subject to and in accordance with this Section 3.26. Notwithstanding the foregoing, if the Trustee is unable to find a successor operating advisor within thirty (30) days of the termination of the Operating Advisor, the Depositor shall be permitted to find a replacement.

(t)                 [RESERVED]

(u)               With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, each of the Special Servicer and the Operating Advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to Section 3.23(m), and, with respect to any obligations of the Operating Advisor that are performed only after the occurrence and continuance of an Operating Advisor

Consultation Event, the Operating Advisor shall have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

Section 3.27        Companion Paying Agent. (a) With respect to each of the Serviced Companion Loans, the Master Servicer shall be the Companion Paying Agent hereunder. The Companion Paying Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b)               No provision of this Agreement shall be construed to relieve the Companion Paying Agent from liability for its negligent failure to act, bad faith or its own willful misfeasance; provided, however, that the duties and obligations of the Companion Paying Agent shall be determined solely by the express provisions of this Agreement. The Companion Paying Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Companion Paying Agent. In the absence of bad faith on the part of the Companion Paying Agent, the Companion Paying Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instrument furnished to the Companion Paying Agent by any Person and which on their face do not contradict the requirements of this Agreement.

(c)               In the case of each of the Serviced Companion Loans, upon the resignation or removal of the Master Servicer pursuant to Article VII of this Agreement, the Master Servicer, as the Companion Paying Agent, shall be deemed simultaneously to resign or be removed.

(d)               This Section 3.27 shall survive the termination of this Agreement or the resignation or removal of the Companion Paying Agent, as regards to rights accrued prior to such resignation or removal.

Section 3.28        Serviced Companion Noteholder Register. The Companion Paying Agent shall maintain a register (the “Serviced Companion Noteholder Register”) with respect to each Serviced Companion Loan on which it will record the names and address of, and wire transfer instructions for, the Serviced Companion Noteholders from time to time, to the extent such information is provided in writing to it by each Serviced Companion Noteholder. The initial Serviced Companion Noteholders, along with their respective name and address, are listed on Exhibit S. In the event a Serviced Companion Noteholder transfers a Serviced Companion Loan without notice to the Companion Paying Agent, the Companion Paying Agent shall have no liability for any misdirected payment in such Serviced Companion Loan and shall have no obligation to recover and redirect such payment.

The Companion Paying Agent shall promptly provide the name and address of any Serviced Companion Noteholder to any party hereto or any successor Serviced Companion Noteholder upon written request and any such Person may, without further investigation, conclusively rely upon such information. The Companion Paying Agent shall have no liability to any Person for the provision of any such name and address.

For the avoidance of doubt: (x) any notices or information required to be delivered pursuant to this Agreement by any party hereto to a Serviced Companion Noteholder with respect to a Serviced Companion Loan that has been included in an Other Securitization shall be provided to the Other Servicer under the Other Pooling and Servicing Agreement and (y) any notices, reports or other information required to be delivered pursuant to this Agreement by any party hereto to a holder of a Non-Serviced Companion Loan shall be provided to the applicable Non-Serviced Master Servicer under the related Non-Serviced PSA.

Section 3.29        Certain Matters Relating to the Whole Loans. (a) In the event that any of the applicable Non-Serviced Trustee, the applicable Non-Serviced Master Servicer or the applicable Non-Serviced Special Servicer shall be replaced in accordance with the terms of the applicable Non-Serviced PSA, the Master Servicer and the Special Servicer shall acknowledge its successor as the successor to the applicable Non-Serviced Trustee, the applicable Non-Serviced Master Servicer or the applicable Non-Serviced Special Servicer, as the case may be.

(b)               If any of the Trustee, the Certificate Administrator or the Master Servicer receives notice from a Rating Agency that the Master Servicer is no longer an “approved” master servicer by any of the Rating Agencies rating the Certificates, then the Trustee, the Certificate Administrator or the Master Servicer, as applicable, shall promptly notify each Non-Serviced Master Servicer of the same.

(c)               In connection with the securitization of each Serviced Pari Passu Companion Loan (in each case, only while it is a Serviced Companion Loan), upon the request of (and at the expense of) the related Serviced Companion Noteholder (or its designee), each of the Master Servicer, the Special Servicer and the Trustee, as applicable, shall use reasonable efforts to cooperate with such Serviced Companion Noteholder in attempting to cause the related Mortgagor to provide information relating to such Whole Loan and the related notes, and that such holder reasonably determines to be necessary or appropriate, for inclusion in any disclosure document(s) relating to such Other Securitization.

(d)               In connection with the sale of any Non-Serviced Whole Loan by any Non-Serviced Special Servicer, upon receipt of any notices or materials required to be furnished by the Non-Serviced Special Servicer to the holder of the related Non-Serviced Mortgage Loan pursuant to the related Intercreditor Agreement, the Special Servicer shall, prior to the occurrence and continuance of a Control Termination Event, forward such materials to the Directing Certificateholder for its consent, if such consent is required. The Special Servicer may (with the consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Termination Event) waive any timing or delivery requirements related to such sale to the extent set forth in the related Intercreditor Agreement.

(e)               With respect to any Non-Serviced Mortgage Loan, the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the Special Servicer, following the occurrence and during the continuance of a Consultation Termination Event, shall be entitled to exercise any consultation rights held by the holder of such Mortgage Loan in its capacity as a “Non-Controlling Note Holder” (or similar term identified in the related Intercreditor Agreement) as and to the extent provided in the related Intercreditor Agreement.

(f)                With respect to each Mortgage Loan that is part of a Whole Loan, this Agreement is subject to the related Intercreditor Agreement and incorporates by reference all provisions required to be included herein pursuant to such Intercreditor Agreement.

(g)               With respect to each Serviced Whole Loan, if any Serviced Companion Loan becomes the subject of an “asset review” (or such analogous term defined in the related Other Pooling and Servicing Agreement) pursuant to the related Other Pooling and Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with the Other Asset Representations Reviewer or any other party to the Other Pooling and Servicing Agreement in connection with such Asset Review by providing the Other Asset Representations Reviewer or such other requesting party with any documents reasonably requested by the Other Asset Representations Reviewer or such other requesting party, but only to the extent such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, but in any event excluding any documents known to the Master Servicer, the Special Servicer, the Trustee or the Custodian to contain information that is proprietary to the related originator or Mortgage Loan Seller or any draft documents or privileged or internal communications.

(h)               With respect to any Non-Serviced Mortgage Loan, if the Master Servicer or Special Servicer shall receive any communication from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer regarding any “Major Decision” pursuant to clause (xii) of the definition of such term, then the Master Servicer or Special Servicer shall forward the communication to the Directing Certificateholder (and to the Master Servicer, if the Special Servicer is forwarding such communication) and the Special Servicer shall reasonably cooperate with the applicable Non-Serviced Master Servicer or the applicable Non-Serviced Special Servicer, as the case may be, in effecting any related action by the applicable Non-Serviced Master Servicer or the applicable Non-Serviced Special Servicer, in any such case subject to and consistent with the related Intercreditor Agreement.

(i)                 During the period from and after the date on which a Serviced Pari Passu Companion Loan is deposited into an Other Securitization, not later than 5:00 p.m. (New York City time) on each related Serviced Whole Loan Remittance Date the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered in electronic format to the related other master servicer under the related Other Pooling and Servicing Agreement the following reports and data files with respect to such Serviced Pari Passu Companion Loan: (A) to the extent the Master Servicer has received the CREFC® Special Servicer Loan File at the time required, the most recent CREFC® Delinquent Loan Status Report, CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report and the CREFC® REO Status Report, (B) the CREFC® Loan Setup File (only with respect to the first “distribution date” (or analogous term) as defined in the related Other Pooling and Servicing Agreement), (C) the most recent CREFC® Property File and the CREFC® Comparative Financial Status Report (in each case incorporating the data required to be included in the CREFC® Special Servicer Loan File pursuant to Section 3.12(c) by the Special Servicer and the Master Servicer), (D) a CREFC® Servicer Watch List with information that is current as of such Serviced Whole Loan Remittance Date, (E) a CREFC® Financial File, (F) a CREFC® Loan Level Reserve/LOC Report, (G) a CREFC® Advance Recovery Report, (H) a CREFC® Total Loan Report and (I) the CREFC® Loan Periodic Update File. Additionally, not later than 5:00 p.m. (New York City time) on each related Serviced Whole

Loan Remittance Date, the Master Servicer shall deliver or cause to be delivered in electronic format to the related other master servicer under the related Other Pooling and Servicing Agreement any applicable CREFC® Loan Liquidation Reports, CREFC® Loan Modification Reports and CREFC® REO Liquidation Reports received from the Special Servicer. In no event shall any report described in this subsection be required to reflect information that has not been collected by or delivered to the Master Servicer, or any payments or collections not received by the Master Servicer, as of the close of business on the Business Day prior to the Business Day on which the report is due. In addition, the Master Servicer shall deliver or cause to be delivered in electronic format to the related other master servicer under the related Other Pooling and Servicing Agreement any and all other reports required to be delivered by the Master Servicer to the Certificate Administrator hereunder pursuant to the terms hereof to the extent related to such Serviced Pari Passu Companion Loan.

(j)                 On a Servicing Shift Date, (i) the Custodian shall, upon receipt of a Request for Release, transfer the related Mortgage File (other than the Mortgage Note evidencing the related Servicing Shift Mortgage Loan, the original of which shall be retained by the Custodian) for the related Servicing Shift Whole Loan to the related Non-Serviced Trustee under the related Non-Serviced PSA and retain a copy of such Mortgage File and (ii) the Master Servicer shall, upon receipt of notice from the applicable Mortgage Loan Seller that the applicable Servicing Shift Control Note has been or is being securitized and identifying the related Servicing Shift Date, transfer (and cooperate with reasonable requests in connection with such transfer of) the Servicing File for the related Servicing Shift Whole Loan, and any Escrow Payments, reserve funds and originals of items specified in clauses (x) and (xii) of the definition of “Mortgage File” for the related Servicing Shift Whole Loan, to the related Non-Serviced Master Servicer identified in the above referenced notice from the Mortgage Loan Seller on the related Servicing Shift Date.

(k)               Promptly upon any change in the identity of the Master Servicer, the successor Master Servicer shall deliver notice of such change (together with the contact information of such successor Master Servicer) to each Non-Serviced Trustee, Non-Serviced Certificate Administrator, Non-Serviced Special Servicer, Non-Serviced Master Servicer and Non-Serviced Operating Advisor.

(l)                 With respect to any Servicing Shift Mortgage Loan that is also a Serviced Mortgage Loan, the Directing Certificateholder identified in clause (B) of the definition of “Directing Certificateholder”, prior to the occurrence and continuance of a Consultation Termination Event, or the Special Servicer, following the occurrence and during the continuance of a Consultation Termination Event, shall be entitled to exercise any consultation rights held by the holder of such Mortgage Loan in its capacity as a “Non-Controlling Note Holder” (or similar term identified in the related Intercreditor Agreement) as and to the extent provided in the related Intercreditor Agreement.

Section 3.30        [RESERVED].

Section 3.31        Resignation Upon Prohibited Risk Retention Affiliation.

Under the Risk Retention Rule, any Subsequent Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the Master Servicer, the Trustee,

the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer. As long as the prohibition exists under the Risk Retention Rule, upon the occurrence of (i) a Servicing Officer of the Master Servicer or a Responsible Officer of the Certificate Administrator or the Trustee, as applicable, obtaining actual knowledge that the Master Servicer, the Certificate Administrator or the Trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of a Subsequent Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the Master Servicer, the Certificate Administrator or the Trustee receiving written notice by any other party to this Agreement, the Subsequent Third-Party Purchaser, any Sponsor or any Underwriter or Initial Purchaser that the Master Servicer, the Certificate Administrator or the Trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the Operating Advisor or the Asset Representations Reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of or Risk Retention Affiliated with any Subsequent Third-Party Purchaser or any other party to this Agreement (other than the Operating Advisor and Asset Representations Reviewer) (such Operating Advisor and Asset Representations Reviewer, together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate shall promptly notify the Sponsors and the other parties to this Agreement and resign in accordance with Section 3.26, Section 6.05, Section 7.03, Section 8.07 or Section 12.03, as applicable. The resigning Impermissible Risk Retention Affiliate shall bear all reasonable out-of-pocket costs and expenses of each other party to this Agreement, the Trust and each Rating Agency in connection with such resignation as and to the extent required under this Agreement, provided, however, that if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Subsequent Third-Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses shall be an expense of the Trust.

The provisions of the foregoing paragraph will not apply if the Depositor has determined, following a modification, waiver or amendment to, or repeal of, the Risk Retention Rules, that the foregoing affiliations are not prohibited. The Depositor shall provide written notice of such determination to the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and the Asset Representations Reviewer, provided however, the Depositor shall have no obligation to monitor the Risk Retention Rules to determine if a modification, waiver, amendment or repeal has occurred.

Section 3.32        Litigation Control.

(a)               With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and other than any Excluded Special Servicer Loan), any Serviced Companion Loan or any related REO Loan or related REO Property, the Special Servicer shall, in accordance with the Servicing Standard, direct, manage, prosecute and/or defend any action brought by a Mortgagor, guarantor, other obligor on the related Mortgage Note or any Affiliates thereof (each a “Borrower-Related Party”) against the Trust (including, without limitation, any action in which both the Trust and the Master Servicer are named) and/or the Special Servicer or any predecessor master servicer or special servicer, and represent the interests of the Trust in any litigation relating to the rights and obligations (or the enforcement of obligations) of the Trust, or of the Mortgagor or other Borrower-Related Party under the related Mortgage Loan documents, or with respect to the related Mortgaged Property or other collateral securing such Mortgage Loan (or related Whole Loan), or otherwise with respect to the enforcement of the obligations of a Borrower-Related Party under the related Mortgage Loan documents (“Trust-Related Litigation”). In the event that the Master Servicer is named in any Trust-Related Litigation but the Special Servicer is not named in such Trust-Related Litigation (regardless of whether the Trust is named in such Trust-Related Litigation), the Master Servicer shall notify the Special Servicer of such litigation as soon as reasonably practicable but in any event no later than within ten (10) Business Days of the Master Servicer receiving service of such Trust-Related Litigation.

(b)               With respect to any Non-Specially Serviced Loan and to the extent the Master Servicer is named in the Trust-Related Litigation, and neither the Trust nor the Special Servicer is named, in order to effectuate the role of the Special Servicer as contemplated by Section 3.32(a) above, the Master Servicer shall (i) provide quarterly (unless requested in writing from time to time on a more frequent basis) status reports to the Special Servicer regarding such Trust-Related Litigation; provided, however, nothing in this requirement to deliver a status report shall require or obligate the Master Servicer to provide privileged or confidential information; (ii) use reasonable efforts to have the Trust replace the Master Servicer as the appropriate party to the lawsuit; and (iii) so long as the Master Servicer remains a party to such lawsuit, consult with, and take direction from, the Special Servicer with respect to material decisions and material monetary settlements related to the interests of the Trust in such Trust-Related Litigation, including but not limited to the selection of counsel. If and/or when the Trust and/or the Special Servicer are named, the Special Servicer shall assume control of the Trust-Related Litigation as provided in Section 3.32(a) above, the Master Servicer shall no longer have the reporting obligations set forth above and the Special Servicer’s selection of counsel shall be subject to the consent of the Master Servicer which consent shall not be unreasonably withheld. Further, if there are claims against the Master Servicer, the Trust, and the Special Servicer, each party at the request of any other such party shall enter into a joint defense agreement in accordance with Section 3.32(h) below.

(c)               The Special Servicer shall not (i) undertake (or direct the Master Servicer to undertake) any material settlement of any Trust-Related Litigation or (ii) initiate any material Trust-Related Litigation unless and until (A) it has notified in writing the Directing Certificateholder (prior to a Control Termination Event and other than with respect to an Excluded Loan) (to the extent the identity of the Directing Certificateholder is actually known to the Special Servicer; provided that the Special Servicer shall make due inquiry of the Certificate Administrator as to the identity of the Directing Certificateholder) and the related holder of any Serviced Companion Loan (if such matter affects such related Serviced Companion Loan) (to the extent the identity of the holder of such Serviced Companion Loan is actually known to the Special Servicer) and (B) the Directing Certificateholder (prior to a Control Termination Event and other than with respect to an Excluded Loan) has not objected in writing within five (5) Business Days of having been notified thereof and having been provided with all information that the Directing Certificateholder has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer within such five (5) Business Day period, then the Directing Certificateholder shall be deemed to have approved the taking of such action); provided that, if the Special Servicer determines (consistent with the Servicing Standard) that immediate action is necessary to protect the interests of the Certificateholders and any related Serviced Companion Noteholder, the Special Servicer may take such action without waiting for the Directing Certificateholder’s response.

(d)               Notwithstanding anything to the contrary in this Section 3.32, neither the Special Servicer nor the Master Servicer shall follow any advice, direction or consultation provided by the Directing Certificateholder (or any party to this Agreement) that would require or cause the Special Servicer or the Master Servicer, as applicable, to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer or the Master Servicer, as applicable, to violate provisions of this Agreement, require or cause the Special Servicer or the Master Servicer, as applicable, to violate the terms of any Mortgage Loan or Whole Loan, expose any Certificateholder or any party to this Agreement or their Affiliates, officers, directors or agents to any claim, suit or liability, cause either Trust REMIC created hereunder to fail to qualify as a REMIC for federal income tax purposes or result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions or materially expand the scope of the Special Servicer’s, the Master Servicer’s, the Certificate Administrator’s or the Trustee’s, as applicable, responsibilities under this Agreement.

(e)               Notwithstanding the right of the Special Servicer provided under this Section 3.32 to represent the interests of the Trust in Trust Related Litigation, the Master Servicer shall retain the right at all times to make determinations relating to material and direct claims against the Master Servicer where a settlement by the Special Servicer has not otherwise been resolved pursuant to the terms of subsection (g) below, including but not limited to the right to engage separate counsel, to make settlement decisions and to appear in any proceeding on its own behalf. The cost related to or incurred in connection with exercising such rights shall be subject to indemnification as and to the extent provided in this Agreement.

(f)                Further, nothing in this Section 3.32 shall require the Master Servicer or the Special Servicer to take or fail to take any action which, in the Master Servicer’s or Special Servicer’s reasonable judgment, may (i) cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the Code, or otherwise result in a violation of the REMIC Provisions, (ii) cause the Master Servicer or the Special Servicer to violate the Servicing Standard or the express provisions of any other Section of this Agreement, (iii) result in a violation of applicable law or the Mortgage Loan documents or (iv) subject the Master Servicer or the Special Servicer to liability or materially expand the scope of the Master Servicer’s or Special Servicer’s obligations under this Agreement.

(g)               Neither the Special Servicer nor the Master Servicer shall settle on behalf of the Master Servicer or Special Servicer, as applicable, any Trust-Related Litigation without such party’s consent unless: (i) such settlement does not contain or require any admission of liability, wrongdoing or consent to injunctive relief on the part of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer or the Special Servicer are each fully released, (ii) the cost of such settlement or any resulting judgment is and shall be paid by the Trust pursuant to the terms of this Agreement, and payment of such cost or judgment is provided for in this Agreement, (iii) each of the Master Servicer and the Special Servicer is and shall be indemnified as and to the extent provided in this Agreement for all costs and expenses incurred in defending and settling the Trust-Related Litigation and for any judgment, (iv) any such action taken by the Master Servicer at the direction of the Special Servicer shall be deemed (as to the Master Servicer) to be in compliance with the Servicing Standard and (v) the Master Servicer or the Special Servicer, as applicable, provides the Master Servicer or the Special Servicer, as applicable, with assurance reasonably satisfactory to the Master Servicer or the Special Servicer, as applicable, as to the items in clauses (i), (ii), (iii) and (iv).

(h)               In the event both the Master Servicer and the Special Servicer or Trust are named in Trust-Related Litigation, to the extent that the Master Servicer and the Special Servicer deem it appropriate, the Master Servicer and the Special Servicer shall (i) use reasonable efforts to enter into a joint defense agreement and (ii) otherwise cooperate with each other to afford the Master Servicer and the Special Servicer the rights afforded to such party in this Section 3.32.

(i)                 This Section 3.32 shall not apply in the event, and to the extent, that the Special Servicer authorizes the Master Servicer, and the Master Servicer agrees (both authority and agreement to be in writing), to make certain decisions or control certain Trust-Related Litigation on behalf of the Trust in accordance with the Servicing Standard.

(j)                 Notwithstanding the foregoing, and subject to the requirements of the final sentence in Section 3.01(b) and subject to the power of attorney (i) in the event that any action, suit, litigation or proceeding names the Certificate Administrator, the Trustee or the Custodian, as applicable, in its individual capacity, or in the event that any judgment is rendered against the Certificate Administrator, the Trustee or the Custodian, as applicable, in its individual capacity, the Certificate Administrator, the Trustee or the Custodian, as applicable, upon prior written notice to the Master Servicer or the Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests (but not to otherwise direct, manage or prosecute such litigation or claim); (ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Mortgagor, guarantor or other obligor under the related Mortgage Loan documents, or otherwise relating to one or more Mortgage Loans or Mortgaged Properties, neither the Master Servicer nor the Special Servicer shall, without the prior written consent of the Certificate Administrator, the Trustee or the Custodian, as applicable, (A) initiate an action, suit, litigation or proceeding in the name of the Certificate Administrator, the Trustee or the Custodian, as applicable, whether in such capacity or individually, (B) engage counsel to represent the Certificate Administrator, the Trustee or the Custodian, as applicable, (C) settle any claim giving rise to liability to the Trustee, the Certificate Administrator, the Custodian or the Operating Advisor, as applicable, in its individual capacity or (D) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Certificate Administrator, the Trustee or the Custodian, as applicable, to be registered to do business in any state (provided that neither the Master Servicer nor the Special Servicer shall be responsible for any delay due to the unwillingness of the Certificate Administrator, the Trustee or the Custodian, as applicable, to grant such consent); and (iii) in the event that any court finds that the Certificate Administrator, the Trustee or the Custodian, as applicable, is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan, the Certificate Administrator, the Trustee or the Custodian, as applicable, shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests, whether as the Certificate Administrator, the Trustee or the Custodian, as applicable, or individually (but not to otherwise direct, manage or prosecute such litigation or claim); provided that nothing in this subsection shall be interpreted to preclude the Special Servicer (with respect to any material Trust-Related Litigation, with the consent or consultation of the Directing

Certificateholder (prior to a Control Termination Event or Consultation Termination Event, respectively, and other than with respect to an Excluded Loan), to the extent required in Section 3.32(c)) from initiating any action, suit, litigation or proceeding in its name as representative of the Trustee of the Trust. References to Mortgage Loans (including references to Mortgagors, guarantors, obligors and Mortgaged Properties) in this Section 3.32 shall mean Serviced Mortgage Loans.

(k)               Notwithstanding the foregoing or anything to the contrary in this Section 3.32, this Section 3.32 shall not apply to any Trust-Related Litigation and shall have no force and effect with respect thereto, in the event that either (i) at the time such Trust-Related Litigation is commenced or at any time during the continuance of such Trust-Related Litigation, 3650 REIT Loan Servicing LLC is no longer the Special Servicer with respect to the related Mortgage Loan or related Whole Loan or has received notice of its replacement as Special Servicer with respect to the related Mortgage Loan or related Whole Loan whether or not such replacement is effective or (ii) the Depositor, any Sponsor, any Mortgage Loan Seller, any Placement Agent, any Underwriter, or any of their respective affiliates is an adverse party (with respect to the Trust, the Master Servicer or the Special Servicer) in such Trust-Related Litigation or holds any interest which is adverse to the Trust, the Master Servicer or the Special Servicer, unless otherwise agreed to in writing by each of the Master Servicer and/or the Special Servicer, as applicable, and the Depositor, Sponsor, Mortgage Loan Seller, Placement Agent, Underwriter, or affiliate that is such a party or holds such interest. In each case under clauses (k)(i) and (ii) above, the applicable party listed above shall use reasonable efforts to provide notice of such occurrence to the Master Servicer and/or the Special Servicer, as applicable, pursuant to this Agreement. For the avoidance of doubt, the rights and obligations of the Master Servicer and the Special Servicer relating to any Trust-Related Litigation shall be limited solely to the representation of the Trust and itself, separate and apart from the interests of any other party thereto. For the further avoidance of doubt, in such circumstance described in this paragraph, the rights and obligations of the Master Servicer and the Special Servicer relating to litigation shall be as otherwise set forth with respect to servicing in this Agreement.

Section 3.33        Delivery of Excluded Information to the Certificate Administrator. Any Excluded Information that the Master Servicer, the Special Servicer or the Operating Advisor identifies and delivers to the Certificate Administrator for posting to the Certificate Administrator’s Website shall be delivered to the Certificate Administrator via e-mail (or such other electronic means as is mutually acceptable to the parties) in one or more separate files labeled “Excluded Information” followed by the applicable loan name and loan file to CCTCMBSExcludedInformation@computershare.com. For the avoidance of doubt, any information that is not appropriately labeled and delivered in accordance with this Section 3.33 shall not be separately posted as Excluded Information on the Certificate Administrator’s Website, and any information appropriately labeled and delivered to the Certificate Administrator pursuant to this Section 3.33 shall be posted on the Certificate Administrator’s Website under the “Excluded Information” section, as provided under Section 3.13. When so posted, the Excluded Controlling Class Holders shall be prohibited from the access of Excluded Information with respect to any Excluded Controlling Class Loans on the Certificate Administrator’s Website (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access shall only be prohibited with respect to the related Excluded Controlling Class Loans). None of the Master Servicer, the Special Servicer or the Operating Advisor shall have any obligations to separately label and deliver any Excluded Information in accordance with this Section 3.33 until such party has received written notice with respect to the related Excluded Controlling Class Loan in the form of Exhibit P-1E to this Agreement. Nothing set forth in this Agreement shall prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder on the Certificate Administrator’s Website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan shall be permitted to reasonably request and obtain such information in accordance with Section 4.02(f) of this Agreement, and each of the Master Servicer and the Special Servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Section 3.34        Certain Matters with Respect to Joint Mortgage Loans.

(a)               If a Mortgage Loan Seller with respect to a Joint Mortgage Loan (a “Repurchasing Mortgage Loan Seller”) repurchases, or substitutes for, the Mortgage Note(s) (as such term is defined in this Section 3.34(a)) (a “Repurchased Note”) related to such Joint Mortgage Loan that it sold to the Depositor, but the other Mortgage Loan Seller with respect to such Joint Mortgage Loan does not repurchase, or substitute for, the Mortgage Note(s) related to such Joint Mortgage Loan that it sold to the Depositor, the provisions of this Section 3.34 shall apply prior to the adoption, pursuant to Section 13.01(l), of any amendment to this Agreement that provides otherwise. Each Mortgage Loan Seller of a Joint Mortgage Loan has agreed pursuant to the terms of the related Mortgage Loan Purchase Agreement that the terms set forth in this Section 3.34 with respect to the servicing and administration of such Joint Mortgage Loan shall apply if one or more of the Mortgage Notes related to such Joint Mortgage Loan has been repurchased or, by way of substitution, otherwise removed from the Trust and at least one other Mortgage Note related to such Joint Mortgage Loan is included in the Trust until such time as all of the Mortgage Notes related to such Joint Mortgage Loan are no longer included in the Trust. For purposes of this Section 3.34, Section 13.01(l) and Section 13.08(a) only, “Mortgage Note” shall mean with respect to any Joint Mortgage Loan, each original promissory note that collectively represents the Mortgage Note (as defined in Article I) with respect to such Joint Mortgage Loan and shall not be a collective reference to such promissory notes.

(b)               Custody of and record title under the Mortgage Loan documents with respect to the applicable Joint Mortgage Loan shall be held exclusively by the Custodian as provided under this Agreement or, with respect to a Non-Serviced Mortgage Loan, the Non-Serviced Custodian as provided under the related Non-Serviced PSA, except that the Repurchasing Mortgage Loan Seller shall hold and retain title to its original Repurchased Note(s) and any related endorsements thereof.

(i)                                   All of the Mortgage Notes with respect to any Joint Mortgage Loan shall be of equal priority, and no portion of any Mortgage Note shall have priority or preference over any other portion of the other Mortgage Notes or security therefor. Payments from the related Mortgagor (including, without limitation, any Penalty Charges) or any other amounts received with respect to each Mortgage Note shall be collected as provided in this Agreement by the Master Servicer and shall be applied upon receipt by the Master Servicer pro rata to each related Mortgage Note based on its respective Mortgage Loan Seller Percentage Interest, subject to Section 3.34(b)(ii). Payments or any other amounts received with respect to the related Repurchased Note shall be held in trust for the benefit of the applicable Repurchasing Mortgage Loan Seller and remitted (net of its pro rata share of amounts payable at the Administrative Cost Rate and any other amounts due to the Master Servicer or Special Servicer) to the applicable Repurchasing Mortgage Loan Seller or its designee by the Master Servicer on each Distribution Date pursuant to instructions provided by the applicable Repurchasing Mortgage Loan Seller and deposited and applied in accordance with this Agreement, subject to Section 3.34(b)(ii). If any Joint Mortgage Loan to which this Section 3.34 applies becomes an REO Loan, payments or any other amounts received with respect to any such Joint Mortgage Loan shall be collected and shall be applied upon receipt by the Master Servicer pro rata to each related Mortgage Note based on its respective Mortgage Loan Seller Percentage Interest, subject to Section 3.34(b)(ii). Any Appraisal Reduction Amounts calculated with respect to any Joint Mortgage Loan subject to this Section 3.34 shall be allocated to each related Mortgage Note, pro rata based upon the respective unpaid principal balances thereof.

(ii)                                  If the Master Servicer or the Special Servicer, as applicable, receives an aggregate payment of less than the aggregate amount due under any such Joint Mortgage Loan at any particular time, the applicable Repurchasing Mortgage Loan Seller shall receive from the Master Servicer an amount equal to its Mortgage Loan Seller Percentage Interest of such payment. All expenses, losses and shortfalls relating solely to such Joint Mortgage Loan including, without limitation, losses of principal or interest, Nonrecoverable Advances, interest on Servicing Advances, Special Servicing Fees, Workout Fees and Liquidation Fees (including any such fees related to the applicable Mortgage Notes), shall be allocated between the holders of the related Mortgage Notes pro rata based upon the respective unpaid principal balances thereof. In no event shall any costs, expenses, fees or any other amounts related to any Mortgage Loan or Joint Mortgage Loan other than the applicable Joint Mortgage Loan be deducted from payments or any other amounts received with respect to such Joint Mortgage Loan and payable to the applicable Repurchasing Mortgage Loan Seller.

(iii)                               A Joint Mortgage Loan that is not a Non-Serviced Mortgage Loan and to which this Section 3.34 applies shall be serviced for the benefit of the applicable Repurchasing Mortgage Loan Seller and the Certificateholders and any Companion Holders pursuant to the terms and conditions of this Agreement in accordance with the Servicing Standard and in accordance with the provisions herein as if (A) such Joint Mortgage Loan were a Serviced Whole Loan (and, if such Joint Mortgage Loan is part of a Serviced Whole Loan or Non-Serviced Whole Loan, such Joint Mortgage Loan shall continue to be serviced and administered under the applicable Intercreditor Agreement), (B) the related Mortgage Note(s) not repurchased were (1) a Serviced Pari Passu Mortgage Loan and (2) the only Mortgage Loan that is part of such Joint Mortgage Loan (or related Serviced Whole Loan), and (C) the related Repurchased Note were a Serviced Pari Passu Companion Loan. A Joint Mortgage Loan to which this Section 3.34 applies that is a Non-Serviced Mortgage Loan shall be serviced for the benefit of the applicable Repurchasing

Mortgage Loan Seller, the Certificateholders and any Companion Holders pursuant to the terms and conditions of the Non-Serviced PSA. No Repurchasing Mortgage Loan Seller shall be permitted to terminate the Master Servicer, the Special Servicer or the Operating Advisor as servicer, special servicer or operating advisor, respectively, of the related Repurchased Note. All rights of the mortgagee under each such Joint Mortgage Loan shall be exercised by the Master Servicer, the Special Servicer, the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as applicable, on behalf of the Trust to the extent of its interest therein and the applicable Repurchasing Mortgage Loan Seller and any Companion Holders in accordance with this Agreement or the Non-Serviced PSA, as applicable.

(iv)                             The related Repurchasing Mortgage Loan Seller shall be treated hereunder as if it were a Companion Loan holder on a pari passu basis. Other than with respect to a Joint Mortgage Loan that is a Non-Serviced Mortgage Loan, funds collected by the Master Servicer or the Special Servicer, as applicable, and applied to the applicable Mortgage Notes shall be deposited and disbursed in accordance with the provisions hereof relating to holders of promissory notes comprising Serviced Whole Loans that are pari passu in right of payment. Compensation shall be paid to the Master Servicer, the Special Servicer and the Operating Advisor with respect to each Repurchased Note as provided in this Agreement as if each such Repurchased Note were a Serviced Pari Passu Companion Loan or Non-Serviced Pari Passu Companion Loan, as applicable. None of the Trustee, the Certificate Administrator, the Custodian, the Master Servicer, the Special Servicer or the Operating Advisor shall have any obligation to make P&I Advances with respect to any Repurchased Note or, if no related Mortgage Note is part of the Trust, a Servicing Advance with respect to any Repurchased Note. Except as otherwise specified herein, the Master Servicer and the Special Servicer shall have no reporting requirement with respect to any Repurchased Note other than to deliver to the related Repurchasing Mortgage Loan Seller any document as is required to be delivered to a holder of a Serviced Pari Passu Companion Loan or a Non-Serviced Pari Passu Companion Loan, as applicable, hereunder.

(v)                                 Notwithstanding any of the foregoing to the contrary, with respect to each Joint Mortgage Loan, the terms of the related Intercreditor Agreement shall continue to apply to all of the Mortgage Notes comprising such Mortgage Loan, including any Repurchased Note.

(c)               If any non-repurchased Mortgage Note relating to a Joint Mortgage Loan to which this Section 3.34 applies is a Specially Serviced Loan, then any related Repurchased Note shall also be a Specially Serviced Loan under this Agreement. The Special Servicer shall cause such related Repurchased Note to be specially serviced for the benefit of the applicable Repurchasing Mortgage Loan Seller in accordance with the terms and provisions set forth in this Agreement and shall be entitled to any Special Servicing Fee, Workout Fee or Liquidation Fee payable to the Special Servicer under this Agreement as with respect to a Serviced Pari Passu Companion Loan.

(d)               If (A) the Master Servicer shall pay any amount to any Repurchasing Mortgage Loan Seller pursuant to the terms hereof in the belief or expectation that a related payment has been made or will be received or collected in connection with any or all of the applicable Mortgage Notes and (B) such related payment is not received or collected by the Master Servicer, then the applicable Repurchasing Mortgage Loan Seller shall promptly on demand by the Master Servicer return such amount to the Master Servicer. If the Master Servicer determines at any time that any amount received or collected by the Master Servicer in respect of any Joint Mortgage Loan to which this Section 3.34 applies must be returned to the related Mortgagor or paid to any other person or entity pursuant to any insolvency law or otherwise, notwithstanding any other provision of this Agreement, the Master Servicer shall not be required to distribute any portion thereof to the related Repurchasing Mortgage Loan Seller, and such Repurchasing Mortgage Loan Seller shall promptly on demand by the Master Servicer repay (which obligation shall survive the termination of this Agreement) any portion thereof that the Master Servicer shall have distributed to such Repurchasing Mortgage Loan Seller, together with interest thereon at such rate, if any, as the Master Servicer may pay to the related Mortgagor or such other person or entity with respect thereto.

(e)               Subject to this Agreement and any Non-Serviced PSA (including, without limitation, the consent and consultation rights of the Directing Certificateholder and any consultation rights of the Operating Advisor or analogous rights under the Non-Serviced PSA), the Master Servicer, the Special Servicer, the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as applicable, on behalf of the holders of any of the Repurchased Notes, shall have the exclusive right and obligation to (i) administer, service and make all decisions and determinations regarding the related Joint Mortgage Loan and (ii) enforce the applicable Mortgage Loan documents as provided hereunder. Without limiting the generality of the preceding sentence, the Master Servicer, the Special Servicer, the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the related Mortgagor on or any guarantor of any Joint Mortgage Loan it is required to service and administer as contemplated by this Section 3.34, without the consent of the related Repurchasing Mortgage Loan Seller, subject, however, to the terms of this Agreement as they pertain to a Serviced Pari Passu Companion Loan and any Non-Serviced PSA as they pertain to a pari passu companion loan.

(f)                In taking or refraining from taking any action permitted hereunder, the Master Servicer and the Special Servicer shall each be subject to the same degree of care with respect to the administration and servicing of the Joint Mortgage Loans to which this Section 3.34 applies as is consistent with this Agreement and shall be liable to any Repurchasing Mortgage Loan Seller only to the same extent as set forth herein with respect to any holder of a Serviced Pari Passu Companion Loan.

(g)               If the Trustee, the Master Servicer or the Special Servicer has made a Servicing Advance or the Non-Serviced Trustee, the Non-Serviced Master Servicer or the Non-Serviced Special Servicer has made a servicing advance under the related Non-Serviced PSA with respect to any Repurchased Note which would otherwise be reimbursable to such advancing party under this Agreement or Non-Serviced PSA, and such Advance is determined to be a Nonrecoverable Advance, the applicable Repurchasing Mortgage Loan Seller shall reimburse the Trust or Non-Serviced Trust, as applicable, in an amount equal to such Repurchasing Mortgage Loan Seller’s Mortgage Loan Seller Percentage Interest of such Nonrecoverable Advance with interest thereon. Notwithstanding the foregoing, the applicable Repurchasing Mortgage Loan

Seller shall not be obligated to reimburse the Trustee, the Master Servicer, the Special Servicer, the Non-Serviced Trustee, the Non-Serviced Master Servicer or the Non-Serviced Special Servicer (and amounts due to the applicable Repurchasing Mortgage Loan Seller shall not be offset) for Advances or interest thereon or any amounts related to any Mortgage Loans or any other Joint Mortgage Loan other than such amounts relating to the applicable Repurchased Note. To the extent that the applicable Repurchasing Mortgage Loan Seller reimburses any such Nonrecoverable Advances and such amounts are subsequently recovered, the applicable Repurchasing Mortgage Loan Seller shall receive a reimbursement from such recovery based on its Mortgage Loan Seller Percentage Interest of such recovery. This reimbursement right shall not limit the Trustee’s, the Master Servicer’s or the Special Servicer’s rights to reimbursement under this Agreement. Notwithstanding anything to the contrary contained herein, the total liability of each Repurchasing Mortgage Loan Seller shall not exceed an amount equal to its Mortgage Loan Seller Percentage Interest of the amount to be reimbursed.

(h)               Each Repurchasing Mortgage Loan Seller shall have the right to assign the related Repurchased Note; provided that the assignee of the related Repurchased Note shall agree in writing to be bound by the terms of this Agreement.

(i)                 The Master Servicer and the Special Servicer shall, in connection with their servicing and administrative duties under this Agreement, exercise efforts consistent with the Servicing Standard to execute and deliver, on behalf of each Repurchasing Mortgage Loan Seller as a holder of a pari passu interest in the applicable Joint Mortgage Loan, any and all financing statements, continuation statements and other documents and instruments necessary to maintain the lien created by any Mortgage or other security document related to the applicable Joint Mortgage Loan on the related Mortgaged Property and related collateral, any and all modifications, waivers, amendments or consents to or with respect to the related Joint Mortgage Loan documents, and any and all instruments of satisfaction or cancellation, or of full release or discharge, and all other comparable instruments with respect to the related Repurchased Note or related Repurchased Notes and the related Mortgaged Property all in accordance with, and subject to, the terms of this Agreement. Each Repurchasing Mortgage Loan Seller agrees to furnish, or cause to be furnished, to the Master Servicer and the Special Servicer any powers of attorney or other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties under this Agreement related to the applicable Joint Mortgage Loan; provided that such Repurchasing Mortgage Loan Seller shall not be liable, and shall be indemnified by the Master Servicer or the Special Servicer, as applicable, for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or the Special Servicer, as the case may be; and further provided that the Master Servicer or the Special Servicer, without the written consent of the applicable Repurchasing Mortgage Loan Seller, shall not initiate any action in the name of such Repurchasing Mortgage Loan Seller without indicating its representative capacity or take any action with the intent to cause and that actually causes, such Repurchasing Mortgage Loan Seller to be registered to do business in any state.

(j)                 Pursuant to the related Mortgage Loan Purchase Agreement, the applicable Repurchasing Mortgage Loan Seller is required to deliver to the Master Servicer or the Special Servicer, as applicable, the Mortgage Loan documents related to the applicable Repurchased Note, any requests for release and any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of the related Mortgaged Property or to any legal action or to enforce any other remedies or rights provided by the Mortgage Note(s) or the Mortgage(s) or otherwise available at law or equity with respect to the related Repurchased Note.

[End of Article III]

ARTICLE IV

DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.01        Distributions. Distributions of Available Funds. On each Distribution Date, to the extent of the Available Funds for such Distribution Date, the Certificate Administrator shall be deemed to transfer the Lower-Tier Distribution Amount from the Lower-Tier REMIC Distribution Account to the Upper-Tier REMIC Distribution Account in the amounts and priorities set forth in Section 4.01(c) with respect to each Class of Lower-Tier Regular Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier REMIC Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

(i)                                      first, to the Holders of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D Certificates, pro rata (based upon their respective entitlements to interest for such Distribution Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates;

(ii)                                  second, to the Holders of the Class A-1, Class A-2 and Class A-3 Certificates in reduction of the Certificate Balances thereof: (I) prior to the Cross-Over Date: (1)  first, to the Holders of the Class A-1 Certificates, up to an amount equal to the Principal Distribution Amount, until the outstanding Certificate Balance of the Class A-1 Certificates has been reduced to zero; (2) second, to the Holders of the Class A-2 Certificates up to an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions specified in sub-clause (1) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-2 Certificates has been reduced to zero; and (3) third, to the Holders of the Class A-3 Certificates up to an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions specified in sub-clauses (1) and (2) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-3 Certificates has been reduced to zero; and (II) on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata (based on their respective Certificate Balances) up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of each of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero;

(iii)                               third, to the Holders of the Class A-1, Class A-2 and Class A-3 Certificates, first up to an amount equal to, and pro rata (based upon the aggregate unreimbursed Realized Losses previously allocated to each such Class) with, the aggregate unreimbursed Realized Losses previously allocated to each such Class, then up to an amount equal to all accrued and unpaid interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class until the date such Realized Loss is reimbursed;

(iv)                                fourth, to the Holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount in respect of such Class of Certificates;

(v)                                   fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, to the Holders of the Class A-S Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2 and Class A-3 Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class A-S Certificates has been reduced to zero;

(vi)                              sixth, to the Holders of the Class A-S Certificates, first up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Class, then up to an amount equal to all accrued and unpaid interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class until the date such Realized Loss is reimbursed;

(vii)                           seventh, to the Holders of the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount in respect of such Class of Certificates;

(viii)                         eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Holders of the Class B Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class B Certificates has been reduced to zero;

(ix)                                ninth, to the Holders of the Class B Certificates, first up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Class, then up to an amount equal to all accrued and unpaid interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class until the date such Realized Loss is reimbursed;

(x)                                  tenth, to the Holders of the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount in respect of such Class of Certificates;

(xi)                                 eleventh, after the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to the Holders of the Class C Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A and Class B Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class C Certificates has been reduced to zero;

(xii)                             twelfth, to the Holders of the Class C Certificates, first up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Class, then up to an amount equal to all accrued and unpaid interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class until the date such Realized Loss is reimbursed;

(xiii)                           thirteenth, to the Holders of the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount in respect of such Class of Certificates;

(xiv)                          fourteenth, after the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B and Class C Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class D Certificates has been reduced to zero;

(xv)                             fifteenth, to the Holders of the Class D Certificates, first up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Class, then up to an amount equal to all accrued and unpaid interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class until the date such Realized Loss is reimbursed;

(xvi)                         sixteenth, to the Holders of the Class E-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount in respect of such Class of Certificates;

(xvii)                       seventeenth, after the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to the Holders of the Class E-RR Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C and Class D Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class E-RR Certificates has been reduced to zero;

(xviii)                     eighteenth, to the Holders of the Class E-RR Certificates, first up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Class, then up to an amount equal to all accrued and unpaid interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class until the date such Realized Loss is reimbursed;

(xix)                            nineteenth, to the Holders of the Class F-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount in respect of such Class of Certificates;

(xx)                               twentieth, after the Certificate Balances of the Class A, Class B, Class C, Class D and Class E-RR Certificates have been reduced to zero, to the Holders of the Class F-RR Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D and Class E-RR Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class F-RR Certificates has been reduced to zero;

(xxi)                            twenty-first, to the Holders of the Class F-RR Certificates, first up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Class, then up to an amount equal to all accrued and unpaid interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class until the date such Realized Loss is reimbursed;

(xxii)                         twenty-second, to the Holders of the Class G-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount in respect of such Class of Certificates;

(xxiii)                      twenty-third, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E-RR and Class F-RR Certificates have been reduced to zero, to the Holders of the Class G-RR Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E-RR and Class F-RR Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class G-RR Certificates has been reduced to zero;

(xxiv)                   twenty-fourth, to the Holders of the Class G-RR Certificates, first up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Class, then up to an amount equal to all accrued and unpaid interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class until the date such Realized Loss is reimbursed;

(xxv)                       twenty-fifth, to the Holders of the Class J-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount in respect of such Class of Certificates;

(xxvi)                    twenty-sixth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR Certificates have been reduced to zero, to the Holders of the Class J-RR Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class J-RR Certificates has been reduced to zero;

(xxvii)                   twenty-seventh, to the Holders of the Class J-RR Certificates, first up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Class, then up to an amount equal to all accrued and unpaid interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class until the date such Realized Loss is reimbursed; and

(xxviii)              twenty-eighth, to the Holders of the Class R Certificates in respect of the Class UR Interest, the amount, if any, of the Available Funds remaining in the Upper-Tier REMIC Distribution Account with respect to such Distribution Date.

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the receipt of payments as of the Determination Date and additional Periodic Payments, Balloon Payments or unscheduled principal payments are subsequently received by the Master Servicer and required to be part of the Available Funds for such Distribution Date, the Master Servicer shall promptly notify the Certificate Administrator and the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date. None of the Master Servicer, the Special Servicer or the Certificate Administrator shall be liable or held responsible for any resulting delay in the making of such distribution to Certificateholders solely on the basis of the actions described in the preceding sentence.

(b)               [RESERVED].

(c)               On each Distribution Date, each Lower-Tier Regular Interest shall be deemed to receive distributions in respect of principal or reimbursement of Realized Losses in an amount equal to the amount of principal or reimbursement of Realized Losses actually distributable to the Holders of the respective Related Certificates as provided in Section 4.01(a), Section 4.01(d), Section 4.01(g) and Section 4.01(k) such that at all times the Lower-Tier Principal Amount of each Class of Lower-Tier Regular Interests is equal to the Certificate Balance of the Class of Related Certificates. On each Distribution Date, each Lower-Tier Regular Interest shall be deemed to receive distributions in respect of interest in an amount equal to the Interest Distribution Amount, in respect of its Related Certificates, plus a pro rata portion of the Interest Distribution Amount in respect of (i) the Class LA1, Class LA2 and Class LA3 Uncertificated Interests, the Class X-A Certificates, (ii) the Class LAS, Class LB and Class LC Uncertificated interests, the Class X-B Certificates and (iii) in the case of the Class LD Uncertificated Interest, the Class X-D Certificates, in each case, computed based on an interest rate equal to the excess of the Weighted Average Net Mortgage Rate over the Pass-Through Rate of the Related Certificates and a Notional Amount equal to its related Lower-Tier Principal Amount, in each case to the extent actually distributable thereon as provided in Section 4.01(a). Amounts distributable pursuant to this paragraph are referred to herein collectively as the “Lower-Tier Distribution Amount”, and shall be made by the Certificate Administrator by deeming such Lower-Tier Distribution Amount to be withdrawn from the Lower-Tier REMIC Distribution Account to be deposited in the Upper-Tier REMIC Distribution Account.

As of any date, the principal balance of each Lower-Tier Regular Interest shall equal the Certificate Balance of the Related Certificates with respect thereto, as adjusted for the allocation of Realized Losses, as provided in Sections 4.04(b) and 4.04(c). The initial principal balance of each Lower-Tier Regular Interest shall equal the respective Original Lower-Tier Principal Amount. The pass-through rate with respect to each Lower-Tier Regular Interest shall be the rate per annum set forth in the Preliminary Statement hereto.

Any amount that remains in the Lower-Tier REMIC Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount and distribution of

Prepayment Premiums and Yield Maintenance Charges pursuant to Section 4.01(f) shall be distributed to the Holders of the Class R Certificates in respect of the Class LR Interest (but only to the extent of the Available Funds for such Distribution Date remaining in the Lower-Tier REMIC Distribution Account, if any).

(d)               So long as the Certificate Balance of any Class of Certificates has been reduced to zero, such Class shall not be entitled to any further distributions in respect of interest or principal other than reimbursement of Realized Losses (with interest as provided herein) and other amounts provided for in this Section 4.01.

(e)               [RESERVED].

(f)                On each Distribution Date, Prepayment Premiums and Yield Maintenance Charges, if any, collected in respect of any Mortgage Loan or REO Loan during the related Collection Period, in each case net of any Liquidation Fees or Workout Fees payable therefrom, shall be distributable as follows: (i) to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2 and Class A-3 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-3 Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C Certificates as described above, (4) to the Class X-D Certificates as long as they have not been reduced to zero, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D and Class E-RR certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class D and Class E-RR certificates as described above and (5) after the Certificate Balances or Notional Amounts, as applicable, of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D and Class E-RR Certificates have been reduced to zero, to each of the Class F-RR, Class G-RR and Class J-RR Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

For purposes of the first paragraph of this Section 4.01(f), the relevant “Base Interest Fraction” in connection with any Principal Prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates, shall be a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class for the related Distribution Date, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the Mortgage Rate on such Mortgage Loan and (ii) the applicable Discount Rate; provided that: (a) under no circumstances shall the Base Interest Fraction be greater than 1.0; (b) if the applicable Discount Rate is greater than or equal to the Mortgage Rate on such Mortgage Loan and is greater than or equal to the Pass-Through Rate on such Class for the related Distribution Date, then the Base Interest Fraction shall equal zero; and (c) if the applicable Discount Rate is greater than or equal to the Mortgage Rate on such Mortgage Loan and is less than the Pass-Through Rate on such Class for the related Distribution Date, then the Base Interest Fraction shall be equal to 1.0. If a Mortgage Loan provides for a step-up in the Mortgage Rate, then the Mortgage Rate used in the determination of the Base Interest Fraction shall be the Mortgage Rate in effect at the time of the prepayment.

For purposes of the preceding paragraph, the relevant “Discount Rate” in connection with any Prepayment Premium or Yield Maintenance Charge collected on any prepaid Mortgage Loan or REO Loan and distributable on any Distribution Date shall be a rate per annum equal to (i) if a discount rate was used in the calculation of the applicable Prepayment Premium or Yield Maintenance Charge pursuant to the terms of the relevant Mortgage Loan or REO Loan, as the case may be, such discount rate (as reported by the Master Servicer), converted (if necessary) to a monthly equivalent yield, or (ii) if a discount rate was not used in the calculation of the applicable Prepayment Premium or Yield Maintenance Charge pursuant to the terms of the relevant Mortgage Loan or REO Loan, as the case may be, the yield calculated by the linear interpolation of the yields as reported under the heading “U.S. Government Securities/Treasury Constant Maturities” in Federal Reserve Statistical Release H.15 (519) published by the Federal Reserve Board for the week most recently ended before the date of the relevant prepayment (or deemed prepayment) of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the related stated Maturity Date, such interpolated treasury yield converted to a monthly equivalent yield. If Federal Reserve Statistical Release H.15 (519) is no longer published, the Master Servicer shall select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities.

No Yield Maintenance Charge or Prepayment Premium shall be distributed to the Holders of the Class R Certificates.

All distributions of Yield Maintenance Charges and Prepayment Premiums made on each Distribution Date pursuant to this Section 4.01(f) shall first be deemed to be distributed from the Loan REMIC to the Lower-Tier REMIC in respect of the Loan REMIC Regular Interest, if applicable, and then from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Lower-Tier Regular Interests, pro rata based upon the amount of principal distributed in respect of each such Class of Lower-Tier Regular Interests for such Distribution Date pursuant to Section 4.01(c) above.

(g)               [RESERVED].

(h)               On each Distribution Date, the Certificate Administrator shall withdraw amounts from the Gain-on-Sale Reserve Account (other than amounts with respect to a Non-Serviced Mortgage Loan) and shall distribute such amounts to reimburse the Holders of the Certificates (in order of their principal distribution priority) (first deeming such amounts to be distributed with respect to the Related Lower-Tier Regular Interests) up to an amount equal to all Realized Losses, if any, previously deemed allocated to them and unreimbursed after application of the Available Funds for such Distribution Date pursuant to Section 4.01(a). Amounts paid from the Gain-on-Sale Reserve Account shall not reduce the Certificate Balances of the Classes of Certificates receiving such distributions. Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Realized Losses with respect to the Principal Balance Certificates. Upon termination of the Trust, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed on the final Distribution Date to the Holders of the Class R Certificates from the Lower-Tier REMIC in respect of the Class LR Interest.

(i)                 All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(j), Section 4.01(k) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to such Certificateholder at its address in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Realized Losses previously allocated to such Certificate) shall be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Administrator, the Certificate Registrar, the Depositor, the Master Servicer, the Special Servicer or the Underwriters shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(j)                 Except as otherwise provided in Section 9.01, whenever the Certificate Administrator expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Realized Losses previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Certificate Administrator shall, no later than the related P&I Advance Determination

Date, post on the Certificate Administrator’s Website pursuant to Section 3.13(b) a notice in electronic format to the effect that:

(i)                the Certificate Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but, only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified; and

(ii)               no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(j) shall not have been surrendered for cancellation within six (6) months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, subject to applicable law with respect to escheatment of funds. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(j).

(k)               Distributions in reimbursement of Realized Losses previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a), Section 4.01(c) or Section 4.01(d), as applicable, to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided that all distributions in reimbursement of Realized Losses previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 13.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Certificate Administrator shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(j) as if such Holder had failed to surrender its Certificates.

(l)                 [RESERVED].

(m)             On each Serviced Whole Loan Remittance Date, with respect to any Serviced Companion Loan, the Companion Paying Agent shall make withdrawals and payments from the Companion Distribution Account for each Companion Loan in the following order of priority:

(i)                                   to pay to the Master Servicer for deposit into the Collection Account, as applicable, any amounts deposited by the Master Servicer in the Companion Distribution Account not required to be deposited therein;

(ii)                                 to the extent permitted under the related Intercreditor Agreement and not otherwise previously reimbursed, to pay the Trustee or the Certificate Administrator or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, to the extent that any such amounts relate solely to a Serviced Whole Loan related to such Companion Loan, and such amounts are to be paid by the related Companion Holder pursuant to the related Intercreditor Agreement;

(iii)                             to pay all amounts remaining in the Companion Distribution Account related to such Serviced Companion Loan to the related Companion Holder, in accordance with the related Intercreditor Agreement; and

(iv)                            to clear and terminate the Companion Distribution Account at the termination of this Agreement pursuant to Section 9.01.

All distributions from the Companion Distribution Account required hereunder shall be made by the Companion Paying Agent to the related Companion Holder by wire transfer in immediately available funds on each Serviced Whole Loan Remittance Date (and on each additional date required by this Agreement or the related Intercreditor Agreement) to the account of such Companion Holder or an agent therefor appearing on the Serviced Companion Noteholder Register on the related Record Date (or, if no such account so appears or information relating thereto is not provided at least five Business Days prior to the related Record Date, by check sent by first class mail to the address of such Companion Holder or its agent appearing on the Serviced Companion Noteholder Register). Any such account shall be located at a commercial bank in the United States.

On the final Remittance Date, the Master Servicer shall withdraw from the Collection Account and deliver to the Certificate Administrator who shall distribute to the Mortgage Loan Sellers, any Loss of Value Payments relating to the Mortgage Loans that it is servicing and that were transferred from the Loss of Value Reserve Fund to the Collection Account on the immediately preceding Remittance Date.

(n)               The Loan REMIC Regular Interest’s share of all payments made on the 500 Delaware Mortgage Loan (other than any Default Interest) shall be deemed to be paid at the time payments are made under the 500 Delaware Mortgage Loan (in the case of interest, at the Mortgage Rate of such Mortgage Loan) and then deposited in the Lower-Tier REMIC by the Certificate Administrator before payments are made to the Trustee as Holder of the Lower-Tier Regular Interests, and shall be treated as principal, interest and Yield Maintenance Charges, as the case may be, based on these characterizations with respect to such Mortgage Loan (or related REO Property), except where expressly noted and, in addition, any payment of principal on or reduction in the Stated Principal Balance of such Mortgage Loan shall reduce the principal balance of the Loan REMIC Regular Interest. Servicing Fees, Trustee Fees and Operating Advisor Fees with respect to the 500 Delaware Mortgage Loan shall be deemed paid by the Lower-Tier REMIC in determining the Net Mortgage Rate of the Loan REMIC Regular Interest, and all other servicing compensation or unanticipated expenses with respect to such Mortgage Loan payable to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor shall be deemed payable by the Loan REMIC.

Section 4.02        Distribution Date Statements; CREFC® Investor Reporting Packages; Grant of Power of Attorney. (a) On each Distribution Date, the Certificate Administrator shall make available pursuant to Section 3.13(b) on the Certificate Administrator’s Website to any Privileged Person a statement (substantially in the form set forth as Exhibit G and based in part upon information supplied to the Certificate Administrator in the related CREFC® Investor Reporting Package in accordance with CREFC® guidelines) as to the distributions made on such Distribution Date (each, a “Distribution Date Statement”) which shall include:

(i)                                     the amount of the distribution on such Distribution Date to the Holders of each Class of Certificates in reduction of the Certificate Balance thereof;

(ii)                                  the aggregate amount of Advances made, with respect to the pool of Mortgage Loans, during the period from but not including the previous Distribution Date to and including such Distribution Date and details of P&I Advances as of the P&I Advance Date;

(iii)                                the aggregate amount of compensation paid to the Trustee and the Certificate Administrator, servicing compensation paid to the Master Servicer and the Special Servicer, compensation paid to the Operating Advisor, compensation paid to the Asset Representations Reviewer and CREFC® Intellectual Property Royalty License Fees paid to CREFC®, in each case, with respect to the Collection Period for such Determination Date together with detailed calculations of servicing compensation paid to the Master Servicer and the Special Servicer;

(iv)                              the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans, with respect to the pool of Mortgage Loans, outstanding immediately before and immediately after such Distribution Date;

(v)                                 the aggregate amount of unscheduled payments received;

(vi)                             the number of loans, their aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans, with respect to the pool of Mortgage Loans, as of the end of the related Collection Period for such Distribution Date;

(vii)                            the number and aggregate principal balance of the Mortgage Loans (A) delinquent thirty to fifty-nine (30-59) days, (B) delinquent sixty to eighty-nine (60-89) days, (C) delinquent ninety (90) days to one hundred twenty (120) days, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related Mortgagor is subject to oversight by a bankruptcy court;

(viii)                       the value of any REO Property (and, with respect to any Serviced Whole Loan, the Trust’s interest therein) included in the Trust Fund as of the end of the related Determination Date for such Distribution Date, on a loan-by-loan basis, based on the most recent Appraisal or valuation;

(ix)                               the Available Funds for such Distribution Date;

(x)                                  the Interest Distribution Amount, Interest Accrual Amount and Interest Shortfall in respect of such Class of Certificates for such Distribution Date, separately identifying any Interest Distribution Amount, Interest Accrual Amount or Interest Shortfall, for such Distribution Date allocated to such Class of Certificates;

(xi)                               the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(xii)                           the Pass-Through Rate for such Class of Certificates for such Distribution Date and the next succeeding Distribution Date;

(xiii)                          the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for such Distribution Date, with respect to the pool of Mortgage Loans;

(xiv)                        the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Realized Loss on such Distribution Date and the aggregate amount of all reductions as a result of allocations of Realized Losses in respect of the Principal Balance Certificates to date;

(xv)                           the Certificate Factor for each Class of Certificates (other than the Class R Certificates) immediately following such Distribution Date;

(xvi)                        the amount of any Cumulative Appraisal Reduction Amounts effected (including, with respect to any Serviced Whole Loan, the amount allocable to the related Mortgage Loan and Serviced Companion Loan) in connection with such Distribution Date on a loan-by-loan basis and the total Cumulative Appraisal Reduction Amount effected in connection with such Distribution Date;

(xvii)                      the current Controlling Class;

(xviii)                  the number and related Stated Principal Balance of any Mortgage Loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(xix)                         a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of Principal Prepayment occurring;

(xx)                            a loan-by-loan listing of each Mortgage Loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(xxi)                         all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the P&I Advance Date;

(xxii)                       in the case of the Class R Certificates, the amount of any distributions on such Certificates pursuant to Section 4.01(a), Section 4.01(c), Section 4.01(d) and Section 4.01(g);

(xxiii)                     the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reimbursement of previously allocated Realized Losses;

(xxiv)                    the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related Determination Date, with respect to the pool of Mortgage Loans;

(xxv)                      with respect to any Mortgage Loan as to which a Liquidation Event occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) or prior to the related Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any Realized Loss allocated to the Principal Balance Certificates in connection with such Liquidation Event;

(xxvi)                  with respect to any REO Property (including, with respect to any Non-Serviced Whole Loan, the Trust’s interest therein) included in the Trust as to which the Special Servicer determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any Realized Loss allocated to the Principal Balance Certificates in respect of the related REO Loan in connection with that determination;

(xxvii)                the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date), with respect to the pool of Mortgage Loans;

(xxviii)             [RESERVED];

(xxix)                      the then-current credit support levels for each Class of Certificates;

(xxx)                        the aggregate amount of Prepayment Premiums and Yield Maintenance Charges on the Mortgage Loans (each separately identified) collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(xxxi)                     a loan-by-loan listing of any material modification, extension or waiver of a Mortgage Loan;

(xxxii)                  a loan-by-loan listing of any material breach of the representations and warranties given with respect to a Mortgage Loan by the applicable Mortgage Loan Seller; and

(xxxiii)               an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates, which information will be provided to the Certificate Administrator by the Master Servicer.

In the case of information furnished pursuant to clauses (i), (ix), (x), (xi), (xiv), (xxiii), (xxiv) and (xxv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

The Certificate Administrator has not obtained and shall not be deemed to have obtained actual knowledge of any information only by virtue of its receipt and posting of such information to the Certificate Administrator’s Website or filing such information pursuant to this Agreement, including, but not limited to, filing via the EDGAR system, unless the Certificate Administrator has an explicit obligation to review or prepare such information.

Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate, a statement containing the information set forth in clauses (i) and (x) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder, together with such other information as the Certificate Administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

Upon receipt of an Asset Review Report Summary from the Asset Representations Reviewer required to be delivered pursuant to Section 12.01(b), the Certificate Administrator shall (i) include such Asset Review Report Summary in Item 1B on the Form 10-D for such period in which such Asset Review Report Summary was delivered, and (ii) post such Asset Review Report Summary to the Certificate Administrator’s Website not later than two (2) Business Days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

(b)               [RESERVED].

(c)               Each of the Master Servicer and the Special Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website (in addition to making information available as provided herein) any reports or other information the Master Servicer or the Special Servicer, as applicable, is required or permitted to provide to any party to this Agreement, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the Master Servicer or the Special Servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with Section 3.13 (which may be a licensed or registered investment advisor) to the extent such action does not conflict with the terms of this Agreement (including without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. Notwithstanding this paragraph, the availability of such information or reports on the Internet or similar electronic media shall not be deemed to satisfy any specific delivery requirements in this Agreement except as set forth herein. In connection with providing access to the Master Servicer’s Internet website or Special Servicer’s Internet website, the Master Servicer or the Special Servicer, as applicable, shall take reasonable measures to ensure that only such parties listed above may access such information including, without limitation, requiring registration, a confidentiality agreement and acceptance of a disclaimer. Neither the Master Servicer nor the Special Servicer, as the case may be, shall be liable for dissemination of this information in accordance with this Agreement, and neither the Master Servicer nor the Special Servicer shall be responsible for any information delivered, produced, or made available pursuant to Section 3.13 and Section 4.02(a), other than information produced by the Master Servicer or the Special Servicer, as applicable; provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. The Master Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report.

The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Certificate Administrator. None of the Certificate Administrator, the Trustee or the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Master Servicer. Unless the Certificate Administrator has actual knowledge that any report or file received from the Master Servicer contains erroneous information, the Certificate Administrator is authorized to rely thereon in calculating and making distributions to Certificateholders in accordance with Section 4.01, preparing the Distribution Date Statement required by Section 4.02(a) and allocating Realized Losses to the Certificates in accordance with Section 4.04.

Notwithstanding the foregoing, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(c) or Section 4.02(d) shall not constitute a breach of this Section 4.02(c) or of Section 4.02(d) to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. The Master Servicer

or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(d)               Upon the written request of a Certificateholder, any beneficial owner of a Certificate, or any prospective purchaser of a Certificate that is a Qualified Institutional Buyer and is designated by a Certificateholder or a beneficial owner of a Certificate as such and, in any case, has delivered an Investor Certification to the Depositor and the Certificate Administrator, as soon as reasonably practicable, at the expense of the requesting party, the Certificate Administrator shall make available to the requesting party such information that is in the Certificate Administrator’s possession or can reasonably be obtained by the Certificate Administrator as is requested by such Person, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar, nor the Certificate Administrator shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any Person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another.

(e)               The information to which any Certificateholder is entitled is limited to the information gathered and provided to the Certificateholder by the parties hereto pursuant to this Agreement and by acceptance of any Certificate, each Certificateholder agrees that except as specifically provided herein, no Certificateholder shall contact any Mortgagor directly with respect to any Mortgage Loan.

(f)                Upon the reasonable request of the Directing Certificateholder or any Controlling Class Certificateholder that, in either case, is an Excluded Controlling Class Holder with respect to any Excluded Loan identified to the Master Servicer’s (in the case of a Non-Specially Serviced Loan) or the Special Servicer’s (in the case of a Specially Serviced Loan) reasonable satisfaction (at the expense of the Directing Certificateholder or such Controlling Class Certificateholder) and if such information is in the Master Servicer’s or the Special Servicer’s possession, as applicable, the Master Servicer or the Special Servicer, shall provide or make available (or forward electronically) to the Directing Certificateholder or such Controlling Class Certificateholder, as applicable, (at the expense of the Directing Certificateholder or such Controlling Class Certificateholder, as applicable) any Excluded Information (available to Privileged Persons through the Certificate Administrator’s Website but not accessible to the Directing Certificateholder or such Controlling Class Certificateholder, as applicable, through the Certificate Administrator’s Website because the Directing Certificateholder or such Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder with respect to another Excluded Loan) relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder, as applicable, is not a Borrower Party; provided that, in connection therewith, the Master Servicer or the Special Servicer may require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, generally to the effect that such Person is the Directing Certificateholder or a Controlling Class Certificateholder, will keep such Excluded Information confidential and is not a Borrower Party, upon which the Master Servicer or the Special Servicer may conclusively rely. In addition, the Master Servicer and the Special Servicer shall be entitled to conclusively rely on delivery from the Directing

Certificateholder or a Controlling Class Certificateholder, as applicable, of an Investor Certification substantially in the form of Exhibit P-1B that such Directing Certificateholder or Controlling Class Certificateholder is not an Excluded Controlling Class Holder with respect to a particular Mortgage Loan. For the avoidance of doubt, the Special Servicer referenced in this Section 4.02(f) shall include any applicable Excluded Special Servicer with respect to the related Excluded Special Servicer Loan(s).

(g)               [RESERVED].

Section 4.03        P&I Advances. (a) On or before 4:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall (i) remit to the Certificate Administrator for deposit from its own funds into the Lower-Tier REMIC Distribution Account, an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account, for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make such P&I Advances or (iii) make such P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer’s records and replaced by the Master Servicer by deposit in the Collection Account on or before the next succeeding P&I Advance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). The Master Servicer shall notify the Certificate Administrator of (i) the aggregate amount of P&I Advances to be made by the Master Servicer for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before two (2) Business Days prior to such Distribution Date. If the Master Servicer fails to make a required P&I Advance by 4:00 p.m., New York City time, on any P&I Advance Date, the Trustee shall make such P&I Advance pursuant to Section 7.05 by noon, New York City time, on the related Distribution Date, unless the Master Servicer shall have cured such failure (and provided written notice of such cure to the Trustee and the Certificate Administrator) by 11:00 a.m., New York City time, on such Distribution Date. In the event that the Master Servicer fails to make a required P&I Advance hereunder, the Certificate Administrator shall notify the Trustee of such circumstances by 4:30 p.m., New York City time, on the related P&I Advance Date. Notwithstanding the foregoing, the portion of any P&I Advance equal to the CREFC® Intellectual Property Royalty License Fee shall not be remitted to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account but shall be deposited into the Collection Account for payment to CREFC® on such Distribution Date.

If the Master Servicer or the Trustee makes a P&I Advance with respect to any Mortgage Loan that is part of a Serviced Whole Loan, then it shall provide to the related other master servicer and Other Trustee under the Other Pooling and Servicing Agreement written notice of the amount of such P&I Advance with respect to such Mortgage Loan within two (2) Business Days of making such P&I Advance.

If the Master Servicer or the Trustee makes a P&I Advance with respect to a Non-Serviced Mortgage Loan, then it shall provide to the related Non-Serviced Master Servicer and Non-Serviced Trustee written notice of the amount of such P&I Advance within two (2) Business Days of making such P&I Advance.

(b)               Subject to Section 4.03(c) and Section 4.03(e) below, the amount of P&I Advances to be made by the Master Servicer with respect to any Distribution Date, and each Mortgage Loan, shall be equal to: (i) the Periodic Payments (net of related Servicing Fees and, in the case of any Non-Serviced Mortgage Loan, a fee accruing at the related Non-Serviced Primary Servicing Fee Rate) other than Balloon Payments, that were due on such Mortgage Loan (including any Non-Serviced Mortgage Loan) and any related REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and were not received as of the close of business on the Business Day preceding the related P&I Advance Date (or not advanced by any Sub-Servicer on behalf of the Master Servicer) and (ii) with respect to each such Mortgage Loan delinquent in respect of its Balloon Payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the related Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Master Servicer to make such P&I Advances is mandatory, and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan), shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event or the disposition of the REO Property, as the case may be, with respect thereto are to be distributed. No P&I Advances shall be made with respect to any Companion Loan.

(c)               Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. With respect to each Serviced Mortgage Loan, the Master Servicer, the Special Servicer or the Trustee shall make its determination that a P&I Advance that has been made on such Serviced Mortgage Loan is a Nonrecoverable Advance or that any proposed P&I Advance would, if made, constitute a Nonrecoverable Advance with respect to such Serviced Mortgage Loan independently of any determination made by the applicable Other Servicer or Other Trustee, as the case may be, under the applicable Other Pooling and Servicing Agreement in respect of the related Serviced Companion Loan. If the Master Servicer, the Special Servicer or the Trustee determines that a proposed P&I Advance with respect to a Serviced Mortgage Loan, if made, or any outstanding P&I Advance with respect to a Serviced Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer, the Special Servicer or the Trustee, as applicable, shall provide the applicable Other Servicer written notice of such determination within two (2) Business Days of the date of such determination. If the Master Servicer receives written notice from the related Other Servicer, as the case may be, that an Other Servicer or the Other Trustee has determined, in accordance with the applicable Other Pooling and Servicing Agreement with respect to a Serviced Companion Loan, that any proposed advance under the applicable Other Pooling and Servicing Agreement that is similar to a P&I Advance would be, or any outstanding advance under such Other Pooling and Servicing Agreement that is similar to a P&I Advance is, a nonrecoverable advance, then the Master Servicer, the Special Servicer or the Trustee may, based upon such determination, determine that any P&I Advance previously made or proposed to be made with respect to the related Serviced Mortgage Loan will be a Nonrecoverable P&I Advance. Thereafter, in either case, the Master Servicer and the Trustee shall not be required to make any additional P&I Advances with respect to the related Serviced Mortgage Loan unless and until the Master Servicer or the Trustee, as the case may be, determines that any such additional P&I Advances with respect to the related Serviced Mortgage Loan would not be a Nonrecoverable P&I Advance, which determination may be as a result of consultation with the related Other Servicer, as the case may be, or otherwise. For the avoidance of doubt, the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall have the sole discretion provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable Advance.

With respect to each Non-Serviced Mortgage Loan, the Master Servicer, the Special Servicer or the Trustee shall make its determination (based on information provided by the applicable Non-Serviced Master Servicer and Non-Serviced Special Servicer) that a P&I Advance that has been made on such Non-Serviced Mortgage Loan is a Nonrecoverable Advance or that any proposed P&I Advance would, if made, constitute a Nonrecoverable Advance with respect to such Non-Serviced Mortgage Loan independently of any determination made by the applicable Non-Serviced Master Servicer, the applicable Non-Serviced Special Servicer or the Non-Serviced Trustee, as the case may be, under the applicable Non-Serviced PSA in respect of the related Non-Serviced Companion Loan. If the Master Servicer, the Special Servicer or the Trustee determines that a proposed P&I Advance with respect to a Non-Serviced Mortgage Loan, if made, or any outstanding P&I Advance with respect to a Non-Serviced Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer, the Special Servicer or the Trustee, as applicable, shall provide the applicable Non-Serviced Master Servicer and Non-Serviced Special Servicer written notice of such determination within two (2) Business Days of the date of such determination. If the Master Servicer receives written notice from the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as the case may be, that either has determined, or the Non-Serviced Trustee has determined, in accordance with the applicable Non-Serviced PSA with respect to a Non-Serviced Companion Loan, that any proposed advance under the applicable Non-Serviced PSA that is similar to a P&I Advance would be, or any outstanding advance under such Non-Serviced PSA that is similar to a P&I Advance is, a nonrecoverable advance, then the Master Servicer, the Special Servicer or the Trustee may, based upon such determination, determine that any P&I Advance previously made or proposed to be made with respect to the related Non-Serviced Mortgage Loan will be a Nonrecoverable P&I Advance. Thereafter, in either case, the Master Servicer and the Trustee shall not be required to make any additional P&I Advances with respect to the related Non-Serviced Mortgage Loan unless and until the Master Servicer or the Trustee, as the case may be, determines that any such additional P&I Advances with respect to the related Non-Serviced Mortgage Loan would not be a Nonrecoverable P&I Advance, which determination may be as a result of consultation with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as the case may be, or otherwise. For the avoidance of doubt, the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall have the sole discretion provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable Advance.

(d)               In connection with the recovery of any P&I Advance out of the Collection Account, pursuant to Section 3.05(a), the Master Servicer shall be entitled to pay the Trustee and itself (in that order of priority) as the case may be, out of any amounts then on deposit in the Collection Account (but in no event from any funds allocable to a Serviced Companion Noteholder (unless related thereto), except to the extent permitted pursuant to the terms of the related Intercreditor Agreement), interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; provided, however, that no interest will accrue on any P&I Advance (i) if the related Periodic Payment is received on or before the related Due Date has passed and any applicable Grace Period has expired or (ii) if the related Periodic Payment is received after the Determination Date but on or prior to the related P&I Advance Date. The Master Servicer shall reimburse itself and/or the Trustee, as the case may be, for any outstanding P&I Advance, subject to Section 3.17 of this Agreement, as soon as practicably possible after funds available for such purpose are deposited in the Collection Account. For the avoidance of doubt, the Master Servicer shall make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable.

(e)               Notwithstanding the foregoing, (i) neither the Master Servicer nor the Trustee shall make an advance for Yield Maintenance Charges, Default Interest, late payment charges, Prepayment Premiums, or Balloon Payments or make any P&I Advance with respect to any Companion Loan and (ii) if an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an “appraisal reduction amount” has been made in accordance with the related Non-Serviced PSA and the Master Servicer has notice of such appraisal reduction amount) then in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of such P&I Advance for such Mortgage Loan for such Distribution Date without regard to this Section 4.03(e), and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of a Serviced Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the Maturity Date for a Balloon Mortgage Loan will be the Assumed Scheduled Payment for the related Distribution Date.

(f)                In no event shall either the Master Servicer or the Trustee be required to make a P&I Advance with respect to any Companion Loan.

Section 4.04        Allocation of Realized Losses. (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01, the Certificate Administrator shall calculate the Realized Loss for such Distribution Date. Any allocation of Realized Losses to a Class of Regular Certificates shall be made by reducing the Certificate Balance thereof by the amount allocated pursuant to Section 4.04(b). Any Realized Losses so allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Realized Losses shall constitute an allocation of losses and other shortfalls experienced by the Trust. Reimbursement of previously allocated Realized Losses shall not constitute distributions of principal for any purpose and shall not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made. With respect to any Class of Principal Balance Certificates, to the extent that any

Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery shall be added to the Certificate Balance(s) of the Class or Classes of Principal Balance Certificates that previously were allocated Realized Losses in sequential order according to the priority of payments for the Principal Balance Certificates (and in the case of the Principal Balance Certificates that are Senior Certificates, on a pro rata basis according to the amount of unreimbursed Realized Losses on such Classes), in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates for the next Distribution Date shall be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any Class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such Class of Principal Balance Certificates shall be decreased by such amount.

(b)               On each Distribution Date, the Certificate Balances of the Principal Balance Certificates will be reduced without distribution, as a write-off to the extent of any Realized Losses, if any, allocable to such Certificates with respect to such Distribution Date. Any such write-off shall be allocated first, to the Class J-RR Certificates, second, to the Class G-RR Certificates, third, to the Class F-RR Certificates, fourth, to the Class E-RR Certificates, fifth, to the Class D Certificates, sixth, to the Class C Certificates, seventh, to the Class B Certificates, eighth, to the Class A-S Certificates, and then, pro rata (based on their respective Certificate Balances), to the Class A-1, Class A-2 and Class A-3 Certificates, in each case until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero.

(c)               With respect to any Distribution Date, any Realized Losses allocated to a Class of Principal Balance Certificates pursuant to Section 4.04(a) or Section 4.04(b), with respect to such Distribution Date shall reduce the Lower-Tier Principal Amount of the Related Lower-Tier Regular Interest with respect thereto as a write-off.

Section 4.05        Appraisal Reduction Amounts; Collateral Deficiency Amounts. (a) For purposes of (x) determining the Controlling Class (and whether a Control Termination Event or an Operating Advisor Consultation Event has occurred and is continuing) and (y) determining the Voting Rights of the related Classes for purposes of removal of the Special Servicer or the Operating Advisor, the Cumulative Appraisal Reduction Amounts (with respect to a Serviced Whole Loan, to the extent allocated to the related Mortgage Loan) shall be allocated to each Class of Principal Balance Certificates in reverse sequential order to notionally reduce the related Certificate Balances until the Certificate Balance of each such Class is reduced to zero (i.e., first, to the Class J-RR Certificates, second, to the Class G-RR Certificates, third, to the Class F-RR Certificates, fourth, to the Class E-RR Certificates, fifth, to the Class D Certificates, sixth, to the Class C Certificates, seventh, to the Class B Certificates, eighth, to the Class A-S Certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A, Class X-B and Class X-D Certificates)).

As of the first Determination Date after a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becomes an AB Modified Loan, the Special Servicer shall calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent Appraisal obtained by the Special Servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the Special Servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the Special Servicer shall (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Special Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Special Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Special Servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to this Agreement that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party shall promptly notify the Special Servicer thereof. None of the Master Servicer, the Operating Advisor, the Trustee or the Certificate Administrator shall calculate or verify any Collateral Deficiency Amount.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, calculated for purposes of determining (i) the Voting Rights of the related Classes for purposes of removal of the Special Servicer or the Operating Advisor or (ii) the Controlling Class or the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property shall be determined on an “as is” basis.

The Special Servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) or the Master Servicer (in the case of a Non-Serviced Mortgage Loan), shall notify the Master Servicer or the Special Servicer, as the case may be (and the Master Servicer shall notify the Certificate Administrator), of the amount of any Appraisal Reduction Amount (which notification from the Master Servicer to the Certificate Administrator shall be made by delivery of the CREFC® Loan Periodic Update File in accordance with Section 3.12(d)), any Collateral Deficiency Amount and (except in the case of the Master Servicer) any resulting Cumulative Appraisal Reduction Amount with respect to each Mortgage Loan, AB Modified Loan or Serviced Whole Loan, if any (which notification shall be satisfied through delivery of such Appraisal Reduction Amount, Collateral Deficiency Amount and Cumulative Appraisal Reduction Amount as included in the CREFC® Appraisal Reduction Template included in the CREFC® Investor Reporting Package or such other report or reports mutually agreed upon between the Master Servicer and the Certificate Administrator, which shall be delivered by the Master Servicer simultaneously with the CREFC® Loan Periodic Update File in accordance with Section 3.12(d)) and the Certificate Administrator shall promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the Certificate Administrator’s Website. Based on information in its possession, the Certificate Administrator shall determine from time to time which Class of Certificates is the Controlling

Class. Promptly upon its determination of a change in the Controlling Class, the Certificate Administrator shall notify the Master Servicer, the Special Servicer and the Operating Advisor of such event, including the identity and contact information of the new Controlling Class Certificateholder and the identity of the Controlling Class as set forth in Section 3.23(m) (the cost of obtaining such information from the Depository being an expense of the Trust).

(b)               (i) The Holders of the majority of Voting Rights of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class because it has been reduced to less than 25% of its initial Certificate Balance (any such Class, an “Appraised-Out Class”) as a result of an Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable) in respect of such Class shall have the right and, with respect to a Serviced Whole Loan, the Other Servicers shall have the right upon the request of similarly situated holders of certificates in the related Other Securitization, at their sole expense, to require the Special Servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the Master Servicer to request from the applicable Non-Serviced Special Servicer) a second Appraisal with respect to any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such Holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), the Special Servicer shall use commercially reasonable efforts to cause such second Appraisal to be (A) delivered within thirty (30) days from receipt of the Requesting Holders’ written request and (B) prepared on an “as-is” basis by an MAI appraiser (provided that such MAI appraiser may not be the same MAI appraiser that provided the Appraisal in respect of which the Requesting Holders are requesting the Special Servicer to obtain an additional Appraisal). With respect to any such Non-Serviced Mortgage Loan, the Master Servicer shall use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the Special Servicer.

(ii)                             Upon receipt of any supplemental Appraisal pursuant to clause (i) above, the Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental Appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable) is warranted, and if so warranted, the Special Servicer shall recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on such supplemental Appraisal and any information received from the Master Servicer. If required by such recalculation, the Appraised-Out Class shall be reinstated as the Controlling Class and each other Appraised-Out Class shall, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable. The Holders of an Appraised-Out Class requesting any supplemental Appraisal pursuant to clause (i) above shall refrain from exercising any direction, control, consent and/or similar rights of the Controlling Class. The rights of the Controlling Class, during each Appraisal Review Period shall be exercised by the next most senior Class of Control Eligible Certificates, if any.

(c)               With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless such Mortgage Loan or Serviced Whole Loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding three months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Companion Loan or Serviced Whole Loan)), the Special Servicer shall (1) within thirty (30) days of the occurrence or of each anniversary of the related Appraisal Reduction Event, and (2) upon its determination that the value of the related Mortgaged Property has materially changed, notify the Master Servicer of the occurrence of such anniversary or determination and obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Master Servicer as a Servicing Advance or to the extent it would be a Nonrecoverable Advance, an expense of the Trust, or conduct an internal valuation, as applicable and, promptly following receipt of any such Appraisal or performance of such valuation (or receipt of any Appraisal obtained in accordance with Section 4.05(b) above), shall deliver a copy thereof to the Master Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and ((i) prior to the occurrence and continuance of any Consultation Termination Event and (ii) other than with respect to any Excluded Loan) the Directing Certificateholder; provided, however, that no new or updated Appraisal shall be required if the Mortgage Loan, Serviced Whole Loan or REO Property is under contract to be sold within ninety (90) days of such Appraisal Reduction Event or anniversary thereof and the Special Servicer reasonably believes such sale is likely to close. Based upon such Appraisal or internal valuation (or any Appraisal obtained in accordance with Section 4.05(b) above) and receipt of information reasonably requested by the Special Servicer from the Master Servicer that is reasonably necessary to calculate the Appraisal Reduction Amount or Collateral Deficiency Amount, the Special Servicer shall determine or redetermine and calculate or recalculate, as applicable, and report to the Master Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and ((i) prior to the occurrence and continuance of any Consultation Termination Event and (ii) other than with respect to any Excluded Loan) the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan, Companion Loan or Serviced Whole Loan, as applicable, and such report shall be delivered in the CREFC® Appraisal Reduction Template format; provided, however, that the Special Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Master Servicer to provide sufficient information to the Special Servicer to comply with such duties or failure by the Master Servicer to otherwise comply with its obligations hereunder. Following the Master Servicer’s receipt from the Special Servicer of the calculation of the Appraisal Reduction Amounts, the Master Servicer shall provide such information to the Certificate Administrator in the form of the CREFC® Loan Periodic Update File and the CREFC® Appraisal Reduction Template provided to it by the Special Servicer or such other report or reports mutually agreed upon between the Master Servicer and the Certificate Administrator. Such report shall also be forwarded by the Master Servicer (or the Special Servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Companion Loan has been included in an Other Securitization, to the Other Servicer of such Other Securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the Master Servicer (or the Special Servicer if the related Mortgage Loan is a Specially Serviced Loan). If the Special Servicer is required to redetermine the Appraisal Reduction Amount or Collateral Deficiency Amount, such redetermined Appraisal Reduction Amount or Collateral Deficiency Amount shall replace the prior Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to such Mortgage Loan, Companion Loan or Serviced Whole Loan, as applicable. Prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Excluded Loan, the Special

Servicer shall consult with the Directing Certificateholder with respect to any Appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount or Collateral Deficiency Amount. Notwithstanding the foregoing but subject to Section 4.05(b), the Special Servicer will not be required to obtain an Appraisal or conduct an internal valuation, as applicable, with respect to a Mortgage Loan or related Companion Loan or Serviced Whole Loan as to which an Appraisal Reduction Event has occurred to the extent the Special Servicer has obtained an Appraisal or conducted such a valuation (in accordance with requirements of this Agreement), as applicable, with respect to the related Mortgaged Property within the twelve-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior Appraisal or valuation, as applicable, in calculating any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan or related Companion Loan or Serviced Whole Loan; provided that the Special Servicer is not aware of any material change to the related Mortgaged Property having occurred and affecting the validity of such Appraisal or valuation.

The Master Servicer shall deliver by electronic mail to the Special Servicer any information in its possession that is reasonably required to determine, calculate, redetermine or recalculate any Appraisal Reduction Amount, using reasonable efforts to deliver such information, within four (4) Business Days following the Special Servicer’s reasonable request therefor; provided that the Special Servicer’s failure to timely make such request shall not relieve the Master Servicer of its obligation to use reasonable efforts to provide such information to the Special Servicer within four (4) Business Days following the Special Servicer’s reasonable request. The Master Servicer shall not calculate Appraisal Reduction Amounts.

(d)               Any Mortgage Loan (other than a Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any Serviced Whole Loan previously subject to an Appraisal Reduction Amount, which has become a Corrected Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan and any Serviced Whole Loan, as applicable), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. Any Appraisal Reduction Amount in respect of a Non-Serviced Whole Loan shall be calculated by the applicable party under and in accordance with and pursuant to the terms of the applicable Non-Serviced PSA.

(e)               Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan(s) that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced AB Whole Loan will be allocated in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, first, to the related AB Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such Appraisal Reduction Amounts) and second, pro rata between the related Serviced AB Mortgage Loan and any Serviced Pari Passu Companion Loans. Any Appraisal Reduction Amount that would impact any Serviced Pari Passu Whole Loan will be allocated in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan, based upon their respective outstanding principal balances.

Section 4.06        [RESERVED]

Section 4.07        Investor Q&A Forum; Investor Registry; and Rating Agency Q&A Forum and Document Request Tool. (a)  The Certificate Administrator shall make available, only to Privileged Persons, the Investor Q&A Forum. The “Investor Q&A Forum” shall be a service available on the Certificate Administrator’s Website, where (i) Certificateholders and beneficial owners of Certificates that are Privileged Persons may submit questions to (A) the Certificate Administrator relating to the Distribution Date Statement, (B) the Master Servicer or the Special Servicer, as the case may be, relating to the reports being made available pursuant to Section 3.13(b) and Section 3.13(e), the Mortgage Loans (excluding any Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (C) the Operating Advisor relating to the Operating Advisor Annual Report or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in any Operating Advisor Annual Report (each an “Inquiry” and collectively, “Inquiries”), and (ii) Privileged Persons may view Inquiries that have been previously submitted and answered, together with the answers thereto. Upon receipt of an Inquiry for the Master Servicer, the Special Servicer, Certificate Administrator or the Operating Advisor, as applicable, and in the case of any Inquiry relating to a Non-Serviced Mortgage Loan, to the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer, as applicable, the Certificate Administrator shall forward the Inquiry to the appropriate Person, in each case within a commercially reasonable period of time following receipt thereof. Following receipt of an Inquiry, the Master Servicer, the Special Servicer, the Certificate Administrator or the Operating Advisor, as applicable, unless such party determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, shall be delivered to the Certificate Administrator by electronic mail. In the case of an Inquiry relating to a Non-Serviced Mortgage Loan, the Certificate Administrator shall make reasonable efforts to obtain an answer from the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable; provided that the Certificate Administrator shall not be responsible for the content of such answer or any delay or failure to obtain such answer. The Certificate Administrator shall post (within a commercially reasonable period of time following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Certificate Administrator’s Website. If the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described above, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law, the applicable Mortgage Loan documents or this Agreement, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Master Servicer, the Special Servicer, the Certificate Administrator or the Operating Advisor, as applicable, (v) answering any Inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the Inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) answering any Inquiry is otherwise, for any reason, not advisable, it shall not be required to answer such Inquiry and, in the case of the Master Servicer, the Special Servicer or the Operating Advisor, shall promptly notify the Certificate Administrator of such determination. In addition, no party shall post or otherwise disclose any direct communications with the Directing Certificateholder as part of its response to any Inquiries. The Certificate Administrator shall notify the Person who submitted such Inquiry in the event that the Inquiry will not be answered. Any notice by the Certificate Administrator to the Person who submitted an Inquiry that will not be answered shall include the following statement: “Because the Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer, the Certificate Administrator and the Operating Advisor shall not answer an Inquiry if it determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described in the Pooling and Servicing Agreement, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law or the applicable Mortgage Loan documents, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional costs or expenses to the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or Operating Advisor, as applicable, (v) answering any Inquiry would require the disclosure of Privileged Information, or (vi) answering any Inquiry is otherwise, for any reason, not advisable, no inference should or may be drawn from the fact that the Master Servicer, the Special Servicer, the Certificate Administrator or the Operating Advisor has declined to answer the Inquiry.” Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and shall not be deemed to be answers from any of the Depositor, the Underwriters or any of their respective Affiliates. None of the Underwriters, Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor or any of their respective Affiliates will certify to any of the information posted in the Investor Q&A Forum and no such party shall have any responsibility or liability for the content of any such information. The Certificate Administrator shall not be required to post to the Certificate Administrator’s Website any Inquiry or answer thereto that the Certificate Administrator determines, in its sole discretion, is administrative or ministerial in nature. The Investor Q&A Forum will not reflect questions, answers and other communications that are not submitted via the Certificate Administrator’s Website. Notwithstanding the foregoing, the Operating Advisor shall not be required to respond to any Inquiries from Certificateholders for which its response would require the Operating Advisor to provide information to such inquiring Certificateholders that they are otherwise not entitled to receive under the terms of this Agreement.

(b)               The Certificate Administrator shall make available to any Certificateholder and any Certificate Owner that is a Privileged Person, the Investor Registry. The “Investor Registry” shall be a voluntary service available on the Certificate Administrator’s Website, where Certificateholders and Certificate Owners that are Privileged Persons can register and thereafter obtain information with respect to any other Certificateholder or Certificate Owner that has so registered. Any Person registering to use the Investor Registry shall certify that (a) it is a Certificateholder or a Certificate Owner and a Privileged Person and (b) it grants authorization to the Certificate Administrator to make its name and contact information available on the Investor Registry for at least forty-five (45) days from the date of such certification to Persons entitled to access to the Investor Registry. Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, phone, and Class(es) of Certificates owned. If any Certificateholder or Certificate Owner notifies the Certificate Administrator that it wishes to be removed from the Investor Registry (which notice may not be within forty-five (45) days of its registration), the Certificate Administrator shall promptly remove it from the Investor Registry. The Certificate Administrator will not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon. The Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

(c)               The 17g-5 Information Provider shall make available, only to NRSROs, the Rating Agency Q&A Forum and Document Request Tool. The “Rating Agency Q&A Forum and Document Request Tool” shall be a service available on the 17g-5 Information Provider’s Website, where NRSROs may (i) submit questions to the Certificate Administrator relating to any Distribution Date Statements, or submit questions to the Master Servicer or the Special Servicer, as the case may be, relating to the reports prepared by such parties (each such submission, a “Rating Agency Inquiry”), and (ii) view Rating Agency Inquiries that have been previously submitted and answered, together with the responses thereto. In addition, NRSROs may use the forum to submit written requests (each such submission also, a “Rating Agency Inquiry”) to the Master Servicer for loan-level reports and other related information. Upon receipt of a Rating Agency Inquiry for the Master Servicer or the Special Servicer, the 17g-5 Information Provider shall forward the Rating Agency Inquiry to the appropriate Person, in each case within a commercially reasonable period of time following receipt thereof. Following receipt of a Rating Agency Inquiry from the 17g-5 Information Provider, the Master Servicer or the Special Servicer, as the case may be, unless it determines not to answer such Rating Agency Inquiry as provided below, shall reply by email to the Certificate Administrator. The 17g-5 Information Provider shall post (within a commercially reasonable period of time following receipt of such response) such Rating Agency Inquiry with the related response thereto (or such reports, as applicable) to the Rating Agency Q&A Forum and Document Request Tool. Any reports posted by the 17g-5 Information Provider in response to an inquiry may be posted on a separate website or web page accessible by a link on the 17g-5 Information Provider’s Website. If the Certificate Administrator, the Master Servicer or the Special Servicer determines, in its respective sole discretion, that (i) answering any Rating Agency Inquiry would be in violation of applicable law, the Servicing Standard, this Agreement or any Mortgage Loan documents, (ii) answering any Rating Agency Inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege with, or the disclosure of attorney work product, or (iii) (A) answering any Rating Agency Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (or in good faith, in the case of the Certificate Administrator) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Master Servicer or Special Servicer, as applicable, under this Agreement, it shall not be required to answer such Rating Agency Inquiry and shall promptly notify the 17g-5 Information Provider by email of such determination. The 17g-5 Information Provider shall promptly thereafter post the Rating Agency Inquiry with the reason it was not answered to the Rating Agency Q&A Forum and Document Request Tool. The 17g-5 Information Provider will not be liable for the failure by any other such Person to so answer. Questions posted on the Rating Agency Q&A Forum and Document Request Tool shall not be attributed to the submitting NRSRO. Answers posted on the Rating Agency Q&A Forum and Document Request Tool will be attributable only to the respondent, and shall not be deemed to be answers from any other person. None of the Underwriters, the Depositor, or any of their respective Affiliates will certify to any of the information posted in the Rating Agency Q&A Forum and Document Request Tool and no such party shall have any responsibility or liability for the content of any such information. The 17g-5 Information Provider shall not be required to post to the 17g-5 Information Provider’s Website any Rating Agency Inquiry or answer thereto that the 17g-5 Information Provider determines, in its sole discretion, is administrative or ministerial in nature. The Rating Agency Q&A Forum and Document Request Tool will not reflect questions, answers and other communications that are not submitted via the 17g-5 Information Provider’s Website.

Section 4.08        Secure Data Room. (a)  The Certificate Administrator shall create a Secure Data Room and the Depositor shall, upon the receipt of each Mortgage Loan Seller’s Diligence File Certification and within one hundred twenty (120) days following the Closing Date, deliver to the Certificate Administrator an electronic copy of the Diligence Files for the Mortgage Loans that have been uploaded by the Mortgage Loan Sellers to the Designated Site. Upon receipt thereof, the Certificate Administrator shall promptly upload the contents of each Diligence File actually received by it to the Secure Data Room. Access to the Secure Data Room shall be granted by the Certificate Administrator to (i) the Asset Representations Reviewer and (ii) any other Person at the direction of the Depositor, in each case, upon the occurrence of an Affirmative Asset Review Vote and receipt by the Certificate Administrator of a certification substantially in the form of Exhibit RR (which shall be sent via email to trustadministrationgroup@computershare.com or submitted electronically via the Certificate Administrator’s website). In no case whatsoever shall Certificateholders be permitted to access the Secure Data Room. For the avoidance of doubt, the Certificate Administrator shall be under no obligation to post any documents or information to the Secure Data Room other than the contents of the Diligence Files initially delivered to it by the Depositor.

(b)               The Certificate Administrator shall not have any obligation or duty to verify, review, confirm or otherwise determine whether the type, number or contents of any Diligence File delivered to the Certificate Administrator is accurate, complete, or relates to the transaction or confirm that all documents and information constituting any Diligence File have actually been delivered to the Certificate Administrator. In no case shall the Certificate Administrator be deemed to have obtained actual or constructive knowledge of the contents of, or information contained in, any Diligence File by virtue of posting such Diligence File to the Secure Data Room. In the event that any document or information is posted in error, the Certificate Administrator may remove such document or information from the Secure Data Room. The Certificate Administrator shall not have any obligation to produce physical or electronic copies of any document or information provided to it for posting to the Secure Data Room. The Certificate Administrator shall not be responsible or held liable for any other Person’s use or dissemination of the documents or information contained on the Secure Data Room; provided that such event or occurrence is not also a result of its own negligence, bad faith or willful misconduct. The Certificate Administrator shall not be required to restrict access to the Secure Data Room on a loan-by-loan basis and any Person with access to the Secure Data Room shall covenant to access only the information necessary to perform its duties and responsibilities under this Agreement.

(c)               Upon the resignation or removal of the Certificate Administrator pursuant to Section 8.07, the Certificate Administrator shall transfer electronic copies of the Diligence Files to a successor certificate administrator designated in writing by the Depositor or the Master Servicer, and all costs and expenses associated with the transfer of the Diligence Files shall be payable as part of the costs and expenses associated with the transfer of its responsibilities upon the resignation or removal of the Certificate Administrator pursuant to Section 8.07. Following the date on which any Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust, the Master Servicer or the Special Servicer, as applicable, may direct the Certificate

Administrator in writing to delete the Diligence File related to such Mortgage Loan from the Secure Data Room; provided that absent such direction, the Certificate Administrator shall not be obligated to delete any Diligence File from the Secure Data Room. Following the termination of the Trust pursuant to Section 9.01, the Certificate Administrator shall be permitted to delete all files from the Secure Data Room. Upon deletion, in no event shall the Certificate Administrator be obligated to reproduce or retrieve such deleted files.

[End of Article IV]

ARTICLE V

THE CERTIFICATES

Section 5.01        The Certificates. (a)  The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may, in the reasonable judgment of the Certificate Registrar, be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by law, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof. The Class X-A and Class X-B Certificates shall be issuable only in minimum Denominations of authorized initial Notional Amount of not less than $1,000,000 and in integral multiples of $1.00 in excess thereof. The Registered Certificates (other than the Class X-A and Class X-B Certificates) shall be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $10,000, and in integral multiples of $1.00 in excess thereof. The Class X-D Certificates shall be issuable only in minimum Denominations of authorized initial Notional Amount of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000. The Non-Registered Certificates (other than the Class X-D and Class R Certificates) shall be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $100,000, and in integral multiples of $1.00 in excess thereof. If the Original Certificate Balance or initial Notional Amount, as applicable, of any Class of Certificates does not equal an integral multiple of $1.00, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or initial Notional Amount, as applicable, that includes the excess of (i) the Original Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1.00 that does not exceed such amount. The Class R Certificates shall be issued, maintained and transferred in minimum Percentage Interests of 10% of such Class R Certificates and in integral multiples of 1% in excess thereof.

(b)               One authorized signatory shall sign the Certificates for the Certificate Registrar by manual or facsimile signature. If an authorized signatory whose signature is on a Certificate no longer holds that office at the time the Certificate Registrar countersigns the Certificate, the Certificate shall be valid nevertheless. A Certificate shall not be valid until an authorized signatory of the Certificate Registrar (who may be the same officer who executed the Certificate) manually countersigns the Certificate. The signature shall be conclusive evidence that the Certificate has been executed and countersigned under this Agreement.

Section 5.02        Form and Registration. No Transfer of any Non-Registered Certificate shall be made unless that Transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a Transfer (other than one by the Depositor to an Affiliate thereof or by the Initial Purchasers to the Retaining Party) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then the following subsections (a)-(d) shall apply.

(a)               Each Class of the Non-Registered Certificates (other than the Class R Certificates) sold to institutions that are non-United States Securities Persons in Offshore Transactions in reliance on Regulation S under the Act shall initially be represented by a temporary Book-Entry Certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each a “Temporary Regulation S Book-Entry Certificate”), which shall be deposited on the Closing Date on behalf of the purchasers of the Non-Registered Certificates represented thereby with the Certificate Registrar, at its principal trust office, as custodian, for the Depository, and registered in the name of the Depository or the nominee of the Depository for the account of designated agents holding on behalf of Euroclear and/or Clearstream. Prior to the expiration of the 40-day period commencing on the later of the commencement of the offering and the Closing Date (the “Restricted Period”), beneficial interests in each Temporary Regulation S Book-Entry Certificate may be held only through Euroclear or Clearstream. After the expiration of the Restricted Period, a beneficial interest in a Temporary Regulation S Book-Entry Certificate may be exchanged for an interest in the related Regulation S Book-Entry Certificate in the applicable form set forth as an exhibit hereto in accordance with the procedures set forth in Section 5.03(f). During the Restricted Period, distributions due in respect of a beneficial interest in a Temporary Regulation S Book-Entry Certificate shall only be made upon delivery to the Certificate Registrar by Euroclear or Clearstream, as applicable, of a Non-U.S. Beneficial Ownership Certification. After the expiration of the Restricted Period, distributions due in respect of any beneficial interests in a Temporary Regulation S Book-Entry Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the Regulation S Book-Entry Certificate of the same Class is improperly withheld or refused. The aggregate Certificate Balance of a Temporary Regulation S Book-Entry Certificate or a Regulation S Book-Entry Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided;

On the Closing Date, the Certificate Administrator shall execute, the Authenticating Agent shall authenticate, and the Certificate Administrator shall deliver to the Certificate Registrar the Regulation S Book-Entry Certificates, which shall be held by the Certificate Registrar for purposes of effecting the exchanges contemplated by the preceding paragraph. Computershare Trust Company, National Association is hereby initially appointed the Authenticating Agent with the power to act, on the Trustee’s behalf, in the authentication and delivery of the Certificates in connection with Transfers and exchanges as herein provided. If Computershare Trust Company, National Association is removed as Certificate Administrator, then Computershare Trust Company, National Association shall be terminated as Authenticating Agent. If the Authenticating Agent is terminated, the Trustee shall appoint a successor authenticating agent, which may be the Trustee or an Affiliate thereof.

(b)               Certificates of each Class of Non-Registered Certificates (other than the Class R Certificates and the Risk Retention Certificates during the Transfer Restriction Period) offered and sold to Qualified Institutional Buyers in reliance on Rule 144A shall be represented by Rule 144A Book-Entry Certificates, which shall be deposited with the Certificate Registrar or an agent of the Certificate Registrar, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository. The aggregate Certificate Balance of a Rule 144A Book-Entry Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

(c)               Certificates of each Class of Non-Registered Certificates that are initially offered and sold to investors that are Institutional Accredited Investors that are not Qualified Institutional Buyers (the “Non-Book Entry Certificates”) shall be in the form of Definitive Certificates, substantially in the applicable form set forth as an exhibit hereto, and shall be registered in the name of such investors or their nominees by the Certificate Registrar who shall deliver the Certificates for such Non-Book Entry Certificates to the respective beneficial owners or owners. For the avoidance of doubt, the Class R Certificates shall only be in the form of Definitive Certificates, and the Risk Retention Certificates shall be issued in the form of Definitive Certificates at all times during the Transfer Restriction Period.

(d)               Owners of beneficial interests in Book-Entry Certificates of any Class shall not be entitled to receive physical delivery of certificated Certificates unless: (i) the Depository advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates of such Class or ceases to be a Clearing Agency, and the Certificate Registrar and the Depository are unable to locate a qualified successor within ninety (90) days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Holders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Certificate Registrar to obtain possession of the Certificates of such Class; provided, however, that under no circumstances will certificated Non-Registered Certificates be issued to beneficial owners of a Temporary Regulation S Book-Entry Certificate. Upon notice of the occurrence of any of the events described in clause (i) or (ii) above with respect to any Certificates of a Class that are in the form of Book-Entry Certificates and upon surrender by the Depository of any Book-Entry Certificate of such Class and receipt from the Depository of instructions for re-registration, the Certificate Registrar shall issue Certificates of such Class in the form of Definitive Certificates (bearing, in the case of a Definitive Certificate issued for a Rule 144A Book-Entry Certificate, the same legends regarding Transfer restrictions borne by such Book-Entry Certificate), and thereafter the Certificate Registrar shall recognize the Holders of such Definitive Certificates as Certificateholders under this Agreement. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial Ownership Interests in such Class of Certificates will be maintained and transferred on the book entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository’s procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository’s procedures.

(e)               From and after the Closing Date and during the Transfer Restriction Period, the Risk Retention Certificates shall only be held as Definitive Certificates and shall be held in the Retained Certificate Safekeeping Account by the Certificate Administrator (and the Retaining Party’s interest shall be tracked in the form of an entry in the Certificate Administrator’s trust accounting system under the Retained Certificate Safekeeping Account), as custodian for, and for the benefit of, the Holder of the related Certificate. The Certificate Administrator shall hold such Risk Retention Certificates in safekeeping and shall release the same only upon receipt of written instructions from the holder of the Risk Retention Certificates and the Retaining Sponsor, indicating whether such release is in connection with the termination of the Transfer Restriction Period or in connection with the Retaining Party’s intent to transfer pursuant to Section 5.03(i), in each case, in accordance with any additional authentication procedures as may be utilized by the Certificate Administrator and in accordance with this Agreement. After its release of the Risk Retention Certificates in accordance with the provisions of this Agreement, the Certificate Administrator shall have no obligation or liability with respect to the safekeeping of the Risk Retention Certificates. There shall be, and hereby is, established by the Certificate Administrator an account which will be designated the “Retained Certificate Safekeeping Account” and in which the Risk Retention Certificates shall be held and which shall be governed by and subject to this Agreement.  In addition, on and after the date hereof, the Certificate Administrator may establish any number of subaccounts to the Retained Certificate Safekeeping Account for the Retaining Party.  Such subaccounts shall be marked or evidenced as being for the benefit of the Holder of the related Certificate. The Risk Retention Certificates to be delivered in physical form to the Certificate Administrator shall be delivered as set forth herein. No amounts distributable to the holders of the Risk Retention Certificates shall be remitted to the Retained Certificate Safekeeping Account, but shall be remitted directly to the Retaining Party in accordance with written instructions provided separately by the Retaining Party to the Certificate Administrator on the Closing Date.  Under no circumstances by virtue of safekeeping the Risk Retention Certificates shall the Certificate Administrator be obligated to bring legal action or institute proceedings against any person on behalf of the Retaining Party. During the Transfer Restriction Period and for such longer time as the Retaining Party may request, the Certificate Administrator shall hold the Definitive Certificates representing the Risk Retention Certificates at the below location, or any other location; provided the Certificate Administrator has given notice to the Retaining Party of such new location:

Computershare Trust Company, National Association
Attn: Trust Vault St. Paul
1505 Energy Park Drive
St. Paul, MN 55108

On the Closing Date, and upon completion of each transfer of the Risk Retention Certificates during the Transfer Restriction Period, the Certificate Administrator shall deliver written confirmation to the Depositor, the Retaining Sponsor and the Retaining Party substantially in the form of Exhibit TT evidencing its receipt of the Risk Retention Certificates.

The Certificate Administrator shall make available to the Retaining Party its account information as mutually agreed upon by the Certificate Administrator and such Retaining Party, and in accordance with the Certificate Administrator’s policies and procedures. Any transfer of a Risk Retention Certificate shall be subject to Section 5.03(g) and Section 5.03(i).

For the sake of clarity, after the Transfer Restriction Period, the Risk Retention Certificates may be transferred at the direction of the Holder thereof in the same manner prescribed herein for other Certificates, subject to Section 5.03(i).

Section 5.03        Registration of Transfer and Exchange of Certificates. (a) The Certificate Administrator shall keep or cause to be kept at the Corporate Trust Office books (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided (the Certificate Administrator, in such capacity, being the “Certificate Registrar”). In such capacities, the Certificate Administrator shall be responsible for, among other things, (i) maintaining the Certificate Register and a record of the aggregate holdings of Certificates of each Class of Non-Registered Certificates represented by a Temporary Regulation S Book-Entry Certificate, a Regulation S Book-Entry Certificate and a Rule 144A Book-Entry Certificate and accepting Certificates for exchange and registration of Transfer, (ii) holding the Risk Retention Certificates (during such times as required hereunder) as Definitive Certificates on behalf of each Holder of such Certificates and providing notice to the Retaining Sponsor of any attempts to Transfer any such Certificate and (iii) transmitting to the Depositor, the Master Servicer and the Special Servicer any notices from the Certificateholders. No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of Transfer or exchange of any Certificate (other than Definitive Certificates) referred to in this Section 5.03.

(b)               Subject to the restrictions on Transfer set forth in this Article V, upon surrender for registration of Transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

(c)               Rule 144A Book-Entry Certificate to Temporary Regulation S Book-Entry Certificate. If a holder of a beneficial interest in the Rule 144A Book-Entry Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time during the Restricted Period to exchange its interest in such Rule 144A Book-Entry Certificate for an interest in the Temporary Regulation S Book-Entry Certificate of the same Class, or to Transfer its interest in such Rule 144A Book-Entry Certificate to a Person who is required to take delivery thereof in the form of an interest in the Temporary Regulation S Book-Entry Certificate of the same Class, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in such Temporary Regulation S Book-Entry Certificate. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.07, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit, or cause to be credited, a beneficial interest in the Temporary Regulation S Book-Entry Certificate in an amount equal to the beneficial interest in the Rule 144A Book-Entry Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account and (3) a certificate in the form of Exhibit I given by the holder of such beneficial interest stating that the Transfer of such interest has been made in compliance with the Transfer restrictions applicable to the Book-Entry Certificates and pursuant to and in accordance with Regulation S, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Book-Entry Certificate and to increase, or cause to be increased, the Certificate Balance of the Temporary Regulation S Book-Entry Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Book-Entry Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, or both) a beneficial interest in the Temporary Regulation S Book-Entry Certificate equal to the reduction in the Certificate Balance of the Rule 144A Book-Entry Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or Transfer the beneficial interest in the Rule 144A Book-Entry Certificate that is being exchanged or transferred.

(d)               Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate. If a holder of a beneficial interest in the Rule 144A Book-Entry Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time following the Restricted Period to exchange its interest in such Rule 144A Book-Entry Certificate for an interest in the Regulation S Book-Entry Certificate of the same Class, or to Transfer its interest in such Rule 144A Book-Entry Certificate to a Person who is required to take delivery thereof in the form of an interest in a Regulation S Book-Entry Certificate, such holder may, subject to the rules and procedures of the Depository, exchange, or cause the exchange of, such interest for an equivalent beneficial interest in such Regulation S Book-Entry Certificate. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.07, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the beneficial interest in the Rule 144A Book-Entry Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with such increase and (3) a certificate in the form of Exhibit J given by the holder of such beneficial interest stating (A) that the Transfer of such interest has been made in compliance with the Transfer restrictions applicable to the Book-Entry Certificates and pursuant to and in accordance with Regulation S, or (B) that the Transferee is otherwise entitled to hold its interest in the applicable Certificates in the form of an interest in the Regulation S Book-Entry Certificate, without any registration of such Certificates under the Act (in which case such certificate shall enclose an Opinion of Counsel to such effect and such other documents as the Certificate Registrar may reasonably require), then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Book-Entry Certificate and to increase, or cause to be increased, the Certificate Balance of the Regulation S Book-Entry Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Book-Entry Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Book-Entry Certificate equal to the reduction in the Certificate Balance of the Rule 144A Book-Entry Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or Transfer the beneficial interest in the Rule 144A Book-Entry Certificate that is being exchanged or transferred.

(e)               Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate to Rule 144A Book-Entry Certificate. If a holder of a beneficial interest in a Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate for an interest in the Rule 144A Book-Entry Certificate of the same Class, or to Transfer its interest in such Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Book-Entry Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, as the case may be, and the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Book-Entry Certificate of the same Class. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.07, of (1) instructions from Euroclear or Clearstream, if applicable, and the Depository, directing the Certificate Registrar, as registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Book-Entry Certificate equal to the beneficial interest in the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, (2) with respect to a Transfer of an interest in the Regulation S Book-Entry Certificate, information regarding the participant account of the Depository to be debited with such decrease and (3) with respect to a Transfer of an interest in the Temporary Regulation S Book-Entry Certificate for an interest in the Rule 144A Book-Entry Certificate (i) during the Restricted Period, a certificate in the form of Exhibit K given by the holder of such beneficial interest and stating that the Person transferring such interest in the Temporary Regulation S Book-Entry Certificate reasonably believes that the Person acquiring such interest in the Rule 144A Book-Entry Certificate is a Qualified Institutional Buyer or (ii) after the Restricted Period, an Investment Representation Letter in the form of Exhibit C from the Transferee to the effect that such Transferee is a Qualified Institutional Buyer (an “Investment Representation Letter”) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate and to increase, or cause to be increased, the Certificate Balance of the Rule 144A Book-Entry Certificate by the aggregate Certificate Balance of the beneficial interest in the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate to be exchanged, and the Certificate Registrar shall instruct the Depository, concurrently with such reduction, to credit, or cause to be credited, to the account of the Person specified in such instructions, a beneficial interest in the Rule 144A Book-Entry Certificate equal to the reduction in the Certificate Balance of the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate and to debit, or cause to be debited, from the account of the Person making such Transfer the beneficial interest in the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate that is being transferred.

(f)                Temporary Regulation S Book-Entry Certificate to Regulation S Book-Entry Certificate. Interests in a Temporary Regulation S Book-Entry Certificate as to which the Certificate Registrar has received from Euroclear or Clearstream, as the case may be, a certificate (a “Non-U.S. Beneficial Ownership Certification”) to the effect that Euroclear or Clearstream, as applicable, has received a certificate substantially in the form of Exhibit L from the holder of a beneficial interest in such Temporary Regulation S Book-Entry Certificate, shall be exchanged after the Restricted Period, for interests in the Regulation S Book-Entry Certificate of the same Class. The Certificate Registrar shall effect such exchange by delivering to the Depository for credit to the respective accounts of such holders, a duly executed and authenticated Regulation S Book-Entry Certificate, representing the aggregate Certificate Balance of interests in the Temporary Regulation S Book-Entry Certificate initially exchanged for interests in the Regulation S Book-Entry Certificate. The delivery to the Certificate Registrar by Euroclear or Clearstream of the certificate or certificates referred to above may be relied upon by the Depositor and the Certificate Registrar as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Clearstream pursuant to the terms of this Agreement and the Temporary Regulation S Book-Entry Certificate. Upon any exchange of interests in the Temporary Regulation S Book-Entry Certificate for interests in the Regulation S Book-Entry Certificate, the Certificate Registrar shall endorse the Temporary Regulation S Book-Entry Certificate to reflect the reduction in the Certificate Balance represented thereby by the amount so exchanged and shall endorse the Regulation S Book-Entry Certificate to reflect the corresponding increase in the amount represented thereby. Until so exchanged in full and except as provided therein, the Temporary Regulation S Book-Entry Certificate, and the Certificates evidenced thereby, shall in all respects be entitled to the same benefits under this Agreement as the Regulation S Book-Entry Certificate and Rule 144A Book-Entry Certificate authenticated and delivered hereunder.

(g)               Non-Book Entry Certificate to Book-Entry Certificate. If a holder of a Non-Book Entry Certificate (other than (a) a Risk Retention Certificate during the Transfer Restriction Period or (b) a Class R Certificate) wishes at any time to exchange its interest in such Non-Book Entry Certificate for an interest in a Book-Entry Certificate of the same Class, or to Transfer all or part of such Non-Book Entry Certificate to a Person who is entitled to take delivery thereof in the form of an interest in a Book-Entry Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, if applicable, and the Depository, cause the exchange of all or part of such Non-Book Entry Certificate for an equivalent beneficial interest in the appropriate Book-Entry Certificate of the same Class. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.07, of (1) such Non-Book Entry Certificate, duly endorsed as provided herein, (2) instructions from such holder directing the Certificate Registrar, as registrar, to credit, or cause to be credited, a beneficial interest in the applicable Book-Entry Certificate equal to the portion of the Certificate Balance of the Non-Book Entry Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase and (3) a certificate in the form of Exhibit M (in the event that the applicable Book-Entry Certificate is the Temporary Regulation S Book-Entry Certificate), in the form of Exhibit N (in the event that the applicable Book-Entry Certificate is the Regulation S Book-Entry Certificate) or in the form of Exhibit O (in the event that the applicable Book-Entry Certificate is the Rule 144A Book-Entry Certificate), then the Certificate Registrar, as registrar, shall cancel, or cause to be canceled, all or part of such Non-Book Entry Certificate, shall, if applicable, execute, authenticate and deliver to the Transferor a new Non-Book Entry Certificate equal to the aggregate Certificate Balance of the portion retained by such Transferor and shall instruct the Depository to increase, or cause to be increased, such Book-Entry Certificate by the aggregate Certificate Balance of the portion of the Non-Book Entry Certificate to be exchanged and to credit, or cause to be credited, to the account of the Person specified in such instructions a beneficial interest in the applicable Book-Entry Certificate equal to the Certificate Balance of the portion of the Non-Book Entry Certificate so canceled. Upon the written direction of the Depositor (which may be by email to CCTCMBSBondAdmin@computershare.com) or its Affiliate, the Certificate Registrar shall execute any instrument as may be reasonably required by the Depository to effect such exchange.

(h)               Non-Book Entry Certificates on Initial Issuance Only. Subject to the issuance of Definitive Certificates, if and when permitted by Section 5.02(d), and subject to the issuance and Transfer of a Risk Retention Certificate during the Transfer Restriction Period in accordance with Section 5.03(i), no Non-Book Entry Certificate shall be issued to a Transferee of an interest in any Rule 144A Book-Entry Certificate, Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate or to a Transferee of a Non-Book Entry Certificate (or any portion thereof).

(i)                 Transfers of Risk Retention Certificates. During the Transfer Restriction Period, if a Transfer of any Risk Retention Certificate after the Closing Date is to be made, then the following documents shall be delivered to the Certificate Administrator, who shall facilitate such Transfer in conjunction with the Certificate Registrar and shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) (i) instruction from the Certificateholder desiring to effect such Transfer and the Retaining Sponsor pursuant to Section 5.02(e) directing the Certificate Administrator to release such Risk Retention Certificate from the Retained Certificate Safekeeping Account in connection with a Transfer of such Risk Retention Certificate, (ii) a certification from such Certificateholder’s prospective Transferee substantially in the form attached hereto as Exhibit D-3, with respect to the HRR Certificates, which such certification is countersigned by the Retaining Sponsor with a medallion stamp guarantee of the Retaining Sponsor and countersigned by the Depositor, (iii) a certification from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit D-4, with respect to the HRR Certificates, which such certification is countersigned by the Retaining Sponsor with a medallion stamp guarantee of the Retaining Sponsor and countersigned by the Depositor, (iv) an IRS Form W-9 completed by the prospective Transferee and (v) contact information and wiring instructions for the prospective Transferee. After the Transfer Restriction Period, and for so long as the Risk Retention Certificate, as applicable, is not held in safekeeping, the Certificate Registrar shall refuse to register any Transfer unless it receives (x) a certification from such Certificateholder’s prospective Transferee substantially in the form attached hereto as Exhibit D-3, which such certification is countersigned by the Retaining Sponsor with a medallion stamp guarantee of the Retaining Sponsor and countersigned by the Depositor and (y) a certification from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit D-4, which such certification is countersigned by the Retaining Sponsor with a medallion stamp guarantee of the Retaining Sponsor and countersigned by the Depositor; provided that after the Transfer Restriction Period, the countersignature of the Retaining Sponsor and the Depositor to such certifications shall not be required. Upon receipt of the foregoing certifications, the Certificate Registrar shall, subject to Section 5.02(e) and Section 5.03(a), reflect such Risk Retention Certificate in the name of the prospective Transferee. For the avoidance of doubt, in no event shall a Risk Retention Certificate be held as a Book-Entry Certificate during the Transfer Restriction Period. Any attempted or purported transfer in violation of this Section 5.03(i) shall be null and void ab initio and shall vest no rights in any purported transferee and shall not relieve the transferor of any obligations with respect to the applicable Certificates.

(j)                 In the event a Subsequent Third-Party Purchaser seeks to cause the release of any HRR Certificates from the Retained Certificate Safekeeping Account, the Subsequent Third-Party Purchaser shall simultaneously deliver to the Certificate Administrator, the Retaining Sponsor and the Depositor (i) an executed written request for such release in the form of Exhibit D-3 and (ii) an executed written request for the Retaining Sponsor’s consent to such release substantially in the form of Exhibit D-5. The Certificate Administrator may not consent to, or otherwise permit, any such release without obtaining the Retaining Sponsor’s countersigned request for consent.

(k)               Other Exchanges. In the event that a Book-Entry Certificate is exchanged for a Definitive Certificate, such Certificates may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of subsections (c) through (f) above (including the certification requirements intended to ensure that such Transfers comply with Rule 144A or Regulation S under the Act, at the case may be) and such other procedures as may from time to time be adopted by the Certificate Registrar.

(l)                 Restricted Period. Prior to the termination of the Restricted Period with respect to the issuance of the Certificates, Transfers of interests in the Temporary Regulation S Book-Entry Certificate to U.S. persons (as defined in Regulation S) shall be limited to Transfers made pursuant to the provisions of subsection (e) above.

(m)             If Non-Registered Certificates are issued upon the Transfer, exchange or replacement of Certificates bearing a restrictive legend relating to compliance with the Act, or if a request is made to remove such legend on Certificates, the Non-Registered Certificates so issued shall bear the restrictive legend, or such legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an Opinion of Counsel that neither such legend nor the restrictions on Transfer set forth therein are required to ensure that Transfers thereof comply with the provisions of Rule 144A or Regulation S under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall authenticate and deliver Certificates that do not bear such legend.

(n)               All Certificates surrendered for registration of Transfer and exchange shall be canceled and subsequently destroyed by the Certificate Registrar in accordance with the Certificate Registrar’s customary procedures.

(o)               With respect to the ERISA Restricted Certificates, no sale, Transfer, pledge or other disposition (other than any initial Transfer to the Initial Purchasers or, with respect to the Risk Retention Certificates, the Retaining Party) of any such Certificate shall be made unless the Trustee and Certificate Administrator shall have received either (i) a representation letter from the proposed purchaser or Transferee of such Certificate substantially in the form of Exhibit F-1, to the effect that such proposed purchaser or Transferee is not and will not be (A) an employee benefit plan or other plan subject to the fiduciary responsibility provisions of ERISA or a plan subject to Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) or any other plan subject to any federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (“Similar Law”) (each, a “Plan”) or (B) any person acting on behalf of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor

Regulation § 2510.3-101, as modified by Section 3(42) of ERISA) or using the assets of any such Plan to acquire such Certificate, other than an insurance company using the assets of its “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60) under circumstances whereby the purchase and holding of such Certificates by such insurance company will be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 (or, in the case of a Plan subject to Similar Law, where the purchase, holding and disposition by such Plan will not constitute or result in a non-exempt violation of applicable Similar Law) or (ii) if such Certificate is presented for registration in the name of a purchaser or Transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee, the Certificate Administrator and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or Transferee will not constitute or result in a non-exempt “prohibited transaction” within the meaning of ERISA or Section 4975 of the Code or a non-exempt violation of any Similar Law, and will not subject the Trustee, the Certificate Administrator, the Certificate Registrar, the Master Servicer, the Special Servicer, any sub-servicer, the Initial Purchasers, the Underwriters, the Operating Advisor, the Asset Representations Reviewer or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Trustee and Certificate Administrator shall not register the sale, Transfer, pledge or other disposition of any ERISA Restricted Certificate unless the Trustee and Certificate Administrator have received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the Trustee, the Certificate Administrator, the Certificate Registrar, the Initial Purchasers, the Underwriters, the Operating Advisor, the Asset Representations Reviewer or the Trust. Each Certificate Owner of an ERISA Restricted Certificate shall be deemed to represent that it is not and will not become a Person specified in clauses (i)(A) or (i)(B) above. Any Transfer, sale, pledge or other disposition of any ERISA Restricted Certificates that would constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code or a non-exempt violation of any Similar Law, or would otherwise violate the provisions of this Section 5.03(o) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

(p)               No Class R Certificate may be purchased by or transferred to any prospective purchaser or Transferee that is or will be a Plan, or any person acting on behalf of any Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation § 2510.3-101, as modified by Section 3(42) of ERISA) or using the assets of any Plan to purchase any Class R Certificate. Each prospective Transferee of a Class R Certificate shall deliver to the Transferor and the Certificate Administrator a representation letter, substantially in the form of Exhibit F-2, stating that the prospective Transferee is not and will not become a Plan or a person acting on behalf of any Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation § 2510.3-101, as modified by Section 3(42) of ERISA) or using the assets of any Plan. Each Holder of a Class R Certificate shall be deemed to represent that it is not and will not become a Person specified in the second preceding sentence. Any attempted or purported Transfer in violation of these Transfer restrictions shall be null and void ab initio and shall vest no rights in any purported

Transferee and shall not relieve the Transferor of any obligations with respect to the applicable Certificates.

(q)               Each Person who has or acquires any Residual Ownership Interest shall be deemed by the acceptance or acquisition of such Residual Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Residual Ownership Interest are expressly subject to the following provisions:

(i)                                Each Person acquiring or holding any Residual Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Residual Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Residual Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.03(q) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void ab initio and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Residual Ownership Interest as soon and as fully as possible.

(ii)                             No Residual Ownership Interest may be transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Residual Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require the proposed Transferee to deliver, and the proposed Transferee shall deliver to the Certificate Registrar and to the proposed Transferor, an affidavit in substantially the form attached as Exhibit D-1 (a “Transferee Affidavit”) of the proposed Transferee (A) that such proposed Transferee is a Permitted Transferee and (B) stating that (1) the proposed Transferee historically has paid its debts as they have come due and intends to do so in the future, (2) the proposed Transferee understands that, as the holder of a Residual Ownership Interest, it may incur tax liabilities in excess of cash flows generated by the residual interest, (3) the proposed Transferee intends to pay taxes associated with holding the Residual Ownership Interest as they become due, (4) the proposed Transferee will not cause income with respect to the Residual Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed Transferee or any other U.S. Tax Person, (5) the proposed Transferee will not Transfer the Residual Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed Transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (6) the proposed Transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.03(q) and (y) other than in connection with the initial issuance of a Class R Certificate, require a statement from the proposed Transferor substantially in the form attached as Exhibit D-2 (the “Transferor Letter”), that the proposed Transferor has no actual knowledge that the proposed Transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed Transferee’s statements in its Transferee Affidavit are false.

(iii)                          Notwithstanding the delivery of a Transferee Affidavit by a proposed Transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer to such proposed Transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, that the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed Transferee is a Permitted Transferee. Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, and in any event not later than sixty (60) days after a request for information from the Transferor of such Residual Ownership Interest or such agent, the Certificate Registrar agrees to furnish to the IRS and the Transferor of such Residual Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar, the Certificate Registrar may charge a reasonable fee for computing and furnishing such information to the Transferor or to such agent referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

(r)                The Class R Certificates may only be transferred to and owned by Qualified Institutional Buyers.

(s)                Notwithstanding any other provision of this Agreement, the Certificate Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders and other payees of interest or original issue discount that the Certificate Administrator reasonably believes are applicable under the Code. The consent of Certificateholders or payees shall not be required for such withholding, and the Certificateholders shall be required to provide the Certificate Administrator with such forms and such other information reasonably required by the Certificate Administrator. If the Certificate Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder or payee pursuant to federal withholding requirements, the Certificate Administrator shall indicate the amount withheld to such Person. Such amounts shall be deemed to have been distributed to such Persons for all purposes of this Agreement.

(t)                 Each Certificate Owner of a Non-Registered Certificate shall be deemed to have represented and agreed as follows:

(i)                                Such Certificate Owner (A)(i) is a Qualified Institutional Buyer, (ii) is acquiring such Non-Registered Certificate for its own account or for the account of another Qualified Institutional Buyer, as the case may be, and (iii) is aware that the sale of the Non-Registered Certificates to it is being made in reliance on Rule 144A, (B)(i)(except with respect to the Class R Certificates) is an Institutional Accredited Investor that is not a Qualified Institutional Buyer and that is purchasing such Non-Registered Certificate for its own account or for the account of another Institutional Accredited Investor, and (ii) is not acquiring such Non-Registered Certificate with a view to any resale or distribution of such Non-Registered Certificate other than in accordance with the restrictions set forth in this Section 5.03, or (C) (except with respect to the Class R Certificates) is an institution that is not a United States Securities Person, and is purchasing such Non-Registered Certificate in an Offshore Transaction.

(ii)                             Such Certificate Owner understands that the Non-Registered Certificates have not been and will not be registered or qualified under the Securities Act or any state or foreign securities laws and may not be reoffered, resold, pledged or otherwise transferred except (A) to a person whom the purchaser reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (B) (except with respect to the Class R Certificates) to an institution that is a non-United States Securities Person in an Offshore Transaction in accordance with Rule 903 or 904 of Regulation S, or (C) (except with respect to the Class R Certificates) to an Institutional Accredited Investor that is not a Qualified Institutional Buyer, and in each case, in accordance with any applicable federal securities laws and any applicable securities laws of any state of the United States or any other jurisdiction.

(iii)                          Such Certificate Owner understands that, if the purchaser of a Non-Registered Certificate is not a Qualified Institutional Buyer or a non-United States Securities Person, the Non-Registered Certificates purchased by such purchaser may not be transferred in book-entry form and may be transferred in physical form only in compliance with the restrictions in clause (ii)(C) above and no such transfer of the Non-Registered Certificates owned by such Certificate Owner will be permitted unless the purchaser provides certification that the transfer complies with such restrictions, as described in this Section 5.03.

(iv)                         Such Certificate Owner is duly authorized to purchase the Non-Registered Certificates and its purchase of investments having the characteristics of the Non-Registered Certificate is authorized under, and not directly or indirectly in contravention of, any law, rule, regulation, charter, trust instrument or other operative document, investment guidelines or list of permissible or impermissible investments that is applicable to such Certificate Owner.

(u)               Each beneficial owner of a Certificate or any interest therein that is a Plan subject to ERISA or Section 4975 of the Code (an “ERISA Plan”) or is acting on behalf of or using the assets of such an ERISA Plan will be deemed to have represented and warranted that (i) none of the Depositor, the Mortgage Loan Sellers, the Trust, any Underwriter, any Initial Purchaser, the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice to the ERISA Plan or the fiduciary making the investment decision for the ERISA Plan in connection with the decision to acquire Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the ERISA Plan in connection with the ERISA Plan’s acquisition of Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the

Certificates or the transaction is not otherwise prohibited), and (ii) the ERISA Plan fiduciary making the decision to acquire the Certificates is exercising its own independent judgment in evaluating the investment in the Certificates.

Section 5.04        Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of actual notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust. In connection with the issuance of any new Certificate under this Section 5.04, the Certificate Registrar may require the payment of a sum sufficient to cover any expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.05        Persons Deemed Owners. The Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by any notice to the contrary; provided, however, that to the extent that a party to this Agreement responsible for distributing any report, statement or other information required to be distributed to Certificateholders has been provided an Investor Certification, such party to this Agreement shall distribute such report, statement or other information to such beneficial owner (or prospective Transferee).

Section 5.06        Access to List of Certificateholders’ Names and Addresses; Special Notices. (a)  The Certificate Registrar shall maintain in as current form as is reasonably practicable the most recent list available to it of the names and addresses of the Certificateholders. If any Certificateholder that has provided an Investor Certification (i) requests in writing from the Certificate Registrar a list of the names and addresses of Certificateholders, (ii) states that such Certificateholder desires to communicate with other Certificateholders with respect to its rights under this Agreement or under the Certificates and (iii) provides a copy of the communication which Certificateholder proposes to transmit, then the Certificate Registrar shall, within ten (10) Business Days after the receipt of such request, furnish such Certificateholder (at such Certificateholder’s sole cost and expense) a current list of the Certificateholders. In addition, upon written request to the Certificate Administrator of any Certificateholder or Certificate Owner (if applicable) that has provided an Investor Certification, the Certificate Administrator shall promptly notify such Certificateholder or Certificate Owner of the identity of the then-current Directing Certificateholder. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which information was derived. The Master Servicer, the Special Servicer, the Trustee, the Certificate

Administrator, the Operating Advisor and the Depositor shall be entitled to a list of the names and addresses of Certificateholders from time to time upon request therefor.

(b)               (i) The Certificate Administrator shall include in any Form 10-D any written request received in accordance with Section 11.04(a) prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of this Agreement. Any Form 10-D containing such disclosure (a “Special Notice”) regarding the request to communicate shall include the following and no more than the following (a) the name of the Certificateholder or Certificate Owner making the request, (b) the date the request was received, (c) a statement to the effect that the Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under this Agreement, and (d) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner. It is hereby understood that a disclosure in substantially the following form shall be deemed to satisfy the requirements in the preceding sentence: “On [date], the Certificate Administrator received from [name], a Certificateholder or Certificate Owner, a request to communicate with other Certificateholders and Certificate Owners in the securitization transaction to which this report on Form 10-D relates (the “Securitization”). The requesting Certificateholder or Certificate Owner is interested in communicating with other Certificateholders and Certificate Owners with regard to the possible exercise of rights under the pooling and servicing agreement governing the Securitization. Other Certificateholders and Certificate Owners may contact the requesting Certificateholder or Certificate Owner at [telephone number], [email address] and/or [mailing address].”

(ii)                             In verifying the identity of any Certificateholder or Certificate Owner in connection with any request to communicate, (i) if the Certificateholder or Certificate Owner is the holder of record with respect to any Certificate, the Certificate Administrator shall not require any further verification or (ii) if the Certificateholder or Certificate Owner is not the holder of record with respect to any Certificate, the Certificate Administrator shall require no more than (x) a written certification from such Certificateholder or Certificate Owner that it is the beneficial owner of a Certificate and (y) one of the following documents confirming ownership of such Certificate: a trade confirmation, an account statement, a letter from a broker-dealer or another document acceptable to the Certificate Administrator that is similar to any of the foregoing documents. The Certificate Administrator shall not have any obligation to verify the information provided by any Certificateholder or Certificate Owner in any request to communicate and may rely on such information conclusively. Additionally, any expenses the Certificate Administrator incurs in connection with any request to communicate shall be paid by the Trust.

Section 5.07        Maintenance of Office or Agency. The Certificate Registrar shall maintain or cause to be maintained an office or offices or agency or agencies where Certificates may be surrendered for registration of Transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Certificate Registrar initially designates its office at 1505 Energy Park Drive, St. Paul,

Minnesota 55108 as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Certificateholders and the Mortgagors of any change in the location of the Certificate Register or any such office or agency.

Section 5.08        Appointment of Certificate Administrator. (a) Computershare Trust Company, National Association is hereby initially appointed Certificate Administrator in accordance with the terms of this Agreement (including, as applicable, any agents or affiliates utilized thereby). If the Certificate Administrator resigns or is terminated, the Trustee shall appoint a successor certificate administrator which may be the Trustee or an Affiliate thereof to fulfill the obligations of the Certificate Administrator hereunder which must satisfy the eligibility requirements set forth in Section 8.06.

(b)               The Certificate Administrator may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(c)               The Certificate Administrator, at the expense of the Trust (but only if such amount constitutes “unanticipated expenses incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)), may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith.

(d)               The Certificate Administrator shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

(e)               The Certificate Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates or attorneys; provided, however, that the appointment of such agents, affiliates or attorneys shall not relieve the Certificate Administrator of its duties or obligations hereunder.

(f)                The Certificate Administrator shall not be responsible for any act or omission of the Trustee, the Master Servicer, the Special Servicer or the Depositor.

Section 5.09        [RESERVED].

Section 5.10        Voting Procedures for Certificates. With respect to any matters submitted to Certificateholders for a vote, the Certificate Administrator shall administer such vote through the Depository with respect to Book-Entry Certificates and directly with registered Holders by mail with respect to Definitive Certificates. In each case, such vote shall be administered in accordance with the following procedures, unless different procedures are otherwise described herein with respect to a specific vote:

(a)               Any matter submitted to Certificateholders for a vote shall be announced in a notice prepared by the Certificate Administrator. Such notice shall include the record date determined by the Certificate Administrator for purposes of the vote and a voting deadline which shall be no less than thirty (30) days and no later than sixty (60) days after the date such notice is distributed. The notice and related ballot shall be sent to Holders of Book-Entry Certificates through the Depository and by mail to the registered Holders of Definitive Certificates. In addition, the notice and related ballot shall be posted to the Certificate Administrator’s Website. Notices delivered in this manner shall be considered delivered to all Holders regardless of whether any Holder actually receives the notice and ballot.

(b)               In connection with any vote administered pursuant to this Agreement, voting Holders shall be required to certify their holdings in the manner set forth on the ballot, unless a specific manner is otherwise provided herein. Holders may only vote in accordance with their Voting Rights. Voting Rights with respect to any outstanding Class of Certificates shall be calculated by the Certificate Administrator in accordance with the definition of Voting Rights as of the record date for the vote. Only Classes with an outstanding Certificate Balance greater than zero as of the record date of the vote shall be permitted to vote. Once a Holder has cast its vote, the vote may be changed or retracted on or before the vote deadline. Any changes or retractions shall be communicated by the Certificateholder to the Certificate Administrator in writing on a ballot. After the vote deadline has passed, votes may not be changed or retracted by any Holder unless the Holder wishing to change or retract its vote holds a sufficient portion of the Voting Rights such that the Holder, by its vote alone, could approve or deny the proposition subject to a vote without taking into consideration the votes cast by any other Holder. Transferees or purchasers of any Class of Certificates are subject to and shall be bound by all votes of Holders initiated or conducted prior to its acquisition of such Certificate.

(c)               The Certificate Administrator may take up to fifteen (15) Business Days to tabulate the results of any vote. The Certificate Administrator shall use its reasonable efforts to resolve any illegible or incomplete ballots received prior to the voting deadline. Illegible or incomplete ballots that are received on the voting deadline or that cannot be resolved by the voting deadline shall not be counted. Promptly after the votes are tabulated, the Certificate Administrator shall prepare a notice announcing the results of the vote. Such notice shall include the percentage of Voting Rights in favor of the proposition, the percentage against the proposition and the percentage abstaining. In addition, the notice will announce whether the proposition has been adopted by Certificateholders. The notice shall be distributed in accordance with the methods described in Section 5.10(a) above. The Certificate Administrator shall also include such notice on the Form 10-D prepared in connection with the distribution period that corresponds with the date such notice is distributed. All vote tabulations shall be final and the Certificate Administrator shall not, absent manifest error, re-tabulate the votes or conduct a new vote for the same proposition.

(d)               Any and all reasonable expenses incurred by the Certificate Administrator in connection with administering any vote shall be borne by the Trust. The Certificate Administrator is under no obligation to advise Holders about the matter being voted on or answer questions other than process-related questions regarding the administration of the vote.

(e)               If any party to this Agreement believes a vote of Certificateholders is needed for some matter related to the administration of the Trust that is not specifically contemplated herein, such party may request the Certificate Administrator to conduct a vote and the Certificate Administrator will conduct the requested vote in accordance with these procedures. Unless specifically provided herein, all such votes require a majority of Certificateholders to carry a proposition.

[End of Article V]

ARTICLE VI

THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE
OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER AND THE
DIRECTING CERTIFICATEHOLDER

Section 6.01        Representations, Warranties and Covenants of the Master Servicer, Special Servicer, the Operating Advisor and the Asset Representations Reviewer. (a)  The Master Servicer, for itself only, hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, each Serviced Companion Noteholder, the Depositor, the Certificate Administrator, the Special Servicer, the Asset Representations Reviewer and the Operating Advisor, as of the Closing Date, that:

(i)                                The Master Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)                             The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, do not (A) violate the Master Servicer’s organizational documents, (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets or (C) violate any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement;

(iii)                          The Master Servicer has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)                         This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and, to the extent applicable, the rights of creditors of national banks or of “financial companies” (as defined in Section 201 of the Dodd-Frank Act) or their Affiliates, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)                            The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement;

(vi)                         No litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement;

(vii)                      The Master Servicer has errors and omissions insurance coverage that is in full force and effect or is self-insuring with respect to such risks, which in either case complies with the requirements of Section 3.07;

(viii)                   No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal or state law for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the Master Servicer’s consummation of any transactions contemplated hereby, other than (A) such consents, approvals, authorizations, orders, qualifications, registrations, filings or notices as have been obtained, made or given prior to the actual performance by the Master Servicer of its obligations under this Agreement or (B) where the lack of such consent, approval, authorization, order, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Master Servicer under this Agreement; and

(ix)                           To its actual knowledge, the Master Servicer is not a Risk Retention Affiliate of any Retaining Party.

(b)               The Special Servicer, for itself only, hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, each Serviced Companion Noteholder, the Depositor, the Certificate Administrator, the Master Servicer, the Asset Representations Reviewer and the Operating Advisor, as of the Closing Date, that:

(i)                                The Special Servicer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)                             The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, do not (A) violate the Special Servicer’s organizational documents, (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement;

(iii)                           The Special Servicer has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)                         This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and, to the extent applicable, the rights of creditors of national banks or of “financial companies” (as defined in Section 201 of the Dodd-Frank Act) or their Affiliates, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)                             The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement;

(vi)                         No litigation is pending or, to the best of the Special Servicer’s knowledge, threatened against the Special Servicer, which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement;

(vii)                      The Special Servicer has errors and omissions coverage which is in full force and effect or is self-insuring with respect to such risks, which in either case complies with the requirements of Section 3.07; and

(viii)                   No consent, approval, authorization or order of any court or governmental agency or body is required under federal or state law for the execution, delivery and performance by the Special Servicer of, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions of the Special Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder.

(c)               The Operating Advisor hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, each Serviced Companion

Noteholder, the Depositor, the Certificate Administrator, the Master Servicer, the Special Servicer and the Asset Representations Reviewer, as of the Closing Date, that:

(i)                                The Operating Advisor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and the Operating Advisor is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)                             The execution and delivery of this Agreement by the Operating Advisor, and the performance and compliance with the terms of this Agreement by the Operating Advisor, do not (A) violate the Operating Advisor’s organizational documents, (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Operating Advisor or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Operating Advisor to perform its obligations under this Agreement or its financial condition;

(iii)                          The Operating Advisor has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)                         This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Operating Advisor, enforceable against the Operating Advisor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)                            The Operating Advisor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Operating Advisor’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Operating Advisor to perform its obligations under this Agreement or the financial condition of the Operating Advisor;

(vi)                         The Operating Advisor has errors and omissions insurance coverage that is in full force and effect or is self-insuring with respect to such risks, which in either case complies with the requirements of Section 3.07;

(vii)                      No litigation is pending or, to the best of the Operating Advisor’s knowledge, threatened against the Operating Advisor, which would prohibit the Operating Advisor from entering into this Agreement or, in the Operating Advisor’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Operating Advisor to perform its obligations under this Agreement;

(viii)                   No consent, approval, authorization or order of any court or governmental agency or body is required under federal or state law for the execution, delivery and performance by the Operating Advisor of, or compliance by the Operating Advisor with, this Agreement or the consummation of the transactions of the Operating Advisor contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by the Operating Advisor of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Operating Advisor to perform its obligations hereunder; and

(ix)                           The Operating Advisor is an Eligible Operating Advisor.

(d)               The Asset Representations Reviewer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and to the Depositor, the Master Servicer, the Special Servicer and the Certificate Administrator, as of the Closing Date, that:

(i)                                The Asset Representations Reviewer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Asset Representations Reviewer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)                             The execution and delivery of this Agreement by the Asset Representations Reviewer, and the performance and compliance with the terms of this Agreement by the Asset Representations Reviewer, do not (A) violate the Asset Representations Reviewer’s organizational documents, (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Asset Representations Reviewer or its property is subject, which, in the case of either (B) or (C) above, is likely to materially and adversely affect either the ability of the Asset Representations Reviewer to perform its obligations under this Agreement or its financial condition;

(iii)                          The Asset Representations Reviewer has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)                         This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Asset Representations Reviewer, enforceable against the Asset Representations Reviewer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)                            The Asset Representations Reviewer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Asset Representations Reviewer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Asset Representations Reviewer to perform its obligations under this Agreement or the financial condition of the Asset Representations Reviewer;

(vi)                         No litigation is pending or, to the best of the Asset Representations Reviewer’s knowledge, threatened against the Asset Representations Reviewer, which would prohibit the Asset Representations Reviewer from entering into this Agreement or, in the Asset Representations Reviewer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Asset Representations Reviewer to perform its obligations under this Agreement;

(vii)                       The Asset Representations Reviewer has errors and omissions coverage that is in full force and effect or is self-insuring with respect to such risks, which in either case complies with the requirements of Section 3.07;

(viii)                   No consent, approval, authorization or order of any court or governmental agency or body is required under federal or state law for the execution, delivery and performance by the Asset Representations Reviewer of, or compliance by the Asset Representations Reviewer with, this Agreement or the consummation of the transactions of the Asset Representations Reviewer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by the Asset Representations Reviewer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Asset Representations Reviewer to perform its obligations hereunder; and

(ix)                           The Asset Representations Reviewer is an Eligible Asset Representations Reviewer.

(e)               The representations and warranties set forth in paragraphs (a)-(d) above shall survive the execution and delivery of this Agreement. Upon written notice or actual knowledge by any party to this Agreement (or upon written notice thereof from any Certificateholder or any Companion Holder) of a breach of any of the representations and warranties set forth in this Section 6.01 which materially and adversely affects the interests of any party to this Agreement or the Certificateholders the party discovering such breach shall give prompt written notice to the other parties hereto, each certifying Certificateholder and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder.

Section 6.02        Liability of the Depositor, the Master Servicer, the Operating Advisor, the Special Servicer and the Asset Representations Reviewer. The Depositor, the Master Servicer, the Operating Advisor, the Special Servicer and the Asset Representations Reviewer

shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer, the Operating Advisor, the Special Servicer and the Asset Representations Reviewer herein.

Section 6.03        Merger, Consolidation or Conversion of the Depositor, the Master Servicer, the Operating Advisor, the Special Servicer or the Asset Representations Reviewer. (a) Subject to subsection (b) below, each of the Depositor, the Master Servicer and the Special Servicer will keep in full effect its existence, rights and franchises as an entity under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans or Companion Loans and to perform its respective duties under this Agreement.

(b)               Each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer may be merged or consolidated with or into any Person, or Transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing, asset representations reviewing or commercial mortgage surveillance, as the case may be) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or the Asset Representations Reviewer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or the Asset Representations Reviewer, shall be the successor of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or the Asset Representations Reviewer (such Person, in the case of the Master Servicer or the Special Servicer, in each of the foregoing cases, the “Surviving Entity”), as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or the Asset Representations Reviewer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that with respect to such merger, consolidation or succession, Rating Agency Confirmation is received from each Rating Agency with respect to the Classes of Certificates and, with respect to any class of Serviced Companion Loan Securities, a confirmation is received from each applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates as described in Section 3.25); provided, further, that if the Master Servicer, the Special Servicer, the Asset Representations Reviewer or the Operating Advisor enters into a merger and the Master Servicer, the Special Servicer, the Asset Representations Reviewer or the Operating Advisor, as applicable, is the Surviving Entity under applicable law, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, shall not, as a result of the merger, be required to provide a Rating Agency Confirmation with respect to ratings of the Classes of Certificates or, with respect to any class of Serviced Companion Loan Securities, a confirmation of the rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings; provided, further, that for so long as the Trust, and, with respect to any Serviced Companion Loan included as part of the trust in a related Other Securitization, is subject to the reporting requirements of the Exchange Act, if the Master Servicer, the Special Servicer or the Operating Advisor notifies the Depositor in writing (a “Merger Notice”) of any such merger, consolidation, conversion or other change in form, and the Depositor or the depositor in such Other Securitization, as the case may be, notifies the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, in writing that the Depositor or the depositor in such Other Securitization, as the case may be, has discovered that such successor entity has not complied with its Exchange Act reporting obligations under any other commercial mortgage loan securitization (and specifically identifying the instance of noncompliance), then it shall be an additional condition to such succession that the Depositor or the depositor in such Other Securitization, as the case may be, shall have consented (which consent shall not be unreasonably withheld or delayed) to such successor entity. Notwithstanding the foregoing, no Master Servicer, Special Servicer or Operating Advisor may remain the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, under this Agreement after (x) being merged or consolidated with or into any Person that is a Prohibited Party, or (y) transferring all or substantially all of its assets to any Person if such Person is a Prohibited Party, except to the extent (i) the Master Servicer, the Special Servicer or Operating Advisor, as applicable, is the Surviving Entity of such merger, consolidation or transfer and has been and continues to be in compliance with its Regulation AB reporting obligations hereunder or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld. If, within sixty (60) days following the date of delivery of the Merger Notice to the Depositor or the depositor in such Other Securitization, as the case may be, the Depositor or depositor in such Other Securitization, as the case may be, shall have failed to notify the Master Servicer or the Special Servicer, as applicable, in writing of the Depositor’s determination, or depositor’s determination, in the case of an Other Securitization, to grant or withhold such consent, such failure shall be deemed to constitute a grant of such consent. If the conditions to the provisions in the second preceding sentence are not met, the Trustee may terminate, and if the conditions set forth in the third proviso of the third preceding sentence are not met the Trustee shall terminate, the applicable Surviving Entity’s servicing of the Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Section 7.01.

(i)                                 The Asset Representations Reviewer shall keep in full effect its existence and rights as an entity under the laws of the jurisdiction of its organization, and shall be in compliance with the laws of all jurisdictions to the extent necessary to perform its duties under this Agreement.

(ii)                              Any Person into which the Asset Representations Reviewer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Asset Representations Reviewer shall be a party, or any Person succeeding to the business of the Asset Representations Reviewer, shall be the successor of the Asset Representations Reviewer hereunder, and shall be deemed to have assumed all of the liabilities and obligations of such Asset Representations Reviewer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Trustee has received a Rating Agency Confirmation with respect to such successor or surviving Person.

Section 6.04        Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and Others. (a) None of the Depositor, the Master Servicer (including in its capacity as Companion Paying

Agent, if applicable), the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any of the partners, directors, officers, shareholders, members, managers, employees or agents of any of the foregoing shall be under any liability to the Trust, the Certificateholders or the Companion Holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent, if applicable), the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s duties or by reason of negligent disregard of such party’s obligations and duties hereunder. The Depositor, the Master Servicer (including in its capacity as Companion Paying Agent, if applicable), the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any partner, director, officer, shareholder, member, manager, employee or agent of the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent, if applicable), the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, and any of the partners, directors, officers, shareholders, members, managers, employees or agents of any of the foregoing may rely on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer (including in its capacity as Companion Paying Agent, if applicable), the Special Servicer, the Asset Representations Reviewer and the Operating Advisor and any partner, director, officer, shareholder, member, manager, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to this Agreement, the Mortgage Loans, the Companion Loans or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties; or (iv) in the case of the Depositor and any of its partners, directors, officers, shareholders, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the Trustee nor the Certificate Administrator (including in its capacity as Custodian, Certificate Registrar and 17g-5 Information Provider) shall be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Certificate Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. Each of the Master Servicer (including in its capacity as Companion Paying Agent, if applicable), the Special Servicer, the Asset Representations Reviewer and the Operating Advisor conclusively may rely on, and shall be protected in acting or refraining from acting upon, any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, Appraisal, bond or other document (in electronic or paper format) as contemplated by and in accordance with this Agreement and reasonably believed or in good faith believed by the Master Servicer (including in its capacity as Companion Paying Agent, if applicable), the Special Servicer, the Asset Representations Reviewer or the Operating Advisor to be genuine and to have been signed or presented by the proper party or parties and each of them may consult with counsel, in which case any written advice of counsel or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(b)               None of the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent, if applicable), the Special Servicer, the Operating Advisor or the Asset Representations Reviewer shall be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which in its opinion may involve it in any expense or liability not recoverable from the Trust; provided, however, that each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders (and, in the case of any Serviced Whole Loan, the rights of the Certificateholders and the holders of a Serviced Companion Loan (as a collective whole) taking into account the subordinate or pari passu nature of such Serviced Companion Loan); provided, however, that if a Serviced Whole Loan and/or the holder of any related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to the applicable Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the Trust for any amounts advanced for the payment of such expenses, costs or liabilities. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent, if applicable), the Special Servicer, the Asset Representations Reviewer and the Operating Advisor shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans or the Companion Loan on deposit in the Collection Account (including, without duplication, any subaccount thereof), as provided by Section 3.05(a)(xiii).

(c)               Each of the Master Servicer and the Special Servicer, as applicable, agrees to indemnify the Depositor, the Trustee, the related Serviced Companion Noteholders, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer (including in its capacity as Companion Paying Agent, if applicable) (in the case of the Special Servicer), the Special Servicer (in the case of the Master Servicer) and the Trust and any partner, director, officer, shareholder, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, disputes, losses, penalties, fines, forfeitures, reasonable legal fees and related costs (including, without limitation, in connection with the enforcement of such indemnified party’s rights under this Agreement), judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Master Servicer or the Special Servicer, as the

case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein by the Master Servicer or the Special Servicer, as applicable. The Trustee, the Certificate Administrator, the Depositor, the Asset Representations Reviewer or the Operating Advisor, as the case may be, shall immediately notify the Master Servicer or the Special Servicer, as applicable, if a claim or dispute is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust to indemnification hereunder, whereupon the Master Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim or dispute (with counsel reasonably satisfactory to the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim or dispute. Any failure to so notify the Master Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Master Servicer’s or the Special Servicer’s, as the case may be, defense of such claim or dispute is materially prejudiced thereby.

Each of the Master Servicer and the Special Servicer shall indemnify and hold harmless the Depositor from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Depositor or its Affiliates that arise out of or are based upon, severally and not jointly (i) a breach by the Master Servicer or the Special Servicer, as applicable, of any obligation it has to deliver information to the 17g-5 Information Provider as set forth in this Agreement, including Section 3.07(a), Section 3.08, Section 3.09(e), Section 3.12, Section 3.17(c) and Section 3.18(g) or (ii) a breach by the Master Servicer or the Special Servicer, as applicable, of any obligation it has set forth in Section 3.13(d), Section 3.13(g) and Section 3.13(j).

(d)               Each of the Trustee and the Certificate Administrator (including in its role as Custodian), respectively agrees to indemnify the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent, if applicable), the Special Servicer, the Certificate Administrator (in the case of the Trustee), the Trustee (in the case of the Certificate Administrator), the Operating Advisor, the Asset Representations Reviewer and the Trust and any partner, director, officer, shareholder, member, manager employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs (including, without limitation, in connection with the enforcement of such indemnified party’s rights under this Agreement), judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Trustee or the Certificate Administrator, respectively, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Trustee or the Certificate Administrator, respectively, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages. The Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer or the Operating Advisor, as the case may be, shall immediately notify the Trustee and the Certificate Administrator, respectively, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust to indemnification hereunder, whereupon the Trustee or the Certificate Administrator shall assume the defense of such claim (with counsel reasonably satisfactory to the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent, if applicable), the Special Servicer, the Asset Representations Reviewer or the Operating Advisor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee or the Certificate Administrator shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee’s or the Certificate Administrator’s defense of such claim is materially prejudiced thereby.

(e)               The Depositor agrees to indemnify the Master Servicer (including in its capacity as Companion Paying Agent, if applicable), the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trust and any partner, director, officer, shareholder, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, disputes, losses, penalties, fines, forfeitures, reasonable legal fees and related costs (including, without limitation, in connection with the enforcement of such indemnified party’s rights under this Agreement), judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Depositor, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Depositor of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages. The Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Asset Representations Reviewer or the Operating Advisor, as the case may be, shall immediately notify the Depositor if a claim or dispute is made by a third party with respect to this Agreement, whereupon the Depositor shall assume the defense of such claim or dispute (with counsel reasonably satisfactory to the Master Servicer (including in its capacity as Companion Paying Agent, if applicable) or the Special Servicer, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim or dispute. Any failure to so notify the Depositor shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor’s defense of such claim or dispute is materially prejudiced thereby.

(f)                The Operating Advisor agrees to indemnify the Master Servicer (including in its capacity as Companion Paying Agent, if applicable), the Special Servicer, the Trustee, the Certificate Administrator, the Depositor, the Asset Representations Reviewer and the Trust and any partner, director, officer, shareholder, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs (including, without limitation, in connection with the enforcement of such indemnified party’s rights under this Agreement), judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Operating Advisor, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Operating Advisor of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages. The Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Asset Representations Reviewer or the Depositor, as the case may be, shall immediately notify the

Operating Advisor if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust to indemnification hereunder, whereupon the Operating Advisor shall assume the defense of such claim (with counsel reasonably satisfactory to the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer, the Trustee, the Certificate Administrator, the Asset Representations Reviewer or the Depositor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Operating Advisor shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Operating Advisor’s defense of such claim is materially prejudiced thereby.

(g)               Neither the Operating Advisor nor its Affiliates or any of the partners, directors, officers, shareholders, members, managers, employees or agents of the Operating Advisor shall be under any liability to any Certificateholder for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Operating Advisor against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder.

(h)               The Asset Representations Reviewer agrees to indemnify the Master Servicer (including in its capacity as Companion Paying Agent, if applicable), the Special Servicer, the Trustee, the Certificate Administrator, the Depositor, the Operating Advisor and the Trust and any partner, director, officer, shareholder, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs (including, without limitation, in connection with the enforcement of such indemnified party’s rights under this Agreement), judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Asset Representations Reviewer, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Asset Representations Reviewer of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages. The Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Depositor, as the case may be, shall immediately notify the Asset Representations Reviewer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust to indemnification hereunder, whereupon the Asset Representations Reviewer shall assume the defense of such claim (with counsel reasonably satisfactory to the Master Servicer (including in its capacity as Companion Paying Agent, if applicable), the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Depositor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Asset Representations Reviewer shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Asset Representations Reviewer’s defense of such claim is materially prejudiced thereby.

(i)                 The applicable Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Paying Agent, Non-Serviced Operating Advisor (if any), Non-Serviced

Depositor, Non-Serviced Certificate Administrator and Non-Serviced Trustee, and any of their respective partners, directors, officers, shareholders, members, managers, employees or agents, shall be indemnified by the Trust and held harmless against the Trust’s pro rata share (subject to the applicable Non-Serviced Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of a Non-Serviced Whole Loan and the related Non-Serviced Mortgaged Property under the applicable Non-Serviced PSA (as and to the same extent the applicable Non-Serviced Trust is required to indemnify such parties in respect of other mortgage loans in the applicable Non-Serviced Trust pursuant to the terms of the related Non-Serviced PSA).

The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Master Servicer (including in its capacity as Companion Paying Agent, if applicable), the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

(j)                 For purposes of this Section 6.04 and Section 11.12, the Master Servicer or Special Servicer, as the case may be, will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of their respective obligations and duties hereunder or acted in negligent disregard of such obligations and duties if the Master Servicer or the Special Servicer, as applicable, fails to follow any terms of any Mortgage Loan documents because the Master Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with such terms would or potentially would cause an Adverse REMIC Event under the relevant provisions of the Code (for which determination the Master Servicer and the Special Servicer shall be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional expense of the Trust).

Section 6.05        Depositor, Master Servicer and Special Servicer Not to Resign. Subject to the provisions of Section 6.03, neither the Master Servicer nor the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) determination that such party’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or (b) in the case of the Master Servicer or the Special Servicer, upon the appointment of, and the acceptance of such appointment by, a successor (which may be appointed by the resigning Master Servicer or Special Servicer, as applicable), and receipt by the Certificate Administrator and the Trustee of Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25). Any such determination permitting the resignation of the Master Servicer or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee and (prior to the occurrence and continuance of a Consultation Termination Event) the Directing Certificateholder. Unless applicable law requires the resignation of the Master Servicer or the Special Servicer (as the case may be) to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation by the Master Servicer or the Special Servicer under clause (a) above shall become effective until the Trustee or a successor master servicer or special servicer, as applicable, shall have assumed the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities and obligations in accordance with Section 7.02 and no such resignation by the Master Servicer or the Special Servicer shall become effective until the Certificate Administrator shall have filed any required Form 8-K pursuant to Section 11.07 and any other Form 8-K filings have been completed with respect to any related Companion Loan. Upon any termination (as described in Section 7.01(c)) or resignation of the Master Servicer or the Special Servicer, pursuant to this Section 6.05, the Master Servicer or the Special Servicer, as applicable, shall have the right and opportunity to appoint any successor master servicer or special servicer with respect to this Section 6.05; provided that such successor master servicer or special servicer shall not be the Asset Representations Reviewer, the Operating Advisor or one of their respective Affiliates and (prior to the occurrence and continuance of a Control Termination Event) such successor special servicer is approved by the Directing Certificateholder, such approval not to be unreasonably withheld. The resigning party shall pay all reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket costs and expenses incurred by the Trustee and the Certificate Administrator) associated with a transfer of its duties pursuant to this Section 6.05. Except as provided in Section 7.01(c), in no event shall the Master Servicer or the Special Servicer have the right to appoint any successor master servicer or special servicer if the Master Servicer or Special Servicer, as applicable, is terminated or removed pursuant to Section 7.01.

Section 6.06        Rights of the Depositor in Respect of the Master Servicer and the Special Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer and the Special Servicer hereunder or exercise the rights of the Master Servicer or the Special Servicer, as applicable, hereunder; provided, however, that the Master Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Trustee, the Master Servicer, the Operating Advisor or the Special Servicer under this Agreement or otherwise.

Section 6.07        The Master Servicer and the Special Servicer as Certificate Owner. The Master Servicer, the Special Servicer or any Affiliate thereof may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of “Certificateholder”) the same rights it would have if it were not the Master Servicer, the Special Servicer or an Affiliate thereof.

Section 6.08        The Directing Certificateholder.

(a)               Other than with respect to any Serviced AB Whole Loan that is not subject to an AB Control Appraisal Period, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder shall be entitled to advise (1) the Special Servicer with respect to all Specially Serviced Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the Holder of the majority of the Controlling Class), (2) the Special Servicer with respect to Major Decisions relating to Non-Specially Serviced Loans (other than any applicable Excluded Loan) and (3) generally, the Special Servicer with respect to all Mortgage Loans for which an extension of maturity is being considered by the Special Servicer.

If the Master Servicer receives a Mortgagor request for a Major Decision or Special Servicer Decision, the Master Servicer shall promptly forward such request to the Special Servicer and shall have no further obligations with respect to such Major Decision or Special Servicer Decision. The Special Servicer shall process such request, unless the Special Servicer and the Master Servicer mutually agree that the Master Servicer shall process such request subject to the consent of the Special Servicer and other the consents or consultations required by this Section 6.08(a).

Notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to, the third and fourth paragraphs of this Section 6.08(a) and Section 6.08(b), (i) the Master Servicer shall not take any action that constitutes a Special Servicer Decision or a Major Decision unless it has obtained the consent of the Special Servicer, who shall have ten (10) days (or twenty (20) days with respect to the determination of an Acceptable Insurance Default) (from the date that the Special Servicer receives the information from the Master Servicer) to analyze and make a recommendation regarding any of the following actions (subject, however, to the right of the Special Servicer to process directly any of the following actions set forth herein) (provided that, in the event that the Special Servicer and the Master Servicer have mutually agreed that the Master Servicer will determine and process the request with respect to the subject following action, if the Special Servicer does not consent, or notify the Master Servicer that it will not consent, to any of the following actions within the required ten (10) days or twenty (20) days, as applicable, the Special Servicer shall be deemed to have consented to the subject following action), and (ii) for so long as no Control Termination Event has occurred and is continuing (such limitation not to be applicable to a Loan-Specific Directing Certificateholder), the Special Servicer shall not take any of the following actions with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, and with respect to each Non-Serviced Mortgage Loan solely to the extent explicitly stated below (each, a “Major Decision”) (and shall not consent to the Master Servicer’s taking any action constituting a Major Decision), other than with respect to an Excluded Loan, as to which the Directing Certificateholder has consented in writing within ten (10) days (or in the case of a determination of an Acceptable Insurance Default, twenty (20) days) after the Directing Certificateholder’s receipt of the Special Servicer’s written recommendation and analysis, which report may (in the sole discretion of the Special Servicer) take the form of an Asset Status Report (the “Major Decision Reporting Package”) (provided that if such written objection has not been received by the Special Servicer within such ten (10) day period (or in the case of a determination of an Acceptable Insurance Default, twenty (20) day period), then the Directing Certificateholder will be deemed to have approved such action):

(i)                                any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)                             initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property following a default or event of default with respect to a Mortgage Loan (other than a Non-

Serviced Mortgage Loan) or Serviced Whole Loan or any acceleration of such Mortgage Loan or Serviced Whole Loan, as the case may be;

(iii)                          any modification, consent to a modification or waiver of any monetary term (including, without limitation, reserve amounts and cash flow triggers, but excluding late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments, acceptance of discounted pay-offs, provisions governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related Mortgagor and provisions regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements); but excluding waivers of Default Interest or late payment charges) of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as expressly permitted pursuant to the terms of the related Mortgage Loan documents;

(iv)                          following a default or an event of default with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(v)                            any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the Trust pursuant to Section 9.01) or a defaulted Non-Serviced Mortgage Loan that the Special Servicer is permitted to sell in accordance with Section 3.16(a)(iii) of this Agreement and the related Intercreditor Agreement in each case, for less than the applicable Purchase Price (excluding any expenses incurred by the master servicer, the special servicer, the depositor, the certificate administrator and the trustee in respect of the breach or document defect giving rise to a repurchase or substitution obligation under an MLPA);

(vi)                         any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vii)                      approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan if lender discretion is required (including determining whether any applicable terms or tests are satisfied); provided that, in any case, Major Decisions will not include (A) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; (B) the release, substitution or addition of collateral securing any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan in connection with a defeasance of such collateral; or (C) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(viii)                   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan if lender consent is required, or any consent to such a waiver or consent to a transfer of the

Mortgaged Property or interests in the Mortgagor or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(ix)                           any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(x)                              any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(xi)                           any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a Mortgagor or guarantor releasing a Mortgagor or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)                        any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement, co-lender agreement or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan Holder related to a Mortgage Loan or Whole Loan (which will not include any amendments to split or re-size notes consistent with the terms of any Intercreditor Agreement as to which the consent of the issuing entity is not required), or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the Master Servicer shall additionally require the consent of the Master Servicer as a condition to its effectiveness;

(xiii)                     agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (C) a modification that would permit a principal prepayment instead of defeasance if the applicable Mortgage Loan documents do not otherwise permit such principal prepayment;

(xiv)                    approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the Mortgagor’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(xv)                       approving any transfers of an interest in the Mortgagor under a Mortgage Loan (other than a Non-Serviced Mortgage Loan), unless such transfer (i) is allowed under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such Mortgagor or to a Person acquiring less than a majority interest in such Mortgagor and (ii) does not involve incurring new mezzanine financing or a change in control of the Mortgagor;

(xvi)                    any determination of Acceptable Insurance Default; and

(xvii)                 any consent to incurrence of additional debt by a Mortgagor or mezzanine debt by a direct or indirect parent of a Mortgagor, in circumstances where no lender discretion is required other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied);

provided, however, that notwithstanding the foregoing, the Master Servicer and Special Servicer may mutually agree, as contemplated by Section 3.18(a), that the Master Servicer will process and obtain the prior consent of the Special Servicer with respect to any Major Decision or Special Servicer Decision with respect to any Non-Specially Serviced Loan (which consent shall be deemed received by the Master Servicer if the Special Servicer does not respond within ten (10) days (or twenty (20) days, in the case of an Acceptable Insurance Default) of delivery to the Special Servicer of the Master Servicer’s written recommendation and analysis, and all information in the Master Servicer’s possession that is reasonably requested by the Special Servicer in order to grant or withhold such consent, plus the time period provided to any Serviced Companion Loan Holder under any related Intercreditor Agreement to consent to a Major Decision); provided that, the Master Servicer shall, without the need for any such mutual agreement between the Master Servicer and the Special Servicer, process any Major Decision described in subclauses (A) and (B) of clause (xiii) of this definition of “Major Decision” with respect to any Non-Specially Serviced Loan; provided, however, that, in the event that the Special Servicer or the Master Servicer, as the case may be, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Termination Event in this Agreement (or any matter requiring consultation with the Directing Certificateholder or the Operating Advisor), is necessary to protect the interests of the Certificateholders (or, with respect to any Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan) (as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans)), the Special Servicer or the Master Servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the Operating Advisor, as the case may be); provided, further, that the Special Servicer or the Master Servicer, as the case may be, provides the Directing Certificateholder (or the Operating Advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis therefor. Neither the Master Servicer nor the Special Servicer is required to obtain the consent of the Directing Certificateholder for any of the foregoing actions or any other matter requiring consent of the Directing Certificateholder after the occurrence and during the continuance of a Control Termination Event; provided, however, that, after the occurrence and during the continuance of a Control Termination Event, the Special Servicer shall consult with the Directing Certificateholder (only prior to the occurrence and continuance of a Consultation Termination Event) in connection with any Major Decision not relating to an Excluded Loan (and any other actions which otherwise require consultation with the Directing Certificateholder prior to the occurrence and continuance of a Consultation Termination Event hereunder) and consider alternative actions recommended by the Directing Certificateholder in respect thereof. In the event the Special Servicer receives no response from the Directing Certificateholder within ten (10) days following its written request for input on any required consultation, the Special Servicer shall not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond shall not relieve the Special Servicer or the Master Servicer, as applicable, from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan with respect to such party) or Serviced Whole Loan. The Special Servicer shall provide each Major Decision Reporting Package to the Operating Advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the Special Servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that, with respect to any Non-Specially Serviced Loan other than an Excluded Loan, no Major Decision Reporting Package shall be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and related Major Decision Reporting Package and any Asset Status Report, the Special Servicer shall make available to the Operating Advisor a Servicing Officer with relevant knowledge regarding the related Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Major Decision and/or Asset Status Report. In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the Special Servicer shall also deliver a Major Decision Reporting Package to the Operating Advisor and consult with the Operating Advisor in connection with any proposed Major Decision (and any other actions which otherwise require consultation with the Operating Advisor after the occurrence and during the continuance of an Operating Advisor Consultation Event hereunder) and consider alternative actions recommended by the Operating Advisor, in respect thereof, provided that such consultation is on a non-binding basis. In the event that the Special Servicer receives no response from the Operating Advisor within ten (10) days following the later of (i) its written request for input (which request shall include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the Operating Advisor that is In the possession of the Special Servicer related to the subject matter of such consultation, the Special Servicer shall not be obligated to consult with the Operating Advisor on the specific matter; provided, however, that the failure of the Operating Advisor to respond on any specific matters shall not relieve the Special Servicer from its obligation to consult with the Operating Advisor on any future matter with respect to the applicable Mortgage Loan or any other Mortgage Loan. Notwithstanding anything herein to the contrary, with respect to any Excluded Loan as to the Directing Certificateholder of the holder of a majority of the Controlling Class (regardless of whether a Control Termination Event, a Consultation Termination Event or an

Operating Advisor Consultation Event has occurred and is continuing), the Special Servicer shall consult with the Operating Advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing or for which it must give its consent and consider alternative actions recommended by the Operating Advisor, in respect thereof, in accordance with the procedures set forth in this Section 6.08(a) for consulting with the Operating Advisor.

In addition, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the Holder of the majority of the Controlling Class, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, subject to any rights, if any, of the related Companion Holder to advise the Special Servicer with respect to the related Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement, may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan, as the Directing Certificateholder may deem advisable or as to which provision is otherwise made herein; provided that notwithstanding anything herein to the contrary, no such direction or objection contemplated by the preceding paragraphs of this Section 6.08(a) or this paragraph may require or cause the Master Servicer or Special Servicer to violate any provision of any Mortgage Loan or related Intercreditor Agreement or mezzanine intercreditor agreement, applicable law, this Agreement, or the REMIC Provisions (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of the related Companion Loan), including without limitation the obligation of the Master Servicer and the Special Servicer to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Trust or the Trustee to liability, or materially expand the scope of the responsibilities of the Master Servicer or the Special Servicer, as applicable, hereunder or cause the Master Servicer or the Special Servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, is not in the best interests of the Certificateholders.

In the event the Special Servicer or the Master Servicer, as applicable, determines that a refusal to consent by the Directing Certificateholder or the Serviced AB Whole Loan Controlling Holder or any advice from the Directing Certificateholder, the Serviced AB Whole Loan Controlling Holder or the Operating Advisor would cause the Special Servicer or the Master Servicer, as applicable, to violate the terms of any Mortgage Loan, applicable law or this Agreement, including without limitation, the Servicing Standard, the Special Servicer or the Master Servicer, as applicable, shall disregard such refusal to consent or advise and notify the Directing Certificateholder, the Serviced AB Whole Loan Controlling Holder, the Operating Advisor, respectively, and the Trustee and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor. The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Certificateholder or Serviced AB Whole Loan Controlling Holder or the advice of the Operating Advisor that does not violate the terms of any Mortgage Loan, applicable law or the Servicing Standard or any other provisions of this Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

With respect to any matter for which the consent of the Directing Certificateholder is required, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within ten (10) days following written request for consent and its receipt of all reasonably requested information on any required consent, the Directing Certificateholder shall be deemed to have consented to or approved the specific matter; provided that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan.

The Directing Certificateholder shall have no liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Directing Certificateholder (exclusive of a Loan-Specific Directing Certificateholder) shall not be protected against any liability to a Controlling Class Certificateholder that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties owed to the Controlling Class Certificateholders or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders. By its acceptance of a Certificate, each Certificateholder acknowledges and agrees that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates including the Holders of the Controlling Class over other Classes of the Certificates, and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder may act solely in its own interests or the interests of the Holders of the Controlling Class, that the Directing Certificateholder does not have any duties or liability to the Holders of any Class of Certificates other than the Controlling Class except in the case of a Loan-Specific Directing Certificateholder, that the Directing Certificateholder shall not be liable to any Certificateholder, by reason of its having acted solely in its own interests or the interests of the Holders of the Controlling Class, and that the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

Any Non-Serviced Whole Loan Controlling Holder, with respect to a Non-Serviced Whole Loan, shall have no liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. By its acceptance of a Certificate, each Certificateholder acknowledges and agrees that any such Non-Serviced Whole Loan Controlling Holder, with respect to the related Non-Serviced Whole Loan, may take actions that favor the interests of one or more classes of the certificates issued under the related Non-Serviced PSA including the holders of the controlling class under such Non-Serviced PSA over other classes of the certificates issued under the Non-Serviced PSA and/or any Class of Certificates, and that such Non-Serviced Whole Loan Controlling Holder, with respect to such Non-Serviced Whole Loan, may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that such Non-Serviced Whole Loan Controlling Holder, with respect to such Non-Serviced Whole Loan, may act solely in the interests of the Holders of the controlling class under the related Non-Serviced PSA, that such Non-Serviced Whole Loan Controlling Holder, shall not be liable to any Certificateholder, by reason of its having acted solely in the interests of the Holders of the controlling class under the related Non-Serviced PSA, and that the Non-Serviced Whole Loan Controlling Holder, with respect to such Non-Serviced Whole Loan, shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against such Non-Serviced Whole Loan

Controlling Holder, with respect to such Non-Serviced Whole Loan, or any director, officer, employee, agent or principal thereof for having so acted.

(b)               Notwithstanding anything to the contrary contained herein (i) after the occurrence and during the continuance of a Control Termination Event (and at any time with respect to any Excluded Loan), the Directing Certificateholder (other than any Loan-Specific Directing Certificateholder) shall have no right to consent to or direct any action taken or not taken by any party to this Agreement; (ii) after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder shall remain entitled to receive any notices, reports or information to which it is entitled pursuant to this Agreement, and the Master Servicer, the Special Servicer and any other applicable party shall consult with the Directing Certificateholder (other than with respect to any Excluded Loan), to the extent set forth herein in connection with any action to be taken or refrained from taking to the extent set forth herein; and (iii) after the occurrence and during the continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan), the Directing Certificateholder (other than any Loan-Specific Directing Certificateholder) shall have no direction, consultation or consent rights hereunder and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder. However, the Directing Certificateholder shall maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder.

Section 6.09        Knowledge of Computershare Trust Company, National Association. Except as otherwise expressly set forth in this Agreement, Computershare Trust Company, National Association acting in any particular capacity hereunder will not be deemed to be imputed with knowledge of (a) Computershare Trust Company, National Association, acting in a capacity that is unrelated to the transactions contemplated by this Agreement, or (b) Computershare Trust Company, National Association, acting in any other capacity hereunder, except, in the case of either clause (a) or clause (b), where some or all of the obligations performed in such capacities are performed by one or more employees within the same group or division of Computershare Trust Company, National Association, or where the groups or divisions responsible for performing the obligations in such capacities have one or more of the same Responsible Officers or Servicing Officers, as applicable.

[End of Article VI]

ARTICLE VII

SERVICER TERMINATION EVENTS

Section 7.01        Servicer Termination Events; Master Servicer and Special Servicer Termination. (a)  “Servicer Termination Event”, wherever used herein, means, with respect to the Master Servicer or the Special Servicer, as the case may be, any one of the following events:

(i)                                 (A) any failure by the Master Servicer to make any deposit required to be made by the Master Servicer to the Collection Account, or remit to the Companion Paying Agent for deposit into the related Companion Distribution Account, on the day and by the

time such deposit or remittance is first required to be made under the terms of this Agreement, which failure is not remedied within one (1) Business Day or (B) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date;

(ii)                             any failure by the Special Servicer to deposit into the REO Account, within one (1) Business Day after the day such deposit is required to be made or to remit to the Master Servicer for deposit into the Collection Account or any other required account hereunder, any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement;

(iii)                          any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement, which failure continues unremedied for a period of thirty (30) days (or (A) with respect to any year that a report on Form 10-K is required to be filed, five (5) Business Days in the case of the Master Servicer’s or the Special Servicer’s obligations, as the case may be, contemplated by Article XI, (B) fifteen (15) days in the case of the Master Servicer’s failure to make a Servicing Advance or (C) fifteen (15) days in the case of a failure to pay the premium for any property Insurance Policy required to be maintained) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or (B) to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to this Agreement, by the Holders of Certificates evidencing not less than 25% of all Voting Rights or, solely as it relates to the servicing of a Serviced Pari Passu Whole Loan if affected by that failure, by the related Serviced Companion Noteholders; provided, however, if such failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing such cure, such period will be extended an additional thirty (30) days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(iv)                          any breach on the part of the Master Servicer or the Special Servicer, as the case may be, of any representation or warranty contained in Section 6.01(a) or Section 6.01(b), as applicable, which materially and adversely affects the interests of any Class of Certificateholders or Companion Holders (excluding the holder of any Non-Serviced Companion Loan) and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the Holders of Certificates evidencing not less than 25% of all Voting Rights or, as it relates to the servicing of a Serviced Pari Passu Whole Loan affected by such breach, by the related Serviced Companion Noteholders; provided, however, that if such breach is capable of being cured and the Master Servicer or the Special Servicer, as the case may be, is diligently pursuing such cure, such 30-day period will be extended an additional thirty (30) days;

(v)                            a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer, as the case may be, and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of sixty (60) days;

(vi)                         the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or the Special Servicer, as the case may be, or of or relating to all or substantially all of its property;

(vii)                       the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;

(viii)                   KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (B) placed one or more Classes of Certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency, as applicable), within sixty (60) days of such rating action) and, in the case of either of clauses (A) or (B), publicly citing servicing concerns with the Master Servicer or Special Servicer, as the case may be, as the sole or a material factor in such rating action;

(ix)                           Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (B) placed one or more Classes of Certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency), within sixty (60) days of such rating action) and Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with the Master Servicer or the Special Servicer, as the case may be, as the sole or a material factor in such rating action; or

(x)                              the Master Servicer or the Special Servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such Master Servicer or such Special Servicer, as the case may be, is not reinstated to at least that rating within sixty (60) days of the delisting.

(b)               If any Servicer Termination Event with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the “Affected Party”) shall occur and be continuing, then, and in each and every such case, so long as such Servicer Termination Event shall not have been remedied, the Trustee may, and at the written direction of ((i) prior to the occurrence and continuance of a Control Termination Event and (ii) other than with respect to any Excluded Loan) the Directing Certificateholder (solely with respect to the Special Servicer) or the Holders of Certificates entitled to 25% or more of the Voting Rights, the Trustee shall, terminate (and the Depositor may direct the Trustee to terminate each of the Master Servicer or the Special Servicer, as the case may be, upon five (5) Business Days’ written notice if there is a Servicer Termination Event under clause (A) in the parenthetical in Section 7.01(a)(iii) above), by notice in writing to the Affected Party, with a copy of such notice to the Depositor and the Operating Advisor, all of the rights (subject to Section 3.11 and Section 6.04) and obligations of the Affected Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (other than as a Certificateholder or Companion Holder, if applicable); provided, however, that the Affected Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred. From and after the receipt by the Affected Party of such written notice except as otherwise provided in this Article VII, all authority and power of the Affected Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee with respect to a termination of the Master Servicer or the Special Servicer pursuant to and under this Section 7.01, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Affected Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than twenty (20) Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer’s or the Special Servicer’s, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer’s or the Special Servicer’s, as the case may be, responsibilities and rights (subject to Section 3.11 and Section 6.04) hereunder, including, without limitation, the transfer within five (5) Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Collection Account or any Servicing Account (if it is the Affected Party), by the Special Servicer to the REO Account (if it is the Affected Party) or thereafter be received with respect to the applicable Mortgage Loans or any REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b) or pursuant to Section 7.01(d) (with respect to the Special Servicer), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Special Servicer or the Master

Servicer) or otherwise, and it and its Affiliates and the directors, managers, officers, members, employees and agents of it and its Affiliates shall continue to be entitled to the benefits of Section 3.11 and Section 6.04 notwithstanding any such termination).

(c)               If the Master Servicer receives notice of termination under Section 7.01(b) solely due to a Servicer Termination Event under Section 7.01(a)(viii), Section 7.01(a)(ix) or Section 7.01(a)(x), the Master Servicer shall have a forty-five (45) day period after such notice in which to find a successor master servicer qualified to act as Master Servicer hereunder in accordance with Section 6.05 and Section 7.02 and to which the Master Servicer can sell its rights to service the Mortgage Loans under this Agreement. During such forty-five (45) day period the Master Servicer may continue to serve as the Master Servicer hereunder. In the event that the Master Servicer is unable, within such forty-five (45) day period, to cause a qualified successor master servicer to assume the duties of the Master Servicer hereunder, then and in such event, the Trustee shall assume the obligations of the Master Servicer hereunder.

Notwithstanding Section 7.01(b), if any Servicer Termination Event on the part of the Special Servicer shall occur and be continuing that affects the Holder of a Serviced Pari Passu Companion Loan, then, so long as the Special Servicer is not otherwise terminated, the Holder of such Serviced Pari Passu Companion Loan or the Other Trustee appointed under the related Other Pooling and Servicing Agreement, as applicable, shall be entitled to direct the Trustee to terminate the Special Servicer with respect to the related Serviced Pari Passu Whole Loan. The Special Servicer appointed to replace the Special Servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be (without the prior written consent of the holder of such Serviced Pari Passu Companion Loan) the Person (or Affiliate thereof) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan. The Special Servicer under this paragraph shall meet the eligibility requirements of Section 7.02 and the eligibility requirements of the related Other Pooling and Servicing Agreement, and the appointment thereof shall comply with the provisions of Section 7.02. Any appointment of a replacement Special Servicer in accordance with this paragraph shall be subject to the receipt of Rating Agency Confirmation and confirmation from the applicable rating agencies that such appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25).

(d)               Subject to the rights of the holder of any Serviced AB Whole Loan Controlling Holder pursuant to the related Intercreditor Agreement at any time prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan, the Directing Certificateholder shall be entitled to terminate the rights (subject to Section 3.11 and Section 6.04) and obligations of the Special Servicer under this Agreement, with or without cause, upon ten (10) Business Days’ notice to the Special Servicer, the Master Servicer, the Certificate Administrator, the Trustee and the Operating Advisor; such termination to be effective upon the appointment of a successor special servicer meeting the requirements of this Section 7.01(d) provided that, with respect to a Servicing Shift Whole Loan, the ten (10) Business Days’ notice set forth in this Section 7.01(d) shall not apply to the related Loan-Specific Directing Certificateholder’s right to terminate the Special Servicer’s rights and obligations under this Agreement without cause with respect to such Servicing Shift Whole Loan pursuant to the terms of the related Intercreditor Agreement. Upon a termination of the Special Servicer, the Directing Certificateholder (other than with respect to any Excluded Loan) shall appoint a successor special servicer to assume the duties of the Special Servicer hereunder; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02, (ii) each Rating Agency delivers Rating Agency Confirmation and, in the case of any class of any Serviced Companion Loan Securities, the applicable rating agencies deliver a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25), (iii) no replacement of the Special Servicer shall be effective until the Certificate Administrator shall have filed any required Form 8-K pursuant to Section 11.07 and any other Form 8-K filings have been completed with respect to any related Companion Loan, (iv) the holders of the Controlling Class will be responsible for the reasonable fees and out-of-pocket expenses of any termination without cause by the Directing Certificateholder (including the costs of obtaining a Rating Agency Confirmation) other than by a Loan-Specific Directing Certificateholder and (v) a Loan-Specific Directing Certificateholder will be responsible for the reasonable fees and out-of-pocket expenses of any termination without cause (including the costs of obtaining a Rating Agency Confirmation) caused by such Loan-Specific Directing Certificateholder. For the sake of clarity, the recommendation of replacement of the Special Servicer by the Operating Advisor and the approval of the Certificateholders of such Qualified Replacement Special Servicer shall not preclude the Directing Certificateholder from appointing a replacement special servicer, provided that such replacement may not be the removed Special Servicer or its Affiliate.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of Holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Certificates pursuant to Section 4.05) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a new special servicer designated in such written direction to assume the duties of the Special Servicer hereunder, (b) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote and which will not be additional expenses of the Trust and (c) delivery by such Holders to the Certificate Administrator and Trustee of Rating Agency Confirmation from each Rating Agency (which Rating Agency Confirmation shall be obtained at the expense of such Holders) and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the Certificate Administrator shall promptly post notice to all Certificateholders of such request on the Certificate Administrator’s Website in accordance with Section 3.13(b) and concurrently by mail, conduct the solicitation of votes of all Certificates in such regard, which requisite affirmative votes shall be received within one hundred-eighty (180) days of the posting of such notice, and if not so received, such votes shall be null and void ab initio. Upon the written direction of Holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum of Certificates, the Trustee shall terminate all of the rights and obligations of the Special Servicer under this Agreement and appoint the successor special servicer to assume the duties of the Special Servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders.

The Certificate Administrator shall include on each Distribution Date Statement a statement that each Certificateholder may (i) access such notices via the Certificate Administrator’s Website and (ii) register to receive electronic mail notifications when such notices are posted thereon. Notwithstanding the foregoing, the Certificateholder’s direction to remove the Special Servicer shall not apply to any Serviced AB Whole Loan that is not subject to an AB Control Appraisal Period or to any Servicing Shift Whole Loan.

A Serviced AB Whole Loan Controlling Holder shall have the right, prior to the occurrence and continuance of an AB Control Appraisal Period, to replace the Special Servicer solely with respect to the related Serviced AB Whole Loan, so long as (A) each Rating Agency delivers a Rating Agency Confirmation; (B) the successor special servicer has assumed in writing (from and after the date such successor special servicer becomes the Special Servicer) all of the responsibilities, duties and liabilities of the Special Servicer under this Agreement from and after the date it becomes the Special Servicer as they relate to any Serviced AB Whole Loan pursuant to an assumption agreement reasonably satisfactory to the Certificate Administrator; and (C) the Certificate Administrator shall have received an opinion of counsel reasonably satisfactory to the Certificate Administrator to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with this Agreement, (y) such replacement will be bound by the terms of this Agreement with respect to any Serviced AB Whole Loan and (z) subject to customary qualifications and exceptions, this Agreement will be enforceable against such replacement in accordance with the terms hereof.

The parties hereto acknowledge that, notwithstanding anything to the contrary contained in this section, in accordance with the related Intercreditor Agreement, if a servicer termination event on the part of a Non-Serviced Special Servicer under a Non-Serviced PSA remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and the related Non-Serviced Special Servicer has not otherwise been terminated, the holder of the related Non-Serviced Mortgage Loan (or the Trustee, acting at the direction of the Directing Certificateholder) shall be entitled to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan. The appointment (or replacement) of the applicable Non-Serviced Special Servicer with respect to a Non-Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the related Non-Serviced Trustee or, prior to the occurrence and continuance of a control termination event under the related Non-Serviced PSA, by the related Non-Serviced Whole Loan Controlling Holder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Non-Serviced Whole Loan cannot at any time be the Person (or an Affiliate thereof) that was terminated at the direction of the holder of such Non-Serviced Mortgage Loan, without the prior written consent of the Directing Certificateholder.

If at any time the Operating Advisor determines, in its sole discretion exercised in good faith that (i) the Special Servicer is not performing its duties as required hereunder or is otherwise not acting in accordance with the Servicing Standard, and (ii) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, the Operating Advisor shall deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written report in the form of Exhibit W, setting forth the reasons supporting its recommendation (along with any information the Operating Advisor considered relevant to its recommendation) and recommending a replacement Special Servicer (which form may be modified or supplemented from time to time to cure any ambiguity or error or to incorporate any additional information, subject to compliance of such form with the terms and provisions of this Agreement; provided, further, that in no event shall the information or any other content included in such written recommendation contravene any provision of this Agreement) detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer to assume the duties of the Special Servicer, which shall be a Qualified Replacement Special Servicer. In such event, the Certificate Administrator shall promptly post notice to all Certificateholders of such recommendation and the related report on the Certificate Administrator’s Website in accordance with Section 3.13(b), and concurrently by mail conduct the solicitation of votes of all Certificates in such regard. Upon (i) the affirmative vote of Holders of Principal Balance Certificates representing a majority of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances of such Certificates) of all Principal Balance Certificates whose Holders voted on the matter (provided that the Holders of the Principal Balance Certificates that so voted on the matter (A) hold Principal Balance Certificates representing at least 20% of the Voting Rights on an aggregate basis within one hundred eighty (180) days of posting of the Operating Advisor’s recommendation to the Certificate Administrator’s Website, and if not so received, such votes shall be null and void ab initio, and (B) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other) and (ii) receipt by the Certificate Administrator following satisfaction of the foregoing clause (i) of Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the Trustee shall (i) terminate all of the rights and obligations of the Special Servicer under this Agreement and appoint a successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders (as set forth above) and (ii) promptly notify such outgoing Special Servicer of the effective date of such termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering such vote and the Operating Advisor’s identification of a Qualified Replacement Special Servicer shall be an additional expense of the Trust. In the event that the Trustee does not receive at least a majority of the requested votes, then the Trustee shall have no obligation to remove the Special Servicer. Prior to the appointment of any replacement special servicer, such replacement special servicer shall have agreed to succeed to the obligations of the Special Servicer under this Agreement and to act as the Special Servicer’s successor hereunder. Notwithstanding the foregoing, the Operating Advisor shall not be permitted to recommend the replacement of the Special Servicer with respect to a Serviced AB Whole Loan so long as the related Serviced Companion Noteholder is not subject to an AB Control Appraisal Period under the related Intercreditor Agreement or with respect to any Servicing Shift Whole Loan. For the sake of clarity, the recommendation of replacement of the Special Servicer by the Operating Advisor and the approval of the Certificateholders of such Qualified Replacement Special Servicer shall not preclude the Directing Certificateholder from appointing a replacement special servicer, provided that such replacement may not be the removed Special Servicer or its Affiliate.

No penalty or fee shall be payable to the terminated Special Servicer with respect to any termination pursuant to this Section 7.01(d). All costs of any such termination made by the Directing Certificateholder without cause shall be paid by the Holders of the Controlling Class.

For the avoidance of doubt, the indemnification of the Operating Advisor in Section 6.04 shall include, subject to the limitations set forth in Section 6.04, any action or claim arising from, or relating to, the Operating Advisor’s determination under this Section 7.01(d) (regarding removal of the Special Servicer), or the result of the vote of the Certificateholders (regarding removal of the Special Servicer).

(e)               The Master Servicer and the Special Servicer shall, as the case may be, from time to time, take all such reasonable actions as are required by it in accordance with the related Servicing Standard in order to prevent the Certificates from being placed on “watch” status or downgraded due to servicing or special servicing, as applicable, concerns by any Rating Agency with respect to the Master Servicer or Special Servicer. In no event shall the remedy for a breach of the foregoing covenant extend beyond termination pursuant to Section 7.01(a)(viii) and Section 7.01(a)(ix) and the resulting operation of Section 7.01(b) and (c). The operation of this subsection (e) shall not be construed to limit the effect of Section 7.01(a)(viii) and Section 7.01(a)(ix).

(f)                Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the Master Servicer shall be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

(g)               Notwithstanding anything to the contrary contained in this Section 7.01, with respect to any Excluded Special Servicer Loan, if any, the Special Servicer shall resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder shall select an Excluded Special Servicer, as successor to the resigning Special Servicer, for the related Excluded Special Servicer Loan in accordance with this Agreement. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning Special Servicer shall use commercially reasonable efforts to appoint the related Excluded Special Servicer. The Special Servicer shall not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It shall be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the Certificates and each NRSRO hired to provide ratings with respect to any Serviced Companion Loan Securities makes the equivalent confirmation, (ii) the related Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the related Excluded Special Servicer delivers to the Depositor and the Certificate Administrator and any applicable Other Depositor and Other Certificate Administrator, the information, if any, required under Item 6.02 of Form 8-K pursuant to the Exchange Act regarding itself in its role as Excluded Special Servicer.

If at any time the Special Servicer that had previously acted as the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer shall resign, (2) the related Mortgage Loan or Serviced Whole Loan shall no longer be an Excluded Special Servicer Loan, (3) such original Special Servicer shall become the Special Servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) such original Special Servicer shall be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer shall perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Loan and shall be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the Special Servicer shall remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

If a Servicing Officer of the Master Servicer, a related Excluded Special Servicer, or the Special Servicer, as the case may be, has actual knowledge that a Mortgage Loan is no longer an Excluded Loan, an Excluded Controlling Class or an Excluded Special Servicer Loan, as applicable, the Master Servicer, the related Excluded Special Servicer or the Special Servicer, as the case may be, shall provide prompt written notice thereof to each of the other parties to this Agreement.

Section 7.02        Trustee to Act; Appointment of Successor. On and after the time the Master Servicer or the Special Servicer, as the case may be, either resigns pursuant to subsection (a) of the first sentence of Section 6.05 or receives a notice of termination for cause pursuant to Section 7.01(b), and provided that no acceptable successor has been appointed by the resigning Master Servicer or Special Servicer pursuant to Section 6.05 and no acceptable successor has been appointed within the time period specified in Section 7.01(c), the Trustee shall be the successor to such party, until such successor to that Master Servicer or that Special Servicer, as applicable, is appointed as provided in this Section 7.02, by the Directing Certificateholder as provided in Section 7.01(d), or by the resigning Master Servicer or Special Servicer pursuant to Section 6.05, as applicable, in all respects in its capacity as the Master Servicer or the Special Servicer, as applicable, under this Agreement and the transactions set forth or provided for herein and shall be subject to, and have the benefit of, all of the rights, (subject to Section 3.11 and Section 6.04) benefits, responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Master Servicer or Special Servicer, as applicable, by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party’s failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder. The appointment of a successor master servicer shall not affect any liability of the predecessor Master Servicer which may have arisen prior to its termination as Master Servicer, and the appointment of a successor special servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee in its capacity as successor to the Master Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Master Servicer or the Special Servicer, as applicable, herein or in any related document or agreement, for any acts or omissions of the predecessor master servicer or special servicer or for any losses incurred by the predecessor Master Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee be required to purchase any Mortgage Loan hereunder solely as a result of its obligations as successor master servicer or special servicer, as the case may be. Subject to Section 3.11, as compensation therefor, the Trustee as successor master servicer shall be entitled to the Servicing Fees and all fees relating to the Mortgage Loans or the Companion Loans which that Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and subject to Section 3.11, and the Trustee as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee succeed to the capacity of the Master Servicer or the Special Servicer, as the case may be, the Trustee shall be afforded the same standard of care and liability as the Master Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor master servicer or successor special servicer, as the case may be, and not with respect to its role as Trustee hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to that Master Servicer or that Special Servicer, as applicable, or shall, if it is unable to so act, or if the Trustee is not approved as a servicer by each Rating Agency, or if the Directing Certificateholder (solely with respect to the Special Servicer) ((i) prior to the occurrence and continuance of a Control Termination Event and (ii) other than with respect to any Excluded Loan) or the Holders of Certificates entitled to 25% or more of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth in Section 6.05 and otherwise herein, as the successor to that Master Servicer or that Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer hereunder. No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until (i) the assumption in writing by the successor to the Master Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter, (ii) receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25), (iii) such appointment (solely with respect to the Special Servicer) has been approved (prior to the occurrence and continuance of a Control Termination Event) by the Directing Certificateholder, such approval not to be unreasonably withheld and (iv) the Certificate Administrator shall have filed any required Form 8-K pursuant to Section 11.07 hereof and any other Form 8-K filings have been completed with respect to any related Companion Loan. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption of a successor to the Master Servicer or the Special Servicer as described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor master servicer or successor special servicer, as the case may be, shall be in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, hereunder. The Trustee, the non-terminated Master Servicer or the non-terminated Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any reasonable out-of-pocket costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Master Servicer or Special Servicer, as applicable. If such predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the party requesting such termination or the successor master servicer or special servicer for such expenses within ninety (90) days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses. If and to the extent that the terminated Master Servicer or Special Servicer has not reimbursed such costs and expenses, the party requesting such termination shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of the Trust. In the event of a termination without cause, such costs and expenses shall be borne by the party requesting such termination, or as otherwise set forth herein; provided that the Certificate Administrator and the Trustee shall not bear any such costs and expenses. For the avoidance of doubt, if the Trustee is terminating the Master Servicer or the Special Servicer in accordance with this Agreement at the direction of any party or parties permitted to direct the Trustee to so terminate the Master Servicer or the Special Servicer pursuant to this Agreement, the Trustee shall not have any liability for such expenses pursuant to this paragraph.

Section 7.03        Notification to Certificateholders. (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.05, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02, the Certificate Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

(b)               Not later than the later of (i) sixty (60) days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute a Servicer Termination Event and (ii) five (5) days after the Certificate Administrator would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Certificate Administrator shall transmit by mail to the Depositor and all Certificateholders (and, if a Serviced Whole Loan is affected, the related Serviced Companion Noteholder) notice of such occurrence, unless such default shall have been cured.

Section 7.04        Waiver of Servicer Termination Events. The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Servicer Termination Event hereunder may waive such Servicer Termination Event;

provided, however, that a Servicer Termination Event under clause (i), (ii), (viii), (ix) or (x) of Section 7.01(a) may be waived only with the consent of all of the Certificateholders of the affected Classes, and a Servicer Termination Event under clause (iii) of Section 7.01(a) (with respect to obligations under Article XI) may be waived only with the consent of the Depositor. Upon any such waiver of a Servicer Termination Event, subject to the rights of any affected holder of a Serviced Companion Loan under Section 7.01(c) or Section 7.01(f), such Servicer Termination Event shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. Upon any such waiver of a Servicer Termination Event by Certificateholders, the Trustee and the Certificate Administrator shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the Trust. No such waiver shall extend to any subsequent or other Servicer Termination Event or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Servicer Termination Event pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

Section 7.05        Trustee as Maker of Advances. In the event that the Master Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five (5) Business Days following such failure by the Master Servicer with respect to Servicing Advances resulting in a Servicer Termination Event under Section 7.01(a)(iii) to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by noon, New York City time, on the related Distribution Date with respect to P&I Advances pursuant to the Certificate Administrator’s notice of failure pursuant to Section 4.03(a) unless such failure has been cured. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Master Servicer’s rights with respect to Advances hereunder, including, without limitation, the Master Servicer’s rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by the Master Servicer’s default in its obligations hereunder); provided, however, that if Advances made by the Trustee and the Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

[End of Article VII]

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

Section 8.01        Duties of the Trustee and the Certificate Administrator. (a)  The Trustee and the Certificate Administrator, prior to the occurrence of a Servicer

Termination Event and after the curing or waiving of all Servicer Termination Events which may have occurred, undertake to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Termination Event occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee and the Certificate Administrator contained in this Agreement shall not be construed as a duty.

(b)               The Trustee or the Certificate Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II, the Diligence Files, any CREFC® reports and any information delivered for posting to the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Certificate Administrator shall notify the party providing such instrument and requesting the correction thereof. The Trustee or the Certificate Administrator shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer or another Person, and accepted by the Trustee or the Certificate Administrator in good faith, pursuant to this Agreement.

(c)               No provision of this Agreement shall be construed to relieve the Trustee or the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that:

(i)                                 Prior to the occurrence of a Servicer Termination Event, and after the curing of all such Servicer Termination Events which may have occurred, the duties and obligations of the Trustee and the Certificate Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Certificate Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Certificate Administrator and, in the absence of bad faith on the part of the Trustee and the Certificate Administrator, the Trustee and the Certificate Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Certificate Administrator and conforming to the requirements of this Agreement;

(ii)                              Neither the Trustee nor the Certificate Administrator, as applicable, shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Certificate Administrator, respectively, unless it shall be proved that the Trustee or the Certificate Administrator, as applicable, was negligent in ascertaining the pertinent facts; and

(iii)                           Neither the Trustee nor the Certificate Administrator, as applicable, shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 25% (i) of the Percentage Interest of each affected Class, or (ii) if each Class is an affected Class of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, under this Agreement (unless a higher percentage of Voting Rights is required for such action).

(d)               The Certificate Administrator shall make available via the Certificate Administrator’s Website initially located at www.ctslink.com to the Serviced Companion Noteholders all reports that the Certificate Administrator has made available to Certificateholders under this Agreement to the extent such reports relate to the related Serviced Companion Loan and upon the submission of an Investor Certification pursuant to this Agreement.

Section 8.02        Certain Matters Affecting the Trustee and the Certificate Administrator. Except as otherwise provided in Section 8.01:

(i)                                 The Trustee and the Certificate Administrator may rely upon and shall be protected in acting or refraining from acting upon any resolution, direction of the Depositor, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)                              The Trustee and the Certificate Administrator may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

(iii)                          Neither the Trustee nor the Certificate Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or the Certificates or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Certificate Administrator, as applicable, security or indemnity reasonably satisfactory to it, against the costs, expenses and liabilities which may be incurred therein or thereby; neither the Trustee nor the Certificate Administrator shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Termination Event which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

(iv)                         Neither the Trustee nor the Certificate Administrator shall be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)                             Prior to the occurrence of a Servicer Termination Event hereunder and after the curing of all Servicer Termination Events which may have occurred, neither the Trustee nor the Certificate Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to more than 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Certificate Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Certificate Administrator, respectively, not reasonably assured to the Trustee or the Certificate Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Certificate Administrator, respectively, may require indemnity reasonably satisfactory to it from such requesting Holders against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the requesting Holders;

(vi)                         The Trustee or the Certificate Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates or attorneys; provided, however, that the appointment of such agents, affiliates or attorneys shall not relieve the Trustee or the Certificate Administrator of its duties or obligations hereunder; provided, further, that the Trustee or the Certificate Administrator, as the case may be, may not perform any duties hereunder through any Person that is a Prohibited Party;

(vii)                      For all purposes under this Agreement, none of the Trustee, the Custodian or the Certificate Administrator shall be deemed to have actual knowledge or notice of any Servicer Termination Event or Asset Representations Reviewer Termination Event or any act, failure or breach of any Person upon the occurrence of which the Trustee or Certificate Administrator may be required to act unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, has actual knowledge thereof or unless written notice of any event, act, failure or breach, as applicable, which is in fact such a default is received by the Trustee or the Certificate Administrator at the respective Corporate Trust Office, and such notice references the Certificates or this Agreement;

(viii)                    Neither the Trustee nor the Certificate Administrator shall be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as the Master Servicer or the Special Servicer, as the case may be, in which case the Trustee shall only be responsible for its own actions as the Master Servicer or the Special Servicer) or of the Depositor, the Operating Advisor or the Asset Representations Reviewer;

(ix)                           Neither the Trustee nor the Certificate Administrator shall in any way be liable by reason of any insufficiency in the Trust Fund unless it is determined by a court of competent jurisdiction that the Trustee’s or Certificate Administrator’s, as applicable, negligence or willful misconduct was the primary cause of such insufficiency;

(x)                              In no event shall the Trustee or the Certificate Administrator be liable for any failure or delay in the performance of its obligations hereunder due to force majeure or acts of God; provided that such failure or delay is not also a result of its own negligence, bad faith or willful misconduct;

(xi)                           Nothing herein shall require the Trustee or the Certificate Administrator to act in any manner that is contrary to applicable law; and

(xii)                        Nothing herein shall be construed as an obligation for any party to this Agreement to advise a Certificateholder with respect to its rights and protections relative to the Trust.

Each of the Trustee and the Certificate Administrator shall be entitled to all of the same rights, protections, immunities and indemnities afforded to it as Trustee and Certificate Administrator, as the case may be, in each capacity for which it serves hereunder (including, without limitation, as Custodian, Certificate Registrar, 17g-5 Information Provider and Authenticating Agent).

Section 8.03        Trustee and Certificate Administrator Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans. The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee or the Certificate Administrator in Section 2.01(h) and Section 2.04 and the signature, if any, of the Certificate Registrar and Authenticating Agent set forth on any outstanding Certificate, shall not be taken as the statements of the Trustee or the Certificate Administrator, and the Trustee or the Certificate Administrator assume no responsibility for their correctness. Neither the Trustee nor the Certificate Administrator makes any representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee or the Certificate Administrator set forth thereon), any Mortgage Loan or related document. Neither the Trustee nor the Certificate Administrator shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or in the case of the Trustee, the Certificate Administrator. The Trustee and the Certificate Administrator shall not be responsible for and may rely upon the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer and accepted by the Trustee or the Certificate Administrator, in good faith, pursuant to this Agreement.

Section 8.04        Trustee or Certificate Administrator May Own Certificates. The Trustee or the Certificate Administrator, each in its individual capacity, not as Trustee or Certificate Administrator, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Master Servicer, the Special Servicer or the Underwriters in banking transactions, with the same rights it would have if it were not Trustee or the Certificate Administrator.

Section 8.05        Fees and Expenses of Trustee and Certificate Administrator; Indemnification of Trustee and Certificate Administrator. (a) As compensation for the performance of their respective duties hereunder, the Trustee will be paid the Trustee Fee, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee, and the Certificate Administrator will be paid the Certificate Administrator Fee equal to the Certificate Administrator’s portion of one month’s interest at the Certificate Administrator Fee Rate, which shall cover recurring and otherwise reasonably anticipated expenses of the Certificate Administrator. The Trustee Fee and Certificate Administrator Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis. As to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Companion Loan), the Certificate Administrator shall pay to the Trustee monthly the Trustee Fee from the Certificate Administrator Fee, which Certificate Administrator Fee shall accrue from time to time at the Certificate Administrator Fee Rate and the Certificate Administrator Fee shall be computed in the same manner as interest is calculated thereon and for the same period respecting which any related interest payment due or deemed thereon is computed. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee’s sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, except for the reimbursement of expenses specifically provided for herein. The Certificate Administrator Fee shall constitute the Certificate Administrator’s sole form of compensation for the exercise and performance of its powers and duties hereunder, except for the reimbursement of expenses specifically provided for herein. No Trustee Fee or Certificate Administrator Fee shall be payable with respect to any Companion Loan.

(b)               The Trustee, the Certificate Administrator (in each case, including in its capacity as Custodian and in its individual capacity) and any director, officer, employee, representative or agent of the Trustee and the Certificate Administrator, respectively, shall be entitled to be indemnified and held harmless by the Trust (to the extent of amounts on deposit in the Collection Account or the Lower-Tier REMIC Distribution Account, as applicable, from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming the successor to the Master Servicer or the Special Servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, any act or omission of the Trustee or the Certificate Administrator, respectively, relating to the exercise and performance of any of the powers, rights and duties of the Trustee or the Certificate Administrator, respectively (including in any capacities in which they serve, such as paying agent, REMIC Administrator, Authenticating Agent, Custodian, Certificate Registrar, and 17g-5 Information Provider) hereunder; provided, however, that none of the Trustee or the Certificate Administrator, nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee or the Certificate Administrator, respectively, in the normal course of the Trustee or the Certificate Administrator, respectively, performing its duties in accordance with any of the provisions hereof, which are not “unanticipated expenses incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence in the performance of the Trustee’s or the Certificate Administrator’s, respectively, obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation or warranty of the Trustee specified in Section 8.12 or the Certificate Administrator specified in Section 8.14, respectively, made herein. The provisions of this Section 8.05(b) shall survive the termination of this Agreement and any resignation or removal of the Trustee or the Certificate Administrator, respectively, and appointment of a successor thereto. The foregoing indemnity shall also apply to the Certificate Administrator in all of its capacities hereunder, including Custodian, Certificate Registrar and Authenticating Agent.

(c)               The Certificate Administrator shall indemnify and hold harmless the Depositor and Mortgage Loan Sellers from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Depositor, any Mortgage Loan Seller or its Affiliates that arise out of or are based upon (i) a breach by the Certificate Administrator, in its capacity as 17g-5 Information Provider or in any other capacity in which the Certificate Administrator is required to make available information to a Privileged Person that is an NRSRO, of its obligations under this Agreement or (ii) negligence, bad faith or willful misconduct on the part of the Certificate Administrator, in its capacity as 17g-5 Information Provider or in any other capacity in which the Certificate Administrator is required to make available information to a Privileged Person that is an NRSRO, in the performance of such obligations or its negligent disregard of its obligations and duties under this Agreement.

Section 8.06        Eligibility Requirements for Trustee and Certificate Administrator. Each of the Trustee and the Certificate Administrator hereunder shall at all times be, and shall resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and in the case of the Trustee, shall not be an Affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02) and (ii) in the case of the Trustee, an institution (A) whose long-term senior unsecured debt rating or issuer rating is at least “A2” by Moody’s or that has a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the Trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s if the Master Servicer maintains a long-term senior unsecured debt rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s), (B) whose long-term senior unsecured debt or issuer credit rating is rated at least “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the Trustee may maintain a rating of at least “BBB-” by Fitch as long as the Master Servicer has a long-term unsecured debt rating of “A” by Fitch or a short-term rating of “F1” by Fitch) and, (C) if rated by KBRA, at least “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation; (iii) in the case of the Certificate Administrator, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “Baa3” by Moody’s and “BBB-” by KBRA (or an investment grade rating by any other NRSRO, which may include Moody’s or Fitch); and (iv) an entity that is not a Prohibited Party.

If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Certificate Administrator administers the Trust REMICs or in which the Trustee’s office is located is in a state or local jurisdiction that imposes a tax on the Trust on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Certificate Administrator or the Trustee, as applicable shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust or (iii) administer the Trust REMICs from a state and local jurisdiction that does not impose such a tax.

Section 8.07        Resignation and Removal of the Trustee and Certificate Administrator. (a)  The Trustee and the Certificate Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and the Trustee or the Certificate Administrator, as applicable, the Operating Advisor, the Asset Representations Reviewer, 17g-5 Information Provider and to all Certificateholders. The Certificate Administrator shall post such notice to the Certificate Administrator’s Website in accordance with Section 3.13(b) and provide notice of such event to the Master Servicer, the Special Servicer, the Depositor and the 17g-5 Information Provider, which shall promptly post such notice to the 17g-5 Information Provider’s Website in accordance with Section 3.13(c). Upon receiving such notice of resignation, the Depositor shall use its reasonable best efforts to promptly appoint a successor trustee or successor certificate administrator acceptable to the Master Servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Certificate Administrator and to the successor trustee or certificate administrator. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Trustee or Certificate Administrator, as applicable, by the Depositor. If no successor trustee or certificate administrator shall have been so appointed and have accepted appointment within ninety (90) days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the Trust.

(b)               If at any time the Trustee or Certificate Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 (and in the case of the Certificate Administrator, Section 5.08) and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee or Certificate Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Certificate Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or Certificate Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or Certificate Administrator (if different than the Trustee) shall fail to timely publish any report to be delivered, published or otherwise made available by the Certificate Administrator pursuant to Section 4.02 and such failure shall continue unremedied for a period of five (5) days, or if the Certificate Administrator fails to make distributions required pursuant to Section 4.01 or Section 9.01, then the Depositor may remove the Trustee or Certificate Administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the requesting Master Servicer, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or Certificate Administrator so removed and to the successor trustee or certificate administrator in the case of the removal of the Trustee or Certificate Administrator. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor. If no successor trustee or certificate administrator shall have been so appointed and have accepted appointment within ninety (90) days after the giving of such notice of removal, the removed Trustee or Certificate Administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or certificate administrator, as applicable, at the expense of the Trust.

(c)               The Holders of Certificates entitled to at least 75% of the Voting Rights may, upon thirty (30) days’ prior written notice, with or without cause, remove the Trustee or Certificate Administrator and appoint a successor trustee or certificate administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee or Certificate Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Master Servicer. In the event of any such termination without cause pursuant to this Section 8.07(c), the successor trustee or certificate administrator, as applicable, shall be responsible for all costs and expenses necessary to effect the transfer of responsibilities from its predecessor.

(d)               Any resignation or removal of the Trustee or Certificate Administrator and appointment of a successor trustee or certificate administrator pursuant to any of the provisions of this Section 8.07 shall not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator as provided in Section 8.08 and (ii) the Certificate Administrator shall have filed any required Form 8-K pursuant to Section 11.07 and any other Form 8-K filings have been completed with respect to any related Companion Loan. Further, the resigning Trustee or Certificate Administrator, as the case may be, shall pay all costs and expenses associated with the transfer of its duties.

If the same party is acting as Trustee and Certificate Administrator pursuant to this Agreement, any removal of either such party in its capacity as Trustee or Certificate Administrator, as applicable, shall also result in such party’s removal in its capacity as Trustee or Certificate Administrator, as applicable, and the Depositor shall appoint a successor certificate administrator and a successor trustee, in each instance meeting the eligibility requirements set forth hereunder.

In the event of a resignation of the Trustee or the Certificate Administrator, in any of their respective capacities (other than a resignation of the Trustee that is required solely due to a change in law or a conflict of interest arising after the Closing Date that is not waived by all of the parties in conflict or is unwaivable), such resignation shall be effective only as to such capacity as designated on the notice of resignation required under this Section 8.07; provided, however, that a resignation of the Certificate Administrator shall be deemed to be a resignation of the Certificate Administrator in each of its capacities as Custodian, Certificate Registrar and 17g5 Information Provider, unless otherwise specified.

Upon any succession of the Trustee or Certificate Administrator under this Agreement, the predecessor Trustee or Certificate Administrator shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred (including without limitation, unreimbursed Advances). No Trustee or Certificate Administrator shall be personally liable for any action or omission of any successor trustee or certificate administrator.

(e)               Upon the resignation, assignment, merger, consolidation, or transfer of the Trustee or its business to a successor, or upon the termination of the Trustee, (a) the outgoing Trustee shall (i) endorse the original executed Mortgage Note for each Mortgage Loan (to the extent that the original executed Mortgage Note for each Mortgage Loan was endorsed to the outgoing trustee), without recourse, representation or warranty, express or implied, to the order of the successor, as Trustee for the benefit of the registered Holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37 or in blank, and (ii) in the case of the other assignable Mortgage Loan documents (to the extent such other Mortgage Loan documents were assigned to the outgoing trustee), assign such Mortgage Loan documents to such successor, and such successor shall review the documents delivered to it or to the Custodian with respect to each Mortgage Loan, and certify in writing that, as to each Mortgage Loan then subject to this Agreement, such endorsement and assignment has been made; (b) if any original executed Mortgage Note for a Mortgage Loan was not endorsed to the outgoing trustee, the Custodian shall, upon its receipt of a Request for Release, deliver such Mortgage Note to the Depositor or the successor trustee, as requested, and the Master Servicer and the Depositor shall cooperate with any successor trustee to ensure that such Mortgage Note is endorsed (without recourse, representation or warranty, express or implied) to the order of the successor, as Trustee for the benefit of the registered Holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37 or in blank; provided, however, that, notwithstanding anything to the contrary herein, to the extent that any such endorsement of such Mortgage Note requires the signature of the related Mortgage Loan Seller in order to comply with the foregoing, then the Master Servicer shall use reasonable efforts to cause the related Mortgage Loan Seller to execute such endorsement; (c) if any other assignable Mortgage Loan document was not assigned to the outgoing trustee, the Custodian shall, upon its receipt of a Request for Release, deliver such Mortgage Loan document to the Depositor or the successor trustee, as requested, and the Master Servicer and the Depositor shall cooperate with any successor trustee to ensure that such Mortgage Loan document is assigned to such successor trustee; and (d) in any case, such successor trustee shall review the documents delivered to it or to the Custodian with respect to each Mortgage Loan, and certify in writing that, as to each Mortgage Loan then subject to this Agreement, such endorsements and assignments have been made or, in the event such endorsement or assignment cannot be made for any reason, to note the same in such certification.

(f)                Neither the Asset Representations Reviewer nor any of its Affiliates may be appointed as successor trustee or certificate administrator.

Section 8.08        Successor Trustee or Certificate Administrator. (a) Any successor trustee or certificate administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor Trustee or Certificate Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Certificate Administrator shall become effective and such successor trustee or certificate administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Certificate Administrator herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by the Custodian, which Custodian, at Custodian’s option shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

(b)               No successor trustee or successor certificate administrator shall, as applicable, accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee or successor certificate administrator, as applicable, shall be eligible under the provisions of Section 8.06.

(c)               Upon acceptance of appointment by a successor trustee or successor certificate administrator as provided in this Section 8.08, the Master Servicer shall deliver notice of the succession of such Trustee or Certificate Administrator, as applicable, to the Depositor and the Certificateholders. If the Master Servicer fails to deliver such notice within ten (10) days after acceptance of appointment by the successor trustee or successor certificate administrator, as applicable, such successor trustee or successor certificate administrator shall cause such notice to be delivered at the expense of the Master Servicer.

Section 8.09        Merger or Consolidation of Trustee or Certificate Administrator. Any Person into which the Trustee or the Certificate Administrator may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Certificate Administrator shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or the Certificate Administrator shall be the successor of the Trustee or the Certificate Administrator, as applicable, hereunder; provided that, in the case of the Trustee, such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Certificate Administrator shall post such notice to the Certificate Administrator’s Website in accordance with Section 3.13(b) and shall provide notice of such event to the Master Servicer, the Special Servicer, the Depositor and the 17g-5 Information Provider, which shall post such notice to the 17g-5 Information Provider’s Website in accordance with Section 3.13(c).

Section 8.10        Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request to do so, or in case a Servicer Termination Event shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08. All co-trustee fees shall be payable out of the Trust Fund.

(b)               In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c)               Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d)               Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)               The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

Section 8.11        Appointment of Custodians. The Certificate Administrator is hereby appointed as the Custodian to hold all or a portion of the Mortgage Files. The Custodian shall be a depository institution subject to supervision by federal or state authority except with respect to the initial custodian, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. The Custodian shall be subject to the same obligations and standard of care as would be imposed on the Certificate Administrator hereunder in connection with the retention of Mortgage Files directly by the Certificate Administrator. Upon termination or resignation of the Custodian, the Certificate Administrator may appoint another Custodian meeting the foregoing requirements. The appointment of one or more Custodians by the Certificate Administrator shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of any Custodian other than the initial Custodian. Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions, or may self-insure.

Section 8.12        Representations and Warranties of the Trustee. The Trustee hereby represents and warrants to the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, each Serviced Companion Noteholder and the Certificate Administrator for the benefit of the Certificateholders, as of the Closing Date, that:

(i)                                 The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America;

(ii)                              The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee’s charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

(iii)                           The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)                          This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)                             The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

(vi)                          No litigation is pending or, to the best of the Trustee’s knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement;

(vii)                       No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder; and

(viii)                    To its actual knowledge, the Trustee is not a Risk Retention Affiliate of any Retaining Party.

Section 8.13        Provision of Information to Certificate Administrator, Master Servicer and Special Servicer. The Master Servicer shall promptly, upon request, provide the Special Servicer and the Certificate Administrator with notice of any change in the identity and/or contact information of any Serviced Companion Noteholder (to the extent it receives written notice of such change). The Certificate Administrator, the Master Servicer and the Special Servicer may each conclusively rely on the information provided to them regarding identity and/or contact information regarding any Serviced Companion Noteholder, and the Certificate Administrator, the Master Servicer and the Special Servicer, as applicable, shall have no liability for notices not sent to the correct Serviced Companion Noteholders or any obligation to determine the identity and/or contact information of the Serviced Companion Noteholders to the extent updated or correct information regarding the holders of any of the Serviced Companion Noteholders or the most recent identity and/or contact information regarding any of the Serviced Companion Noteholders has not been provided to the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable.

Section 8.14        Representations and Warranties of the Certificate Administrator. The Certificate Administrator hereby represents and warrants to the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, each Serviced Companion Noteholder, and the Trustee, for the benefit of the Certificateholders, as of the Closing Date, that:

(i)                                The Certificate Administrator is a national banking association duly organized under the laws of the United States of America, duly organized, validly existing and in good standing under the laws thereof;

(ii)                              The execution and delivery of this Agreement by the Certificate Administrator, and the performance and compliance with the terms of this Agreement by the Certificate Administrator, will not violate the Certificate Administrator’s charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

(iii)                          The Certificate Administrator has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)                          This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Certificate Administrator, enforceable against the Certificate Administrator in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)                             The Certificate Administrator is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Certificate Administrator’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Certificate Administrator to perform its obligations under this Agreement or the financial condition of the Certificate Administrator;

(vi)                          No litigation is pending or, to the best of the Certificate Administrator’s knowledge, threatened against the Certificate Administrator which would prohibit the Certificate Administrator from entering into this Agreement or, in the Certificate Administrator’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Certificate Administrator to perform its obligations under this Agreement or the financial condition of the Certificate Administrator;

(vii)                       No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Certificate Administrator, or compliance by the Certificate Administrator with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Certificate Administrator of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Certificate Administrator to perform its obligations hereunder; and

(viii)                    To its actual knowledge, the Certificate Administrator is not a Risk Retention Affiliate of any Retaining Party.

Section 8.15        Compliance with the PATRIOT Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Laws”), each of the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee, the Certificate Administrator, the Special Servicer or the Master Servicer, as applicable, arising out of the Trust or this Agreement. Accordingly, each of the parties to this Agreement agrees to provide to the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer, upon its respective reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer to comply with Applicable Laws.

[End of Article VIII]

ARTICLE IX

TERMINATION

Section 9.01        Termination upon Repurchase or Liquidation of All Mortgage Loans. Subject to this Section 9.01 and Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the Certificate Administrator (other than the obligations of the Certificate Administrator to provide for and make payments to Certificateholders as hereafter set forth), the Certificate Registrar, the Custodian (other than the obligations of the Custodian to deliver any remaining Mortgage Files with any necessary assignments, endorsements and other instruments as hereafter set forth), the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee, shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by the Certificate Administrator and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject hereto, (ii) the purchase or other liquidation by the Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates, in that order of priority, of all the Mortgage Loans and the Trust’s portion of each REO Property remaining in the Trust Fund at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the Master Servicer and the Special Servicer with respect to such termination, other than in the case of the Master Servicer or Special Servicer, as applicable, that is a purchaser of such Mortgage Loans, minus (c) solely in the case where the Master Servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding and payable solely to the Master Servicer (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase) or (iii) so long as the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR Certificates are no longer outstanding, the voluntary exchange by the Sole Certificateholder of all the then-outstanding Certificates (other than the Class R Certificates) and the payment or deemed payment by such exchanging party or the Termination Purchase Amount for the remaining Mortgage Loans and REO Properties remaining in the Trust Fund; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof. Upon termination of the Trust pursuant to clause (i) of the immediately preceding sentence, the Custodian shall release or cause to be released to the Master Servicer, at the address provided in Section 13.05 of this Agreement or to such other address designated by the Master Servicer in writing, any Mortgage Files remaining in its possession.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR Certificates are no longer outstanding (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class R Certificates)), the Sole Certificateholder shall have the right, with the consent of the Master Servicer, to exchange all of the outstanding Certificates (other than the Class R Certificates together with the payment or deemed payment of the Termination Purchase Amount) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (iii) of the first paragraph of this Section 9.01 by giving written notice to all the parties hereto no later than sixty (60) days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of the outstanding Certificates (other than the Class R Certificates) for all of the Mortgage Loans and the Trust’s portion of each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall remit for deposit in the Collection Account an amount in immediately available funds equal to (a) the Termination Purchase Amount plus (b) all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator hereunder through the date of the liquidation of the Trust that may be withdrawn from the Collection Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the Collection Account, and be deemed to pay to the Trust (which amount shall be further deemed distributed to the Holders of all outstanding Certificates) an amount equal to the Termination Purchase Amount. In addition, the Master Servicer shall transfer all amounts required to be transferred to the Lower-Tier REMIC Distribution Account on the P&I Advance Date related to such Distribution Date in which the final distribution on the Certificates is to occur from the Collection Account pursuant to the first paragraph of Section 3.04(b) (provided, however, that if a Serviced Whole Loan is secured by REO Property, the portion of the above-described purchase price allocable to such Trust’s portion of REO Property shall initially be deposited into the related REO Account). Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Class R Certificates) on the applicable Distribution Date, the Custodian shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust shall be liquidated in accordance with Section 9.02. Solely for federal income tax purposes, the Sole

Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC for an amount equal to the remaining Certificate Balance of the Principal Balance Certificates, plus accrued, unpaid interest with respect thereto, and the Certificate Administrator shall credit such amounts against amounts distributable in respect of such Certificates and Related Lower-Tier Regular Interests.

The obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Companion Paying Agent shall terminate with respect to any Companion Loan to the extent (i) its related Serviced Mortgage Loan has been paid in full or is no longer part of the Trust Fund and (ii) no amounts payable by the related Companion Holder to or for the benefit of the Trust or any party hereto in accordance with the related Intercreditor Agreement remain due and owing.

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates, in that order of priority, may, at their option, elect to purchase all of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust’s portion of each REO Property remaining in the Trust Fund as contemplated by clause (ii) of the first paragraph of this Section 9.01 by giving written notice to the Trustee, the Certificate Administrator, and the other parties hereto no later than sixty (60) days prior to the anticipated date of purchase; provided, however, that the Holders of the Controlling Class, the Special Servicer, the Master Servicer, or the Holders of the Class R Certificates (in that order) may so elect to purchase all of the Mortgage Loans and the Trust’s portion of each REO Property remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the portion of any REO Loans held by the Trust is less than 1.0% of the aggregate Stated Principal Balances of the Mortgage Loans as set forth in the Preliminary Statement. This purchase shall terminate the Trust and retire the then-outstanding Certificates. In the event that the Master Servicer or the Special Servicer purchases, or the Holders of the majority of the Controlling Class or the Holders of the Class R Certificates purchase, all of the Mortgage Loans and the Trust’s portion of each REO Property remaining in the Trust Fund in accordance with the preceding sentence, the Master Servicer, the Special Servicer, the Holders of the majority of the Controlling Class or the Holders of the Class R Certificates, as the case may be, shall deposit in the Lower-Tier REMIC Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Collection Account). In addition, the Master Servicer shall transfer to the Lower-Tier REMIC Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposits and payments have been made, the Custodian shall release or cause to be released to the Master Servicer, the Special Servicer, the Holders of the majority of the Controlling Class or the Holders of the Class R Certificates, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer, the Holders of the majority of the Controlling Class or the Holders of the Class

R Certificates, as the case may be, as shall be necessary to effectuate transfer of the Mortgage Loans as assets of the Trust and REO Properties remaining in the Trust Fund.

For purposes of this Section 9.01, the Holders of the majority of the Controlling Class shall have the first option to terminate the Upper-Tier REMIC and Lower-Tier REMIC, then the Special Servicer, then the Master Servicer, and then the Holders of the Class R Certificates. For purposes of this Section 9.01, the Directing Certificateholder with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust and terminating the Trust.

Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Certificate Administrator by letter to the Certificateholders, each Serviced Companion Noteholder and the 17g-5 Information Provider in accordance with the provisions of Section 3.13(c) (who shall promptly post a copy of such additional notice on the 17g-5 Information Provider’s Website in accordance with the provisions of Section 3.13(c)) and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Mortgage Loans is an asset of the Trust and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

After transferring the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges distributable to the Regular Certificates pursuant to Section 4.01(f) to the Upper-Tier REMIC Distribution Account pursuant to Section 3.04(b) and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Certificate Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates (i) such Certificateholder’s Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier REMIC Distribution Account that are allocable to payments on the Class of Certificates so presented and (ii) any remaining amount shall be distributed to the Class R Certificates in respect of the Class LR Interest or the Class UR Interest, as applicable. Amounts transferred from the Lower-Tier REMIC Distribution Account to the Upper-Tier REMIC Distribution Account as of the final Distribution Date, shall be distributed in termination and liquidation of the Lower-Tier Regular Interests and the Class LR Interest in accordance with Section 4.01(a), Section 4.01(c), Section 4.01(f) and Section 4.01(g). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of the Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(j).

The Loan REMIC shall terminate as described in the 500 Delaware Loan REMIC Declaration.

Section 9.02        Additional Termination Requirements.  In the event the Master Servicer or the Special Servicer purchases, or the Holders of the Controlling Class or the Holders of the Class R Certificates purchase, all of the Mortgage Loans and the Trust’s portion of each REO Property remaining in the Trust Fund as provided in Section 9.01, the Upper-Tier REMIC or the Lower-Tier REMIC, as applicable, shall be terminated in accordance with the following additional requirements, which meet the definition of a “qualified liquidation” in Section 860F(a)(4) of the Code:

(i)                                the Certificate Administrator shall specify the date of adoption of the plan of complete liquidation (which shall be the date of mailing of the notice specified in Section 9.01) in a statement attached to each of the related Trust REMIC’s final Tax Returns pursuant to Treasury Regulations Section 1.860F-1;

(ii)                             during the 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Certificate Administrator on behalf of the Trustee shall sell all of the assets of the related Trust REMIC(s) to the Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class R Certificates, as applicable, for cash; and

(iii)                           within such 90-day liquidation period and immediately following the making of the final payment on the Lower-Tier Regular Interests, the Certificates, the Certificate Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates in respect of the Class LR Interest (in the case of the Lower-Tier REMIC) and in respect of the Class UR Interest (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), and the Trust (if applicable) or the related Trust REMIC(s) shall terminate at that time.

[End of Article IX]

ARTICLE X

ADDITIONAL REMIC PROVISIONS

Section 10.01    REMIC Administration. (a)  The Certificate Administrator shall make elections or cause elections to be made to treat each Trust REMIC as a REMIC under the Code and, if necessary, under Applicable State and Local Tax Law. Each such election will be made on IRS Form 1066 or other appropriate federal tax return for the taxable year ending on the last day of the calendar year in which the Lower-Tier Regular Interests and the Regular Certificates are issued. For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of Regular Certificates shall be designated as a class of “regular interests” and the Class UR Interest shall be designated as the sole class of “residual interests” in the Upper-Tier REMIC. For purposes of the REMIC election in respect of the Lower-Tier REMIC, each Class of Lower-Tier Regular Interests shall be designated as a class of “regular interests” and the Class LR Interest shall be designated as the sole class of “residual interests” in the Lower-Tier REMIC. None of the Special Servicer, the Master Servicer or the Trustee shall permit the creation of any “interests” (within the meaning of Section 860G of the Code) (i) in the Upper-Tier REMIC other than the

Regular Certificates and the Class UR Interest and (ii) in the Lower-Tier REMIC other than the Lower-Tier Regular Interests and the Class LR Interest.

(b)               The Closing Date is hereby designated as the “startup day” (“Startup Day”) of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

(c)               The Certificate Administrator shall act on behalf of each Trust REMIC in relation to any tax matter or controversy involving any such Trust REMIC and shall represent each such Trust REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys’ or accountants’ fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust and the Certificate Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Collection Account as provided by Section 3.05 unless such legal expenses and costs are incurred by reason of the Certificate Administrator’s willful misconduct, bad faith or negligence. The Certificate Administrator is hereby designated as the “partnership representative” (within the meaning of Section 6223 of the Code) of each Trust REMIC. By their acceptance thereof, the Holders of the Class R Certificates hereby agree to such designation, on behalf of themselves and all successor Holder of Class R Certificates.

(d)               The Certificate Administrator shall prepare or cause to be prepared and shall file, or cause to be filed, all of the Tax Returns that it determines are required with respect to each Trust REMIC created hereunder, and shall cause the Trustee to sign (and the Trustee shall timely sign) such Tax Returns in a timely manner. The ordinary expenses of preparing such returns shall be borne by the Certificate Administrator without any right of reimbursement therefor. The Certificate Administrator shall prepare or cause to be prepared, and file or cause to be filed with the IRS, on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC, an application for a taxpayer identification number for such Trust REMIC on IRS Form SS-4 or obtain such number by other permissible means. The Certificate Administrator shall be responsible for the preparation of the related IRS Form W-9, if such form is requested. The Trustee shall be entitled to rely on the information contained therein and is hereby directed to execute such IRS Form W-9; provided, however, the Certificate Administrator shall also be directed to execute such IRS Form W-9 (in lieu of the Trustee) if permitted by Treasury Regulations.

(e)               The Certificate Administrator shall provide or cause to be provided (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the Transfer of such Class R Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an agent thereof, to such agent, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the IRS an IRS Form 8811, within thirty (30) days after the Closing Date, the name, title, address and telephone number of the Certificate Administrator as the “partnership representative” of each of the Trust REMICs created hereunder.

(f)                The Certificate Administrator shall take such actions and shall cause the Trust to take such actions as are reasonably within the Certificate Administrator’s control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions and the Trustee shall assist the Certificate Administrator to the extent reasonably requested by the Certificate Administrator to do so. Neither the Master Servicer nor the Special Servicer shall knowingly or intentionally take any action, cause the Trust to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) cause either Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon either Trust REMIC or the Trust (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property”) (either such event, an “Adverse REMIC Event”) unless the Certificate Administrator receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Certificate Administrator determines that taking such action is in the best interest of the Trust and the Certificateholders, at the expense of the Trust, but in no event at the expense of the Certificate Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the Trust or either Trust REMIC created hereunder, cause the loss of such status or, unless the Certificate Administrator determines in its sole discretion to indemnify the Trust against such tax, result in the imposition of such a tax (not including a tax on “net income from foreclosure property”). The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Certificate Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. The Certificate Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Certificate Administrator or the Trustee. At all times as may be required by the Code, the Certificate Administrator will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each Trust REMIC as “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)               In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on either Trust REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this Section 10.01(g); provided that with respect to the estimated amount of tax imposed on any “net income from foreclosure property” pursuant to Section 860G(c) of the Code or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate (or as advised by the Certificate Administrator in writing), and shall remit to the Master Servicer such reserved amounts as the Master Servicer shall request in order to pay such taxes. Except as provided in the preceding sentence, the Master Servicer shall withdraw from the Collection Account sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by either Trust REMIC (but such authorization shall not prevent the Certificate Administrator from contesting, at the expense of the Trust (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Certificate Administrator is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any “prohibited transaction” under Section 860F(a) of the Code or the amount of any taxable contribution to either Trust REMIC after the Startup Day that is subject to tax under Section 860G(d) of the Code and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax (other than any such tax paid in respect of “net income from foreclosure property”) is paid to the IRS or applicable state or local tax authorities, the Certificate Administrator shall retain an equal amount from future amounts otherwise distributable to the Holders of Class R Certificates (as applicable) and shall distribute such retained amounts, (x) to the Lower-Tier REMIC to the extent they are fully reimbursed for any Realized Losses arising therefrom, (y) in the case of the Lower-Tier Regular Interests, to the Upper-Tier REMIC to the extent they are fully reimbursed for any Realized Losses, arising therefrom and then to the Holders of the Class R Certificates in respect of the Class LR Interest in the manner specified in Section 4.01(c) and (z) in the case of the Upper-Tier REMIC, to the Holders of the Principal Balance Certificates in the manner specified in Section 4.01(a) to the extent they are fully reimbursed for any Realized Losses arising therefrom and then to the Holders of the Class R Certificates in respect of the Class UR Interest. None of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer shall be responsible for any taxes imposed on either Trust REMIC except to the extent such taxes arise as a consequence of a breach of their respective obligations under this Agreement which breach constitutes willful misconduct, bad faith, or negligence by such party.

(h)               The Certificate Administrator shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each Trust REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i)                 Following the Startup Day, neither the Certificate Administrator nor the Trustee shall accept any contributions of assets to either Trust REMIC unless the Certificate Administrator and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such Trust REMIC will not cause an Adverse REMIC Event.

(j)                 Neither the Certificate Administrator nor the Trustee shall enter into any arrangement by which the Trust or either Trust REMIC will receive a fee or other compensation for services nor permit the Trust or either Trust REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k)               Solely for the purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” by which the Certificate Balance or Notional Amount of each Class of Regular Certificates and by which the Lower-Tier Principal Amount of each Class of Lower-Tier Regular Interests would be reduced to zero is the date that is the Rated Final Distribution Date.

(l)                 None of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, (ii) the bankruptcy of the Trust, (iii) the termination of the Trust pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or Article III of this Agreement) or acquire any assets for the Trust or either Trust REMIC or sell or dispose of any investments in the Collection Account or the REO Account for gain unless it has received an Opinion of Counsel that such sale, disposition or substitution will not (a) affect adversely the status of either Trust REMIC as a REMIC or (b) unless the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, has determined in its sole discretion to indemnify the Trust against such tax, cause the Trust or either Trust REMIC to be subject to a tax on “prohibited transactions” pursuant to the REMIC Provisions.

(m)             The Certificate Administrator’s authority under this Agreement includes the authority to make, and the Certificate Administrator is hereby directed to make, any elections allowed under the Code (i) to avoid the application of Section 6221 of the Code (or successor provisions) to either Trust REMIC and (ii) to avoid payment by either Trust REMIC under Section 6225 of the Code (or successor provisions) of any tax, penalty, interest or other amount imposed under the Code that would otherwise be imposed on any Holder of a Class R Certificate, past or present. Each Holder of a Class R Certificate agrees, by acquiring such Certificate, to any such elections, and agrees to reasonably cooperate with the Certificate Administrator in connection with any such elections the Certificate Administrator determines in its discretion are necessary or advisable.

Section 10.02    Use of Agents. (a)  The Trustee shall execute all of its obligations and duties under this Article X through its Corporate Trust Office (including, as applicable, any agents or affiliates utilized thereby). The Trustee may execute any of its obligations and duties under this Article X either directly or by or through agents, affiliates or attorneys. The Trustee shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents, affiliates or attorneys.

(b)               The Certificate Administrator may execute any of its obligations and duties under this Article X either directly or by or through agents, affiliates or attorneys. The Certificate Administrator shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents, affiliates or attorneys.

Section 10.03    Depositor, Master Servicer and Special Servicer to Cooperate with Certificate Administrator. (a)  The Depositor shall provide or cause to be provided to the Certificate Administrator within ten (10) days after the Depositor receives a request from the Certificate Administrator, all information or data that the Certificate Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumptions and projected cash flow of the Certificates.

(b)               The Master Servicer and the Special Servicer shall each furnish such reports, certifications and information, and upon reasonable notice and during normal business hours, access to such books and records maintained thereby, as may relate to the Certificates or the Trust and as shall be reasonably requested by the Certificate Administrator in order to enable it to perform its duties hereunder.

Section 10.04    Appointment of REMIC Administrators. (a)  The Certificate Administrator may appoint at the Certificate Administrator’s expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Certificate Administrator in performing the functions set forth in Section 10.01 herein. The Certificate Administrator shall cause any such REMIC Administrator to execute and deliver to the Certificate Administrator an instrument in which REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator must be acceptable to the Certificate Administrator and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Certificate Administrator hereby agrees to act in such capacity in accordance with the terms hereof. If Computershare Trust Company, National Association is removed as Certificate Administrator, then Computershare Trust Company, National Association shall be terminated as REMIC Administrator.

(b)               Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Certificate Administrator or the REMIC Administrator.

(c)               Any REMIC Administrator may at any time resign by giving at least thirty (30) days’ advance written notice of resignation to the Trustee, the Certificate Registrar, the Certificate Administrator, the Master Servicer, the Special Servicer and the Depositor. The Certificate Administrator may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 10.04, the Certificate Administrator may appoint a successor REMIC Administrator, in which case the Certificate Administrator shall give written notice of such appointment to the Master Servicer, the Trustee and the Depositor and shall mail notice of such appointment to all Certificateholders; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 10.04. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Certificate Administrator.

[End of Article X]

ARTICLE XI

EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 11.01    Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of Article XI of this Agreement is to facilitate compliance by the Depositor (and any Other Depositor of any Other Securitization that includes a Serviced Companion Loan) with the provisions of Regulation AB and the related rules and regulations of the Commission. The Depositor shall not exercise its rights to request delivery of information or other performance under these provisions other than in reasonable good faith, or for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, due to interpretive guidance provided by the Commission or its staff, and agree to comply with requests made by the Depositor (or any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan) in good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB (to the extent such interpretations require compliance and are not “grandfathered”). In connection with the BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, and any Other Securitization subject to Regulation AB that includes a Serviced Companion Loan, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Custodian and the Certificate Administrator shall cooperate fully with the Depositor and the Certificate Administrator, and any Other Depositor, Other Trustee and Other Certificate Administrator of any Other Securitization that includes a Serviced Companion Loan, as applicable, to deliver or make available to the Depositor or the Certificate Administrator, and any such Other Depositor, Other Trustee or Other Certificate Administrator, as applicable (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information (in its possession or reasonably attainable) necessary in the reasonable good faith determination of the Depositor or such Other Depositor, as applicable, to permit the Depositor or such Other Depositor, as applicable, to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Custodian, the Asset Representations Reviewer and the Certificate Administrator, as applicable, and any Sub-Servicer, or the servicing of the Mortgage Loans (and the related Serviced Companion Loan, if applicable), reasonably believed by the Depositor or the related Other Depositor to be necessary in order to effect such compliance. Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 11.01, but in any event, shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor and each Other Depositor to satisfy any related filing requirements. For purposes of this Article XI, to the extent that any party has an obligation to exercise commercially reasonable efforts to cause a third party to perform, such party hereunder shall not be required to bring any legal action against such third party in connection with such obligation.

Section 11.02    Succession; Subcontractors. (a) As a condition to the succession to the Master Servicer and the Special Servicer or to any Sub-Servicer (but only if such Sub-Servicer is a servicer as contemplated by Item 1108(a)(2)) as servicer or sub-servicer or successor to the Certificate Administrator under this Agreement by any Person (i) into which the Master Servicer and the Special Servicer, such Sub-Servicer or Certificate Administrator may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer and the Special Servicer or to any such Sub-Servicer or Certificate Administrator, the person removing and replacing the Master Servicer and the Special Servicer or Certificate Administrator shall provide to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and each Other Depositor, as applicable, at least fifteen (15) calendar days prior to the effective date of such succession or appointment (or such shorter period as is agreed to by the Depositor), (x) written notice to the Depositor, the Other Depositor and the Other Certificate Administrator of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information relating to such successor reasonably requested by the Depositor, Other Depositor or Other Certificate Administrator in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act); provided, however, that if disclosing such information prior to such effective date would violate any applicable law or confidentiality agreement, the Master Servicer, the Special Servicer, any Additional Servicer or the Certificate Administrator, as the case may be, shall submit such disclosure to the Depositor and the Other Depositor no later than the effective date of such succession or appointment.

(b)               Each of the Master Servicer, the Special Servicer, the Sub-Servicer, the Trustee, the Operating Advisor and the Certificate Administrator (each of the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor and the Certificate Administrator and each Sub-Servicer, for purposes of this Section 11.02, a “Servicer”) is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. If such Subcontractor will be a Servicing Function Participant, such Servicer shall promptly upon written request provide to the Depositor or any Mortgage Loan Seller (and any Other Trustee, Other Certificate Administrator and Other Depositor related to any Other Securitization that includes a related Serviced Companion Loan) a written description (in form and substance satisfactory to the Depositor, such Mortgage Loan Seller or such Other Trustee, Other Certificate Administrator or Other Depositor, as applicable) of the role and function of each Subcontractor utilized by such Servicer, specifying (i) the identity of such Subcontractor and (ii) the elements of the Servicing Criteria that will be addressed in assessments of compliance provided by each such Subcontractor. As a condition to the utilization by such Servicer of any Subcontractor determined to be a Servicing Function Participant, such Servicer shall (i) with respect to any such Subcontractor engaged by such Servicer that is an Initial Sub-Servicer, use commercially reasonable efforts to cause, and (ii) with respect to any other Subcontractor with which it has entered into a servicing relationship, cause such Subcontractor used by such Servicer for the benefit of the Depositor and the Trustee (and any Other Trustee, Other Certificate Administrator and Other Depositor related to any Other Securitization that includes a related Serviced Companion Loan) to comply with the provisions of Section 11.10 and Section 11.11 of this Agreement to the same extent as if such Subcontractor were such Servicer. With respect to any Servicing Function Participant engaged by such Servicer that is an Initial Sub-Servicer, such Servicer shall be responsible for using commercially reasonable efforts to obtain, and with respect to each other Servicing Function Participant engaged by such Servicer, such Servicer shall obtain from each such Servicing Function Participant and deliver to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such Subcontractor under Section 11.10 and Section 11.11, in each case, as and when required to be delivered. For the avoidance of doubt, the Custodian shall not be permitted to utilize any Subcontractor to perform any of its obligations hereunder.

(c)               Notwithstanding the foregoing, if a Servicer engages a Subcontractor, other than an Initial Sub-Servicer in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and whether any such Subcontractor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB. If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Sub-Servicer for purposes of this Agreement, the engagement of such Sub-Servicer shall not be effective unless and until notice is given to the Depositor and the Certificate Administrator of any such Sub-Servicer and Sub-Servicing Agreement. Other than with respect to the Initial Sub-Servicer, no Sub-Servicing Agreement shall be effective until fifteen (15) days after such written notice is received by the Depositor and the Certificate Administrator (or such shorter period as is agreed to by the Depositor). Such notice shall contain all information reasonably necessary to enable the Certificate Administrator to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(d)               In connection with the succession to the Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall deliver written notice to the Depositor, the Certificate Administrator and the 17g-5 Information Provider, which shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.13(c), in each case at least thirty (30) calendar days prior to the effective date of such succession or appointment (or if such prior notice is violative of applicable law or any applicable confidentiality agreement, no later than one (1) Business Day after such effective date of succession) and shall furnish to the Depositor and the Certificate Administrator, in writing and in form and substance reasonably satisfactory to the Depositor and the Certificate Administrator, all information reasonably necessary for the Certificate Administrator to accurately and timely report, pursuant to Section 11.07, the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(e)               Notwithstanding anything to the contrary contained in this Article XI, in connection with any Sub-Servicer and/or any Mortgage Loan that is the subject of an Initial Sub-Servicing Agreement, with respect to all matters related to Regulation AB, the Master Servicer shall not have any obligation other than to use commercially reasonable efforts to cause such Sub-Servicer to comply with its obligations under such Initial Sub-Servicing Agreement.

(f)                Any notice and/or information furnished or required to be furnished pursuant to this Section 11.02 shall also be provided to each Other Depositor and each Other Certificate Administrator (to the extent the information relates to a party that services, specially services or is trustee for a Serviced Companion Loan) in the same time frame as set forth in this Section 11.02.

Section 11.03    Filing Obligations. (a)  The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee shall reasonably cooperate with the Depositor in connection with the satisfaction of the Trust’s reporting requirements under the Exchange Act. Pursuant to Sections 11.04, 11.05, 11.06 and 11.07 of this Agreement, the Certificate Administrator shall prepare for execution by the Depositor any Forms 10-D, ABS-EE, 10-K and 8-K required by the Exchange Act, in order to permit the timely filing thereof, and the Certificate Administrator shall file (via the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)) such Forms executed by the Depositor.

On or before January 31 of each year, commencing in 2026, the Certificate Administrator shall deliver to the Depositor a certification (in a form reasonably acceptable to the Depositor), identifying the users in the EDGAR system with authorization to submit filings on behalf of the Depositor pursuant to this Agreement. For the avoidance of doubt, the Certificate Administrator may submit a single certification that names all such commercial mortgage securitizations for which the Certificate Administrator is obligated to submit EDGAR filings on the behalf of the Depositor.

Each party hereto shall be entitled to rely on the information in the Prospectus or this Agreement with respect to the identity of any “sponsor”, credit enhancer, derivative provider or “significant obligor” as of the Closing Date other than with respect to itself or any information required to be provided by it or indemnified for by it pursuant to any separate agreement.

(b)               In the event that the Certificate Administrator is unable to timely file with the Commission all or any required portion of any Form 10-D, ABS-EE, 10-K or 8-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Certificate Administrator will promptly notify the Depositor. In the case of Forms 10-D, ABS-EE and 10-K, the Depositor, the Master Servicer, the Certificate Administrator, the Operating Advisor and the Trustee will thereupon cooperate to prepare and file a Form 12b-25 and a Form 10-D/A, Form ABS-EE/A or Form 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Certificate Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D to be filed for the Trust. In the event that any previously filed Form 10-D, Form ABS-EE, Form 10-K or Form 8-K needs to be amended, the Certificate Administrator will notify the Depositor, and such other parties as needed and the parties hereto will cooperate with the Certificate Administrator to prepare any necessary Form 10-D/A, Form ABS-EE/A, Form 10-K/A or Form 8-K/A. Any Form 15, Form 12b-25 or any amendment to Form 10-D, Form ABS-EE, Form 10-K or Form 8-K shall be signed by an officer of the Depositor. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 11.03 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 10-D, Form ABS-EE, Form 10-K or Form 8-K is contingent upon the parties observing all applicable deadlines in the performance of their duties under Sections 11.03, 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11 and 11.15 of this Agreement. The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to

Form 10-D, Form ABS-EE, Form 10-K or Form 8-K, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 10-D, Form ABS-EE, Form 10-K or Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 11.04    Form 10-D and Form ABS-EE Filings. (a) Within fifteen (15) days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Certificate Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Certificate Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto. Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall, pursuant to the following paragraph be reported by the parties set forth on Exhibit BB to the Depositor and the Certificate Administrator and approved by the Depositor, and the Certificate Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, absent such reporting, direction and approval.

For so long as the Trust is subject to the reporting requirements of the Exchange Act, as set forth on Exhibit BB, within five (5) calendar days after the related Distribution Date, (i) certain parties to this Agreement identified on Exhibit BB shall be required to provide to the Certificate Administrator and the Depositor (and in the case of any Servicing Function Participant, with a copy to the Master Servicer), to the extent a Regulation AB Servicing Officer or Responsible Officer, as the case may be, has actual knowledge, in EDGAR-Compatible Format, or in such other format as otherwise agreed upon by the Certificate Administrator, the Depositor and such providing parties, the form and substance of any Additional Form 10-D Disclosure, if applicable; provided that information relating to any REO Account to be reported under “Item 9: Other Information” on Exhibit BB shall be reported by the Special Servicer to the Master Servicer within four (4) calendar days after the related Distribution Date on Exhibit MM; (ii) the parties listed on Exhibit BB shall include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit EE (except with respect to the reporting of REO Account balances which shall be delivered in the form of Exhibit MM) and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. Information delivered to the Certificate Administrator hereunder should be delivered by email to !nacctsecnotifications@computershare.com (or such other e-mail address as the Certificate Administrator may instruct). Neither the Trustee nor the Certificate Administrator shall have any duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit BB of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor shall be responsible for any reasonable expenses incurred by the Trustee or Certificate Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

The Certificate Administrator shall include in any Form 10-D filed by it (i) the information required by Rule 15Ga-1(a) of the Exchange Act concerning all assets of the Trust that were subject of a demand for the repurchase of, or the substitution of a Qualified Substitute Mortgage Loan for, a Mortgage Loan contemplated by Section 2.03(b), (ii) a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Sellers, if applicable, and the Commission’s assigned “Central Index Key” for each such filer, (iii) to the extent such information is provided to the Certificate Administrator by the Master Servicer in the form of Exhibit MM for inclusion therein within the time period described in this Section 11.04, the balances of the REO Account (to the extent the related information has been received from the Special Servicer within the time period specified in this Section 11.04) and the Collection Account as of the related Distribution Date and as of the immediately preceding Distribution Date, (iv) the balances of the Distribution Accounts, the Gain-on-Sale Reserve Account and the Interest Reserve Account, in each case as of the related Distribution Date and as of the immediately preceding Distribution Date and (v) the most recent Form ABS-EE filing by reference (which such Form ABS-EE shall be filed on or prior to the filing of the applicable report on Form 10-D). The Depositor and the Mortgage Loan Sellers, in accordance with Section 5(f) of the applicable Mortgage Loan Purchase Agreement, shall deliver such information as described in clause (i) and clause (ii) of this paragraph.

Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding twelve (12) months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past ninety (90) days.” The Depositor shall notify the Certificate Administrator by email to !nacctsecnotifications@computershare.com, no later than the 5th calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be “no”. The Certificate Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

With respect to any Mortgage Loan that permits Additional Secured Debt or mezzanine debt in the future, the Certificate Administrator shall include as part of any applicable Form 10-D filed by it (to the extent it receives such information from the applicable Servicer) the identity of such Mortgage Loan and, to the extent such information is received by the Certificate Administrator from the Master Servicer or the Special Servicer, as the case may be, substantially in the form of Exhibit KK (A) the amount of any such Additional Secured Debt or mezzanine debt, as applicable, that is incurred during the related Collection Period, (B) the total Debt Service Coverage Ratio calculated on the basis of such Mortgage Loan and such Additional Secured Debt or mezzanine debt, as applicable, and (C) the aggregate LTV Ratio calculated on the basis of such Mortgage Loan and such Additional Secured Debt or mezzanine debt, as applicable.

The Depositor hereby directs the Certificate Administrator to include the following individual’s name and phone number on the cover of Forms 10-D and ABS-EE for each reporting period: Name: Daniel Schmidt, Telephone: (212) 526-7000. The Certificate Administrator may rely without further investigation that this information remains correct unless and until the Depositor provides the Certificate Administrator with a new individual’s name and phone number in writing.

Upon receipt of the Asset Review Report Summary from the Asset Representations Reviewer required to be delivered pursuant to Section 12.01(b), the Certificate Administrator shall (i) include such Asset Review Report Summary in Item 1B on the Form 10-D in accordance with Section 11.04 for such period in which such Asset Review Report Summary was delivered, and

(ii) post such Asset Review Report Summary to the Certificate Administrator’s Website not later than two (2) Business Days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

To the extent the Certificate Administrator receives a request from any Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners pursuant to Section 5.06, the Certificate Administrator shall include under Item 1B on the Form 10-D relating to the reporting period in which such request was received a Special Notice regarding the request to communicate, and such Special Notice is required to include the following and no more than the following: (a) the name of the Certificateholder or Certificate Owner making the request, (b) the date the request was received, (c) a statement to the effect that the Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under this Agreement, and (d) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

(b)               After preparing the Form 10-D and Form ABS-EE, the Certificate Administrator shall forward electronically copies of the Form 10-D and Form ABS-EE to the Depositor for review no later than ten (10) calendar days after the related Distribution Date or, if the 10th calendar day after the related Distribution Date is not a Business Day, the immediately preceding Business Day. Within two (2) Business Days after receipt of such copy, but no later than the two (2) Business Days prior to the 15th calendar day after the Distribution Date, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D and Form ABS-EE, respectively, and, a duly authorized officer of the Depositor shall sign the Form 10-D and Form ABS-EE and return an electronic or fax copy of such signed Form 10-D and Form ABS-EE (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. Alternatively, if the Certificate Administrator agrees in its sole discretion, the Depositor may deliver to the Certificate Administrator manually signed copies of a power of attorney meeting the requirements of Item 601(b)(24) of Regulation S-K under the Securities Act, and certified copies of a resolution of the Depositor’s board of directors authorizing such power of attorney, each to be filed with each Form 10-D and each Form ABS-EE, as applicable, in which case the Certificate Administrator shall sign such Forms 10-D and Forms ABS-EE, as applicable, as attorney in fact for the Depositor. As provided in Section 11.04(c), the Certificate Administrator shall file such Form ABS-EE, upon receipt of the Depositor’s signature thereof, prior to the filing of the related Form 10-D. If a Form 10-D or Form ABS-EE cannot be filed on time or if a previously filed Form 10-D or Form ABS-EE needs to be amended, the Certificate Administrator shall follow the procedures set forth in Section 11.03(b). Promptly after filing with the Commission, the Certificate Administrator shall make available on the Certificate Administrator’s Website a final executed copy of each Form 10-D and Form ABS-EE filed by the Certificate Administrator. The signing party at the Depositor can be contacted at Barclays Commercial Mortgage Securities LLC, 745 Seventh Avenue, New York, New York 10019, Attention: Daniel Schmidt, Email: RRcmbs@barclays.com, with a copy to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Legal Department, Email: SPLegalNotices@barclays.com. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 11.04(b) and Section 11.04(c) related to the timely preparation and filing of Form 10-D and Form ABS-EE, as applicable, is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.04(b) and Section 11.04(c). Neither the Trustee nor the Certificate Administrator shall have any liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-D or such Form ABS-EE, respectively, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from any party to this Agreement needed to prepare, arrange for execution or file such Form 10-D or such Form ABS-EE, respectively, not resulting from its own negligence, bad faith or willful misconduct.

(c)               Prior to the filing of each Form 10-D by the Certificate Administrator pursuant to Section 11.04(a), the Certificate Administrator shall prepare and file on behalf of the Trust any Form ABS-EE in form and substance as required by the Exchange Act and the rules and regulations of the Commission thereunder; provided that the foregoing shall not apply to any Form ABS-EE required to be filed with the Commission and incorporated by reference in either the Preliminary Prospectus or the Prospectus. The Certificate Administrator shall file each Form ABS-EE with a copy of the related CREFC® Schedule AL File received by the Certificate Administrator pursuant to Section 3.12(d) as Exhibit 102 thereto. To the extent the Certificate Administrator receives any Schedule AL Additional File with respect to such Form ABS-EE pursuant to Section 3.12(d), the Certificate Administrator shall file such Schedule AL Additional File as Exhibit 103 to such Form ABS-EE. After preparing the Form ABS-EE, the Certificate Administrator shall forward electronically a copy of such Form ABS-EE (together with the related CREFC® Schedule AL File, any Schedule AL Additional File received by the Certificate Administrator in both EDGAR-Compatible Format and Excel format) concurrently with the related Form 10-D to the Depositor for review and approval. Any questions are to be directed to Midland Loan Services, a Division of PNC Bank, National Association at the email address provided with the submission of such CREFC® Schedule AL File and Schedule AL Additional File (or such other email address or phone number as is provided by the Master Servicer in writing to the Depositor and the Certificate Administrator). The Master Servicer shall reasonably cooperate with the Depositor to answer any questions that the Depositor may pose to the Master Servicer regarding any CREFC® Schedule AL File or Schedule AL Additional File (other than questions regarding data that is in the Initial Schedule AL File, the Initial Schedule AL Additional File or the Annex A-1 to the Prospectus) that the Master Servicer provided to the Certificate Administrator. The Certificate Administrator, the Master Servicer, and the Depositor shall each, to the extent related to such party’s obligations hereunder, reasonably cooperate to remedy any filing errors regarding any CREFC® Schedule AL File or any Schedule AL Additional File promptly.

Within two (2) Business Days after receipt of the copy of Form ABS-EE for review, but no later than the two (2) Business Days prior to the 15th calendar day after the Distribution Date, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form ABS-EE, and a duly authorized officer of the Depositor shall sign the Form ABS-EE and return an electronic or fax copy of such signed Form ABS-EE (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. The Certificate Administrator shall file such Form ABS-EE, upon receipt of the Depositor’s signature thereof, prior to the filing of the related Form 10-D. If a Form ABS-EE cannot be filed on time or if a previously filed Form ABS-EE needs to be amended, the Certificate

Administrator shall follow the procedures set forth in Section 11.03(b). Promptly after filing with the Commission, the Certificate Administrator shall, pursuant to Section 3.13(b), make available on the Certificate Administrator’s website a final executed copy of each Form ABS-EE (together with the related CREFC® Schedule AL File and any Schedule AL Additional File received by the Certificate Administrator) filed by the Certificate Administrator. The signing party at the Depositor can be contacted at Barclays Commercial Mortgage Securities LLC, 745 Seventh Avenue, New York, New York 10019, Attention: Daniel Schmidt, Email: RRcmbs@barclays.com, with a copy to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Legal Department, Email: SPLegalNotices@barclays.com. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 11.04(c) related to the timely preparation and filing of Form ABS-EE is contingent upon the responsible parties observing all applicable deadlines in the performance of their duties under this Section 11.04(c). The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare or file such Form ABS-EE where such failure results from the Certificate Administrator’s inability or failure to receive on a timely basis any information from any other party hereto needed to prepare, arrange for execution or file such Form ABS-EE, not resulting from its own negligence, bad faith or willful misconduct.

The Depositor hereby directs the Certificate Administrator to include the following individual’s name and phone number on the cover of Form ABS-EE for each reporting period: Name: Daniel Schmidt, Telephone: (212) 526-7000. The Certificate Administrator may rely without further investigation that this information remains correct unless and until the Depositor provides the Certificate Administrator with a new individual’s name and phone number in writing.

(d)               Any notice and/or information furnished or required to be furnished pursuant to this Section 11.04 shall also be provided to each Other Depositor and each Other Certificate Administrator (to the extent the notice and/or information relates to a Serviced Companion Loan or a party that services, specially services or is trustee or custodian for a Serviced Companion Loan) in the same time frame as set forth in this Section 11.04.

Section 11.05    Form 10-K Filings. (a)  Within ninety (90) days after the end of each fiscal year of the Trust (it being understood that the fiscal year for the Trust ends on December 31 of each year) or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”), commencing in March 2026, the Certificate Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Certificate Administrator within the applicable time frames set forth in this Agreement:

(i)                                an annual compliance statement for the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian and each Additional Servicer, as described under Section 11.09, including disclosure regarding any material instance of noncompliance and the nature and status thereof;

(ii)                             (A) the annual reports on assessment of compliance with Servicing Criteria for the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator, the

Custodian, the Operating Advisor, each Additional Servicer and each other Servicing Function Participant utilized by the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Custodian or Trustee, as described under Section 11.10; and

(B)              if any such report on assessment of compliance with Servicing Criteria described under Section 11.10 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance (including whether such instance of noncompliance involved the servicing of the assets backing the Certificates issued pursuant to this Agreement and any steps taken to remedy such instance of noncompliance), or if such report on assessment of compliance with Servicing Criteria described under Section 11.10 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included;

(iii)                          (A) the registered public accounting firm attestation report for the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Operating Advisor, each Additional Servicer and each Servicing Function Participant utilized by the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Custodian or Trustee, as described under Section 11.11; and

(B)              if any registered public accounting firm attestation report described under Section 11.11 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; and

(iv)                         a certification in the form attached hereto as Exhibit Y, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the “Sarbanes-Oxley Certification”), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization.

Any disclosure or information in addition to clauses (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall, pursuant to the following paragraph be reported by the parties set forth on Exhibit CC to the Depositor and the Certificate Administrator and approved by the Depositor and the Certificate Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, absent such reporting, direction and approval. Information delivered to the Certificate Administrator hereunder should be delivered by email to (i) !nacctsecnotifications@computershare.com and also (ii) Form10k.Compliance@cwt.com.

As set forth on Exhibit CC, no later than March 1st of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2026, (i) the parties listed on Exhibit CC shall be required to provide to the Certificate Administrator and the Depositor, to the extent a Regulation AB Servicing Officer or Responsible Officer, as the case may be, has actual knowledge, in EDGAR-Compatible Format or in such other format as otherwise agreed upon by the Certificate Administrator, the Depositor and such providing parties, the form and substance of any Additional Form 10-K Disclosure, if applicable, (ii) the parties listed on Exhibit CC shall include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit EE and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. Neither the Trustee nor the Certificate Administrator has any duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit CC of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable expenses incurred by the Trustee and the Certificate Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding twelve (12) months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past ninety (90) days”. The Depositor shall notify the Certificate Administrator in writing via !nacctsecnotifications@computershare.com, no later than March 1st with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no”. The Certificate Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(b)               After preparing the Form 10-K, the Certificate Administrator shall forward electronically a copy of the Form 10-K to the Depositor for review no later than six (6) Business Days prior to the 10-K Filing Deadline. Within three (3) Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K and the senior officer in charge of securitization for the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator at such time. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Certificate Administrator shall follow the procedures set forth in Section 11.03(b). Promptly after filing with the Commission, the Certificate Administrator shall make available on the Certificate Administrator’s Website a final executed copy of each Form 10-K filed by the Certificate Administrator. The signing party at the Depositor can be contacted at Barclays Commercial Mortgage Securities LLC, 745 Seventh Avenue, New York, New York 10019, Attention: Daniel Schmidt, Email: RRcmbs@barclays.com, with a copy to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Legal Department, Email: SPLegalNotices@barclays.com. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 11.05 related to the timely preparation and filing of Form 10-K is contingent upon the parties to this Agreement (and any Additional Servicer or Servicing Function Participant engaged or utilized, as applicable, by any such parties) observing all applicable deadlines in the performance of their duties under this Section 11.05. Neither the Trustee nor the Certificate Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results from the Certificate Administrator’s failure to receive, on a timely basis, any information from the parties to this Agreement (or any Sub-Servicer or Servicing

Function Participant engaged by any such parties) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(c)               Upon written request from any Mortgage Loan Seller, Other Depositor, the Master Servicer or the Special Servicer, the Certificate Administrator shall confirm to such Mortgage Loan Seller, Other Depositor, Master Servicer or Special Servicer whether it has received notice that any party to this Agreement has changed since the Closing Date and will provide to such Mortgage Loan Seller or Other Depositor, the Master Servicer or the Special Servicer, if known to the Certificate Administrator, the identity of the new party.

(d)               Any notice and/or information furnished or required to be furnished pursuant to this Section 11.05 shall also be provided to each Other Depositor and each Other Certificate Administrator (to the extent the notice and/or information relates to a Serviced Companion Loan or a party that services, specially services or is trustee or custodian for a Serviced Companion Loan) in the same time frame as set forth in this Section 11.05.

Section 11.06    Sarbanes-Oxley Certification. Each Form 10-K shall include a Sarbanes-Oxley Certification in the form attached as Exhibit Y required to be included therewith pursuant to the Sarbanes-Oxley Act. For so long as the Trust or the trust for any Other Securitization is subject to the reporting requirements of the Exchange Act, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian, the Operating Advisor and the Asset Representations Reviewer (in the case of the Asset Representations Reviewer, solely with respect to reporting periods in which the Asset Representations Reviewer is required to conduct an Asset Review or prepare or deliver an Asset Review Report) shall provide, and (i) with respect to each Initial Sub-Servicer engaged by the Master Servicer or the Special Servicer, as the case may be, that is a Servicing Function Participant shall use commercially reasonable efforts to cause such Initial Sub-Servicer to provide, and (ii) with respect to each other Servicing Function Participant with which the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian or the Operating Advisor has entered into a servicing relationship with respect to the Mortgage Loans, shall cause such Servicing Function Participant to provide, to each Person who signs the Sarbanes-Oxley Certification for the Trust or any Other Securitization that includes a Serviced Companion Loan (individually and collectively, the “Certifying Person”), on or before March 1st of each year commencing in March 2026, a certification substantially in the form attached hereto as Exhibits Z-1, Z-2, Z-3, Z-4, Z-5, Z-6 or Z-7 (each, a “Performance Certification”), as applicable, on which each Certifying Person, the entity for which such Certifying Person acts as an officer (if the Certifying Person is an individual), and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely; provided that, if a Servicing Function Participant (other than an Initial Sub-Servicer) with which the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian or the Operating Advisor has entered into a servicing relationship with respect to the Mortgage Loans fails to provide a Performance Certification, the Performance Certification provided by the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian or the Operating Advisor, as applicable, that engaged such Servicing Function Participant shall not exclude information that would have been provided by such Servicing Function Participant. In addition, in the event that any Companion Loan (other than a Non-Serviced Companion Loan) is deposited into a commercial mortgage securitization (an “Other Securitization”) and the Reporting Servicer is provided with timely and complete contact information for the parties to such Other Securitization, each Reporting Servicer, upon not less than thirty (30) days prior written request, shall provide to the Person who signs the Sarbanes-Oxley Certification with respect to such Other Securitization either the Performance Certification or a separate certification in form and substance similar to applicable Performance Certification (which shall address the matters contained in the applicable Performance Certification, but solely with respect to the related Companion Loan) on which such Person, the entity for which the Person acts as an officer (if the Person is an individual), and such entity’s officers, directors and Affiliates can reasonably rely. With respect to any Non-Serviced Companion Loan, the Certificate Administrator will use its reasonable efforts to procure a Sarbanes-Oxley Certification from the applicable Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee in form and substance similar to a Performance Certification. The senior officer in charge of securitization for the Depositor shall serve as the Certifying Person on behalf of the Trust. In addition, each Reporting Servicer shall execute a reasonable reliance certificate (which may be included as part of such other certifications being delivered by such Reporting Servicer) to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 11.09, if applicable, (ii) annual report on assessment of compliance with Servicing Criteria provided pursuant to Section 11.10 and (iii) accountant’s report provided pursuant to Section 11.11, and shall include a certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of such Reporting Servicer to enable such accountants to render the certificates provided for in Section 11.11. In the event any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to each affected Certifying Person pursuant to this Section 11.06 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be. Each such Performance Certification shall be provided in EDGAR-Compatible Format, or in such other format agreed upon by the Depositor, the Certificate Administrator, any affected Other Depositor and Other Certificate Administrator and such providing parties. Notwithstanding the foregoing, nothing in this Section 11.06 shall require any Reporting Servicer (i) to certify or verify the accurateness or completeness of any information provided to such Reporting Servicer by third parties (including a “significant obligor”, but other than an Additional Servicer or a Sub-Servicer appointed pursuant to Section 3.20), (ii) to certify information other than to such Reporting Servicer’s knowledge and in accordance with such Reporting Servicer’s responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Reporting Servicer have been completed except as they have been left blank on their face.

Notwithstanding anything to the contrary contained in this Section 11.06, with respect to each year in which the Trust and the trust for each Other Securitization is not subject to the reporting requirements of the Exchange Act, none of the parties required to deliver any certification under this Section 11.06 shall be obligated to do so.

Section 11.07    Form 8-K Filings. Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor and to the extent it receives the Form 8-K Disclosure Information described below, the Certificate Administrator shall prepare and file on behalf of the Trust any

Form 8-K, as required by the Exchange Act and shall provide notice thereof to Form10K.Compliance@cwt.com, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall, pursuant to the following paragraph be reported by the parties set forth on Exhibit DD to the Depositor and the Certificate Administrator and approved by the Depositor, and the Certificate Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, absent such reporting, direction and approval.

As set forth on Exhibit DD, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than close of business, New York City time, on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth on Exhibit DD shall be required to provide to the Depositor and the Certificate Administrator, to the extent a Regulation AB Servicing Officer or Responsible Officer, as the case may be, has actual knowledge, in EDGAR-Compatible Format or in such other format agreed upon by the Depositor, the Certificate Administrator and such providing parties any Form 8-K Disclosure Information, if applicable, (ii) the parties listed on Exhibit DD shall include with such Form 8-K Disclosure Information, an Additional Disclosure Notification in the form attached hereto as Exhibit EE and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. Neither the Trustee nor the Certificate Administrator has any duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit DD of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable expenses incurred by the Trustee and the Certificate Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph. Information delivered to the Certificate Administrator hereunder should be delivered by email to !nacctsecnotifications@computershare.com.

After preparing the Form 8-K, the Certificate Administrator shall forward electronically a copy of the Form 8-K to the Depositor for review no later than noon, New York City time, on the 3rd Business Day after the Reportable Event, but in no event earlier than 24 hours after having received the Form 8-K Disclosure Information pursuant to the immediately preceding paragraph. Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. No later than noon, New York City time, on the 4th Business Day after the Reportable Event, a duly authorized officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Certificate Administrator will follow the procedures set forth in Section 11.03(b). Promptly after filing with the Commission, the Certificate Administrator will, make available on the Certificate Administrator’s Website a final executed copy of each Form 8-K filed by the Certificate Administrator. The signing party at the Depositor can be contacted at Barclays Commercial Mortgage Securities LLC, 745 Seventh Avenue, New York, New York 10019, Attention: Daniel Schmidt, Email: RRcmbs@barclays.com, with a copy to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Legal Department, Email:

SPLegalNotices@barclays.com. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 11.07 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.07. Neither the Trustee nor the Certificate Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from the parties to this Agreement needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall promptly notify (and the Master Servicer and the Special Servicer, as the case may be, shall (i) with respect to each Initial Sub-Servicer that is an Additional Servicer engaged by the Master Servicer or the Special Servicer, as applicable, use commercially reasonable efforts to cause such Additional Servicer to promptly notify and (ii) with respect to each other Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than a party to this Agreement) cause such Additional Servicer to promptly notify) the Depositor and the Certificate Administrator, but in no event later than noon, New York City time, on the 2nd Business Day after its occurrence, of any Reportable Event applicable to such party to the extent a Regulation AB Servicing Officer or Responsible Officer, as the case may be, has actual knowledge, in EDGAR-Compatible Format.

Notwithstanding anything to the contrary in this Section 11.07, with respect to each year in which the Trust and the trust for each Other Securitization is not subject to the reporting requirements of the Exchange Act, none of the parties hereto are required to deliver Form 8-K Disclosure Information.

Any notice and/or information furnished or required to be furnished pursuant to this Section 11.07 shall also be provided to each Other Depositor and each Other Certificate Administrator (to the extent the notice and/or information relates to a Serviced Companion Loan or a party that services, specially services or is trustee or custodian for a Serviced Companion Loan) in the same time frame as set forth in this Section 11.07.

For so long as the Trust is subject to the reporting obligations of the Exchange Act, with respect to any Non-Serviced Mortgage Loan serviced under a related Non-Serviced PSA, no resignation, removal or replacement of any party to such Non-Serviced PSA that would be required to be reported on a Form 8-K relating to this Trust shall become effective with respect to this Trust until the Certificate Administrator has filed any required Form 8-K pursuant to this Section 11.07.

To the extent the Depositor has made a Form 8-K/A filing regarding this Agreement, the Depositor shall notify the Certificate Administrator by electronic mail to !nacctsecnotifications@computershare.com and trustadministrationgroup@computershare.com, no later than two (2) Business Days after the filing of such Form 8-K/A that attaches this Agreement. The Certificate Administrator shall furnish such notice to each then-current Serviced Companion Noteholder at the address received from the Master Servicer upon such request made pursuant to Section 8.13.

Section 11.08    Form 15 Filing. Promptly upon notice from the Depositor to the Certificate Administrator of its ability under applicable law to suspend its Exchange Act filings, the Certificate Administrator shall prepare and file a notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act (the “Form 15 Suspension Notification”) or any form necessary to be filed with the Commission to suspend such reporting obligations. With respect to any reporting period occurring after the filing of such form, subject to Section 11.15(h), the obligations of the parties to this Agreement under Section 11.04, Section 11.05 and Section 11.07 shall be suspended. The Certificate Administrator shall provide prompt notice to the Mortgage Loan Sellers and all other parties hereto that such form has been filed. If, after the filing of a Form 15 Suspension Notification, the Depositor shall provide notice to the Certificate Administrator that it is required to resume its Exchange Act filings, the Certificate Administrator shall recommence preparing and filing reports on Forms 10-D, ABS-EE, 10-K and 8-K as required pursuant to Section 11.04, Section 11.05 and Section 11.07, and all parties’ obligations under this Article XI shall recommence.

Section 11.09    Annual Compliance Statements. The Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of a Mortgage Loan), the Custodian, the Trustee (provided, however, that the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Relevant Servicing Criteria applicable to it) and the Certificate Administrator (each, a “Certifying Servicer”) shall (and each such party shall (i) with respect to each Additional Servicer engaged by the Certifying Servicer that is an Initial Sub-Servicer, use commercially reasonable efforts to cause such Additional Servicer to deliver to and (ii) with respect to each other Additional Servicer that is also a Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, cause such Additional Servicer to deliver to), on or before March 1st of each year, commencing in March 2026, deliver to the Trustee, the Certificate Administrator, the Depositor and the 17g-5 Information Provider (who shall post to the 17g-5 Information Provider’s Website), an Officer’s Certificate, in the form attached hereto as Exhibit HH (or such other form, similar in substance, as may be reasonably acceptable to the Depositor) stating, as to the signer thereof, that (A) a review of such Certifying Servicer’s activities during the preceding calendar year or portion thereof and of such Certifying Servicer’s performance under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Such Officer’s Certificate shall be provided in EDGAR-Compatible Format, or in such other format agreed upon by the Depositor, the Certificate Administrator and such providing parties. Each Certifying Servicer shall (i) with respect to each Additional Servicer engaged by such Certifying Servicer that is an Initial Sub-Servicer, cause (or, in the case of a sub-servicer that is also a Servicing Function Participant that a Mortgage Loan Seller requires the Master Servicer to retain, to use commercially reasonable efforts to cause) such Additional Servicer, and (ii) with respect to each other Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans, cause such Additional Servicer to forward a copy of each such statement (or, in the case of the Certificate Administrator, make a copy of each such statement available on the Certificate Administrator’s Website) to the Directing Certificateholder and the 17g-5 Information Provider. With respect to any Non-Serviced Companion Loan, the Certificate Administrator will use its reasonable efforts to procure such Officer’s Certificate from the applicable Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee in form and substance similar to the form attached hereto as Exhibit HH. Promptly after receipt of each such Officer’s Certificate, the Depositor may review each such Officer’s Certificate and, if applicable, consult with the Certifying Servicer as to the nature of any failures by the Certifying Servicer or any related Additional Servicer with which the Certifying Servicer has entered into a servicing relationship with respect to the Mortgage Loans in the fulfillment of any of the Certifying Servicer’s or Additional Servicer’s obligations hereunder or under the applicable sub-servicing or primary servicing agreement. The obligations of the Certifying Servicer and each Additional Servicer under this Section 11.09 apply to the Certifying Servicer and each Additional Servicer that serviced a Mortgage Loan during the applicable period, whether or not such Certifying Servicer or Additional Servicer is acting as the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or Additional Servicer at the time such Officer’s Certificate is required to be delivered. None of the Master Servicer, Special Servicer or Additional Servicer shall be required to cause the delivery of any such statement until April 15 in any given year so long as it has received written confirmation from the Depositor (or, in the case of an Other Securitization, the related Other Depositor) that a report on Form 10-K is not required to be filed in respect of the Trust or the trust for any Other Securitization for the preceding calendar year.

In the event the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each of the Master Servicer and the Special Servicer shall (i) with respect to an Initial Sub-Servicer engaged by such party that is an Additional Servicer that resigns or is terminated under any applicable servicing agreement, use its reasonable efforts to cause such Additional Servicer to provide and (ii) with respect to any other Additional Servicer engaged by such party that resigns or is terminated under any applicable servicing agreement, cause such Additional Servicer to provide, an annual statement of compliance pursuant to this Section 11.09 with respect to the period of time that the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator was subject to this Agreement or the period of time that such Additional Servicer was subject to such other servicing agreement.

Any certificate, statement, report, notice and/or information furnished or required to be furnished pursuant to this Section 11.09 shall also be provided to each Other Depositor and each Other Certificate Administrator (to the extent such item and/or information relates to a party that services, specially services or is trustee or custodian for a Serviced Companion Loan) in the same time frame as set forth in this Section 11.09.

Section 11.10    Annual Reports on Assessment of Compliance with Servicing Criteria. (a) On or before March 1st of each year, commencing in March 2026, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of the Mortgage Loans), the Trustee (provided, however, that the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Relevant Servicing Criteria applicable to it), the Custodian, the Operating Advisor, the Certificate Administrator and each Additional Servicer, each at its own expense, shall furnish (and each such party shall (i) with respect to each Initial Sub-Servicer engaged by the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Custodian or the Certificate Administrator that is a Servicing Function Participant, use commercially reasonable efforts to cause such Servicing Function Participant to furnish and (ii) with respect to each other Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, cause such Servicing Function Participant to furnish) to the Trustee, the Certificate Administrator, the Depositor (and, with respect to the Special Servicer, also to the Operating Advisor), and the 17g-5 Information Provider, a report substantially in the form of Exhibit II or such other form provided by such Reporting Servicer that complies in all material respects with the requirements of Item 1122 of Regulation AB, on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 11.05, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period. With respect to any Non-Serviced Companion Loan, the Certificate Administrator will use its reasonable efforts to procure such report from the applicable Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee in form and substance similar to the form attached hereto as Exhibit II. Such report shall be provided in EDGAR-Compatible Format, or in such other format agreed upon by the Depositor, the Certificate Administrator and the Reporting Servicer.

Each such report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address the Relevant Servicing Criteria specified on a certification substantially in the form of Exhibit AA delivered to the Depositor on the Closing Date. Promptly after receipt of each such report, (i) the Depositor may review each such report and, if applicable, consult with each Reporting Servicer as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria applicable to it (and each Servicing Function Participant engaged or utilized by each Reporting Servicer, as applicable), and (ii) the Certificate Administrator shall confirm that the assessments taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit AA and notify the Depositor of any exceptions. None of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or any Servicing Function Participant shall be required to cause the delivery of any such assessments until April 15th in any given year so long as it has received written confirmation from the Depositor (or, in the case of an Other Securitization, the related Other Depositor) that a report on Form 10-K is not required to be filed in respect of the Trust or the trust for any Other Securitization for the preceding calendar year.

Notwithstanding the foregoing, at any time that the Certificate Administrator and the Trustee are the same entity, the Certificate Administrator and Trustee may provide a combined assessment of compliance required pursuant to this Section 11.10(a) in respect of their combined Relevant Servicing Criteria as set forth on Exhibit AA.

(b)               The Master Servicer, the Special Servicer, the Trustee, the Operating Advisor and the Certificate Administrator hereby acknowledge and agree that the Relevant Servicing Criteria set forth on Exhibit AA is appropriately set forth with respect to such party and any Servicing Function Participant with which the Master Servicer, Special Servicer, Trustee, Operating Advisor or Certificate Administrator has entered into a servicing relationship.

(c)               No later than February 1 of each year, the Master Servicer and the Special Servicer shall notify the Certificate Administrator, the Depositor and each Mortgage Loan Seller as to the name of each Additional Servicer engaged by it and each Servicing Function Participant utilized by it, in each case other than with respect to any Initial Sub-Servicer, and the Trustee, the Operating Advisor and the Certificate Administrator shall notify the Depositor and each Mortgage Loan Seller as to the name of each Servicing Function Participant utilized by it, in each case by providing an updated Exhibit GG, and each such notice (except to a Mortgage Loan Seller) shall specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor submit their assessments pursuant to Section 11.10(a), the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor, as applicable, shall also at such time include the assessment (and related attestation pursuant to Section 11.11) of each Servicing Function Participant engaged by it.

In the event the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Custodian or the Certificate Administrator is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide (and each of the Master Servicer and the Special Servicer shall (i) with respect to an Initial Sub-Servicer engaged by the Master Servicer or Special Servicer that is an Additional Servicer that resigns or is terminated under any applicable servicing agreement, use its reasonable efforts to cause such Additional Servicer and (ii) with respect to any other Additional Servicer that resigns or is terminated under any applicable servicing agreement, cause such Additional Servicer to provide) an annual assessment of compliance pursuant to this Section 11.10, coupled with an attestation as required in Section 11.11 with respect to the period of time that the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Custodian or the Certificate Administrator was subject to this Agreement or the period of time that the Additional Servicer was subject to such other servicing agreement.

(d)               Any certificate, statement, report, assessment, attestation, notice and/or information furnished or required to be furnished pursuant to this Section 11.10 shall also be provided to each Other Depositor and each Other Certificate Administrator (to the extent such item and/or information relates to a party that services, specially services or is trustee or custodian for a Serviced Companion Loan) in the same time frame as set forth in this Section 11.10.

(e)               Each of the Operating Advisor and the Special Servicer may at any time request from the Certificate Administrator confirmation of whether a Control Termination Event, Consultation Termination Event or Operating Advisor Consultation Event occurred during the previous calendar year, and upon such request the Certificate Administrator shall deliver such confirmation to the Operating Advisor or the Special Servicer, as applicable, within fifteen (15) days of such request.

Section 11.11    Annual Independent Public Accountants’ Attestation Report. On or before March 1st of each year, commencing in March 2026, the Master Servicer, the Special Servicer, the Trustee (provided, however, that the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Relevant Servicing Criteria applicable to it), the Custodian, the Operating Advisor and the Certificate Administrator, each at its own expense, shall cause (and each such party shall (i) with respect to each Initial Sub-Servicer engaged by the Master Servicer, Special Servicer, Trustee, Operating Advisor or Certificate Administrator that is a Servicing Function Participant use commercially reasonable efforts to cause such Servicing Function Participant to cause and (ii) with respect to each other Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, cause such Servicing Function Participant to cause) a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian, the Operating Advisor or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee, the Certificate Administrator (who will promptly post such report on the Certificate Administrator’s Website pursuant to Section 3.13(b)) and the Depositor, the 17g-5 Information Provider and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, and, promptly, but not earlier than the second Business Day following the delivery of such report to the 17g-5 Information Provider, to the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assertion that such Reporting Servicer has complied with the Relevant Servicing Criteria applicable to it and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is issuing an opinion as to whether such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria applicable to it was fairly stated in all material respects. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant’s attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. With respect to any Non-Serviced Companion Loan, the Certificate Administrator will use its reasonable efforts to procure such report from the applicable Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee. Copies of such statement will be provided by the Certificate Administrator in accordance with Section 3.13(b). Such report shall be provided in EDGAR-Compatible Format, or in such other format agreed upon by the Depositor, the Certificate Administrator and the providing parties.

Promptly after receipt of such report from the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Custodian or any Servicing Function Participant, (i) the Depositor may review the report and, if applicable, consult with the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Custodian or the Certificate Administrator as to the nature of any defaults by the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Custodian, the Certificate Administrator or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, as the case may be, in the fulfillment of any of the Master Servicer’s, the Special Servicer’s, the Trustee’s, the Certificate Administrator’s, the Operating Advisor’s, the Custodian’s or the applicable Servicing Function Participants’ obligations hereunder or under the applicable sub-servicing or primary servicing agreement, and (ii) the Certificate Administrator shall confirm that each accountants’ attestation report submitted pursuant to this Section 11.11 relates to an assessment of compliance meeting the requirements of Section 11.10 and notify the Depositor of any exceptions. None of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Custodian or any Additional Servicer shall be required to deliver, or shall be required to cause the delivery of such reports until April 15th in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed with respect to the Trust for the preceding fiscal year.

Any notice, report, assessment of compliance, statement, certificate and/or information furnished or required to be furnished pursuant to this Section 11.11 shall also be provided to each Other Depositor and each Other Certificate Administrator (to the extent the notice and/or information relates to a Serviced Companion Loan or a party that services, specially services or is trustee or custodian for a Serviced Companion Loan) in the same time frame as set forth in this Section 11.11.

Section 11.12    Indemnification. Each of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian, the Operating Advisor and the Asset Representations Reviewer shall indemnify and hold harmless each Certification Party from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) an actual breach by the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Custodian or the Certificate Administrator, as the case may be, of its obligations under this Article XI, (ii) negligence, bad faith or willful misconduct on the part of the Master Servicer, the Special Servicer, the Trustee, the Asset Representations Reviewer, the Operating Advisor, the Custodian or the Certificate Administrator in the performance of such obligations, (iii) delivery of any Deficient Exchange Act Deliverable by, or on behalf of, such party or (iv) any untrue statement or alleged untrue statement of a material fact contained in any information (x) regarding such party or any Servicing Function Participant, Additional Servicer or subcontractor engaged by it (other than any Initial Sub-Servicer), (y) prepared by any such party described in clause (x) or any registered public accounting firm, attorney or other agent retained by such party to prepare such information and (z) delivered by or on behalf of such party in connection with the performance of such party’s obligations described in this Article XI, or the omission or alleged omission to state in any such information a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the applicable party shall be entitled to participate in any action arising out of the foregoing clause (iv) and the Depositor shall consult with such party with respect to any litigation or audit strategy, as applicable, in connection with the foregoing and any potential settlement terms related thereto.

The Master Servicer, the Special Servicer, the Trustee, the Operating Advisor and the Certificate Administrator shall (i) with respect to any Initial Sub-Servicer engaged by the Master Servicer, the Special Servicer, Trustee or Certificate Administrator that is a Servicing Function Participant or Additional Servicer, use commercially reasonable efforts to cause such party to, and (ii) with respect to each other Additional Servicer and each Servicing Function Participant with which, in each case, it has entered into a servicing relationship with respect to the Mortgage Loans, cause such party to, in each case, indemnify and hold harmless each Certification

Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of (a) a breach of its obligations to provide any of the annual compliance statements or annual assessment of compliance with the Servicing Criteria or attestation reports pursuant to the applicable sub-servicing or primary servicing agreement, (b) negligence, bad faith or willful misconduct on its part in the performance of such obligations, (c) any failure by it, as a Servicer (as defined in Section 11.02(b)) to identify a Servicing Function Participant pursuant to Section 11.02(c), or (d) delivery of any Deficient Exchange Act Deliverable.

In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian, the Certificate Administrator and the Trustee shall cooperate (and require each Servicing Function Participant and Additional Servicer retained by it to cooperate under the applicable Sub-Servicing Agreement) with the Depositor and each Other Depositor as necessary for the Depositor or such Other Depositor, as applicable, to conduct any reasonable due diligence necessary to evaluate and assess any material instances of non-compliance disclosed in any of the deliverables required by the applicable reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder (“Reporting Requirements”).

In connection with comments provided to the Depositor or any Other Depositor from the Commission or its staff regarding information (x) delivered by the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian, the Certificate Administrator, the Trustee, a Servicing Function Participant or an Additional Servicer, as applicable (“Affected Reporting Party”), (y) regarding such Affected Reporting Party, and (z) prepared by such Affected Reporting Party or any registered public accounting firm, attorney or other agent retained by such Affected Reporting Party to prepare such information, which information is contained in a report filed by the Depositor or any Other Depositor under the Reporting Requirements and which comments are received subsequent to the Depositor’s or any Other Depositor’s filing of such report, the Depositor or any Other Depositor shall promptly provide to such Affected Reporting Party any such comments which relate to such Affected Reporting Party. Such Affected Reporting Party shall be responsible for timely preparing a written response to the Commission or its staff for inclusion in the Depositor’s or any Other Depositor’s response to the Commission or its staff, unless such Affected Reporting Party elects, with the consent of the Depositor or any Other Depositor, as applicable (which consent shall not be unreasonably denied, withheld or delayed), to directly communicate with the Commission or its staff and negotiate a response and/or resolution with the Commission or its staff; provided, however, that if an Affected Reporting Party is a Servicing Function Participant or Additional Servicer retained by the Master Servicer, the Master Servicer shall receive copies of all material communications pursuant to this Section 11.12. If such election is made, the applicable Affected Reporting Party shall be responsible for directly negotiating such response and/or resolution with the Commission or its staff in a timely manner; provided that (i) such Affected Reporting Party shall use reasonable efforts to keep the Depositor or any Other Depositor informed of its progress with the Commission or its staff and copy the Depositor or any Other Depositor on all correspondence with the Commission or its staff and provide the Depositor or any Other Depositor with the opportunity to participate (at the Depositor’s or any Other Depositor’s expense) in any telephone conferences and meetings with the Commission or its staff and (ii) the Depositor or any

Other Depositor shall cooperate with any Affected Reporting Party in order to authorize such Affected Reporting Party and its representatives to respond to and negotiate directly with the Commission or its staff with respect to any comments from the Commission or its staff relating to such Affected Reporting Party and to notify the Commission or its staff of such authorization. The Depositor (or any Other Depositor) and the Affected Reporting Party shall cooperate and coordinate with one another with respect to any requests made to the Commission or its staff for extension of time for submitting a response or compliance. All respective reasonable out-of-pocket costs and expenses incurred by the Depositor or any Other Depositor (including reasonable legal fees and expenses of outside counsel to the Depositor or any Other Depositor, as the case may be) in connection with the foregoing (other than those costs and expenses required to be at the Depositor’s or any Other Depositor’s expense as set forth above) and any amendments to any reports filed with the Commission or its staff related thereto shall be promptly paid by the applicable Affected Reporting Party upon receipt of an itemized invoice from the Depositor or any Other Depositor, as the case may be. Each of the Master Servicer, the Special Servicer, the Operating Advisor, the Custodian, the Certificate Administrator and the Trustee shall (i) with respect to any Initial Sub-Servicer engaged by it that is a Servicing Function Participant or Additional Servicer, use commercially reasonable efforts to cause such party to, and (ii) with respect to each other Additional Servicer and each Servicing Function Participant with which, in each case, it has entered into a servicing relationship with respect to the Mortgage Loans, cause such party to, comply with the foregoing by inclusion of similar provisions in the related sub-servicing or similar agreement.

If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian or the Operating Advisor (the “Performing Party”) shall contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to Section 11.06, Section 11.09 (if applicable), Section 11.10 or Section 11.11 (or breach of its obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing Party’s negligence, bad faith or willful misconduct in connection therewith. The Master Servicer, the Special Servicer, the Trustee, the Operating Advisor and the Certificate Administrator shall (i) with respect to any Initial Sub-Servicer engaged by the Master Servicer, the Special Servicer, Trustee or Certificate Administrator that is a Servicing Function Participant or Additional Servicer, use commercially reasonable efforts to cause such party to, and (ii) with respect to each other Additional Servicer or Servicing Function Participant, in each case, with which it has entered into a servicing relationship with respect to the Mortgage Loans cause such party, in each case, to agree to the foregoing indemnification and contribution obligations. This Section 11.12 shall survive the termination of this Agreement or the earlier resignation or removal of the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Custodian or the Certificate Administrator.

Section 11.13    Amendments. This Article XI may be amended with the written consent of the parties hereto pursuant to Section 13.01 for purposes of complying with Regulation AB and/or to conform to standards developed within the CMBS market and the Sarbanes-Oxley

Act without any Opinions of Counsel, Officer’s Certificates, Rating Agency Confirmation with respect to the Certificates or, with respect to any Serviced Companion Loan Securities, a confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25), or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement; provided that the reports and certificates required to be prepared pursuant to Sections 3.13, 11.09, 11.10 and 11.11 shall not be eliminated without Rating Agency Confirmation with respect to the Certificates or, with respect to any Serviced Companion Loan Securities, without a confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25). For the avoidance of doubt, any amendment to this Article XI affecting a Serviced Companion Loan shall be subject to Section 13.01(k).

Section 11.14    Regulation AB Notices. Any notice, report or certificate required to be delivered by any of the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Custodian or the Trustee, as the case may be, to the Depositor pursuant to this Article XI may be delivered via email (and additionally delivered via phone or telecopy), notwithstanding the provisions of Section 13.05, to !nacctsecnotifications@computershare.com and Form10K.compliance@cwt.com.

Section 11.15    Certain Matters Relating to the Future Securitization of the Serviced Pari Passu Companion Loans. (a) Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall, and the Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause any sub-servicer appointed with respect to any Serviced Pari Passu Companion Loan to, upon written request or notice from a Mortgage Loan Seller (or a permitted transferee of such Mortgage Loan Seller pursuant to the related Intercreditor Agreement), reasonably cooperate with the Mortgage Loan Seller (or such permitted transferee) selling any Serviced Pari Passu Companion Loan into a securitization that is required to comply with Regulation AB (a “Regulation AB Companion Loan Securitization”) and, to the extent needed in order to comply with Regulation AB, provide to the Mortgage Loan Seller (or such permitted transferee) information about itself that such Mortgage Loan Seller reasonably requires to meet the requirements of Items 1117 and 1119 and paragraphs (b), (c)(2), (c)(3), (c)(4), (c)(5), (c)(6) and (e) of Item 1108 of Regulation AB and shall reasonably cooperate with such Mortgage Loan Seller to provide such other information as may be reasonably necessary to comply with the requirements of Regulation AB. Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer understands that such information may be included in the offering material related to a Regulation AB Companion Loan Securitization and agrees to (i) negotiate in good faith an agreement (subject to the final sentence of this sub-section) to indemnify and hold the related depositor and underwriters involved in the offering of the related commercial mortgage pass-through certificates harmless for any costs, liabilities, fees and expenses incurred by the depositor or such underwriters as a result of any material misstatements or omissions or alleged material misstatements or omissions in any such offering material to the extent that such material misstatement or omission was made in reliance upon any such information provided by the Trustee (where such information pertains to the Trustee individually and not to any specific aspect of the Trustee’s duties or obligations under this Agreement), the Certificate Administrator (where such information pertains to the Certificate Administrator individually and not to any specific aspect of the Certificate Administrator’s duties or obligations under this Agreement), the Master Servicer (where such information pertains to the Master Servicer individually and not to any specific aspect of the Master Servicer’s duties or obligations under this Agreement) and the Special Servicer (where such information pertains to the Special Servicer individually and not to any specific aspect of the Special Servicer’s duties or obligations under this Agreement), as applicable, to such depositor, underwriters or Mortgage Loan Seller (or permitted transferee) as required by this Section 11.15(a) and (ii) deliver such securities law opinion(s) of counsel, certifications and/or indemnification agreement(s) (to the extent the cost thereof is paid by the related Mortgage Loan Seller) with respect to such information that are substantially similar to those delivered with respect to the offering material for this securitization by the Master Servicer, the Special Servicer, Trustee and Certificate Administrator, as the case may be, or their respective counsel, in connection with the information concerning such party in the offering material related to a Regulation AB Companion Loan Securitization. Notwithstanding the foregoing, to the extent that the information provided by the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, for inclusion in the offering materials related to such Regulation AB Companion Loan Securitization is substantially and materially similar to the information provided by such party with respect to the offering materials related to this transaction, subject to any required changes due to any amendments to Regulation AB or any changes in the interpretation of Regulation AB or changes in factual circumstances, such party shall be deemed to be in compliance with this Section 11.15(a). Any indemnification agreement executed by the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer in connection with the Regulation AB Companion Loan Securitization shall be substantially similar to the related indemnification agreement executed in connection with this Agreement. It shall be a condition precedent to any party’s obligations otherwise set forth above and/or elsewhere in Article XI that the applicable Mortgage Loan Seller (or permitted transferee) shall have (a) provided reasonable advance notice (and, in any event, not less than ten (10) Business Days) of the exercise of its rights hereunder and (b) paid, or entered into reasonable agreement to cause to be paid, the reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by such party in reviewing and/or causing the delivery of any disclosure, opinion of counsel or indemnification agreement.

(b)               Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall, and the Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause any Servicing Function Participant appointed with respect to a Serviced Securitized Companion Loan to (provided that (a) such party has received notice of the occurrence of the related Regulation AB Companion Loan Securitization, or (b) such party is also a party to the related Other Pooling and Servicing Agreement, or (c) the applicable Regulation AB Companion Loan Securitization closed prior to the Closing Date, as reflected on Exhibit S) cooperate with the depositor, trustee, certificate administrator, master servicer or special servicer for any Regulation AB Companion Loan Securitization in preparing each Form 10-D, Form ABS-EE and Form 10-K required to be filed by such Regulation AB Companion Loan Securitization (until January 30 of the first year in which the trustee or other applicable party for such Regulation AB Companion Loan Securitization files a Form 15 Suspension Notification with respect to the related trust) and shall provide to such depositor, trustee, certificate administrator or master servicer within the time period set forth in the Other Pooling and Servicing Agreement (so long as such time period is no earlier than the time periods set forth herein) for such Regulation AB Companion Loan Securitization such information relating to a Serviced Securitized Companion Loan as may be reasonably necessary for the depositor, trustee, certificate administrator and master servicer of the Regulation AB Companion Loan Securitization to comply with the reporting requirements of Regulation AB and the Exchange Act; provided, however, that any parties to any Regulation AB Companion Loan Securitization shall consult with the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer (and the Master Servicer shall consult with any sub-servicer appointed by it with respect to the related Serviced Whole Loan), and the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall cooperate with such parties in respect of establishing the time periods for preparation of the Form 10-D and Form ABS-EE reports in the documentation for such Regulation AB Companion Loan Securitization. Notwithstanding the foregoing, to the extent the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, complies in all material respects with the timing, reporting and attestation requirements imposed on such party in Article XI of this Agreement (other than this Section 11.15) with respect to the comparable timing, reporting and attestation requirements contemplated in this Section 11.15(b) with respect to such Regulation AB Companion Loan Securitization, such party shall be deemed to be in compliance with the provisions of this Section 11.15(b).

(c)               Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall, and the Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause any Servicing Function Participant appointed with respect to a Serviced Securitized Companion Loan to (provided that (a) such party has received notice of the occurrence of the related Regulation AB Companion Loan Securitization, or (b) such party is also a party to the related Other Pooling and Servicing Agreement, or (c) the applicable Regulation AB Companion Loan Securitization closed prior to the Closing Date, as reflected on Exhibit S) provide the depositor, trustee or certificate administrator, as applicable, under a Regulation AB Companion Loan Securitization (until January 30 of the first year in which the trustee or certificate administrator, as applicable, for such Regulation AB Companion Loan Securitization files a Form 15 Suspension Notification with respect to the related trust) information with respect to any event that is required to be disclosed under Form 8-K with respect to a Serviced Securitized Companion Loan within two (2) Business Days after the occurrence of such event of which it has knowledge. Notwithstanding the foregoing, to the extent the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, complies in all material respects with the timing, reporting and attestation requirements imposed on such party in Article XI of this Agreement (other than this Section 11.15) with respect to the comparable timing, reporting and attestation requirements contemplated in this Section 11.15(c) with respect to such Regulation AB Companion Loan Securitization, such party shall be deemed to be in compliance with the provisions of this Section 11.15(c).

(d)               On or before March 1st of each year commencing in March 2026 during which a Regulation AB Companion Loan Securitization is required to file an annual report on Form 10-K (and not in respect of any year in which such Regulation AB Companion Loan Securitization is not required to file an annual report on Form 10-K because a Form 15 Suspension Notification with respect to the related trust was filed), each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall, and the Master Servicer and the

Special Servicer shall use commercially reasonable efforts to cause any Servicing Function Participant appointed with respect to a Serviced Securitized Companion Loan to (provided that (a) such party has received notice of the occurrence of the related Regulation AB Companion Loan Securitization, or (b) such party is also a party to the related Other Pooling and Servicing Agreement, or (c) the applicable Regulation AB Companion Loan Securitization closed prior to the Closing Date, as reflected on Exhibit S) provide, with respect to itself, to the depositor, trustee or certificate administrator, as applicable, under such Regulation AB Companion Loan Securitization, to the extent required pursuant to Item 1122 of Regulation AB, (i) a report on an assessment of compliance with the Servicing Criteria to the extent required pursuant to Item 1122(a) of Regulation AB, (ii) a registered accounting firm’s attestation report on such Person’s assessment of compliance with the applicable servicing criteria to the extent required pursuant to Item 1122(b) of Regulation AB and (iii) such other information as may be required pursuant to Item 1122(c) of Regulation AB. Notwithstanding the foregoing, to the extent the Master Servicer or the Special Servicer, as the case may be, complies in all material respects with the timing, reporting and attestation requirements imposed on such party in Article XI of this Agreement (other than this Section 11.15) with respect to the comparable timing, reporting and attestation requirements contemplated in this Section 11.15(d) with respect to such Regulation AB Companion Loan Securitization, such party shall be deemed to be in compliance with the provisions of this Section 11.15(d).

(e)               On or before March 1st of each year commencing in March 2026 during which a Regulation AB Companion Loan Securitization is required to file an annual report on Form 10-K (and not in respect of any year in which such Regulation AB Companion Loan Securitization is not required to file an annual report on Form 10-K because a Form 15 Suspension Notification with respect to the related trust was filed), each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall, and the Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause any Servicing Function Participant appointed with respect to a Serviced Securitized Companion Loan to, to the extent required pursuant to Item 1123 of Regulation AB, deliver, with respect to itself, to the depositor, trustee or certificate administrator under such Regulation AB Companion Loan Securitization (provided that (a) such party has received notice of the closing of the related Regulation AB Companion Loan Securitization, or (b) such party is also a party to the related Other Pooling and Servicing Agreement, or (c) the applicable Regulation AB Companion Loan Securitization closed prior to the Closing Date, as reflected on Exhibit S), upon request or notice from such trustee (which request or notice may be given once at the closing of such Regulation AB Companion Loan Securitization instead of each time a filing is required), under such Regulation AB Companion Loan Securitization a servicer compliance statement signed by an authorized officer of such Person that satisfies the requirements of Item 1123 of Regulation AB. Notwithstanding the foregoing, to the extent the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, complies in all material respects with the timing, reporting and attestation requirements imposed on such party in Article XI of this Agreement (other than this Section 11.15) with respect to the comparable timing, reporting and attestation requirements contemplated in this Section 11.15(e) with respect to such Regulation AB Companion Loan Securitization, such party shall be deemed to be in compliance with the provisions of this Section 11.15(e).

(f)                Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause a Servicing Function

Participant to agree (severally but not jointly) to indemnify (such indemnity limited to each such parties respective failure described below) and hold the related Mortgage Loan Seller (or permitted transferee), depositor, sponsor(s), trustee, certificate administrator or master servicer under a Regulation AB Companion Loan Securitization harmless for any costs, liabilities, fees and expenses incurred by such Mortgage Loan Seller, depositor, sponsor(s), trustee, certificate administrator or master servicer as a result of any failure by the Servicing Function Participant to comply with the reporting requirements to the extent applicable set forth under Sections 11.15(b), (c), (d) or (e) above.

Any subservicing agreement related to a Serviced Securitized Companion Loan shall contain a provision requiring the related Sub-Servicer to provide to the Master Servicer or the Special Servicer, as applicable, information, reports, statements and certificates with respect to itself and such Serviced Securitized Companion Loan comparable to any information, reports, statements or certificates required to be provided by the Master Servicer or the Special Servicer pursuant to this Section 11.15, even if such Sub-Servicer is not otherwise required to provide such information, reports or certificates to any Person in order to comply with Regulation AB. Such information, reports or certificates shall be provided to the Master Servicer or the Special Servicer, as the case may be, no later than two Business Days prior to the date on which the Master Servicer or the Special Servicer, as the case may be, is required to deliver its comparable information, reports, statements or certificates pursuant to this Section 11.15.

(g)               With respect to any Mortgaged Property that secures a Serviced Pari Passu Companion Loan that the applicable Other Depositor has notified the Master Servicer and the Special Servicer in writing is a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) (together with notification of the Relevant Distribution Date) with respect to an Other Securitization that includes such Serviced Companion Loan, to the extent that the Master Servicer is in receipt of the updated financial statements of such “significant obligor” for any calendar quarter (other than the fourth calendar quarter of any calendar year) from the Mortgagor (in the case of Non-Specially Serviced Loans) or the Special Servicer (in the case of Specially Serviced Loans and Serviced REO Properties), beginning with the first calendar quarter in which such notice from the Other Depositor was received, or the updated financial statements of such “significant obligor” for any calendar year, beginning for the calendar year in which such notice from the Other Depositor was received, as applicable, the Master Servicer shall deliver to the Other Depositor, on or prior to the day that occurs two (2) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or seven (7) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, (A) if such financial statement receipt occurs twelve (12) or more Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or seventeen (17) or more Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, the financial statements of such “significant obligor”, together with the net operating income of such “significant obligor” for the applicable period as calculated by the Master Servicer (or by the Special Servicer and provided to the Master Servicer solely in the case of any related Specially Serviced Loan or Serviced REO Property) in accordance with CREFC® guidelines and (B) if such financial statement receipt occurs less than twelve (12) Business Day prior to the related Significant Obligor NOI Quarterly Filing Deadline or less than seventeen (17) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of the “significant obligor”, together with the net operating income of such “significant obligor” for the applicable period as reported by the related Mortgagor in such financial statements (or as reported by the related Mortgagor to the Special Servicer and provided by the Special Servicer to the Master Servicer solely in the case of any related Specially Serviced Loan or as reported by the Special Servicer with respect to Serviced REO Property and provided by the Special Servicer to the Master Servicer).

If the Master Servicer does not receive such financial information satisfactory to comply with Item 6 of Form 10-D or Item 1112(b)(1) of Form 10-K, as the case may be, of such “significant obligor” within ten (10) Business Days after the date such financial information is required to be delivered under the related Mortgage Loan documents, the Master Servicer shall notify the Other Depositor with respect to such Other Securitization that includes the related Serviced Pari Passu Companion Loan (and shall cause each applicable Sub-Servicing Agreement entered into after receipt of written notice from the Other Depositor that such Serviced Pari Passu Companion Loan is a significant obligor to require the related Sub-Servicer to notify such Other Depositor) that it has not received such financial information. The Master Servicer (in the case of Non-Specially Serviced Loans) or the Special Servicer (in the case of Specially Serviced Loans) shall use efforts consistent with the Servicing Standard (taking into account, in addition, the ongoing reporting obligations of such Other Depositor under the Exchange Act) to obtain the periodic financial statements required to be delivered by the related Mortgagor under the related Mortgage Loan documents.

The Master Servicer shall (and shall cause each applicable Sub-Servicing Agreement entered into after receipt of written notice from the Other Depositor that such Serviced Pari Passu Companion Loan is a significant obligor to require the related Sub-Servicer to) retain written evidence of each instance in which it (or a Sub-Servicer) attempts to contact the related Mortgagor related to any such “significant obligor” (identified to it as such by the Other Depositor in accordance with the second preceding paragraph) to obtain the required financial information and is unsuccessful and, within five (5) Business Days prior to the date in which a Form 10-D or Form 10-K, as applicable, is required to be filed with respect to the Other Securitization, shall forward an Officer’s Certificate evidencing its attempts to obtain this information to the Other Exchange Act Reporting Party and Other Depositor related to such Other Securitization; provided, however, the Special Servicer shall provide such Officer’s Certificate to the Master Servicer and the Master Servicer shall forward such Officer’s Certificate to the Other Exchange Act Reporting Party and Other Depositor related to such Other Securitization. This Officer’s Certificate should be addressed to the certificate administrator at its corporate trust office, as specified in the related Other Pooling and Servicing Agreement.

(h)               If any Other Securitization includes a Serviced Companion Loan and is subject to the reporting requirements of the Exchange Act, then the obligations of the parties hereto set forth in this Article XI with respect to such Other Securitization shall remain in full force and effect notwithstanding that the Trust may cease to be subject to the reporting requirements of the Exchange Act.

Section 11.16    Certain Matters Regarding Significant Obligors. For the avoidance of doubt, there is no “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) as of the Closing Date (“Significant Obligor”).

Section 11.17    Impact of Cure Period. For the avoidance of doubt, neither the Master Servicer nor the Special Servicer shall be subject to a Servicer Termination Event pursuant to clause (iii) of the definition thereof prior to the expiration of the Grace Period applicable to such party’s obligations under this Article XI as provided for in such clause (iii) nor shall any such party be deemed to not be in compliance under this Agreement, during any Grace Period provided for in this Article XI; provided that if any such party fails to comply with the delivery requirements of this Article XI by the expiration of any applicable Grace Period such failure shall constitute a Servicer Termination Event. Neither the Master Servicer nor the Special Servicer shall be subject to a Servicer Termination Event pursuant to clause (iii) of the definition thereof prior to the expiration of the Grace Period applicable to such party’s obligations under this Article XI as provided for in such clause (iii) nor shall any such party be deemed to not be in compliance under this Agreement, for failing to deliver any item required under this Article XI by the time required hereunder with respect to any reporting period for which the Trust (or any trust in a related Other Securitization) is not required to file Exchange Act reports.

[End of Article XI]

ARTICLE XII

THE ASSET REPRESENTATIONS REVIEWER

Section 12.01    Asset Review. On or prior to each Distribution Date, based either on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator shall determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator shall promptly provide notice to all Certificateholders and each other party to this Agreement. Any notice required to be delivered to the Certificateholders pursuant to this Article XII shall be delivered by the Certificate Administrator by posting such notice on the Certificate Administrator’s Website, by mailing such notice to the Certificateholders’ addresses appearing in the Certificate Register in the case of Definitive Certificates and by delivering such notice via the Depository in the case of Book-Entry Certificates. The Certificate Administrator shall include in the Form 10-D relating to the reporting period in which the Asset Review Trigger occurred the following statement describing the events that caused the Asset Review Trigger to occur: “As of the [Date of Distribution], the following Mortgage Loans identified below are 60 or more days delinquent and an Asset Review Trigger as defined in the Pooling and Servicing Agreement has occurred.” On each Distribution Date occurring after providing such notice to Certificateholders, the Certificate Administrator, based on information provided to it by the Master Servicer or the Special Servicer, as the case may be, shall determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) whether an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) in the form of Exhibit SS within one (1) Business Day to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer.

If Certificateholders evidencing not less than 5% of the Voting Rights of the Certificates deliver to the Certificate Administrator, within ninety (90) days after the filing of the

Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), then the Certificate Administrator shall promptly provide written notice thereof to all Certificateholders (with a copy to the Asset Representations Reviewer) and conduct a solicitation of votes in accordance with Section 5.10 to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Holders of Certificates evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within one hundred fifty (150) days of receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator shall promptly provide written notice thereof to all parties to this Agreement, the Underwriters, the Mortgage Loan Sellers, the Directing Certificateholder and the other Certificateholders (the “Asset Review Notice”). Upon receipt of an Asset Review Notice, the Asset Representations Reviewer shall request access to the Secure Data Room by providing the Certificate Administrator with a certification substantially in the form attached hereto as Exhibit RR (which shall be sent via email to trustadministrationgroup@computershare.com or submitted electronically via the Certificate Administrator’s Website). Upon receipt of such certification, the Certificate Administrator shall promptly (and in any case within two (2) Business Days after such receipt) grant the Asset Representations Reviewer access to the Secure Data Room. In the event an Affirmative Asset Review Vote has not occurred within such one hundred fifty (150) day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such one hundred fifty (150) day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has timely received any Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) in this sentence and (D) an Affirmative Asset Review Vote has occurred within one hundred fifty (150) days after the Asset Review Vote Election described in clause (C) in this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Trust from the Collection Account. The Certificate Administrator shall be entitled to administer any vote in connection with the foregoing through an agent.

(b)               (i) Upon receipt of an Asset Review Notice, the Custodian (with respect to clauses (1)-(5) below for all Mortgage Loans), the Master Servicer (with respect to clauses (6) and (7) below for Non-Specially Serviced Loans) and the Special Servicer (with respect to clauses (6) and (7) below for Specially Serviced Loans), in each case, to the extent in such party’s possession, shall promptly, but in no event later than ten (10) Business Days, provide the following materials in electronic format to the extent in their possession to the Asset Representations Reviewer (collectively, with the Diligence Files posted on the Secure Data Room by the Certificate Administrator pursuant to Section 4.08, a copy of the Prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of this Agreement, the “Review Materials”):

(1)               a copy of an assignment of the Mortgage in favor of the Trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(2)               a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(3)               a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (1) or (2) above;

(4)               copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC Financing Statements related to each Delinquent Loan that is subject to an Asset Review;

(5)               a copy of an assignment in favor of the Trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(6)               a copy of any notice previously delivered by the Master Servicer or Special Servicer, as applicable, of any alleged Defect or Breach with respect to any Delinquent Loan; and

(7)               copies of any other related documents that were entered into or delivered in connection with the origination of the related Mortgage Loan that the Asset Representations Reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the Asset Representations Reviewer, in the time frames and as otherwise described in clause (ii) hereof.

(ii)                             In addition, in the event that, as part of an Asset Review of a Mortgage Loan, the Asset Representations Reviewer determines it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the Asset Representations Reviewer shall promptly, but in no event later than ten (10) Business Days after receipt of the Review Materials, notify the Master Servicer (with respect to Non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request that the Master Servicer or the Special Servicer, as the case may be, promptly, but in no event later than ten (10) Business Days after receipt of notification from the Asset Representations Reviewer, deliver to the Asset Representations Reviewer such missing document(s) to the extent in its possession; provided that any such notification and/or request shall be in writing, specifically identifying the documents being requested and sent to the notice address for the related party set forth in Section 13.05. In the event any missing documents are not provided by the Master Servicer or the Special Servicer, as the case may be, within such ten (10) Business Day period, the Asset Representations Reviewer shall request such documents from the related Mortgage Loan Seller; provided that the Mortgage Loan Seller shall be required under the related Mortgage Loan Purchase Agreement to deliver such missing document only to the extent such document is in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or Mortgage Loan Seller or any draft documents or privileged or internal communications.

(iii)                          The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a Person that is not a party to this Agreement or the applicable Mortgage Loan Seller, and shall do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review conducted pursuant to this Section 12.01 (any such information, “Unsolicited Information”).

(iv)                         Upon receipt by the Asset Representations Reviewer of the Asset Review Notice and access to the Diligence File with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, shall commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). The Asset Representations Reviewer shall perform an Asset Review with respect to each representation and warranty made by the related Mortgage Loan Seller with respect to such Delinquent Loan in accordance with the procedures set forth on Exhibit QQ (each such procedure, a “Test”); provided, however, that the Asset Representations Reviewer may, but is under no obligation to, (x) modify any Test and/or (y) modify any associated Review Materials to include any items not specified for the particular Test on Exhibit QQ (but in no event shall the modified Review Materials include materials not contemplated by the definition of “Review Materials”), in either case, only to the extent the Asset Representations Reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review shall be required in respect of, or performed on, such Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or again become a Delinquent Loan at a time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such new Asset Review Trigger.

(v)                            No Certificateholder shall have the right to change the scope of the Asset Review, and the Asset Representations Reviewer shall not be required to review any information other than (1) the Review Materials and (2) if applicable, Unsolicited Information.

(vi)                         The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

(vii)                      The Asset Representations Reviewer shall prepare a preliminary report with respect to each Delinquent Loan within fifty-six (56) days after the date on which access to the Secure Data Room is provided by the Certificate Administrator unless the Asset Representations Reviewer determines that there is no Test failure with respect to the related

Delinquent Loan, in which case no preliminary report shall be required, subject to the last sentence of this paragraph. In the event that the Asset Representations Reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the Asset Representations Reviewer by the Master Servicer (with respect to Non-Specially Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) to the extent in the possession of the Master Servicer or Special Servicer, as applicable, or from the related Mortgage Loan Seller within ten (10) Business Days following the request by the Asset Representations Reviewer to the Master Servicer, the Special Servicer or the related Mortgage Loan Seller, as the case may be, as described in Section 12.01(b)(ii), the Asset Representations Reviewer shall list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the Asset Representations Reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The Asset Representations Reviewer shall provide such preliminary report to the Master Servicer (with respect to Non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), and the related Mortgage Loan Seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the related Mortgage Loan Seller shall have ninety (90) days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related Mortgage Loan Seller’s claim that the representation and warranty has not failed a Test or that any missing information or documents in the Review Materials are not required to complete a Test shall be sent by such Mortgage Loan Seller to the Asset Representations Reviewer.

(viii)                   The Asset Representations Reviewer shall, within sixty (60) days after the date on which access to the Secure Data Room is provided to the Asset Representations Reviewer by the Certificate Administrator or within the ten (10) days after the expiration of the Cure/Contest Period (whichever is later), complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to this Agreement, the related Mortgage Loan Seller for each Delinquent Loan and the Directing Certificateholder and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the Trustee, the Special Servicer, the Master Servicer and the Certificate Administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional thirty (30) days, upon written notice to the parties to this Agreement and the applicable Mortgage Loan Seller, if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loan and/or the Mortgaged Property or Mortgaged Properties. In no event may the Asset Representations Reviewer determine whether any Test failure constitutes a Material Defect, or whether the Trust should enforce any rights it may have against the applicable Mortgage Loan Seller (or, in the case of (i) Barclays, BCHI in respect of its obligations under the Barclays Mortgage Loan Purchase

Agreement, (ii) 3650, 3650 REIT 2 in respect of its obligations under the 3650 Mortgage Loan Purchase Agreement and (iii) BSPRT, FBRT in respect of its obligations under the BSPRT Mortgage Loan Purchase Agreement), which, in each case, shall be a responsibility of the Enforcing Servicer pursuant to Section 12.01(b)(x) of this Agreement.

(ix)                           In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer (with respect to Non-Specially Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) or the related Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer shall prepare the Asset Review Report solely based on the documentation received by the Asset Representations Reviewer with respect to the related Delinquent Loan, and the Asset Representations Reviewer shall have no responsibility to independently obtain any such documentation from any party to this Agreement or otherwise.

(x)                              Within forty-five (45) days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer shall determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer shall enforce the obligations of the related Mortgage Loan Seller with respect to such Material Defect in accordance with Section 2.03(b).

(c)               The Asset Representations Reviewer and its affiliates shall keep confidential any information appropriately labeled as “Privileged Information” received from any party to this Agreement or any Sponsor (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any Person (including Certificateholders), other than (1) to the extent expressly required by this Agreement in an Asset Review Report or otherwise, to the other parties to this Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to this Agreement that receives Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information shall not disclose such Privileged Information to any Person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception.

(d)               The Asset Representations Reviewer may delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 12.01; provided that no agent or subcontractor may (i) be affiliated with any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, the Directing Certificateholder or any of their respective Affiliates or (ii) have been paid any fees, compensation or other remuneration by an Underwriter, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, the Directing Certificateholder or any of their respective Affiliates in connection with due diligence or other services with respect to any Mortgage Loan prior to the Closing Date. Notwithstanding the foregoing sentence, the Asset Representations Reviewer shall remain obligated and primarily liable for any Asset Review required hereunder in accordance with the provisions of this Agreement without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any Person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under this Agreement. The Asset Representations Reviewer shall be entitled to enter into an agreement with any agent or subcontractor providing for indemnification of the Asset Representations Reviewer by such agent or subcontractor, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

(e)               The Asset Representations Reviewer may assign its rights and obligations under this Agreement in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under this Agreement, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under this Agreement and (C) is not a prohibited party under this Agreement; (ii) the asset representations reviewer will not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to this Agreement and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to this Agreement and then will be the successor asset representations reviewer under this Agreement.

Section 12.02    Payment of Asset Representations Reviewer Fees and Expenses; Limitation of Liability.(a) As compensation for the performance of its routine duties, the Asset Representations Reviewer shall be paid a fee (the “Asset Representations Reviewer Fee”), payable monthly from amounts received in respect of the Mortgage Loans and shall be equal to the product of a rate equal to 0.00030% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion Loan) and shall be calculated in the same manner as interest is calculated on such Mortgage Loans.

(b)               As compensation for the performance of its duties hereunder, with respect to an individual Asset Review Trigger and each Mortgage Loan that is a Delinquent Loan and is subject to an Asset Review (for purposes of this paragraph, each a “Subject Loan”), upon the completion of any Asset Review with respect to an individual Asset Review Trigger, the Asset Representations Reviewer shall be paid a fee equal to the sum of (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”). The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan (or, in the case of a Joint Mortgage Loan, the applicable Mortgage Loan Seller Percentage Interest thereof) shall be paid by the related

Mortgage Loan Seller; provided, however, that if the related Mortgage Loan Seller is insolvent or fails to pay such amount within ninety (90) days of written request by the Asset Representations Reviewer, such fee shall be paid by the Trust following delivery by the Asset Representations Reviewer of a certification to the Master Servicer that the requirements for payment set forth in this Section 12.02(b) have been met. The Asset Representations Reviewer shall not deliver any such certificate unless it has invoiced payment of such amount and otherwise met the requirements for payment set forth in this Section 12.02(b), including receipt of evidence of such insolvency or failure to pay such amount. A Mortgage Loan Seller shall be deemed to have failed to pay such amount hereunder ninety (90) days after delivery by the Asset Representations Reviewer of an itemized invoice to such Mortgage Loan Seller by registered mail or overnight courier to the address listed in this Agreement for such Mortgage Loan Seller, or to such other address as shall be provided by such Mortgage Loan Seller for delivery of notices in accordance with this Agreement, or ninety (90) days following attempted delivery of such invoice by registered mail or overnight courier and reasonable follow-up by telephone or e-mail. Notwithstanding any payment of such fee by the Trust to the Asset Representations Reviewer, such fee will remain an obligation of the related Mortgage Loan Seller and the Enforcing Servicer shall pursue remedies against such Mortgage Loan Seller to recover any such amounts to the extent paid by the Trust.

(c)               Notwithstanding the foregoing, the Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan shall be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased or substituted by the related Mortgage Loan Seller to the extent such fee was not already paid by the related Mortgage Loan Seller, and such portion of the Purchase Price received shall be used to reimburse the Asset Representations Reviewer or the Trust, as the case may be, for such fees pursuant to Section 12.02(b).

(d)               The Asset Representations Reviewer shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

Section 12.03    Resignation of the Asset Representations Reviewer. The Asset Representations Reviewer may at any time resign and be discharged from its obligations hereunder by giving written notice thereof to the other parties to this Agreement and each Rating Agency. Upon such notice of resignation, the Depositor shall promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. If no successor asset representations reviewer shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer will bear all reasonable costs and expenses of each party hereto and each Rating Agency in connection with its resignation.

Section 12.04    Restrictions of the Asset Representations Reviewer. Neither the Asset Representations Reviewer nor any of its Affiliates shall make any investment in any Class of Certificates; provided, however, that, solely if the asset representations reviewer is not acting as the operating advisor, such prohibition shall not apply to (i) riskless principal transactions effected by a broker dealer Affiliate of the Asset Representations Reviewer or (ii) investments by an Affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such

Affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under this Agreement from personnel involved in such Affiliate’s investment activities and (B) prevent such Affiliate and its personnel from gaining access to information regarding the Trust and the Asset Representations Reviewer and its personnel from gaining access to such Affiliate’s information regarding its investment activities.

Section 12.05    Termination of the Asset Representations Reviewer. An “Asset Representations Reviewer Termination Event” means any one of the following events whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                                any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under this Agreement, which failure shall continue unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the Holders of Certificates evidencing greater than 25% of the Voting Rights, provided that any such failure that is not curable within such thirty (30) day period, the Asset Representations Reviewer shall have an additional cure period of thirty (30) days to effect such cure so long as it has commenced to cure such failure within the initial thirty (30) day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)                             any failure by the Asset Representations Reviewer to perform its obligations hereunder in accordance with the Asset Review Standard in any material respect, which failure shall continue unremedied for a period of thirty (30) days after the date written notice of such failure, requiring the same to be remedied, is given to the Asset Representations Reviewer by any party to this Agreement;

(iii)                          any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure shall continue unremedied for a period of thirty (30) days after the date written notice of such failure, requiring the same to be remedied, is given to the Asset Representations Reviewer by any party to this Agreement;

(iv)                         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Asset Representations Reviewer, and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days;

(v)                            the Asset Representations Reviewer shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency,

readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or

(vi)                          the Asset Representations Reviewer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator shall promptly provide written notice to all Certificateholders (which shall be simultaneously delivered to the Asset Representations Reviewer) in accordance with the notice distribution procedures described in Section 12.01(a), unless the Certificate Administrator has received written notice that such Asset Representations Reviewer Termination Event has been remedied. If an Asset Representations Reviewer Termination Event shall occur then, and in each and every such case, so long as such Asset Representations Reviewer Termination Event shall not have been remedied, either the Trustee (i) may or (ii) upon the written direction of Holders of Certificates evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts), shall, terminate all of the rights and obligations of the Asset Representations Reviewer under this Agreement, other than rights and obligations accrued prior to such termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than indemnification rights (arising out of events occurring prior to such termination), by notice in writing to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of itself and of each other party to this Agreement in connection with its termination due to an Asset Representations Reviewer Termination Event. Notwithstanding anything herein to the contrary, the Depositor and each Mortgage Loan Seller shall have the right, but not the obligation, to notify the Certificate Administrator and the Trustee of any Asset Representations Reviewer Termination Event of which it becomes aware.

(b)               Upon (i) the written direction of Holders of Principal Balance Certificates evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer and (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator shall promptly provide written notice thereof to the Asset Representations Reviewer and to all Certificateholders by (i) posting such notice on the Certificate Administrator’s Website, and (ii) mailing such notice to all Certificateholders at their addresses appearing in the Certificate Register and to the Asset Representations Reviewer. Upon the written direction of Holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee shall terminate all of the rights and obligations of the Asset Representations Reviewer under this Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by notice in writing to the Asset Representations Reviewer and appoint the proposed successor. As between the Asset

Representations Reviewer, on the one hand, and the Holders of Principal Balance Certificates, on the other, the Holders of Principal Balance Certificates shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Asset Representations Reviewer. In the event that Holders of the Principal Balance Certificates evidencing at least 75% of the Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts) elect to remove the Asset Representations Reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

(c)               On or after the receipt by the Asset Representations Reviewer of written notice of termination, subject to this Section 12.05, all of its authority and power under this Agreement shall be terminated and, without limitation, the terminated Asset Representations Reviewer shall execute any and all documents and other instruments, and do or accomplish all other acts or things reasonably necessary or appropriate to effect the purposes of such notice of termination. As soon as practicable, but in no event later than thirty (30) days after (1) the Asset Representations Reviewer resigns pursuant to Section 12.03 of this Agreement or (2) the Trustee delivers such written notice of termination to the Asset Representations Reviewer, the Trustee shall appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The Trustee shall provide written notice of the appointment of an Asset Representations Reviewer to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Directing Certificateholder and each Certificateholder within one Business Day of such appointment.

The Asset Representations Reviewer shall at all times be an Eligible Asset Representations Reviewer and if the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer shall immediately notify the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the Directing Certificateholder of such disqualification and immediately resign under Section 12.03 of this Agreement and the Trustee shall appoint a successor asset representations reviewer subject to and in accordance with this Section 12.05. Notwithstanding the foregoing, if the Trustee is unable to find a successor asset representations reviewer within thirty (30) days of the termination of the Asset Representations Reviewer, the Depositor shall be permitted to find a replacement. The Trustee shall not be liable for any failure to identify and appoint a successor asset representations reviewer so long as the Trustee uses commercially reasonable efforts to conduct a search for a successor asset representations reviewer and such failure is not a result of the Trustee’s negligence, bad faith or willful misconduct in the performance of its obligations hereunder.

(d)               Upon any termination of the Asset Representations Reviewer and appointment of a successor to the Asset Representations Reviewer, the Trustee shall, as soon as possible, give written notice thereof to the Special Servicer, the Master Servicer, the Certificate Administrator (who shall, as soon as possible, give written notice thereof to the Certificateholders), the Operating Advisor, the Mortgage Loan Sellers, the Depositor, each Rating Agency and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder. In the event that the Asset Representations Reviewer is terminated, all of its rights and obligations under this Agreement shall terminate, other than any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than indemnification rights (arising out of events occurring prior to such termination).

[End of Article XII]

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.01    Amendment. (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)                                to correct any defect or ambiguity in this Agreement in order to address any manifest error in any provision of this Agreement;

(ii)                             to cause the provisions in this Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus or Private Placement Memorandum with respect to the Certificates, the Trust or this Agreement or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions therein or to correct any error;

(iii)                          to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the P&I Advance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)                         to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust or either Trust REMIC; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)                            to modify, eliminate or add to the provisions of Section 5.03(p) or Section 5.03(q) or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Disqualified Non-U.S. Tax Person;

(vi)                         to revise or add any other provisions with respect to matters or questions arising under this Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25);

(vii)                      to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an Opinion of Counsel;

(viii)                   to modify the provisions of Sections 3.05 and 3.17 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing and with respect to the Mortgage Loans other than any Excluded Loan, the Directing Certificateholder, determine that the CMBS industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25);

(ix)                           to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5

Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.13(c) and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website;

(x)                              to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(xi)                           to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Risk Retention Rules, as evidenced by an Opinion of Counsel, or (ii) in the event the Risk Retention Rules or any other regulations applicable to the Risk Retention Requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the Risk Retention Requirements in the event of such amendment or repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations or rights of any Mortgage Loan Seller, related Additional Repurchase Obligor or related guarantor under any Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller, related Additional Repurchase Obligor or related guarantor as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller, related Additional Repurchase Obligor or related guarantor or (B) may materially and adversely affect the holder of a Companion Loan without such Companion Holder’s consent.

(b)               This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing, in the aggregate not less than a majority of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)                                reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a Certificate of any Class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)                             reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Holders, as applicable; or

(iii)                          adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then-outstanding; or

(iv)                         change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations or rights of any Mortgage Loan Seller, related Additional Repurchase Obligor or related guarantor under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller, related Additional Repurchase Obligor or related guarantor as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller, related Additional Repurchase Obligor or related guarantor; or

(v)                            amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25) and, if required under the related Intercreditor Agreement, the consent of the Subordinate Companion Holder(s) for each Serviced AB Whole Loan.

(c)               Notwithstanding the foregoing, none of the Operating Advisor, the Asset Representations Reviewer, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer or the Special Servicer shall consent to any amendment hereto without having first received an Opinion of Counsel (at the Trust’s expense) to the effect that such amendment is permitted hereunder, that all conditions precedent have been satisfied and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or any other specified Person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or either Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code. Furthermore, no amendment to this Agreement may be made that changes any provision specifically required to be included in this Agreement by any Designated Intercreditor Agreement, without in each case the consent of the holder of the related Companion Loan(s).

(d)               No later than the effective date of any amendment to this Agreement, the Certificate Administrator shall post a copy of the same to the Certificate Administrator’s Website, deliver a copy of the same to the 17g-5 Information Provider who shall post a copy of the same on the 17g-5 Information Provider’s Website pursuant to Section 3.13(b) and Section 3.13(c), as applicable, and thereafter, the Certificate Administrator shall furnish written notification of the substance of such amendment together with a copy of such amendment in electronic format to each Certificateholder and each Serviced Companion Noteholder, the Depositor, each Other Depositor, the Master Servicer, the Special Servicer, the Underwriters and the Rating Agencies.

(e)               It shall not be necessary for the consent of Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Certificate Administrator may prescribe.

(f)                The Trustee and the Certificate Administrator shall not be obligated to enter into any amendment pursuant to this Section 13.01 that affects its rights, duties and immunities under this Agreement or otherwise.

(g)               The cost of any Opinion of Counsel to be delivered pursuant to Section 13.01(a) and the cost of any amendment entered into hereunder shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Certificate Administrator or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 13.01(a) shall be payable out of the Collection Account.

(h)               The Servicing Standard shall not be amended unless each Rating Agency provides Rating Agency Confirmation and, with respect to any class of Serviced Companion Loan Securities, the applicable rating agencies provide a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25).

(i)                 To the extent the Operating Advisor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Asset Representations Reviewer or Depositor obtains an Opinion of Counsel as provided for in Section 13.01(c) in connection with executing any amendment to this Agreement, such party shall be deemed not to have acted negligently in connection with entering into such amendment for purposes of availing itself of any indemnity provided to such party under this Agreement.

(j)                 Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 13.01, any Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

(k)               This Agreement may not be amended without the consent of any holder of a Companion Loan if such amendment would materially and adversely affect the rights of such Companion Holder hereunder.

(l)                 In addition, if one but not all of the Mortgage Notes evidencing a Joint Mortgage Loan is repurchased by the applicable Mortgage Loan Sellers, this Agreement may be amended by the parties hereto (at the expense of the party requesting such amendment (or, if the Master Servicer or Special Servicer is requesting such amendment in connection with the fulfillment of its duties under this Agreement, at the expense of the Trust)), without the consent of any Certificateholder, to add or modify provisions relating to the applicable Repurchased Note for purposes of the servicing and administration of such Repurchased Note provided that the amendment shall not adversely affect in any material respect the interests of the Certificateholders, as evidenced by a Rating Agency Confirmation from each Rating Agency (obtained at the expense of the Repurchasing Mortgage Loan Seller) with respect to such amendment (or, if no such Rating Agency Confirmation is actually received, by an Opinion of Counsel to such effect). Prior to the effectiveness of such amendment, if one but not all of the Mortgage Notes with respect to a Joint Mortgage Loan is repurchased, the terms of Section 3.34 shall govern the servicing and administration of such Joint Mortgage Loan.

Section 13.02    Recordation of Agreement; Counterparts. (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Certificate Administrator at the expense of the Depositor on direction by the Special Servicer and with the consent of the Depositor (which may not be unreasonably withheld), but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b)               For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(c)               The Trustee shall make any filings required under the laws of the state of its place of business required solely by virtue of the fact of the location of the Trustee’s place of business, the costs of which, if any, to be at the Trustee’s expense.

Section 13.03    Limitation on Rights of Certificateholders. (a)  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b)               No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c)               No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, any Intercreditor Agreement, any Mortgage Loan or with respect to the Certificates, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee and the Certificate Administrator a written notice of default, and of the continuance thereof, as herein before provided, or of the need to institute such suit, action or proceeding on behalf of the Trust and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of such indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement or the Certificates to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement or the Certificates, except in the manner herein or therein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 13.04    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE

SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.05    Notices. (a) Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to (or, in the case of facsimile or electronic notices, when received by):

In the case of the Depositor:

Barclays Commercial Mortgage Securities LLC
745 Seventh Avenue
New York, New York 10019
Email: RRcmbs@barclays.com

with a copy to:

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Legal Department
Email: SPLegalNotices@barclays.com

In the case of the Master Servicer:

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head
Email: NoticeAdmin@pnc.com

with a copy to:

Stinson LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Attention: Kenda K. Tomes
Email: kenda.tomes@stinson.com
Fax Number: (816)-412-9338

In the case of the Special Servicer:

3650 REIT Loan Servicing LLC
2977 McFarlane Road, Suite 300
Miami, Florida 33133
Attention: General Counsel
E-mail: mjefferis@3650REIT.com
With a copy to: specialservicing@3650capital.com

and with respect to any notice relating to a Major Decision or Special Servicer Decision, with a copy to:

consents@3650capital.com

In the case of the Directing Certificateholder:

3650 Real Estate Investment Trust 2 LLC
2977 McFarlane Road, Suite 300
Miami, Florida 33133
Attention: General Counsel
E-mail: compliance@3650REIT.com

In the case of the Certificate Administrator and Trustee:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services – BBCMS 2025-5C37

with a copy to:

CCTCMBSBondAdmin@computershare.com
trustadministrationgroup@computershare.com

In the case of any transfer or surrender of a Risk Retention Certificate pursuant to Article V:

Computershare Trust Company, National Association
9062 Old Annapolis Road

Columbia, Maryland 21045
Attention: Risk Retention Custody (CMBS) – BBCMS 2025-5C37

with a copy to:

CCTRiskRetentionCustody@computershare.com

In the case of the Custodian:

Computershare Trust Company, National Association
1055 10th Avenue SE
Minneapolis, Minnesota 55414
Attention: Document Custody Group – BBCMS 2025-5C37

with a copy to:

cmbscustody@computershare.com

In the case of a surrender, transfer or exchange of a Certificate other than a Risk Retention Certificate:

Computershare Trust Company, National Association
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services – BBCMS 2025-5C37

In the case of the Operating Advisor and the Asset Representations Reviewer:

Pentalpha Surveillance LLC

501 John James Audubon Parkway, Suite 401

Amherst, New York 14228

Attention: BBCMS 2025-5C37 – Transaction Manager

with a copy to:

notices@pentalphasurveillance.com

In the case of the Mortgage Loan Sellers:

1.	Barclays Capital Real Estate Inc. 745 Seventh Avenue New York, New York 10019 Email: RRcmbs@barclays.com with a copy to:

Barclays Capital Real Estate Inc.
745 Seventh Avenue

New York, New York 10019
Attention: Legal Department
Email: SPLegalNotices@barclays.com

2.	Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attention: Michael Birajiclian and David Schell
Email: Michael.Birajiclian@bmo.com and David.Schell@bmo.com

with a copy to:

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attention: Legal Department
Email: BMOCMBSNotices@bmo.com
3.	3650 Capital SCF LOE I(A), LLC 2977 McFarlane Road, Suite 300 Miami, Florida 33133 Attention: General Counsel Email: compliance@3650REIT.com and, with respect to certifications pursuant to Section 2.03 of this Agreement, with a copy to:

McCoy & Orta
100 N. Broadway, 26th Floor
Oklahoma City, Oklahoma 73102

with a copy by email to: vorta@mccoy-orta.com

and with a copy to:

Marcia Moore Allen
email: mmoore-allen@mccoy-orta.com

4.	BSPRT CMBS Finance, LLC 1345 Avenue of the Americas, Suite 32A New York, New York 10105 Attention: Micah Goodman
5.	Societe Generale Financial Corporation 245 Park Avenue, 11th Floor New York, New York 10167

Attention: Jim Barnard
E-mail: US-Glba-Abp-Cmbs-Notices@sgcib.com

with a copy to:

Societe Generale Financial Corporation
245 Park Avenue, 11th Floor
New York, New York 10167
Attention: General Counsel
E-mail: US-Glba-Abp-Cmbs-Notices@sgcib.com

6.	UBS AG 11 Madison Avenue, 8th Floor New York, New York 10010 Attention: Naja Armstrong

Email: naja.armstrong@ubs.com

with a copy to:

UBS Business Solutions LLC
11 Madison Avenue, 8th Floor
New York, New York 10010
Attention: Chad Eisenberger, Executive Director and Counsel

7.	Goldman Sachs Mortgage Company
200 West Street
New York, New York 10282
Attention: Scott Epperson
Email: scott.epperson@gs.com and gs-refgsecuritization@gs.com with copies by electronic mail to:

Structured Finance (REFG)
gs-refglegal@gs.com
8.	Citi Real Estate Funding Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Fax number: (646) 328-2943 with a copy to:

Citi Real Estate Funding Inc.
388 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco
Fax number: (347) 394-0898

with a copy to:

Citi Real Estate Funding Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
Fax number: (646) 862-8988

with copies by electronic mail to:

Richard Simpson at richard.simpson@citi.com
Ryan M. O’Connor at ryan.m.oconnor@citi.com
and, in the case of each Rule 15Ga-1 Notice, cmbs.notice@citi.com

In the case of the Underwriters or Initial Purchasers:

1.	Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019 Email: RRcmbs@barclays.com with a copy to:

Barclays Capital Inc.
745 Seventh Avenue
New York, New York, 10019
Attention: Legal Department
Email: SPLegalNotices@barclays.com

2.	BMO Capital Markets Corp. 151 West 42nd Street New York, New York 10036 Attention: Michael Birajiclian and David Schell Email: Michael.Birajiclian@bmo.com and David.Schell@bmo.com

with a copy to:

BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036

Attention: Legal Department
Email: BMOCMBSNotices@bmo.com

3.	SG Americas Securities, LLC 245 Park Avenue New York, New York 10167 Attention: Jim Barnard Email to Jim.Barnard@sgcib.com with a copy to:

SG Americas Securities, LLC
245 Park Avenue, 11th Floor
New York, New York 10167
Attention: General Counsel
Email to US-Glba-Abp-Cmbs-Notices@sgcib.com

4.	UBS Securities LLC 11 Madison Avenue, 8th Floor New York, New York 10010 Attention: Naja Armstrong Email: naja.armstrong@ubs.com

UBS Business Solutions LLC
11 Madison Avenue, 8th Floor
New York, New York 10010
Attention: Chad Eisenberger, Executive Director & Counsel

5.	Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Scott Epperson

Email: Scott.epperson@gs.com and gs-refgsecuritization@gs.com with a copy to:

Structured Finance Legal (REFG)

gs-refglegal@gs.com

6.	Citigroup Global Markets Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Fax number: (646) 328-2943 with a copy to:

Citigroup Global Markets Inc.
388 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco
Fax number: (347) 394-0898

with a copy to:

Citigroup Global Markets Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
Fax number: (646) 862-8988

with copies by electronic mail to:

Richard Simpson at richard.simpson@citi.com
Ryan M. O’Connor at ryan.m.oconnor@citi.com

7.	Drexel Hamilton, LLC 110 East 42nd Street New York, New York 10017 Attention: John D. Kerin Email: spg@drexelhamilton.com
8.	Bancroft Capital, LLC 501 Office Center Drive, Suite 130 Fort Washington, Pennsylvania 19034 Attention: Steve Ivcic Fax number: (484) 373-4748

In the case of the Retaining Sponsor:

3650 Capital SCF LOE I(A), LLC
2977 McFarlane Road, Suite 300
Miami, Florida 33133
Attention: General Counsel
Email: compliance@3650REIT.com

In the case of the Retaining Party:

3650 Real Estate Investment Trust 2 LLC
2977 McFarlane Road, Suite 300
Miami, Florida 33133
Attention: General Counsel
E-mail: compliance@3650REIT.com

In the case of BCHI:

Barclays Capital Holdings Inc.
745 Seventh Avenue
New York, New York 10019
Email: RRcmbs@barclays.com

with a copy to:

Barclays Capital Holdings Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Legal Department
Email: SPLegalNotices@barclays.com

In the case of FBRT:

Franklin BSP Realty Trust, Inc.
1345 Avenue of the Americas, Suite 32A
New York, New York 10105
Attention: Micah Goodman and Tiffany Putman

with a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Jeffrey Rotblat

In the case of any mezzanine lender:

The address set forth in the related Intercreditor Agreement.

In the case of any Companion Loan Holder:

The address set forth in the related Intercreditor Agreement.

To each such Person, such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

(b)               Any party required to deliver any notice or information pursuant to the terms of this Agreement to the Rating Agencies shall deliver such written notice of the events or information specified in Section 3.13(c) to the Rating Agencies at the address listed below, promptly following the occurrence thereof. The Master Servicer or the Special Servicer, as the case may be, the Certificate Administrator, and Trustee also shall furnish such other information regarding the Trust as may be reasonably requested by the Rating Agencies to the extent such party has or can obtain such information without unreasonable effort or expense; provided, however, that such other information is first provided to the 17g-5 Information Provider in accordance with the procedures set forth in Section 3.13(c); provided, further, that the 17g-5 Information Provider shall not disclose which Rating Agency has requested such information. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute a Servicer Termination Event, as the case may be, under this Agreement. Any confirmation of the rating by the Rating Agencies required hereunder shall be in writing.

Any notices to the Rating Agencies shall be sent to the following addresses:

Fitch Ratings, Inc.
300 West 57th Street
New York, New York 10019
Attention: Commercial Mortgage Surveillance Group
Facsimile No.: (212) 635-0295
E-mail: info.cmbs@fitchratings.com

Kroll Bond Rating Agency, LLC
805 Third Avenue, 29th Floor
New York, New York 10022
Attention: CMBS Surveillance
Email: cmbs.surveillance@kbra.com

Moody’s Investors Service, Inc.
7 World Trade Center
New York, New York 10007
Attention: Commercial Mortgage Surveillance Group

Section 13.06    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 13.07    Grant of a Security Interest. The Depositor intends that the conveyance of the Conveyed Property shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor’s entire right, title and interest in, to and under, whether now owned or existing or hereafter acquired or arising, the Conveyed Property and all proceeds thereof and (ii) this Agreement shall constitute a Security Agreement under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a UCC Financing Statement in all appropriate locations in the State of Delaware promptly following the initial issuance of the Certificates, and the Certificate Administrator shall, at the expense of the Depositor (to the extent reasonable), prepare and file continuation statements with respect thereto, in each case in the six-month period prior to every fifth anniversary of the date of the initial UCC Financing Statement. The Depositor shall cooperate in a reasonable manner with the Certificate Administrator in the preparation and filing of such continuation statements. This Section 13.07 shall constitute notice to the Certificate Administrator and the Trustee pursuant to any of the requirements of the applicable UCC.

Section 13.08    Successors and Assigns; Third Party Beneficiaries. (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each Mortgage Loan Seller (and its respective agents), each Additional Repurchase Obligor under a Mortgage Loan Purchase Agreement, each guarantor of a Mortgage Loan Seller’s obligations under the applicable Mortgage Loan Purchase Agreement, each Companion Holder (and its respective agents), each Underwriter, each depositor of a Regulation AB Companion Loan Securitization, each Other Exchange Act Reporting Party (with respect to its rights under Article XI of this Agreement) and each Initial Purchaser is an intended third-party beneficiary to this Agreement in respect of the respective rights afforded it hereunder. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement. If one, but not all, of the Mortgage Notes evidencing any Joint Mortgage Loan is repurchased, the applicable Repurchasing Mortgage Loan Seller shall be a third-party beneficiary of this Agreement to the same extent as if it were a holder of a Serviced Pari Passu Companion Loan, as contemplated by Section 3.34 hereof.

(b)               Each Serviced Companion Noteholder shall be a third-party beneficiary to this Agreement in respect to the rights afforded it hereunder. Each of the Other Servicers and the Other Trustees shall be a third-party beneficiary to this Agreement in respect to all provisions herein expressly relating to compensation, reimbursement or indemnification of such Other Servicer and Other Trustee, and any provisions regarding reimbursement or advances or interest thereon to such Other Servicer or Other Trustee.

(c)               Each of the applicable Non-Serviced Trustee, Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Depositor, Non-Serviced Paying Agent and any Non-Serviced Trust holding a related Non-Serviced Companion Loan, shall be a third-party beneficiary to this Agreement in respect to its rights as specifically provided for herein and under the applicable Non-Serviced Intercreditor Agreement.

(d)               Subject to Section 2.03(k), Section 2.03(l)(iv) and Section 2.03(l)(v), any Requesting Certificateholder shall be an express third-party beneficiary to this Agreement for purposes of exercising rights under Section 2.03(k) through Section 2.03(o).

Section 13.09    Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 13.10    Notices to the Rating Agencies. (a)  The Certificate Administrator shall use reasonable efforts promptly to provide notice to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website pursuant to Section 3.13(c), (and the related 17g-5 information provider for any class of Serviced Companion Loan Securities to the extent applicable to any Serviced Whole Loan) with respect to each of the following of which it has actual knowledge:

(i)                                any material change or amendment to this Agreement;

(ii)                             the occurrence of a Servicer Termination Event that has not been cured;

(iii)                          the resignation or termination of the Certificate Administrator, the Master Servicer, the Asset Representations Reviewer or the Special Servicer; and

(iv)                         the repurchase or substitution of Mortgage Loans by the related Mortgage Loan Seller or Additional Repurchase Obligor pursuant to Section 5 or Section 19, as applicable, of the related Mortgage Loan Purchase Agreement.

(b)               The Master Servicer shall use reasonable efforts to promptly provide notice to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website pursuant to Section 3.13(c), with respect to each of the following of which it has actual knowledge:

(i)                                the resignation or removal of the Trustee or the Certificate Administrator;

(ii)                             any change in the location of the Collection Account;

(iii)                          any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee;

(iv)                         any change in the lien priority of any Mortgage Loan with respect to an assumption of the Mortgage Loan or additional encumbrance described in Section 3.08;

(v)                            any additional lease to an anchor tenant or termination of any existing lease to an anchor tenant at retail properties for any Mortgage Loan with a Stated Principal Balance that is equal to or greater than the lesser of (1) an amount greater than 5% of the then-aggregate outstanding principal balances of the Mortgage Loans and (2) $35,000,000;

(vi)                         any material damage to any Mortgaged Property;

(vii)                      any assumption with respect to a Mortgage Loan; and

(viii)                   any release or substitution of any Mortgaged Property.

(c)               The Certificate Administrator shall promptly furnish notice to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website pursuant to Section 3.13(c), and thereafter to the Rating Agencies of (i) any change in the location of the Distribution Accounts and (ii) the final payment to any Class of Certificateholders.

(d)               The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, as applicable, shall furnish to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website pursuant to Section 3.13(c), and thereafter to each Rating Agency (and any rating agency for any class of Serviced Companion Loan Securities to the extent applicable to any Serviced Whole Loan) with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) such information as any Rating Agency shall reasonably request and which the Trustee, the Certificate Administrator, the Master Servicer or Special Servicer, can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information or violating the terms of this Agreement or any Mortgage Loan documents. The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, as applicable, may include any reasonable disclaimer it deems appropriate with respect to such information. Notwithstanding anything to the contrary herein, nothing in this Section 13.10 shall require a party to provide duplicative notices or copies to the Rating Agencies with respect to any of the above listed items. In connection with the delivery by the Master Servicer or the Special Servicer to the 17g-5 Information Provider of any information, report, notice or document for posting to the 17g-5 Information Provider’s Website, the 17g-5 Information Provider shall notify the Master Servicer or the Special Servicer when such information, report, notice or document has been posted. The Master Servicer or the Special Servicer, as the case may be, may, but shall not be obligated to send such information, report, notice or document to the applicable Rating Agency so long as such information, report, notice or document (i) was previously provided to the 17g-5 Information Provider or (ii) is simultaneously provided, by 2:00 p.m. (New York City time) on any Business Day, to the 17g-5 Information Provider.

Section 13.11    Recognition of U.S. Special Resolution Regimes.

(i)                                 In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a State of the United States.

(ii)                             In the event that a Covered Party or any BHC Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a State of the United States.

(iii)                           For the purposes of this Section 13.11 and Section 13.12, the following definitions apply:

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 13.12    Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.(i) Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 13.12, no party to this Agreement shall be permitted to exercise any Default Right against a Covered Party with respect to this Agreement that is related, directly or indirectly, to a BHC Affiliate of such party becoming subject to a receivership, insolvency, liquidation, resolution, or similar proceeding (each an “Insolvency Proceeding”), except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(ii)                              After a BHC Affiliate of a Covered Party has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Party with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

Section 13.13    Cooperation with the Mortgage Loan Sellers with Respect to Rights Under the Loan Agreements. It is expressly agreed and understood that, notwithstanding the assignment of the Mortgage Loan documents, it is expressly intended that each Mortgage Loan Seller get the benefit of any securitization indemnification provisions in the Mortgage Loan documents. Therefore, the Depositor, the Master Servicer, the Special Servicer and the Trustee hereby agree to reasonably cooperate with each Mortgage Loan Seller at the sole reasonable expense of such Mortgage Loan Seller with respect to the benefits of the provisions of any section of a loan agreement or securitization cooperation agreement related to indemnification of the lender and/or its Affiliates with respect to any securitization of the related Mortgage Loan, including, without limitation, reassignment to the related Mortgage Loan Seller of such sections, but no other portion of the Mortgage Loan documents, to permit the related Mortgage Loan Seller and its respective Affiliates to enforce such provisions for their respective benefits; provided that none of the Depositor, the Master Servicer, the Special Servicer or the Trustee shall be required to take any action that is inconsistent with the Servicing Standard, would violate applicable law, the terms and provisions of this Agreement or the Mortgage Loan documents, would adversely affect any Certificateholder, would cause either Trust REMIC to fail to qualify as a REMIC, or would result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the

REMIC Provisions. To the extent that the Trustee is required to execute any document facilitating an assignment under this Section 13.13, such document shall be in form and substance reasonably acceptable to the Trustee.

Section 13.14    PNC Bank, National Association.

PNC Bank, National Association, by execution hereof by its division, Midland Loan Services, a Division of PNC Bank, National Association, acknowledges and agrees that this Agreement is binding upon and enforceable against PNC Bank, National Association to the full extent of the obligations set forth herein with respect to Midland Loan Services, a Division of PNC Bank, National Association.

[End of Article XIII]

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

BARCLAYS COMMERCIAL MORTGAGE
SECURITIES LLC, Depositor

By:	/s/ Daniel Schmidt
Name: Daniel Schmidt
Title: CEO

BBCMS 2025-5C37 – Pooling and Servicing Agreement

MIDLAND LOAN SERVICES, A DIVISION
OF PNC BANK, NATIONAL ASSOCIATION,
Master Servicer

By:	/s/ David A. Eckels
Name: David A. Eckels
Title: Senior Vice President

BBCMS 2025-5C37 – Pooling and Servicing Agreement

3650 REIT LOAN SERVICING LLC,
Special Servicer

By:	/s/ Tobin Cobb
Name: Tobin Cobb
Title: Authorized Signatory

BBCMS 2025-5C37 – Pooling and Servicing Agreement

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION,
not in its individual capacity, but solely as
Certificate Administrator and Trustee

By:	/s/ Anna M. Lopez
Name: Anna M. Lopez
Title: Vice President
BBCMS 2025-5C37 – Pooling and Servicing Agreement

PENTALPHA SURVEILLANCE LLC,
Operating Advisor

By:	/s/ Rhonda Weston
Name: Rhonda Weston
Title: Vice President

BBCMS 2025-5C37 – Pooling and Servicing Agreement

PENTALPHA SURVEILLANCE LLC,
Asset Representations Reviewer

By:	/s/ Rhonda Weston
Name: Rhonda Weston
Title: Vice President

BBCMS 2025-5C37 – Pooling and Servicing Agreement

CWT DRAFT 9/5/2025

EXHIBIT A-1

FORM OF CERTIFICATE (OTHER THAN CLASS R CERTIFICATES)

CLASS [__]

BBCMS MORTGAGE TRUST 2025-5C37

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2025-5C37, CLASS [__]

[FOR CLASS [E-RR, CLASS F-RR, CLASS G-RR AND CLASS J-RR]] CERTIFICATES: THIS CERTIFICATE IS INTENDED TO CONSTITUTE PART OF AN “ELIGIBLE HORIZONTAL RESIDUAL INTEREST” (AS DEFINED IN REGULATION RR PROMULGATED UNDER SECTION 15G OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), AND AS SUCH IS SUBJECT TO VARIOUS PROHIBITIONS ON HEDGING, TRANSFER AND FINANCING SET FORTH IN REGULATION RR PROMULGATED UNDER SECTION 15G OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE INITIAL PURCHASER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.]

[FOR PRIVATELY OFFERED CERTIFICATES (CERTIFICATES OTHER THAN CLASSES [A-1, A-2, A-3, X-A, X-B, A-S, B AND C]): THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S (“REGULATION S”) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[FOR BOOK-ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.

[1]	Temporary Regulation S Book-Entry Certificate legend.
A-1-1

OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MORTGAGORS, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE UNDERWRITERS, THE INITIAL PURCHASERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

[FOR PRINCIPAL BALANCE CERTIFICATES: PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.]

[FOR PRIVATELY OFFERED CERTIFICATES (CERTIFICATES OTHER THAN CLASSES [A-1, A-2, A-3, X-A, X-B, A-S, B AND C]): THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”, WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE

[2]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
[3]	Book-Entry Certificate legend.
A-1-2

REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”, AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (“REGULATION D”) OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D (COLLECTIVELY, “INSTITUTIONAL ACCREDITED INVESTORS”), AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.]

[FOR CLASS [F-RR, CLASS G-RR AND CLASS J-RR] CERTIFICATES: THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION § 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA) OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.]

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

[FOR PRINCIPAL BALANCE CERTIFICATES: THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL

A-1-3

DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF REALIZED LOSSES ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR.]

[FOR CLASS X CERTIFICATES: THIS CLASS [[X-A][X-B][X-D]] CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.]

[FOR CLASS X-A CERTIFICATES: THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-1, CLASS A-2 AND CLASS A-3 CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.]

[FOR CLASS X-B CERTIFICATES: THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-S, CLASS B AND CLASS C CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.]

[FOR CLASS X-D CERTIFICATES: THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.]

[FOR CLASS X CERTIFICATES: THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS [[X-A][X-B][X-D]] CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.]

[FOR SUBORDINATE CERTIFICATES ([CLASS A-S, CLASS B, CLASS C, CLASS D, CLASS E-RR, CLASS F-RR, CLASS G-RR AND CLASS J-RR]): THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

A-1-4

PASS-THROUGH RATE: [FOR FIXED
CLASSES: [____]% per annum] [FOR WAC,
WAC CAP AND CLASS X
CERTIFICATES: VARIABLE IN
ACCORDANCE WITH THE POOLING
AND SERVICING AGREEMENT]

INITIAL [CERTIFICATE
BALANCE][NOTIONAL AMOUNT] OF
THIS CERTIFICATE AS OF THE
CLOSING DATE: $[           ]

DATE OF POOLING AND SERVICING
AGREEMENT: AS OF SEPTEMBER 1,
2025

CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING
AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: SEPTEMBER 25, 2025

FIRST DISTRIBUTION DATE:
OCTOBER 20, 2025

APPROXIMATE AGGREGATE
[CERTIFICATE BALANCE][NOTIONAL
AMOUNT] OF THE CLASS [__]
CERTIFICATES
AS OF THE CLOSING DATE:
$[_________]

MASTER SERVICER: MIDLAND LOAN
SERVICES, A DIVISION OF PNC BANK,
NATIONAL ASSOCIATION

SPECIAL SERVICER: 3650 REIT LOAN
SERVICING LLC

TRUSTEE: COMPUTERSHARE TRUST
COMPANY, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR:
COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION

OPERATING ADVISOR: PENTALPHA
SURVEILLANCE LLC

ASSET REPRESENTATIONS REVIEWER:
PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [             ]

ISIN NO.: [             ]

CERTIFICATE NO.: [_] - ______

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CLASS [__] CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans”), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

BARCLAYS COMMERCIAL MORTGAGE SECURITIES LLC

THIS CERTIFIES THAT [FOR BOOK-ENTRY CERTIFICATES: CEDE & CO.] [FOR DEFINITIVE CERTIFICATES: [______]] is the registered owner of the interest evidenced by this Certificate in the Class [__] Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Asset Representations Reviewer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial [Certificate Balance][Notional Amount] of the Class [__] Certificates. The Certificates are designated as the BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended (the “Code”). Each Holder of this Certificate, by acceptance

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hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of [FOR PRINCIPAL BALANCE CERTIFICATES (CLASS [A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR, G-RR AND J-RR]): principal and] interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. [FOR CLASS [A-1, A-2, A-3, X-A, X-B, X-D, A-S, B, C, D, E-RR, F-RR, G-RR AND J-RR]] CERTIFICATES: Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.] All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class [__] Pass-Through Rate specified above on the [Certificate Balance][Notional Amount] of this Certificate immediately prior to each Distribution Date. [FOR CLASS X CERTIFICATES: Interest][FOR PRINCIPAL BALANCE CERTIFICATES (CLASS A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR, G-RR AND J-RR]): Principal and interest] allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Funds to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Realized Losses and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held on behalf of the Trustee for the benefit of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Collection Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments in accordance with Section 3.06 of the Pooling and Servicing Agreement. Interest or other investment income earned on funds in the Collection Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to

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Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions at least five (5) Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Realized Losses previously allocated to this Certificate) shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, subject to applicable law with respect to escheatment of funds. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of Transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class [__] Certificates will be issued in minimum denominations of $[FOR CLASS [A-1, A-2, A-3, A-S, B AND C]: 10,000 initial Certificate Balance][FOR CLASS [D, E-RR, F-RR, G-RR AND J-RR]

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CERTIFICATES: 100,000 initial Certificate Balance] [FOR CLASS [X-A, X-B AND X-D] CERTIFICATES: 1,000,000 initial Notional Amount], and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial [Certificate Balance][Notional Amount] of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of any Certificate (other than Definitive Certificates) referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar, and any agent of any of them, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Certificate Registrar, or any agent of any of them, shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)                        to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)                     to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus (or in an offering document for any related non-offered certificates) with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions therein or to correct any error;

(iii)                  to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the P&I Advance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)                 to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to maintain the qualification of either Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any

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Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust or either Trust REMIC; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)                    to modify, eliminate or add to the provisions of Section 5.03(p) or Section 5.03(q) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust, either Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Disqualified Non-U.S. Tax Person;

(vi)                 to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25 of the Pooling and Servicing Agreement);

(vii)              to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an Opinion of Counsel;

(viii)           to modify the provisions of Sections 3.05 and 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not

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continuing and with respect to the Mortgage Loans other than any Excluded Loan, the Directing Certificateholder, determine that the CMBS industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of either Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25 of the Pooling and Servicing Agreement);

(ix)                   to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.13(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website;

(x)                      to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(xi)                   to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Risk Retention Rules, as evidenced by an Opinion of Counsel, or (ii) in the event the Risk Retention Rules or any other regulations applicable to the Risk Retention Requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the Risk Retention Requirements in the event of such amendment or repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations or rights of any Mortgage Loan Seller, related Additional Repurchase Obligor or related guarantor under any Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller, related Additional Repurchase Obligor or related guarantor as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller, related Additional Repurchase Obligor or related guarantor or (B) may materially and adversely affect the holder of a Companion Loan without such Companion Holder’s consent.

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The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than a majority of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)                       reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a Certificate of any Class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)                    reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Holders, as applicable; or

(iii)                 adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)                 change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations or rights of any Mortgage Loan Seller, related Additional Repurchase Obligor or related guarantor under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller, related Additional Repurchase Obligor or related guarantor as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller, related Additional Repurchase Obligor or related guarantor; or

(v)                    amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the Subordinate Companion Holder(s) for each Serviced AB Whole Loan.

Notwithstanding the foregoing, none of the Operating Advisor, the Asset Representations Reviewer, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer or the Special Servicer shall consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement, that all conditions precedent have been satisfied and that such amendment or the exercise of any power

A-1-12

granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or any other specified Person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or either Trust REMIC, or cause either Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes any provision specifically required to be included in the Pooling and Servicing Agreement by any Designated Intercreditor Agreement, without in each case the consent of the holder of the related Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates, in that order of priority, may, at their option, elect to purchase all of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust’s portion of each REO Property remaining in the Trust Fund as contemplated by clause (ii) of the first paragraph of Section 9.01 in the Pooling and Servicing Agreement by giving written notice to the Trustee, the Certificate Administrator and the other parties to the Pooling and Servicing Agreement no later than sixty (60) days prior to the anticipated date of purchase; provided, however, that the Holders of the Controlling Class, the Special Servicer, the Master Servicer, or the Holders of the Class R Certificates (in that order) may so elect to purchase all of the Mortgage Loans and the Trust’s portion of each REO Property remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the portion of any REO Loans held by the Trust is less than 1.0% of the aggregate Cut-off Date Balances of the Mortgage Loans subject to the terms of the Pooling and Servicing Agreement.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR Certificates are no longer outstanding (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class R Certificates)), the Sole Certificateholder shall have the right, with the consent of the Master Servicer, to exchange all of the outstanding Certificates (other than the Class R Certificates together with the payment or deemed payment of the Termination Purchase Amount) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust as Certificate Registrar under the Pooling and

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Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, not in its
individual capacity but solely as Certificate
Registrar under the Pooling and Servicing
Agreement

By:
AUTHORIZED SIGNATORY

Dated: September 25, 2025

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS [__] CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY
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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT
TEN ENT	-	as tenants by the entireties		Custodian
JT TEN	-	as joint tenants with rights of		(Cust)
		survivorship and not as	Under Uniform Gifts to Minors
tenants in common
Act
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________ for the account of __________________________________ account number ___________________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-2

FORM OF CLASS R CERTIFICATE

CLASS R

BBCMS MORTGAGE TRUST 2025-5C37

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2025-5C37, CLASS R

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MORTGAGORS, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE UNDERWRITERS, THE INITIAL PURCHASERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN

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EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION § 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA) OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

THIS CERTIFICATE REPRESENTS THE “RESIDUAL INTERESTS” IN TWO “REAL ESTATE MORTGAGE INVESTMENT CONDUITS” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE CODE. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, DISQUALIFIED NON-U.S. TAX PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION 5.03 OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR, THE CERTIFICATE ADMINISTRATOR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN SECTION 860E(e)(5) OF THE CODE, OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. TAX PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS ONE OR MORE “NON-ECONOMIC RESIDUAL INTERESTS”, AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER

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WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

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PERCENTAGE INTEREST EVIDENCED
BY THIS CERTIFICATE: [100%]

DATE OF POOLING AND SERVICING
AGREEMENT: AS OF SEPTEMBER 1,
2025

CUT-OFF DATE: AS SET FORTH IN THE
POOLING AND SERVICING
AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: SEPTEMBER 25, 2025

FIRST DISTRIBUTION DATE:
OCTOBER 20, 2025

CLASS R PERCENTAGE INTEREST:
[100%]

MASTER SERVICER: MIDLAND LOAN
SERVICES, A DIVISION OF PNC BANK,
NATIONAL ASSOCIATION

SPECIAL SERVICER: 3650 REIT LOAN
SERVICING LLC

TRUSTEE: COMPUTERSHARE TRUST
COMPANY, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR:
COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION

OPERATING ADVISOR: PENTALPHA
SURVEILLANCE LLC

ASSET REPRESENTATIONS REVIEWER:
PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [             ]

ISIN NO.: [             ]

CERTIFICATE NO.: R-____

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CLASS R CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans”), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Collection Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

BARCLAYS COMMERCIAL MORTGAGE SECURITIES LLC

THIS CERTIFIES THAT [____________________] is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Asset Representations Reviewer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the percentage interest specified on the face hereof. The Certificates are designated as the BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Class R Certificate represents the “residual interests” in two “real estate mortgage investment conduits”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended (the “Code”). Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

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The Certificate Administrator is hereby designated as the “partnership representative” (within the meaning of Section 6223 of the Code) of each Trust REMIC. Each holder of this Certificate, by acceptance hereof, consents to the Certificate Administrator making any elections allowed under the Code (a) to avoid the application of Section 6221 of the Code (or successor provision) to the Trust REMICs and (b) to avoid payment by the Trust REMICs under Section 6225 of the Code of any tax, penalty, interest or other amount imposed under the Code that would otherwise be imposed on a Holder of this Certificate. Each Holder of this Certificate, by acceptance hereof, agrees to any such elections and to reasonably cooperate with the Certificate Administrator in connection with any such elections the Certificate Administrator determines in its discretion are necessary or advisable.

Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Certificate Administrator in an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) thereof and to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Accounts will be held on behalf of the Trustee for the benefit of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Collection Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments in accordance with Section 3.06 of the Pooling and Servicing Agreement. Interest or other investment income earned on funds in the Collection Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions at least five (5) Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Realized Losses previously allocated to this Certificate) shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

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Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, subject to applicable law with respect to escheatment of funds. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of Transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions: (A) no Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an “Agent”), a Plan or a Person acting on behalf of or using the assets of a Plan (such Plan or Person, an “ERISA Prohibited Holder”) or a Disqualified Non-U.S. Tax Person and each Person acquiring any Ownership Interest in a Class R Certificate shall promptly notify the Certificate Registrar of any change or impending change to such status; (B) in connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until the Certificate Registrar receives, (I) an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a “Transferee Affidavit”) from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof or a Disqualified Non-U.S. Tax Person, and that it has reviewed the provisions of Section 5.03(p) of the Pooling and Servicing Agreement and agrees to be bound by them and (II) a representation letter,

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substantially in the form attached to the Pooling and Servicing Agreement as Exhibit F-2 from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not an ERISA Prohibited Holder; (C) notwithstanding the delivery of a Transferee Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Disqualified Non-U.S. Tax Person, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected; and (D) each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transferee Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 certifying that, among other things, it has no actual knowledge or reason to know that the proposed Transferee’s statements in such Transferee Affidavit are false.

The Class R Certificates will be issued in fully registered, certificated form, in minimum percentage interests of 10% and integral multiples of 1% in excess thereof.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of any Certificate (other than Definitive Certificates) referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar, and any agent of any of them, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Certificate Registrar, or any agent of any of them, shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)                        to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)                     to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus (or in an offering document for any related non-offered certificates) with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its

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provisions which may be defective or inconsistent with any other provisions therein or to correct any error;

(iii)                  to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the P&I Advance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)                 to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to maintain the qualification of either Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust or either Trust REMIC; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)                    to modify, eliminate or add to the provisions of Section 5.03(p) or Section 5.03(q) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust, either Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Disqualified Non-U.S. Tax Person;

(vi)                 to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25 of the Pooling and Servicing Agreement);

(vii)              to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency

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Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an Opinion of Counsel;

(viii)           to modify the provisions of Sections 3.05 and 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing and with respect to the Mortgage Loans other than any Excluded Loan, the Directing Certificateholder, determine that the CMBS industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of either Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25 of the Pooling and Servicing Agreement);

(ix)                   to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.13(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website;

(x)                      to modify, eliminate or add to any provisions of the Pooling and Servicing Agreement to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(xi)                   to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Risk Retention Rules, as evidenced by an Opinion of Counsel, or (ii) in the event the Risk Retention Rules or any other regulations applicable to the Risk Retention Requirements for this securitization

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transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the Risk Retention Requirements in the event of such amendment or repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations or rights of any Mortgage Loan Seller, related Additional Repurchase Obligor or related guarantor under any Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller, related Additional Repurchase Obligor or related guarantor as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller, related Additional Repurchase Obligor or related guarantor or (B) may materially and adversely affect the holder of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than a majority of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)                      reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a Certificate of any Class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)                   reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Holders, as applicable; or

(iii)                adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)                 change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations or rights of any Mortgage Loan Seller, related Additional Repurchase Obligor or related guarantor under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller, related Additional Repurchase Obligor or related guarantor as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller, related Additional Repurchase Obligor or related guarantor; or

(v)                    amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and

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confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the Subordinate Companion Holder(s) for each Serviced AB Whole Loan.

Notwithstanding the foregoing, none of the Operating Advisor, the Asset Representations Reviewer, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer or the Special Servicer shall consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement, that all conditions precedent have been satisfied and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or any other specified Person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or either Trust REMIC, or cause either Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes any provision specifically required to be included in the Pooling and Servicing Agreement by any Designated Intercreditor Agreement, without in each case the consent of the holder of the related Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates, in that order of priority, may, at their option, elect to purchase all of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust’s portion of each REO Property remaining in the Trust Fund as contemplated by clause (ii) of the first paragraph of Section 9.01 in the Pooling and Servicing Agreement by giving written notice to the Trustee, the Certificate Administrator and the other parties to the Pooling and Servicing Agreement no later than sixty (60) days prior to the anticipated date of purchase; provided, however, that the Holders of the Controlling Class, the Special Servicer, the Master Servicer, or the Holders of the Class R Certificates (in that order) may so elect to purchase all of the Mortgage Loans and the Trust’s portion of each REO Property remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the portion of any REO Loans held by the Trust is less than 1.0% of the aggregate Cut-off Date Balances of the Mortgage Loans subject to the terms of the Pooling and Servicing Agreement.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR Certificates are no longer outstanding (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class R Certificates)), the Sole Certificateholder shall have the right, with the consent of the Master Servicer, to exchange all of the outstanding Certificates (other than the Class R Certificates together with the payment or deemed payment of the Termination Purchase Amount) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

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The obligations created by the Pooling and Servicing Agreement and the Trust created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, not in its
individual
capacity but solely as Certificate Registrar
under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated: September 25, 2025

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY
A-2-14

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT
TEN ENT	-	as tenants by the entireties		Custodian
JT TEN	-	as joint tenants with rights of		(Cust)
		survivorship and not as	Under Uniform Gifts to Minors
tenants in common
Act
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

A-2-15

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution: Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number ____________________________ or, if mailed by check, to _____________________________________________. Statements should be mailed to _______________________________________________________________. This information is provided by assignee named above, or ______________________________, as its agent.

A-2-16

CWT DRAFT 9/5/2025

EXHIBIT B

MORTGAGE LOAN SCHEDULE

Exhibit B-1

BBCMS Mortgage Trust 2025-5C37

MORTGAGE LOAN SCHEDULE

Sequence #	Seller	Property Name	Property Address	City	State	Zip Code	County	Property Type
1	SGFC, 3650 Capital	Dunbar Apartments	2802 Frederick Douglas Boulevard	New York	NY	10039	New York	Multifamily
2	GSMC, BMO	Vertex HQ	11 Fan Pier Boulevard and 50 Northern Avenue	Boston	MA	02210	Suffolk	Mixed Use
3	CREFI	Mendlowits NYC Collection	Various	New York	NY	Various	New York	Multifamily
3.01		676, 790, 796, 798 9th Avenue	676, 790, 796, 798 9th Avenue	New York	NY	10036	New York	Multifamily
3.02		593-597 10th Avenue	593-597 10th Avenue	New York	NY	10036	New York	Multifamily
3.03		2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard	2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard	New York	NY	10039	New York	Multifamily
3.04		706-708 Amsterdam Avenue	706-708 Amsterdam Avenue	New York	NY	10025	New York	Multifamily
3.05		1697-1705, 1707-1717 Amsterdam Avenue	1697-1705, 1707-1717 Amsterdam Avenue	New York	NY	10031	New York	Multifamily
4	CREFI	The Daxton Hotel	298 South Old Woodward Avenue	Birmingham	MI	48009	Oakland	Hospitality
5	GSMC, Barclays	Springfield Town Center	6500 Springfield Mall	Springfield	VA	22150	Fairfax	Retail
6	Barclays	Shaner Philadelphia Airport Portfolio	Various	Various	PA	Various	Various	Hospitality
6.01		Residence Inn Philadelphia Airport	3701 Island Avenue	Philadelphia	PA	19153	Philadelphia	Hospitality
6.02		SpringHill Suites Philadelphia Airport	201 Industrial Highway	Ridley Park	PA	19078	Delaware	Hospitality
7	Barclays	Hunter Michigan & Indiana Portfolio	Various	Various	Various	Various	Various	Multifamily
7.01		Regency Court	1616 South Henderson Street	Bloomington	IN	47401	Monroe	Multifamily
7.02		River Walk	1714 North 9th Street	Lafayette	IN	47904	Tippecanoe	Multifamily
7.03		College Towne	4915 Belle Chase Boulevard	Lansing	MI	48910	Ingham	Multifamily
8	Barclays	Home Depot Jamaica	92-30 168th Street	Jamaica	NY	11433	Queens	Retail
9	GSMC	Poinciana Lakes Plaza	4690 Marigold Avenue	Poinciana	FL	34758	Osceola	Retail
10	3650 Capital	Shaw Park Plaza	1 North Brentwood Boulevard	Clayton	MO	63105	St. Louis	Office
11	3650 Capital	16542 & 16550 Ventura Blvd	16542-16550 Ventura Boulevard	Encino	CA	91436	Los Angeles	Office
12	BSPRT	Residence Inn Chesapeake & Springhill Suites Norfolk	Various	Various	VA	Various	Various	Hospitality
12.01		Residence Inn Chesapeake	1500 Crossways Boulevard	Chesapeake	VA	23320	Chesapeake City	Hospitality
12.02		Springhill Suites Norfolk	6350 Newtown Road	Norfolk	VA	23502	Norfolk	Hospitality
13	Barclays	The Roosevelt New Orleans	130 Roosevelt Way	New Orleans	LA	70112	Orleans	Hospitality
14	Barclays	Blue Sky Portfolio - Pool B	Various	Various	Various	Various	Various	Self Storage
14.01		Conway	2505 Salem Road	Conway	AR	72032	Faulkner	Self Storage
14.02		Billings	4740 Underpass Avenue	Billings	MT	59101	Yellowstone	Self Storage
14.03		Laramie	1161 Evans Street	Laramie	WY	82070	Albany	Self Storage
14.04		Bennett	915 Sharis Court	Bennett	CO	80102	Adams	Self Storage
15	SGFC	Park at Sugar Creek	14019-14033 Southwest Freeway	Sugar Land	TX	77478	Fort Bend	Mixed Use
16	3650 Capital	Sunbeam & Bowden Portfolio	4949 and 5151 Sunbeam Road and 5121 Bowden Road	Jacksonville	FL	32257, 32216	Duval	Industrial
17	3650 Capital	Suburban Square	25 Scotch Road	Ewing	NJ	08628	Mercer	Retail
18	3650 Capital	16260 Ventura Blvd	16260 Ventura Boulevard	Encino	CA	91436	Los Angeles	Office
19	BSPRT	Decatur Crossing III	4675 and 4775 West Teco Avenue	Las Vegas	NV	89118	Clark	Mixed Use
20	BMO	Courtyard Fayetteville	600 Van Asche Drive	Fayetteville	AR	72703	Washington	Hospitality
21	Barclays	Hampton Inn & Suites El Paso Airport	6635 Gateway Boulevard West	El Paso	TX	79925	El Paso	Hospitality
22	UBS AG	Hannaford Plaza	598 Columbia Turnpike	East Greenbush	NY	12061	Rensselaer	Retail
23	BMO, UBS AG	ILPT 2025 Portfolio	Various	Various	Various	Various	Various	Various
23.001		996 Paragon Way	996 Paragon Way	Rock Hill	SC	29730	York	Industrial
23.002		91-399 Kauhi	91-399 Kauhi Street	Kapolei	HI	96707	Honolulu	Other
23.003		11224 Will Walker Road	11224 Will Walker Road	Vance	AL	35490	Tuscaloosa	Industrial
23.004		10450 Doral Boulevard	10450 Doral Boulevard	Doral	FL	33178	Miami-Dade	Industrial
23.005		1580, 1590 & 1600 Williams Road	1580, 1590 and 1600 Williams Road	Columbus	OH	43207	Franklin	Industrial
23.006		32150 Just Imagine Drive	32150 Just Imagine Drive	Avon	OH	44011	Lorain	Industrial
23.007		6850 Weber Boulevard	6850 Weber Boulevard	Charleston	SC	29456	Charleston	Industrial
23.008		1341 N. Clyde Morris Blvd.	1341 North Clyde Morris Boulevard	Daytona Beach	FL	32117	Volusia	Industrial
23.009		27200 SW 127th Avenue	27200 Southwest 127th Avenue	Homestead	FL	33032	Miami-Dade	Industrial
23.010		7410 Magi Road	7410 Magi Road	Hanahan	SC	29410	Berkeley	Industrial
23.011		2375 East Newlands Road	2375 East Newlands Road	Fernley	NV	89408	Lyon	Industrial
23.012		3800 Midlink Drive	3800 Midlink Drive	Kalamazoo	MI	49048	Kalamazoo	Industrial
23.013		13509 Waterworks Street	13509 Waterworks Street	Jacksonville	FL	32221	Duval	Industrial
23.014		13400 East 39th Avenue and 3800 Wheeling Street	13400 East 39th Avenue and 3800 Wheeling Street	Denver	CO	80239	Denver	Industrial
23.015		91-141 Kalaeloa	91-141 Kalaeloa Boulevard	Kapolei	HI	96707	Honolulu	Other
23.016		9860 West Buckeye Road	9860 West Buckeye Road	Tolleson	AZ	85353	Maricopa	Industrial
23.017		125 North Troy Hill Road	125 North Troy Hill Road	Colorado Springs	CO	80916	El Paso	Industrial
23.018		11900 Trolley Lane	11900 Trolley Lane	Beltsville	MD	20705	Prince George's	Industrial
23.019		11501 Wilkinson Drive	11501 Wilkinson Drive	El Paso	TX	79936	El Paso	Industrial
23.020		2300 North 33rd Avenue East	2300 North 33rd Avenue East	Newton	IA	50208	Jasper	Industrial
23.021		5001 West Delbridge Street	5001 West Delbridge Street	Sioux Falls	SD	57107	Minnehaha	Industrial
23.022		91-238 Kauhi	91-238 Kauhi Street	Kapolei	HI	96707	Honolulu	Industrial
23.023		1892 Anfield Road	1892 Anfield Road	North Charleston	SC	29406	Charleston	Industrial
23.024		9215-9347 E Pendleton Pike	9215-9347 East Pendleton Pike	Lawrence	IN	46236	Marion	Industrial
23.025		955 Aeroplaza Drive	955 Aeroplaza Drive	Colorado Springs	CO	80916	El Paso	Industrial
23.026		3155 Grissom Parkway	3155 Grissom Parkway	Cocoa	FL	32926	Brevard	Industrial
23.027		3502 Enterprise Avenue	3502 Enterprise Avenue	Joplin	MO	64801	Jasper	Industrial
23.028		3870 Ronald Reagan Boulevard	3870 Ronald Reagan Boulevard	Johnstown	CO	80534	Larimer	Industrial
23.029		700 Marine Drive	700 Marine Drive	Rock Hill	SC	29730	York	Industrial

Restricted - External

BBCMS Mortgage Trust 2025-5C37

MORTGAGE LOAN SCHEDULE

Sequence #	Seller	Property Name	Property Address	City	State	Zip Code	County	Property Type
23.030		3245 Henry Road	3245 Henry Road and 3185 Columbia Road	Richfield	OH	44286	Summit	Industrial
23.031		2701 S.W. 18th Street	2701 Southwest 18th Street	Oklahoma City	OK	73108	Oklahoma	Industrial
23.032		2482 Century Drive	2482 Century Drive	Goshen	IN	46528	Elkhart	Industrial
23.033		158 West Yard Road	158 West Yard Road	Feura Bush	NY	12067	Albany	Industrial
23.034		55 Commerce Avenue	55 Commerce Avenue	Albany	NY	12206	Albany	Industrial
23.035		1415 West Commerce Way	1415 West Commerce Way	Lincoln	NE	68521	Lancaster	Industrial
23.036		1095 South 4800 West	1095 South 4800 West	Salt Lake City	UT	84104	Salt Lake	Industrial
23.037		950 Bennett Road	950 Bennett Road	Orlando	FL	32803	Orange	Industrial
23.038		985 Kershaw Street	985 West Kershaw Street	Ogden	UT	84401	Weber	Industrial
23.039		1990 Hood Road	1980 Hood Road	Greer	SC	29650	Greenville	Industrial
23.040		17200 Manchac Park Lane	17200 Manchac Park Lane	Baton Rouge	LA	70817	East Baton Rouge	Industrial
23.041		7409 Magi Road	7409 Magi Road	Hanahan	SC	29410	Berkeley	Industrial
23.042		91-329 Kauhi	91-329 Kauhi Street	Kapolei	HI	96707	Honolulu	Industrial
23.043		1985 International Way	1985 International Way	Hebron	KY	41048	Boone	Industrial
23.044		200 Orange Point Drive	200 Orange Point Drive	Lewis Center	OH	43035	Delaware	Industrial
23.045		91-241 Kalaeloa	91-241 Kalaeloa Boulevard	Kapolei	HI	96707	Honolulu	Industrial
23.046		2311 South Park Road	2311 South Park Road	Louisville	KY	40219	Jefferson	Industrial
23.047		2820 State Highway 31	2820 State Highway 31	McAlester	OK	74501	Pittsburg	Industrial
23.048		8000 Mid America Blvd.	8000 Mid America Boulevard	Oklahoma City	OK	73135	Oklahoma	Industrial
23.049		14257 E. Easter Avenue	14257 East Easter Avenue	Centennial	CO	80112	Arapahoe	Industrial
23.050		91-080 Hanua	91-080 Hanua Street	Kapolei	HI	96707	Honolulu	Other
23.051		3736 Salisbury Road	3736 Salisbury Road	Jacksonville	FL	32216	Duval	Industrial
23.052		91-027 Kaomi Loop	91-027 Kaomi Loop	Kapolei	HI	96707	Honolulu	Other
23.053		150 Greenhorn Drive	150 Greenhorn Drive	Pueblo	CO	81004	Pueblo	Industrial
23.054		7130 Q Street	7130 Q Street	Omaha	NE	68117	Douglas	Industrial
23.055		235 Great Pond Road	235 Great Pond Road	Windsor	CT	06095	Hartford	Industrial
23.056		510 Production Avenue	510 Production Avenue	Madison	AL	35758	Madison	Industrial
23.057		91-150 Kaomi Loop	91-150 Kaomi Loop	Kapolei	HI	96707	Honolulu	Other
23.058		4501 Industrial Drive	4501 Industrial Drive	Fort Smith	AR	72916	Sebastian	Industrial
23.059		91-222 Olai	91-222 Olai Street	Kapolei	HI	96707	Honolulu	Other
23.060		2580 Technology Drive	2580 Technology Drive	Elgin	IL	60124	Kane	Industrial
23.061		301 Commerce Drive	301 Commerce Drive	South Point	OH	45680	Lawrence	Industrial
23.062		7121 South Fifth Avenue	7121 South 5th Avenue	Pocatello	ID	83204	Bannock	Industrial
23.063		590 Assembly Court	590 Assembly Court	Fayetteville	NC	28306	Cumberland	Industrial
23.064		91-250 Komohana	91-250 Komohana Street	Kapolei	HI	96707	Honolulu	Other
23.065		91-220 Kalaeloa	91-220 Kalaeloa Boulevard	Kapolei	HI	96707	Honolulu	Industrial
23.066		91-185 Kalaeloa	91-185 Kalaeloa Boulevard	Kapolei	HI	96707	Honolulu	Other
23.067		91-300 Hanua	91-300 Hanua Street	Kapolei	HI	96707	Honolulu	Industrial
23.068		5501 Providence Hill Drive	5501 Providence Hill Drive	Saint Joseph	MO	64507	Buchanan	Industrial
23.069		91-259 Olai	91-259 Olai Street	Kapolei	HI	96707	Honolulu	Other
23.070		2 Tower Drive	2 Tower Drive	Wallingford	CT	06492	New Haven	Industrial
23.071		91-064 Kaomi Loop	91-064 Kaomi Loop	Kapolei	HI	96707	Honolulu	Other
23.072		91-202 Kalaeloa	91-202 Kalaeloa Boulevard	Kapolei	HI	96707	Honolulu	Industrial
23.073		2100 NW 82nd Avenue	2100 Northwest 82nd Avenue	Miami	FL	33122	Miami-Dade	Industrial
23.074		91-102 Kaomi Loop	91-102 Kaomi Loop	Kapolei	HI	96707	Honolulu	Other
23.075		1230 West 171st Street	1230 West 171st Street	Harvey	IL	60426	Cook	Industrial
23.076		91-400 Komohana	91-400 Komohana Street	Kapolei	HI	96707	Honolulu	Other
23.077		91-265 Hanua	91-265 Hanua Street	Kapolei	HI	96707	Honolulu	Other
23.078		91-255 Hanua	91-255 Hanua Street	Kapolei	HI	96707	Honolulu	Other
23.079		1415 Industrial Drive	1415 Industrial Drive	Chillicothe	OH	45601	Ross	Industrial
23.080		209 South Bud Street	209 South Bud Street	Lafayette	LA	70583	Lafayette	Industrial
23.081		91-110 Kaomi Loop	91-110 Kaomi Loop	Kapolei	HI	96707	Honolulu	Other
23.082		3900 NE 6th Street	3900 6th Street Northeast	Minot	ND	58703	Ward	Industrial
23.083		91-218 Olai	91-218 Olai Street	Kapolei	HI	96707	Honolulu	Other
23.084		5795 Logistics Parkway	5795 Logistics Parkway	Rockford	IL	61109	Winnebago	Industrial
23.085		91-210 Kauhi	91-210 Kauhi Street	Kapolei	HI	96707	Honolulu	Industrial
23.086		435 SE 70th Street	435 Southeast 70th Street	Topeka	KS	66619	Shawnee	Industrial
23.087		2902 Gun Club Road	2902 Gun Club Road	Augusta	GA	30907	Richmond	Industrial
23.088		91-210 Olai	91-210 Olai Street	Kapolei	HI	96707	Honolulu	Other
23.089		91-95 Hanua	91-95 Hanua Street	Kapolei	HI	96707	Honolulu	Other
23.090		2401 Cram Avenue SE	2401 Cram Avenue Southeast	Bemidji	MN	56601	Beltrami	Industrial
23.091		91-083 Hanua	91-083 Hanua Street	Kapolei	HI	96707	Honolulu	Other
23.092		91-119 Olai	91-119 Olai Street	Kapolei	HI	96707	Honolulu	Other
23.093		3425 Maple Drive	3425 Maple Drive	Fort Dodge	IA	50501	Webster	Industrial
23.094		91-174 Olai	91-174 Olai Street	Kapolei	HI	96707	Honolulu	Other
23.095		5156 American Road	5156 American Road	Rockford	IL	61109	Winnebago	Industrial
23.096		91-252 Kauhi	91-252 Kauhi Street	Kapolei	HI	96707	Honolulu	Other
23.097		91-349 Kauhi	91-349 Kauhi Street	Kapolei	HI	96707	Honolulu	Other

Restricted - External

BBCMS Mortgage Trust 2025-5C37

MORTGAGE LOAN SCHEDULE

Sequence #	Seller	Property Name	Property Address	City	State	Zip Code	County	Property Type
23.098		91-175 Olai	91-175 Olai Street	Kapolei	HI	96707	Honolulu	Other
23.099		91-087 Hanua	91-087 Hanua Street	Kapolei	HI	96707	Honolulu	Other
23.100		91-171 Olai	91-171 Olai Street	Kapolei	HI	96707	Honolulu	Other
23.101		91-410 Komohana	91-410 Komohana Street	Kapolei	HI	96707	Honolulu	Other
23.102		91-416 Komohana	91-416 Komohana Street	Kapolei	HI	96707	Honolulu	Other
24	3650 Capital	500 Delaware	500 Delaware Avenue	Wilmington	DE	19801	New Castle	Office
25	BMO	1000 Portside Drive	1000 Portside Drive	Edgewater	NJ	07020	Bergen	Multifamily
26	SGFC	Oak Ridge Apartments	3463 Wingood Circle	Memphis	TN	38118	Shelby	Multifamily
27	UBS AG	Lubbock Heights	5401 and 5430 50th Street and 4902, 4906, 4908 and 4910 Belmont Avenue	Lubbock	TX	79414	Lubbock	Multifamily
28	Barclays	Blue Sky Hot Springs	170 Temperance Hill Road and 156 Stanage Drive	Hot Springs	AR	71901, 71913	Garland	Self Storage
29	UBS AG	Hampton Inn Scottsburg	1535 West McClain Avenue	Scottsburg	IN	47170	Scott	Hospitality
30	Barclays	Blue Sky MN & WI Portfolio	Various	Various	Various	Various	Various	Self Storage
30.01		Hager City	1563 US-63	Hager City	WI	54014	Pierce	Self Storage
30.02		Red Wing	790 Tile Drive	Red Wing	MN	55066	Goodhue	Self Storage

Restricted - External

BBCMS Mortgage Trust 2025-5C37

MORTGAGE LOAN SCHEDULE

Sequence #	Seller	Property Name	Original Balance	Current Balance	Monthly Debt Service	Accrual Type	Interest Rate (%)	Net Mortgage Interest Rate	Maturity/ARD Date
1	SGFC, 3650 Capital	Dunbar Apartments	74,000,000	74,000,000.00	423,906.94	Actual/360	6.78000%	6.76209%	8/6/2030
2	GSMC, BMO	Vertex HQ	70,000,000	70,000,000.00	291,905.20	Actual/360	4.93554%	4.91880%	9/1/2030
3	CREFI	Mendlowits NYC Collection	62,250,000	62,250,000.00	335,559.20	Actual/360	6.38000%	6.36209%	9/6/2030
3.01		676, 790, 796, 798 9th Avenue
3.02		593-597 10th Avenue
3.03		2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard
3.04		706-708 Amsterdam Avenue
3.05		1697-1705, 1707-1717 Amsterdam Avenue
4	CREFI	The Daxton Hotel	50,000,000	50,000,000.00	288,113.43	Actual/360	6.82000%	6.80209%	8/6/2030
5	GSMC, Barclays	Springfield Town Center	46,000,000	46,000,000.00	276,529.75	Actual/360	7.11500%	7.09709%	7/6/2030
6	Barclays	Shaner Philadelphia Airport Portfolio	33,000,000	33,000,000.00	212,056.13	Actual/360	7.60550%	7.58759%	8/6/2030
6.01		Residence Inn Philadelphia Airport
6.02		SpringHill Suites Philadelphia Airport
7	Barclays	Hunter Michigan & Indiana Portfolio	29,650,000	29,650,000.00	170,350.23	Actual/360	6.80000%	6.78209%	7/6/2030
7.01		Regency Court
7.02		River Walk
7.03		College Towne
8	Barclays	Home Depot Jamaica	29,000,000	29,000,000.00	161,837.79	Actual/360	6.60500%	6.55834%	8/6/2030
9	GSMC	Poinciana Lakes Plaza	28,200,000	28,200,000.00	158,802.88	Actual/360	6.66500%	6.64709%	6/6/2030
10	3650 Capital	Shaw Park Plaza	27,500,000	27,423,158.76	181,115.04	Actual/360	6.90000%	6.88209%	5/5/2030
11	3650 Capital	16542 & 16550 Ventura Blvd	26,010,000	26,010,000.00	139,328.10	Actual/360	6.34000%	6.32209%	8/5/2030
12	BSPRT	Residence Inn Chesapeake & Springhill Suites Norfolk	26,000,000	26,000,000.00	165,196.30	Actual/360	7.52000%	7.50209%	8/6/2030
12.01		Residence Inn Chesapeake
12.02		Springhill Suites Norfolk
13	Barclays	The Roosevelt New Orleans	24,500,000	24,500,000.00	142,210.59	Actual/360	6.87000%	6.85209%	7/6/2030
14	Barclays	Blue Sky Portfolio - Pool B	20,950,000	20,950,000.00	116,913.85	Actual/360	6.60500%	6.58709%	7/6/2030
14.01		Conway
14.02		Billings
14.03		Laramie
14.04		Bennett
15	SGFC	Park at Sugar Creek	19,200,000	19,200,000.00	108,688.89	Actual/360	6.70000%	6.68209%	9/1/2030
16	3650 Capital	Sunbeam & Bowden Portfolio	18,500,000	18,500,000.00	107,461.66	Actual/360	6.87500%	6.85709%	6/5/2030
17	3650 Capital	Suburban Square	18,500,000	18,500,000.00	107,383.51	Actual/360	6.87000%	6.85209%	7/5/2030
18	3650 Capital	16260 Ventura Blvd	18,000,000	18,000,000.00	96,420.83	Actual/360	6.34000%	6.32209%	8/5/2030
19	BSPRT	Decatur Crossing III	16,250,000	16,250,000.00	98,785.52	Actual/360	7.19500%	7.17709%	8/6/2030
20	BMO	Courtyard Fayetteville	14,250,000	14,250,000.00	89,396.48	Actual/360	7.42500%	7.40709%	9/6/2030
21	Barclays	Hampton Inn & Suites El Paso Airport	13,900,000	13,900,000.00	92,368.23	Actual/360	7.86500%	7.84709%	7/6/2030
22	UBS AG	Hannaford Plaza	10,400,000	10,400,000.00	62,915.19	Actual/360	7.16000%	7.14209%	8/6/2030
23	BMO, UBS AG	ILPT 2025 Portfolio	10,285,500	10,285,500.00	46,716.81	Actual/360	5.37574485896279%	5.35883485896279%	7/9/2030
23.001		996 Paragon Way
23.002		91-399 Kauhi
23.003		11224 Will Walker Road
23.004		10450 Doral Boulevard
23.005		1580, 1590 & 1600 Williams Road
23.006		32150 Just Imagine Drive
23.007		6850 Weber Boulevard
23.008		1341 N. Clyde Morris Blvd.
23.009		27200 SW 127th Avenue
23.010		7410 Magi Road
23.011		2375 East Newlands Road
23.012		3800 Midlink Drive
23.013		13509 Waterworks Street
23.014		13400 East 39th Avenue and 3800 Wheeling Street
23.015		91-141 Kalaeloa
23.016		9860 West Buckeye Road
23.017		125 North Troy Hill Road
23.018		11900 Trolley Lane
23.019		11501 Wilkinson Drive
23.020		2300 North 33rd Avenue East
23.021		5001 West Delbridge Street
23.022		91-238 Kauhi
23.023		1892 Anfield Road
23.024		9215-9347 E Pendleton Pike
23.025		955 Aeroplaza Drive
23.026		3155 Grissom Parkway
23.027		3502 Enterprise Avenue
23.028		3870 Ronald Reagan Boulevard
23.029		700 Marine Drive

Restricted - External

BBCMS Mortgage Trust 2025-5C37

MORTGAGE LOAN SCHEDULE

Sequence #	Seller	Property Name	Original Balance	Current Balance	Monthly Debt Service	Accrual Type	Interest Rate (%)	Net Mortgage Interest Rate	Maturity/ARD Date
23.030		3245 Henry Road
23.031		2701 S.W. 18th Street
23.032		2482 Century Drive
23.033		158 West Yard Road
23.034		55 Commerce Avenue
23.035		1415 West Commerce Way
23.036		1095 South 4800 West
23.037		950 Bennett Road
23.038		985 Kershaw Street
23.039		1990 Hood Road
23.040		17200 Manchac Park Lane
23.041		7409 Magi Road
23.042		91-329 Kauhi
23.043		1985 International Way
23.044		200 Orange Point Drive
23.045		91-241 Kalaeloa
23.046		2311 South Park Road
23.047		2820 State Highway 31
23.048		8000 Mid America Blvd.
23.049		14257 E. Easter Avenue
23.050		91-080 Hanua
23.051		3736 Salisbury Road
23.052		91-027 Kaomi Loop
23.053		150 Greenhorn Drive
23.054		7130 Q Street
23.055		235 Great Pond Road
23.056		510 Production Avenue
23.057		91-150 Kaomi Loop
23.058		4501 Industrial Drive
23.059		91-222 Olai
23.060		2580 Technology Drive
23.061		301 Commerce Drive
23.062		7121 South Fifth Avenue
23.063		590 Assembly Court
23.064		91-250 Komohana
23.065		91-220 Kalaeloa
23.066		91-185 Kalaeloa
23.067		91-300 Hanua
23.068		5501 Providence Hill Drive
23.069		91-259 Olai
23.070		2 Tower Drive
23.071		91-064 Kaomi Loop
23.072		91-202 Kalaeloa
23.073		2100 NW 82nd Avenue
23.074		91-102 Kaomi Loop
23.075		1230 West 171st Street
23.076		91-400 Komohana
23.077		91-265 Hanua
23.078		91-255 Hanua
23.079		1415 Industrial Drive
23.080		209 South Bud Street
23.081		91-110 Kaomi Loop
23.082		3900 NE 6th Street
23.083		91-218 Olai
23.084		5795 Logistics Parkway
23.085		91-210 Kauhi
23.086		435 SE 70th Street
23.087		2902 Gun Club Road
23.088		91-210 Olai
23.089		91-95 Hanua
23.090		2401 Cram Avenue SE
23.091		91-083 Hanua
23.092		91-119 Olai
23.093		3425 Maple Drive
23.094		91-174 Olai
23.095		5156 American Road
23.096		91-252 Kauhi
23.097		91-349 Kauhi

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Sequence #	Seller	Property Name	Original Balance	Current Balance	Monthly Debt Service	Accrual Type	Interest Rate (%)	Net Mortgage Interest Rate	Maturity/ARD Date
23.098		91-175 Olai
23.099		91-087 Hanua
23.100		91-171 Olai
23.101		91-410 Komohana
23.102		91-416 Komohana
24	3650 Capital	500 Delaware	10,000,000	10,000,000.00	40,893.52	Actual/360	4.84000%	4.82209%	5/5/2032
25	BMO	1000 Portside Drive	10,000,000	10,000,000.00	52,679.98	Actual/360	6.23500%	6.21709%	9/6/2030
26	SGFC	Oak Ridge Apartments	10,000,000	10,000,000.00	53,296.76	Actual/360	6.30800%	6.29009%	9/1/2030
27	UBS AG	Lubbock Heights	8,000,000	8,000,000.00	45,199.17	Actual/360	6.68700%	6.66909%	8/6/2030
28	Barclays	Blue Sky Hot Springs	6,650,000	6,650,000.00	37,335.82	Actual/360	6.64500%	6.62709%	7/6/2030
29	UBS AG	Hampton Inn Scottsburg	6,150,000	6,150,000.00	41,112.18	Actual/360	7.91200%	7.89409%	7/6/2030
30	Barclays	Blue Sky MN & WI Portfolio	4,450,000	4,450,000.00	25,228.51	Actual/360	6.71000%	6.69209%	8/6/2030
30.01		Hager City
30.02		Red Wing

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MORTGAGE LOAN SCHEDULE

Sequence #	Seller	Property Name	Final Mat Date	ARD Step Up (%)	Term	Rem. Term
1	SGFC, 3650 Capital	Dunbar Apartments	8/6/2030		60	59
2	GSMC, BMO	Vertex HQ	9/1/2030		60	60
3	CREFI	Mendlowits NYC Collection	9/6/2030		60	60
3.01		676, 790, 796, 798 9th Avenue
3.02		593-597 10th Avenue
3.03		2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard
3.04		706-708 Amsterdam Avenue
3.05		1697-1705, 1707-1717 Amsterdam Avenue
4	CREFI	The Daxton Hotel	8/6/2030		60	59
5	GSMC, Barclays	Springfield Town Center	7/6/2030		60	58
6	Barclays	Shaner Philadelphia Airport Portfolio	8/6/2030		60	59
6.01		Residence Inn Philadelphia Airport
6.02		SpringHill Suites Philadelphia Airport
7	Barclays	Hunter Michigan & Indiana Portfolio	7/6/2030		60	58
7.01		Regency Court
7.02		River Walk
7.03		College Towne
8	Barclays	Home Depot Jamaica	8/6/2030		60	59
9	GSMC	Poinciana Lakes Plaza	6/6/2030		60	57
10	3650 Capital	Shaw Park Plaza	5/5/2030		60	56
11	3650 Capital	16542 & 16550 Ventura Blvd	8/5/2030		60	59
12	BSPRT	Residence Inn Chesapeake & Springhill Suites Norfolk	8/6/2030		60	59
12.01		Residence Inn Chesapeake
12.02		Springhill Suites Norfolk
13	Barclays	The Roosevelt New Orleans	7/6/2030		60	58
14	Barclays	Blue Sky Portfolio - Pool B	7/6/2030		60	58
14.01		Conway
14.02		Billings
14.03		Laramie
14.04		Bennett
15	SGFC	Park at Sugar Creek	9/1/2030		60	60
16	3650 Capital	Sunbeam & Bowden Portfolio	6/5/2030		60	57
17	3650 Capital	Suburban Square	7/5/2030		60	58
18	3650 Capital	16260 Ventura Blvd	8/5/2030		60	59
19	BSPRT	Decatur Crossing III	8/6/2030		60	59
20	BMO	Courtyard Fayetteville	9/6/2030		60	60
21	Barclays	Hampton Inn & Suites El Paso Airport	7/6/2030		60	58
22	UBS AG	Hannaford Plaza	8/6/2030		60	59
23	BMO, UBS AG	ILPT 2025 Portfolio	7/9/2030		60	58
23.001		996 Paragon Way
23.002		91-399 Kauhi
23.003		11224 Will Walker Road
23.004		10450 Doral Boulevard
23.005		1580, 1590 & 1600 Williams Road
23.006		32150 Just Imagine Drive
23.007		6850 Weber Boulevard
23.008		1341 N. Clyde Morris Blvd.
23.009		27200 SW 127th Avenue
23.010		7410 Magi Road
23.011		2375 East Newlands Road
23.012		3800 Midlink Drive
23.013		13509 Waterworks Street
23.014		13400 East 39th Avenue and 3800 Wheeling Street
23.015		91-141 Kalaeloa
23.016		9860 West Buckeye Road
23.017		125 North Troy Hill Road
23.018		11900 Trolley Lane
23.019		11501 Wilkinson Drive
23.020		2300 North 33rd Avenue East
23.021		5001 West Delbridge Street
23.022		91-238 Kauhi
23.023		1892 Anfield Road
23.024		9215-9347 E Pendleton Pike
23.025		955 Aeroplaza Drive
23.026		3155 Grissom Parkway
23.027		3502 Enterprise Avenue
23.028		3870 Ronald Reagan Boulevard
23.029		700 Marine Drive

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MORTGAGE LOAN SCHEDULE

Sequence #	Seller	Property Name	Final Mat Date	ARD Step Up (%)	Term	Rem. Term
23.030		3245 Henry Road
23.031		2701 S.W. 18th Street
23.032		2482 Century Drive
23.033		158 West Yard Road
23.034		55 Commerce Avenue
23.035		1415 West Commerce Way
23.036		1095 South 4800 West
23.037		950 Bennett Road
23.038		985 Kershaw Street
23.039		1990 Hood Road
23.040		17200 Manchac Park Lane
23.041		7409 Magi Road
23.042		91-329 Kauhi
23.043		1985 International Way
23.044		200 Orange Point Drive
23.045		91-241 Kalaeloa
23.046		2311 South Park Road
23.047		2820 State Highway 31
23.048		8000 Mid America Blvd.
23.049		14257 E. Easter Avenue
23.050		91-080 Hanua
23.051		3736 Salisbury Road
23.052		91-027 Kaomi Loop
23.053		150 Greenhorn Drive
23.054		7130 Q Street
23.055		235 Great Pond Road
23.056		510 Production Avenue
23.057		91-150 Kaomi Loop
23.058		4501 Industrial Drive
23.059		91-222 Olai
23.060		2580 Technology Drive
23.061		301 Commerce Drive
23.062		7121 South Fifth Avenue
23.063		590 Assembly Court
23.064		91-250 Komohana
23.065		91-220 Kalaeloa
23.066		91-185 Kalaeloa
23.067		91-300 Hanua
23.068		5501 Providence Hill Drive
23.069		91-259 Olai
23.070		2 Tower Drive
23.071		91-064 Kaomi Loop
23.072		91-202 Kalaeloa
23.073		2100 NW 82nd Avenue
23.074		91-102 Kaomi Loop
23.075		1230 West 171st Street
23.076		91-400 Komohana
23.077		91-265 Hanua
23.078		91-255 Hanua
23.079		1415 Industrial Drive
23.080		209 South Bud Street
23.081		91-110 Kaomi Loop
23.082		3900 NE 6th Street
23.083		91-218 Olai
23.084		5795 Logistics Parkway
23.085		91-210 Kauhi
23.086		435 SE 70th Street
23.087		2902 Gun Club Road
23.088		91-210 Olai
23.089		91-95 Hanua
23.090		2401 Cram Avenue SE
23.091		91-083 Hanua
23.092		91-119 Olai
23.093		3425 Maple Drive
23.094		91-174 Olai
23.095		5156 American Road
23.096		91-252 Kauhi
23.097		91-349 Kauhi

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MORTGAGE LOAN SCHEDULE

Sequence #	Seller	Property Name	Final Mat Date	ARD Step Up (%)	Term	Rem. Term
23.098		91-175 Olai
23.099		91-087 Hanua
23.100		91-171 Olai
23.101		91-410 Komohana
23.102		91-416 Komohana
24	3650 Capital	500 Delaware	5/5/2032		120	80
25	BMO	1000 Portside Drive	9/6/2030		60	60
26	SGFC	Oak Ridge Apartments	9/1/2030		60	60
27	UBS AG	Lubbock Heights	8/6/2030		60	59
28	Barclays	Blue Sky Hot Springs	7/6/2030		60	58
29	UBS AG	Hampton Inn Scottsburg	7/6/2030		60	58
30	Barclays	Blue Sky MN & WI Portfolio	8/6/2030		60	59
30.01		Hager City
30.02		Red Wing

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MORTGAGE LOAN SCHEDULE

Sequence #	Seller	Property Name	Amort. Term	Rem. Amort.	Crossed Loan	Title Type	Description of LOC	Letter of Credit	Total Servicing Fee
1	SGFC, 3650 Capital	Dunbar Apartments	0	0	NAP	Fee	NAP	No	0.00250%
2	GSMC, BMO	Vertex HQ	0	0	NAP	Fee	NAP	No	0.00133%
3	CREFI	Mendlowits NYC Collection	0	0	NAP		NAP	No	0.00250%
3.01		676, 790, 796, 798 9th Avenue				Fee
3.02		593-597 10th Avenue				Fee
3.03		2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard				Fee
3.04		706-708 Amsterdam Avenue				Fee
3.05		1697-1705, 1707-1717 Amsterdam Avenue				Fee
4	CREFI	The Daxton Hotel	0	0	NAP	Fee	NAP	No	0.00250%
5	GSMC, Barclays	Springfield Town Center	0	0	NAP	Fee / Leasehold	NAP	No	0.00250%
6	Barclays	Shaner Philadelphia Airport Portfolio	0	0	NAP		NAP	No	0.00250%
6.01		Residence Inn Philadelphia Airport				Fee
6.02		SpringHill Suites Philadelphia Airport				Fee
7	Barclays	Hunter Michigan & Indiana Portfolio	0	0	NAP		NAP	No	0.00250%
7.01		Regency Court				Fee
7.02		River Walk				Fee
7.03		College Towne				Fee
8	Barclays	Home Depot Jamaica	0	0	NAP	Fee / Leasehold	NAP	No	0.03125%
9	GSMC	Poinciana Lakes Plaza	0	0	NAP	Fee	NAP	No	0.00250%
10	3650 Capital	Shaw Park Plaza	360	356	NAP	Fee	NAP	No	0.00250%
11	3650 Capital	16542 & 16550 Ventura Blvd	0	0	NAP	Fee	NAP	No	0.00250%
12	BSPRT	Residence Inn Chesapeake & Springhill Suites Norfolk	0	0	NAP		NAP	No	0.00250%
12.01		Residence Inn Chesapeake				Fee
12.02		Springhill Suites Norfolk				Fee
13	Barclays	The Roosevelt New Orleans	0	0	NAP	Fee / Leasehold	NAP	No	0.00250%
14	Barclays	Blue Sky Portfolio - Pool B	0	0	NAP		NAP	No	0.00250%
14.01		Conway				Fee
14.02		Billings				Fee
14.03		Laramie				Fee
14.04		Bennett				Fee
15	SGFC	Park at Sugar Creek	0	0	NAP	Fee	NAP	No	0.00250%
16	3650 Capital	Sunbeam & Bowden Portfolio	0	0	NAP	Fee	NAP	No	0.00250%
17	3650 Capital	Suburban Square	0	0	NAP	Fee	NAP	No	0.00250%
18	3650 Capital	16260 Ventura Blvd	0	0	NAP	Fee	NAP	No	0.00250%
19	BSPRT	Decatur Crossing III	0	0	NAP	Fee	NAP	No	0.00250%
20	BMO	Courtyard Fayetteville	360	360	NAP	Fee	NAP	No	0.00250%
21	Barclays	Hampton Inn & Suites El Paso Airport	360	360	NAP	Fee	NAP	No	0.00250%
22	UBS AG	Hannaford Plaza	0	0	NAP	Fee	NAP	No	0.00250%
23	BMO, UBS AG	ILPT 2025 Portfolio	0	0	NAP		NAP	No	0.00150%
23.001		996 Paragon Way				Fee
23.002		91-399 Kauhi				Fee
23.003		11224 Will Walker Road				Fee
23.004		10450 Doral Boulevard				Fee
23.005		1580, 1590 & 1600 Williams Road				Fee
23.006		32150 Just Imagine Drive				Fee
23.007		6850 Weber Boulevard				Fee
23.008		1341 N. Clyde Morris Blvd.				Fee
23.009		27200 SW 127th Avenue				Fee
23.010		7410 Magi Road				Fee
23.011		2375 East Newlands Road				Fee
23.012		3800 Midlink Drive				Fee
23.013		13509 Waterworks Street				Fee
23.014		13400 East 39th Avenue and 3800 Wheeling Street				Fee
23.015		91-141 Kalaeloa				Fee
23.016		9860 West Buckeye Road				Fee
23.017		125 North Troy Hill Road				Fee
23.018		11900 Trolley Lane				Fee
23.019		11501 Wilkinson Drive				Fee
23.020		2300 North 33rd Avenue East				Fee
23.021		5001 West Delbridge Street				Fee
23.022		91-238 Kauhi				Fee
23.023		1892 Anfield Road				Fee
23.024		9215-9347 E Pendleton Pike				Fee
23.025		955 Aeroplaza Drive				Fee
23.026		3155 Grissom Parkway				Fee
23.027		3502 Enterprise Avenue				Fee
23.028		3870 Ronald Reagan Boulevard				Fee
23.029		700 Marine Drive				Fee

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MORTGAGE LOAN SCHEDULE

Sequence #	Seller	Property Name	Amort. Term	Rem. Amort.	Crossed Loan	Title Type	Description of LOC	Letter of Credit	Total Servicing Fee
23.030		3245 Henry Road				Fee
23.031		2701 S.W. 18th Street				Fee
23.032		2482 Century Drive				Fee
23.033		158 West Yard Road				Fee
23.034		55 Commerce Avenue				Fee
23.035		1415 West Commerce Way				Fee
23.036		1095 South 4800 West				Fee
23.037		950 Bennett Road				Fee
23.038		985 Kershaw Street				Fee
23.039		1990 Hood Road				Fee
23.040		17200 Manchac Park Lane				Fee
23.041		7409 Magi Road				Fee
23.042		91-329 Kauhi				Fee
23.043		1985 International Way				Fee
23.044		200 Orange Point Drive				Fee
23.045		91-241 Kalaeloa				Fee
23.046		2311 South Park Road				Fee
23.047		2820 State Highway 31				Fee
23.048		8000 Mid America Blvd.				Fee
23.049		14257 E. Easter Avenue				Fee
23.050		91-080 Hanua				Fee
23.051		3736 Salisbury Road				Fee
23.052		91-027 Kaomi Loop				Fee
23.053		150 Greenhorn Drive				Fee
23.054		7130 Q Street				Fee
23.055		235 Great Pond Road				Fee
23.056		510 Production Avenue				Fee
23.057		91-150 Kaomi Loop				Fee
23.058		4501 Industrial Drive				Fee
23.059		91-222 Olai				Fee
23.060		2580 Technology Drive				Fee
23.061		301 Commerce Drive				Fee
23.062		7121 South Fifth Avenue				Fee
23.063		590 Assembly Court				Fee
23.064		91-250 Komohana				Fee
23.065		91-220 Kalaeloa				Fee
23.066		91-185 Kalaeloa				Fee
23.067		91-300 Hanua				Fee
23.068		5501 Providence Hill Drive				Fee
23.069		91-259 Olai				Fee
23.070		2 Tower Drive				Fee
23.071		91-064 Kaomi Loop				Fee
23.072		91-202 Kalaeloa				Fee
23.073		2100 NW 82nd Avenue				Fee
23.074		91-102 Kaomi Loop				Fee
23.075		1230 West 171st Street				Fee
23.076		91-400 Komohana				Fee
23.077		91-265 Hanua				Fee
23.078		91-255 Hanua				Fee
23.079		1415 Industrial Drive				Fee
23.080		209 South Bud Street				Fee
23.081		91-110 Kaomi Loop				Fee
23.082		3900 NE 6th Street				Fee
23.083		91-218 Olai				Fee
23.084		5795 Logistics Parkway				Fee
23.085		91-210 Kauhi				Fee
23.086		435 SE 70th Street				Leasehold
23.087		2902 Gun Club Road				Fee
23.088		91-210 Olai				Fee
23.089		91-95 Hanua				Fee
23.090		2401 Cram Avenue SE				Fee
23.091		91-083 Hanua				Fee
23.092		91-119 Olai				Fee
23.093		3425 Maple Drive				Fee
23.094		91-174 Olai				Fee
23.095		5156 American Road				Fee
23.096		91-252 Kauhi				Fee
23.097		91-349 Kauhi				Fee

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MORTGAGE LOAN SCHEDULE

Sequence #	Seller	Property Name	Amort. Term	Rem. Amort.	Crossed Loan	Title Type	Description of LOC	Letter of Credit	Total Servicing Fee
23.098		91-175 Olai				Fee
23.099		91-087 Hanua				Fee
23.100		91-171 Olai				Fee
23.101		91-410 Komohana				Fee
23.102		91-416 Komohana				Fee
24	3650 Capital	500 Delaware	0	0	NAP	Fee	NAP	No	0.00250%
25	BMO	1000 Portside Drive	0	0	NAP	Fee	NAP	No	0.00250%
26	SGFC	Oak Ridge Apartments	0	0	NAP	Fee	NAP	No	0.00250%
27	UBS AG	Lubbock Heights	0	0	NAP	Fee	NAP	No	0.00250%
28	Barclays	Blue Sky Hot Springs	0	0	NAP	Fee	NAP	No	0.00250%
29	UBS AG	Hampton Inn Scottsburg	0	0	NAP	Fee	NAP	No	0.00250%
30	Barclays	Blue Sky MN & WI Portfolio	0	0	NAP		NAP	No	0.00250%
30.01		Hager City				Fee
30.02		Red Wing				Fee

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EXHIBIT C

FORM OF INVESTMENT REPRESENTATION LETTER

[Date]

Computershare Trust Company, National Association
          as Certificate Registrar
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services (CMBS) – BBCMS Mortgage Trust 2025-5C37
          [OR OTHER CERTIFICATE REGISTRAR]

Barclays Commercial Mortgage Securities LLC
745 Seventh Avenue
New York, New York 10019
Email: RRcmbs@barclays.com

Re:	Transfer of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

To the above-mentioned addressees:

This letter is delivered pursuant to Section 5.03 of the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, on behalf of the holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37 in connection with the transfer by _________________ (the “Seller”) to the undersigned (the “Purchaser”) of $_______________ aggregate [Certificate Balance] [Notional Amount] [__% Percentage Interest] of Class ___ Certificates (collectively, the “Certificates”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

1.       Check one of the following:*

☐	The Purchaser is not purchasing a Class R Certificate and the Purchaser is an institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D (“Regulation D”) under the Securities Act of 1933,

*    Purchaser must select one of the following two certifications.

Exhibit C-1

as amended (the “Securities Act”) or any entity in which all of the equity owners are “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D (each, an “Institutional Accredited Investor”) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser’s or such account’s investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts, each of which is an Institutional Accredited Investor, as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

☐	The Purchaser is a “qualified institutional buyer” (a “QIB”) within the meaning of Rule 144A (“Rule 144A”) under the Securities Act. The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

2.       The Purchaser’s intention is to acquire the Certificates (a) for investment for the Purchaser’s own account or (b) for reoffer, resale, pledge or other transfer (i) to QIBs in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof, or (ii) (other than with respect to a Class R Certificate) to Institutional Accredited Investors, subject in the case of clause (ii) above to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Trustee and Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificates (and any subsequent Certificates) have not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent (or intent to reoffer, resell, pledge or transfer the Certificates only to certain investors in certain exempted transactions) as expressed herein.

3.       The Purchaser has reviewed the Preliminary Prospectus and the Final Prospectus relating to the Registered Certificates (collectively, the “Prospectus”) (and, with respect to Non-Registered Certificates, the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum related to such Non-Registered Certificates) and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Prospectus.

4.       The Purchaser acknowledges that the Certificates (and any Certificates issued on transfer or exchange thereof) have not been registered or qualified under the Securities

Exhibit C-2

Act or the securities laws of any State or any other jurisdiction, and that the Certificates cannot be reoffered, resold, pledged or otherwise transferred unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

5.       The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a “Certificateholder”), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

6.       The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.03 of the Pooling and Servicing Agreement.

7.       Check one of the following:**

☐	The Purchaser is a U.S. Tax Person (as defined below) and it has attached hereto an Internal Revenue Service (“IRS”) Form W-9 (or successor form).
☐	The Purchaser is not a U.S. Tax Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to distributions to be made on the Certificates. The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form, as applicable), which identifies such Purchaser as the beneficial owner of the Certificates and states that such Purchaser is not a U.S. Tax Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or (iii)]*** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificates and state that interest and original issue discount on the Certificates and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or]*** IRS Form W-8ECI, [as the case may be,]*** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For purposes of this paragraph 7, “U.S. Tax Person” means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States

**    Each Purchaser must select one of the two alternative certifications.

***  Does not apply to a transfer of Class R Certificates.

Exhibit C-3

federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

8.       Please make all payments due on the Certificates:****

☐	(a)	by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:
Bank:
ABA #:
Account #:
Attention:
☐	(b)	by mailing a check or draft to the following address:

9.       If the Purchaser is purchasing a Class R Certificate, the Purchaser is not a partnership (including any entity treated as a partnership for U.S. federal income tax purposes), any interest in which is owned, directly or indirectly, through one or more partnerships, trusts or other pass-through entities by a Disqualified Non-U.S. Tax Person.

Very truly yours,

[The Purchaser]

By:
Name:
Title:

Dated: [__] [__], 2025

****  Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b). For holders of the Definitive Certificates, wire transfers are only available if such holder’s Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

Exhibit C-4

EXHIBIT D-1

FORM OF TRANSFEREE AFFIDAVIT
FOR TRANSFERS OF CLASS R CERTIFICATES

[Date]

Computershare Trust Company, National Association
          as Certificate Registrar
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services (CMBS) – BBCMS Mortgage Trust 2025-5C37
              [OR OTHER CERTIFICATE REGISTRAR]

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated and effective as of September 1, 2025, among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer
STATE OF	)
) ss.:
COUNTY OF	)

I, [______], under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

1.       I am a [______] of [______] (the “Purchaser”), on behalf of which I have the authority to make this affidavit.

2.       The Purchaser is acquiring Class R Certificates representing [__]% of the residual interest in each of the real estate mortgage investment conduits (each, a “REMIC” or “Trust REMIC”) designated as the (i)  “Lower-Tier REMIC” and (ii) “Upper-Tier REMIC”, respectively, relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”).

3.       The Purchaser is not a “Disqualified Organization” (as defined below), and that the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except

Exhibit D-1-1

for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee or the Certificate Administrator based upon an Opinion of Counsel as provided to the Trustee or the Certificate Administrator (at no expense to the Trustee or the Certificate Administrator) that the holding of an Ownership Interest in a Class R Certificate by such Person may cause a Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

4.       The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class R Certificates to a Disqualified Organization.

5.       The Purchaser is a Permitted Transferee and, to the extent applicable, the Purchaser’s U.S. taxpayer identification number is [__________].

6.       No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax.

7.       The Purchaser will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other person.

8.       Check the applicable paragraph:

☐       The present value of the anticipated tax liabilities associated with holding the Class R Certificate, as applicable, does not exceed the sum of:

(i)       the present value of any consideration given to the Purchaser to acquire such Class R Certificate;

(ii)      the present value of the expected future distributions on such Class R Certificate; and

(iii)     the present value of the anticipated tax savings associated with holding such Class R Certificate as the related Trust REMIC generates losses.

Exhibit D-1-2

For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the rate currently specified in Section 11(b) of the Code and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Purchaser.

☐       The transfer of the Class R Certificate complies with Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)       the Purchaser is an “eligible corporation,” as defined in Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Class R Certificate will only be taxed in the United States;

(ii)     at the time of the transfer, and at the close of the Purchaser’s two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)     the Purchaser will transfer the Class R Certificate only to another “eligible corporation,” as defined in Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Treasury Regulations Section 1.860E-1(c)(5); and

(iv)    the Purchaser determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

☐       None of the above.

9.       The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class R Certificates as they become due.

10.     The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificate in excess of any cash flows generated by such Certificate.

11.     The Purchaser is aware that the Certificate Registrar will not register any transfer of a Class R Certificate by the Transferor unless the Purchaser, or such Purchaser’s agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Purchaser expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

12.     The Purchaser represents that it is not acquiring the Class R Certificate as a nominee, trustee or agent for any person that is not a Permitted Transferee and that for so long

Exhibit D-1-3

as it retains its interest in the Class R Certificate, it will endeavor to remain a Permitted Transferee.

13.     The Purchaser consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

14.     The Purchaser has reviewed the provisions of Section 5.03 of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Class R Certificates; and the Purchaser expressly agrees to be bound by and to comply with such provisions.

15.     The Purchaser consents to the (i) designation of the Certificate Administrator as the “partnership representative” (as defined in Section 6223 of the Code) of each Trust REMIC pursuant to Section 10.01 of the Pooling and Servicing Agreement and (ii) Certificate Administrator making any elections allowed under the Code (a) to avoid the application of Section 6221 of the Code (or successor provision) to the Trust REMICs and (b) to avoid payment by the Trust REMICs under Section 6225 of the Code of any tax, penalty, interest or other amount imposed under the Code that would otherwise be imposed on a Holder of Class R Certificates. The Purchaser agrees, by acquiring such certificate, to any such elections and to reasonably cooperate with the Certificate Administrator in connection with any such elections the Certificate Administrator determines in its discretion are necessary or advisable.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___day of _________, 20__.

By:
Name:
Title:

By:
Name:
Title:

Exhibit D-1-4

On this ____ day of _______20__, before me, the undersigned, a Notary Public in and for the State of _______________, duly commissioned and sworn, personally appeared ______________________ and ________________________, known or proved to me to be the same persons who executed the foregoing instrument and to be _____________________________ and ___________________________, respectively, of the Purchaser, and acknowledged to me that they executed the same as their respective free acts and deeds and as the free act and deed of the Purchaser.

NOTARY PUBLIC in and for the
State of

[SEAL]

My Commission expires:

Exhibit D-1-5

EXHIBIT D-2

FORM OF TRANSFEROR LETTER FOR TRANSFERS
OF CLASS R CERTIFICATES

[Date]

Computershare Trust Company, National Association,
          as Certificate Registrar
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services (CMBS) – BBCMS Mortgage Trust 2025-5C37
          [OR OTHER CERTIFICATE REGISTRAR]

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37 (the “Certificates”)

To the above-mentioned addressees:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of Class R Certificates evidencing a [__]% Percentage Interest in such Class (the “Residual Certificates”). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

(1)       No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

(2)       The Transferor understands that the Transferee has delivered to you a Transferee Affidavit in the form attached to the Pooling and Servicing Agreement as Exhibit D-1. The Transferor does not know or believe that any representation contained therein is false.

(3)       The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may

Exhibit D-2-1

continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

Very truly yours,

(Transferor)

By:
Name:
Title:

Exhibit D-2-2

EXHIBIT D-3

FORM OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
the RISK RETENTION cERTIFICATES

[Date]

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Risk Retention Custody (CMBS) – BBCMS 2025-5C37
Email: CCTRiskRetentionCustody@computershare.com
          [OR OTHER CERTIFICATE REGISTRAR]

3650 Capital SCF LOE I(A), LLC

as Retaining Sponsor

2977 McFarlane Road, Suite 300

Miami, FL 33133

E-mail: compliance@3650REIT.com

Barclays Commercial Mortgage Securities LLC
745 Seventh Avenue
New York, New York 10019
Email: RRcmbs@barclays.com

3650 REIT Loan Servicing LLC

2977 McFarlane Road, Suite 300
Miami, Florida 33133
Attention: General Counsel
E-mail: mjefferis@3650REIT.com
With a copy to: specialservicing@3650capital.com

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated and effective as of September 1, 2025, among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer
Exhibit D-3-1

To the above-mentioned addressees:

[_____] (the “Purchaser”) hereby certifies, represents and warrants to you, as Certificate Registrar and the “retaining sponsor” as such term is defined in Regulation RR, that:

1.                  The Purchaser is acquiring $[_____] Certificate Balance of the [[Class E-RR][Class F-RR][Class G-RR][Class J-RR]] Certificates from [_____] (the “Transferor”).

2.                  The Purchaser is aware that the Certificate Registrar will not register any transfer of a Class [[E-RR][F-RR][G-RR][J-RR]] Certificate by the Transferor unless the Purchaser, or such Purchaser’s agent, delivers to the Certificate Registrar, among other things, a certificate in substantially the same form as this certificate. The Purchaser expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such certificate is false.

3.                  If the Purchaser is relying on, as applicable, Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”) or is an insurance company general account relying on PTCE 95-60 to cover its acquisition of the Class [[E-RR][F-RR][G-RR][J-RR]] Certificates, all of the conditions, as applicable, of the Exemption or of Parts I and III of PTCE 95-60 will be satisfied with respect to the acquisition of the Class [[E-RR][F-RR][G-RR][J-RR]] Certificates.

4.                  Check one of the following:

☐	The transfer will occur during the Transfer Restriction Period, and the Purchaser certifies, represents and warrants to you, as Certificate Registrar, that:
A.	It is a “majority-owned affiliate”, as such term is defined in Regulation RR, of the Transferor (a “Majority-Owned Affiliate”).
B.	It is not acquiring the Class [[E-RR][F-RR][G-RR][J-RR]] Certificate as a nominee, trustee or agent for any person that is not a Majority-Owned Affiliate, and that for so long as it retains its interest in the Class [[E-RR][F-RR][G-RR][J-RR]] Certificate, it will remain a Majority-Owned Affiliate.
C.	The transfer will comply with all applicable provisions of Regulation RR.
☐	The transfer will occur on or after the fifth anniversary of the Closing Date, and the Purchaser certifies, represents and warrants to you, as Certificate Registrar, that:
A.	The transfer will comply with all applicable provisions of Regulation RR.
☐	The transfer will occur after the termination of the Transfer Restriction Period and the countersignature of the Retaining Sponsor is not required.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

Exhibit D-3-2

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

By:
Name:
Title:

By:
Name:
Title:

Exhibit D-3-3

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

3650 CAPITAL SCF LOE I(A), LLC,
as Retaining Sponsor

By:
Name:
Title:

[Medallion Stamp Guarantee]

Barclays Commercial Mortgage Securities LLC,
as Depositor

By:
Name:
Title:

[Medallion Stamp Guarantee]

Exhibit D-3-4

EXHIBIT D-4

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
THE RISK RETENTION cERTIFICATES

[Date]

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Risk Retention Custody (CMBS) – BBCMS 2025-5C37
Email: CCTRiskRetentionCustody@computershare.com
          [OR OTHER CERTIFICATE REGISTRAR]

3650 Capital SCF LOE I(A), LLC

as Retaining Sponsor

2977 McFarlane Road, Suite 300

Miami, FL 33133

E-mail: compliance@3650REIT.com

Barclays Commercial Mortgage Securities LLC
745 Seventh Avenue
New York, New York 10019
Email: RRcmbs@barclays.com

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37 (the “Certificates”)

To the above-mentioned addressees:

This is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of $[_____] Certificate Balance of the Class [[E-RR][F-RR][G-RR][J-RR]] Certificates. The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you that:

1.                  The transfer is in compliance with the Pooling and Servicing Agreement.

2.                  If the Purchaser is relying on, as applicable, Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”) or is an insurance company general account relying on PTCE 95-60 to cover its acquisition of the Class [F-RR][G-RR][J-RR] Certificates, all of the conditions, as applicable, of the Exemption or of

Exhibit D-4-1

Parts I and III of PTCE 95-60 will be satisfied with respect to the acquisition of the Class [F-RR][G-RR][J-RR] Certificates.

3.                  Check one of the following:

☐	The transfer will occur during the Transfer Restriction Period, and the Transferor certifies, represents and warrants to you that the Transferee is a “majority-owned affiliate”, as such term is defined in Regulation RR, of the Transferor.
☐	The transfer will occur after the termination of the Transfer Restriction Period and the countersignature of the Retaining Sponsor is not required.
☐	The transfer will occur on and after the fifth anniversary of the Closing Date, and the Transferor certifies, represents and warrants to you that the Transferor has satisfied all of the conditions under the related third party purchaser agreement, applicable to transfers by the Transferor to subsequent Third Party Purchasers.

4.                  The Transferor understands that the Transferee has delivered to you a Transferee Certificate in the form attached to the Pooling and Servicing Agreement as Exhibit D-3. The Transferor does not know or believe that any representation contained therein is false.

IN WITNESS WHEREOF, the Transferor has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[TRANSFEROR]

By:
Name:
Title:

Exhibit D-4-2

[DURING THE TRANSFER RESTRICTION PERIOD]The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

3650 CAPITAL SCF LOE I(A), LLC,
as Retaining Sponsor

By:
Name:
Title:

[Medallion Stamp Guarantee]

BARCLAYS COMMERCIAL MORTGAGE SECURITIES LLC,
as Depositor

By:
Name:
Title:

[Medallion Stamp Guarantee]

Exhibit D-4-3

EXHIBIT D-5

FORM OF REQUEST OF RETAINING SPONSOR CONSENT FOR RELEASE OF THE
HRR CERTIFICATES

[Date]

TO BE SENT BY ELECTRONIC MAIL TO THE CERTIFICATE ADMINISTRATOR BY RETAINING PARTY

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Risk Retention Custody (CMBS) – BBCMS 2025-5C37

Email: CCTRiskRetentionCustody@computershare.com

TO BE SENT BY ELECTRONIC MAIL TO THE RETAINING SPONSOR BY RETAINING PARTY

3650 Capital SCF LOE I(A), LLC

as Retaining Sponsor

2977 McFarlane Road, Suite 300

Miami, FL 33133

E-mail: compliance@3650REIT.com

Barclays Commercial Mortgage Securities LLC

745 Seventh Avenue

New York, New York 10019

Email: RRcmbs@barclays.com

Re: BBCMS 2025-5C37 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37 (the “Certificates”)

To the above-mentioned addressees:

This is delivered to you in connection with the release (the “Release”) of $[_____] aggregate Certificate Balance of the Class [[E-RR][F-RR][G-RR][J-RR]] Certificates from the Retained Certificate Safekeeping Account.

The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

Exhibit D-5-1

The Retaining Party hereby requests your written consent to the Release.

Exhibit D-5-2

Sincerely,

[RETAINING PARTY]

By:
Name:
Title:

CONSENT TO RELEASE:

RETAINING SPONSOR

By:
Name:
Title:
E-mail:

Exhibit D-5-3

EXHIBIT E

FORM OF REQUEST FOR RELEASE

(for Custodian)

Loan Information
Name of Mortgagor:
[Master Servicer]
[Special Servicer] Loan No.:
Custodian
Name:	Computershare Trust Company, National Association
Address:	1055 10th Avenue SE Minneapolis, Minnesota 55414 Attention: Document Custody Group BBCMS Mortgage Trust 2025-5C37 with a copy to cmbscustody@computershare.com
Custodian/Trustee Mortgage File No.:
Depositor
Name:	Barclays Commercial Mortgage Securities LLC
Address:	745 Seventh Avenue New York, New York 10019 Email: RRcmbs@barclays.com
Certificates:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

The undersigned [Master Servicer] [Special Servicer] hereby requests delivery from Computershare Trust Company, National Association, as custodian (the “Custodian”) on behalf of Computershare Trust Company, National Association, as trustee (in such capacity, the “Trustee”), for the Holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, the documents referred to below (the “Documents”). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated and effective as of September 1,

Exhibit E-1

2025, among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer (the “Pooling and Servicing Agreement”).

( )

( )

( )

( )

The undersigned [Master Servicer] [Special Servicer] hereby acknowledges and agrees as follows:

(1)       The [Master Servicer] [Special Servicer] shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Pooling and Servicing Agreement.

(2)       The [Master Servicer] [Special Servicer] shall not cause or permit the Documents to become subject to, or encumbered by, any claims, liens, security interests, charges, writs of attachment or other impositions nor shall the [Master Servicer] [Special Servicer] assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof except as otherwise provided in the Pooling and Servicing Agreement.

(3)       The [Master Servicer] [Special Servicer] shall return the Documents to the Custodian when the need therefor no longer exists, unless the Mortgage Loans have been liquidated or the Mortgage Loans have been paid in full and the proceeds thereof have been remitted to the Collection Account except as expressly provided in the Pooling and Servicing Agreement.

(4)       The Documents and any proceeds thereof, including proceeds of proceeds, coming into the possession or control of the [Master Servicer] [Special Servicer] shall at all times be earmarked for the account of the Trustee, and the [Master Servicer] [Special Servicer] shall keep the Documents separate and distinct from all other property in the [Master Servicer’s] [Special Servicer’s] possession, custody or control.

[______________]

By:
Name:
Title:

Date:
Exhibit E-2

EXHIBIT F-1

FORM OF ERISA REPRESENTATION LETTER
REGARDING ERISA RESTRICTED CERTIFICATES

[Date]

Computershare Trust Company, National Association,
          as Certificate Registrar
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services (CMBS) – BBCMS Mortgage Trust 2025-5C37
               [OR OTHER CERTIFICATE REGISTRAR]

Barclays Commercial Mortgage Securities LLC
745 Seventh Avenue
New York, New York 10019
Email: RRcmbs@barclays.com

Re:	Transfer of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

To the above-mentioned addressees:

The undersigned (the “Purchaser”) proposes to purchase US$[___] aggregate initial [Certificate Balance] [Notional Amount] in the BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Class [[F-RR][G-RR][J-RR]] Certificates issued pursuant to that certain Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

1.       The Purchaser is not and will not be (a) an employee benefit plan or other plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental plan (as defined in Section 3(32) of ERISA), or any other plan that is subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (“Similar Law”) (each a “Plan”) or (b) a person acting on behalf of a Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such a Plan or Plans and the

Exhibit F-1-1

application of Department of Labor Regulation § 2510.3-101, as modified by Section 3(42) of ERISA) or using the assets of any such Plan, other than an insurance company using the assets of its “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60) under circumstances whereby the purchase and holding of Certificates by such insurance company will be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of PTCE 95-60 (or, in the case of a Plan subject to Similar Law, where the purchase, holding and disposition by such Plan will not constitute or result in a non-exempt violation of applicable Similar Law).

2.       The Purchaser understands that if the Purchaser is or becomes a Person referred to in 1(a) or (b) above, such Purchaser is required to provide to the Trustee and the Certificate Administrator an Opinion of Counsel in form and substance satisfactory to the Trustee, the Certificate Administrator and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt “prohibited transaction” within the meaning of ERISA or Section 4975 of the Code or a non-exempt violation of any Similar Law, and will not subject the Trustee, the Certificate Administrator, the Certificate Registrar, the Master Servicer, the Special Servicer, any sub-servicer, the Initial Purchasers, the Underwriters, the Asset Representations Reviewer, the Operating Advisor or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Master Servicer, any sub-servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Asset Representations Reviewer, the Initial Purchasers, the Underwriters or the Trust.

IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of _____________, 20__.

Very truly yours,

[The Purchaser]

By:
Name:
Title:

Exhibit F-1-2

EXHIBIT F-2

FORM OF ERISA REPRESENTATION LETTER
REGARDING CLASS R certificates

[Date]

Computershare Trust Company, National Association,
       as Certificate Registrar
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services (CMBS) – BBCMS Mortgage Trust 2025-5C37
      [OR OTHER CERTIFICATE REGISTRAR]

[Transferor]
[______]
[______]
Attention: [______]

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

To the above-mentioned addressees:

The undersigned (the “Purchaser”) proposes to purchase [__]% Percentage Interest in the BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Class R Certificates (the “Class R Certificate”) issued pursuant to that certain Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you that, with respect to the Class R Certificates, the Purchaser is not and will not be (a) an employee benefit plan or other plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental plan (as defined in Section 3(32) of ERISA), or any other plan that is subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or (b) a person acting on behalf of a Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan or Plans and the application of Department of Labor Regulation § 2510.3-101, as modified by Section 3(42) of ERISA) or using the assets of any such Plan to purchase such Class R Certificate.

Exhibit F-2-1

IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of ____________, 20__.

Very truly yours,

[The Purchaser]

By:
Name:
Title:

Exhibit F-2-2

EXHIBIT G

FORM OF DISTRIBUTION DATE STATEMENT

See Annex B to the Prospectus.

Exhibit G-1

EXHIBIT H

FORM OF OMNIBUS ASSIGNMENT

[NAME OF CURRENT ASSIGNOR] having an address at [ADDRESS OF CURRENT ASSIGNOR] (the “Assignor”) for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby sells, transfers, assigns, delivers, sets over and conveys, without recourse, representation or warranty, express or implied, unto “Computershare Trust Company, National Association, as Trustee for the benefit of the registered holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37” (the “Assignee”), having an office at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services – BBCMS 2025-5C37, its successors and assigns, all right, title and interest of the Assignor in and to:

That certain mortgage and security agreement, deed of trust and security agreement, deed to secure debt and security agreement, or similar security instrument (the “Security Instrument”), and that certain Promissory Note (the “Mortgage Note”), for each of the Mortgage Loans shown on the Mortgage Loan Schedule attached hereto as Exhibit B, and that certain assignment of leases and rents given in connection therewith and all of the Assignor’s right, title and interest in any claims, collateral, insurance policies, certificates of deposit, letters of credit, escrow accounts, performance bonds, demands, causes of action and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Security Instrument and the Mortgage Note, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to the Security Instrument and the Mortgage Note.

IN WITNESS WHEREOF, the Assignor has executed this instrument under seal to be effective as of the [__] day of [_____________], 20[__].

[NAME OF CURRENT ASSIGNOR]

By:
Name:
Title:

Exhibit H-1

EXHIBIT I

FORM OF TRANSFER CERTIFICATE FOR RULE 144A
BOOK-ENTRY CERTIFICATE TO TEMPORARY REGULATION S
BOOK-ENTRY CERTIFICATE DURING RESTRICTED PERIOD

(Exchanges or transfers pursuant to Section 5.03(c)
of the Pooling and Servicing Agreement)

Computershare Trust Company, National Association,
          as Certificate Registrar
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services (CMBS) – BBCMS Mortgage Trust 2025-5C37
          [OR OTHER CERTIFICATE REGISTRAR]

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Book-Entry Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Temporary Regulation S Book-Entry Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with the Depository in the name of [Euroclear] [Clearstream]* (Common Code No. [______]).

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)       the offer of the Certificates was not made to a person in the United States;

*     Select appropriate depository.

Exhibit I-1

[(2)      at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)      the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]**

(3)       no “directed selling efforts” within the meaning of Rule 902(c) of Regulation S have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: Barclays Commercial Mortgage Securities LLC

**    Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit I-2

EXHIBIT J

FORM OF TRANSFER CERTIFICATE FOR RULE 144A BOOK-ENTRY
CERTIFICATE TO REGULATION S BOOK-ENTRY CERTIFICATE AFTER
RESTRICTED PERIOD

(Exchange or transfers pursuant to Section 5.03(d)
of the Pooling and Servicing Agreement)

Computershare Trust Company, National Association,
          as Certificate Registrar
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services (CMBS) – BBCMS Mortgage Trust 2025-5C37
          [OR OTHER CERTIFICATE REGISTRAR]

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Book-Entry Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Regulation S Book-Entry Certificate of such Class (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)       the offer of the Certificates was not made to a person in the United States,

Exhibit J-1

[(2)      at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*
[(2)      the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

(3)       no “directed selling efforts” within the meaning of Rule 902(c) of Regulation S have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: Barclays Commercial Mortgage Securities LLC

*   Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit J-2

EXHIBIT K

FORM OF TRANSFER CERTIFICATE FOR TEMPORARY REGULATION S BOOK-
ENTRY CERTIFICATE TO RULE 144A BOOK-ENTRY CERTIFICATE DURING
RESTRICTED PERIOD

(Exchange or transfers pursuant to Section 5.03(e)
of the Pooling and Servicing Agreement)

Computershare Trust Company, National Association,
          as Certificate Registrar
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services (CMBS) – BBCMS Mortgage Trust 2025-5C37

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Temporary Regulation S Book-Entry Certificate of such Class (CINS No. [______] and ISIN No. [______]) with [Euroclear] [Clearstream]* (Common Code [______]) through the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Book-Entry Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

*   Select appropriate depository.

Exhibit K-1

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: Barclays Commercial Mortgage Securities LLC

Exhibit K-2

EXHIBIT L

FORM OF TRANSFER CERTIFICATE FOR TEMPORARY REGULATION S BOOK-
ENTRY CERTIFICATE TO REGULATION S BOOK-ENTRY CERTIFICATE AFTER
RESTRICTED PERIOD

(Exchanges pursuant to Section 5.03(f)
of the Pooling and Servicing Agreement)

Computershare Trust Company, National Association,
          as Certificate Registrar
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services (CMBS) – BBCMS Mortgage Trust 2025-5C37

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

[For purposes of acquiring a beneficial interest in a Regulation S Book-Entry Certificate of the Class specified above after the expiration of the Restricted Period,] [For purposes of receiving payments under a Temporary Regulation S Book-Entry Certificate of the Class specified above,]* the undersigned holder of a beneficial interest in a Temporary Regulation S Book-Entry Certificate of the Class specified above issued under the Pooling and Servicing Agreement certifies that it is not a U.S. Person as defined by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by facsimile on or prior to the date on which you intend to submit your corresponding certification relating to the Certificates of the Class specified above held by you for our account if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.

*   Select, as applicable.

Exhibit L-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Initial Purchasers.

Dated:

By:
as, or as agent for, the holder of a beneficial interest in the Certificates to which this certificate relates.

Exhibit L-2

EXHIBIT M

FORM OF TRANSFER CERTIFICATE FOR NON-BOOK ENTRY CERTIFICATE TO
TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE

(Exchanges or transfers pursuant to Section 5.03(g)
of the Pooling and Servicing Agreement)

Computershare Trust Company, National Association,
          as Certificate Registrar
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services (CMBS) – BBCMS Mortgage Trust 2025-5C37

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Temporary Regulation S Book-Entry Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with [Euroclear] [Clearstream]* (Common Code [______]) through the Depository.

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)       the offer of the Certificates was not made to a person in the United States;

* Select appropriate depository.

Exhibit M-1

[(2)      at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)      the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]**

(3)       no “directed selling efforts” within the meaning of Rule 902(c) of Regulation S have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: Barclays Commercial Mortgage Securities LLC

**   Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit M-2

EXHIBIT N

FORM OF TRANSFER CERTIFICATE FOR NON-BOOK ENTRY CERTIFICATE TO
REGULATION S BOOK-ENTRY CERTIFICATE

(Exchange or transfers pursuant to Section 5.03(g)
of the Pooling and Servicing Agreement)

Computershare Trust Company, National Association,
          as Certificate Registrar
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services (CMBS) – BBCMS Mortgage Trust 2025-5C37

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Regulation S Book-Entry Certificate (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)       the offer of the Certificates was not made to a person in the United States,

[(2)      at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*

*   Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit N-1

[(2)      the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

(3)       no “directed selling efforts” within the meaning of Rule 902(c) of Regulation S have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: Barclays Commercial Mortgage Securities LLC

Exhibit N-2

EXHIBIT O

FORM OF TRANSFER CERTIFICATE FOR NON-BOOK ENTRY CERTIFICATE
TO RULE 144A BOOK-ENTRY CERTIFICATE

(Exchange or transfers pursuant to Section 5.03(g)
of the Pooling and Servicing Agreement)

Computershare Trust Company, National Association,
          as Certificate Registrar
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services (CMBS) – BBCMS Mortgage Trust 2025-5C37

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Book-Entry Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.

Exhibit O-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: Barclays Commercial Mortgage Securities LLC

Exhibit O-2

EXHIBIT P-1A

FORM OF INVESTOR CERTIFICATION for Non-Borrower PartY (for
Persons other than the DIRECTING CERTIFICATEHOLDER and/or a
Controlling Class Certificateholder)

[Date]

Computershare Trust Company, National Association,
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) – BBCMS Mortgage Trust 2025-5C37
Email: trustadministrationgroup@computershare.com
CCTCMBSBondAdmin@computershare.com

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Class [_] Certificates

In accordance with the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, with respect to the certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is either (a) a Certificateholder, a beneficial owner or a prospective purchaser of the above-referenced Class [__] Certificates or (b) a Companion Holder (or any investment advisor or manager or other representative of the foregoing).

2.       The undersigned is neither the Directing Certificateholder nor a Controlling Class Certificateholder.

3.       In the case that the undersigned is a Certificateholder, a beneficial owner or a prospective purchaser of a Certificate, the undersigned has received a copy of the Prospectus.

4.       The undersigned is not a Borrower Party1.

5.       The undersigned is requesting access pursuant to the Pooling and Servicing Agreement to certain information (the “Information”) on the Certificate Administrator’s Website and/or is requesting the information identified on the schedule attached hereto (also, the “Information”) pursuant to the provisions of the Pooling and Servicing

1 Including any alternate definitions of borrower party, borrower restricted party, restricted holder or any other similar term under any related Intercreditor Agreement.

Exhibit P-1A-1

Agreement. In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Depositor, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part; provided, however, that the obligations of the undersigned to keep any such Information confidential shall expire one year following the date that the undersigned receives such Information (with respect to a prospective purchaser only) or is no longer a Certificateholder, a beneficial owner or prospective purchaser of the Class of Certificates referenced above. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

6.       The undersigned shall be fully liable for any breach of the Pooling and Servicing Agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Underwriters, the Initial Purchasers and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

7.       The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the Information on the Certificate Administrator’s Website, and the Certificate Administrator shall have no obligation to monitor, determine or verify whether the undersigned has properly certified or recertified under this Investor Certification any time the undersigned accesses the Certificate Administrator’s Website.

8.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

By:
Title:
Company:
Phone:

Exhibit P-1A-2

EXHIBIT P-1B

FORM OF INVESTOR CERTIFICATION FOR NON-BORROWER PARTY (FOR THE
DIRECTING CERTIFICATEHOLDER AND/OR A CONTROLLING CLASS
CERTIFICATEHOLDER)

[Date]

Midland Loan Services, a Division of PNC
Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division
Head

Email: NoticeAdmin@pnc.com

Computershare Trust Company, National Association 1505 Energy Park Drive St. Paul, Minnesota 55108 Attention: Corporate Trust Services (CMBS) – BBCMS 2025-5C37
Pentalpha Surveillance LLC 501 John James Audubon Parkway, Suite 401 Amherst, New York 14228 Attention: BBCMS 2025-5C37 – Transaction Manager Email: notices@pentalphasurveillance.com	3650 REIT Loan Servicing LLC 2977 McFarlane Road, Suite 300 Miami, Florida 33133 Attention: General Counsel E-mail: mjefferis@3650REIT.com With a copy to: specialservicing@3650capital.com
Computershare Trust Company, National
Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services (CMBS) –
BBCMS Mortgage Trust 2025-5C37
Email:
trustadministrationgroup@computershare.com
CCTCMBSBondAdmin@computershare.com

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Class [__] Certificates

In accordance with the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, with respect to the certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

Exhibit P-1B-1

1.       The undersigned is either the Directing Certificateholder, the Holder of a majority of the Controlling Class or a Controlling Class Certificateholder.

2.       The undersigned has received a copy of the Prospectus.

3.       The undersigned is not a Borrower Party2.

4.       The undersigned is requesting access pursuant to the Pooling and Servicing Agreement to certain information (the “Information”) on the Certificate Administrator’s Website [and/or is requesting the information identified on the schedule attached hereto (also, the “Information”) pursuant to the provisions of the Pooling and Servicing Agreement]. In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Depositor, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part; provided, however, that the obligations of the undersigned to keep any such Information confidential shall expire one year following the date that the undersigned receives such Information (with respect to a prospective purchaser only) or is no longer a Certificateholder, a beneficial owner or prospective purchaser of the Class of Certificates referenced above. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

5.       The undersigned shall be fully liable for any breach of the Pooling and Servicing Agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Underwriters, the Initial Purchasers and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6.       At any time the undersigned becomes a Borrower Party with respect to any Mortgage Loan or Whole Loan, the undersigned shall deliver the certification attached as Exhibit P-1D to the Pooling and Servicing Agreement and shall deliver to the applicable parties the notices attached as Exhibit P-1E and Exhibit P-1F to the Pooling and Servicing Agreement.

7.       The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the Information on the Certificate Administrator’s Website, and the Certificate Administrator shall have no obligation to monitor, determine or verify whether the

2 Including any alternate definitions of borrower party, borrower restricted party, restricted holder or any other similar term under any related Intercreditor Agreement.

Exhibit P-1B-2

undersigned has properly certified or recertified under this Investor Certification any time the undersigned accesses the Certificate Administrator’s Website.

8.       [For use with any party other than the initial Directing Certificateholder]The undersigned hereby certifies that an executed copy of this certification in [paper][electronic click-through] form has been delivered in accordance with the notice provisions of the Pooling and Servicing Agreement to the applicable Information provider listed above [(a) by overnight courier or (b) mailed by registered mail, postage prepaid].

9.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

By:
Title:
Company:
Phone:

EXHIBIT P-1C

FORM OF INVESTOR CERTIFICATION FOR BORROWER PARTY (FOR PERSONS
OTHER THAN THE DIRECTING CERTIFICATEHOLDER AND/OR A
CONTROLLING CLASS CERTIFICATEHOLDER)

[Date]

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) – BBCMS Mortgage Trust 2025-5C37
Email: trustadministrationgroup@computershare.com
CCTCMBSBondAdmin@computershare.com

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head
Email: NoticeAdmin@pnc.com

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Class [__] Certificates
Exhibit P-1B-3

In accordance with the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, with respect to the certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is either (a) a Certificateholder, a beneficial owner or a prospective purchaser of the above-referenced Class [__] Certificates or (b) a Companion Holder (or any investment advisor or manager or other representative of the foregoing).

2.       The undersigned is neither the Directing Certificateholder nor a Controlling Class Certificateholder.

3.       In the case that the undersigned is a Certificateholder, a beneficial owner or prospective purchaser of a Certificate, the undersigned has received a copy of the Prospectus.

4.       The undersigned is a Borrower Party3.

5.       The undersigned is requesting access to the Distribution Date Statement pursuant to the Pooling and Servicing Agreement. In consideration of the disclosure to the undersigned of the Distribution Date Statement, or the access thereto, the undersigned will keep the Distribution Date Statement confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Distribution Date Statement will not, without the prior written consent of the Depositor, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part; provided, however, that the obligations of the undersigned to keep any such Distribution Date Statement confidential shall expire one year following the date that the undersigned receives such Distribution Date Statement (with respect to a prospective purchaser only) or is no longer a Certificateholder, a beneficial owner or prospective purchaser of the Class of Certificates referenced above. The undersigned will not use or disclose the Distribution Date Statement in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

6.       The undersigned shall be fully liable for any breach of the Pooling and Servicing Agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Underwriters, the Initial Purchasers

3 Including any alternate definitions of borrower party, borrower restricted party, restricted holder or any other similar term under any related Intercreditor Agreement.

Exhibit P-1C-2

and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

7.       The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the Distribution Date Statement on the Certificate Administrator’s Website, and the Certificate Administrator shall have no obligation to monitor, determine or verify whether the undersigned has properly certified or recertified under this Investor Certification any time the undersigned accesses the Certificate Administrator’s Website.

8.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

By:
Title:
Company:
Phone:

Exhibit P-1C-3

EXHIBIT P-1D

FORM OF INVESTOR CERTIFICATION FOR BORROWER PARTY
(FOR THE DIRECTING CERTIFICATEHOLDER AND/OR A
CONTROLLING CLASS CERTIFICATEHOLDER)

[Date]

Midland Loan Services, a Division of PNC
Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division
Head

Email: NoticeAdmin@pnc.com

Computershare Trust Company, National
Association
1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services (CMBS) –
BBCMS Mortgage Trust 2025-5C37

Email:
trustadministrationgroup@computershare.com
CCTCMBSBondAdmin@computershare.com

Pentalpha Surveillance LLC 501 John James Audubon Parkway, Suite 401 Amherst, New York 14228 Attention: BBCMS 2025-5C37 – Transaction Manager Email: notices@pentalphasurveillance.com	3650 REIT Loan Servicing LLC 2977 McFarlane Road, Suite 300 Miami, Florida 33133 Attention: General Counsel E-mail: mjefferis@3650REIT.com With a copy to: specialservicing@3650capital.com

Computershare Trust Company, National
Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) –
BBCMS Mortgage Trust 2025-5C37
Email:
trustadministrationgroup@computershare.com
CCTCMBSBondAdmin@computershare.com

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Class [__] Certificates

In accordance with the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as

Exhibit P-1D-1

Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, with respect to the certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1. The undersigned is the Directing Certificateholder, the Holder of the majority of the Controlling Class or a Controlling Class Certificateholder.

2.       The undersigned is a Borrower Party4 with respect to the following Excluded Loan(s):

[IDENTIFY EXCLUDED LOAN[(S)] (the “Excluded Loan(s)”)]

The undersigned is not a Borrower Party with respect to any other Mortgage Loan.

3.       The undersigned has received a copy of the Prospectus.

4.       Except with respect to the Excluded Loan(s), the undersigned is requesting access pursuant to the Pooling and Servicing Agreement to certain information (the “Information”) on the Certificate Administrator’s Website [and/or is requesting the information identified on the schedule attached hereto (also, the “Information”) pursuant to the provisions of the Pooling and Servicing Agreement]. In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Depositor, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part; provided, however, that the obligations of the undersigned to keep any such Information confidential shall expire one year following the date that the undersigned receives such Information (with respect to a prospective purchaser only) or is no longer a Certificateholder, a beneficial owner or prospective purchaser of the Class of Certificates referenced above. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

5.       The undersigned hereby acknowledges and agrees that it is prohibited from accessing, reviewing and using Excluded Information (as defined in the Pooling and Servicing Agreement) relating to the Excluded Loan(s) to the extent the undersigned receives access to such Excluded Information on the Certificate Administrator’s Website or otherwise receives access to such Excluded Information in connection with its duties, or exercise of its rights pursuant to the Pooling and Servicing Agreement.

4 Including any alternate definitions of borrower party, borrower restricted party, restricted holder or any other similar term under any related Intercreditor Agreement.

Exhibit P-1D-2

6.       The undersigned shall be fully liable for any breach of the Pooling and Servicing Agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Underwriters, the Initial Purchasers and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

7.       To the extent the undersigned receives access to any Excluded Information on the Certificate Administrator’s Website or otherwise receives access to such Excluded Information, the undersigned shall be deemed to have agreed that it (i) will not directly or indirectly provide any such Excluded Information to (A) the related Borrower Party, (B) any related Excluded Controlling Class Holder, (C) any employees or personnel of the undersigned or any of its Affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (D) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

8.       The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the Information on the Certificate Administrator’s Website, and the Certificate Administrator shall have no obligation to monitor, determine or verify whether the undersigned has properly certified or recertified under this Investor Certification any time the undersigned accesses the Certificate Administrator’s Website.

9.       The undersigned hereby certifies that an executed copy of this certification in [paper][electronic click-through] form has been delivered in accordance with the notice provisions of the Pooling and Servicing Agreement to the applicable Information provider listed above [(a) by overnight courier or (b) mailed by registered mail, postage prepaid].

10.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[Directing Certificateholder][Holder of the majority of the Controlling Class][Controlling Class Certificateholder]

By:
Name:

Exhibit P-1D-3

Title:
Company:
Phone:

Exhibit P-1D-4

EXHIBIT P-1E

FORM OF NOTICE OF EXCLUDED CONTROLLING CLASS HOLDER

[Date]

Midland Loan Services, a Division of PNC
Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division
Head

Email: NoticeAdmin@pnc.com

Computershare Trust Company, National
Association
1505 Energy Park Drive

St. Paul, Minnesota 55108
Attention: Corporate Trust Services (CMBS) –
BBCMS 2025-5C37

Email:
trustadministrationgroup@computershare.com
CCTCMBSBondAdmin@computershare.com

Pentalpha Surveillance LLC 501 John James Audubon Parkway, Suite 401 Amherst, New York 14228 Attention: BBCMS 2025-5C37 – Transaction Manager Email: notices@pentalphasurveillance.com	3650 REIT Loan Servicing LLC 2977 McFarlane Road, Suite 300 Miami, Florida 33133 Attention: General Counsel E-mail: mjefferis@3650REIT.com With a copy to: specialservicing@3650capital.com
Computershare Trust Company, National
Association
9062 Old Annapolis Road
Columbia, Maryland  21045-1951
Attention:  Corporate Trust Services (CMBS) –
BBCMS Mortgage Trust 2025-5C37
Email:
trustadministrationgroup@computershare.com
CCTCMBSBondAdmin@computershare.com

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Class [__] Certificates

THIS NOTICE IDENTIFIES AN “EXCLUDED LOAN” RELATING TO THE BBCMS MORTGAGE TRUST 2025-5C37, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2025-5C37, REQUIRING ACTION BY YOU AS THE RECIPIENT PURSUANT TO SECTION 3.13(b) OF THE POOLING AND SERVICING AGREEMENT.

In accordance with Section 3.13(b) of the Pooling and Servicing Agreement, with respect to the above-referenced certificates (the “Certificates”), the undersigned (the “Excluded Controlling Class Holder”) hereby certifies and agrees as follows:

1.       The undersigned is [the Directing Certificateholder][the Holder of the majority of the Controlling Class][a Controlling Class Certificateholder] as of the date hereof.

Exhibit P-1E-1

2.       The undersigned has become a Borrower Party5 with respect to the following [Mortgage Loan(s)] [and] [Whole Loan(s)] (the “Excluded Loan(s)”):

Loan Number	ODCR	Loan Name	Borrower Name

3.       As of the date above, the undersigned is the beneficial owner of the following certificates, and is providing the below information to the addressees hereto for purposes of their compliance with the Pooling and Servicing Agreement, including, among other things, the Certificate Administrator’s determination as to whether a Consultation Termination Event is in effect with respect to the Excluded Loans listed in paragraph 2 if any such mortgage loan is an Excluded Loan:

CUSIP	Class	Outstanding Certificate Balance	Initial Certificate Balance

The undersigned is not a Borrower Party with respect to any other Mortgage Loan.

4.       Except with respect to the Excluded Loan(s), the undersigned is requesting access pursuant to the Pooling and Servicing Agreement to certain information (the “Information”) on the Certificate Administrator’s Website [and/or is requesting the information identified on the schedule attached hereto (also, the “Information”) pursuant to the provisions of the Pooling and Servicing Agreement]. In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Depositor, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives

5 Including any alternate definitions of borrower party, borrower restricted party, restricted holder or any other similar term under any related Intercreditor Agreement.

Exhibit P-1E-2

(collectively, the “Representatives”) in any manner whatsoever, in whole or in part; provided, however, that the obligations of the undersigned to keep any such Information confidential shall expire one year following the date that the undersigned receives such Information (with respect to a prospective purchaser only) or is no longer a Certificateholder, a beneficial owner or prospective purchaser of the Class of Certificates referenced above. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

5.       The undersigned hereby acknowledges and agrees that it is prohibited from accessing, reviewing and using Excluded Information (as defined in the Pooling and Servicing Agreement) relating to the Excluded Loan(s) to the extent the undersigned receives access to such Excluded Information on the Certificate Administrator’s Website or otherwise receives access to such Excluded Information in connection with its duties, or exercise of its rights pursuant to the Pooling and Servicing Agreement.

6.       The undersigned shall be fully liable for any breach of the Pooling and Servicing Agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Underwriters, the Initial Purchasers and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

7.       To the extent the undersigned receives access to any Excluded Information on the Certificate Administrator’s Website or otherwise receives access to such Excluded Information, the undersigned shall be deemed to have agreed that it (i) will not directly or indirectly provide any such Excluded Information to (A) the related Borrower Party, (B) any related Excluded Controlling Class Holder, (C) any employees or personnel of the undersigned or any of its Affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (D) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

8.       The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the Information on the Certificate Administrator’s Website, and the Certificate Administrator shall have no obligation to monitor, determine or verify whether the undersigned has properly certified or recertified under this Investor Certification any time the undersigned accesses the Certificate Administrator’s Website.

9.       The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Pooling and Servicing Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

Exhibit P-1E-3

10.       The undersigned is simultaneously providing notice to the Certificate Administrator in the form of Exhibit P-1F to the Pooling and Servicing Agreement, requesting termination of access to any Excluded Information. The undersigned acknowledges that it is not permitted to access and shall not access any Excluded Information relating to the Excluded Loan(s) on the Certificate Administrator’s Website unless and until it has (i) delivered notice of the termination of the related Excluded Controlling Class Holder status and (ii) submitted a new investor certification in accordance with Section 3.13(b) of the Pooling and Servicing Agreement.

11.       The undersigned agrees to indemnify and hold harmless each party to the Pooling and Servicing Agreement, the Underwriters, the Initial Purchasers and the Trust Fund from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized access by the undersigned or any agent, employee, representative or person acting on its behalf of any Excluded Information relating to the Excluded Loan(s) listed in Paragraph 2 above.

Capitalized terms used but not defined herein have the respective meanings given to them in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[Directing Certificateholder][Holder of the majority of the Controlling Class][Controlling Class Certificateholder]

By:
Name:
Title:

Dated: _______

cc: Barclays Commercial Mortgage Securities LLC

Exhibit P-1E-4

EXHIBIT P-1F

FORM OF NOTICE OF [EXCLUDED LOAN] [EXCLUDED CONTROLLING CLASS
HOLDER] TO CERTIFICATE ADMINISTRATOR

[Date]

Via: Email
Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) – BBCMS Mortgage Trust 2025-5C37
CCTCMBSBondAdmin@computershare.com
trustadministrationgroup@computershare.com

with a copy to:

Computershare Trust Company, National Association, as Certificate Administrator
Email: ctslink.customerservice@computershare.com
Attention: CTSLink – Corporate Trust Services – BBCMS Mortgage Trust 2025-5C37

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

In accordance with Section 3.13(b) of the Pooling and Servicing Agreement, with respect to the above-referenced certificates (the “Certificates”), the undersigned (the “Excluded Controlling Class Holder”) hereby directs you as follows:

1.       The undersigned is [the Directing Certificateholder][the Holder of the majority of the Controlling Class][a Controlling Class Certificateholder] as of the date hereof.

2.       The undersigned has become a Borrower Party6 with respect to the following [Mortgage Loan(s)] [and] [Whole Loan(s)] (the “Excluded Loan(s)”):

Loan Number	ODCR	Loan Name	Borrower Name

6 Including any alternate definitions of borrower party, borrower restricted party, restricted holder or any other similar term under any related Intercreditor Agreement.

Exhibit P-1F-1

3.       The following USER IDs for CTSLink are affiliated with the undersigned and access to any information on the Certificate Administrator’s Website with respect to the BBCMS Mortgage Trust 2025-5C37 securitization should be revoked as to such users:

4.       The undersigned acknowledges that it is not permitted to access and shall not access any Excluded Information with respect to such Excluded Loan(s) on the Certificate Administrator’s Website unless and until it (i) is no longer an Excluded Controlling Class Holder with respect to such Excluded Loan(s), (ii) has delivered notice of the termination of the related Excluded Controlling Class Holder status and (iii) has submitted an investor certification in the form of Exhibit P-1B to the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein have the respective meanings given to them in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

Exhibit P-1F-2

[Directing Certificateholder][Holder of the majority of the Controlling Class][Controlling Class Certificateholder]

By:
Name:
Title:

Dated:

cc: Barclays Commercial Mortgage Securities LLC

The undersigned hereby acknowledges that
access to CTSLink has been revoked for
the users listed in Paragraph 3.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Certificate Administrator

Name:
Title:

Exhibit P-1F-3

EXHIBIT P-1G

FORM OF CERTIFICATION OF THE DIRECTING
CERTIFICATEHOLDER

[Date]

Midland Loan Services, a Division of PNC
Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division
Head
Email: NoticeAdmin@pnc.com

Computershare Trust Company, National Association 1505 Energy Park Drive St. Paul, Minnesota 55108 Attention: Corporate Trust Services (CMBS) – BBCMS Mortgage Trust 2025-5C37
Pentalpha Surveillance LLC 501 John James Audubon Parkway, Suite 401 Amherst, New York 14228 Attention: BBCMS 2025-5C37 – Transaction Manager Email: notices@pentalphasurveillance.com	3650 REIT Loan Servicing LLC 2977 McFarlane Road, Suite 300 Miami, Florida 33133 Attention: General Counsel E-mail: mjefferis@3650REIT.com With a copy to: specialservicing@3650capital.com

Computershare Trust Company, National
Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) –
BBCMS Mortgage Trust 2025-5C37
Email:
trustadministrationgroup@computershare.com
CCTCMBSBondAdmin@computershare.com

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

In accordance with Section 3.23 of the Pooling and Servicing Agreement, the undersigned hereby certifies and agrees as follows:

1.       The undersigned has been appointed to act as the Directing Certificateholder.

2.       The undersigned is not a Borrower Party7.

7 Including any alternate definitions of borrower party, borrower restricted party, restricted holder or any other similar term under any related Intercreditor Agreement.

Exhibit P-1G-1

3.       If the undersigned becomes a Borrower Party with respect to any Mortgage Loan or Whole Loan, the undersigned agrees to and shall deliver the certification attached as Exhibit P-1D to the Pooling and Servicing Agreement and shall deliver to the applicable parties the notices attached as Exhibit P-1E and Exhibit P-1F to the Pooling and Servicing Agreement.

4.       [[For Directing Certificateholders other than the initial Directing Certificateholder] The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Pooling and Servicing Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.]

5.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[Directing Certificateholder]

By:
Name:
Title:

Dated: _______

cc: Barclays Commercial Mortgage Securities LLC

Exhibit P-1G-2

EXHIBIT P-2

FORM OF CERTIFICATION FOR NRSROs

[Date]

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) – BBCMS 2025-5C37

Attention:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

In accordance with the requirements for obtaining certain information pursuant to the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, with respect to the certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is a Rating Agency hired by the Depositor to provide ratings on the Certificates; or

2.       The undersigned is a nationally recognized statistical rating organization and either (x) has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), had access to the Depositor’s 17g-5 website prior to the Closing Date, is requesting access pursuant to the Agreement to certain information (the “Information”) on such 17g-5 website pursuant to the provisions of the Agreement, and agrees that any confidentiality agreement applicable to the undersigned with respect to the information obtained from the Depositor’s 17g-5 website prior to the Closing Date shall also be applicable to information obtained from the 17g-5 Information Provider’s Website (including without limitation, to any information received by the Depositor for posting on the 17g-5 Information Provider’s Website), or (y), if the undersigned did not have access to the Depositor’s 17g-5 website prior to the Closing Date, it hereby agrees that it shall be bound by the provisions of the confidentiality agreement attached hereto as Annex A which shall be applicable to it with respect to any information obtained from the 17g-5 Information Provider’s Website, including any information that is obtained from the section of the 17g-5 Information Provider’s Website that hosts the Depositor’s 17g-5 website after the Closing Date.

The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the Information on the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

Exhibit P-2-1

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

By:
Title:
Company:
Phone:

Exhibit P-2-2

ANNEX A

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (the “Confidentiality Agreement”) is made in connection with Barclays Capital Inc. (together with its affiliates, the “Furnishing Entities” and each a “Furnishing Entity”) furnishing certain financial, operational, structural and other information relating to the issuance of the BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37 (the “Certificates”) pursuant to the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor (the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, and the assets underlying or referenced by the Certificates, including the identity of, and financial information with respect to borrowers, sponsors, guarantors, managers and lessees with respect to such assets (together, the “Collateral”) to you (the “NRSRO”) through the website of Computershare Trust Company, National Association, as 17g-5 Information Provider under the Pooling and Servicing Agreement, including the [section of the 17g-5 Information Provider’s Website that hosts the Depositor’s 17g-5 website after the Closing Date (as defined in the Pooling and Servicing Agreement)]. Information provided by each Furnishing Entity is labeled as provided by the specific Furnishing Entity.

1.	Definition of Confidential Information. For purposes of this Confidentiality Agreement, the term “Confidential Information” shall include the following information (irrespective of its source or form of communication, including information obtained by you through access to this site) that may be furnished to you by or on behalf of a Furnishing Entity in connection with the issuance or monitoring of a rating with respect to the Certificates: (x) all data, reports, interpretations, forecasts, records, agreements, legal documents and other information (such information, the “Evaluation Material”) and (y) any of the terms, conditions or other facts with respect to the transactions contemplated by the Pooling and Servicing Agreement, including the status thereof; provided, however, that the term Confidential Information shall not include information which:

(a)         was or becomes generally available to the public (including through filing with the Securities and Exchange Commission or disclosure in an offering document) other than as a result of a disclosure by you or a NRSRO Representative (as defined in Section 2(c)(i) below) in violation of this Confidentiality Agreement;

(b)         was or is lawfully obtained by you from a source other than a Furnishing Entity or its representatives that (i) is reasonably believed by you to be under no obligation to maintain the information as confidential and (ii) provides it to you without any obligation to maintain the information as confidential; or

(c)         is independently developed by the NRSRO without reference to any Confidential Information.

Exhibit P-2-3

2.	Information to Be Held in Confidence.

(a)         You will use the Confidential Information solely for the purpose of determining or monitoring a credit rating on the Certificates and, to the extent that any information used is derived from but does not reveal any Confidential Information, for benchmarking, modeling or research purposes (the “Intended Purpose”).

(b)         You acknowledge that you are aware that the United States and state securities laws impose restrictions on trading in securities when in possession of material, non-public information and that the NRSRO will advise (through policy manuals or otherwise) each NRSRO Representative who is informed of the matters that are the subject of this Confidentiality Agreement to that effect.

(c)         You will treat the Confidential Information as private and confidential. Subject to Section 4, without the prior written consent of the applicable Furnishing Entity, you will not disclose to any person any Confidential Information, whether such Confidential Information was furnished to you before, on or after the date of this Confidentiality Agreement. Notwithstanding the foregoing, you may:

(i)      disclose the Confidential Information to any of the NRSRO’s affiliates, directors, officers, employees, legal representatives, agents and advisors (each, a “NRSRO Representative”) who, in the reasonable judgment of the NRSRO, need to know such Confidential Information in connection with the Intended Purpose; provided, that, prior to disclosure of the Confidential Information to a NRSRO Representative, the NRSRO shall have taken reasonable precautions to ensure, and shall be satisfied, that such NRSRO Representative will act in accordance with this Confidentiality Agreement;

(ii)      solely to the extent required for compliance with Rule 17g-5(a)(3) of the Act (17 C.F.R. 240.17g-5), post the Confidential Information to the NRSRO’s password protected website; and

(iii)      use information derived from the Confidential Information in connection with an Intended Purpose, if such derived information does not reveal any Confidential Information.

3.	Disclosures Required by Law. If you or any NRSRO Representative is requested or required (orally or in writing, by interrogatory, subpoena, civil investigatory demand, request for information or documents, deposition or similar process relating to any legal proceeding, investigation, hearing or otherwise) to disclose any Confidential Information, you agree to provide the relevant Furnishing Entity with notice as soon as practicable (except in the case of regulatory or other governmental inquiry, examination or investigation, and otherwise to the extent practical and permitted by law, regulation or regulatory or other governmental authority) that a request to disclose the Confidential Information has been made so that the relevant Furnishing Entity may seek an appropriate protective order or other reasonable assurance that confidential treatment will be accorded the Confidential Information if it so chooses. Unless otherwise required by a court or other governmental or regulatory authority to do so, and provided that you been
Exhibit P-2-4

informed by written notice that the related Furnishing Entity is seeking a protective order or other reasonable assurance for confidential treatment with respect to the requested Confidential Information, you agree not to disclose the Confidential Information while the Furnishing Entity’s effort to obtain such a protective order or other reasonable assurance for confidential treatment is pending. You agree to reasonably cooperate with each Furnishing Entity in its efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded to the portion of the Confidential Information that is being disclosed, at the sole expense of such Furnishing Entity; provided, however, that in no event shall the NRSRO be required to take a position that such information should be entitled to receive such a protective order or reasonable assurance as to confidential treatment. If a Furnishing Entity succeeds in obtaining a protective order or other remedy, you agree to comply with its terms with respect to the disclosure of the Confidential Information, at the sole expense of such Furnishing Entity. If a protective order or other remedy is not obtained or if the relevant Furnishing Entity waives compliance with the provisions of this Confidentiality Agreement in writing, you agree to furnish only such information as you are legally required to disclose, at the sole expense of the relevant Furnishing Entity.

4.	Obligation to Return Evaluation Material. Promptly upon written request by or on behalf of the relevant Furnishing Entity, all material or documents, including copies thereof, that contain Evaluation Material will be destroyed or, in your sole discretion, returned to the relevant Furnishing Entity. Notwithstanding the foregoing, (a) the NRSRO may retain one or more copies of any document or other material containing Evaluation Material to the extent necessary for legal or regulatory compliance (or compliance with the NRSRO’s internal policies and procedures designed to ensure legal or regulatory compliance) and (b) the NRSRO may retain any portion of the Evaluation Material that may be found in backup tapes or other archive or electronic media or other documents prepared by the NRSRO and any Evaluation Material obtained in an oral communication; provided, that any Evaluation Material so retained by the NRSRO will remain subject to this Confidentiality Agreement and the NRSRO will remain bound by the terms of this Confidentiality Agreement.
5.	Violations of this Confidentiality Agreement.

(a)         The NRSRO will be responsible for any breach of this Confidentiality Agreement by you, the NRSRO or any NRSRO Representative.

(b)         You agree promptly to advise each relevant Furnishing Entity in writing of any misappropriation or unauthorized disclosure or use by any person of the Confidential Information which may come to your attention and to take all steps reasonably requested by such Furnishing Entity to limit, stop or otherwise remedy such misappropriation, or unauthorized disclosure or use.

(c)         You acknowledge and agree that the Furnishing Entities would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of this Confidentiality Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Furnishing

Exhibit P-2-5

Entity shall be entitled to specific performance and injunctive relief to prevent breaches of this Confidentiality Agreement and to specifically enforce the terms and provisions hereof, in addition to any other remedy to which a Furnishing Entity may be entitled at law or in equity. It is further understood and agreed that no failure to or delay in exercising any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege.

6.	Term. Notwithstanding the termination or cancellation of this Confidentiality Agreement and regardless of whether the NRSRO has provided a credit rating on a Security, your obligations under this Confidentiality Agreement will survive indefinitely.
7.	Governing Law. This Confidentiality Agreement and any claim, controversy or dispute arising under the Confidentiality Agreement, the relationships of the parties and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within such State.
8.	Amendments. This Confidentiality Agreement may be modified or waived only by a separate writing by the NRSRO and each Furnishing Entity.
9.	Entire Agreement. This Confidentiality Agreement represents the entire agreement between you and the Furnishing Entities relating to the treatment of Confidential Information heretofore or hereafter reviewed or inspected by you. This agreement supersedes all other understandings and agreements between us relating to such matters; provided, however, that, if the terms of this Confidentiality Agreement conflict with another agreement relating to the Confidential Information that specifically states that the terms of such agreement shall supersede, modify or amend the terms of this Confidentiality Agreement, then to the extent the terms of this Confidentiality Agreement conflict with such agreement, the terms of such agreement shall control notwithstanding acceptance by you of the terms hereof by entry into this website.
10.	Contact Information. Notices for each Furnishing Entity under this Confidentiality Agreement, shall be directed as set forth below:

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Email: RRcmbs@barclays.com

with a copy to:

Barclays Capital Real Estate Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Legal Department

Exhibit P-2-6

EXHIBIT P-3

ONLINE MARKET DATA PROVIDER CERTIFICATION

Computershare Trust Company, National Association
Via email: ctslink.customerservice@computershare.com

Attention:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

This Certification has been prepared for provision of information to the market data providers listed in Paragraph 1 below pursuant to the direction of the Depositor. If you represent a
Market Data Provider not listed herein and would like access to the information, please contact
CTSLink at 866-846-4526, or at ctslink.customerservice@computershare.com.

In accordance with the requirements for obtaining certain information pursuant to the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is an employee or agent of Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, Recursion Co. or CRED iQ, a market data provider that has been given access to the Statements to Certificateholders, CREFC® Reports and supplemental notices on www.ctslink.com (“CTSLink”) by request of the Depositor.

2.       The undersigned agrees that each time it accesses CTSLink, the undersigned is deemed to have recertified that the representation above remains true and correct.

3.       The undersigned acknowledges and agrees that the provision to it of information and/or reports on CTSLink is for its own use only, and agrees that it will not disseminate or otherwise make such information available to any other person without the written consent of the Depositor.

4.       The undersigned shall be fully liable for any breach of the Pooling and Servicing Agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

Exhibit P-3-1

5.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

By:
Title:
Company:
Phone:

Exhibit P-3-2

EXHIBIT Q

CUSTODIAN CERTIFICATION/EXCEPTION REPORT

[DATE]

To the Persons Listed on the attached Schedule A

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

To the above-mentioned addressees:

In accordance with Section 2.02 of the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, the undersigned, as Custodian, hereby certifies that, except as noted on the attached Custodial Exception Report, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or for which a Liquidation Event has occurred) the Custodian has, subject to Section 2.02(c) of the Pooling and Servicing Agreement, reviewed the documents delivered to it pursuant to Section 2.01 of the Pooling and Servicing Agreement and has determined that (i) subject to the final proviso of the definition of “Mortgage File”, all documents specified in clauses (i) through (v), (viii), (ix), (xi), (xii) and (xiii) (or, with respect to clause (xii), a copy of such letter of credit and the required officer’s certificate), if any, of the definition of “Mortgage File,” as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Seller have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to be executed and to relate to such Mortgage Loan and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of “Mortgage Loan Schedule” is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION,
as Custodian

By:
Name:
Title:

Exhibit Q-1

SCHEDULE A

Barclays Commercial Mortgage Securities LLC
745 Seventh Avenue
New York, New York 10019
Email: RRcmbs@barclays.com

with a copy to:

Barclays Capital Real Estate Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Legal Department
Email: SPLegalNotices@barclays.com

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head
Email: NoticeAdmin@pnc.com

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) – BBCMS 2025-5C37
Email: trustadministrationgroup@computershare.com
CCTCMBSBondAdmin@computershare.com

3650 REIT Loan Servicing LLC
2977 McFarlane Road, Suite 300
Miami, Florida 33133
Attention: General Counsel
E-mail: mjefferis@3650REIT.com
With a copy to: specialservicing@3650capital.com

Pentalpha Surveillance LLC
501 John James Audubon Parkway, Suite 401
Amherst, New York 14228
Attention: BBCMS 2025-5C37 – Transaction Manager
Email: notices@pentalphasurveillance.com

3650 Real Estate Investment Trust 2 LLC
2977 McFarlane Road, Suite 300
Miami, Florida 33133
Attention: General Counsel
E-mail: compliance@3650REIT.com

Exhibit Q-2

[APPLICABLE MORTGAGE LOAN SELLER’S NOTICE ADDRESS]

Exhibit Q-3

EXHIBIT R-1

FORM OF POWER OF ATTORNEY BY TRUSTEE FOR MASTER SERVICER

RECORDING REQUESTED BY:

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head
Email: NoticeAdmin@pnc.com

SPACE ABOVE THIS LINE FOR RECORDER’S USE

LIMITED POWER OF ATTORNEY TO MIDLAND LOAN SERVICES, A DIVISION OF
PNC BANK, NATIONAL ASSOCIATION,

FROM COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,

AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF

BBCMS MORTGAGE TRUST 2025-5C37, COMMERCIAL MORTGAGE

PASS-THROUGH CERTIFICATES, SERIES 2025-5C37

KNOW ALL BY THESE PRESENTS:

WHEREAS, Barclays Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, and Computershare Trust Company, National Association, as trustee (the “Trustee”) and as certificate administrator, entered into a Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “PSA”), pertaining to a securitization trust formed for the benefit of the registered holders of the BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37 (the “Trust”), and which provides in part that the Master Servicer shall administer and service certain “Mortgage Loans” and provide services to the “Mortgagors” as those terms are defined in the PSA, for the benefit of the Trustee in accordance with the terms of the PSA and the Mortgage Loans; and

WHEREAS, pursuant to the terms of the PSA, the Master Servicer is granted certain powers, responsibilities and authority in connection with its servicing and administration of the Mortgage Loans subject to the terms of the PSA; and

WHEREAS, the Trustee has been requested by the Master Servicer pursuant to Section 3.0l(b) of the PSA to grant this Limited Power of Attorney to the Master Servicer to enable the Master Servicer to execute and deliver, on behalf of the Trustee, certain documents and instruments related to the Mortgage Loans thereby empowering the

Exhibit R-1-1

Master Servicer to take such actions as it deems necessary to comply with its servicing, administrative and management duties under and in accordance with the PSA.

NOW, THEREFORE, KNOW ALL BY THESE PRESENTS:

Computershare Trust Company, National Association, a national banking association having an office at 9062 Old Annapolis Road, Columbia, Maryland 21045, not in its individual or banking capacity, but solely in its capacity as trustee for the registered holders of the above referenced Trust (the “Trustee”) under the PSA, does make, constitute and appoint Midland Loan Services, a Division of PNC Bank, National Association, with principal corporate offices at 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210, as Master Servicer, by and through its designated officers, as the Trustee's true and lawful attorney-in-fact with respect to the Mortgage Loans and each mortgaged property and related collateral (each, a “Mortgaged Property”) held by the Trustee to secure the obligations of the Mortgage Loans in its capacity as Trustee, and in Trustee's name, place and stead, to prepare, complete, execute, deliver, record and file on behalf of the registered holders and the Trustee, and in any event in accordance with the terms of the PSA; (i) customary consents or waivers and other instruments and documents including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the validity, enforceability, perfection and priority of the lien on the Mortgaged Property; (ii) to consent to assignments and assumptions or substitutions, and transfers of interest of the Mortgagors, in each case subject to and in accordance with the terms of the Mortgage Loans and subject to the provisions of the PSA; (iii) to collect any insurance proceeds, condemnation proceeds and liquidation proceeds in accordance with the terms of the Mortgage Loans; (iv) to consent to any subordinate financing to be secured by any Mortgaged Property to the extent that such consent is required pursuant to the terms of the Mortgage Loans or which otherwise is required under the PSA; (v) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or to repayment of the Mortgage Loan or otherwise, in each case in accordance with the terms of the Mortgage Loans; (vi) to execute any and all instruments necessary or appropriate for judicial or nonjudicial foreclosure of, the taking of a deed in lieu of foreclosure with respect to, or the conversion of title to any Mortgaged Property securing a Mortgage Loan owned by the Trustee and serviced by the Master Servicer for the Trustee, and, consistent with the authority granted by the PSA, to take any and all actions on behalf of the Trustee in connection with maintaining and defending the enforceability of such Mortgage Loan obligation and the collection thereof including, without limitation, the execution of any and all instruments necessary or appropriate in defense of and for the collection and enforcement of said Mortgage Loan obligation in accordance with the terms of the PSA; (vii) to execute and deliver documents relating to the management, operation, maintenance, repair, leasing and marketing of the Mortgaged Property, including agreements and requests by the Mortgagors with respect to modifications of the management of the Mortgaged Property or the replacement of managers; (viii) to exercise all rights, powers and privileges granted or provided to the holder of the Mortgage Loans under their respective terms including all rights of approval and consent thereunder; (ix) to enter into lease subordination agreements, non-

Exhibit R-1-2

disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the Mortgagors or their tenants in accordance with the terms of the Mortgage Loans; (x) to join the Mortgagor in granting, modifying or releasing any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Property to the extent such does not adversely affect the value of the Mortgaged Property; (xi) to execute and deliver, on behalf of the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Property; (xii) to draw upon, replace, substitute, release or amend any letters of credit standing as collateral under the Mortgage Loans; and (xiii) to apply amounts in the various escrow accounts set up under the Mortgage Loans pursuant to the terms provided for therein.

ARTICLE I

The enumeration of particular powers hereinabove is not intended in any way to limit the grant to the Master Servicer as the Trustee's attorney-in-fact of full power and authority with respect to the Mortgage Loans consistent with the PSA to execute and deliver any such documents, instrument or other writing, as fully, to all intents and purposes, as the Trustee might or could do if personally present, hereby ratifying and confirming whatsoever such attorney-in-fact shall and may do by virtue hereof; and the Trustee agrees and represents to those dealing with such attorney-in-fact that they may rely upon this limited power of attorney until termination of the limited power of attorney under the provisions of Article III below. As between and among the Trustee, the registered holders, the Trust, and the Master Servicer, the Master Servicer may not exercise any right, authority or power granted by this instrument in a manner which would violate the terms of the PSA or the servicing standard imposed on the Master Servicer by the PSA, but any and all third parties dealing with the Master Servicer as the Trustee's attorney-in-fact may rely completely, unconditionally and conclusively on the Master Servicer's authority and need not make inquiry about whether the Master Servicer is acting pursuant to the PSA or such standard. Any purchaser, title company, recorder's office or other third party may rely upon a written statement by the Master Servicer that any particular loan or property in question and the release thereof is subject to and included under this power of attorney and the PSA.

ARTICLE II

Any act or thing lawfully done by the Master Servicer, and otherwise authorized under this Limited Power of Attorney, shall be binding on the Trustee and the Trustee's successors and assigns.

ARTICLE III

This Limited Power of Attorney shall continue in full force and effect until the earliest occurrence of any of the following events, unless sooner revoked in writing by the Trustee:

Exhibit R-1-3

(i)	the suspension or termination of this Limited Power of Attorney by the Trustee;
(ii)	the transfer of servicing under the PSA from the Master Servicer to another servicer;
(iii)	the termination, resignation or removal of the Trustee as trustee of such Trust;
(iv)	the appointment of a receiver or conservator with respect to the business of the Master Servicer;
(v)	the filing of a voluntary or involuntary petition in bankruptcy by or against the Master Servicer;
(vi)	the termination of the PSA; or
(vii)	the termination of the Master Servicer.

Nothing herein shall be deemed to amend or modify the PSA or the respective rights, duties or obligations of the Trustee, or the Master Servicer thereunder, and nothing herein shall constitute a waiver of any rights or remedies thereunder.

[SIGNATURE ON FOLLOWING PAGE]

Exhibit R-1-4

IN WITNESS WHEREOF, the Trustee has caused this instrument to be executed and its corporate seal to be affixed hereto by its officer duly authorized as of the ___ day of _________________.

Computershare Trust Company, National Association, as Trustee for the benefit of the registered holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

By

Name

Title:

ATTEST:

Exhibit R-1-5

Witness:

Witness

STATE OF MARYLAND	)

	)	ss.

COUNTY OF HOWARD	)

On this __ day of ________________________, before me personally appeared _________________________ to me personally known, who, being by me duly sworn, did acknowledge and say that s/he is the _______________________ of Computershare Trust Company, National Association, a nationally chartered banking association, and acknowledged to me that s/he executed the foregoing instrument on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the registered holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37.

Notary Public

My commission expires:

Exhibit R-1-6

EXHIBIT R-2

FORM OF POWER OF ATTORNEY BY TRUSTEE FOR SPECIAL SERVICER

3650 REIT Loan Servicing LLC
2977 McFarlane Road, Suite 300
Miami, Florida 33133
Attention: General Counsel
E-mail: mjefferis@3650REIT.com
With a copy to: specialservicing@3650capital.com

SPACE ABOVE THIS LINE FOR RECORDER’S USE

LIMITED POWER OF ATTORNEY TO 3650 REIT LOAN SERVICING LLC,

FROM COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,

AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF

BBCMS MORTGAGE TRUST 2025-5C37, COMMERCIAL MORTGAGE

PASS-THROUGH CERTIFICATES, SERIES 2025-5C37

KNOW ALL BY THESE PRESENTS:

WHEREAS, Barclays Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, 3650 REIT Loan Servicing LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, and Computershare Trust Company, National Association, as trustee (the “Trustee”) and as certificate administrator, entered into a Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “PSA”), pertaining to a securitization trust formed for the benefit of the registered holders of the BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37 (the “Trust”), and which provides in part that the Special Servicer shall administer and service certain “Mortgage Loans” and provide services to the “Mortgagors” as those terms are defined in the PSA, for the benefit of the Trustee in accordance with the terms of the PSA and the Mortgage Loans; and

WHEREAS, pursuant to the terms of the PSA, the Special Servicer is granted certain powers, responsibilities and authority in connection with its servicing and administration of the Mortgage Loans subject to the terms of the PSA; and

WHEREAS, the Trustee has been requested by the Special Servicer pursuant to Section 3.0l(b) of the PSA to grant this Limited Power of Attorney to the Special Servicer to enable the Special Servicer to execute and deliver, on behalf of the Trustee, certain documents and instruments related to the Mortgage Loans thereby empowering the Special Servicer to take such actions as it deems necessary to comply with its servicing, administrative and management duties under and in accordance with the PSA.

Exhibit R-2-1

NOW, THEREFORE, KNOW ALL BY THESE PRESENTS:

Computershare Trust Company, National Association, a national banking association having an office at 9062 Old Annapolis Road, Columbia, Maryland 21045, not in its individual or banking capacity, but solely in its capacity as trustee for the registered holders of the above referenced Trust (the “Trustee”) under the PSA, does make, constitute and appoint 3650 REIT Loan Servicing LLC, with principal corporate offices at 2977 McFarlane Road, Suite 300, Miami, Florida 33133, as Special Servicer, by and through its designated officers, as the Trustee's true and lawful attorney-in-fact with respect to the Mortgage Loans and each mortgaged property and related collateral (each, a “Mortgaged Property”) held by the Trustee to secure the obligations of the Mortgage Loans in its capacity as Trustee, and in Trustee's name, place and stead, to prepare, complete, execute, deliver, record and file on behalf of the registered holders and the Trustee, and in any event in accordance with the terms of the PSA; (i) customary consents or waivers and other instruments and documents including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the validity, enforceability, perfection and priority of the lien on the Mortgaged Property; (ii) to consent to assignments and assumptions or substitutions, and transfers of interest of the Mortgagors, in each case subject to and in accordance with the terms of the Mortgage Loans and subject to the provisions of the PSA; (iii) to collect any insurance proceeds, condemnation proceeds and liquidation proceeds in accordance with the terms of the Mortgage Loans; (iv) to consent to any subordinate financing to be secured by any Mortgaged Property to the extent that such consent is required pursuant to the terms of the related Mortgage Loans or which otherwise is required under the PSA; (v) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or to repayment of the Mortgage Loans or otherwise, in each case in accordance with the terms of the Mortgage Loans; (vi) to execute any and all instruments necessary or appropriate for judicial or nonjudicial foreclosure of, the taking of a deed in lieu of foreclosure with respect to, or the conversion of title to any Mortgaged Property securing a Mortgage Loan owned by the Trustee and serviced by the Special Servicer for the Trustee, and, consistent with the authority granted by the PSA, to take any and all actions on behalf of the Trustee in connection with maintaining and defending the enforceability of such Mortgage Loan obligation and the collection thereof including, without limitation, the execution of any and all instruments necessary or appropriate in defense of and for the collection and enforcement of said Mortgage Loans obligation in accordance with the terms of the PSA; (vii) to execute and deliver documents relating to the management, operation, maintenance, repair, leasing and marketing of the Mortgaged Property, including agreements and requests by the Mortgagors with respect to modifications of the management of the Mortgaged Property or the replacement of managers; (viii) to exercise all rights, powers and privileges granted or provided to the holder of the Mortgage Loans under their respective terms including all rights of approval and consent thereunder; (ix) to enter into lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the Mortgagors or their tenants in accordance with the terms of the Mortgage Loans; (x) to join the Mortgagor in granting, modifying or releasing any easements, covenants, conditions,

Exhibit R-2-2

restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Property to the extent such does not adversely affect the value of the Mortgaged Property; (xi) to execute and deliver, on behalf of the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Property; (xii) to draw upon, replace, substitute, release or amend any letters of credit standing as collateral under the Mortgage Loans; and (xiii) to apply amounts in the various escrow accounts set up under the Mortgage Loans pursuant to the terms provided for therein.

ARTICLE I

The enumeration of particular powers hereinabove is not intended in any way to limit the grant to the Special Servicer as the Trustee's attorney-in-fact of full power and authority with respect to the Mortgage Loans consistent with the PSA to execute and deliver any such documents, instrument or other writing, as fully, to all intents and purposes, as the Trustee might or could do if personally present, hereby ratifying and confirming whatsoever such attorney-in-fact shall and may do by virtue hereof; and the Trustee agrees and represents to those dealing with such attorney-in-fact that they may rely upon this limited power of attorney until termination of the limited power of attorney under the provisions of Article III below. As between and among the Trustee, the registered holders, the Trust, and the Special Servicer, the Special Servicer may not exercise any right, authority or power granted by this instrument in a manner which would violate the terms of the PSA or the servicing standard imposed on the Special Servicer by the PSA, but any and all third parties dealing with the Special Servicer as the Trustee's attorney-in-fact may rely completely, unconditionally and conclusively on the Special Servicer's authority and need not make inquiry about whether the Special Servicer is acting pursuant to the PSA or such standard. Any purchaser, title company, recorder's office or other third party may rely upon a written statement by the Special Servicer that any particular loan or property in question and the release thereof is subject to and included under this power of attorney and the PSA.

ARTICLE II

Any act or thing lawfully done by the Special Servicer, and otherwise authorized under this Limited Power of Attorney, shall be binding on the Trustee and the Trustee's successors and assigns.

ARTICLE III

This Limited Power of Attorney shall continue in full force and effect until the earliest occurrence of any of the following events, unless sooner revoked in writing by the Trustee:

(i)	the suspension or termination of this Limited Power of Attorney by
Exhibit R-2-3

the Trustee;

(ii)	the transfer of servicing under the PSA from the Special Servicer to another servicer;
(iii)	the termination, resignation or removal of the Trustee as trustee of such Trust;
(iv)	the appointment of a receiver or conservator with respect to the business of the Special Servicer;
(v)	the filing of a voluntary or involuntary petition in bankruptcy by or against the Special Servicer;
(vi)	the termination of the PSA; or
(vii)	the termination of the Special Servicer.

Nothing herein shall be deemed to amend or modify the PSA or the respective rights, duties or obligations of the Trustee, or the Special Servicer thereunder, and nothing herein shall constitute a waiver of any rights or remedies thereunder.

[SIGNATURE ON FOLLOWING PAGE]

Exhibit R-2-4

IN WITNESS WHEREOF, the Trustee has caused this instrument to be executed and its corporate seal to be affixed hereto by its officer duly authorized as of the ___ day of _________________.

Computershare Trust Company, National Association, as Trustee for the benefit of the registered holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

By

Name

Title:

ATTEST:

Exhibit R-2-5

Witness:

Witness

STATE OF MARYLAND	)

	)	ss.

COUNTY OF HOWARD	)

On this __ day of ________________________, before me personally appeared _________________________ to me personally known, who, being by me duly sworn, did acknowledge and say that s/he is the _______________________ of Computershare Trust Company, National Association, a nationally chartered banking association, and acknowledged to me that s/he executed the foregoing instrument on behalf of Computershare Trust Company, National Association, as Trustee, for the benefit of the registered holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37.

Notary Public

My commission expires:

Exhibit R-2-6

EXHIBIT S

INITIAL SERVICED COMPANION NOTEHOLDERS

Loan	Companion Holder
Springfield Town Center

Notes A-1-2 and A-1-3:

Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: Scott Epperson
Email: scott.epperson@gs.com and gs-
refgsecuritization@gs.com

with a copy to:

Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: Structured Finance Legal (REFG)
Email: gs-refglegal@gs.com

and:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: John Harrison, Esq.
Email: jharrison@cgsh.com

and

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Lisa Pauquette, Esq.
E-mail: lisa.pauquette@cwt.com

Notes A-2-2, A-2-3, A-2-4 and A-2-5:

Barclays Capital Real Estate Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Adam Scotto
Email: Adam.Scotto@barclays.com

Poinciana Lakes Plaza	Note A-2:
Exhibit S-7

Loan	Companion Holder

Trimont LLC

Commercial Mortgage Servicing

550 S. Tryon Street, Suite 2400

Charlotte, North Carolina 28202

Attention: Benchmark 2025-V16 Asset Manager

Email:
trimont.commercial.servicing@cms.trimont.com

with a copy to:

Trimont LLC

Two Alliance Center

3560 Lenox Rd NE, Suite 2200

Atlanta, Georgia 30326

Attention: Legal Department

Email: legaldepartment@trimont.com

with a copy to:

K&L Gates LLP

300 South Tryon Street

Suite 1000

Charlotte, North Carolina 28202

Attention: Stacy G. Ackermann

Reference: Benchmark 2025-V16

Email: stacy.ackermann@klgates.com

Shaw Park Plaza

Note A-2:

Trimont LLC

Commercial Mortgage Servicing

550 S. Tryon Street, Suite 2400

Charlotte, North Carolina 28202

Attention: Benchmark 2025-V16 Asset Manager

Email:
trimont.commercial.servicing@cms.trimont.com

with a copy to:

Trimont LLC

Two Alliance Center

3560 Lenox Rd NE, Suite 2200

Atlanta, Georgia 30326

Attention: Legal Department

Email: legaldepartment@trimont.com

Exhibit S-8

Loan	Companion Holder

with a copy to:

K&L Gates LLP

300 South Tryon Street

Suite 1000

Charlotte, North Carolina 28202

Attention: Stacy G. Ackermann

Reference: Benchmark 2025-V16

Email: stacy.ackermann@klgates.com

Note A-3:

Midland Loan Services, a Division of PNC Bank,
National Association

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Email: NoticeAdmin@pnc.com

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Email: kenda.tomes@stinson.com

Fax number: (816) 412-9338

Note A-4:

Trimont LLC
Commercial Mortgage Servicing
550 S. Tryon Street, Suite 2400
Charlotte, NC 28202
Attention: WFCM 2025-5C5 Asset Manager
Email:
trimont.commercial.servicing@cms.trimont.com

with a copy to:

Trimont LLC
Two Alliance Center
3560 Lenox Rd NE, Suite 2200
Atlanta, GA 30326
Attention: Legal Department
Email: legaldepartment@trimont.com

Exhibit S-9

Loan	Companion Holder
with a copy to: K&L Gates LLP 300 South Tryon Street, Suite 1000 Charlotte, North Carolina 28202 Attention: Stacy G. Ackermann Facsimile Number: (704) 353-3190 Email: stacy.ackermann@klgates.com
Dunbar Apartments

Notes A-1-B and A-1-C:

3650 Capital SCF LOE I, LLC
2977 McFarlane Road, Suite 300
Coconut Grove, Florida 33133
Attention: Legal Department

Email: compliance@3650capital.com

with a copy to:

Cadwalader, Wickersham & Taft LLP
650 South Tryon Street

Charlotte, NC 28202
Attention: Kahn Hobbs
Email: kahn.hobbs@cwt.com

Notes A-2-C and A-2-D

Societe Generale Financial Corporation

245 Park Avenue

New York, New York 10167

Attention: Jim Barnard

with a copy to:

Societe Generale Financial Corporation

245 Park Avenue

New York, New York 10167

Attention: General Counsel

1000 Portside Drive

Notes A-1 and A-3:

Bank of Montreal

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Michael Birajiclian and David Schell

Email: Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

Exhibit S-10

Loan	Companion Holder
with a copy to: Bank of Montreal c/o BMO Capital Markets Corp. 151 West 42nd Street New York, New York 10036 Attention: Legal Department Email: BMOCMBSNotices@bmo.com

Exhibit S-11

EXHIBIT T

FORM OF NOTICE FOR NON-SERVICED MORTGAGE LOANS

[Date]

[Other Depositor] [Address Line 1] [Address Line 2] Attn: [Contact Person]	[Other Trustee]*
[Address Line 1]
[Address Line 2]
Attn: [Contact Person]
*If the Other Trustee is comprised of multiple entities (such as a separate trustee and certificate administrator), this form shall be addressed to each such entity
[Other Servicer] [Address Line 1] [Address Line 2] Attn: [Contact Person]	[Other Special Servicer] [Address Line 1] [Address Line 2] Attn: [Contact Person]
[Other Operating Advisor] [Address Line 1] [Address Line 2] Attn: [Contact Person]	[Other Asset Representations Reviewer] [Address Line 1] [Address Line 2] Attn: [Contact Person]

VIA EMAIL

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

To the above-mentioned addressees:

As you know, [Trimont LLC][Midland Loan Services, a Division of PNC Bank, National Association][__] acts as the master servicer (the “Lead Master Servicer”) for the whole loan secured by the mortgaged propert[y][ies] identified as the [Vertex HQ][ILPT 2025 Portfolio][The Roosevelt New Orleans][500 Delaware][__][__] (the “Subject Whole Loan”) under the [VRTX 2025-HQ][ILPT 2025-LPF2][BBCMS 2025-5C36][3650R 2022-PF2][__][__] [trust][pooling] and servicing agreement (the “Lead PSA”). This is to inform you that one or more promissory notes related to the Subject Whole Loan (the “Subject Mortgage Loan”) has been transferred to BBCMS Mortgage Trust 2025-5C37 pursuant to that certain Pooling and Servicing Agreement, dated and effective as of August 1, 2025 (the “2025-5C37 Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “2025-5C37 Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer, Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “2025-5C37 Certificate Administrator”) and as trustee (in such capacity, the “2025-5C37 Trustee”), and Pentalpha Surveillance LLC, as operating advisor and as asset

Exhibit T-1

representations reviewer, and that the 2025-5C37 Trustee is the holder of the Subject Mortgage Loan.

The undersigned, as 2025-5C37 Certificate Administrator, hereby directs you, in your capacity as the Lead Master Servicer of the Subject Whole Loan, to remit to the 2025-5C37 Master Servicer all amounts payable to, and such remittance and wire transfer instructions shall make reference to the Loan Reference Number as specified below, and forward, deliver or otherwise make available, as the case may be, to the 2025-5C37 Master Servicer all reports, statements, documents, communications, and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Subject Mortgage Loan under the related Intercreditor Agreement (as such term is defined in the 2025-5C37 Pooling Agreement) and the Lead PSA.

The Subject Mortgage Loan [is] [is not] a Significant Obligor (as such term is defined in the 2025-5C37 Pooling and Servicing Agreement) under the 2025-5C37 Pooling and Servicing Agreement.

The wire instructions for Midland Loan Services, a Division of PNC Bank, National Association, as 2025-5C37 Master Servicer, are as follows:

[INSERT WIRE TRANSFER INSTRUCTIONS PROVIDED BY MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION]

Loan Reference Number: [__]

Thank you for your attention to this matter.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as
Certificate Administrator for the Holders of the BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

By:
Name:
Title:

Exhibit T-2

EXHIBIT U

FORM OF NOTICE AND CERTIFICATION
REGARDING DEFEASANCE OF MORTGAGE LOAN

To:	Fitch Ratings, Inc. 300 West 57th Street New York, New York 10019 Attention: Commercial Mortgage Surveillance Group Facsimile No.: (212) 635-0295 Email: info.cmbs@fitchratings.com

Kroll Bond Rating Agency, LLC
805 Third Avenue, 29th Floor
New York, New York 10022
Attention: CMBS Surveillance
Facsimile No.: (646) 731-2395
Email: cmbs.surveillance@kbra.com

Moody’s Investors Service, Inc.
7 World Trade Center
New York, New York 10007
Attention: Commercial Mortgage Surveillance Group

From:	Midland Loan Services, a Division of PNC Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer.

Date: _________, 20___

Exhibit U-1

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

Mortgage Loan (the “Mortgage Loan”) identified by loan number _____ [and loan number [_______]] on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:____________________
            ____________________

Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

As Master Servicer under the Pooling and Servicing Agreement, we hereby:

(a)      Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

____ a full defeasance of the entire principal balance of the Mortgage Loan; or

____ a partial defeasance of a portion of the principal balance of the Mortgage Loan that represents and, an allocated loan amount of $____________ or _______% of the entire principal balance of the Mortgage Loan;

(b)       Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standards, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

(i)          The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

(ii)        The defeasance was consummated on __________, 20__.

(iii)       The defeasance collateral consists of securities that (i) constitute “government securities” as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as “Qualified Investments for ‘AAA’ Financings” under Paragraphs 1, 2 or 3 of “Cash Flow Approach” in Standard & Poor’s Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) if they include a principal obligation, the principal due at maturity cannot vary or change, and (iv) are not subject to prepayment, call or early redemption.

(iv)       The Master Servicer received an opinion of counsel (from counsel approved by the Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

Exhibit U-2

(v)         The Master Servicer determined that the defeasance collateral will be owned by an entity (the “Defeasance Obligor”) that is a Single-Purpose Entity (as defined in Standard & Poor’s Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the “S&P Criteria”)) or is subject to restrictions in its organizational documents substantially similar to those contained in the organization documents of the original Borrower with respect to bankruptcy remoteness and single purpose as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

(vi)       The defeasance documents require the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Trustee on behalf of the Trust, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee on behalf of the Trust.

(vii)      The agreements executed in connection with the defeasance (i) grant control of the pledged securities account to Trustee on behalf of the Trust, (ii) require the securities intermediary to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer’s collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the “Scheduled Payments”), (iii) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the Pooling and Servicing Agreement or as defined in the documents evidencing the defeasance), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance Obligor of the defeasance collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

(viii)    The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date, (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor’s interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

Exhibit U-3

(ix)        The Mortgage Loan is not among the ten (10) largest loans in the pool as of the date of the Current Report (as defined below). The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $[______] and five percent of pool balance, which is less than [__]% of the aggregate Certificate Balance of the Certificates as of the date of the most recent Distribution Date Statement received by us (the “Current Report”).

(x)          The Master Servicer has received opinions of counsel stating that the Trustee on behalf of the Trust possesses a valid, perfected first priority security interest in the defeasance collateral and that the documents executed in connection with the defeasance are enforceable in accordance with their respective terms.

(c)      Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

(d)      Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

(e)      Agree to provide copies of all items listed in Exhibit B to you upon request.

Exhibit U-4

IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,
as Master Servicer

By:
Name:
Title:

Exhibit U-5

EXHIBIT V

FORM OF OPERATING ADVISOR ANNUAL REPORT8

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”).

Transaction: BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

Operating Advisor: Pentalpha Surveillance LLC

Special Servicer: 3650 REIT Loan Servicing LLC

Directing Certificateholder: 3650 Real Estate Investment Trust 2 LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
2.	Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.
3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:
(a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

8   This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

Exhibit V-1

(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

•	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

•	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]
III.	List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.	Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.
2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.
Exhibit V-2

3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.
4.	[LIST OTHER REVIEWED INFORMATION]
5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report
1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing
Exhibit V-3

Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or Mortgagor directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, the Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.
7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

Exhibit V-4

EXHIBIT W

FORM OF NOTICE FROM OPERATING ADVISOR RECOMMENDING
REPLACEMENT OF SPECIAL SERVICER

Computershare Trust Company, National Association,
          as Certificate Administrator and as Trustee
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) – BBCMS Mortgage Trust 2025-5C37
Email: trustadministrationgroup@computershare.com and
CCTCMBSBondAdmin@computershare.com

3650 REIT Loan Servicing LLC

as Special Servicer

3650 REIT Loan Servicing LLC
2977 McFarlane Road, Suite 300
Miami, Florida 33133
Attention: General Counsel
E-mail: mjefferis@3650REIT.com
With a copy to: specialservicing@3650capital.com

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37, Recommendation of Replacement of Special Servicer

To the above-mentioned addressees:

This letter is delivered pursuant to Section 7.01(d) of the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, on behalf of the holders of BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37 (the “Certificates”) regarding the replacement of the Special Servicer. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

Based upon our review of the Special Servicer’s actions conducted pursuant to and in accordance with Section 3.26 of the Pooling and Servicing Agreement, it is our assessment that 3650 REIT Loan Servicing LLC, in its current capacity as Special Servicer, is not [performing its duties under the Pooling and Servicing Agreement][acting in accordance with the Servicing Standard]. The following factors support our assessment: [________].

Exhibit W-1

Based upon such assessment, we further hereby recommend that 3650 REIT Loan Servicing LLC be removed as Special Servicer and that [________] be appointed its successor in such capacity.

Very truly yours,

[The Operating Advisor]

By:
Name:
Title:

Dated:

Exhibit W-2

EXHIBIT X

FORM OF CONFIDENTIALITY AGREEMENT

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head
Email: NoticeAdmin@pnc.com

3650 REIT Loan Servicing LLC

2977 McFarlane Road, Suite 300

Miami, Florida 33133

Attention: General Counsel

E-mail: mjefferis@3650REIT.com
With a copy to: specialservicing@3650capital.com

Re:	Access to Certain Information Regarding BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

To the above-mentioned addressees:

Reference is hereby made to that certain Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer. Defined terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.

[Midland Loan Services, a Division of PNC Bank, National Association (“Midland”)/3650 REIT Loan Servicing LLC (“3650 REIT”)] understands that [____] (the “Company”) is requesting certain confidential or non-public information relating to the Mortgage Loans to which the Company has continuing rights as a Certificateholder. The Company is requesting such information for the purpose of analyzing asset performance and evaluating any continuing rights the Company may have under the Trust (the “Permitted Purpose”). The Company agrees that the Permitted Purpose shall not include the use or disclosure of the Confidential Information (as defined below) in any manner that violates any applicable law, the Pooling and Servicing Agreement or the related mortgage loan documents.

[Midland/3650 REIT] will provide the Company with certain confidential, non-public servicing information (the “Confidential Information”) pertaining to the Mortgage Loans and the related Mortgaged Properties and borrowers. The Company acknowledges that the Confidential Information (a) includes or may be based upon information provided to [Midland/3650 REIT] by third parties, (b) may not have been verified by [Midland/3650 REIT], and (c) may be incomplete or contain inaccuracies. The Company agrees that [Midland/3650

Exhibit X-1

REIT], the [“Master Servicer”/“Special Servicer”] (as defined in the Pooling and Servicing Agreement) and its respective Representatives (as defined below) shall not have any liability to the Company or its Representatives resulting from (x) any inaccuracies or omissions in the Confidential Information, (y) any use of the Confidential Information, or (z) [Midland/3650 REIT]’s failure or inability to provide the Confidential Information to the Company for any reason. Notwithstanding the foregoing, the following will not constitute “Confidential Information” for purposes of this letter agreement: (a) information that was already in Company’s possession prior to its receipt from [Midland/3650 REIT]; (b) information that is obtained by Company from a third person who, insofar as is known to Company, is not prohibited from transmitting the information to Company by a contractual, legal or fiduciary obligation to [Midland/3650 REIT]; (c) information that is or becomes publicly available through no fault of Company; and (d) information that is independently developed by Company. The term “Representatives” with respect to any entity shall mean the officers, directors, general partners, employees, agents, affiliates, auditors and legal counsel (which may be internal counsel) of that entity.

The Company may have access to the Confidential Information through (at [Midland/3650 REIT]’s election): (i) responses to reasonable written inquiries received from the Company, (ii) conference calls conducted on a reasonably scheduled basis with [Midland/3650 REIT]’s surveillance group, or (iii) direct on-line access (read-only capacity) to the information available on the applicable [____] system or any successor or replacement system (“System”). [Midland/3650 REIT] may cease or defer providing the Company with Confidential Information in the event that (a) the Company or its Representatives violate any provision hereof, or (b) [Midland/3650 REIT] determines (in its sole discretion) that such termination is necessary for any reason, including its determination that such action is required pursuant to the terms of the Pooling and Servicing Agreement, the related Mortgage Loan documents, or any applicable law. [Midland/3650 REIT] shall cease to provide the Company with Confidential Information if [Midland/3650 REIT] has actual knowledge that the Company or its Representatives are affiliates of any borrower under the Mortgage Loan documents and [Midland/3650 REIT] determines that the provision, notice or access to such Confidential Information would violate the accepted servicing practices or servicing standards as defined in the Pooling and Servicing Agreement. The Company’s obligations and the restrictions applicable to the protection of the Confidential Information hereunder shall survive the termination of the Company’s access to the Confidential Information. [Midland/3650 REIT]’s remedies hereunder, at law or at equity, are cumulative and may be combined.

The Company agrees that it will not, and it shall not permit its Representatives, to disclose the Confidential Information in any manner whatsoever to any other person or entity, other than its Representatives (but only to the extent necessary to accomplish the Permitted Purpose) who have a need to know the information, or as otherwise required by applicable law, court order or any governmental agency or regulator. The Company acknowledges (i) its obligations under the U.S. federal securities laws, and (ii) that any disclosure of the Confidential Information by it or its Representatives for any purpose other than a Permitted Purpose, in addition to being a breach of this letter agreement, may constitute a violation of federal and state securities laws. The Company will take reasonable measures to ensure that each Representative is advised of this letter agreement and agrees to keep the Confidential Information confidential. The Company shall be liable for any breach of this letter agreement by its Representatives.

Exhibit X-2

Notwithstanding the foregoing, the Company may subsequently provide all or any part of such Confidential Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms such ownership interest or prospective ownership interest and provided that, prior to the delivery of such Confidential Information, such persons shall have executed and delivered to the Company an agreement that is substantially similar in form and substance to this agreement.

If the provisions of this Agreement are breached by the Company or its Representatives, Company agrees to indemnify and hold harmless [Midland/3650 REIT] its successors and assigns, from and against any resulting loss, cost, damage or expense undertaken, paid, awarded, assessed, incurred or suffered by [Midland/3650 REIT]. Company shall be liable to [Midland/3650 REIT] for all court costs, reasonable and out of pocket attorneys’ fees and other expenses incurred by [Midland/3650 REIT] in enforcing its rights under this Agreement, recovering damages and/or obtaining other appropriate relief.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without the application of conflict of laws principles. Anything herein to the contrary notwithstanding, [Midland/3650 REIT] intends at all times to comply with the terms and provisions of the Pooling and Servicing Agreement and nothing in this letter agreement should be construed to limit or qualify any of [Midland/3650 REIT]’s rights or obligations under the Pooling and Servicing Agreement. This letter agreement may be executed in counterparts and by facsimile/Portable Document Format (PDF); each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute one agreement.

This agreement shall terminate with respect to the information received by the Company one year after the Company receives such information or ceases to be a Certificateholder. Company agrees that this letter agreement supersedes and replaces and survives any click-through agreement regarding confidentiality of Confidential Information agreed to in connection with accessing the System whether agreed to in accessing the System before or after signing this letter agreement.

Exhibit X-3

Please have an authorized signatory countersign in the space provided below to indicate the Company’s confirmation of, and agreement to, the matters set forth herein.

Very truly yours,

[MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:]

[3650 REIT LOAN SERVICING LLC

By:
Name:
Title:]

CONFIRMED AND AGREED TO:

[COMPANY NAME]

By:
Name:
Title:

Exhibit X-4

EXHIBIT Y

FORM CERTIFICATION TO BE PROVIDED WITH FORM 10-K

CERTIFICATION

I, [identifying the certifying individual], certify that:

1.	I have reviewed this report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2025-5C37 (the “Exchange Act periodic reports”);
2.	Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;
4.	Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and
5.	All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.
Exhibit Y-1

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [(A) Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, (B) [list other applicable parties to servicing agreements for Non-Serviced Mortgage Loans]].

Date:

[Chief Executive Officer] Barclays Commercial Mortgage Securities LLC (Senior officer in charge of the securitization of the depositor)

Exhibit Y-2

EXHIBIT Z-1

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR BY CERTIFICATE
ADMINISTRATOR

BBCMS MORTGAGE TRUST 2025-5C37 (the “Trust”)

The undersigned, __________, a __________ of COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, on behalf of COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Certificate Administrator (in such capacity, the “Certificate Administrator”), under that certain Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC (the “Depositor”), as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer (the “Special Servicer”), the Certificate Administrator, Computershare Trust Company, National Association, as trustee (in such capacity, the “Trustee”), and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, certifies to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, [Name of the Other Depositor] and [its][their respective] officers, directors and affiliates, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

1.	I have reviewed the annual report on Form 10-K for the fiscal year 20[__] (the “Annual Report”), and all reports on Form 10-D and Form 8-K to be filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;
2.	To my knowledge, the Reports taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;
3.	To my knowledge, the distribution information required to be provided by the Certificate Administrator under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;
4.	I am responsible for reviewing the activities performed by the Certificate Administrator under the Pooling and Servicing Agreement and based on my knowledge and the compliance reviews conducted in preparing the Certificate Administrator compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB, and except as disclosed on any Reports, the Certificate Administrator has fulfilled its obligations in all material respects under the Pooling and Servicing Agreement; and
5.	The report on assessment of compliance with servicing criteria applicable to the Certificate Administrator for asset-backed securities with respect to the Certificate Administrator or any Servicing Function Participant retained by the Certificate
Exhibit Z-1-1

Administrator and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Depositor for disclosure in such annual report on Form 10-K.

In giving the certifications above, the Certificate Administrator has reasonably relied on information provided to it by the following unaffiliated persons: the Master Servicer, the Special Servicer, the Depositor, the Trustee and/or the Custodian.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:
Name:
Title:

Exhibit Z-1-2

EXHIBIT Z-2

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY MASTER SERVICER

BBCMS MORTGAGE TRUST 2025-5C37 (the “Trust”)

I, [identify the certifying individual], a [_______________] of MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Master Servicer under that certain Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer (the “Special Servicer”), Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, on behalf of the Master Servicer, certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, [Name of the Other Depositor] and [its][their respective] officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.	Based on my knowledge, with respect to the period ending [December 31, 20__] (the “Relevant Period”), and assuming the accuracy of the statements required to be made by the Special Servicer in the special servicer backup certificate delivered by the Special Servicer relating to the Relevant Period, all servicing information and all reports (the “Servicer Reports”) required to be submitted by the Master Servicer to the Certificate Administrator pursuant to Sections 3.12(b) and (d) of the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 10-D or Form 8-K have been submitted by the Master Servicer to the Certificate Administrator for inclusion in these reports;
2.	Based on my knowledge, and assuming the accuracy of the statements required to be made by the Special Servicer in the special servicer backup certificate delivered by the Special Servicer relating to the Relevant Period, the master servicing information contained in the Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;
3.	I am, or a Servicing Officer under my supervision is, responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required to be delivered under Article XI of the Pooling and Servicing Agreement for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB with respect to the Master Servicer, and except as disclosed in the compliance certificate delivered by the Master Servicer under Section 11.09 of the Pooling and Servicing Agreement, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects during the Relevant Period;
Exhibit Z-2-1

4.	The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Master Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Master Servicer’s assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and
5.	The report on assessment of compliance with servicing criteria applicable to the Master Servicer for asset-backed securities with respect to the Master Servicer or any Servicing Function Participant retained by the Master Servicer and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

[In giving the certification above, I have reasonably relied on and make no certification as to information provided to me by the following unaffiliated parties: [name(s) of third parties (including the Special Servicer, but other than a Sub-Servicer, Additional Servicer or any other third party retained by the Master Servicer that is not a Sub-Servicer appointed pursuant to Section 3.20 of the Pooling and Servicing Agreement)] and, notwithstanding the foregoing certifications, neither I nor the Master Servicer makes any certification under the foregoing clauses (2) and (3) with respect to the information in the Servicer Reports that is in turn dependent upon information provided by the Special Servicer under the Pooling and Servicing Agreement. Solely with respect to the completeness of information and reports, I do not certify anything other than that all fields of information called for in written reports prepared by the Master Servicer have been properly completed and that any fields that have been left blank on their face have been done so in accordance with the CREFC procedures for such report.]

Exhibit Z-2-2

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

[MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:]

Exhibit Z-2-3

EXHIBIT Z-3

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY SPECIAL SERVICER

BBCMS MORTGAGE TRUST 2025-5C37 (the “Trust”)

I, [identify the certifying individual], a [_______________ ] of 3650 REIT Loan Servicing LLC, as Special Servicer under that certain Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer (the “Special Servicer”), Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as trustee (in such capacity, the “Trustee”), and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, on behalf of the Special Servicer, certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, [Name of the Other Depositor] and [its][their respective] officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.	Based on my knowledge, with respect to the period ending [December 31, 20__] (the “Relevant Period”), all servicing information and all required reports (the “Special Servicer Reports”) required to be submitted by the Special Servicer pursuant to the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 10-D or Form 8-K have been submitted by the Special Servicer to the Master Servicer, the Depositor, the Trustee or the Certificate Administrator, as applicable, for inclusion in these reports;
2.	Based on my knowledge, the special servicing information contained in the Special Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;
3.	I am, or a Servicing Officer under my supervision is, responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required to be delivered under Article XI of the Pooling and Servicing Agreement for inclusion in the Form 10-K under Item 1123 of Regulation AB with respect to the Special Servicer, and except as disclosed in the compliance certificate delivered by the Special Servicer under Section 11.09 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects during the Relevant Period;
4.	The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Special Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the
Exhibit Z-3-1

Special Servicer assessment of compliance with the Relevant Servicing Criteria, in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

5.	The report on assessment of compliance with servicing criteria applicable to the Special Servicer for asset-backed securities with respect to the Special Servicer or any Servicing Function Participant retained by the Special Servicer and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

3650 REIT LOAN SERVICING LLC

By:
Name:
Title:

Exhibit Z-3-2

EXHIBIT Z-4

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR BY TRUSTEE

BBCMS MORTGAGE TRUST 2025-5C37 (The “Trust”)

The undersigned, __________, a __________ of COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, on behalf of COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee (in such capacity, the “Trustee”), under that certain Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer (the “Special Servicer”), the Trustee, Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, certifies to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, [Name of the Other Depositor] and [its][their respective] officers, directors and affiliates, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

The report on assessment of compliance with servicing criteria applicable to the Trustee for asset-backed securities with respect to the Trustee or any Servicing Function Participant retained by the Trustee and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:
Name:
Title:

Exhibit Z-4-1

EXHIBIT Z-5

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY OPERATING ADVISOR

BBCMS MORTGAGE TRUST 2025-5C37 (the “Trust”)

I, [identify the certifying individual], a [_______________] of Pentalpha Surveillance LLC (the “Operating Advisor”) as Operating Advisor under that certain Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer (the “Special Servicer”), Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as trustee (in such capacity, the “Trustee”), and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, on behalf of the Operating Advisor, certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, [Name of the Other Depositor] and [its][their respective] officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.	Based on my knowledge, with respect to the period ending [December 31, 20__] (the “Relevant Period”), all information required to be submitted by the Operating Advisor to the Master Servicer, the Depositor, Trustee or Certificate Administrator, as applicable, pursuant to the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 10-D or Form 8-K (the “Reports”) (such information provided by the Operating Advisor, collectively, the “Operating Advisor Periodic Information”) have been submitted by the Operating Advisor to the Master Servicer, the Depositor, the Trustee or the Certificate Administrator, as applicable, for inclusion in these reports;
2.	Based on my knowledge, the Operating Advisor Periodic Information contained in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;
3.	The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Operating Advisor with respect to the Trust’s fiscal year ________ have been provided all information relating to the Operating Advisor’s assessment of compliance with the Relevant Servicing Criteria, in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and
4.	The report on assessment of compliance with servicing criteria applicable to the Operating Advisor for asset-backed securities with respect to the Operating Advisor or
Exhibit Z-5-1

any Servicing Function Participant retained by the Operating Advisor and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

PENTALPHA SURVEILLANCE LLC,
as Operating Advisor

By:
Name:
Title:

Exhibit Z-5-2

EXHIBIT Z-6

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY CUSTODIAN

BBCMS MORTGAGE TRUST 2025-5C37 (The “Trust”)

The undersigned, __________, a __________ of COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, on behalf of COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Custodian (in such capacity, the “Custodian”), under that certain Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, 3650 REIT Loan Servicing LLC, as special servicer, Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, certifies to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, [Name of the Other Depositor] and [its][their respective] officers, directors and affiliates, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

The report on assessment of compliance with servicing criteria applicable to the Custodian for asset-backed securities with respect to the Custodian or any Servicing Function Participant retained by the Custodian and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:
Name:
Title:

Exhibit Z-6-1

EXHIBIT Z-7

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR BY ASSET
REPRESENTATIONS REVIEWER

BBCMS MORTGAGE TRUST 2025-5C37 (the “Trust”)

I, [identify the certifying individual], a [_______________] of Pentalpha Surveillance LLC (in such capacity, the “Asset Representations Reviewer”) as Asset Representations Reviewer under that certain Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), 3650 REIT Loan Servicing LLC, as special servicer, Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as trustee (in such capacity, the “Trustee”), and Pentalpha Surveillance LLC, as operating advisor and as Asset Representations Reviewer, on behalf of the Asset Representations Reviewer, certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, [Name of the Other Depositor] and [its][their respective] officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.	Based on my knowledge, with respect to the period ending [December 31, 20__] (the “Relevant Period”), all information required to be submitted by the Asset Representations Reviewer to the Master Servicer, the Depositor, Trustee or Certificate Administrator, as applicable, pursuant to the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 10-D or Form 8-K (the “Reports”) (such information provided by the Asset Representations Reviewer, collectively, the “Asset Representations Reviewer Periodic Information”) have been submitted by the Asset Representations Reviewer to the Master Servicer, the Depositor, the Trustee or the Certificate Administrator, as applicable, for inclusion in these reports; and
2.	Based on my knowledge, the Asset Representations Reviewer Periodic Information contained in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports.
Exhibit Z-7-1

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

PENTALPHA SURVEILLANCE LLC,
as Asset Representations Reviewer

By:
Name:
Title:

Exhibit Z-7-2

EXHIBIT AA

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the referenced party shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” applicable to such party, as such criteria may be updated or limited by the Commission or its staff (including, without limitation, not requiring the delivery of certain of the items set forth on this Exhibit based on interpretive guidance provided by the Commission or its staff relating to Item 1122 of Regulation AB). In addition, this Exhibit AA shall not be construed to impose on any Person any servicing duty that is not otherwise imposed on such Person under the main body of the Pooling and Servicing Agreement of which this Exhibit AA forms a part or to require an assessment of a criterion that is not encompassed by the servicing duties of the applicable party that are set forth in the main body of such Pooling and Servicing Agreement. For the avoidance of doubt, for purposes of this Exhibit AA, other than with respect to Item 1122(d)(2)(iii), references to Master Servicer or Special Servicer below shall include any Sub-Servicer engaged by the Master Servicer or the Special Servicer.

	APPLICABLE SERVICING CRITERIA	APPLICABLE PARTY
Reference	Criteria
Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Certificate Administrator Master Servicer Special Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Certificate Administrator Master Servicer Special Servicer
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Master Servicer Special Servicer Custodian (as applicable)
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Certificate Administrator Master Servicer Special Servicer
Cash Collection and Administration
1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Certificate Administrator Master Servicer Special Servicer
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Certificate Administrator
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Trustee (as applicable)[1] Master Servicer Special Servicer
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Certificate Administrator Master Servicer Special Servicer

1 Only to the extent that the Trustee was required to make an Advance pursuant to the Pooling and Servicing Agreement during the applicable calendar year.

Exhibit AA-1

	APPLICABLE SERVICING CRITERIA	APPLICABLE PARTY
Reference	Criteria
Servicing Considerations
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Exchange Act.	Certificate Administrator Master Servicer Special Servicer
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Certificate Administrator Master Servicer Special Servicer
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Certificate Administrator Master Servicer Special Servicer
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Reporting Servicer.	Certificate Administrator Operating Advisor (with respect to A and B)
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Certificate Administrator
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Certificate Administrator
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Certificate Administrator
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Custodian Master Servicer Special Servicer
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	Custodian
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Certificate Administrator Master Servicer Special Servicer
1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.	Master Servicer
1122(d)(4)(v)	The Reporting Servicer’s records regarding the mortgage loans agree with the Reporting Servicer’s records with respect to an obligor’s unpaid principal balance.	Master Servicer
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Master Servicer Special Servicer
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Special Servicer Operating Advisor
Exhibit AA-2

	APPLICABLE SERVICING CRITERIA	APPLICABLE PARTY
Reference	Criteria
Servicing Considerations
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Master Servicer Special Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Master Servicer
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.	Master Servicer
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Master Servicer
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Master Servicer
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Master Servicer
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Master Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

At all times that the Certificate Administrator and the Trustee are the same entity, the Trustee and Certificate Administrator may provide a combined assessment of compliance in respect of their combined responsibilities under Section 1122 of Regulation AB.

At all times that the Master Servicer and the Special Servicer are the same entity, the Master Servicer and the Special Servicer may provide a combined assessment of compliance in respect of their combined responsibilities under Section 1122 of Regulation AB.

Exhibit AA-3

EXHIBIT BB

ADDITIONAL FORM 10-D DISCLOSURE

The parties identified in the “Party Responsible” column are obligated pursuant to Section 11.04 of the Pooling and Servicing Agreement to disclose to the Depositor and the Certificate Administrator (or the Master Servicer to the extent specified in Section 11.04 of the Pooling and Servicing Agreement) any information described in the corresponding Form 10-D Item described in the “Item on Form 10-D” column to the extent such party has actual knowledge (and in the case of net operating income information, financial statements, annual operating statements, budgets and/or rent rolls required to be provided in connection with Item 6 below, possession) of such information (other than information as to itself). Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer shall be entitled to rely on the accuracy of the Prospectus (other than information with respect to itself that is set forth in or omitted from the Prospectus), in the absence of specific written notice to the contrary from the Depositor or a Mortgage Loan Seller. Each of the Certificate Administrator, the Trustee, the Master Servicer, and the Special Servicer shall be entitled to conclusively assume that there is no “significant obligor” other than a party or property identified as such in the Prospectus and to assume that no other party or property will constitute a “significant obligor” after the Cut-off Date. In no event shall the Master Servicer or the Special Servicer be required to provide any information for inclusion in a Form 10-D that relates to any Mortgage Loan for which the Master Servicer or the Special Servicer is not the Master Servicer or the Special Servicer, as the case may be. For this BBCMS 2025-5C37 Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB.

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information: ● Item 1121(a)(13) of Regulation AB ● Item 1121(a)(14) of Regulation AB	● Certificate Administrator ● Depositor
Item 1A: Asset-Level Information ● Item 1111(h) of Regulation AB ● Item 1125 of Regulation AB	● Master Servicer
Item 1B: Asset Representations Reviewer and Investor Communication: ● Item 1121(d) of Regulation AB ● Item 1121(e) of Regulation AB	● Certificate Administrator ● Depositor ● Asset Representations Reviewer (with respect to Item 1121(d) of Regulation AB only)
Exhibit BB-1

Item on Form 10-D	Party Responsible
Item 2: Legal Proceedings:	● Master Servicer (as to itself)
● Item 1117 of Regulation AB (it being acknowledged that such Item 1117 requires disclosure only of proceedings described therein that are material to security holders)

●     Special Servicer (as to itself)

●     Certificate Administrator (as to itself)

●     Trustee (as to itself)

●     Depositor (as to itself)

●     Operating Advisor (as to itself)

●     Any other Reporting Servicer (as to itself)

●     Trustee/Certificate Administrator/Master Servicer/Depositor/Special Servicer as to the Trust (whichever of them is in principal control of the proceedings)

●     Each Mortgage Loan Seller as to itself in its capacity as a sponsor (as defined in Regulation AB)

●     Originators under Item 1110 of Regulation AB

●     Party under Item 1100(d)(1) of Regulation AB

Item 3: Sale of Securities and Use of Proceeds	● Depositor
Item 4: Defaults Upon Senior Securities	● Certificate Administrator
Item 5: Submission of Matters to a Vote of Security Holders	● Certificate Administrator

Item 6: Significant Obligors of Pool Assets:

●     Item 1112(b) of Regulation AB provided, however, that all of the following conditions shall apply:

(a) information shall be required to be reported only with respect to a party or property (if any) identified as a “significant obligor” in the Prospectus;

(b) the information to be reported shall consist of such quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property or REO Property (as applicable), and quarterly and annual financial statements of the related Borrower (except in the case of an REO Property), received or prepared by the “Party Responsible” pursuant

● Master Servicer
Exhibit BB-2

Item on Form 10-D	Party Responsible

to its obligations under Section 3.12(b) of this Pooling and Servicing Agreement; provided, however, that for a significant obligor under item 1101(k)(2) of Regulation AB, only net operating income for the most recent fiscal year and interim period is required and, if such information for a prior period was required but not previously reported, such information for such prior period; and

(c) the information shall be reportable in the Form 10-D that relates to the Distribution Date that immediately follows the Collection Period in which the information was received or prepared by the “Party Responsible” as described in clause (b) above.

Item 7: Change in Sponsor Interest in the Securities: ● Item 1124 of Regulation AB.	● Each Mortgage Loan Seller (as to itself in its capacity as a sponsor as defined in Regulation AB)
Item 8: Significant Enhancement Provider Information: ● Item 1114(b)(2) and Item 1115(b) of Regulation AB	● Depositor
Item 9: Other Information, but only to the extent of any information that meets all the following conditions: (a) such information constitutes “Additional Form 8-K Disclosure” pursuant to Exhibit DD, (b) such information is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-D relates, and (c) such information was not previously reported as “Additional Form 8-K Disclosure”.

●     Certificate Administrator, Trustee, Master Servicer and/or Special Servicer, in each case to the extent that such party is the “Party Responsible” with respect to such information pursuant to Exhibit DD.

●     Certificate Administrator (including the balances of the Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account as of the related Distribution Date and the preceding Distribution Date)

●     Master Servicer (with respect to the balance of the Collection Account as of the related Distribution Date and the preceding Distribution Date)

●     Special Servicer (with respect to the balance of each REO Account as of the related Distribution Date and the preceding Distribution Date)

Exhibit BB-3

Item on Form 10-D	Party Responsible
● Any other party responsible for disclosure items on Form 8-K (including each applicable Mortgage Loan Seller with respect to Item 1100(e) of Regulation AB to the extent material to Certificateholders)
Item 10: Exhibits (no. 3): Articles of incorporation and by-laws (Exhibit No. 3(i) and 3(ii) of Item 601 of Regulation S-K)	● Depositor
Item 10: Exhibits (no. 4): With respect to instruments defining the rights of security holders (Exhibit No. 4 of Item 601 of Regulation S-K)

●     Certificate Administrator

●     Depositor

provided that, in each case, that this shall in no event be construed to make such party responsible for the initial filing of this Pooling and Servicing Agreement provided, further, in each case, that in the event any reportable agreement is executed by the Depositor and the Trustee or Certificate Administrator, then the Depositor shall be the responsible party.

Item 10: Exhibits (no. 10): Material contracts (Exhibit No. 10 of Item 601 of Regulation S-K)	● Certificate Administrator, Trustee, Master Servicer and/or Special Servicer, in each case to the extent of any contract that satisfies all the following conditions: (a) such contract relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such contract is a contract to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust.

Item 10: Exhibits (no. 22):

Published Report Regarding Matters Submitted to a Vote of Security Holders (Exhibit No. 22 of Item 601 of Regulation S-K), but only if the party that is the “Party Responsible” with respect to Item 5 above elects to publish a report containing the information required by

● The applicable party that is the “Party Responsible” with respect to Item 5 as set forth above.
Exhibit BB-4

Item on Form 10-D	Party Responsible
such Item 5 above and also elects to report the information on Form 10-D by means of filing the published report and answering Item 5 by referencing the published report.

Item 10: Exhibits (no. 23):

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), where the filing of a written consent is required with respect to material (in the Form 10-D) that is incorporated by reference in the Depositor’s registration statement.

● Depositor

Item 10: Exhibits (no. 24)

Power of Attorney (Exhibit No. 24 of Item 601 of Regulation S-K), but only if the name of any party signing the Form 10-D, or the name of any officer signing the Form 10-D on behalf of a party, is signed pursuant to a power of attorney.

● Certificate Administrator
Item 10: Exhibits (no. 99) Additional exhibits (Exhibit No. 99 of Item 601 of Regulation S-K)	● Not Applicable.
Item 10: Exhibits (no. 100) XBRL-Related Documents (Exhibit No. 100 of Item 601 of Regulation S-K).	● Not Applicable.
Item 10: Exhibits (By Operation of Item 8 Above), but only to the extent of any document that meets all the following conditions: (a) such document constitutes “Additional Form 8-K Disclosure” pursuant to Item 9.01(d) of Exhibit DD, (b) such document is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-D relates, and (c) such document was not previously reported as “Additional Form 8-K Disclosure”.	● Certificate Administrator, Depositor and Trustee, in each case only to the extent that such party is the “Party Responsible” for the exhibit pursuant to Item 9(d) of Exhibit DD (it being acknowledged that none of the Master Servicer or the Special Servicer constitutes a “Party Responsible” under Exhibit DD with respect to any exhibits to a Form 10-K); provided that, in each case, that in the event any reportable agreement is executed by the Depositor and the Trustee or Certificate Administrator, then the Depositor shall be the responsible party for this Item 10.
Exhibit BB-5

EXHIBIT CC

ADDITIONAL FORM 10-K DISCLOSURE

The parties identified in the “Party Responsible” column are obligated pursuant to Section 11.05 of the Pooling and Servicing Agreement to disclose to the Depositor and the Certificate Administrator any information described in the corresponding Form 10-K Item described in the “Item on Form 10-K” column to the extent such party has actual knowledge (and in the case of net operating income information, financial statements, annual operating statements, budgets and/or rent rolls required to be provided in connection with 1112(b) below, possession) of such information (other than information as to itself). Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer shall be entitled to rely on the accuracy of the Prospectus (other than information with respect to itself that is set forth in or omitted from the Prospectus), in the absence of specific written notice to the contrary from the Depositor or a Mortgage Loan Seller. Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer shall be entitled to conclusively assume that there is no “significant obligor” other than a party or property identified as such in the Prospectus and to assume that no other party or property will constitute a “significant obligor” after the Cut-off Date. In no event shall the Master Servicer or the Special Servicer be required to provide any information for inclusion in a Form 10-K that relates to any Mortgage Loan for which the Master Servicer or the Special Servicer is not the Master Servicer or the Special Servicer, as the case may be. For this BBCMS 2025-5C37 Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB.

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	● Depositor

Item 9B: Other Information, but only to the extent of any information that meets all the following conditions:

(a) such information constitutes “Additional Form 8-K Disclosure” pursuant to Exhibit DD,

(b) such information is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-K relates, and

(c) such information was not previously reported as “Additional Form 8-K Disclosure” or as “Additional Form 10-D Disclosure”

● Certificate Administrator, Trustee, Master Servicer and/or Special Servicer, in each case to the extent that such party is the “Party Responsible” with respect to such information pursuant to Exhibit DD.
Item 15: Exhibits, Financial Statement Schedules (SEE BELOW)	SEE BELOW
Exhibit CC-1

Instruction J(2)(b) (Significant Obligors of Pool Assets) – Part 1 of 3 Parts:

●     Item 1112(b) of Regulation AB, but only to the extent that (i) such information was required to have been set forth in the Prospectus, (ii) such information was not so set forth and (iii) the applicable Master Servicer has not previously reported such information as “Additional Form 10-D Information”.

● The applicable Mortgage Loan Seller.

Instruction J(2)(b) (Significant Obligors of Pool Assets) – Part 2 of 3 Parts:

●     Item 1112(b) of Regulation AB, but only to the extent that (i) such information was set forth in the Prospectus and (ii) the applicable Master Servicer has not previously reported such information or updated versions thereof as “Additional Form 10-D Information”.

● Depositor

Instruction J(2)(b) (Significant Obligors of Pool Assets) – Part 3 of 3 Parts:

●     Item 1112(b) of Regulation AB; provided, however, that all of the following conditions shall apply:

(a) information shall be required to be reported only with respect to a party or property (if any) identified as a “significant obligor” in the Prospectus;

(b) the information to be reported shall consist of such quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property or REO Property (as applicable), and quarterly and annual financial statements of the related Borrower (except in the case of an REO Property), received or prepared by the “Party Responsible” pursuant to its obligations under Section 3.12(b) of this Pooling and Servicing Agreement; provided, however, that for a significant obligor

● Master Servicer
Exhibit CC-2

described under item 1101(k)(2) of Regulation AB, only net operating income for the most recent fiscal year and interim period is required and, if such information for a prior period was required but not previously reported, such information for such prior period; and

(c) the information shall be reportable only to the extent that is has not previously been reported as “Additional Form 10-D Information”.

Instruction J(2)(c) (Significant Enhancement Provider Information): ● Items 1114(b)(2) and 1115(b) of Regulation AB	● Depositor

Instruction J(2)(d) (Legal Proceedings):

●     Item 1117 of Regulation AB (it being acknowledged that such Item 1117 requires disclosure only of proceedings described therein that are material to security holders)

●     Master Servicer (as to itself)

●     Special Servicer (as to itself)

●     Certificate Administrator (as to itself)

●     Trustee (as to itself)

●     Depositor (as to itself)

●     Trustee/Certificate Administrator / Master Servicer/Depositor/ Special Servicer as to the Trust (whichever of them is in principal control of the proceedings)

●     Each Mortgage Loan Seller as sponsor (as defined in Regulation AB)

●     Originators under Item 1110 of Regulation AB

●     Party under Item 1100(d)(1) of Regulation AB

Instruction J(2)(e) (Affiliations and Certain Relationships and Related Transactions) – Part 1 of 2 Parts: 1119(a) of Regulation AB,	● Master Servicer (as to itself) (only as to affiliations under Item 1119(a) with the Trustee, Certificate Administrator, Special Servicer or a sub-servicer retained by it meeting any of the
Exhibit CC-3

but only the existence and (if existent) how there is (that is, the nature of) any affiliation between itself (that is, the particular “Party Responsible”), on the one hand, and any one or more of the following, on the other: (1) the Depositor, (2) any Mortgage Loan Seller, (3) the Trust and (4) any other party listed under this item as a “Party Responsible”; provided, however, that an affiliation need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the Prospectus or if it was previously reported as “Additional Form 10-K Disclosure”.

and

●     1119(b) of Regulation AB,

but only the existence and (if existent) the general character of any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party (apart from the Series 2025-5C37 transaction) between itself (that is, the particular “Party Responsible”) or any of its affiliates, on the one hand, and any one or more of the following, on the other: (1) the Depositor, (2) any Mortgage Loan Seller, and (3) the Trust; provided, however, that a relationship, agreement, arrangement, transaction or understanding (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the Prospectus or if it was previously reported as “Additional Form 10-K Disclosure”.

and

●     1119(c) of Regulation AB,

but only the existence and (if existent) a

descriptions in Item 1108(a)(3)).

●     Special Servicer

●     Certificate Administrator

●     Trustee

●     Asset Representations Reviewer

●     Each party (other than a Mortgage Loan Seller), if any, that is identified in the Prospectus as an “originator” of one or more Mortgage Loans, if the Prospectus specifically states that the applicable Mortgage Loans were 10% or more of the assets of the Trust at the date of the Prospectus (provided that such a party shall no longer constitute a “Party Responsible” under this item from and after the date (if any) when the Depositor notifies the parties to the Pooling and Servicing Agreement to the effect that such party no longer constitutes an originator of 10% or more of the assets of the Trust).

●     Each party (other than a Mortgage Loan Seller), if any, that is specifically identified as an “originator of 10% or more of the assets of the Trust for purposes of Regulation AB and the upcoming Form 10-K” in a written notice delivered to the parties to this Pooling and Servicing Agreement, which notice is delivered not later than February 15 of the year in which the Form 10-K is due.

●     Each party (if any) that is identified in the Prospectus as an “other material party to the securities or transaction” (or substantially similar phrasing); provided, however, that such a party shall no longer constitute a “Party Responsible” under this item from and after the date (if any) when the

Exhibit CC-4

description (including the terms and approximate dollar amount) of any specific relationship involving or related to the Series 2025-5C37 transaction or the Mortgage Loans between itself (that is, the particular “Party Responsible”) or any of its affiliates, on the one hand, and any one or more of the following, on the other: (1) the Depositor, (2) any Mortgage Loan Seller, and (3) the Trust; provided, however, that a relationship (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the Prospectus or if it was previously reported as “Additional Form 10-K Disclosure”.

Depositor notifies the parties to the Pooling and Servicing Agreement to the effect that such party no longer constitutes a material party for purposes of Regulation AB.

●     Each party (if any) that that is specifically identified as an “other material party to the securities or transaction for purposes of Regulation AB and the upcoming Form 10-K” (or substantially similar phrasing) in a written notice delivered by the Depositor to the parties to this Pooling and Servicing Agreement, which notice is delivered not later than February 15 of the year in which the Form 10-K is due.

Instruction J(2)(e) (Affiliations and Certain Relationships and Related Transactions) – Part 2 of 2 Parts:

1119(a) of Regulation AB,

But only the existence and (if existent) how there is any affiliation between itself (that is, the particular “Party Responsible”), on the one hand, and any one or more of the parties listed under the preceding item as a “Party Responsible”, on the other; provided, however, that an affiliation need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the Prospectus or if it was previously reported as “Additional Form 10-K Disclosure”.

and

●     1119(b) of Regulation AB,

but only the existence and (if existent) the general character of any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s

● Depositor ● Each Mortgage Loan Seller
Exhibit CC-5

length transaction with an unrelated third party (apart from the Series 2025-5C37 transaction) between itself (that is, the particular “Party Responsible”), on the one hand, and any one or more of the parties listed under the preceding item as a “Party Responsible”, on the other; provided, however, that a relationship, agreement, arrangement, transaction or understanding (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the Prospectus or if it was previously reported as “Additional Form 10-K Disclosure”.

and

●     1119(c) of Regulation AB,

but only the existence and (if existent) a description (including the terms and approximate dollar amount) of any specific relationship involving or related to the Series 2025-5C37 transaction or the Mortgage Loans between itself (that is, the particular “Party Responsible”) or any of its affiliates, on the one hand, and any one or more of the parties listed under the preceding item as a “Party Responsible”, on the other; provided, however, that a relationship (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the Prospectus or if it was previously reported as “Additional Form 10-K Disclosure”.

Item 15: Exhibits (no. 2): Plan of acquisition, reorganization, arrangement, liquidation or succession (Exhibit	● Depositor
Exhibit CC-6

No. 2 of Item 601 of Regulation S-K)
Item 15: Exhibits (no. 3): Articles of incorporation and by-laws (Exhibit No. 3(i) and 3(ii) of Item 601 of Regulation S-K)	● Depositor
Item 15: Exhibits (no. 4): With respect to instruments defining the rights of security holders (Exhibit No. 4 of Item 601 of Regulation S-K)

●     Trustee

●     Certificate Administrator

●     Depositor

provided that, in each case, that this shall in no event be construed to make such party responsible for the initial filing of this Pooling and Servicing Agreement provided, further, in each case, that in the event any reportable agreement is executed by the Depositor and the Trustee or Certificate Administrator, then the Depositor shall be the responsible party.

Item 15: Exhibits (no. 10): Material contracts (Exhibit No. 10 of Item 601 of Regulation S-K)	● Certificate Administrator, Trustee, Master Servicer and/or Special Servicer, in each case to the extent of any contract that satisfies all the following conditions: (a) such contract relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such contract is a contract to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust.
Item 15: Exhibits (no. 11): Statement regarding computation of per share earnings (Exhibit No. 11 of Item 601 of Regulation S-K)	● Not Applicable.
Item 15: Exhibits (no. 12):	● Not Applicable.
Exhibit CC-7

Statement regarding computation of ratios (Exhibit No. 12 of Item 601 of Regulation S-K)
Item 15: Exhibits (no. 13): Annual report to security holders, Form 10-Q and Form 10-QSB, or quarterly report to security holders (Exhibit No. 13 of Item 601 of Regulation S-K)	● Not Applicable
Item 15: Exhibits (no. 14): Code of Ethics (Exhibit No. 14 of Item 601 of Regulation S-K).	● Not Applicable
Item 15: Exhibits (no. 16): Letter re change in certifying accountant (Exhibit No. 16 of Item 601 of Regulation S-K)	● Not Applicable
Item 15: Exhibits (no. 18): Letter re change in accounting principles (Exhibit No. 18 of Item 601 of Regulation S-K)	● Not Applicable.
Item 15: Exhibits (no. 21): Subsidiaries of registrant (Exhibit No. 18 of Item 601 of Regulation S-K)	● Depositor.
Item 15: Exhibits (no. 22): Published Report Regarding Matters Submitted to a Vote of Security Holders (Exhibit No. 22 of Item 601 of Regulation S-K).	● Not Applicable.

Item 15: Exhibits (no. 23) – Part 1 of 2 Parts:

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), where (a) the filing of a written consent is required with respect to material (in the Form 10-D)

● Depositor
Exhibit CC-8

that is incorporated by reference in the Depositor’s registration statement and (b) the consent is not the consent of a registered public accounting firm in connection with an attestation delivered pursuant to Section 11.11 of this Pooling and Servicing Agreement.

Item 15: Exhibits (no. 23) – Part 2 of 2 Parts:

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), but the required shall consist of a consent of the registered public accounting firm for purposes of any attestation report rendered with respect to the particular “Party Responsible” pursuant to Section 11.11 of this Pooling and Servicing Agreement.

●     Master Servicer

●     Special Servicer

●     Depositor

●     Any other Servicing Function Participant

provided, however, in each case, that such party shall have the duty to report or deliver, or cause the reporting or delivery, of such consent only to the extent that such party is required to deliver or cause the delivery of the related attestation report.

Item 15: Exhibits (no. 24)

Power of Attorney (Exhibit No. 24 of Item 601 of Regulation S-K), but only if the name of any party signing the Form 10-D, or the name of any officer signing the Form 10-D on behalf of a party, is signed pursuant to a power of attorney.

● Certificate Administrator
Item 15: Exhibits (no. 31(i)) Rule 13a-14(a)/15d-14(a) Certifications (Exhibit No. 31(i) of Item 601 of Regulation S-K).	● Not Applicable
Item 15: Exhibits (no. 31(ii)) Rule 13a-14(d)/15d-14(d) Certifications (Exhibit No. 31(ii) of Item 601 of Regulation S-K).	● Delivery of this exhibit (Sarbanes-Oxley certification and backup certifications) is governed by Section 11.08 (and Section 11.07) of this Pooling and Servicing Agreement.
Item 15: Exhibits (no. 32) Section 1350 Certifications (Exhibit No. 32 of Item 601 of Regulation S-K).	● Not Applicable.
Exhibit CC-9

Item 15: Exhibits (no. 33) Report on assessment of compliance with servicing criteria for asset-backed securities (Exhibit No. 33 of Item 601 of Regulation S-K).	● Delivery of this exhibit (annual compliance assessment) is governed by Section 11.10 (and Section 11.07) of this Pooling and Servicing Agreement.
Item 15: Exhibits (no. 34) Attestation report on assessment of compliance with servicing criteria for asset-backed securities (Exhibit No. 34 of Item 601 of Regulation S-K).	● Delivery of this exhibit (annual accountants’ attestation report) is governed by Section 11.11 (and Section 11.07) of this Pooling and Servicing Agreement.
Item 15: Exhibits (no. 35) Servicer compliance statement (Exhibit No. 35 of Item 601 of Regulation S-K).	● Delivery of this exhibit (annual servicer compliance statements) is governed by Section 11.09 (and Section 11.07) of this Pooling and Servicing Agreement.
Item 15: Exhibit (no. 36) Certification For Shelf Offerings of Asset-Backed Securities (Exhibit No. 36 of Item 601 of Regulation S-K).	● Depositor
Item 15: Exhibits (no. 99) Additional exhibits (Exhibit No. 99 of Item 601 of Regulation S-K)	● Not Applicable.
Item 15: Exhibits (no. 100) XBRL-Related Documents (Exhibit No. 100 of Item 601 of Regulation S-K).	● Not Applicable.
Item 15: Exhibits (By Operation of Item 9B Above), but only to the extent of any document that meets all the following conditions: (a) such document constitutes “Additional Form 8-K Disclosure” pursuant to Item 9.01(d) of Exhibit DD, (b) such document is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-K relates, and (c) such document was not previously reported as “Additional Form 8-	● Certificate Administrator, Depositor and Trustee, in each case only to the extent that such party is the “Party Responsible” for the exhibit pursuant to Item 9(d) of Exhibit DD (it being acknowledged that none of the Master Servicer or the Special Servicer constitutes a “Party Responsible” under Exhibit DD with respect to any exhibits to a Form 10-K).

Exhibit CC-10

K Disclosure”.
Item 15: Exhibit (no. 101) Interactive Data File (Exhibit No. 101 of Item 601 of Regulation S-K).	Not Applicable
Item 15: Exhibit (no. 102) Asset Data File (Exhibit No. 102 of Item 601 of Regulation S-K).	● Certificate Administrator ● Depositor
Item 15: Exhibit (no. 103) Asset Related Document (Exhibit No, 103 of Item 601 of Regulation S-K).	● Certificate Administrator ● Depositor

Exhibit CC-11

EXHIBIT DD

FORM 8-K DISCLOSURE INFORMATION

The parties identified in the “Party Responsible” column are obligated pursuant to Section 11.07 of the Pooling and Servicing Agreement to report to the Depositor and the Certificate Administrator the occurrence of any event described in the corresponding Form 8-K Item described in the “Item on Form 8-K” column to the extent such party has actual knowledge of such information (other than information as to itself). Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer shall be entitled to rely on the accuracy of the Prospectus (other than information with respect to itself that is set forth in or omitted from the Prospectus), in the absence of specific written notice to the contrary from the Depositor or a Mortgage Loan Seller. Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer shall be entitled to conclusively assume that there is no “significant obligor” other than a party or property identified as such in the Prospectus and to assume that no other party or property will constitute a “significant obligor” after the Cut-off Date. In no event shall the Master Servicer, or the Special Servicer be required to provide any information for inclusion in a Form 8-K that relates to any Mortgage Loan for which the Master Servicer or the Special Servicer is not the applicable Master Servicer or Special Servicer, as the case may be. For this BBCMS 2025-5C37 Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB.

Item on Form 8-K	Party Responsible
Item 1.01: Entry into a Material Definitive Agreement

●     Depositor, except as described in the next bullet (it being acknowledged that Item 601 of Regulation S-K requires filing of material contracts to which the registrant or a subsidiary thereof is a party).

●     Certificate Administrator, Trustee, Master Servicer and/or Special Servicer (it being acknowledged that Instruction 3 to Item 1.01 of Form 8-K requires disclosure regarding the entry into or an amendment of a definitive agreement that is material to the asset-backed securities transaction, even if the registrant is not a party to such agreement), in each case to the extent of any amendment or definitive agreement that satisfies all the following conditions: (a) such amendment or definitive agreement

Exhibit DD-1

relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such amendment or definitive agreement is an amendment or definitive agreement to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust; provided, however, that the Certificate Administrator shall be the “Party Responsible” in connection with any amendment to this Pooling and Servicing Agreement.
Item 1.02: Termination of a Material Definitive Agreement– Part 1 of 2 Parts	● Certificate Administrator, Trustee, Master Servicer and/or Special Servicer, in each case to the extent of any contract that satisfies all the following conditions: (a) such contract relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such contract is a contract to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust; provided, however, that the Certificate Administrator shall be the “Party Responsible” in connection with any amendment to this Pooling and Servicing Agreement.
Item 1.02: Termination of a Material Definitive Agreement– Part 2 of 2 Parts	● Depositor, to the extent of any material agreement not covered in the prior item
Item 1.03: Bankruptcy or Receivership	● Depositor
Item 2.04: Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	● Depositor ● Certificate Administrator
Exhibit DD-2

Item 3.03: Material Modification to Rights of Security Holders	● Certificate Administrator
Item 5.03: Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year	● Depositor
Item 6.01: ABS Informational and Computational Material	● Depositor
Item 6.02 (Part 1 of 3 Parts): Change of Servicer or Trustee, but only to the extent related to a change in trustee	● Trustee ● Depositor
Item 6.02 (Part 2 of 3 Parts): Change of Servicer or Trustee, but only to the extent related to a change in Master Servicer or Special Servicer	● Certificate Administrator ● Master Servicer or Special Servicer, as the case may be (in each case, as to itself)
Item 6.02 (Part 3 of 3 Parts): Change of Servicer or Trustee, but only to the extent related to a servicer (other than a party to the Pooling and Servicing Agreement) appointed by the particular “Party Responsible”.	● Master Servicer (as to a party appointed by the Master Servicer) ● Special Servicer ● Certificate Administrator ● Depositor
Item 6.03: Change in Credit Enhancement or External Support	● Depositor ● Certificate Administrator
Item 6.04: Failure to Make a Required Distribution	● Certificate Administrator
Item 6.05: Securities Act Updating Disclosure	● Depositor
Item 7.01: Regulation FD Disclosure	● Depositor
Item 8.01: Other Events	● Depositor
Item 9.01(d): Exhibits (no. 1): Underwriting agreement (Exhibit No. 1 of Item 601 of Regulation S-K)	● Not applicable
Item 9.01(d): Exhibits (no. 2): Plan of acquisition, reorganization, arrangement, liquidation or succession (Exhibit No. 2 of Item 601 of Regulation S-K)	● Depositor
Exhibit DD-3

Item 9.01(d): Exhibits (no. 3): Articles of incorporation and by-laws (Exhibit No. 3(i) and 3(ii) of Item 601 of Regulation S-K)	● Depositor
Item 9.01(d): Exhibits (no. 4): With respect to instruments defining the rights of security holders (Exhibit No. 4 of Item 601 of Regulation S-K)	● Certificate Administrator provided that, in each case, that this shall in no event be construed to make such party responsible for the initial filing of this Pooling and Servicing Agreement

Item 9.01(d): Exhibits (no. 7):

Correspondence from an independent accountant regarding non-reliance on a previously issued audit report or completed interim review. (Exhibit No. 7 of Item 601 of Regulation S-K)

● Not Applicable
Item 9.01(d): Exhibits (no. 14): Code of Ethics (Exhibit No. 14 of Item 601 of Regulation S-K)	● Not Applicable
Item 9.01(d): Exhibits (no. 16): Letter re change in certifying accountant (Exhibit No. 16 of Item 601 of Regulation S-K)	● Not Applicable
Item 9.01(d): Exhibits (no. 17): Correspondence on departure of director (Exhibit No. 17 of Item 601 of Regulation S-K)	● Not Applicable
Item 9.01(d): Exhibits (no. 20): Other documents or statements to security holders (Exhibit No. 20 of Item 601 of Regulation S-K)	● Not Applicable
Item 9.01(d): Exhibits (no. 23): Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), where	● Depositor
Exhibit DD-4

the filing of a written consent is required with respect to material (in the Form 10-D) that is incorporated by reference in the Depositor’s registration statement.

Item 9.01(d): Exhibits (no. 24)

Power of Attorney (Exhibit No. 24 of Item 601 of Regulation S-K), but only if the name of any party signing the Form 10-D, or the name of any officer signing the Form 10-D on behalf of a party, is signed pursuant to a power of attorney.

● Certificate Administrator
Item 15: Exhibits (no. 99) Additional exhibits (Exhibit No. 99 of Item 601 of Regulation S-K)	● Not Applicable.
Item 15: Exhibits (no. 100) XBRL-Related Documents (Exhibit No. 100 of Item 601 of Regulation S-K).	● Not Applicable.

Exhibit DD-5

EXHIBIT EE

ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA EMAIL TO !nacctsecnotifications@computershare.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Computershare Trust Company, National Association, as Certificate Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) – BBCMS 2025-5C37
Barclays Commercial Mortgage Securities LLC, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37—SEC REPORT PROCESSING

RE:	**Additional Form [10-D][10-K][8-K] Disclosure** Required

To the above-mentioned addressees:

In accordance with Section [11.04] [11.05] [11.07] of the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor (the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, the undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Exhibit EE-1

Any inquiries related to this notification should be directed to [                           ], phone number: [                    ]; email address: [                                  ].

[NAME OF PARTY],
as [role]

By:
Name:
Title:
cc: Depositor

Exhibit EE-2

EXHIBIT FF

INITIAL SUB-SERVICERS

Mortgage Loan Name	Subservicer Name	Cashiering Status
Dunbar Apartments	3650 REIT Loan Servicing LLC	Non-Cashiering
Shaw Park Plaza	3650 REIT Loan Servicing LLC	Non-Cashiering
16542 & 16550 Ventura Blvd	3650 REIT Loan Servicing LLC	Non-Cashiering
Sunbeam & Bowden Portfolio	3650 REIT Loan Servicing LLC	Non-Cashiering
Suburban Square	3650 REIT Loan Servicing LLC	Non-Cashiering
16260 Ventura Blvd	3650 REIT Loan Servicing LLC	Non-Cashiering
Home Depot Jamaica	NorthMarq Capital, LLC	Cashiering

Exhibit FF-1

EXHIBIT GG

SERVICING FUNCTION PARTICIPANTS

None.

Exhibit GG-1

EXHIBIT HH

FORM OF ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series
2025-5C37 (the “Trust”)

I, [identifying the certifying individual], on behalf of [Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer] [3650 REIT Loan Servicing LLC, as Special Servicer] [Computershare Trust Company, National Association, as Certificate Administrator] [Computershare Trust Company, National Association, as Trustee] (the “Certifying Servicer”), certify to Barclays Commercial Mortgage Securities LLC and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.	I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities [during the preceding calendar year] [between [__] and [__]] (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and
2.	To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects during the Reporting Period. [To my knowledge, the Certifying Servicer has failed to fulfill the following obligations under the Pooling and Servicing Agreement: [SPECIFY EACH SUCH FAILURE AND THE NATURE AND STATUS THEREOF]].
Date:

[MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,
as Master Servicer]
[3650 REIT LOAN SERVICING LLC,
as Special Servicer]
[COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Certificate Administrator]
[COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee]

By:
Name:
Title:

Exhibit HH-1

EXHIBIT II

FORM OF REPORT ON ASSESSMENT
OF COMPLIANCE WITH SERVICING CRITERIA

[Name of Reporting Servicer] (the “Reporting Servicer”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 20[__] (the “Reporting Period”), as set forth in Exhibit AA to the Pooling and Servicing Agreement. The transactions covered by this report include asset-backed securities transactions for which the Reporting Servicer acted as [a master servicer, special servicer, trustee, certificate administrator] involving commercial mortgage loans [other than __________________1] (the “Platform”);

The Reporting Servicer has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the “Vendors”) to perform specific, limited or scripted activities, and the Reporting Servicer elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth on Schedule A;

Except as set forth in paragraph 4 below, the Reporting Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

The criteria listed in the column titled “Inapplicable Servicing Criteria” on Schedule A hereto are inapplicable to the Reporting Servicer based on the activities it performs, directly or through its Vendors, with respect to the Platform;

The Reporting Servicer has complied, in all material respects, with the applicable servicing criteria as of December 31, 20[__] and for the Reporting Period with respect to the Platform taken as a whole[, except as described on Schedule B hereto];

The Reporting Servicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 20[__] and for the Reporting Period with respect to the Platform taken as a whole[, except as described on Schedule B hereto];

The Reporting Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 20[__] and for the Reporting Period with respect to the Platform taken as a whole[, except as described on Schedule B hereto]; and

1    Describe any permissible exclusions, including those permitted under telephone interpretation 17.04 (i.e., transactions registered prior to compliance with Regulation AB, transactions involving an offer and sale of asset-backed securities that were not required to be issued), if applicable.

Exhibit II-1

[____], a registered public accounting firm, has issued an attestation report on the Reporting Servicer’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

[Date of Certification]

[NAME OF REPORTING SERVICER]

By:
Name:
Title:

Exhibit II-2

EXHIBIT JJ

CREFC® PAYMENT INFORMATION

Payments shall be made to “CRE Finance Council” and sent to:
Commercial Real Estate Finance Council, Inc.
28 West 44th Street, Suite 815
New York, NY 10036
Attn: Executive Director

or by wire transfer to:

Account Name: Commercial Real Estate Finance Council (CREFC®)
Bank Name: Chase
Bank Address: 80 Broadway, New York, NY 10005
Routing Number: 021000021
Account Number: 213597397

Exhibit JJ-1

EXHIBIT KK

FORM OF NOTICE OF ADDITIONAL
INDEBTEDNESS

VIA EMAIL:

To: Computershare Trust Company, National Association, as Certificate Administrator; trustadministrationgroup@computershare.com; CCTCMBSBondAdmin@computershare.com and !nacctsecnotifications@computershare.com

Ref: BBCMS 2025-5C37, Additional Debt Notice for Form 10-D

The following information is being furnished to you for inclusion on Form 10-D pursuant to Section 3.18(g) of the Pooling and Servicing Agreement

Portfolio Name	Mortgage Loan	Position in Debt Stack	Additional Debt	OPB	OPB Date	Appraised Value	Appraised Value Date	Aggregate LTV	Aggregate NCF DSCR	Aggregate NCF DSCR Date	Primary Servicer	Master Servicer	Lead Servicer	Prospectus ID
BBCMS 2025-5C37			$			$		%
Outside the Trust			$			$		%
Outside the Trust			$			$		%
Total			$
BBCMS 2025-5C37			$			$		%
Outside the Trust			$			$		%
Outside the Trust			$			$		%
Total			$
BBCMS 2025-5C37			$			$		%
Outside the Trust			$			$		%
Outside the Trust			$			$		%
Total			$

Exhibit KK-1

EXHIBIT LL

[RESERVED]

Exhibit LL-1

EXHIBIT MM

ADDITIONAL DISCLOSURE NOTIFICATION (ACCOUNTS)

INSTRUCTIONS:

FOR ACCOUNT BALANCE REPORTING: SEND VIA EMAIL TO:
        !nacctsecnotifications@computershare.com

FOR ALL OTHER NOTIFICATIONS: SEND VIA EMAIL AND OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Computershare Trust Company, National Association, as Certificate Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) – BBCMS 2025-5C37—SEC REPORT PROCESSING
Email: !nacctsecnotifications@computershare.com

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

To the above-mentioned addressees:

In accordance with Section 11.04 of the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor (the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, the undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

[With respect to the Collection Account and REO Account balance information:

Account Name	Beginning Balance as of MM/DD/YYYY	Ending Balance as of MM/DD/YYYY
Master Servicer’s Collection Account
REO Account

]

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                            ], phone number: [              ]; email address: [                                  ].

Exhibit MM-1

[NAME OF PARTY],
as [role]

By:
Name:
Title:
cc: Depositor

Exhibit MM-2

EXHIBIT NN

FORM OF NOTICE OF PURCHASE OF
CONTROLLING CLASS CERTIFICATE

[Date]

Computershare Trust Company, National Association,
           as Certificate Administrator

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) – BBCMS 2025-5C37
Email: trustadministrationgroup@computershare.com and
CCTCMBSBondAdmin@computershare.com

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head
Email: NoticeAdmin@pnc.com

3650 REIT Loan Servicing LLC,
           as Special Servicer
3650 REIT Loan Servicing LLC
2977 McFarlane Road, Suite 300
Miami, Florida 33133
Attention: General Counsel
E-mail: mjefferis@3650REIT.com
With a copy to: specialservicing@3650capital.com

Pentalpha Surveillance LLC

501 John James Audubon Parkway, Suite 401
Amherst, New York 14228
Attention: BBCMS 2025-5C37 Transaction Manager
With a copy to: notices@pentalphasurveillance.com

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated and effective as of September 1, 2025, among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer
Exhibit NN-1

This letter is delivered to you, pursuant to Section 3.23(a) of the Pooling and Servicing Agreement in connection with the transfer by ____________ (the “Transferor”) to us (the “Transferee”) of $__________________ original principal balance in the Class [__] Certificates, representing [_____]% of the Class [__] Certificates. The Certificates were issued pursuant to the Pooling and Servicing Agreement.

1.	Our name and address is as follows:

Contact Info: [Tel/Email]

2.	[IF APPLICABLE] We hereby certify, represent and warrant to you, as Certificate Administrator, that we are purchasing a majority interest in the Class [__] Certificates, and that we are not affiliated with the Transferor. To the extent that any Control Termination Event or Consultation Termination Event has occurred due to a waiver of a prior Class [__] Certificateholder of its rights under the Pooling and Servicing Agreement, we hereby request that you reinstate such rights and post a “special notice” on your website to the following effect:

“A Consultation Termination Event or a Control Termination Event has been terminated and is no longer in effect due to a transfer of a majority interest of the Controlling Class to an unaffiliated third party which has terminated any waiver by the prior Holder.”

All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

Very truly yours,

(Transferee)

By:
Name:
Title:

Exhibit NN-2

EXHIBIT OO

FORM OF ASSET REVIEW REPORT BY THE
ASSET REPRESENTATIONS REVIEWER1

To: [Addresses of Recipients]

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

To the above-mentioned addressees:

In accordance with Section 12.01 of the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), the undersigned, as asset representations reviewer (the “Asset Representations Reviewer”), has performed an Asset Review on each Delinquent Loan identified in accordance with the terms of the Pooling and Servicing Agreement, and is hereby issuing the following Asset Review Report.

1.	As described in the detailed scorecard attached hereto as Exhibit A, we have performed an Asset Review on each Delinquent Loan identified in accordance with the Pooling and Servicing Agreement and our conclusion is that there is [no evidence of a Test failure/evidence of [•] Test failures] with respect to the Delinquent Loans.
2.	A conclusion by the Asset Representations Reviewer of a Test pass or a Test failure shall not constitute a determination by the Asset Representations Reviewer of (i) the existence or nonexistence of a Material Defect, or (ii) whether the Trust should enforce any rights it may have against the applicable Mortgage Loan Seller. In addition, the Tests may not be sufficient to determine every instance of noncompliance.
3.	The Asset Representations Reviewer, other than forwarding this report to the persons listed above, will not be required to take or participate in any other or further action with respect to the aforementioned Asset Review Report.
4.	Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

1 This report is an indicative report, and the Asset Representations Reviewer will have the ability to modify or alter the organization and content of this report, subject to compliance with the terms of the Pooling and Servicing Agreement, including without limitation, provisions relating to Privileged Information.

Exhibit OO-1

PENTALPHA SURVEILLANCE LLC,
as Asset Representations Reviewer

By:
Name:
Title:

Exhibit OO-2

Exhibit A

Detailed Scorecard
[Template Example Below]

Test failures
Loan #	Loan Name	R&W #	R&W Name	Test Description	Findings
[Insert Loan Number]	[Insert Loan Name]	44	Cross-Collateralization	[Insert Test Description]	[Insert Test findings]
		31	Due on Sale or Encumbrance

Exhibit OO-3

EXHIBIT PP

FORM OF ASSET REVIEW REPORT SUMMARY1

To: [Addresses of Recipients]

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

To the above-mentioned addressees:

In accordance with Section 12.01 of the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), the undersigned, as asset representations reviewer (the “Asset Representations Reviewer”), has performed an Asset Review on each Delinquent Loan identified in accordance with the terms of the Pooling and Servicing Agreement, and is hereby issuing the following Asset Review Report Summary.

1.	As described in the summary scorecard attached hereto as Exhibit A, we have performed an Asset Review on each Delinquent Loan identified in accordance with the terms of the Pooling and Servicing Agreement and our conclusion is that there is [no evidence of a Test failure/evidence of [•] Test failures] with respect to the Delinquent Loans.
2.	A conclusion by the Asset Representations Reviewer of a Test pass or a Test failure shall not constitute a determination by the Asset Representations Reviewer of (i) the existence or nonexistence of a Material Defect, or (ii) whether the Trust should enforce any rights it may have against the applicable Mortgage Loan Seller. In addition, the Tests may not be sufficient to determine every instance of noncompliance.
3.	The Asset Representations Reviewer, other than forwarding this Asset Review Report Summary to the parties listed above, will not be required to take or participate in any other or further action with respect to the aforementioned Asset Review Report Summary.
4.	Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

1 This report is an indicative report, and the Asset Representations Reviewer will have the ability to modify or alter the organization and content of this report, subject to compliance with the terms of the Pooling and Servicing Agreement, including without limitation, provisions relating to Privileged Information.

Exhibit PP-1

PENTALPHA SURVEILLANCE LLC,
as Asset Representations Reviewer

By:
Name:
Title:

Exhibit PP-2

Exhibit A

Summary Scorecard
[Template Example Below]

Test failures
Loan #	Loan Name	Mortgage Loan Seller	Representations and Warranty #	Representation and Warranty Name
[Insert Loan #]	[Insert Loan Name]	[Insert Mortgage Loan Seller]	22	Compliance with Usury Laws
			32	Single-Purpose Entity

Exhibit PP-3

EXHIBIT QQ

ASSET REVIEW PROCEDURES

Pursuant to the terms and subject to the conditions set forth in the Pooling and Servicing Agreement (the “PSA”), the Asset Representations Reviewer (“Asset Representations Reviewer”) shall perform an Asset Review with respect to each representation and warranty made by the related Mortgage Loan Seller only with respect to each Delinquent Loan in accordance with the procedures set forth below (each such procedure, a “Test”); provided, however, the Asset Representations Reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials described in this Exhibit QQ if, and only to the extent, the Asset Representations Reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Capitalized terms used herein but not defined herein have the meaning set forth in the PSA or, solely with respect to a representation and warranty, the meaning set forth in the related mortgage loan purchase agreement (the “Mortgage Loan Purchase Agreement”). For the avoidance of doubt, in connection with the performance of the following Tests:

(A)	With respect to any representation and warranty that includes a knowledge qualifier (e.g., to the Mortgage Loan Seller’s knowledge, etc.), the Asset Representations Reviewer shall not be responsible for any investigation or review beyond that set forth in the applicable Test related to such representation and warranty;

(B)	With respect to any representation and warranty that includes the examination of an insurance policy or Title Policy, the Asset Representations Reviewer will be permitted to engage a qualified consultant to perform a review of the applicable policy, and will be allowed to rely upon the conclusions of the consultant when making a determination as to whether there is a Test pass.

(C)	The Asset Representations Reviewer shall be under no duty to provide or obtain a legal opinion, legal review or legal conclusion;

(D)	Unless otherwise provided in the Test, the “as of” date for the testing of a representation is as of the Closing Date;

(E)	Unless otherwise provided in the Test, if there is more than one version of the same document with respect to a particular Mortgage Loan or Mortgaged Property, the document that will be used by the Asset Representations Reviewer in testing is the document that is dated as of the Closing Date or, if none, the document closest prior to the Closing Date;

(F)	With respect to each representation and warranty and its related Test(s), the Asset Representations Reviewer shall take into account any exceptions to such representation and warranty described in the Mortgage Loan Purchase Agreement with respect to a Mortgage Loan, and a Test pass shall be deemed to have occurred
Exhibit QQ-1

with respect to such Test if the sole reason for not satisfying the applicable Test is caused by such exception(s);

(G)	Evidence of a failure of a Test could result from (i) an affirmative determination by the Asset Representations Reviewer that the Test failed to achieve a Test pass, or (ii) a determination by Asset Representations Reviewer that the documentation included in the Review Materials (after making such request for any missing documents in the manner provided for in the PSA) is not sufficient to perform the Test; and

(H)	A determination by the Asset Representations Reviewer of a Test pass or a Test failure shall not constitute a determination by the Asset Representations Reviewer of (i) the existence or nonexistence of a Material Defect, or (ii) whether the Trust should enforce any rights it may have against the applicable Mortgage Loan Seller.

The Asset Representations Reviewer will only be required to perform the Tests described in this Exhibit QQ, and will not be obligated to perform additional procedures on any Delinquent Loan, even if a different set of procedures or Review Materials could produce a different outcome. Notwithstanding the required Tests, the Asset Representations Reviewer will not be required to review any information other than (1) Review Materials specified in the related Test and (2) if applicable, Unsolicited Information. The Asset Representations Reviewer may, but is under no obligation to, consider Unsolicited Information relevant to the Tests subject to the terms of the PSA. If the Asset Representations Reviewer considers Unsolicited Information, the Asset Representations Reviewer shall take into account such Unsolicited Information, in addition to the Review Materials referred to in the applicable Test(s) procedure when making a determination as to whether there is a Test pass.

Representations and Warranties		Test	Review Materials
1. Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a	1a	Review the amounts listed on the original Mortgage Note and Mortgage for an indication that they match the amounts listed on the Mortgage Loan Schedule. If the amounts are the same, then such Mortgage Loan would be considered a Whole Loan. If there is more than one property then the Mortgage for each Mortgaged Property would need to be	Mortgage; Mortgage Note; Loan agreement related to the Mortgage Loan (“Loan Agreement”); Mortgage Loan guaranty; Assignment of Leases; and Environmental Indemnity Agreement (collectively, the “Mortgage Loan Documents”); Mortgage Loan Schedule.
Exhibit QQ-2

Representations and Warranties		Test	Review Materials
participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.		aggregated. If identified as such, it will be a Test pass.
	1b	Review any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan (collectively, the “MS Servicer Notices”) for notation of any Mortgage Note or Mortgage that was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee for the non-serviced securitization trust), participation or pledge, or that the Mortgage Loan Seller did not have good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. If no such notation is found, it will be	MS Servicer Notices
Exhibit QQ-3

Representations and Warranties		Test	Review Materials
a Test pass.
	1c	Review the MS Servicer Notices for notation of any claim or assertion regarding the Mortgage Loan Seller not having the full right and authority to sell, assign and transfer the Mortgage Loan. If such notation is not found, it will be a Test pass.	MS Servicer Notices
	1d	Review the MS Servicer Notices for notation of any claim or assertion regarding the assignment to the depositor not constituting a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan. If such notation is not found, it will be a Test pass.	MS Servicer Notices
2. Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency	2a	Review the opinion of Mortgagor’s counsel (“Mortgagor’s Counsel Opinion”) for an indication that it contains language that the related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on	Mortgagor’s Counsel Opinion
Exhibit QQ-4

Representations and Warranties		Test	Review Materials
or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”). Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the		behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti- deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as specified in representation and warranty 2. If such indication exists, it will be a Test pass.
	2b	Review the MS Servicer Notices for notation of any valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by	MS Servicer Notices
Exhibit QQ-5

Representations and Warranties		Test	Review Materials
principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.		the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee (as defined in the related Mortgage Loan Purchase Agreement) the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan Documents. If no such notation is found, it will be a Test pass.
3. Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.	3	Review the Mortgage Loan Documents and Mortgagor’s Counsel Opinion for an indication that the Mortgage Loan Documents contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications. If such indication exists, it will be a	Mortgage Loan Documents; Mortgagor’s Counsel Opinion
Exhibit QQ-6

Representations and Warranties		Test	Review Materials
Test pass.
4. Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the related non-serviced securitization trust) against such franchisor, either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the related non-serviced trust or its designee providing notice of the transfer of such note to the related non-serviced trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) will provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee will apply for, on the issuing entity’s behalf, a new comfort letter or similar agreement as of the Closing Date. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate	4a	Review the appraisals to determine if any of the properties are specifically identified as hospitality properties. If so, review the Mortgage File to determine if there exists a franchise agreement and executed comfort letter or other similar agreement signed by the Mortgagor and franchisor that is enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. If so determined with respect to each part of the Test, it will be a Test pass.	Appraisal; franchise agreement; Comfort letter or similar agreement signed by or from such franchisor
	4b	If the appraisals specifically identify any Mortgaged Properties as hospitality properties, review the security agreement for each Mortgaged Property to determine if there are provisions related to creating a security interest in the revenues of such property. Also, review the Mortgage File to determine if there exist filed copies (bearing evidence	UCC filing; Appraisal; Mortgage File
Exhibit QQ-7

Representations and Warranties		Test	Review Materials
filing office.		of filing) or evidence of filing of any related UCC financing statements, related amendments and continuation statements. If so determined with respect to each part of this Test, it will be a Test pass.

5. Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect

	5a	Review the MS Servicer Notices and Mortgage Loan Documents for an indication that the material terms of such documents have been waived, impaired, modified, altered, satisfied, cancelled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage, except by written instruments set forth in the related Mortgage File. If no such indication is found, it will be a Test pass.	Mortgage Loan Documents; MS Servicer Notices
	5b	Review the MS Servicer Notices and Mortgage Loan Documents for an indication that a related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to	MS Servicer Notices; Mortgage Loan Documents
Exhibit QQ-8

Representations and Warranties		Test	Review Materials
on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-off Date.		be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property except by written instruments set forth in the related Mortgage File. If no such indication is found, it will be a Test pass.
	5c	Review the MS Servicer Notices and Mortgage Loan Documents for notation that neither Mortgagor nor guarantor has been released from its material obligations under the Mortgage Loan except by written instruments set forth in the related Mortgage File. If no such notation is found, it will be a Test pass.	MS Servicer Notices; Mortgage Loan Documents
	5d	Review the MS Servicer Notices and Mortgage Loan Documents for notation of a modification, amendment or waiver that could be reasonably expected to have a material adverse effect on such Mortgage Loan that was consented to by the Mortgage Loan Seller on or after the Cut-off Date. If no such notation is found, it will be a Test pass.	MS Servicer Notices; Mortgage Loan Documents
6. Lien; Valid Assignment.	6a	Review the MS	MS Servicer Notices
Exhibit QQ-9

Representations and Warranties		Test	Review Materials
Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to representation and warranty 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related		Servicer Notices for a notation or other indication of any claim or assertion regarding any endorsement or assignment of Mortgage or Assignment of Leases not constituting a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its Affiliate, as applicable, subject to the Insolvency Qualifications. If such a notation or other indication is not found, it will be a Test pass.
	6b	Review the related Mortgage and the Assignment of Leases for each property for provisions to the effect that the related Mortgage and Assignment of Leases is not freely assignable without the consent of the related Mortgagor. If no such provision is found, it will be a Test pass.	Mortgage; Assignment of Leases
	6c	Review the Title Policy (as defined in representation and warranty 7) to determine if the related Mortgage is a first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule,	Title Policy; Mortgage; Mortgage Loan Schedule
Exhibit QQ-10

Representations and Warranties		Test	Review Materials
Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.		leasehold) interest in the Mortgaged Property. Compare the amount of the Title Policy to the principal amount of the Mortgage Loan or allocated loan amount to determine whether they are equivalent. If each such determination is made, it will be a Test pass.
	6d	Review the Title Policy to determine if the Mortgaged Property was free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (other than Permitted Encumbrances, Title Exceptions and those which are bonded over, escrowed for or insured against by the applicable Title Policy). If so determined, it will be a Test pass.	Title Policy
	6e	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that, as of the Cut-off Date, the Mortgage Loan Seller had knowledge that the Mortgaged Property was not free and clear of	MS Servicer Notices
Exhibit QQ-11

Representations and Warranties		Test	Review Materials
any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan) (other than Permitted Encumbrances, Title Exceptions and those which are bonded over, escrowed for or insured against by the applicable Title Policy). If such a notation or other indication is not found, it will be a Test pass.
	6f	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that, subject to the rights of tenants, there are rights existing which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except for Permitted Encumbrances and those which are bonded over, escrowed for or insured against by the applicable Title	MS Servicer Notices
Exhibit QQ-12

Representations and Warranties		Test	Review Materials
Policy. If such a notation or other indication is not found, it will be a Test pass.
	6g	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Mortgage Loan Seller did not have legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold), interest in the Mortgaged Property or good and marketable title free and clear of any pledge, lien, encumbrance or security interest. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
7. Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by	7a	Review the Title Policy to determine if it is an American Land Title Association loan title insurance policy or another comparable form of loan title insurance policy approved for use in the applicable jurisdiction. Review the Mortgage Loan Documents to determine if the amount of the policy covers the amount of the Mortgage Loan, or	Title Policy; Mortgage Loan Documents
Exhibit QQ-13

Representations and Warranties		Test	Review Materials
multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first-priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such		for multiple properties, an amount equal to the allocated loan amount after all advances of principal. If so determined with respect to each part of this Test, it will be a Test pass.
	7b	Review the Title Policy to determine if the first-priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan) is subject only to Permitted Encumbrances, as defined in representation and warranty 7. If so determined, it will be a Test pass.	Title Policy
	7c	Review the Title Policy to determine if any Permitted Encumbrance is a mortgage lien that is senior to or coordinate and co-equal to the lien of the related Mortgage, other than as contemplated by item (f) in the definition of Permitted Encumbrances. If not so determined, it will be a Test pass.	Title Policy
	7d	Review the Title Policy and MS Servicer Notices for a notation or	Title Policy; MS Servicer Notices
Exhibit QQ-14

Representations and Warranties		Test	Review Materials
Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.		other indication that the coverage is not in full force and effect, that all premiums thereon have not been paid or that claims have been made by the Mortgage Loan Seller. If no such notation or other indication is found, it will be a Test pass.
	7e	Review the MS Servicer Notices for a notation or other indication that the Mortgage Loan Seller, or any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such policy. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	7f	Review the Title Policy to determine if the Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally	Title Policy
Exhibit QQ-15

Representations and Warranties		Test	Review Materials
described in the Mortgage. If so determined, it will be a Test pass.
8. Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of representation and warranty 6 above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Exhibit C-32-1 to the applicable Mortgage Loan Purchase Agreement.	8a	Review the Title Policy to determine if there is any subordinate mortgage or junior lien encumbering the related Mortgaged Property, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan. If not so determined, it will be a Test pass.	Title Policy
	8b	Review the Title Policy to determine if, as of the Cut-off Date, there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens and equipment and other personal property financing. If so determined, it will be a Test pass.	Title Policy
	8c	Review the MS Servicer Notices for a notation or other indication that the Mortgage Loan Seller had knowledge of any mezzanine debt secured directly by interests in the Mortgagor other than those set forth	MS Servicer Notices
Exhibit QQ-16

Representations and Warranties		Test	Review Materials
on Exhibit C-32-1 to the applicable Mortgage Loan Purchase Agreement. If such a notation or other indication is not found, it will be a Test pass.
9. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.	9a	Review the Mortgage File to determine if an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage) is in the Mortgage File. If so determined, it will be a Test pass.	Mortgage File; Assignment of Leases
	9b	Review the Title Policy to determine if the Mortgage, or any related Assignment of Leases, has been recorded, and creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be	Title Policy; Mortgage; Assignment of Leases
Exhibit QQ-17

Representations and Warranties		Test	Review Materials
limited by the Standard Qualifications. If so determined with respect to each part of this Test, it will be a Test pass.
	9c	Review the Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage) to determine if the related Mortgage, or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee. If so determined, it will be a Test pass.	Assignment of Leases; Mortgage
10. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in	10a	Review the MS Servicer Notices for a notation or other indication of inappropriately filed or nonexistent UCC-1 financing statements. If such a notation or other indication is not	MS Servicer Notices
Exhibit QQ-18

Representations and Warranties		Test	Review Materials
all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.		found, it will be a Test pass.
	10b	Review the MS Servicer Notices for notation or other indication that the UCC-1, UCC-2 and UCC-3 statements were not in suitable form for filing. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
11. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.	11a	Review the engineering report or property condition assessment in the Mortgage File to determine if it is dated within six months of the origination date, and within twelve	Engineering report; Property condition assessment
Exhibit QQ-19

Representations and Warranties		Test	Review Materials
An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.		months of the Cut-off Date. If so determined, it will be a Test pass.
	11b	Review the engineering report or property condition assessment in the Mortgage File to determine if it was dated no more than twelve months prior to the Cut-off Date. Review the engineering report to confirm that each related Mortgaged Property is free of material damage. If so determined with respect to each part of the Test, it will be a Test pass.	Engineering report; Property condition assessment
	11c	Review the MS Servicer Notices for a notation or other indication that the Mortgage Loan Seller had knowledge of issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believed would have a material adverse effect on the value or use of the Mortgaged Property other than those disclosed in the most recently dated engineering report or Servicing File and those addressed in sub-clauses (i) and (ii) of representation and warranty 11. If	MS Servicer Notices
Exhibit QQ-20

Representations and Warranties		Test	Review Materials
		such a notation or other indication is not found, it will be a Test pass.
12. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.	12	Review the MS Servicer Notices for a notation or other indication that all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgage Property that became due and owing prior to the Cut-off Date with respect to the Mortgaged Property have not been paid, or if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges were not covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. If such a notation or	MS Servicer Notices
Exhibit QQ-21

Representations and Warranties		Test	Review Materials
		other indication is not found, it will be a Test pass.
13. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.	13	Review the MS Servicer Notices for a notation or other indication of any proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property as of the Cut-off date, or for a notation or other indication that the Mortgage Loan Seller had knowledge as of the Cut-off of any such proceeding that would have a material adverse effect on the value, use or operation of the Mortgaged Property. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
14. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in representation and warranty 7), an engineering report or property condition assessment as described in representation and warranty 11, applicable local law compliance materials as described in representation and warranty 25, and the ESA (as defined in representation and warranty 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s	14a	Review the Mortgage Loan Documents, the Mortgagor’s Counsel Opinion and the MS Servicer Notices for an indication of pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property that	Mortgage Loan Documents; Mortgagor’s Counsel Opinion; MS Servicer Notices
Exhibit QQ-22

Representations and Warranties		Test	Review Materials
interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (g) the current principal use of the Mortgaged Property.		existed on the origination date. If such an indication is not found, it will be a Test pass.
	14b	Review the MS Servicer Notices to determine if an adverse outcome of any such pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property would reasonably be expected to adversely affect the matters set forth in clauses (a)-(g) of representation and warranty 14. If any such adverse outcome would not reasonably be expected to adversely affect the matters set forth in clauses (a)-(g) of representation and warranty 14, it will be a Test pass.	MS Servicer Notices
15. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection	15a	Review the MS Servicer Notices for a notation or other indication of any escrow deposits and escrow payments required to be escrowed with the Mortgagee pursuant to each Mortgage Loan not in the servicer’s possession or control. If such a	MS Servicer Notices
Exhibit QQ-23

Representations and Warranties		Test	Review Materials
therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).		notation or other indication is not found, it will be a Test pass.
	15b	Review the Diligence File and the MS Servicer Notices to determine if all escrows and deposits required pursuant to the Mortgage Loan have been conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust). If so determined, it will be a Test pass.	Diligence File; MS Servicer Notices
16. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by	16a	Review the Mortgage Loan Schedule, Loan Agreement, Mortgage Note and origination settlement statement to determine if the principal amount of the Mortgage Loan was fully disbursed as of the Closing Date. If so determined, it will be a Test pass.	Mortgage Loan Schedule; Loan Agreement; Mortgage Note; and Origination settlement statement
	16b	Review the Mortgage Loan Documents to determine if there is no requirement	Mortgage Loan Documents
Exhibit QQ-24

Representations and Warranties		Test	Review Materials
the Mortgage Loan Seller to merit such holdback).		for future advances by the Mortgagee (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback). If so determined, it will be a Test pass.
17. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the	17a	Review the Insurance Summary Report (or solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) to determine if it shows that the related Mortgaged Property is insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form”	Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance)
Exhibit QQ-25

Representations and Warranties		Test	Review Materials

improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan Documents and the Insurance Rating Requirements, in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of any Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the Mortgaged Property. If so determined, it will be a Test pass.
	17b	Review the Mortgage Loan Documents for provisions requiring the insurance coverage	Mortgage Loan Documents
Exhibit QQ-26

Representations and Warranties		Test	Review Materials

such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or, with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to as stated in Test 17a above. If such provisions are found, it will be a Test pass.
	17c	Review the Insurance Summary Report (or, solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) to determine if it shows that the related Mortgaged Property is insured for business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or, with respect to a Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months). If such provisions are found, it will be a Test pass.	Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance)
	17d	Review the Mortgage Loan Documents for provisions requiring the insurance coverage as stated in Test 17c above. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
	17e	Review the Mortgage Loan Documents and/or	Insurance Summary Report
Exhibit QQ-27

Representations and Warranties		Test	Review Materials

maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

the survey to determine if any material part of the improvements, exclusive of a parking lot, located on the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having “special flood hazards.” If so determined, review the Insurance Summary to determine whether the Mortgagor maintains insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization. If so determined, it will be a Test pass.
	17f	If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, review the Insurance	Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance); Diligence File
Exhibit QQ-28

Representations and Warranties	Test	Review Materials

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc., or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding

Summary Report to determine if the property is covered for windstorm and/or windstorm related perils and/or “named storms” by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements. If so
Exhibit QQ-29

Representations and Warranties		Test	Review Materials

principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

determined with respect to each part of this Test, it will be a Test pass.
	17g	Review the Insurance Summary Report dated before the Cut-off Date (or solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) and Mortgage Loan Documents to determine if the Mortgage Property is covered, and required to be covered pursuant to the related Mortgage Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate. If so	Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance); Mortgage Loan Documents
Exhibit QQ-30

Representations and Warranties		Test	Review Materials
determined, it will be a Test pass.
	17h	Review the property condition assessment to determine if the properties are located in a seismic zone 3 or 4. If so determined, review the seismic engineering study to determine if it has been performed by an architectural or engineering consultant for the sole purpose of assessing the PML for the Mortgaged Property in the event of an earthquake and based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If so determined, it will be a Test pass.	Property condition assessment; Seismic engineering study
	17i	Review the most recent seismic engineering study or Insurance Summary Report (or solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) to determine if the PML would exceed 20% of the amount of the replacement costs of the improvements, and if so, review to determine if	Seismic engineering study; Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance)
Exhibit QQ-31

Representations and Warranties		Test	Review Materials
earthquake insurance on such Mortgaged Property was obtained. If so determined, determine if the insurer is meeting the Insurance Rating Requirements (as defined in representation and warranty 17). The insurance amount should be not less than 100% of the PML. If so determined with respect to each part of the Test, it will be a Test pass.
	17j	Review the Mortgage Loan Documents for provisions requiring that insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or	Mortgage Loan Documents
Exhibit QQ-32

Representations and Warranties		Test	Review Materials
restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon. If such provisions are found, it will be a Test pass.
	17k	Review the MS Servicer Notices for a notation or other indication that insurance premiums are current as of the Cut-off Date. If such a notation or other indication is found, it will be a Test pass.	MS Servicer Notices
	17l	Review the Insurance Summary Report (or solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) to determine if the insurance policies name the Mortgagee under any Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. If so determined, it will be a Test pass.	Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance)
Exhibit QQ-33

Representations and Warranties		Test	Review Materials
	17m	Review the Insurance Summary Report (or solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) to determine if the insurance will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). If so determined, it will be a Test pass.	Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance)
	17n	Review the Mortgage Loan Documents to determine if any Mortgage Loan obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. If so determined, it will be a Test pass.	Mortgage Loan Documents
	17o	Review the Insurance Summary Report (or solely with respect to residential cooperative properties, review	Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance)
Exhibit QQ-34

Representations and Warranties		Test	Review Materials
the insurance policies and/or certificates of insurance) to determine if the insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium. If so determined, it will be a Test pass.
	17p	Review the MS Servicer Notices for a notation or other indication that any notice described in Test 17o may have been received by the Mortgage Loan Seller. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
18. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in representation and warranty 7) and survey, if any, an engineering report or	18a	Review the zoning report, Title Policy and survey, engineering report or property condition	Zoning report; Title Policy; Survey; Engineering report or property condition assessment; Sponsor Diligence; ESA
Exhibit QQ-35

Representations and Warranties		Test	Review Materials
property condition assessment as described in representation and warranty 11, applicable local law compliance materials as described in representation and warranty 25, and the ESA (as defined in representation and warranty 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.		assessment, the Sponsor Diligence and the ESA to determine if each Mortgaged Property is located on or adjacent to a public road and has direct legal access to such road, or has permanent access easement or right of way permitting ingress and egress to/from a public road. If so determined, it will be a Test pass.
	18b	Review the zoning report, Title Policy and survey, engineering report or property condition assessment, the Sponsor Diligence and the ESA to determine if each Mortgaged Property is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property. If so determined, it will be a Test pass.	Zoning report; Title Policy; Survey; Engineering report or property condition assessment; Sponsor Diligence; ESA
	18c	Review the Title Policy and survey to determine if each Mortgaged Property constitutes one or more separate tax parcels and do not	Title Policy; Survey; Mortgage Loan Documents
Exhibit QQ-36

Representations and Warranties		Test	Review Materials
include any property which is not part of the Mortgaged Property or is subject to an endorsement under the most recently dated Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels, in which case any Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created. If so determined, it will be a Test pass.
19. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of	19a	Review the survey and Title Policy to determine if all material improvements that were included for the purpose of determining the appraised value of the Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the	Survey; Title Policy; Appraisal
Exhibit QQ-37

Representations and Warranties		Test	Review Materials
determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.		related Mortgaged Property, except for encroachments that are insured by applicable Title Policy. If so determined, it will be a Test pass.
	19b	Review the survey and Title Policy to determine if there exist material improvements on adjoining parcels that encroach onto the Mortgaged Property which are not insured by applicable Title Policy. If not so determined, it will be a Test pass.	Survey; Title Policy
	19c	Review the survey and Title Policy to determine if there exist material improvements that encroach upon any easements except for encroachments that are insured against by the applicable Title Policy. If not so determined, it will be a Test pass.	Survey; Title Policy
20. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.	20	Review the Mortgage Loan Documents for any shared appreciation feature or any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated	Mortgage Loan Documents
Exhibit QQ-38

Representations and Warranties		Test	Review Materials
Repayment Date) or an equity participation by the Mortgage Loan Seller. If no such feature is found with respect to each part of this Test, it will be a Test pass.
21. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the	21a	Review the origination settlement statement and Mortgage Note to determine if the proceeds advanced by the Mortgagee did not exceed the non-contingent principal amount of the Mortgage Loan. If so determined, it will be a Test pass.	Origination settlement statement; Mortgage Loan
	21b	Review the most recent appraisal and Mortgage Loan Documents to determine if (a) the Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than	Appraisal; Mortgage Loan Documents
Exhibit QQ-39

Representations and Warranties	Test	Review Materials
Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either subclause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this representation and warranty shall have the same meanings as set forth in the related Treasury Regulations.	consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the initial principal amount of any Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the outstanding principal amount of the Mortgage Loan (or related Whole Loans) on such date, provided that for purposes of clauses (i) and (ii) above, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to such Mortgage Loan and (B) a proportionate amount of any lien that is in parity with such Mortgage Loan or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only
Exhibit QQ-40

Representations and Warranties		Test	Review Materials
security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If so determined, it will be a Test pass.
	21c	Review the MS Servicer Notices for an indication or other notation that the Mortgage Loan was modified prior to the Closing Date, and if so, if the modification was made as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) in the first sentence of representation and warranty 21 (substituting the date of the last such modification for the date any Mortgage Loan was originated) or sub-clause (B)(a)(ii) in the first sentence of representation and warranty 21, including the proviso thereto. For purposes of the	MS Servicer Notices
Exhibit QQ-41

Representations and Warranties		Test	Review Materials
preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) the related Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). If there were any such modifications, and such a notation or other indication is found, it will be a Test pass.
	21d	Review the MS Servicer Notices for a notation or other indication of any claim or	MS Servicer Notices
Exhibit QQ-42

Representations and Warranties		Test	Review Materials
assertion to the effect that the Prepayment Premiums and Yield Maintenance Charges applicable to any Mortgage Loan do not constitute “customary prepayment penalties”. If such a notation or other indication is not found, it will be a Test pass.
22. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.	22a	Review the MS Servicer Notices for a notation or other indication of any claim or assertion to the effect that the terms of the Mortgage Loan do not comply with applicable local, state, and federal laws in any material respect. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	22b	Review the MS Servicer Notices for a notation or other indication of any claim or assertion to the effect that any material requirements pertaining to the origination of any Mortgage Loan, including but not limited to, usury and any and all other material requirements of any federal, state or local law have not	MS Servicer Notices
Exhibit QQ-43

Representations and Warranties		Test	Review Materials
		been complied with. If such a notation or other indication is not found, it will be a Test pass.
	22c	Review the Mortgage Loan Documents to determine if they provide that the Mortgage Loan complied with usury laws. If so determined, it will be a Test pass.	Mortgage Loan Documents
23. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.	23	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that as of the date that the Mortgage Loan Seller or any prior Mortgagee held the Mortgage Note, each such holder of the Mortgage Note was not authorized to transact or do business in the jurisdiction in which each related Mortgaged Property is located. If such a notation or other indication is found, determine whether the failure to be so authorized could not materially and adversely affect the enforceability of such Mortgage Loan by the Trust. If so determined, it will be a Test pass.	MS Servicer Notices
24. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of	24	Review the Mortgage Loan Documents to determine if a	Mortgage Loan Documents
Exhibit QQ-44

Representations and Warranties		Test	Review Materials
origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.		trustee is appointed. If so determined, it will be a Test pass.
25. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or	25a	Review the zoning report, a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization to determine if the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable Zoning Regulations governing the occupancy, use, and operation of such Mortgaged	Zoning report; Letter from any governmental authorities; Legal opinion; Architect’s letter; Endorsement to the related Title Policy; Survey; Other affirmative investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization
Exhibit QQ-45

Representations and Warranties		Test	Review Materials
repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.		Property or constitute a legal non-conforming use or structure. If so determined, it will be a Test pass.
	25b	Review the zoning report, a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization to determine if any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. If so determined, review the Insurance Summary Report to determine if title insurance policy was obtained prior to the Closing Date with respect to any non-conforming use or structure. If	Zoning report; Letter from any governmental authorities; Legal opinion; Architect’s letter; Endorsement to the related Title Policy; Survey; Other affirmative investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; Insurance Summary Report
Exhibit QQ-46

Representations and Warranties		Test	Review Materials
so determined, it will be a Test pass.
	25c	Review the Mortgage Loan Documents for provisions to the effect that, in the event of casualty or destruction, the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
	25d	If the zoning report, a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization indicates that all or any part of the Mortgaged Property do not comply with zoning laws,	Zoning report; Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance); Letter from any governmental authorities; Legal opinion; Architect’s letter; Endorsement to the related Title Policy; Survey; Other affirmative investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization
Exhibit QQ-47

Representations and Warranties		Test	Review Materials
review the Insurance Summary Report (or solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) to determine if law and ordinance coverage was obtained prior to the Closing Date that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations. If not so determined, review the Title Policy to determine if it insures over such nonconformity. If so determined, it will be a Test pass.
	25e	Review the Mortgage Loan Documents for provisions that require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
26. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and	26a	Review the Mortgage Loan Documents to determine if the Mortgagor has covenanted to keep	Mortgage Loan Documents
Exhibit QQ-48

Representations and Warranties		Test	Review Materials
applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.		all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect. If so determined, it will be a Test pass.
	26b	Review the Mortgage Loan Documents and the MS Servicer Notices for a notation or other indication that (a) the Mortgage Loan Seller had knowledge that any licenses, permits, franchises and applicable governmental approvals necessary for the operation of the Mortgaged Property are not in effect, and (b) the failure to obtain or maintain such material licenses, permits, franchises and applicable governmental approvals necessary could materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or	Mortgage Loan Documents; MS Servicer Notices
Exhibit QQ-49

Representations and Warranties		Test	Review Materials
the rights of a holder or the related Mortgage Loan. If such a notation or other indication is not found, it will be a Test pass.
	26c	Review the Mortgage Loan Documents for provisions requiring the related Mortgagor and the Mortgaged Property to comply in all material respects with all applicable regulations, zoning and building laws. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
27. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited	27a	Review the Mortgage Loan Documents for provisions permitting full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be Affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in connection with the events or circumstances set	Mortgage Loan Documents
Exhibit QQ-50

Representations and Warranties		Test	Review Materials
petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).		forth in clauses (a)(i) through (a)(iii) of representation and warranty 27. If such provisions are found, it will be a Test pass.
	27b	Review the Mortgage Loan Documents to determine if there exist provisions permitting recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be Affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the events or circumstances set forth in clauses (b)(i) through (b)(iv) of representation and warranty 27. If so determined, it will be a Test pass.	Mortgage Loan Documents
28. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except	28a	Review the Mortgage Loan Documents for provisions stating that, if the related Mortgage Loan Documents permit	Mortgage Loan Documents
Exhibit QQ-51

Representations and Warranties		Test	Review Materials
(a) a partial release, accompanied by principal repayment, or partial defeasance (as described in representation and warranty 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in representation and warranty 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the		a property release, the only conditions under which a property may be released during the life of the Mortgage Loan are as set forth in clauses (a) through (e) of the first sentence of representation and warranty 28. If such provisions are found, it will be a Test pass.
	28b	Review the Mortgage Loan Documents for provisions stating that with respect to any partial release described in clauses (a) or (d) of the first sentence of representation and warranty 28 either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan	Mortgage Loan Documents
Exhibit QQ-52

Representations and Warranties		Test	Review Materials

related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and temporary and final Treasury Regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings or announcements promulgated thereunder, as the foregoing may be in effect from time to time (the “REMIC Provisions”).

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by

Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions. If such provisions are found, it will be a Test pass.
	28c	Review the Loan Documents for	Mortgage Loan Documents
Exhibit QQ-53

Representations and Warranties	Test	Review Materials

agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

provisions stating that in the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced
Exhibit QQ-54

Representations and Warranties		Test	Review Materials
by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans). If such provisions are found, it will be a Test pass.
	28d	Review the Mortgage Loan Documents for provisions stating that no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross- collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
Exhibit QQ-55

Representations and Warranties		Test	Review Materials
29. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.	29a	Review the Mortgage Loan Documents for provisions that require the Mortgagor to provide the owner or holder of the Mortgage Loan with quarterly (other than for single-tenant properties) and annual operating statements. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
	29b	Review the Mortgage Loan Documents for provisions that require the Mortgagor to provide the owner or holder of the Mortgage Loan with quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual ease which accounts for more than 5% of the in-place base rent and annual financial statements. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
30. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20	30a	Review the Mortgage Loan Documents to	Mortgage Loan Documents; Insurance coverage review document
Exhibit QQ-56

Representations and Warranties		Test	Review Materials
million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Schedule C to the applicable Mortgage Loan Purchase Agreement; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and		determine if the original principal balance was greater than $20 million. If so, review the insurance coverage review document for an indication that the special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude acts of terrorism, from coverage, or if they do, there exists a separate terrorism insurance policy related to the Mortgaged Property. If such an indication is found, it will be a Test pass.
	30b	Review the Mortgage Loan Documents for provisions that do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA (as defined in representation and warranty 30), or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially	Mortgage Loan Documents
Exhibit QQ-57

Representations and Warranties	Test	Review Materials
business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.	reasonable terms, or as otherwise indicated on Schedule C to the applicable Mortgage Loan Purchase Agreement, provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance
Exhibit QQ-58

Representations and Warranties		Test	Review Materials
exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. If such provisions are not found, it will be a Test pass.
31. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii)	31a	Review the Mortgage Loan Documents for “due-on-sale” or other such provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan in the circumstances described in the first sentence of representation and warranty 31. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
	31b	Review the Mortgage Loan Documents for provisions that require that if Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or	Mortgage Loan Documents
Exhibit QQ-59

Representations and Warranties	Test	Review Materials
transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of representation and warranties 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Exhibit C-32-1 to the applicable Mortgage Loan Purchase Agreement, or future permitted mezzanine debt as set forth on Exhibit C-32-2 to the applicable Mortgage Loan Purchase Agreement, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Exhibit C-32-3 to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency	encumbrance. If such provisions are found, it will be a Test pass.
Exhibit QQ-60

Representations and Warranties		Test	Review Materials
fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.
32. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related	32a	Review the Mortgage Loan Documents for provisions that require that the Mortgagor to be a Single-Purpose Entity (as defined in representation and warranty 32) for at least as long as any Mortgage Loan is outstanding. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
	32b	Review the Mortgage Loan Schedule for the Cut-off Date Balance of the Mortgage Loan. If the Mortgage Loan had a Cut-off Date Balance in excess of $10 million, review the related Mortgage Loan Documents and the Mortgagor’s organizational documents for provisions that require the Mortgagor to be a Single-Purpose Entity. If the provisions exist, it will be a Test pass.	Mortgage Loan Schedule; Mortgage Loan Documents; Mortgagor’s organizational documents
	32c	Review the Mortgage Loan Schedule for the Cut-off Date	Mortgage Loan Schedule; Mortgagor’s Counsel Opinion
Exhibit QQ-61

Representations and Warranties		Test	Review Materials
Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.		Balance of the Mortgage Loan. If the Mortgage Loan had a Cut-off Date Balance in excess of $30 million, review the Mortgagor’s Counsel Opinion regarding non-consolidation of the Mortgagor. If such an opinion is found, it will be a Test pass.
33. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a	33	Review the Mortgage Loan Documents for provisions allowing the Mortgage Loan to be defeased, and if so, whether such Mortgage Loan Documents contain the provisions described in clauses (i) through (viii) of representation and warranty 33. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
Exhibit QQ-62

Representations and Warranties		Test	Review Materials
specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
34. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.	34	Review the Mortgage Loan Documents for an indication that the loan has a fixed interest rate that remains fixed throughout the term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed. If such an	Mortgage Loan Documents
Exhibit QQ-63

Representations and Warranties		Test	Review Materials
indication is found, it will be a Test pass.

35. Ground Leases. For purposes of these representations and warranties, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(A)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered

	35a	Review the appraisal to determine if the Mortgage Loan is secured by a Ground Lease (as defined in representation and warranty 35), in whole or in part. If so, review the Title Policy and Mortgage Loan Documents for an indication that the related Mortgage does not also encumber the lessor’s fee interest in the Mortgaged Property. If such an indication exists, proceed to Tests 35b through 35r.	Appraisal; Title Policy; Mortgage Loan Documents
	35b	Review the Title Policy and Mortgage Loan Documents for an indication that the Ground Lease or memorandum has been recorded or submitted for recordation. If such indication is found, it will be a Test pass.	Title Policy; Mortgage Loan Documents
	35c	Review the Ground Lease and Related Documents for an indication that the interest of the lessee is permitted to be encumbered by the Mortgage and does not restrict the use of the Mortgaged Property by such lessee, its	Ground Lease and Related Documents
Exhibit QQ-64

Representations and Warranties		Test	Review Materials

by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(B)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(C)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or, with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the successors or assigns in a manner that would adversely affect the security provided by the Mortgage. If such indication is found, it will be a Test pass.
	35d	Review the MS Servicer Notices for notation that, as of the Closing Date, there was a material change in the terms of the Ground Lease since the origination of the Mortgage Loan. If no such notation is found, it will be a Test pass. If such notation is found, review the Mortgage File for a modification agreement or other such instrument is in the Mortgage File. If the modification agreement or instrument is in the Mortgage File, it will be a Test pass.	MS Servicer Notices; Mortgage File
	35e	Review the Ground Lease and Related Documents for a provision that the Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee. If such a provision is	Ground Lease and Related Documents
Exhibit QQ-65

Representations and Warranties		Test	Review Materials

related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(E)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(F)       The Mortgage Loan Seller has not received any written notice of material found, it will be a Test pass.
	35f	Review the Ground Lease and Related Documents for an indication that it has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or ten years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or, with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes). If such an indication is found, it will be a Test pass.	Ground Lease and Related Documents
	35g	Review the Title Policy for an indication that the Ground Lease is either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground	Title Policy; SNDA
Exhibit QQ-66

Representations and Warranties		Test	Review Materials

default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(G)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(H)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(I)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(J)       Under the terms of the

lessor and the Permitted Encumbrances and Title Exceptions, or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject. If either indication is found, it will be a Test pass.
	35h	Review the Ground Lease and Related Documents for an indication that the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated an all amounts due thereunder have	Ground Lease and Related Documents
Exhibit QQ-67

Representations and Warranties		Test	Review Materials

Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including been paid). If such indication is found, it will be a Test pass.
	35i	Review the Ground Lease and Related Documents for an indication that in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated an all amounts due thereunder have been paid). If such indication is found, it will be a Test pass.	Ground Lease and Related Documents
	35j	Review the MS Servicer Notices for notation that the Mortgage Loan Seller has received any written notice of material default under or notice of termination of such Ground Lease. If no such notation is found, it will be a Test pass.	MS Servicer Notices
	35k	Review the MS Servicer Notices for notation that to	MS Servicer Notices
Exhibit QQ-68

Representations and Warranties		Test	Review Materials
rejection of the Ground Lease in a bankruptcy proceeding.		the Mortgage Loan Seller’s knowledge, there is a material default under such Ground Lease or condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease. If no such notation is found, it will be a Test pass.
	35l	Review the MS Servicer Notices for a notation that to the Mortgage Loan Seller’s knowledge, such Ground Lease was not in full force and effect as of the Closing Date. If no such notation is found, it will be a Test pass.	MS Servicer Notices
	35m	Review the Ground Lease and Related Documents for provisions that the lessor is required to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee. If such provisions are found, it will be a Test pass.	Ground Lease and Related Documents
	35n	Review the Ground Lease and Related Documents for provisions that the	Ground Lease and Related Documents

Exhibit QQ-69

Representations and Warranties		Test	Review Materials
Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease. If such provisions are found, it will be a Test pass.
	35o	Review the Ground Lease for provisions that impose any commercially unreasonable restrictions on subletting in connection with the origination of similar commercial or multifamily loans intended for securitization. If no such provisions are found, it will be a Test pass.	Ground Lease
	35p	Review the Ground Lease and Related Documents and the Mortgage Loan Documents for an indication that any related insurance proceeds or the portion of the condemnation	Ground Lease and Related Documents; Mortgage Loan Documents

Exhibit QQ-70

Representations and Warranties		Test	Review Materials
award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (34k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest. If such indications are found, it will be a Test pass.
	35q	Review the Ground Lease and Related Documents and the Mortgage Loan Documents for an indication that, in the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage	Ground Lease and Related Documents; Mortgage Loan Documents

Exhibit QQ-71

Representations and Warranties		Test	Review Materials
		(taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest. If such an indication is found, it will be a Test pass.
	35r	Review the Ground Lease and Related Documents for provisions that, provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding. If such provisions are found, it will be a Test pass.	Ground Lease and Related Documents
36. Servicing. The servicing and collection practices used by	36	Review the MS Servicer Notices	MS Servicer Notices
Exhibit QQ-72

Representations and Warranties		Test	Review Materials
the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.		for a notation or other indication of any claims or assertions to the effect that the servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan was not in all material respects legal, or in accordance with customary industry standards for servicing of commercial loans for conduit loan programs. If such a notation or other indication is not found, it will be a Test pass.
37. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in Exhibit C to the applicable Mortgage Loan Purchase Agreement.	37	Review the MS Servicer Notices for notation to the effect that the origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have not been, in all material respects, legal and as of the date of its origination, such Mortgage Loan, or the origination thereof did not comply in all material respects with, or was exempt from, all requirements of federal, state or	MS Servicer Notices

Exhibit QQ-73

Representations and Warranties		Test	Review Materials
local law relating to the origination of such Mortgage Loan; provided that representation and warranty 37 does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in Exhibit C to the applicable Mortgage Loan Purchase Agreement. If no such notation is found, it will be a Test pass.
38. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b),	38a	Review the MS Servicer Notices for notation that (i) the Mortgage Loan has been more than 30 days delinquent, giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), or (ii) the Mortgage Loan was delinquent beyond any applicable grace or cure periods as of the Cut-off Date. If no such notation is found, it will be a Test pass.	MS Servicer Notices
	38b	Review the MS Servicer Notices for notation of the Mortgage Loan Seller’s knowledge of (a) a material default, breach,	MS Servicer Notices

Exhibit QQ-74

Representations and Warranties		Test	Review Materials
materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in Exhibit C to the applicable Mortgage Loan Purchase Agreement. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.		violation or event of acceleration existing under the related Mortgage Loan, or (b) an event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property. If no such notation is found, it will be a Test pass.
39. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.	39	Review the Lexis/Nexis (or comparable search) and the MS Servicer Notices for an indication that the Mortgaged Property (other than any tenants of such Mortgaged Property), or any portion thereof, was the subject of, or a Mortgagor, guarantor or tenant occupying a single-tenant property was a debtor in, a state	Lexis/Nexis (or comparable) search; MS Servicer Notices

Exhibit QQ-75

Representations and Warranties		Test	Review Materials
or federal bankruptcy, insolvency or similar proceeding. If no such indication or notation is found, it will be a Test pass.
40. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Exhibit C-32-4 to the related Mortgage Loan Purchase Agreement, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this representation and warranty 40 means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.	40a	Review the Diligence File to determine if it includes certified copies of the organizational documents of the Mortgagor indicating that the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. If such indication is found, it will be a Test pass.	Diligence File
	40b	Review the Diligence File for an indication that, except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Exhibit C-32-4 to the related Mortgage Loan Purchase Agreement, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another Mortgage Loan. If such an indication is found, it will be	Diligence File

Exhibit QQ-76

Representations and Warranties		Test	Review Materials
a Test pass.
41. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or	41a	Review the Diligence File to determine if an ESA (as defined in representation and warranty 41) is included. If so, review the ESA for an indication that it was conducted within 12 months prior to the origination date of the Mortgage Loan. If such an indication is found, it will be a Test pass.	Diligence File; ESA
	41b	Review the ESA for an indication that it identified (i) the existence of a recognized environmental condition at the related Mortgaged Property or (ii) the need for further investigation. If no such indication is found, it will be a Test pass.	ESA
	41c	Review the ESA for an indication that it identified (i) the existence of a recognized environmental condition at the related Mortgaged Property or (ii) the need for further investigation. If such an indication is found, the following test procedures (subparts 41c-1 through 41c-6) will be performed. If any of the subparts indications are	ESA; Escrow Statements; Loan Documents; Diligence File

Exhibit QQ-77

Representations and Warranties	Test	Review Materials
maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Services, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth	found, it will be a Test pass.
	1. Review escrow statements for an indication that an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the environmental condition has been escrowed by the Mortgagor and is held by the related Mortgagee.	Escrow statements
	2. Review the ESA for an indication that if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air or lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, and if so, a review of the Loan Documents indicates that an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to	ESA

Exhibit QQ-78

Representations and Warranties	Test	Review Materials
in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.	mitigate the identified risk.
	3. Review the Diligence File for an indication that any Environmental Condition identified in the ESA was remediated or abated in all material respects prior to the Cut-off Date, as evidenced by a no further action or closure letter that was obtained from the applicable governmental regulatory authority, or a reputable environmental consultant has concluded that no further action is required.	Diligence File
	4. Review the insurance coverage review documents for an indication that an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Services, Inc., S&P Global Ratings, Fitch Ratings, Inc. and/or A.M. Best Company.	Insurance coverage review documents
	5. Review the	Diligence File

Exhibit QQ-79

Representations and Warranties		Test	Review Materials
Diligence File for an indication that a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources considered by the Mortgage Loan Seller to be adequate to address the situation.
		6. Review the Diligence File for an indication that a party related to the Mortgagor having financial resources estimated by the Mortgage Loan Seller to be adequate to address the situation is required to take action.	Diligence File
	41d	Review the MS Servicer Notices for notation of the Mortgage Loan Seller’s knowledge of any environmental condition at the Mortgaged Property other than any set forth in the ESA. If no such notation is found, it will be a Test pass.	MS Servicer Notices; ESA
42. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member	42a	Review the appraisal to determine if it was dated within 6 months of the Mortgage Loan origination date and within 12 month of the Cut-	Appraisal

Exhibit QQ-80

Representations and Warranties		Test	Review Materials
of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.		off Date. If so determined, it will be a Test pass.
	42b	Review the appraisal to determine if it includes an appraiser’s certification or supplemental letter that indicates that the appraiser had no interest, direct or indirect, in the Mortgagor, the Mortgaged Property or any loan made on the security of the Mortgaged Property. If so determined, it will be a Test pass.	Appraisal
	42c	Review the appraisal to determine if it signed by an appraiser that is a Member of the Appraisal Institute, that the Mortgage Loan Seller had knowledge that the signing appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and that the appraiser’s compensation is not affected by the approval or disapproval of the Mortgage Loan. If so determined, it will be a Test pass.	Appraisal
	42d	Review the appraisal to determine if it	Appraisal

Exhibit QQ-81

Representations and Warranties		Test	Review Materials
includes documentation in the appraisal or a letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. If so determined, it will be a Test pass.
	42e	Review the appraisal or a letter from the appraiser for a statement that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated. If so determined, it will be a Test pass.	Appraisal
43. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.	43a	Review the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement and compare it to the corresponding information in (i) Annex A to the final prospectus (ii) Mortgage Loan Documents, (iii) Pooling and Servicing Agreement, and	Mortgage Loan Schedule; Annex A to final prospectus; Mortgage Loan Documents; Pooling and Servicing Agreement; Asset summary report

Exhibit QQ-82

Representations and Warranties		Test	Review Materials
(iv) asset summary report to determine if there are discrepancies between the documents. If there are no such discrepancies, it will be a Test pass.
	43b	Compare the information in the Mortgage Loan Schedule to the requirements of the Pooling and Servicing Agreement to determine if they match. If there are no discrepancies, it will be a Test pass.	Mortgage Loan Schedule; Pooling and Servicing Agreement
44. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.	44	Except with respect to a Mortgage Loan that is part of a Whole Loan, review the Mortgage Loan Documents to determine if the Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool. If not so determined, it will be a Test pass.	Mortgage Loan Documents
45. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the	45a	Review the MS Servicer Notices for a notation or other indication that an advancement of funds (other than loan proceeds advanced at the time of loan origination) had been made by the Mortgage Loan Seller to the related	MS Servicer Notices

Exhibit QQ-83

Representations and Warranties		Test	Review Materials
knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.		Mortgagor, or that funds have been received from any person other than the related Mortgagor or an Affiliate, directly, indirectly for, or on account of, payments due on the Mortgage Loan. If such a notation or other indication is not found, it will be a Test pass.
	45b	Review the Mortgage Loan Documents to determine if the Mortgage Loan Seller, or an Affiliate, has an obligation to make any capital contribution to the Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date. If not so determined, it will be a Test pass.	Mortgage Loan Documents
46. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.	46	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Mortgage Loan Seller did not comply with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with	MS Servicer Notices

Exhibit QQ-84

Representations and Warranties	Test	Review Materials
the origination of any Mortgage Loan. If such a notation or other indication is not found, it will be a Test pass.

Exhibit QQ-85

EXHIBIT RR

FORM OF CERTIFICATION TO CERTIFICATE ADMINISTRATOR REQUESTING
ACCESS TO SECURE DATA ROOM

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services - BBCMS 2025-5C37
Email: trustadministrationgroup@computershare.com

Attention:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

In accordance with the requirements for obtaining access to the Secure Data Room pursuant to the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, with respect to the certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.	The undersigned is [an authorized representative of the Asset Representations Reviewer][an authorized representative of the Depositor][a designee of the Depositor].
2.	The undersigned acknowledges and agrees that (a) access to the Secure Data Room is being granted to it solely for purposes of the undersigned carrying out its obligations under the Pooling and Servicing Agreement (b) it will not disseminate or otherwise make information contained on the Secure Data Room available to any other person except in accordance with the Pooling and Servicing Agreement or otherwise with the written consent of the Depositor and (c) it will only access information relating to the Mortgage Loans to which the Asset Review relates.
3.	The undersigned agrees that each time it accesses the Secure Data Room, the undersigned is deemed to have recertified that the representations above remains true and correct.
4.	[The undersigned is not a Certificateholder, a beneficial owner or a prospective purchaser of any Certificate.]*

*     Required to the extent that a party other than the Asset Representations Reviewer is identified by the Depositor as needing access to the Secure Data Room.

Exhibit RR-1

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[NAME OF PARTY],
as [role]

By:
Name:
Title:

Dated: _______

[Barclays Commercial Mortgage Securities LLC,
as Depositor]*

By:
[Name]
[Title]
Exhibit RR-2

EXHIBIT SS

FORM OF NOTICE OF [ADDITIONAL DELINQUENT LOAN][CESSATION OF
DELINQUENT LOAN][CESSATION OF ASSET REVIEW TRIGGER]

[Date]

Midland Loan Services, a Division of PNC
Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President –
Division Head

Email: NoticeAdmin@pnc.com

Pentalpha Surveillance LLC 501 John James Audubon Parkway, Suite 401 Amherst, New York 14228 Attention: BBCMS 2025-5C37 – Transaction Manager with a copy to: notices@pentalphasurveillance.com
3650 REIT Loan Servicing LLC 2977 McFarlane Road, Suite 300 Miami, Florida 33133 Attention: General Counsel E-mail: mjefferis@3650REIT.com With a copy to: specialservicing@3650capital.com

Attention:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

In accordance with Section 12.01(a) of the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, the Certificate Administrator hereby notifies you that as of [RELATED DISTRIBUTION DATE]:

1.	_____ An additional Mortgage Loan has become a Delinquent Loan.
2.	_____ A Mortgage Loan has ceased to be a Delinquent Loan.
3.	_____ An Asset Review Trigger has ceased to exist.

(check all that apply)

Capitalized terms used but not defined herein have the respective meanings given to them in the Pooling and Servicing Agreement.

Exhibit SS-1

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Certificate Administrator for the Holders of the BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

By:
[Name]
[Title]
Exhibit SS-2

EXHIBIT TT

FORM OF CERTIFICATE ADMINISTRATOR RECEIPT OF THE risk retention certificates

[Date]

Barclays Commercial Mortgage Securities LLC 745 Seventh Avenue New York, New York 10019 Email: RRcmbs@barclays.com	[CLASS [[E-RR][F-RR][G-RR][J-RR]] CERTIFICATE HOLDER] [OR SUBSEQUENT TRANSFEREE]

Re:	BBCMS Mortgage Trust 2025-5C37, Commercial Mortgage Pass-Through Certificates, Series 2025-5C37

In accordance with Section [5.02(e)][5.03(i)] of the Pooling and Servicing Agreement, dated and effective as of September 1, 2025 (the “Agreement”), the Certificate Administrator, as custodian, hereby acknowledges receipt of $[__] of the Class [[E-RR][F-RR][G-RR][J-RR]] Certificates in the form of Definitive Certificates (CUSIP No. [__]) in the amount of $[____] as defined in the Agreement, for the benefit of [____]. A copy of the Class [[E-RR][F-RR][G-RR][J-RR]] Certificates is attached as Exhibit A. Payments on the Class [[E-RR][F-RR][G-RR][J-RR]] Certificates will be made to the registered holder thereto in accordance with the Agreement.

Capitalized terms used but not defined herein shall the respective meanings set forth in the Agreement.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:
Exhibit TT-1

SCHEDULE 1

MORTGAGE LOANS WITH ADDITIONAL SECURED DEBT

1.	Dunbar Apartments
2.	Vertex HQ
3.	Springfield Town Center
4.	Poinciana Lakes Plaza
5.	Shaw Park Plaza
6.	The Roosevelt New Orleans
7.	ILPT 2025 Portfolio
8.	1000 Portside Drive
9.	500 Delaware

Schedule 1-1

SCHEDULE 2

[Reserved]

Schedule 2-1

SCHEDULE 3

Serviced Mortgage Loans With Escrow Accounts, Reserve Funds
or Letters of Credit held as “Performance”, “Earn-Out” or
“Holdback” Escrows or Reserves (Exceeding 10% of the Initial
Principal Balance of the Mortgage Loan or (if applicable) Whole
Loan)

Mortgage Loan No.	Mortgage Loan Name	Reserve Type	Applicable Escrow or Reserve (Initial Amount)
11	16542 & 16550 Ventura Blvd	Leasing Reserve	$400,000.00(1)
11	16542 & 16550 Ventura Blvd	Replacement Reserve	N/A(1)
12	Residence Inn Chesapeake & Springhill Suites Norfolk	PIP	$5,894,625
18	16260 Ventura Blvd	Leasing Reserve	$250,000.00(1)
18	16260 Ventura Blvd	Replacement Reserve	N/A(1)

   (1)       For any funding or disbursement greater than $25,000.

Schedule 3-1

SCHEDULE 4

TIME OF SALE DEFINITIONS

(1)	“Preliminary Private Placement Memorandum”: The Depositor’s Preliminary Private Placement Memorandum, dated September 2, 2025, relating to the offering of the Non-Registered Certificates.
(2)	“Term Sheet”: The free writing prospectus designated as the structural and collateral term sheet, dated September 2, 2025, relating to the Offered Certificates.
(3)	“Time of Sale”: At or prior to the time when sales to purchasers of the Certificates were first made, which was approximately (a) 10:30 a.m. (Eastern Time) on September 5, 2025 with respect to all Certificates (other than the Class X-A, Class X-B, Class X-D and Class R Certificates); (b) 4:00 p.m. (Eastern Time) on September 5, 2025 with respect to the Class X-A, Class X-B and Class X-D Certificates and (c) 2:00 p.m. (Eastern Time) on September 8, 2025 with respect to the Class R Certificates.

Schedule 4-1